FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-226850-03

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated August 5, 2019, may be amended or completed prior to time of sale.

$835,403,000 (Approximate)

BBCMS Mortgage Trust 2019-C4
(Central Index Key Number 0001780131)
as Issuing Entity

Barclays Commercial Mortgage Securities LLC
(Central Index Key Number 0001541480)
as Depositor

Barclays Capital Real Estate Inc.
(Central Index Key Number 0001549574)

Societe Generale Financial Corporation
(Central Index Key Number 0001755531)

UBS AG
(Central Index Key Number 0001685185)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

Rialto Real Estate Fund III – Debt, LP
(Central Index Key Number 0001654834)

CIBC Inc.
(Central Index Key Number 0001548567)

Natixis Real Estate Capital LLC
(Central Index Key Number 0001542256)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2019-C4

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2019-C4 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class S and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2019-C4. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in September 2019. The rated final distribution date for the certificates is the distribution date in August 2052.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)
Class A-1	$24,699,000%		(6)	May 2024
Class A-2	$22,190,000%		(6)	August 2024
Class A-3	$11,700,000%		(6)	August 2026
Class A-4	(7)%		(6)	(7)
Class A-5	(7)%		(6)	(7)
Class A-SB	$35,614,000%		(6)	August 2028
Class X-A	$656,137,000	(8)%	Variable(9)	NAP
Class X-B	$179,266,000	(10)%	Variable(11)	NAP
Class A-S	$100,764,000%		(6)	August 2029
Class B	$41,008,000%		(6)	August 2029
Class C	$37,494,000%		(6)	August 2029

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 61 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., SG Americas Securities, LLC, UBS Securities LLC, CIBC World Markets Corp., Natixis Securities Americas LLC, Drexel Hamilton, LLC and Academy Securities, Inc. will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc.is acting as co-lead manager and joint bookrunner with respect to approximately 57.3% of each class of offered certificates, SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 17.6% of each class of offered certificates, UBS Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 15.8% of each class of offered certificates and Natixis Securities Americas LLC is acting as co-lead manager and joint bookrunner with respect to approximately 9.3% of each class of offered certificates. CIBC World Markets Corp., Drexel Hamilton, LLC and Academy Securities, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about August 28, 2019. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately     % of the aggregate certificate balance of the offered certificates, plus accrued interest from August 1, 2019, before deducting expenses payable by the depositor.

Barclays	UBS Securities LLC	Natixis	Société Générale
Co-Lead Managers and Joint Bookrunners

CIBC World Markets	Drexel Hamilton		Academy Securities

Co-Managers

August    , 2019

BBCMS Mortgage Trust 2019-C4

Commercial Mortgage Pass-Through Certificates, Series 2019-C4

Washington
2 properties
$16,212,059
1.7% of total
Illinois
4 properties
$7,636,676
0.8% of total
Minnesota
1 property
$2,614,378
0.3% of total
Wisconsin
6 properties
$14,811,789
1.6% of total
Indiana
5 properties
$17,230,283
1.8% of total
Kentucky
1 property
$19,000,000
2.0% of total
Michigan
7 properties
$30,114,088
3.2% of total
Pennsylvania
7 properties
$68,263,847
7.3% of total
New York
16 properties
$109,567,470
11.7% of total
Oregon
2 properties
$7,255,742
0.8% of total
Ohio
7 properties
$25,138,658
2.7% of total
New Jersey
3 properties
$26,000,000
2.8% of total
Maryland
8 properties
$12,600,000
1.3% of total
Virginia
2 properties
$12,300,243
1.3% of total
California
19 properties
$244,620,054
26.1% of total
North Carolina
8 properties
$13,521,239
1.4% of total
South Carolina
12 properties
$18,401,286
2.0% of total
Arizona
5 properties
$19,102,813
2.0% of total
Hawaii
188 properties
$35,000,000
3.7% of total
Colorado
4 properties
$16,749,950
1.8% of total
Georgia
10 properties
$39,234,369
4.2% of total
Oklahoma
3 properties
$16,249,933
1.7% of total
Texas
12 properties
$13,667,443
1.5% of total
Louisiana
20 properties
$61,425,538
6.6% of total
Mississippi
12 properties
$17,490,402
1.9% of total
Tennessee
4 properties
$16,977,555
1.8% of total
Florida
9 properties
$56,153,330
6.0% of total
Percentage of Initial Pool Balance
0.3% – 3.0%
3.1% – 6.0%
6.1% – 26.1%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)		Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)		Approx. Initial Credit Support(3)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Weighted Average Life (Years)(5)	Expected Principal Window(5)
Offered Certificates
A-1	$24,699,000		$23,654,000		$1,045,000		30.000%	%	(6)	May 2024	2.72	9/19 – 5/24
A-2	$22,190,000		$21,251,000		$939,000		30.000%	%	(6)	August 2024	4.82	5/24 – 8/24
A-3	$11,700,000		$11,205,000		$495,000		30.000%	%	(6)	August 2026	6.96	8/26 – 8/26
A-4	(7)		(7)		(7)		30.000%	%	(6)	(7)	(7)	(7)
A-5	(7)		(7)		(7)		30.000%	%	(6)	(7)	(7)	(7)
A-SB	$35,614,000		$34,107,000		$1,507,000		30.000%	%	(6)	August 2028	7.01	8/24 – 8/28
X-A	$656,137,000	(8)	$628,381,000	(8)	$27,756,000	(8)	NAP	%	Variable(9)	NAP	NAP	NAP
X-B	$179,266,000	(10)	$171,682,000	(10)	$7,584,000	(10)	NAP	%	Variable(11)	NAP	NAP	NAP
A-S	$100,764,000		$96,501,000		$4,263,000		19.250%	%	(6)	August 2029	9.93	7/29 – 8/29
B	$41,008,000		$39,273,000		$1,735,000		14.875%	%	(6)	August 2029	9.96	8/29 – 8/29
C	$37,494,000		$35,908,000		$1,586,000		10.875%	%	(6)	August 2029	9.96	8/29 – 8/29

Non-Offered Certificates
X-D	$41,009,000	(12)	$39,273,000	(12)	$1,736,000	(12)	NAP	%	Variable(13)	NAP	NAP	NAP
X-F	$17,575,000	(14)	$16,831,000	(14)	$744,000	(14)	NAP	%	Variable(15)	NAP	NAP	NAP
X-G	$9,373,000	(16)	$8,976,000	(16)	$397,000	(16)	NAP	%	Variable(17)	NAP	NAP	NAP
D	$23,433,000		$22,441,000		$992,000		8.375%	%	(6)	August 2029	9.96	8/29 – 8/29
E	$17,576,000		$16,832,000		$744,000		6.500%	%	(6)	August 2029	9.96	8/29 – 8/29
F	$17,575,000		$16,831,000		$744,000		4.625%	%	(6)	August 2029	9.96	8/29 – 8/29
G	$9,373,000		$8,976,000		$397,000		3.625%	%	(6)	August 2029	9.96	8/29 – 8/29
H-RR	$33,979,142		$32,541,000		$1,438,142		0.000%	%	(6)	August 2029	9.96	8/29 – 8/29
S(18)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(19)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	On the Closing Date, the certificates (other than the Class S and Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount”, as well as a 4.23% percentage interest in the Class S certificates, are expected to be purchased for cash from the underwriters by a majority owned affiliate of Rialto Real Estate Fund III – Debt, LP (a sponsor and an affiliate of the special servicer), as the “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules), as further described in “Credit Risk Retention”.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate.

(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(5)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(6)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(7)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, final distribution dates, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $561,934,000, subject to a variance of plus or minus 5%. The initial certificate balance of the certificates to be retained by Rialto Real Estate Fund III – Debt, LP as the “retaining sponsor” related to the Class A-4 and Class A-5 certificates will be an amount equal to approximately 4.23% of the approximate initial certificate balance of such class, as further described in “Credit Risk Retention”.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Approx. Initial Available Certificate Balance or Notional Amount	Approx. Initial Retained Certificate Balance or Notional Amount	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-4	$100,000,000 – $280,000,000	$95,770,000 – $268,156,000	$4,230,000 – $11,844,000	February 2029 – June 2029	9.21 – 9.57	8/28 – 2/29 / 8/28 – 6/29
Class A-5	$281,934,000 – $461,934,000	$270,008,000 – $442,394,000	$11,926,000 – $19,540,000	July 2029 – July 2029	9.86 – 9.83	6/29 – 7/29 / 2/29 – 7/29

(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal.

(15)	The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)	The Class X-G certificates are notional amount certificates. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates outstanding from time to time. The Class X-G certificates will not be entitled to distributions of principal.

(17)	The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(18)	The Class S certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class S certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(19)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class S and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	25
Risk Factors	61
The Certificates May Not Be a Suitable Investment for You	61
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	61
Risks Related to Market Conditions and Other External Factors	61
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	61
Other Events May Affect the Value and Liquidity of Your Investment	61
Risks Relating to the Mortgage Loans	62
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	62
Risks of Commercial and Multifamily Lending Generally	62
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	64
General	64
A Tenant Concentration May Result in Increased Losses	65
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	66
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	66
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	66
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	67
Early Lease Termination Options May Reduce Cash Flow	67
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	68
Office Properties Have Special Risks	68
Hotel Properties Have Special Risks	69
Risks Relating to Affiliation with a Franchise or Hotel Management Company	71
Retail Properties Have Special Risks	72
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	72
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	73
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	73
Multifamily Properties Have Special Risks	74
Healthcare-Related Properties Have Special Risks	76
Industrial Properties Have Special Risks	77
Self Storage Properties Have Special Risks	78
Mixed Use Properties Have Special Risks	79
Manufactured Housing Community Properties Have Special Risks	79
Parking Properties Have Special Risks	81
Golf Courses Have Special Risks	81
Condominium Ownership May Limit Use and Improvements	82
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	84
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	84
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	85
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	86
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	87

Risks Related to Zoning Non-Compliance and Use Restrictions	89
Risks Relating to Inspections of Properties	91
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	91
Insurance May Not Be Available or Adequate	91
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	92
Terrorism Insurance May Not Be Available for All Mortgaged Properties	93
Risks Associated with Blanket Insurance Policies or Self-Insurance	94
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	94
Limited Information Causes Uncertainty	95
Historical Information	95
Ongoing Information	95
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	95
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	96
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	97
Static Pool Data Would Not Be Indicative of the Performance of this Pool	97
Appraisals May Not Reflect Current or Future Market Value of Each Property	98
Seasoned Mortgage Loans Present Additional Risk of Repayment	99
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	99
The Borrower’s Form of Entity May Cause Special Risks	100
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	102
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	102
Other Financings or Ability to Incur Other Indebtedness Entails Risk	104
Tenancies-in-Common May Hinder Recovery	105
Risks Relating to Delaware Statutory Trusts	105
Risks Relating to Enforceability of Cross-Collateralization	106
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	106
Risks Associated with One Action Rules	106
State Law Limitations on Assignments of Leases and Rents May Entail Risks	107
Various Other Laws Could Affect the Exercise of Lender’s Rights	107
Risks of Anticipated Repayment Date Loans	107
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	108
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	108
Risks Related to Ground Leases and Other Leasehold Interests	109
Leased Fee Properties Have Special Risks	111
Increases in Real Estate Taxes May Reduce Available Funds	111
Risks Relating to Tax Credits	111
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	112
Risks Relating to Shari’ah Compliant Loans	112
Risks Related to Conflicts of Interest	113
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	113
The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers	115
The Servicing of the Inland Life Storage Portfolio Whole Loan Will Shift to Other Servicers	116

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	116
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	118
Potential Conflicts of Interest of the Operating Advisor	120
Potential Conflicts of Interest of the Asset Representations Reviewer	121
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	121
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	124
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	125
Other Potential Conflicts of Interest May Affect Your Investment	125
Other Risks Relating to the Certificates	126
The Certificates Are Limited Obligations	126
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	126
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	127
EU Risk Retention and Due Diligence Requirements	128
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	129
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	131
General	131
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	132
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	134
Losses and Shortfalls May Change Your Anticipated Yield	134
Risk of Early Termination	135
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	135
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	135
You Have Limited Voting Rights	135
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	136
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	139
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	139
Risks Relating to Modifications of the Mortgage Loans	141
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	142
Risks Relating to Interest on Advances and Special Servicing Compensation	143
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	143
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	144
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	144
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	145
Tax Considerations Relating to Foreclosure	145
REMIC Status	145

Material Federal Tax Considerations Regarding Original Issue Discount	146
Description of the Mortgage Pool	146
General	146
Co-Originated and Third-Party Originated Mortgage Loans	147
Certain Calculations and Definitions	148
Definitions	148
Mortgage Pool Characteristics	160
Overview	160
Property Types	161
Retail Properties	162
Hotel Properties	162
Office Properties	164
Self Storage Properties	164
Industrial Properties	164
Mixed Use Properties	164
Multifamily Properties	164
Manufactured Housing Community Properties	165
Leased Fee Properties	166
Golf Course Properties	166
Parking Properties	166
Specialty Use Concentrations	167
Mortgage Loan Concentrations	168
Top Fifteen Mortgage Loans	168
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	169
Geographic Concentrations	170
Mortgaged Properties with Limited Prior Operating History	171
Tenancies-in-Common or Diversified Ownership	171
Shari’ah Compliant Loan	172
Delaware Statutory Trusts	172
Condominium and Other Shared Interests	172
Fee & Leasehold Estates; Ground Leases	173
Environmental Considerations	174
Redevelopment, Renovation and Expansion	178
Assessment of Property Value and Condition	179
Litigation and Other Considerations	180
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	181
Tenant Issues	183
Tenant Concentrations	183
Lease Expirations and Terminations	184
Expirations	184
Terminations	185
Other	185
Purchase Options and Rights of First Refusal	186
Affiliated Leases	187
Competition from Certain Nearby Properties	188
Insurance Considerations	188
Use Restrictions	190
Appraised Value	192
Non-Recourse Carveout Limitations	192
Real Estate and Other Tax Considerations	193
Delinquency Information	194
Certain Terms of the Mortgage Loans	194
Amortization of Principal	194
Due Dates; Mortgage Rates; Calculations of Interest	195
ARD Loans	196

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	196
Voluntary Prepayments	197
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	198
Defeasance	199
Releases; Partial Releases	200
Escrows	204
Mortgaged Property Accounts	205
Exceptions to Underwriting Guidelines	207
Additional Indebtedness	207
General	207
Whole Loans	208
Mezzanine Indebtedness	208
Other Secured Indebtedness	210
Preferred Equity	210
Other Unsecured Indebtedness	211
The Whole Loans	213
General	213
The Serviced Pari Passu Whole Loans	220
Intercreditor Agreement	220
Control Rights with respect to Serviced Pari Passu Whole Loans Other Than Servicing Shift Whole Loans	221
Control Rights with respect to Servicing Shift Whole Loans	221
Certain Rights of each Non-Controlling Holder	221
Sale of Defaulted Mortgage Loan	222
The Non-Serviced Pari Passu Whole Loans	222
Intercreditor Agreement	223
Control Rights	223
Certain Rights of each Non-Controlling Holder	224
Custody of the Mortgage File	225
Sale of Defaulted Mortgage Loan	225
The A/B Whole Loans	225
The Moffett Towers II – Buildings 3 & 4 Whole Loan	225
The Vanguard Portfolio Whole Loan	232
The 2 North 6th Place Whole Loan	239
10000 Santa Monica Boulevard Whole Loan	248
Additional Information	256
Transaction Parties	257
The Sponsors and Mortgage Loan Sellers	257
Barclays Capital Real Estate Inc.	257
General	257
Barclays’ Securitization Program	257
Review of Barclays Mortgage Loans	258
Barclays’ Underwriting Guidelines and Processes	260
Compliance with Rule 15Ga-1 under the Exchange Act	262
Retained Interests in This Securitization	262
Societe Generale Financial Corporation	263
General	263
Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program	263
Societe Generale Financial Corporation’s Underwriting Standards	264
Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor	267
Compliance with Rule 15Ga-1 under the Exchange Act	269
Retained Interests in This Securitization	270
UBS AG, New York Branch	270
General	270

UBS AG, New York Branch’s Securitization Program	270
Review of the UBS AG, New York Branch Mortgage Loans	271
UBS AG, New York Branch’s Underwriting Standards	273
Exceptions	275
Compliance with Rule 15Ga-1 under the Exchange Act	275
Retained Interests in This Securitization	277
Starwood Mortgage Capital LLC	277
General	277
Starwood’s Securitization Program	277
Review of SMC Mortgage Loans	278
SMC’s Underwriting Guidelines and Processes	279
Exceptions to SMC’s Disclosed Underwriting Guidelines	283
Servicing	283
Compliance with Rule 15Ga-1 under the Exchange Act	283
Retained Interests in This Securitization	283
Natixis Real Estate Capital LLC	284
General	284
NREC’s Commercial Real Estate Securitization Program	284
Review of NREC Mortgage Loans	285
NREC’s Underwriting Standards	286
Compliance with Rule 15Ga-1 under the Exchange Act	290
Retained Interests in This Securitization	292
CIBC Inc.	292
General	292
CIBC’s Commercial Mortgage Securitization Program	292
CIBC’s Underwriting Guidelines and Processes	293
Exceptions to CIBC’s Disclosed Underwriting Guidelines	297
Review of CIBC Mortgage Loans	297
Repurchases and Replacements	299
Retained Interests in This Securitization	301
Rialto Real Estate Fund III – Debt, LP	301
General	301
RREF’s Securitization Program	302
Review of RREF Mortgage Loans	302
RREF’s Underwriting Guidelines and Processes	304
Exceptions to RREF’s Disclosed Underwriting Guidelines	308
Compliance with Rule 15Ga-1 under the Exchange Act	308
Retained Interests in This Securitization	308
The Depositor	309
The Issuing Entity	310
The Trustee	310
The Certificate Administrator	311
The Master Servicer	313
The Special Servicer	317
The UBS AG, New York Branch Mortgage Loan Primary Servicer	321
The Midland Primary Servicing Agreement	324
The Affiliated Special Servicers	327
LNR Partners, LLC	327
Situs Holdings, LLC	331
The Operating Advisor and Asset Representations Reviewer	334
Credit Risk Retention	335
General	335
Retained VRR Interest	336
Material Terms of the VRR Interest	336
Qualifying CRE Loans	337
Horizontal Risk Retention Certificates	337

General	337
Material Terms of the Eligible Horizontal Residual Interest	337
Determination of Amount of Required Horizontal Credit Risk Retention	338
General	338
Swap-Priced Principal Balance Certificates	338
Swap Yield Curve	338
Credit Spread Determination	339
Discount Yield Determination	340
Determination of Class Sizes	340
Target Price Determination	340
Determination of Assumed Certificate Coupon	341
Determination of Swap-Priced Expected Price	341
Interest-Only Certificates	342
Treasury Yield Curve	342
Credit Spread Determination	343
Discount Yield Determination	343
Determination of Scheduled Certificate Interest Payments	343
Determination of Interest-Only Expected Price	343
Yield-Priced Certificates	344
Determination of Class Size	344
Determination of Yield-Priced Expected Price	344
Calculation of Estimated Fair Value	344
Hedging, Transfer and Financing Restrictions	345
Description of the Certificates	346
General	346
Distributions	348
Method, Timing and Amount	348
Available Funds	349
Priority of Distributions	350
Pass-Through Rates	354
Interest Distribution Amount	355
Principal Distribution Amount	356
Certain Calculations with Respect to Individual Mortgage Loans	358
Excess Interest	359
Application Priority of Mortgage Loan Collections or Whole Loan Collections	359
Allocation of Yield Maintenance Charges and Prepayment Premiums	362
Assumed Final Distribution Date; Rated Final Distribution Date	364
Prepayment Interest Shortfalls	364
Subordination; Allocation of Realized Losses	366
Reports to Certificateholders; Certain Available Information	368
Certificate Administrator Reports	368
Information to be Provided to Risk Retention Consultation Party	373
Information Available Electronically	373
Voting Rights	378
Delivery, Form, Transfer and Denomination	379
Book-Entry Registration	379
Definitive Certificates	382
Certificateholder Communication	382
Access to Certificateholders’ Names and Addresses	382
Requests to Communicate	382
List of Certificateholders	383
Description of the Mortgage Loan Purchase Agreements	383
General	383
Dispute Resolution Provisions	392
Asset Review Obligations	392
Pooling and Servicing Agreement	392

General	392
Assignment of the Mortgage Loans	393
Servicing Standard	393
Subservicing	395
Advances	396
P&I Advances	396
Servicing Advances	396
Nonrecoverable Advances	397
Recovery of Advances	398
Accounts	400
Withdrawals from the Collection Account	402
Servicing and Other Compensation and Payment of Expenses	404
General	404
Master Servicing Compensation	409
Special Servicing Compensation	411
Disclosable Special Servicer Fees	415
Certificate Administrator and Trustee Compensation	416
Operating Advisor Compensation	416
Asset Representations Reviewer Compensation	417
CREFC® Intellectual Property Royalty License Fee	417
Appraisal Reduction Amounts	418
Maintenance of Insurance	424
Modifications, Waivers and Amendments	427
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	432
Inspections	434
Collection of Operating Information	435
Special Servicing Transfer Event	435
Asset Status Report	438
Realization Upon Mortgage Loans	440
Sale of Defaulted Loans and REO Properties	442
The Directing Certificateholder	445
General	445
Major Decisions	447
Asset Status Report	450
Replacement of the Special Servicer	450
Control Termination Event and Consultation Termination Event	450
Servicing Override	453
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	453
Rights of the Holders of Serviced Pari Passu Companion Loans	454
Limitation on Liability of Directing Certificateholder	454
The Operating Advisor	455
General	455
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	455
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	456
Recommendation of the Replacement of the Special Servicer	458
Eligibility of Operating Advisor	459
Other Obligations of Operating Advisor	459
Delegation of Operating Advisor’s Duties	460
Termination of the Operating Advisor With Cause	460
Rights Upon Operating Advisor Termination Event	461
Waiver of Operating Advisor Termination Event	461
Termination of the Operating Advisor Without Cause	462
Resignation of the Operating Advisor	462

Operating Advisor Compensation	462
The Asset Representations Reviewer	463
Asset Review	463
Asset Review Trigger	463
Asset Review Vote	464
Review Materials	465
Asset Review	466
Eligibility of Asset Representations Reviewer	467
Other Obligations of Asset Representations Reviewer	468
Delegation of Asset Representations Reviewer’s Duties	468
Assignment of Asset Representations Reviewer’s Rights and Obligations	468
Asset Representations Reviewer Termination Events	469
Rights Upon Asset Representations Reviewer Termination Event	470
Termination of the Asset Representations Reviewer Without Cause	470
Resignation of Asset Representations Reviewer	470
Asset Representations Reviewer Compensation	471
Limitation on Liability of Risk Retention Consultation Party	471
Replacement of the Special Servicer Without Cause	471
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	473
Termination of the Master Servicer or Special Servicer for Cause	475
Servicer Termination Events	475
Rights Upon Servicer Termination Event	476
Waiver of Servicer Termination Event	478
Resignation of the Master Servicer or Special Servicer	478
Limitation on Liability; Indemnification	478
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	481
Dispute Resolution Provisions	482
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	482
Repurchase Request Delivered by a Party to the PSA	482
Resolution of a Repurchase Request	483
Mediation and Arbitration Provisions	485
Servicing of the Non-Serviced Mortgage Loans	486
General	486
Servicing of the Servicing Shift Mortgage Loan	489
Rating Agency Confirmations	490
Evidence as to Compliance	492
Limitation on Rights of Certificateholders to Institute a Proceeding	493
Termination; Retirement of Certificates	493
Amendment	495
Resignation and Removal of the Trustee and the Certificate Administrator	497
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	498
Certain Legal Aspects of Mortgage Loans	498
General	499
Types of Mortgage Instruments	499
Leases and Rents	500
Personalty	500
Foreclosure	501
General	501
Foreclosure Procedures Vary from State to State	501
Judicial Foreclosure	501
Equitable and Other Limitations on Enforceability of Certain Provisions	501
Nonjudicial Foreclosure/Power of Sale	502
Public Sale	502
Rights of Redemption	503

Anti-Deficiency Legislation	503
Leasehold Considerations	504
Cooperative Shares	504
Bankruptcy Laws	504
Environmental Considerations	510
General	510
Superlien Laws	510
CERCLA	510
Certain Other Federal and State Laws	511
Additional Considerations	511
Due-on-Sale and Due-on-Encumbrance Provisions	511
Subordinate Financing	512
Default Interest and Limitations on Prepayments	512
Applicability of Usury Laws	512
Americans with Disabilities Act	513
Servicemembers Civil Relief Act	513
Anti-Money Laundering, Economic Sanctions and Bribery	513
Potential Forfeiture of Assets	514
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	514
Pending Legal Proceedings Involving Transaction Parties	517
Use of Proceeds	517
Yield and Maturity Considerations	517
Yield Considerations	517
General	517
Rate and Timing of Principal Payments	517
Losses and Shortfalls	519
Certain Relevant Factors Affecting Loan Payments and Defaults	519
Delay in Payment of Distributions	520
Yield on the Certificates with Notional Amounts	520
Weighted Average Life	520
Pre-Tax Yield to Maturity Tables	525
Material Federal Income Tax Considerations	529
General	529
Qualification as a REMIC	529
Status of Offered Certificates	531
Taxation of Regular Interests	532
General	532
Original Issue Discount	532
Acquisition Premium	534
Market Discount	534
Premium	535
Election To Treat All Interest Under the Constant Yield Method	535
Treatment of Losses	536
Yield Maintenance Charges and Prepayment Premiums	536
Sale or Exchange of Regular Interests	537
Taxes That May Be Imposed on a REMIC	537
Prohibited Transactions	537
Contributions to a REMIC After the Startup Day	538
Net Income from Foreclosure Property	538
Bipartisan Budget Act of 2015	538
Taxation of Certain Foreign Investors	539
FATCA	540
Backup Withholding	540
Information Reporting	540
3.8% Medicare Tax on “Net Investment Income”	540

Reporting Requirements	540
Certain State and Local Tax Considerations	541
Method of Distribution (Underwriter)	541
Incorporation of Certain Information by Reference	544
Where You Can Find More Information	544
Financial Information	545
Certain ERISA Considerations	545
General	545
Plan Asset Regulations	546
Administrative Exemptions	546
Insurance Company General Accounts	548
Legal Investment	549
Legal Matters	550
Ratings	550
Index of Defined Terms	552

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BBCMS 2019-C4 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS REGULATION (AS DEFINED BELOW).

THE CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II” ); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION” ) FOR OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS REGULATION (”QUALIFIED INVESTOR”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES OR OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “PROSPECTUS REGULATION”); AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES.

EUROPEAN UNION RETENTION REQUIREMENT

NONE OF THE DEPOSITOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLERS OR THEIR AFFILIATES WILL RETAIN A 5% NET ECONOMIC INTEREST WITH RESPECT TO THE CERTIFICATES IN ANY OF THE FORMS PRESCRIBED BY ARTICLE 6 OF REGULATION (EU) 2017/2402 (THE “EU SECURITIZATION REGULATION”). FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS” IN THIS PROSPECTUS.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE

THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF

ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

●	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

●	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:

●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;

●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;

●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR

●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF

THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2019-C4, Commercial Mortgage Pass-Through Certificates, Series 2019-C4.

Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.

Issuing Entity	BBCMS Mortgage Trust 2019-C4, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage

Loan Sellers; Originators	The sponsors of this transaction are:

●	Barclays Capital Real Estate Inc., a Delaware corporation

●	Societe Generale Financial Corporation, a Delaware corporation

●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank

●	Starwood Mortgage Capital LLC, a Delaware limited liability company

●	Natixis Real Estate Capital LLC, a Delaware limited liability company

●	CIBC Inc., a Delaware corporation

●	Rialto Real Estate Fund III – Debt, LP, a Delaware limited partnership

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	10	$209,455,792	22.3%
Societe Generale Financial Corporation	11	164,513,498	17.6
UBS AG, New York Branch	14	147,793,992	15.8
Starwood Mortgage Capital LLC	12	127,448,137	13.6
Rialto Real Estate Fund III – Debt, LP	12	112,630,173	12.0
CIBC Inc.	11	88,480,052	9.4
Natixis Real Estate Capital LLC	3	87,017,500	9.3
Total	73	$937,339,143	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Wells Fargo Bank, National Association will be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the non-serviced master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Prior to the applicable servicing shift date, each of the servicing shift whole loans will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift date, the servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan”.

Special Servicer	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loans other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Rialto Capital Advisors, LLC is expected to be appointed as the special servicer by RREF III-D BBCMS 2019-C4 MOA-HRR, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP, which, on the closing date, is expected to be the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the applicable servicing shift date, each of the servicing shift whole loans, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

UBS AG, New York Branch
Mortgage Loans

Primary Servicer	Midland Loan Services, a Division of PNC Bank, National Association, will act as primary servicer and perform most servicing duties of the master servicer, other than making advances, with respect to the mortgage loans sold to the depositor by UBS AG, New York Branch. The principal servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The UBS AG, New York Branch Mortgage Loan Primary Servicer” in this prospectus. The master servicer will pay the fees of the primary servicer.

Affiliated Special Servicers	LNR Partners, LLC, the special servicer with respect to the 125 Borinquen Place whole loan, the Visions Hotel Portfolio II whole loan, the Inland Life Storage Portfolio whole loan (until the securitization of the control note), the Mount Kemble whole loan and the Renaissance Center VI whole loan is an affiliate of Starwood Mortgage Capital LLC, a sponsor, an originator and a mortgage loan seller. See “Transaction Parties—The Affiliated Special Servicers—LNR Partners, LLC”.

Situs Holdings, LLC, the special servicer with respect to the Moffett Towers II – Buildings 3 & 4 whole loan and the 2 North 6th Place whole loan, through common control by Stone Point Capital LLC, is an affiliate of (i) Rialto Real Estate Fund III – Debt, LP, the retaining sponsor and a mortgage loan seller, (ii) Rialto Capital Advisors, LLC, the special servicer, (iii) RREF III - D BBCMS 2019-C4 MOA-HRR, LLC, the holder of the “eligible horizontal residual interest” and initial controlling class certificateholder and the entity expected to be appointed as the initial directing certificateholder, (iv) RREF III-D BBCMS 2019-C4 MOA, LLC, the expected holder of the VRR Interest and risk retention consultation party and (v) RREF III-D BBCMS 2019-C4, LLC, which entity is expected to purchase the Class G certificates and may purchase the Class X-F, Class X-G and Class F certificates and will receive the Class S certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”). See “Transaction Parties—The Affiliated Special Servicers—Situs Holdings, LLC”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: BBCMS 2019-C4. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to the servicing shift mortgage loan if the related whole loan becomes a specially serviced loan prior to the related servicing shift date. From and after the related servicing shift date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the related controlling pari passu companion loan holder with respect to the servicing shift whole loan prior to the servicing shift securitization date, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans (other than the Moffett Towers II - Buildings 3 & 4 mortgage loan after the control appraisal period), (ii) any servicing shift mortgage loan and (iii) any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be, as of any date of determination, the most subordinate class of the Class G and Class H-RR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. As of the closing date, the controlling class will be the Class H-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is expected that on the closing date, (i) RREF III-D BBCMS 2019-C4 MOA–HRR, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP will purchase the Class H-RR certificates, (ii) RREF III-D BBCMS 2019-C4 MOA, LLC, will be the holder of the VRR Interest and the risk retention consultation party, (iii) RREF III–D BBCMS 2019-C4, LLC is expected to purchase the Class G certificates and may purchase certain other classes of certificates, including the Class X-F, Class X-G and Class F certificates, and will receive the Class S certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) and (iv) RREF III-D BBCMS 2019-C4 MOA-HRR, LLC or an affiliate will be the holder of the “eligible horizontal residual interest” and the initial controlling class certificateholder and be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (a) any non-serviced mortgage loan (other than the Moffett Towers II – Buildings 3 & 4 mortgage loan after the control appraisal period), (b) any servicing shift mortgage loan or (c) any excluded loan).

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the related servicing shift date, the rights of the controlling noteholder of such servicing shift whole loan are expected to be exercisable by the directing certificateholder (or the equivalent) under the servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. RREF III-D BBCMS 2019-C4 MOA, LLC, a majority owned affiliate of Rialto Real Estate Fund III – Debt, LP, is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party (or the holder of the VRR Interest entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of the mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in August 2019 (or, in the case of any mortgage loan that has its first due date after August 2019, the date that would have been its due date in August 2019 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about August 28, 2019.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in September 2019.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Florida, Pennsylvania, Maryland, North Carolina, New York, California, Kansas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final
Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	May 2024
Class A-2	August 2024
Class A-3	August 2026
Class A-4	February 2029 – June 2029(1)
Class A-5	July 2029 – July 2029(2)
Class A-SB	August 2028
Class X-A	NAP
Class X-B	NAP
Class A-S	August 2029
Class B	August 2029
Class C	August 2029

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-4 certificates ranging from $100,000,000 to $280,000,000.

(2)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-5 certificates ranging from $281,934,000 to $461,934,000.

The rated final distribution date will be the distribution date in August 2052.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2019-C4:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-5

●	Class A-SB

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class S and Class R.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount(1)			Approx. Initial Available Certificate Balance or Notional Amount(1)			Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)			Approx. % of Initial Pool Balance	Approx. Initial Credit Support(3)
Class A-1		$24,699,000			$23,654,000			$1,045,000		2.635%	30.000%
Class A-2		$22,190,000			$21,251,000			$939,000		2.367%	30.000%
Class A-3		$11,700,000			$11,205,000			$495,000		1.248%	30.000%
Class A-4	$ $	100,000,000 - 280,000,000	(4)	$ $	95,770,000 - 268,156,000	(4)	$ $	4,230,000 - 11,844,000	(4)	10.668% - 29.872% (4)	30.000%
Class A-5	$ $	281,934,000 - 461,934,000	(4)	$ $	270,008,000 - 442,394,000	(4)	$ $	11,926,000 - 19,540,000	(4)	30.078% - 49.281% (4)	30.000%
Class A-SB		$35,614,000			$34,107,000			$1,507,000		3.799%	30.000%
Class X-A		$656,137,000			$628,381,000			$27,756,000		NAP	NAP
Class X-B		$179,266,000			$171,682,000			$7,584,000		NAP	NAP
Class A-S		$100,764,000			$96,501,000			$4,263,000		10.750%	19.250%
Class B		$41,008,000			$39,273,000			$1,735,000		4.375%	14.875%
Class C		$37,494,000			$35,908,000			$1,586,000		4.000%	10.875%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	On the closing date, Rialto Real Estate Fund III – Debt, LP (a sponsor and an affiliate of the special servicer) will purchase or cause a majority owned affiliate to purchase from the underwriters offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount” as described in “Credit Risk Retention”.

(3)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates in the aggregate.

(4)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the above chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $561,934,000, subject to a variance of plus or minus 5%.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass- Through Rate(1)
Class A-1%
Class A-2%
Class A-3%
Class A-4%
Class A-5%
Class A-SB	%
Class X-A	%
Class X-B	%
Class A-S	%
Class B	%
Class C	%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.08250%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $4,000 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00774%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan or servicing shift mortgage loan and any related companion loan) at a per annum rate equal to (i) other than with respect to the 188 Spear Street, ExchangeRight Net Leased Portfolio 28, Meidinger Tower, Maui Portfolio and Marriott Springhill Suites and Towneplace Suites mortgage loans (or any REO loans relating thereto), 0.00208%; (ii) with respect to the 188 Spear Street mortgage loan, 0.00291%; (iii) with respect to the ExchangeRight Net Leased Portfolio 28 mortgage loan, 0.00322%; (iv) with respect to the Meidinger Tower mortgage loan, 0.00471%; (v) with respect to the Maui Portfolio mortgage loan, 0.00521%; and (vi) with respect to the Marriott

Springhill Suites and Towneplace Suites mortgage loan, 0.00616%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00027%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Moffett Towers II – Buildings 3 & 4	0.00125% per annum	0.12500% per annum
Vanguard Portfolio	0.00125% per annum	0.25000% per annum
Inland Life Storage Portfolio	0.01000% per annum	0.25000% per annum(3)
2 North 6th Place	0.00125% per annum	0.25000% per annum
ILPT Hawaii Portfolio	0.00125% per annum	0.25000% per annum
125 Borinquen Place	0.00250% per annum	0.25000% per annum
Visions Hotel Portfolio II	0.00250% per annum	0.25000% per annum
SWVP Portfolio	0.00125% per annum	0.25000% per annum
Mount Kemble	0.00250% per annum	0.25000% per annum
Renaissance Center VI	0.00250% per annum	0.25000% per annum
ExchangeRight Net Leased Portfolio #27	0.00250% per annum	0.25000% per annum
10000 Santa Monica Boulevard	0.00125% per annum	0.25000% per annum
Town Square	0.00250% per annum	0.25000% per annum
CIRE Equity Retail & Industrial Portfolio	0.00895% per annum	0.25000% per annum

(1)	Does not reflect the Ambler Yards mortgage loan mortgage loan, which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the mortgage loan will also be a non-serviced mortgage loan, and the applicable servicing shift master servicer (or primary servicer) and servicing shift special servicer will be entitled to a primary servicing fee and a special servicing fee, respectively, as each of which will be set out in the related servicing shift pooling and servicing agreement.

(2)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the servicing fee rate.

(3)	From and after the securitization of the related controlling pari passu companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.

Distributions

A. Amount and Order
of Distributions on

Certificates	On each distribution date, funds available for distribution to the certificates (other than any yield maintenance charges and prepayment premiums and any excess interest distributable to the Class S certificates) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates until the certificate balance of the Class A-5 certificates has been reduced to zero, and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G, Class S and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class S and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance
Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,
Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-F, Class X-G, Class S and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class S or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates are interest-only certificates.

(2)	The Class X-D, Class X-F and Class X-G certificates are non-offered certificates.

(3)	Other than the Class X-D, Class X-F, Class X-G, Class S and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F. Shortfalls in Available

Funds	Shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class S certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class S certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date, as applicable, in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 73 fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee, leasehold and/or subleasehold estate of the related borrower in

377 commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $937,339,143.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 73 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of four (4) mortgage loans in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Additional Subordinate Debt Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
Moffett Towers II – Buildings 3 & 4	$ 65,000,000	6.9%	$ 285,000,000	$155,000,000	44.3%	3.46x	13.2%	63.9%	2.40x	9.2%
188 Spear Street	$ 60,000,000	6.4%	$ 65,000,000	N/A	57.6%	2.83x	10.5%	57.6%	2.83x	10.5%
Vanguard Portfolio	$ 57,017,500	6.1%	$ 59,825,000	$12,982,500	61.8%	2.03x	10.1%	68.6%	1.68x	9.0%
ExchangeRight Net Leased Portfolio 28	$ 44,000,000	4.7%	$ 19,943,000	N/A	61.9%	2.25x	9.5%	61.9%	2.25x	9.5%
Inland Life Storage Portfolio	$ 31,297,500	3.3%	$ 107,802,500	N/A	61.8%	1.68x	9.5%	61.8%	1.68x	9.5%
2 North 6th Place	$ 20,000,000	2.1%	$ 140,600,000	$219,400,000	25.8%	3.00x	13.9%	61.0%	1.24x	5.9%
ILPT Hawaii Portfolio	$ 19,000,000	2.0%	$ 631,000,000	N/A	45.2%	2.40x	10.6%	45.2%	2.40x	10.6%
Meidinger Tower	$ 19,000,000	2.0%	$ 9,000,000	N/A	68.3%	1.53x	10.1%	68.3%	1.53x	10.1%
125 Borinquen Place	$ 17,000,000	1.8%	$ 35,000,000	N/A	54.4%	2.00x	8.0%	54.4%	2.00x	8.0%
Visions Hotel Portfolio II	$ 16,680,318	1.8%	$ 45,446,376	N/A	59.2%	2.08x	14.3%	59.2%	2.08x	14.3%
Maui Portfolio	$ 16,000,000	1.7%	$ 12,500,000	N/A	63.2%	2.16x	16.5%	63.2%	2.16x	16.5%
SWVP Portfolio	$ 15,000,000	1.6%	$ 185,000,000	N/A	59.6%	2.04x	11.9%	59.6%	2.04x	11.9%
Mount Kemble	$ 14,000,000	1.5%	$ 17,000,000	N/A	66.2%	2.46x	11.1%	66.2%	2.46x	11.1%
Renaissance Center VI	$ 12,500,000	1.3%	$ 22,500,000	N/A	69.4%	1.42x	8.9%	69.4%	1.42x	8.9%
Marriott SpringHill Suites and Towneplace Suites	$ 12,267,819	1.3%	$ 9,973,836	N/A	49.4%	1.90x	12.6%	49.4%	1.90x	12.6%
ExchangeRight Net Leased Portfolio #27	$ 10,050,000	1.1%	$ 41,000,000	N/A	61.2%	2.18x	9.8%	61.2%	2.18x	9.8%
10000 Santa Monica Boulevard	$ 10,000,000	1.1%	$ 210,000,000	$130,000,000	39.8%	2.34x	9.9%	63.3%	1.47x	6.2%
Town Square	$ 10,000,000	1.1%	$ 24,000,000	N/A	70.4%	1.51x	7.7%	70.4%	1.51x	7.7%
Ambler Yards	$ 10,000,000	1.1%	$ 13,300,000	N/A	73.4%	1.49x	10.2%	73.4%	1.49x	10.2%
CIRE Equity Retail & Industrial Portfolio	$ 9,440,000	1.0%	$ 119,160,000	N/A	64.9%	2.28x	10.2%	64.9%	2.28x	10.2%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loans and any related mezzanine debt.

(2)	Calculated including any related pari passu companion loans but excluding any related mezzanine debt.

(3)	In the case of the Moffett Towers II – Buildings 3 & 4, Inland Life Storage Portfolio, Visions Hotel Portfolio II, SWVP Portfolio, Ambler Yards and CIRE Equity Retail & Industrial Portfolio mortgage loans, the cut-off date LTV ratio was calculated based a value other than an “as-is” value. See “—Assessments of Property Value and Condition” for additional information.

The Ambler Yards whole loan (the “servicing shift whole loan” and the related mortgage loan, the “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling pari passu companion loan is securitized (the “servicing shift date”), it is anticipated that the servicing shift whole loan will be serviced under, and by the master servicer (the “servicing shift master servicer”) and the special servicer (the “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the servicing shift date, the servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the servicing shift date, the servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Moffett Towers II – Buildings 3 & 4	MFTII 2019-B3B4	6.9%	KeyBank National Association	Situs Holdings, LLC	Wells Fargo Bank, National Association
Vanguard Portfolio	BBCMS 2019-C3	6.1%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
Inland Life Storage Portfolio(3)	WFCM 2019-C52	3.3%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association
2 North 6th Place	NCMS 2019-LVL	2.1%	KeyBank National Association	Situs Holdings, LLC	Wells Fargo Bank, National Association
ILPT Hawaii Portfolio	ILPT Trust 2019-SURF	2.0%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association
125 Borinquen Place	MSC 2019-H7	1.8%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Wells Fargo Bank, National Association
Visions Hotel Portfolio II	MSC 2019-H7	1.8%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Wells Fargo Bank, National Association
SWVP Portfolio	BBCMS 2019-C3	1.6%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
Mount Kemble	WFCM 2019-C52	1.5%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association
Renaissance Center VI	WFCM 2019-C52	1.3%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association
ExchangeRight Net Leased Portfolio #27	WFCM 2019-C51	1.1%	Wells Fargo Bank, National Association	C-III Asset Management LLC	Wilmington Trust, National Association
10000 Santa Monica Boulevard	NCMS 2019-10-K	1.1%	KeyBank National Association	KeyBank National Association	Wells Fargo Bank, National Association
Town Square	WFCM 2019-C50	1.1%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
CIRE Equity Retail & Industrial Portfolio	BMARK 2019-B12	1.0%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party(4)
Moffett Towers II – Buildings 3 & 4	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	PMIT Master Fund, LLC
Vanguard Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	TCM CRE REIT LLC
Inland Life Storage Portfolio(3)	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Argentic Securities Income USA LLC
2 North 6th Place	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	John Hancock Life Insurance Company (U.S.A)
ILPT Hawaii Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	(5)
125 Borinquen Place	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Argentic Securities Income USA LLC
Visions Hotel Portfolio II	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Argentic Securities Income USA LLC
SWVP Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Mount Kemble	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Argentic Securities Income USA LLC
Renaissance Center VI	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Argentic Securities Income USA LLC
ExchangeRight Net Leased Portfolio #27	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	LD II Sub V, LLC
10000 Santa Monica Boulevard	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	Cerberus CMBS Mortgage Securities, Ltd.
Town Square	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III-D WFCM 2019-C50, LLC
CIRE Equity Retail & Industrial Portfolio	Citibank, N.A.	Citibank, N.A.	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners II L.P.

(1)	As of the closing date of the related securitization.

(2)	Does not reflect the Ambler Yards whole loan, which is a split loan comprised of two or more pari passu promissory notes, one or more of which will be included in this securitization. The remaining pari passu promissory note(s) will not be property of the issuing entity, and are expected to be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

(3)	After the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced under (and by the service provider parties thereto) and the initial directing certificateholder will be the initial directing certificateholder under the related pooling and servicing agreement for that securitization transaction. KeyBank National Association, as holder of the controlling pari passu companion loan, is currently the directing party for the Inland Life Storage Portfolio whole loan.

(4)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the trust and servicing agreement or the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.

(5)	No directing certificateholder had been appointed as of the closing date of the related securitization.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2 to this prospectus).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$937,339,143
Number of mortgage loans	73
Number of mortgaged properties	377
Range of Cut-off Date Balances	$1,673,199 to $65,000,000
Average Cut-off Date Balance	$12,840,262
Range of Mortgage Rates	3.57000% to 5.97000%
Weighted average Mortgage Rate	4.43256%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	57 months to 120 months
Weighted average remaining term to maturity(2)	116 months
Range of original amortization terms(3)	240 months to 360 months
Weighted average original amortization term(3)	350 months
Range of remaining amortization terms(3)	239 months to 360 months
Weighted average remaining amortization term(3)	349 months
Range of Cut-off Date LTV Ratios(4)(5)	25.8% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)	59.3%
Range of LTV Ratios as of the maturity date or anticipated repayment date(4)(5)	25.8% to 70.4%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(4)(5)	54.4%
Range of U/W NCF DSCRs(5)(6)	1.33x to 9.36x
Weighted average U/W NCF DSCR(5)(6)	2.15x
Range of U/W NOI Debt Yields(5)	6.4% to 38.5%
Weighted average U/W NOI Debt Yield(5)	11.5%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	41.9%
Interest-only, Amortizing Balloon	28.6%
Amortizing Balloon	22.6%
Interest-only, ARD	6.9%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to one (1) mortgage loan with an anticipated repayment date, secured by the mortgaged property identified on Annex A-1 to this prospectus as Moffett Towers II – Buildings 3 & 4 (6.9%) of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the related anticipated repayment date.

(3)	Excludes twenty-four (24) mortgage loans (collectively, 48.8%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date or anticipated repayment date, as applicable) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of twenty (20) mortgage loans (50.0%), each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s). With respect to the mortgage loans identified as the Moffett Towers II - Buildings 3 & 4 mortgage loan (6.9%), the Vanguard Portfolio mortgage loan (6.1%), the 2 North 6th Place mortgage loan (2.1%) and the 10000 Santa Monica Boulevard mortgage loan (1.1%), loan-to-value ratios and debt yields includes any pari passu companion loans, as applicable, but excludes the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date or anticipated repayment date, and underwritten net operating income debt yield including the related subordinate companion loans are (a) with respect to the Moffett Towers II - Buildings 3 & 4 mortgage loan (6.9%), 2.40x, 63.9%, 63.9% and 9.2%, respectively, (b) with respect to the Vanguard Portfolio mortgage loan (6.1%), 1.68x, 68.6%, 68.6% and 9.0%, respectively, (c) with respect to the 2 North 6th Place mortgage loan (2.1%), 1.24x, 61.0%, 61.0% and 5.9%, respectively and (d) with respect to the 10000 Santa Monica Boulevard mortgage loan (1.1%), 1.47x, 63.3%, 63.3% and 6.2%, respectively

(6)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A 1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, two (2) of the mortgage loans (collectively, 2.4%) were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loans.

With respect to the Indiana Hotel Portfolio mortgage loan (1.5%), the prior loan (the “Scottsburg Loan” ) secured by the Hampton Inn – Scottsburg mortgaged property went into maturity default in 2017 and was transferred to special servicing after the borrower sponsor had difficulties securing refinancing due to a November 2016 deficiency judgment of $12,358,861 against the related borrower sponsor arising from the borrower sponsor’s recourse obligations under a prior defaulted loan on an unrelated real property. The borrower sponsor settled the judgment for $1.5 million with a release of judgment recorded in June 2019. The Scottsburg Loan borrower (an affiliate of the newly formed related borrower) filed a Chapter 11 bankruptcy proceeding in June 2018 to prevent foreclosure of the Hampton Inn – Scottsburg mortgaged property. The related borrower used proceeds of the Indiana Hotel Portfolio mortgage loan to acquire the Hampton Inn – Scottsburg mortgaged property from the borrower sponsor pursuant to a sale under section 363 of the U.S. Bankruptcy Code (the “363 Sale”), approved by the Bankruptcy Court to effectuate a transfer of such mortgaged property free and clear of all liens, claims and encumbrances. In connection with its approval of such sale, the Bankruptcy Court confirmed that such sale satisfied all non-insider and pre- and post-petition claims and that the borrower is a good faith purchaser and not a successor of the debtor sponsor. The mortgage loan documents provide recourse to the guarantor and borrower for any tax liability in connection with each of (a) the deficiency settlement and (b) the 363 Sale.

With respect to the At Home Store – Palm Beach Gardens mortgage loan (0.9%), the related mortgaged property was previously occupied by a prior tenant, Gander Mountain, which closed its store at the mortgaged property in 2017 in conjunction with its Chapter 11 bankruptcy. The previous owner subsequently defaulted on approximately $14.0 million of debt in 2018. The related borrower sponsor took control of the mortgaged property in August 2018 by acquiring the non-performing debt and foreclosing on the underlying collateral.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	With respect to 73 of the mortgaged properties (37.6%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to the 48 Saint Nicholas Place and the BoaVida MHC Portfolio mortgage loans (collectively, 2.8%) being contributed by Starwood Mortgage Capital LLC, there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to satisfaction of certain underwriting criteria (e.g., occupancy, minimum debt service coverage ratio, underwritten revenue, underwritten management fees, underwritten vacancies, underwritten occupancy, reserves, single-purpose entity covenants, etc.).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Starwood Mortgage Capital LLC—Starwood’s Underwriting Guidelines and Processes”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”; and “—Rialto Real Estate Fund III – Debt, LP—RREF’s Underwriting Guidelines and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “—Book-Entry Registration”.

Credit Risk Retention	Rialto Real Estate Fund III – Debt, LP, the retaining sponsor, intends to cause (i) RREF III-D BBCMS 2019-C4 MOA, LLC, a majority-owned affiliate to retain an “eligible vertical interest”, in the form of certificates representing approximately 4.23% of the certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) and (ii) another majority-owned affiliate, RREF III-D BBCMS 2019-C4 MOA-HRR, LLC, to retain an “eligible horizontal residual interest”, in the form of certificates representing approximately

0.78% of the fair value of all of the ABS interests issued, which will be comprised of the Class H-RR certificates (excluding the portion comprising the VRR Interest) in a manner that satisfies the U.S. credit risk retention requirements. See “Credit Risk Retention”

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.wellsfargo.com/com.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after August 2029 and the Moffett Towers II - Buildings 3 & 4 mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-off date), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class S and Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or a defaulted serviced whole loan and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (other than non-serviced mortgage loans), defaulted whole loan or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then such special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s), and, in certain cases, the related subordinate companion loan(s), in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account will be treated as a trust and the holders of the Class S certificates will be treated as the beneficial owners of such entitlement for federal income tax purposes (a “grantor trust”), as further described under “Material Federal Income Tax Considerations”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class and Class certificates will be issued with original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductability could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 10 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See representation and warranty number 7 in Annex D-1 and the identified exceptions, if any, to that representation and warranty in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee

(typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely

Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the cotenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Specialty Use Concentrations”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units, such as the 48 Saint Nicholas Place mortgaged property (1.5%), is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Healthcare-Related Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Multifamily Properties Have Special Risks” above, other factors may adversely affect the financial performance and value of healthcare-related properties that provide assisted living, memory care and/or independent living services.

Healthcare-related properties may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

Providers of assisted living and other medical services are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers. The foregoing can adversely affect revenues from the operation of a healthcare related property.

Providers of assisted living and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	reimbursement policies; and

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment personnel operating policies and maintenance of and additions to facilities and services.

In the event of foreclosure, we cannot assure you that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser (or an operator on its behalf) may have to apply in its own right for those licenses and approvals. We cannot assure you that a new license could be obtained or that a new approval would be granted.

Healthcare-related properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of healthcare related properties may be subject to regulatory approvals under state and, in some cases, federal law that is not required for transfers of most other types of commercial properties.

We cannot assure you that any licensing requirements related to services provided at healthcare-related mortgaged real properties will not adversely impact operations at or the value of the mortgaged real properties or that any such licenses or permits will be renewed or kept in place.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 32 on Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Golf Courses Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a golf course. The successful operation of a golf course is dependent upon maintaining the proper condition of the grass on the golf course, which requires access to a sufficient water supply. The ability of an owner of a golf course to irrigate its course could be adversely impacted due to a drought or other water shortage. A drought of extensive duration could adversely affect the operator of a golf course and, accordingly, the ability of the related borrower to perform under the related mortgage loan. We cannot assure you that there will be a sufficient supply of water for the operation of any golf course. In addition, the rights related to water usage are typically governed by state law. Thus, even if the golf course is located in an area with an ample water supply, we cannot assure you that the golf course will have rights to use the water necessary to maintain the course. Furthermore, other natural or man-made conditions may arise that could damage the conditions of the grass on any golf course. In addition, the operations of golf courses may be adversely affected due to adverse weather conditions.

Golf is a recreational activity and therefore subject to discretionary spending on the part of consumers. An adverse change in economic conditions in the United States or in the immediate geographic area or a decrease in consumer confidence as a result of anticipated adverse changes could cause a reduction in the amounts spent at golf courses.

A golf course’s age, condition, design, access to transportation and ability to offer certain amenities to its customers, including equipment rental and dining facilities, all affect the ability of a golf course to compete against other golf courses and clubs in attracting and retaining customers. Construction of competing golf courses may adversely affect revenues at a mortgaged property comprised of a golf course, and may require capital expenditures to keep such mortgaged property’s golf course competitive.

Golf courses compete for members and players based on the overall quality of their facilities (including the quality of customer service), the maintenance of their facilities, available amenities, location and overall value. The number and quality of golf courses in a particular area could have a material effect on the revenue from the membership programs at the related mortgaged property, which could in turn affect the financial performance and results of operations of the related borrower.

The effective management and operation of a golf course is a significant factor affecting the revenues, expenses and value of a golf course. Management of the related mortgaged property will be responsible for, among other things, responding to changes in the local market; insuring that the golf course is well maintained; attracting new members/golf players; promoting the golf course facilities (including scheduling golfing events and tournaments); establishing membership dues, guest fees, green fees and golf cart rentals; overseeing food, beverage and merchandise sales; insuring compliance with local ordinance and regulations applicable to the golf course, and insuring that capital improvements and planned renovations are carried out in a timely fashion.

Repairs, replacements and other expenses to maintain ground conditions and irrigation systems may temporarily suspend the operations, or increase the costs of operating, a golf course.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity or ARD as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity or anticipated repayment date of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, hotel, retail, multifamily and industrial properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Pennsylvania, Louisiana and Florida. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Starwood Mortgage Capital LLC—Starwood’s Underwriting Guidelines and Processes”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”; and “—Rialto Real Estate Fund III – Debt, LP—RREF’s Underwriting Guidelines and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on September 30, 2019. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 81% in 2019 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $180 million in 2019 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Starwood Mortgage Capital LLC—Starwood’s Underwriting Guidelines and Processes”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”; and “—Rialto Real Estate Fund III – Debt, LP—RREF’s Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Starwood Mortgage Capital LLC—Starwood’s Underwriting Guidelines and Processes”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”; and “—Rialto Real Estate Fund III – Debt, LP—RREF’s Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

Seasoned Mortgage Loans Present Additional Risk of Repayment

One (1) mortgage loan (2.1%) is a seasoned mortgage loan and was originated 12 months prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●	property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrowers and the tenants may have changed in other respects since.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies–in–Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies–in–Common or Diversified Ownership” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty number 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which is not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date, as applicable, of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease

(including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions, if any. to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 35 on Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property and is owned by a U.S. division of the borrower sponsor. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property. To mitigate the effect of such recharacterization, (i) each master lessee has been formed and is obligated to continue as a single purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan, (iii) the master lease is expressly subordinate to the related mortgage loan, and (iv) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Barclays Capital Real Estate Inc., one of the sponsors and originators, and of Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Rialto Real Estate Fund III – Debt LP, the retaining sponsor and a mortgage loan seller, or its majority-owned affiliates are expected to be the holders of the VRR Interest and the “eligible horizontal residual interest” as described in “Credit Risk Retention”, and the initial risk retention consultation party, and is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the pooling and servicing agreement. The risk retention consultation party may, in certain circumstances and on a strictly non-binding basis, consult with a special servicer and recommend that a special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, no special servicer is required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party or the holder of the majority of the VRR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as Rialto Real Estate Fund III – Debt LP or its majority-owned affiliates (as holders of the VRR Interest and the “eligible horizontal residual interest”) are a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, its employees, personnel or affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that Rialto Real Estate Fund III – Debt LP or its majority-owned affiliate (as holder of the VRR Interest) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

In addition, Rialto Real Estate Fund III – Debt LP, the retaining sponsor and a mortgage loan seller, is an affiliate of (i) Situs Holdings, LLC, the special servicer under the MFTII 2019-B3B4 trust and servicing agreement, which governs the servicing of the Moffett Towers II – Buildings 3 & 4 whole loan and the NCMS 2019-LVL trust and servicing agreement, which governs the servicing of the 2 North 6th Place whole loan, through common control by Stone Point Capital LLC, (ii) Rialto Capital Advisors, LLC, the special servicer, (iii) RREF III-D BBCMS 2019-C4 MOA-HRR, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest” and the initial controlling class certificateholder and be appointed as the initial directing certificateholder, (iv) RREF III-D BBCMS 2019-C4 MOA, LLC, the entity that is expected to be the holder of the VRR Interest and the risk retention consultation party and (v) RREF III-D BBCMS 2019-C4, LLC which is expected to purchase the Class G certificates and may purchase certain other classes of certificates, including the Class X-F, Class X-G and Class F certificates and which will receive the Class S certificates (in each case, excluding the portion comprising the VRR Interest).

In addition, Starwood Mortgage Capital LLC, a sponsor, mortgage loan seller and originator, is an affiliate of LNR Partners, LLC, the special servicer under the MSC 2019-H7 pooling and servicing agreement, which governs the servicing of the 125 Borinquen Place whole loan and the Visions Hotel Portfolio II whole loan and the WFCM 2019-C52 pooling and servicing agreement, which is expected to govern the servicing of the Inland Life Storage Portfolio whole loan (until the securitization of the control note), the Mount Kemble whole loan and the Renaissance Center VI whole loan.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of the Ambler Yards whole loan, a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift date. At that time, the servicing and administration of the servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any such servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement.

Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

The Servicing of the Inland Life Storage Portfolio Whole Loan Will Shift to Other Servicers

The servicing of the Inland Life Storage Portfolio whole loan will be governed by the WFCM 2019-C52 pooling and servicing agreement only temporarily, until the securitization of the related controlling companion loan. At that time, the servicing and administration of the Inland Life Storage Portfolio whole loan will shift to the applicable master servicer and the applicable special servicer under the pooling and servicing agreement that governs the securitization of the related controlling companion loan and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement.

Neither the closing date of such securitization nor the identity of such master servicer or special servicer has been determined. In addition, the provisions of the pooling and servicing agreement that governs the securitization of such controlling companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under the pooling and servicing agreement that governs the securitization of the Inland Life Storage Portfolio controlling companion loan, nor will they have any assurance as to the particular terms of such pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the Inland Life Storage Portfolio whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. The initial special servicer is an affiliate of the retaining sponsor (and the entities expected to be the holders of the VRR Interest and the “eligible horizontal residual interest”) and the entity that is expected to purchase the Class G certificates (and may purchase certain other classes of certificates including the Class X-F, Class X-G and Class F certificates) and receive the Class S certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”). In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2019-C4 non-offered certificates. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) or a serviced companion loan holder to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

It is expected that RREF III-D BBCMS 2019-C4 MOA-HRR, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan (other than the Moffett Towers II - Buildings 3 & 4 mortgage loan after the control appraisal period), (ii) any excluded loan as to the directing certificateholder or (iii) any servicing shift mortgage loan). Rialto Capital Advisors, LLC, is expected to be appointed by RREF III-D BBCMS 2019-C4 MOA-HRR, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP) to act as the special servicer. In addition, Rialto Capital Advisors, LLC was appointed the initial special servicer (i) under the WFCM 2019-C50 pooling and servicing agreement, which governs the servicing and administration of the Town Square whole loan, and is an affiliate of the entity that is the controlling class certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the WFCM 2019-C50 pooling and servicing agreement, and (ii) under the ILPT Trust 2019-SURF trust and servicing agreement, which governs the servicing and administration of the ILPT Hawaii Portfolio whole loan.

Additionally, Rialto Capital Advisors, LLC, the special servicer under the pooling and servicing agreement, is an affiliate of (i) Rialto Real Estate Fund III – Debt, LP, the retaining sponsor and a mortgage loan seller, (ii) RREF III-D BBCMS 2019-C4 MOA, LLC, the entity that is expected to be the holder of the VRR Interest and the risk retention consultation party, (iii) RREF III-D BBCMS 2019-C4 MOA-HRR, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest” and initial controlling class certificateholder and be appointed as the initial directing certificateholder, (iv) RREF III-D BBCMS 2019-C4, LLC which is expected to purchase the Class G certificates and may purchase certain other classes of certificates, including the Class X-F, Class X-G and Class F certificates and which will receive the Class S certificates (in each case, excluding the portion comprising the VRR Interest) and (v) Situs Holdings, LLC, the special servicer of the Moffett Towers II – Buildings 3 & 4 Whole Loan and the 2 North 6th Place Whole Loan, through common control by Stone Point Capital LLC. Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP are also affiliates of the entity that is the initial directing certificateholder under the pooling and servicing agreement.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that RREF III-D BBCMS 2019-C4 MOA-HRR, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP will be appointed as the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan (other than the Moffett Towers II - Buildings 3 & 4 mortgage loan after the control appraisal period), (ii) any excluded loan as to the directing certificateholder or (iii) any servicing shift mortgage loan). The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) (or, in the case of the servicing shift mortgage loan, at the direction of the related controlling noteholder, prior to the applicable servicing shift date), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan (other than the Moffett Towers II – Buildings 3 & 4 mortgage loan after the control appraisal period)), (ii) the controlling noteholder of any servicing shift whole loan, prior to the applicable servicing shift date, or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan (other than the Moffett Towers II – Buildings 3 & 4 mortgage loan after the control appraisal period) (or, if applicable, a controlling noteholder), may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced.

The controlling noteholder or directing certificateholder for each non-serviced whole loan (other than the Moffett Towers II – Buildings 3 & 4 mortgage loan after the control appraisal period) has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (other than the Moffett Towers II – Buildings 3 & 4 mortgage loan after the control appraisal period) (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift date, by the holder of the controlling companion loan at any time, for cause or without cause). See “—Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders may have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift date) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced whole loans other than any servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class H-RR certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”), which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

RREF III-D BBCMS 2019-C4 MOA-HRR, LLC, or an affiliate thereof, will constitute the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan (other than the Moffett Towers II - Buildings 3 & 4 mortgage loan after the control appraisal period), (ii) any excluded loan as to the directing certificateholder or (iii) any servicing shift mortgage loan). The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement and with regard to any servicing shift whole loan following the applicable servicing shift date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of (a) Rialto Real Estate Fund III – Debt, LP, the retaining sponsor and mortgage loan seller, (b) RREF III-D BBCMS 2019-C4 MOA, LLC, the expected holder of the VRR Interest and the risk retention consultation party, (c) RREF III-D BBCMS 2019-C4 MOA-HRR, LLC, the expected holder of the “eligible horizontal residual interest” and initial controlling class certificateholder and be appointed as the initial directing certificateholder, (d) RREF III-D BBCMS 2019-C4, LLC, which is expected to purchase the Class G certificates and may purchase certain other classes of certificates, including the Class X-F, Class X-G and Class F certificates and which will receive the Class S certificates) (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) and (e) Situs Holdings, LLC, the special servicer with respect to the Moffett Towers II – Buildings 3 & 4 Whole Loan and the 2 North 6th Place Whole Loan through common control by Stone Point Capital LLC. Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF III-D BBCMS 2019-C4 MOA-HRR, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date. In addition, RREF III-D BBCMS 2019-C4 MOA-HRR, LLC and Rialto Capital Advisors, LLC are currently affiliates of Rialto Real Estate Fund III – Debt, LP, the retaining sponsor and a mortgage loan seller, and affiliates of its majority-owned affiliate that will purchase the “VRR Interest”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or, (i) with respect to any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” under the related intercreditor agreement with respect to the related subordinate companion loan, the holder of the related subordinate companion loan and (ii) with respect to the servicing shift whole loan or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Tenant Issues—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

EU Risk Retention and Due Diligence Requirements

Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements in the EU (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors as defined in specified EU Directives and Regulations (“EU Institutional Investors”) including: institutions for occupational retirement provision; credit institutions (and certain consolidated subsidiaries thereof); alternative investment fund managers who manage or market alternative investment funds in the EU; investment firms (and certain consolidated subsidiaries thereof); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in Regulation (EU) 2017/2402 (the “EU Securitization Regulation”) as supplemented by certain related regulatory technical standards, implementing technical standards and official guidance. The EU Risk Retention and Due Diligence Requirements restrict EU Institutional

Investors from investing in securitizations unless, amongst other things, such EU Institutional Investors have verified that: (i) if established in a non-EU country, the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than five percent in the securitization determined in accordance with Article 6 of the EU Securitization Regulation and the risk retention is disclosed to EU Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-EU country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

Failure to comply with one or more of the EU Risk Retention and Due Diligence Requirements may result in various penalties including, in the case of those EU Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitization position acquired by the relevant EU Institutional Investor. Aspects of the EU Risk Retention and Due Diligence Requirements and what is or will be required to demonstrate compliance to EU national regulators remain unclear.

None of the sponsors, the depositor or any other party to the transaction described in this Offering Circular intends to take any action in connection with such transaction, in a manner prescribed or contemplated by the EU Securitization Regulation. In particular, no such person undertakes to take any action for purposes of, or in connection with, compliance by any EU Institutional Investor with any applicable EU Risk Retention and Due Diligence Requirement. None of the sponsors, the depositor or the underwriters or any of their respective affiliates or any other party provides any assurances regarding, or assumes any responsibility for, compliance by any investor or any other person with any EU Risk Retention and Due Diligence Requirements. None of the depositor, the underwriters, the sponsors or their respective affiliates will retain a 5% net economic interest with respect to the certificates in any of the forms prescribed by Article 6 of the EU Securitization Regulation.

Consequently, the offered certificates may not be a suitable investment for any EU Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the EU Risk Retention and Due Diligence Requirements and their compliance with any applicable EU Risk Retention and Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity or to repay any ARD loan at the related anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class H-RR certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and

“Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class S and Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan (except with respect to the Moffett Towers II – Buildings 3 & 4 mortgage loan after the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan) or servicing shift mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to the servicing shift mortgage loan, with respect to each of which the holder of the related controlling companion loan prior to the applicable servicing shift date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

The holder of the controlling companion loan for the servicing shift whole loan will, prior to the related servicing shift date, be entitled to replace the related special servicer with or without cause, regardless of whether a control termination event exists.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent), of the related securitization trust (or any other party) holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (other than the Moffett Towers II – Buildings 3 & 4 mortgage loan after the control appraisal period) (and the servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, the controlling companion loan holder with respect to any servicing shift whole loan or A/B whole loan, and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)     may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)     may act solely in the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan or A/B whole loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)    does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan), in the case of the risk retention consultation party, the holders of the VRR Interest that appointed such risk retention consultation party or, in the case of any servicing shift mortgage loan or A/B whole loan, the related controlling companion noteholder does not have any duties to any other person);

(iv)     may take actions that favor the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or, in the case of a servicing shift whole loan, the related controlling companion noteholder) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan or A/B whole loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)     will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan or A/B whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a "third-party purchaser". See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift mortgage loan or any related REO Property. There will be no operating advisor under (i) the MFTII 2019-B3B4 trust and servicing agreement with respect to the Moffett Towers II – Buildings 3 & 4 whole loan, (ii) the NCMS 2019-LVL trust and servicing agreement with respect to the 2 North 6th Place whole loan and (iii) the NCMS 2019-10-K trust and servicing agreement with respect to the 10000 Santa Monica Boulevard whole loan. Additionally, with respect to any servicing shift mortgage loan, in the event that the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate any of the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan (other than the Moffett Towers II – Buildings 3 & 4 mortgage loan after the control appraisal period), in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan (other than the Moffett Towers II – Buildings 3 & 4 mortgage loan after the control appraisal period), though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan), will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan (other than the Moffett Towers II – Buildings 3 & 4 mortgage loan after the control appraisal period) or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust or other party holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or with respect to a servicing shift whole loan prior to the related servicing shift date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, (i) Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc. and (ii) Société Générale will agree in the related mortgage loan purchase agreement to repurchase or replace defective Societe Generale Financial Corporation Mortgage Loans to the same extent as Societe Generale Financial Corporation in connection with any repurchase by Societe Generale Financial Corporation. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of seventy-three (73) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $937,339,143 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in August 2019 (or, in the case of any Mortgage Loan that has its first due date after August 2019, the date that would have been its due date in August 2019 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Twenty (20) Mortgage Loans (50.0%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans” and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to herein as the “Companion Loans”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”). Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	10	58	$209,455,792	22.3%
Societe Generale Financial Corporation	11	41	164,513,498	17.6
UBS AG, New York Branch	14	214	147,793,992	15.8
Starwood Mortgage Capital LLC	12	25	127,448,137	13.6
Rialto Real Estate Fund III – Debt, LP	12	14	112,630,173	12.0
CIBC Inc.	11	19	88,480,052	9.4
Natixis Real Estate Capital LLC	3	6	87,017,500	9.3
Total	73	377	$937,339,143	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple, leasehold and/or subleasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The Moffett Towers II – Buildings 3 & 4 Mortgage Loan (6.9%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Goldman Sachs Bank USA. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

●	The Inland Life Storage Portfolio Mortgage Loan (3.3%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and KeyBank National Association. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

●	The ILPT Hawaii Portfolio Mortgage Loan (2.0%) is part of a Whole Loan that was co-originated by UBS AG, New York Branch, Morgan Stanley Bank, N.A., Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association. Such Mortgage Loan was underwritten pursuant to UBS AG’s underwriting guidelines.

●	The SWVP Portfolio Mortgage Loan (1.6%) is part of a Whole Loan that was co-originated by Societe Generale Financial Corporation and JPMorgan Chase Bank, National Association. Such Mortgage Loan was underwritten pursuant to Societe Generale Financial Corporation’s underwriting guidelines.

●	The CIRE Equity Retail & Industrial Portfolio Mortgage Loan (1.0%) is part of a Whole Loan that was co-originated by UBS AG, New York Branch and Deutsche Bank AG, New York Branch. Such Mortgage Loan was underwritten pursuant to UBS AG’s underwriting guidelines.

●	Rialto Real Estate Fund III – Debt, LP acquired each of the Mortgage Loans it is selling to the depositor from BSPRT CMBS Finance, LLC. Such Mortgage Loans were re-underwritten pursuant to Rialto Real Estate Fund III – Debt, LP’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on August 28, 2019 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Moffett Towers II – Buildings 3 & 4 Mortgage Loan or the Moffett Towers II – Buildings 3 & 4 Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the Moffett Towers II – Buildings 3 & 4 Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Moffett Towers II – Buildings 3 & 4 Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below, a value other than the “as-is” Appraised Value or on a portfolio basis).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As- Is”)	Maturity Date/ARD LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Moffett Towers II – Buildings 3 & 4(1)	6.9%	44.3%	44.3%	$790,000,000	48.2%	48.2%	$726,000,000
Inland Life Storage Portfolio(2)	3.3%	61.8%	53.2%	$225,000,000	65.6%	56.5%	$212,100,000
New Orleans MOB Portfolio(3)	1.9%	70.6%	60.7%	$24,660,000	74.3%	63.9%	$23,410,000
Visions Hotel Portfolio II(2)(4)	1.8%	59.2%	48.0%	$105,000,000	63.7%	51.6%	$97,600,000
SWVP Portfolio(2)	1.6%	59.6%	59.6%	$335,600,000	63.2%	63.2%	$316,600,000
Ambler Yards(5)	1.1%	73.4%	63.1%	$31,730,000	74.9%	64.4%	$31,100,000
CIRE Equity Retail & Industrial Portfolio(2)	1.0%	64.9%	64.9%	$198,100,000	68.1%	68.1%	$188,710,000
Suburban Extended Stay – Kennesaw, GA(6)	0.5%	62.0%	47.6%	$8,000,000	67.1%	51.4%	$7,400,000

(1)	The Appraised Value assumes that (i) any remaining unfunded construction costs, including leasing commissions, will be held in escrow at the origination of the Mortgage Loan, excluding tenant improvements, and (ii) Facebook completes the buildout of its space, takes occupancy and begins paying rent on January 1, 2020 for Building 3 and December 1, 2019 for Building 4. At the origination of the Mortgage Loan, the lender reserved all outstanding tenant improvement costs and leasing commissions.

(2)	The Appraised Value is based on a portfolio basis, and not on an aggregate stand alone “as-is” basis.

(3)	The Appraised Value of $24,660,000 includes the “as-is” value of three of four portfolio properties but the “as-completed/as-stabilized” value of the fourth portfolio property, New Orleans MOB Portfolio – 3901 Houma Boulevard, which assumes that three borrower-affiliated tenants, whose space is being readied for occupancy, are in possession and paying rent.

(4)	The Appraised Value reflects “Hypothetical - As-Complete Market Values”, that assume scheduled property improvement plans have been completed at each of the Fairfield Inn Watertown Mortgaged Property and the Candlewood Suites Watertown Mortgaged Property. At origination, the related Mortgagor deposited $500,000 and $1,400,000 for PIP work at the Fairfield Inn Watertown Mortgaged Property and the Candlewood Suites Watertown Mortgaged Property, respectively.

(5)	The Appraised Value is based on the assumption that lease-up costs associated with the tenants Norac Additives and House of Whacks are escrowed and available. At origination, the borrower deposited with the lender all outstanding tenant improvement costs and leasing commissions in connection with such tenants.

(6)	The Appraised Value of $8,000,000 factors in a PIP expected to be completed by December 31, 2019. To fund the PIP renovations, the lender reserved $487,224 at loan origination, representing 157% of the estimated cost to complete such PIP, excluding items that the related borrower completed prior to origination.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan). In the case of a Mortgage Loan that is cross-collateralized with one or more other Mortgage Loans, unless otherwise indicated, LTV Ratios were calculated with respect to the cross-collateralized group in the aggregate.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the

Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or Anticipated Repayment Date, as applicable, of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“Def(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“Def or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“Def or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“Def or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the UW NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

The amounts representing net operating income, Underwritten NOI and UW NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and UW NCF set forth in this prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the UW NCFs used as a basis for calculating UW NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, UW NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the

Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Pads” or “Beds” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units, or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds leased to students.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$937,339,143
Number of Mortgage Loans	73
Number of Mortgaged Properties	377
Range of Cut-off Date Balances	$1,673,199 to $65,000,000
Average Cut-off Date Balance	$12,840,262
Range of Mortgage Rates	3.57000% to 5.97000%
Weighted average Mortgage Rate	4.43256%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	57 months to 120 months
Weighted average remaining term to maturity(2)	116 months
Range of original amortization terms(3)	240 months to 360 months
Weighted average original amortization term(3)	350 months
Range of remaining amortization terms(3)	239 months to 360 months
Weighted average remaining amortization term(3)	349 months
Range of Cut-off Date LTV Ratios(4)(5)	25.8% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)	59.3%
Range of LTV Ratios at Maturity or ARD(4)(5)	25.8% to 70.4%
Weighted average LTV Ratio at Maturity or ARD(4)(5)	54.4%
Range of U/W NCF DSCRs(5)(6)	1.33x to 9.36x
Weighted average U/W NCF DSCR(5)(6)	2.15x
Range of U/W NOI Debt Yields(5)	6.4% to 38.5%
Weighted average U/W NOI Debt Yield(5)	11.5%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	41.9%
Interest-only, Amortizing Balloon	28.6%
Amortizing Balloon	22.6%
Interest-only, ARD	6.9%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to one (1) mortgage loan with an Anticipated Repayment Date, secured by the Mortgaged Property identified on Annex A 1 to this prospectus as Moffett Towers II – Buildings 3 & 4 (6.9%), calculated as of the related Anticipated Repayment Date.

(3)	Excludes twenty-four (24) Mortgage Loans (48.8%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity or ARD) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of twenty (20) Mortgage Loans (50.0%), each of which has one or more pari passu companion loans that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s). With respect to the Mortgage Loans identified as the Moffett Towers II - Buildings 3 & 4 Mortgage Loan (6.9%), the Vanguard Portfolio Mortgage Loan (6.1%), the 2 North 6th Place Mortgage Loan (2.1%) and the 10000 Santa Monica Boulevard Mortgage Loan (1.1%), LTV Ratios and Debt Yields includes any pari passu companion loans, as applicable, but excludes the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-off Date LTV Ratio, related LTV Ratio at Maturity or ARD, and UW NOI DY including the related subordinate companion loans are (a) with respect to the

Moffett Towers II - Buildings 3 & 4 Mortgage Loan (6.9%), 2.40x, 63.9%, 63.9% and 9.2%, respectively, (b) with respect to the Vanguard Portfolio Mortgage Loan (6.1%), 1.68x, 68.6%, 68.6% and 9.0%, respectively, (c) with respect to the 2 North 6th Place Mortgage Loan (2.1%), 1.24x, 61.0%, 61.0% and 5.9%, respectively and (d) with respect to the 10000 Santa Monica Boulevard Mortgage Loan (1.1%), 1.47x, 63.3%, 63.3% and 6.2%, respectively.

(6)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A 1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include 13 Mortgage Loans (21.9%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	21	$303,492,323	32.4%
Suburban	10	184,307,646	19.7
CBD	2	79,000,000	8.4
Medical	9	40,184,677	4.3
Hotel	31	$167,844,676	17.9%
Limited Service	21	92,871,203	9.9
Full Service	7	50,742,646	5.4
Limited Service, Extended Stay	1	12,267,819	1.3
Extended Stay	2	11,963,009	1.3
Retail	64	$140,457,524	15.0%
Freestanding	44	74,428,342	7.9
Anchored	14	51,834,735	5.5
Unanchored	6	14,194,447	1.5
Multifamily	18	$130,888,000	14.0%
Garden	14	70,038,000	7.5
Mid Rise	2	30,850,000	3.3
High Rise	2	30,000,000	3.2
Industrial	20	$70,820,620	7.6%
Warehouse/Distribution	15	36,423,874	3.9
Manufacturing/Warehouse	1	18,927,414	2.0
Flex	4	15,469,332	1.7
Self Storage	33	$40,297,500	4.3%
Self Storage	33	40,297,500	4.3
Other	181	$38,642,682	4.1%
Leased Fee	179	33,186,166	3.5
Golf Course	1	5,389,474	0.6
Parking	1	67,043	0.0

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Mixed Use	5	$29,100,000	3.1%
Industrial/Office	1	10,000,000	1.1
Retail/Office	2	7,900,000	0.8
Office/Industrial	1	7,500,000	0.8
Self Storage/Office	1	3,700,000	0.4
Manufactured Housing	4	$15,795,818	1.7%
Manufactured Housing	4	15,795,818	1.7
Total	377	$937,339,143	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth above, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	All such hotel properties, other than the Maui Portfolio – Maui Beach Hotel, Pacific Grove Portfolio – Sea Breeze Inn & Cottages, Pacific Grove Portfolio – Bide-A-Wee Inn & Cottages and the Greenwich Inn – San Francisco Mortgaged Properties (collectively, 2.7%), are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.

●	With respect to the SWVP Portfolio – InterContinental Mortgaged Property (0.9%) and the SWVP Portfolio – DoubleTree RTP Mortgaged Property (0.2%) 21.2% and 20.9% respectively, of the revenue of such Mortgaged Property is derived from food and beverage operations.

●	With respect to the Visions Hotel Portfolio II – Holiday Inn Express Olean, SWVP Portfolio – DoubleTree Sunrise, the SWVP Portfolio – DoubleTree Charlotte, the SWVP Portfolio – DoubleTree RTP, Indiana Hotel Portfolio – Staybridge Suites - Indianapolis, the Marriott SpringHill Suites and Towneplace Suites, the Hampton Inn El Reno, the Holiday Inn Express & Suites El Reno and the Home2 – Hasbrouck Mortgaged Properties (collectively, 5.7%), the appraisal concluded that a hotel property that (i) has recently opened or is expected to open and (ii) is within 5 miles of the Mortgaged Property, will directly compete with the Mortgaged Property.

For more information regarding the 15 largest Mortgage Loans secured by hotel properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3 to this prospectus.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Hilton Garden Inn - San Diego Mission Valley Stadium	$ 23,100,000	2.5%	7/31/2036	7/6/2029
Visions Hotel Portfolio II – Courtyard Horseheads	$ 2,624,822	0.3%	4/1/2036	7/6/2029
Visions Hotel Portfolio II – Home2 Suites Oswego	$ 2,116,792	0.2%	10/31/2037	7/6/2029
Visions Hotel Portfolio II – Holiday Inn & Suites Rochester Marketplace	$ 2,032,120	0.2%	12/21/2031	7/6/2029
Visions Hotel Portfolio II – Hampton Inn Corning Painted Post	$ 1,862,777	0.2%	11/30/2033	7/6/2029
Visions Hotel Portfolio II – Home2 Suites Rochester Henrietta	$ 1,693,433	0.2%	2/28/2034	7/6/2029
Visions Hotel Portfolio II – Holiday Inn Express Olean	$ 1,574,893	0.2%	8/12/2030	7/6/2029
Visions Hotel Portfolio II – Fairfield Inn Watertown	$ 1,371,681	0.1%	8/31/2034	7/6/2029
Visions Hotel Portfolio II – Holiday Inn Express Canandaigua	$ 1,320,878	0.1%	1/25/2022	7/6/2029
Visions Hotel Portfolio II – Candlewood Suites Watertown	$ 1,270,075	0.1%	6/30/2034	7/6/2029
Visions Hotel Portfolio II – Candlewood Suites Sayre	$ 812,848	0.1%	12/28/2021	7/6/2029
SWVP Portfolio – InterContinental	$ 7,972,500	0.9%	1/23/2033	5/1/2029
SWVP Portfolio – DoubleTree Sunrise	$ 2,775,000	0.3%	5/31/2029	5/1/2029
SWVP Portfolio – DoubleTree Charlotte	$ 2,250,000	0.2%	10/31/2029	5/1/2029
SWVP Portfolio – DoubleTree RTP	$ 2,002,500	0.2%	5/31/2030	5/1/2029
Indiana Hotel Portfolio – Staybridge Suites - Indianapolis	$ 10,000,000	1.1%	9/16/2030	8/6/2029
Indiana Hotel Portfolio – Hampton Inn - Scottsburg	$ 3,800,000	0.4%	12/31/2033	8/6/2029
Holiday Inn Express Nashville Antioch	$ 12,570,987	1.3%	5/21/2025	6/1/2029
Marriott SpringHill Suites and Towneplace Suites	$ 12,267,819	1.3%	(1)	06/06/2029
Hampton Inn – Covington, GA	$ 8,500,000	0.9%	9/30/2029	8/6/2029
Hampton Inn El Reno	$ 7,881,633	0.8%	4/30/2036	7/1/2029
Holiday Inn Express & Suites El Reno	$ 7,781,865	0.8%	4/30/2023	7/1/2029
Home2 - Hasbrouck	$ 7,000,000	0.7%	5/31/2034	7/6/2029
Hampton Inn Peachtree City	$ 5,900,000	0.6%	2/28/2036	8/6/2024
Suburban Extended Stay – Kennesaw, GA	$ 4,963,009	0.5%	6/28/2031	3/1/2029
Quality Inn & Suites Bremerton	$ 3,944,240	0.4%	7/3/2039	7/6/2024
Baymont Inn & Suites – Mackinaw City	$ 3,250,000	0.3%	6/23/2035	8/6/2029

(1)	Marriott Spring Hill Suites and Towneplace Suites is subject to two franchise agreements expiring on October 1, 2033 and February 1, 2035, respectively.

See “Risk Factors—Risks Relating to the Mortgage Loans— Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties

In the case of the industrial properties and mixed use properties with industrial components set forth in the above chart, we note the following:

●	With respect to the Arapahoe Industrial Park Mortgaged Property (1.0%), the largest tenant, Kazmira (representing approximately 22.4% of the net rentable area), manufactures at the Mortgaged Property cannabidiol (“CBD”) oil, CBD powder and CBD isolates that are all derived from industrial hemp plants. The Agriculture Improvement Act of 2018 legalized industrial hemp cultivation and declassified industrial hemp as a Schedule I controlled substance. However, the production of CBD for recreational and medicinal purposes remains subject to regulation by the United States Food and Drug Administration as well as individual state governments. Pursuant to the Mortgage Loan documents, the borrower has represented that there are no illegal commercial activities or commercial activities relating to controlled substances at the Mortgaged Property. Additionally, the borrower has covenanted to not permit the occurrence of any illegal commercial activities or commercial activities relating to controlled substances (including without limitation, tetrahydrocannabinol (commonly referred to as “THC”), marijuana or any other substance if in violation of any legal requirements of any governmental authority). Additionally, the breach of such covenant would result in full recourse liability to the guarantor. We cannot assure you that changes under state law or in federal enforcement policies will not adversely affect the business operations of this tenant, which may impact operating income at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

Each such mixed use Mortgaged Property has one or more office, self storage, industrial and retail components.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Multifamily Properties

In the case of the multifamily properties set forth in the above chart, we note the following:

●	With respect to the 10000 Santa Monica Boulevard Mortgaged Property (1.1%), the amenity space at the Mortgaged Property is operated by an affiliate of the borrower, pursuant to a lease between the borrower and such affiliate (the “Club Lease”). The initial term of the Club Lease expires on December 31, 2019, and automatically renews on a year-to-year basis unless either party elects not to renew. The operating lessee also holds the liquor license for the 10000 Santa

Monica Boulevard Mortgaged Property. The borrower has assigned its rights under the Club Lease to the lender, and the operating lessee has subordinated its rights arising from the Club Lease to lender’s security interests under the loan documents. Upon foreclosure, the lender can terminate the Club Lease and the operating lessee has agreed to attorn to the lender (or other purchaser in foreclosure). In addition, there is a cooperation agreement between the borrower, the operating lessee and the lender to facilitate the transition of operations to the lender. The amenity space currently operates at a loss exceeding $100,000 per month. The lender may require the borrower to terminate the management agreement and replace the manager in accordance with the terms of the 10000 Santa Monica Boulevard Mortgage Loan documents pursuant to a replacement management agreement, if (a) an event of default under the 10000 Santa Monica Boulevard Mortgage Loan documents has occurred and remains uncured, (b) the manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding (unless, in the case of an involuntary bankruptcy filing only that was not consented to by the manager, if such petition is not dismissed within 60 days of filing), (c) a material default by the manager occurs under the management agreement and continues beyond applicable cure periods or (d) a change in control of the manager.

●	With respect to the 10000 Santa Monica Boulevard Mortgaged Property (1.1%), as of the origination date, 18 units in the 281-unit multifamily building were rented under month-to-month leases.

●	With respect to the Glenmont Abbey Village Mortgaged Property (1.9%), the Mortgaged Property is operated as an independent living facility that is generally restricted to residents aged 55 years or older under month-to-month occupancy agreements. See “Risk Factors—Risks Relating to the Mortgage Loans—Healthcare-Related Properties Have Special Risks”.

●	With respect to the 125 Borinquen Place Mortgaged Property (1.8%), the Mortgaged Property is subject to certain affordable housing restrictions in connection with a New York City zoning ordinance permitting an increased floor area ratio in exchange for certain affordable housing set-asides. In order to comply with the requirements of the ordinance, the borrower is required to, among other things, lease at least 25 of the Mortgaged Property’s 125 units to households at or below 80.0% of the related area median income, and restricts the allowable rental amounts for such units.

●	With respect to the 125 Borinquen Place Mortgaged Property (1.8%), the Mortgaged Property benefits from a 421-a property tax exemption in connection with the Mortgaged Property’s location in an underserved area. See “—Real Estate and Other Tax Considerations”.

●	With respect to the 48 Saint Nicholas Place Mortgaged Property (1.5%), 13 units at the Mortgaged Property are rent stabilized subject to the HSTP Act. See “Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Leased Fee Properties

In the case of the leased fee properties set forth in the above chart, we note the following:

●	With respect to the Town Square Mortgaged Property (1.1%), the Mortgage Loan is secured by the related borrower’s fee interest in the land of the Mortgaged Property. The Mortgaged Property is subject to a ground lease between the related borrower, as ground lessor, and The Monsey Marketplace LLC, as ground lessee. The base rent under the ground lease is $2,272,639 per annum, subject to certain increases pursuant to the terms of the ground lease. The ground lease is scheduled to terminate on November 30, 2039, subject to three 5-year extension options and one 4-year and 3-month extension option.

●	With respect to the Town Square Mortgaged Property (1.1%), while the Mortgaged Property is not currently subject to a condemnation proceeding, such a proceeding is planned, as detailed in a certain condemnation letter dated February 26, 2018 from the New York Department of Transportation, with respect to a proposed highway improvement project, which includes the widening of a sidewalk along the street that the Mortgaged Property abuts. The amount of land at the Mortgaged Property that may be subject to such planned condemnation in connection with the widening of the sidewalk is not yet finalized. Pursuant to the related Mortgage Loan documents and the related ground lease, if the amount awarded in connection with the planned condemnation exceeds 5.0% of the outstanding principal balance of the Mortgage Loan, the lender may apply such proceeds to a prepayment of the Mortgage Loan.

●	With respect to the 9th & Maple Fee Mortgage Loan (0.6%), the related ground lease between the borrower, as ground lessor, and the tenant as ground lessee, is scheduled to expire on July 31, 2027. The ground lease has a rental rate of $541,461 per annum, subject to three 10.0% increases scheduled to occur in July 1, 2021, July 1, 2024 and July 1, 2027.

See “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

Golf Course Properties

In the case of the golf course properties set forth in the above chart, we note the following:

●	With respect to the Maui Portfolio Mortgage Loan (1.7%), the Maui Nui Golf Course Mortgaged Property is (a) subject to a management agreement that expires on December 31, 2020; however the term is subject to automatic annual renewals unless terminated by either the borrower or property manager upon (i) 60 days prior written notice for non-renewal, and (ii) 90 days prior written notice for termination unrelated to a default, in accordance with the terms set forth therein; and (b) subject to a lease with a food and beverage operator for operation of the indoor and patio restaurant space that expires on November 30, 2022.

See “Risk Factors—Risks Relating to the Mortgage Loans—Golf Course Properties Have Special Risks” and “—Specialty Use Concentrations” below.

Parking Properties

In the case of the parking properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Parking Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Restaurant/Bakery(1)	12	12.4%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(2)	21	9.2%
Bank branch(3)	2	6.9%
Grocery store(4)	14	5.9%
Theater/entertainment venue(5)	4	4.2%
Gym, fitness center, spa or a health club(6)	9	3.6%
Automobile Service Facility(7)	4	1.8%
Chemical laboratory(8)	1	1.1%
Golf course(9)	1	0.6%
Brewery(10)	2	0.4%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 188 Spear Street, Tower Plaza, South Bay Distribution Center, Ambler Yards, CIRE Equity Retail & Industrial Portfolio – Wood Village, CIRE Equity Retail & Industrial Portfolio – Glendale Market Square, Fairway Plaza & Markets at Maizeland – Markets at Maizeland, Jackson Retail Portfolio, 205-207 East Washington Street and Brunswick West Shopping Center.

(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as ExchangeRight Net Leased Portfolio 28 – Fresenius Medical Care - West Columbia, SC, TriAtria Office Building, New Orleans MOB Portfolio – 1200 Pinnacle Parkway, New Orleans MOB Portfolio – 3901 Houma Boulevard, New Orleans MOB Portfolio – 3712 MacArthur Boulevard, New Orleans MOB Portfolio – 3000 West Esplanade Avenue, SoCal Medical Office Portfolio – Pasadena, SoCal Medical Office Portfolio – Azusa, SoCal Medical Office Portfolio – Rancho Mirage, ExchangeRight Net Leased Portfolio #27 Biolife Plasma Services – Savannah, GA, Ridgeview Plaza, CIRE Equity Retail & Industrial Portfolio – Valley Plaza, CIRE Equity Retail & Industrial Portfolio – Central Park Shopping Center, CIRE Equity Retail & Industrial Portfolio – Val Vista Towne Center, Los Robles Medical Office, Fairway Plaza & Markets at Maizeland – Fairway Plaza, Jackson Retail Portfolio, 588 East San Lorenzo Road and Walgreens – Palatka FL.

(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 188 Spear Street and 32-34 Broad Street.

(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as ExchangeRight Net Leased Portfolio 28 – Pick n Save - Oconomowoc, WI, ExchangeRight Net Leased Portfolio 28 – Pick n Save - Wales, WI, Tower Plaza, ILPT Hawaii Portfolio – 1360 Pali Highway, ExchangeRight Net Leased Portfolio #27 – Hy-vee – Cottage, MN, ExchangeRight Net Leased Portfolio #27 – Pick n Save – Muskego, WI, Town Square, CIRE Equity Retail & Industrial Portfolio – Pear Tree, CIRE Equity Retail & Industrial Portfolio – Valley Plaza, Krea Portfolio – Shops at Dillon, Jackson Retail Portfolio and Brunswick West Shopping Center.

(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Tower Plaza, Ambler Yards, Summerville Plaza and Lake Howell.

(6)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as New Orleans MOB Portfolio – 1200 Pinnacle Parkway, Ambler Yards, CIRE Equity Retail & Industrial Portfolio – Pecan Promenade, Summerville Plaza, Krea Portfolio – Newberry Plaza, Lake Howell and Jackson Retail Portfolio.

(7)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Renaissance Center VI, CIRE Equity Retail & Industrial Portfolio - Central Park Shopping Center, CIRE Equity Retail & Industrial Portfolio - Val Vista Town Center and Brunswick West Shopping Center.

(8)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Ambler Yards.

(9)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Maui Portfolio – Maui Nui Golf Course.

(10)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as CIRE Equity Retail & Industrial Portfolio – Central Park Shopping Center and 205-207 East Washington Street.

In addition, each of the CIRE Equity Retail & Industrial Portfolio - Central Park Shopping Center, the ExchangeRight Net Leased Portfolio #27 - Hy-vee - Cottage Grove, MN and the Walmart Supercenter Fulton Mortgaged Properties (collectively, 0.8%) includes one or more tenants that operate an on-site gas station.

In addition, each of (i) the CIRE Equity Retail & Industrial Portfolio - Pecan Promenade Mortgaged Property (0.2%), (ii) the CIRE Equity Retail & Industrial Portfolio - Valley Plaza Mortgaged Property (0.1%), (iii) the CIRE Equity Retail & Industrial Portfolio - Central Park Shopping Center Mortgaged Property (0.1%), (iv) the Krea Portfolio – Newberry Plaza Mortgaged Property (0.3%) and (v) the Brunswick West Shopping Center Mortgaged Property (0.3%) includes one tenant that operates an on-site dry cleaner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Moffett Towers II - Buildings 3 & 4	$ 65,000,000	6.9%	$ 499	3.46x	44.3%	Office
188 Spear Street	$ 60,000,000	6.4%	$ 572	2.83x	57.6%	Office
Vanguard Portfolio	$ 57,017,500	6.1%	$ 205	2.03x	61.8%	Office
ExchangeRight Net Leased Portfolio 28	$ 44,000,000	4.7%	$ 133	2.25x	61.9%	Various
Inland Life Storage Portfolio	$ 31,297,500	3.3%	$ 8,051	1.68x	61.8%	Self Storage
Emerald Pointe Apartments	$ 25,000,000	2.7%	$ 61,275	2.73x	53.7%	Multifamily
Hilton Garden Inn - San Diego Mission Valley Stadium	$ 23,100,000	2.5%	$ 129,775	1.88x	64.2%	Hotel
2 North 6th Place	$ 20,000,000	2.1%	$ 289,892	3.00x	25.8%	Multifamily
Tower Plaza	$ 20,000,000	2.1%	$ 151	1.60x	60.6%	Retail
ILPT Hawaii Portfolio	$ 19,000,000	2.0%	$ 68	2.40x	45.2%	Various
TriAtria Office Building	$ 19,000,000	2.0%	$ 80	2.35x	66.4%	Office
Meidinger Tower	$ 19,000,000	2.0%	$ 85	1.53x	68.3%	Office
Ocala Industrial	$ 18,927,414	2.0%	$ 50	1.34x	69.3%	Industrial
Glenmont Abbey Village	$ 18,200,000	1.9%	$ 122,973	1.55x	66.2%	Multifamily
New Orleans MOB Portfolio	$ 17,400,000	1.9%	$ 142	1.52x	70.6%	Office
Top 3 Total/Weighted Average	$182,017,500	19.4%		2.80x	54.2%
Top 5 Total/Weighted Average	$257,315,000	27.5%		2.57x	56.4%
Top 15 Total/Weighted Average	$456,942,414	48.7%		2.33x	57.4%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.9% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Vanguard Portfolio	Multi-Property Loan	$ 57,017,500	6.1%
ExchangeRight Net Leased Portfolio 28	Multi-Property Loan	44,000,000	4.7
Inland Life Storage Portfolio	Multi-Property Loan	31,297,500	3.3
ILPT Hawaii Portfolio	Multi-Property Loan	19,000,000	2.0
New Orleans MOB Portfolio	Multi-Property Loan	17,400,000	1.9
Visions Hotel Portfolio II	Multi-Property Loan	16,680,318	1.8
Maui Portfolio	Multi-Property Loan	16,000,000	1.7
SWVP Portfolio	Multi-Property Loan	15,000,000	1.6
Indiana Hotel Portfolio	Multi-Property Loan	13,800,000	1.5
SoCal Medical Office Portfolio	Multi-Property Loan	13,700,000	1.5
TZA Multifamily Portfolio #2	Multi-Property Loan	13,350,000	1.4
Wilmington Industrial Portfolio	Multi-Property Loan	12,500,000	1.3
BoaVida MHC Portfolio	Multi-Property Loan	12,000,000	1.3
ExchangeRight Net Leased Portfolio #27	Multi-Property Loan	10,050,000	1.1
CIRE Equity Retail & Industrial Portfolio	Multi-Property Loan	9,440,000	1.0
Pacific Grove Portfolio	Multi-Property Loan	8,600,000	0.9
Fairway Plaza & Markets at Maizeland	Multi-Property Loan	6,194,447	0.7
Schnader Enterprises Portfolio	Multi-Property Loan	6,000,000	0.6
Krea Portfolio	Multi-Property Loan	5,285,473	0.6
Jackson Retail Portfolio	Multi-Property Loan	3,900,000	0.4

Total		$ 331,215,238	35.3%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers.

Three (3) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
ExchangeRight Net Leased Portfolio 28	23	$ 44,000,000	4.7%
ExchangeRight Net Leased Portfolio #27	18	10,050,000	1.1
Total for Group 1:	41	$ 54,050,000	5.8%
Group 2:
Mount Kemble	1	$ 14,000,000	1.5%
Renaissance Center VI	1	12,500,000	1.3
Total for Group 2:	2	$ 26,500,000	2.8%
Group 3:
Hampton Inn El Reno	1	$ 7,881,633	0.8%
Holiday Inn Express & Suites El Reno	1	7,781,865	0.8
Total for Group 3:	2	$ 15,663,498	1.7%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	19	$244,620,054	26.1%
New York	16	109,567,470	11.7%
Pennsylvania	7	68,263,847	7.3%
Louisiana	20	61,425,538	6.6%
Florida	9	56,153,330	6.0%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-two (22) other states, with no more than 4.2% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Thirty-six (36) Mortgaged Properties (collectively, 10.6%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina, Louisiana, North Carolina, Texas, Virginia or Puerto Rico, and are therefore more susceptible to hurricanes. See representation and warranty nos. 17 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Twenty-three Mortgaged Properties (28.6%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

73 of the Mortgaged Properties (37.6%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Two (2) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 48 Saint Nicholas Place and Los Robles Medical Office (collectively, 2.4%) each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the Inland Life Storage Portfolio Mortgage Loan (3.3%), ExchangeRight Net Leased Portfolio 28 Mortgage Loan (4.7%) and the ExchangeRight Net Leased Portfolio #27 Mortgage Loan (1.1%), the related borrower is structured as a Delaware statutory trust that permits up to 250 members.

With respect to the Ambler Yards and Ridgeview Plaza Mortgage Loans (collectively, 2.1%), more than twenty (20) individuals have direct ownership interests in the related borrowers.

With respect to the Glenmont Abbey Village Mortgage Loan (1.9%), the related borrower is structured as a Delaware statutory trust that permits up to 120 members.

With respect to the SoCal Medical Office Portfolio Mortgage Loan (1.5%), the related borrower is structured as a Delaware statutory trust that permits up to 499 members.

With respect to the Novanta Building Mortgage Loan (0.8%), the related borrower is structured as a Delaware statutory trust that permits up to 1,950 members.

Shari’ah Compliant Loan

The Vanguard Portfolio Mortgage Loan (6.1%) was structured as a Shari’ah compliant loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah laws. Although there are many requirements under Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah laws prohibit transaction involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan).

Delaware Statutory Trusts

With respect to the ExchangeRight Net Leased Portfolio 28, the Inland Life Storage Portfolio, the Glenmont Abbey Village, the SoCal Medical Office Portfolio, the ExchangeRight Net Leased Portfolio #27 and the Novanta Building Mortgage Loans (collectively, 13.3%), the related borrower is a Delaware statutory trust. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The ExchangeRight Net Leased Portfolio 28, ILPT Hawaii Portfolio, the Maui Portfolio, the Schnader Enterprises Portfolio, the 588 East San Lorenzo Road and the Villas at Atlantic Beach Mortgage Loans (collectively, 9.7%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the Maui Portfolio (1.7%), the Maui Beach Hotel Mortgaged Property (the “Hotel Unit”) is one of two units subject to a two-unit condominium regime. The related borrower sponsor or its affiliate currently owns the adjacent second unit (the “Development Unit”), which is not part of the collateral for the Mortgage Loan. Governance of the condominium is by an association which has a board of directors. Each unit owner is a member of the association and the board of directors consists of two persons - one appointed by the Hotel Unit owner and one appointed by the Development Unit owner. The units operate independently of one another and the only common elements that are controlled by the board are (a) the existing water well located on the Hotel Unit that serves both units for irrigation only, and (b) any other portion of the condominium that unit owners with 67% of the common interests plus consent of eligible mortgage holders designate in writing. As actions of the board, including, among other things, (i) electing not to restore any portion of the condominium, for which such condominium maintains insurance, following a casualty thereto, (ii) terminating such condominium, and (iii) amending the related condominium declaration, require a majority vote, both board members must concur. In addition, the lender has been designated and accepted by the condominium association as an “Eligible Holder”, pursuant to which the lender has consent rights over major activities of the board, including, without limitation, amendments to the condominium documents which regulate, among other things, (i) voting rights, (ii) hazard or fidelity insurance requirements, (iii) reallocating interests in the common elements, and (iv) changing access easements and shared parking easements that are granted pursuant to the related condominium declaration.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	371	$ 887,200,741	94.7%
Leasehold(3)	6	50,138,401	5.3
Total	377	$ 937,339,143	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

With respect to the Hilton Garden Inn – San Diego Mission Valley Stadium Mortgage Loan (2.5%), the related ground lease between the borrower, as ground lessee, and Karinya, LLC and PBP Hotel Corporation collectively as ground lessor, expires on August 7, 2096. The ground lease has an annual rental rate of $668,142, subject to CPI adjustments at the beginning of every fourth year (not less than 10% or greater than 25% over the then-prior annual rental rate). The next adjustment date is September 1, 2021. The ground lease does not permit a mortgage on the leasehold interest to exceed an 80% loan-to-value ratio, and requires any new lessee to make a security deposit equal to the amount of three months’ base rent. The ground lease does not contain customary mortgagee protection provisions, such as the unconditional right to enter into a new lease in the event the ground lease is rejected or terminated. For additional information, see the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2.

With respect to the Ambler Yards Mortgage Loan (1.1%), the term of the related ground lease between the borrower, as ground lessee, and BASF Corporation, as ground lessor, expires on June 12, 2114, provided, however, that BASF Corporation may terminate the ground lease and cause the borrower to take title to the fee estate for $1.00 upon the resolution of all environmental issues at the Mortgaged Property, and receipt of regulatory approval of BASF Corporation’s environmental cleanup required pursuant to the ground lease. All ground rent due under the ground lease has been paid – three installments of $468,750 were paid on each of June 12, 2016, June 12, 2017 and June 12, 2018. There is no annual rent due under the ground lease. The related ground lease does not contain customary mortgagee protection provisions, such as the unconditional right to enter into a new lease in the event the ground lease is rejected or terminated. For additional information, see the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than fifteen (15) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Vanguard Portfolio Mortgaged Property (6.1%), the related Phase I ESA identified a REC at the 50 Morehall Road Mortgaged Property in connection with groundwater contamination due to the historic use of a neighboring property. Groundwater sampling conducted in 2018 identified certain chlorinated volatile organic compounds including Trichloroethylene (“TCE” ) and Perchloroethylene (“PCE” ) from the adjacent site. While the levels of TCE and PCE identified were below the vapor intrusion screening levels identified by the Pennsylvania Department of Environmental Protection, the presence of TCE and PCE still constitutes a REC. Based on the identification of a responsible third party, connections to public water and sewer and the non-residential use of the property vapor intrusion is not expected to constitute a significant environmental concern at the Mortgaged Property according to the Phase I ESA.

●	With respect to the ExchangeRight Net Leased Portfolio 28 Mortgage Loan (4.7%), the related Phase I ESA identified a REC at the Pick n Save – Oconomowoc, WI Mortgaged Property (0.6%) in connection with the presence of a remediation site operation, maintenance monitoring and optimization operation for tetrachloroethene (“TTCE”) contamination of both the soil and groundwater at the Mortgaged Property caused by a former dry cleaner at the Mortgaged Property. There is currently a soil venting operation and the TTCE plume has stabilized. The containment plume has been documented to have impacted the three commercial properties east of the Mortgaged Property. The ESA recommends continuing the current remedial action and any other requirements set out by governing bodies at the Mortgaged Property until closure is granted from the prior release at the Mortgaged Property. The reasonable worst-case estimate of the cost to achieve regulatory closure for the REC resulting from the former dry cleaners at the Mortgaged Property is $90,000. 125% of this estimated cost was escrowed at origination. In addition, given the history, an appropriate environmental impairment Liability (“EIL”) insurance policy from

Beazley (Lloyd’s of London Syndicates 2623 and 623) in the form of an Enviro Covered Location Insurance Policy (Site Environmental) (ECLIPSE) with per incident and aggregate limits of two million dollars ($2,000,000) with a deductible of fifty thousand dollars ($50,000) for an initial policy period of 121 months. Lloyd’s of London (Beazley) is rated “A” by A.M. Best Company. Société Générale is an additional named insured with its successors, assigns and/or affiliates ATIMA. The premium was paid in full at origination.

●	With respect to the ExchangeRight Net Leased Portfolio 28 Mortgage Loan (4.7%), the related Phase I ESA identified a REC at the Walgreens – Flint, MI Mortgaged Property (0.2%) due to the former use of the Mortgaged Property as a dry-cleaning facility from at least 1978 until at least 1997. Additionally, the property adjacent to Mortgaged Property to the east was also listed as a dry-cleaning facility after this time period. The Phase I ESA recommended a limited subsurface investigation to determine the presence or absence of soil and/or groundwater contamination. Accordingly, a Phase II subsurface investigation was conducted at the Mortgaged Property to determine the potential impact of volatile organic compounds (“VOCs”) to soil and/or groundwater as a consequence of a potential release from the former dry-cleaning operations. No visual or olfactory evidence of impacted conditions was detected from the soil profile screened in the borings. No elevated photoionization detector readings were recorded on the soil profile screened from the borings. The analytical results of the soil, groundwater and soil gas samples indicated that no target VOCs were detected at concentrations above their most restrictive Generic Cleanup Criteria or screening levels. Based on the analytical results of the samples, there was no evidence of soil, groundwater or soil gas impacts regarding the historical dry-cleaner operations REC. Therefore, the Phase II ESA did not recommend further investigation with respect to the former dry-cleaning operations. Given the history, an appropriate EIL insurance policy from Beazley (Lloyd’s of London Syndicates 2623 and 623) in the form of an Enviro Covered Location Insurance Policy (Site Environmental) (ECLIPSE) with per incident and aggregate limits of two million dollars ($2,000,000) with a deductible of fifty thousand dollars ($50,000) for an initial policy period of 121 months. Lloyd’s of London (Beazley) is rated “A” by A.M. Best Company. Société Générale is an Additional Named Insured with its successors, assigns and/or affiliates ATIMA. The premium was paid in full at origination.

●	With respect to the 2 North 6th Place Mortgaged Property (2.1%), the ESA identified a controlled recognized environmental condition. According to the ESA, potential sources of contamination were identified at the Mortgaged Property, including potential on- and off-site historic uses as a cooperage, rail and ship yards, freight storage, a flour company, a sugar refinery and rubber works and various trucking facilities containing repair and maintenance operations. Remedial actions were proposed and, following the construction of the Mortgaged Property, a Notice of No Objection letter was issued by the New York City Office of Environmental Remediation (“OER”), dated August 22, 2017. Since EBI Consulting performed the ESA, a Notice of Satisfaction has been issued stating that the Mortgaged Property satisfied the Hazardous Materials and Noise “E” Designation requirements, stating the OER has no objection to the application of a Certificate of Occupancy for the Property. The ESA recommended continued maintenance of certain engineering controls implemented on the Mortgaged Property, including a composite cover system and vapor barrier, as part of the Noise “E” Designation remedial actions to the satisfaction of the OER.

●	With respect to the ILPT Hawaii Portfolio Mortgaged Property (2.0%), the related Phase I ESAs identified RECs at 15 of the Mortgaged Properties related to current or past uses and operations that utilized hazardous substances and/or wastes. These conditions were evaluated by the related environmental consultant for reasonable worst-case cost to cure if needed and were estimated to cumulatively amount to less than 1% of the equity associated with the related Mortgage Loan. At origination, the borrower obtained an environmental insurance policy from Lloyd’s of London (Beazley) with a combined single limit of $10,000,000, a deductible of $50,000 and a term expiring on February 28, 2029. Lloyd’s of London (Beazley) is rated “A” by A.M. Best Company.

●	With respect to the 125 Borinquen Place Mortgaged Property (1.8%), the related Phase I ESA identified a controlled REC in connection with soil contamination and underground water contamination related to the prior use of the related Mortgaged Property as a car wash. Excavation was conducted and vapor barriers were installed in accordance with a remedial action work plan established for the Mortgaged Property. The related environmental consultant recommends no further investigation.

●	With respect to the Visions Hotel Portfolio II Mortgaged Property (1.8%), the related Phase I ESA identified a REC at the Holiday Inn Express Olean Mortgaged Property in connection with groundwater contamination and vapor intrusion related to an adjacent property’s prior use as a dry cleaning facility. Prior investigations indicated high concentrations of several chlorinated VOCs. The related environmental consultant considered the possible vapor intrusion due to the VOCs from the adjacent property to be a REC. The environmental consultant recommended that a limited subsurface investigation be conducted in order to determine whether the risk of vapor intrusion still exists at the Mortgaged Property. In lieu of a Phase II ESA, the borrower obtained an environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America, listing the lender as an additional named insured, with a $1,000,000 policy limit per occurrence and in the aggregate, and a $25,000 deductible. Zurich North America is rated “AA-” by S&P. The policy expires June 11, 2032, which is approximately 3 years past the maturity date of the Mortgage Loan.

●	With respect to the Ambler Yards Mortgaged Property (1.1%), the related Phase I ESA identified an REC at the Mortgaged Property related to groundwater contamination caused by historical chemical manufacturing operations of American Chemical Paint Company, the prior occupant of the Mortgaged Property. Pursuant to the related ground lease, the ground lessor is responsible for the required cleanup, and provides full environmental indemnity to the borrower. Under the ground lease, the Mortgaged Property may not be used for residential purposes. At origination, the borrower obtained an environmental insurance policy from Great American Insurance Company with combined single limits of $2,000,000, a deductible of $50,000 and a term expiring on May 9, 2032. Great American Insurance Company is rated “A+” by S&P.

●	With respect to the Candle-Lite Warehouse Mortgaged Property (1.3%), the related Phase I ESA identified the following RECs. First, it was reported, but not confirmed, that the original portion of the manufacturing building was used as an oil terminal dating back to the 1920s. This historic operation likely used solvents and various petroleum wastes; though, the handling and disposal of such wastes is unknown. Second, the manufacturing building was historically serviced by an on-site waste water treatment plant that discharged into a creek tributary located on the Candle-Lite Warehouse Mortgaged Property. The engineer assumed that, prior to the construction of the treatment plant, the manufacturing building discharged to an on-site septic system and that hazardous materials were introduced into the system which may have negatively impacted the subsurface. Third, a gasoline underground storage tank (“UST”) was removed from the Candle-Lite Warehouse Mortgaged Property around 1988. It was reported that the UST was intact upon removal; however, no sampling and analytical testing were completed. The environmental engineer recommended further investigation of subsurface conditions at the Candle-Lite Warehouse Mortgaged Property related to these RECs. In lieu of a Phase II investigation, the related borrower purchased an environmental insurance policy from Great American Insurance Group with respect to the Candle-Lite Warehouse Mortgaged Property. The policy has a per claim and aggregate limit of $1,500,000 and a term that expires April 11, 2027. The policy lists the lender and its successors and/or assigns, as their interests may appear, as the named insured. Great American Insurance Company is rated “A+” by S&P.

●	With respect to the ExchangeRight Net Leased Portfolio #27 Mortgage Loan (1.1%), the related Phase I ESA identified a controlled recognized environmental condition (“CREC”) at the Walgreens – Houma, LA Mortgaged Property (0.1%), in connection with the former occupancy of an auto repair facility at the Mortgaged Property from approximately 1971-2006. On August 3, 2005, a limited subsurface investigation was conducted to assess potential contamination from the previous auto facility due to the presence of seven underground hydraulic lifts, used oil underground storage tanks, and an underground oil/water separator at the Mortgaged Property, which provided that various chemicals were present in the soil and water samples above the applicable screening standards. In October 2006, the Louisiana Department of Environmental Quality (“LDEQ”) issued a no further action letter based upon specific remediation standards, including the redevelopment of a commercial parking lot and the classification of “non-drinking water” at the Mortgaged Property. Additionally, no contaminated soil may be removed from the Mortgaged Property without written permission from the LDEQ with a permitted disposal site. Due to the prior subsurface contamination and the related restrictions put in place by the LDEQ, the prior use of the Mortgaged Property as an auto repair facility represents a CREC. Additionally, the Mortgaged Property was formerly utilized for oil exploration between approximately 1965 and 1968. According to the Louisiana Department of Natural Resources, the related oil exploration well was plugged and abandoned in 1968. Based upon the subsequent subsurface investigation in relation to the former auto repair facility, which was located in the same vicinity of the exploration well at the Mortgaged Property, in addition to the no further action letter from the LDEQ, the prior use of the Mortgaged Property for oil exploration represents a CREC.

●	With respect to the Town Square Mortgaged Property (1.1%), the related Phase I ESA identified a controlled recognized environmental condition associated with contaminants in soil and groundwater related to prior dry cleaning operations at the Mortgaged Property. The New York State Department of Environmental Conservation (“NYSDEC”) issued a case closure letter for the site on January 29, 2018, confirming that no further action was required at that time subject to the following conditions: (i) continued operation and maintenance of an existing sub-slab depressurization system (“SSDS”); and (ii) proper abandonment of the 12 monitoring wells at the Mortgaged Property. The environmental consultant reported that the SSDS is currently operational and no sensitive-receptor tenants have occupied these spaces. The environmental consultant recommended no further assessment of the controlled recognized environmental condition. The related Mortgage Loan documents required the borrower to reserve $15,625 at origination for the costs of abandonment of the 12 monitoring wells.

●	With respect to the Fairway Plaza & Markets at Maizeland Mortgage Loan (0.7%), the related Phase I ESA identified an REC at the Fairway Plaza Mortgaged Property (0.3%) in connection with a potential vapor migration concern related to the former presence of a dry cleaner tenant with on-site processing operations. At origination, the borrower (i) obtained an environmental insurance policy from Great American Insurance Company with combined single limits of $1,000,000 and a policy period through the stated maturity date of the Mortgage Loan and (ii) reserved $20,316 to cover the cost of a three-year extension of the policy term, to be purchased at the lender’s option, if the borrower fails to repay the related debt on the stated maturity date. Great American Insurance Company is rated “A+” by S&P.

●	With respect to the Krea Portfolio Mortgaged Loan (0.6%), the related Phase I ESA identified two RECs at the Newberry Plaza Mortgaged Property (0.3%) in connection with (i) groundwater contamination caused by historical dry cleaning operations of a dry cleaner is in the South Carolina Dry Cleaning Restoration Trust Fund (the “Fund”) and for which the owner of the dry cleaner tenant (Country Clean of Newberry, Inc.) would be responsible for any investigation and remedial actions and (ii) a release of petroleum caused by operations of a former gasoline station historically located on an adjoining property to the south of the Mortgaged Property. The borrower reserved $25,000 at origination to cover the deductible to the Fund should the dry cleaner be required to remediate. At origination, the borrower obtained a pollution legal liability policy from Great American Insurance Company with combined single limits of $1,000,000, a self insured retention not to exceed $50,000 and a term expiring on June 3, 2032. Great American Insurance Company is rated “A+” by S&P.

●	With respect to the Lake Howell Plaza Mortgaged Property (0.4%), the related Phase I ESA identified soil and groundwater contamination in connection with a prior dry cleaning solvent release from the dry cleaning tenant at the mortgaged property. The site is part of a State-Funded

Dry Cleaning Solvent Cleanup Program (“DSCP”) and has undergone remediation since 2001. However, the related environmental consultant reported that groundwater contamination remains above acceptable levels. The environmental consultant considers the groundwater contamination to be a REC. The environmental consultant recommends the remediation at the Mortgaged Property continue until the groundwater contamination is reduced to acceptable levels.

●	With respect to the Walmart Supercenter Fulton Mortgaged Property (0.4%), the related Phase I ESA identified two USTs in connection with the current operation of a gas station at the Mortgaged Property. The related environmental consultant reported that no records indicating a release associated with the USTs were identified in the regulatory database report or searches. The environmental consultant reported that the gas station represents does not currently represent a REC. The borrower was required to obtain an environmental insurance policy from Sirius International Insurance Corporation – UK Branch for the Mortgaged Property with combined single limits of $1,000,000 and a policy period through the stated maturity date of the Mortgage Loan, which names the lender as the insured party. Sirius International Insurance Corporation – UK Branch is rated “A-” by S&P. The insurance premiums were paid at origination of the Mortgage Loan.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

●	With respect to the Hilton Garden Inn – San Diego Mission Valley Stadium Mortgaged Property (2.5%), the borrower is currently performing a franchise-required change of ownership PIP that includes, among other things, upgrades to public areas and guestrooms. At origination, the borrower reserved $42,900, representing approximately 110% of the estimated cost remaining to complete such PIPs.

●	With respect to the Visions Hotel Portfolio II Mortgage Loan (1.8%), the borrower is performing certain PIPs pursuant to the related franchise agreements for the Candlewood Suites Watertown Mortgaged Property and the Fairfield Inn Watertown Mortgaged Property. Such PIPs provide for, among other things, upgrades the exterior areas, recreational areas and guest rooms at each of the related Mortgaged Properties. At origination, the borrower escrowed $1,400,000 for the Candlewood Suites Watertown Mortgaged Property PIP and $500,000 for the Fairfield Inn Watertown Mortgaged Property PIP.

●	With respect to the Maui Portfolio Mortgage Loan (1.7%), the borrower intends to complete renovations at the Maui Beach Hotel Mortgaged Property, including, among other things, new lighting and signage, and upgrades to guestrooms and common areas. At origination, the borrower reserved $1,610,000, in connection with such renovations.

●	With respect to the SWVP Portfolio Mortgage Loan (1.6%), the borrowers are performing an estimated $4,989,110 elective renovation of the DoubleTree Charlotte Mortgaged Property (0.2%), including, among other things, upgrades to the guestrooms, furnishings, fixtures and finishes. At origination, the borrowers reserved $5,000,000 into a PIP reserve in connection with such renovations.

●	With respect to the Indiana Hotel Portfolio Mortgage Loan (1.5%), the borrowers are currently performing franchise-required PIPs at each of the Staybridge Suites – Indianapolis and Hampton Inn – Scottsburg Mortgaged Properties that include, among other things, courtyard renovations, installation of new appliances and televisions, and furniture upgrades. At origination, the borrower reserved $1,850,706, representing approximately 115% of the estimated cost remaining to complete such PIPs.

●	With respect to the Holiday Inn Express & Suites El Reno Mortgage Loan (0.8%), the borrower is performing an elective renovation of the Mortgaged Property including, among other things, upgrades to the guestrooms, furnishings, fixtures and finishes. At origination, the borrower reserved $400,000 into a capital expenditure reserve in connection with such renovations.

●	With respect to the Hampton Inn Peachtree City Mortgage Loan (0.6%), the Mortgage Loan is structured with a scheduled PIP obligation of $1,500,000, of which the related borrower was required to reserve approximately $890,000 at origination, for the PIP renovations required under the related franchise agreement. Pursuant to the related Mortgage Loan documents, the planned PIP renovations must be completed in timely compliance with brand standards. The planned PIP renovations include upgrades to the guest bedrooms, guest bathrooms, breakfast area, guest facilities and parking lots.

●	With respect to the Suburban Extended Stay – Kennesaw, GA Mortgaged Property (0.5%), the related Mortgaged Property is currently undergoing PIP renovations that include new headboards, nightstands and dressers, stairwell flooring renovations, new hallway and guestroom carpet, flooring installation and other miscellaneous items, which are expected to be completed by December 31, 2019. To fund the PIP renovations, the lender reserved $487,224 at loan origination, representing 157% of the estimated cost to complete such PIP, excluding items that the related borrower completed prior to origination, including pavement work and new bedroom mattresses.

●	With respect to the Quality Inn & Suites Bremerton Mortgage Loan (0.4%), the Mortgage Loan is structured with a scheduled PIP obligation of $200,850. The related borrower reserved approximately 125% of the cost of the PIP renovations required under the related franchise agreement at origination with a PIP reserve deposit in the amount of $251,063. The planned PIP renovations include brand standard upgrades to exterior and common areas, amenities and guest room finishes.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than fourteen (14) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the 2 North 6th Place Mortgage Loan (2.1%), the borrower sponsor and guarantor is one of 34 named defendants in its capacity as a sponsor of another loan in a breach of contract action brought by a condominium board of a property unrelated to the related Mortgaged Property. The ongoing breach of contract, breach of warranty, fraud, negligence and negligent misrepresentation claims relate to alleged design and construction defects in a residential building and the marketing, sale, management and operation of such residential building, which action seeks total damages against all defendants in the amount of $10,000,000. A summons and complaint have been filed and the matter is ongoing.

●	With respect to the Meidinger Tower Mortgage Loan (2.0%), the largest tenant at the Mortgaged Property, Computershare, Inc. (occupying 33.9% of the NRA), disputes the $182,236 amount of real estate tax recoveries it has paid based on a triple net basis from 2015 lease commencement to July 7, 2019, and contends it should only be responsible for its pro-rata share of taxes above the 2015 base year, from lease commencement to July 7, 2019. A master lease between the borrower and an affiliate serves to guaranty payment of the difference between the real estate tax recoveries due under the Computershare lease and such amounts paid by Computershare. If the dispute is resolved in favor of Computershare, funds will be released upon delivery of evidence acceptable to the lender and if resolved in favor of the borrower sponsors, the master lease will be terminated. In addition, the Mortgage Loan documents provide for full recourse against the guarantor and borrower for failure to pay any portion of the disputed amounts, if any, to Computershare when and as due.

●	With respect to the SoCal Medical Office Portfolio Mortgage Loan (1.5%), the related borrower sponsor, Louis J. Rogers, is affiliated with two entities that are each currently a defendant in a pending lawsuit (each unrelated to the Mortgaged Property). The first lawsuit, filed in December 2011, alleges a breach of a contract for the sale to investors of tenant-in-common interests in commercial properties. The plaintiffs claim that Grubb and Ellis Realty Investors, LLC (f/k/a Triple Net Properties) failed and refused to honor its obligation to repurchase all of their tenant-in-common interests and were seeking damages in excess of $30 million. Mr. Rogers was a corporate officer at Triple Net Properties, LLC until April of 2007, four years before the complaint was filed. The second lawsuit, filed in July 2012, alleges that the defendants made misrepresentations about the real estate transaction and lacked proper disclosure when selling securities in four tenant-in-common real estate transactions totaling approximately $4 million to the plaintiff investors. Both matters are currently pending. Mr. Rogers has indicated to the related loan seller that he expects all claims to be dismissed against him. However, there can be no assurance that they will be or, if they are not that the two entities associated with the related borrower sponsor will prevail.

●	With respect to the Greenwich Inn – San Francisco Mortgage Loan (0.6%), the related borrower sponsor, Kiransinh B. Thakor (“Thakor”), is a defendant to certain civil litigation alleging violations of state and federal laws, including the Fair Housing Act, the Housing and Community Development Act and the California Health and Safety Code related to habitability issues at another hotel property (unrelated to the Mortgaged Property) in which Thakor holds an ownership interest operated as low cost housing by a local housing clinic and seeking $500,000 plus punitive damages. The borrower has represented to the lender that it anticipates any such claims to be covered by the housing clinic’s insurance. Thakor was previously a co-defendant in an action brought against the owners and operators of 15 different single room occupancy hotels (unrelated to the collateral) located in San Francisco by the San Francisco City Attorney in May 2014. The lawsuit, which alleged pervasive violations of state and local laws intended to protect residents' health, safety, and tenancy rights, was settled in 2014 for a total judgment of $1.1 million.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Forty-eight (48) of the Mortgage Loans (59.8%) were originated in connection with borrower’s refinancing of a previous mortgage loan.

●	Nineteen (19) of the Mortgage Loans (33.3%) were originated in connection with the borrower’s acquisition of related Mortgaged Property.

●	Five (5) of the Mortgage Loans (5.2%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

●	One (1) Mortgage Loan (1.8%) was originated in connection with the borrower’s refinancing and acquisition of the related portfolio of Mortgaged Properties.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the 188 Spear Street, ExchangeRight Net Leased Portfolio 28, Inland Life Storage Portfolio, Emerald Pointe Apartments, Tower Plaza, Meidinger Tower, Ocala Industrial, 125 Borinquen Place, Indiana Hotel Portfolio, SoCal Medical Office Portfolio, Wilmington Industrial Portfolio, ExchangeRight Net Leased Portfolio #27, 10000 Santa Monica Boulevard, Ridgeview Plaza, CIRE Equity Retail & Industrial Portfolio, Pacific Grove Portfolio, Los Robles Medical Office, At Home Store - Palm Beach Gardens, Gray Oaks Corporate Center, Lake Howell Plaza and Walmart Supercenter Fulton Mortgage Loans (collectively, 37.7%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within approximately the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or group of Mortgage Loans with related borrowers, we note the following:

●	With respect to the 188 Spear Street Mortgage Loan (6.4%), the Mortgaged Property was acquired by the related borrower from the mezzanine note holder following a foreclosure of the related ownership interest in November 2009. The previous owner had acquired the Mortgaged Property as part of a national portfolio of office properties in a highly leveraged transaction, and encountered financial problems when occupancy dropped across the portfolio, including the subject Mortgaged Property. Additionally, two wholly owned subsidiaries of the related guarantor were borrowers under two separate loans at unrelated retail properties. The lenders foreclosed on the unrelated properties in December 2011 and June 2011, respectively, after Borders, a former bookstore chain, filed for bankruptcy in 2011 and went dark at the unrelated properties. The outstanding balance of the loans at the time of foreclosure was $8.7 million and $11.2 million, respectively. The loan with an outstanding balance of $8.7 million at the time of foreclosure was part of a conduit transaction (BSCMS 2005-T18).

●	With respect to the ExchangeRight Net Leased Portfolio 28 Mortgage Loan (4.7%), one of three guarantors and borrower sponsors guaranteed a prior loan secured by a property unrelated to the Mortgaged Properties that in November 2009 became the subject of foreclosure proceedings that were settled in May 2013.

●	With respect to the Inland Life Storage Portfolio Mortgage Loan (3.3%),the related borrower sponsor has had six previous foreclosures, one previous deed in lieu of foreclosure and has four ongoing foreclosures, all unrelated to the Mortgaged Properties.

●	With respect to the Emerald Pointe Apartments Mortgage Loan (2.7%), one of the related borrower sponsors previously owned a property (unrelated to the Mortgaged Property) which was negatively affected by the 2007 recession and other property-specific issues that caused an increase in physical and economic vacancy. The loan secured by such property became subject to an uncontested foreclosure and the related property was transferred to the lender in August 2010. In addition, the loan securing the borrower sponsor’s personal residence was disposed of by way of a short sale in August 2010. The unpaid balance of the loan was approximately $2,100,000 and the sale price was approximately $1,100,000. At closing of the related sale, the borrower sponsor settled the outstanding balance with a one-time payment of $100,000.

●	With respect to the Tower Plaza Mortgage Loan (2.1%), the Mortgaged Property was acquired by the related borrower from the special servicer under the JPMCC 2004-C2 transaction following a foreclosure on the related ownership interest in March 2014. There was no loss to the previous trust.

●	With respect to the Meidinger Tower Mortgage Loan (2.0%), the Meidinger Tower Mortgaged Property previously secured a loan that was securitized in MLMT 2005-CKI1, went into default and was transferred to special servicing. The seller of the Mortgaged Property or its affiliate Torchlight Investors purchased the related note in 2013 at an estimated discount of $13.3 million on an outstanding loan balance of $23.5 million after the Mortgaged Property was placed in receivership and subsequently foreclosed on and took ownership of the Mortgaged Property. The related borrower sponsors purchased the Mortgaged Property from Torchlight Investors in 2017. The borrower sponsors are also borrower sponsors of a 2007 loan in the amount of $60,750,000 secured by an office tower in Memphis, TN (“Clark Tower”, which is unrelated to the Mortgaged Property) that was placed into special servicing in 2014. Pursuant to a loan modification agreement with the lender in 2015, the mortgage secured by Clark Tower was split into an A Note in the amount of $43,500,000 and a B (hope) note in the amount of $16,988,546.89 and the related term was extended with two, one-year extensions. When the borrower sponsors secured refinancing in 2017, a payoff letter was issued and the sponsors moved toward closing. Six days before refinancing, the lender contested the payoff amount calculations and withdrew its consent to refinance. The lender filed an action to appoint a receiver in order to move toward foreclosure, alleging that the loan was in default due to (a) failure to timely exercise the second extension option and (b) failure to deposit a certain approximate amount of rent into the lockbox account. The sponsors filed an action seeking damages based on the lender’s actions to prevent the refinance and refuting the failure to timely exercise the second extension option claim. In April 2019, the New York Supreme Court granted a preliminary injunction restraining the lender from foreclosing on Clark Tower and rejected the lender’s claim of failure to deposit rents into the lockbox account. Subsequently, the lender voluntarily withdrew its action and its case was dismissed without prejudice. Litigation is still ongoing with respect to the borrower sponsors’ claims. The loan remains in special servicing and the borrower sponsors have not re-secured refinancing.

●	With respect to the Ocala Industrial Mortgage Loan (2.0%), two of the related borrower sponsors owned five properties that secured loans which were subject to foreclosure and one property that secured a loan which was subject to a discounted payoff, each unrelated to the Mortgaged Property. Two of the borrowers under such prior loans filed for bankruptcy in connection with such defaults. The property involved in the discounted payoff was subsequently secured by a loan securitized in 2017.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Thirteen (13) of the Mortgaged Properties (collectively, 23.0%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1 to this prospectus.

●	Eleven (11) of the Mortgaged Properties (collectively, 7.9%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property (other than the single tenant Mortgaged Properties identified above).

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as 188 Spear Street, ExchangeRight Net Leased Portfolio 28 and New Orleans MOB Portfolio – 372 MacArthur Boulevard.

The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date (in the case of Mortgage Loans that are not ARD Loans) or Anticipated Repayment Date (in the case of ARD Loans), as applicable.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
Vanguard Portfolio	6.1%	No	Various(1)	11/7/2028
ExchangeRight Net Leased Portfolio 28 – Pick n Save - Oconomowoc, WI	0.6%	No	12/31/2029	8/1/2029
ExchangeRight Net Leased Portfolio 28 – Pick n Save - Wales, WI	0.5%	No	12/31/2029	8/1/2029
ExchangeRight Net Leased Portfolio 28 – Hobby Lobby - Hendersonville, TN	0.4%	No	9/30/2029	8/1/2029
ExchangeRight Net Leased Portfolio 28 – Hobby Lobby - Appleton, WI	0.3%	No	6/30/2029	8/1/2029
ExchangeRight Net Leased Portfolio 28 – Walgreens - Newport News, VA	0.3%	No	8/31/2030	8/1/2029
ExchangeRight Net Leased Portfolio 28 – Walgreens – North Aurora, IL	0.2%	No	2/28/2030	8/1/2029
ExchangeRight Net Leased Portfolio 28 – Walgreens - Fort Worth, TX	0.2%	No	11/30/2028	8/1/2029
ExchangeRight Net Leased Portfolio 28 – Walgreens – Flint, MI	0.2%	No	2/28/2029	8/1/2029
ExchangeRight Net Leased Portfolio 28 – Walgreens - Peoria, IL	0.1%	No	8/31/2029	8/1/2029
ExchangeRight Net Leased Portfolio 28 – O'Reilly Auto Parts - Lexington, SC	0.1%	No	11/30/2029	8/1/2029
ExchangeRight Net Leased Portfolio 28 – Dollar Tree - Beech Island, SC	0.1%	No	2/28/2029	8/1/2029
ILPT Hawaii Portfolio	2.0%	No	Various(2)	2/7/2029
ExchangeRight Net Leased Portfolio #27 – Pick n Save – Muskego, WI	0.1%	No	12/31/2029	5/6/2029
ExchangeRight Net Leased Portfolio #27 – Walgreens - Augusta, GA	0.0%	No	4/1/2029	5/6/2029
ExchangeRight Net Leased Portfolio #27 – Walgreens - Dayton, OH	0.0%	No	3/31/2029	5/6/2029

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
ExchangeRight Net Leased Portfolio #27 – Tractor Supply - Duncansville, PA	0.0%	No	1/31/2029	5/6/2029
ExchangeRight Net Leased Portfolio #27 – Dollar Tree - Kaukauna, WI	0.0%	No	5/31/2029	5/6/2029
At Home Store –Palm Beach Gardens	0.9%	No	8/31/2029	6/6/2029
Gray Oaks Corporate Center	0.6%	No	4/30/2025	7/6/2029

(1)	Three (3) of the Vanguard Portfolio Mortgaged Properties are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date. See Annex A-1 for the related Lease Expiration Dates.

(2)	One hundred (100) of the ILPT Hawaii Portfolio Mortgaged Properties are occupied by a single tenant under a lease that expires prior to, or within 12 months after, the related maturity date. See Annex A-1 for the related Lease Expiration Dates.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1 to this prospectus.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as the TriAtria Office Building, Meidinger Tower, New Orleans MOB Portfolio – 3901 Houma Boulevard, New Orleans MOB Portfolio – 3712 MacArthur Boulevard and New Orleans MOB Portfolio – 3000 West Esplanade Avenue.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect to the Moffett Towers II – Buildings 3 & 4 Mortgage Loan (6.9%), the sole tenant, Facebook, has taken possession of its space and is in a free rent period and has not completed its build-out. The sole tenant is expected to begin paying rent in January 2020 at the portion of the Mortgaged Property known as Building 3 and in December 2019 at the portion of the

Mortgaged Property known as Building 4. At the origination of the Mortgage Loan, the borrower reserved $16,127,329 representing 100% of the free rent.

●	With respect to the Tower Plaza Mortgage Loan (2.1%), the largest tenant, 88 Ranch Marketplace, subleases approximately 13,850 square feet of its 37,503 square feet to a restaurant, bakery and other small uses.

●	With respect to the 588 East San Lorenzo Road Mortgage Loan (0.4%), the sole tenant, Delphi Health Group, has two months of free rent and will first pay rent for the month of September 2019.

In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational. For more information see Annex A-3 to this prospectus and the accompanying footnotes, in particular those related to the Mortgaged Property identified on Annex A-1 to this prospectus as Moffett Towers II – Buildings 3 & 4.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 to this prospectus and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	Moffett Towers II – Buildings 3 & 4, ExchangeRight Net Leased Portfolio 28 – Walgreens - Newport News, VA, ExchangeRight Net Leased Portfolio 28 – Walgreens - Aurora, IL, ExchangeRight Net Leased Portfolio 28 – Walgreens - Hammond, IN, ExchangeRight Net Leased Portfolio 28 – Walgreens - North Aurora, IL, ExchangeRight Net Leased Portfolio 28 – Walgreens - Fort Worth, TX, ExchangeRight Net Leased Portfolio 28 – Tractor Supply - Lake Charles, LA, ExchangeRight Net Leased Portfolio 28 – Walgreens - Flint, MI, ExchangeRight Net Leased Portfolio 28 – Tractor Supply - Springtown, TX, ExchangeRight Net Leased Portfolio 28 – Walgreens - Orland Park, IL, ExchangeRight Net Leased Portfolio 28 – Walgreens - Peoria, IL, ExchangeRight Net Leased Portfolio 28 – O'Reilly Auto Parts - Lexington, SC, ExchangeRight Net Leased Portfolio 28 – Dollar Tree - Beech Island, SC, ILPT Hawaii Portfolio - 2828 Paa Street, ILPT Hawaii Portfolio - 918 Ahua Street, ILPT Hawaii Portfolio - 2826 Kaihikapu Street, ILPT Hawaii Portfolio - 1052 Ahua Street, ILPT Hawaii Portfolio - 2831 Kaihikapu Street and ILPT Hawaii Portfolio - 1045 Mapunapuna Street, Visions Hotel Portfolio II – Courtyard Horseheads, Visions Hotel Portfolio II – Fairfield Inn Watertown, SWVP Portfolio – Intercontinental, Hilton Garden Inn - San Diego Mission Valley Stadium, ExchangeRight Net Leased Portfolio #27 – O’Reilly – Knoxville, TN, ExchangeRight Net Leased Portfolio #27 – O’Reilly – South Houston, TX, ExchangeRight Net Leased Portfolio #27 – Walgreens – Lubbock, TX, ExchangeRight Net Leased Portfolio #27 – Walgreens – Houma, LA, ExchangeRight Net Leased Portfolio #27 – Walgreens – Greendale, WI, ExchangeRight Net Leased Portfolio #27 – Walgreens – Augusta, GA, ExchangeRight Net Leased Portfolio #27 – Hy-Vee – Cottage Grove, MN, ExchangeRight Net Leased Portfolio #27 – Walgreens – Edmond, OK, ExchangeRight Net Leased Portfolio #27 – Walgreens – Dayton, OH, Town Square, Los Robles Medical Center, CVS Staten Island, Jackson Retail Portfolio – Northpark Station, Walgreens – Conyers GA and Walgreens – Palatka FL Mortgaged Properties (collectively, 16.3%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

●	With respect to the Moffett Towers II Buildings 3 & 4 Mortgaged Property (6.9%), the sole tenant, Facebook, has a right of first refusal to purchase the Mortgaged Property if the borrower is willing and able to accept an offer to sell the Mortgaged Property to one of Facebook’s competitors (defined as Alphabet Inc., Amazon, Inc., Apple Inc. and Microsoft Corporation). The right of first refusal will remain active so long as Facebook has not assigned its lease to an unaffiliated third party and is not in material monetary default under its lease. The lease specifically carves out transfers in connection with a foreclosure or deed-in-lieu of foreclosure and transfers of membership interests in the related borrower to a foreclosure owner.

●	With respect to the ExchangeRight Net Leased Portfolio 28 Mortgage Loan (4.7%), the sole tenant at each of the Walgreens - Newport News, VA, Walgreens - Aurora, IL, Walgreens - Hammond, IN, Walgreens - North Aurora, IL, Walgreens - Fort Worth, TX, Tractor Supply - Lake Charles, LA, Walgreens - Flint, MI, Tractor Supply - Springtown, TX, Walgreens - Orland Park, IL, Walgreens - Peoria, IL, O'Reilly Auto Parts - Lexington, SC and Dollar Tree - Beech Island, SC, has a ROFR to purchase the related Mortgaged Property if the landlord seeks to sell the related Mortgaged Property to a third party. Each related sole tenant executed a Subordination, Non-Disturbance and Attornment Agreement in connection with the origination of the ExchangeRight Net Leased Portfolio 28 Mortgage Loan, subordinating its lease to the ExchangeRight Net Leased Portfolio 28 Mortgage Loan. The related ROFR does not apply to a transfer of the related Mortgaged Property in connection with a foreclosure or a deed-in-lieu of foreclosure.

●	With respect to the Hilton Garden Inn – San Diego Mission Valley Stadium Mortgaged Property (2.5%), the ground lessor has a right of first refusal to purchase the improvements at and the leasehold interest in the related Mortgaged Property in the event of a proposed sale of such improvements and assignment of such leasehold interest. The right of first refusal is not applicable to a sale of the improvements and assignment of any leasehold interest in the related Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties, excluding master leases with respect to Mortgage Loans identified under “–Mortgage Pool Characteristics–Delaware Statutory Trusts,” at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Renaissance Center VI Mortgaged Property (1.3%), the related ground lessor, an affiliate of the related borrower sponsor, leases the Mortgaged Property to the related borrower. The borrower in turn subleases the Mortgaged Property to another affiliate of the borrower sponsor, who in turn subleases the Mortgaged Property to an unaffiliated third party.

●	With respect to the Candle-Lite Warehouse Mortgaged Property (1.3%), the sole tenant, Candle-Lite Company, LLC, is an affiliate of the related borrower sponsor, and the related lease is guaranteed by the related borrower sponsor.

●	With respect to the Town Square Mortgaged Property (1.1%), the related ground lessee is an affiliate of Pambs, LLC, which holds a membership interest in the borrower sponsor.

●	With respect to the Arapahoe Industrial Park Mortgaged Property (1.0%), the largest tenant, Kazmira, occupying approximately 22.4% of the NRA of the Mortgaged Property, is an affiliate of the related borrower sponsors. Kazmira ‘s leases and reimbursement income is guaranteed by the related borrower sponsors.

●	With respect to the Summerville Plaza Mortgaged Property (0.6%), the largest tenant, Stars and Strikes, occupying approximately 66.9% of the NRA, is an affiliate of one of the related borrower sponsors, and the related lease is guaranteed by such related borrower sponsor.

●	With respect to the 32-34 Broad Street Mortgaged Property (0.5%), the third largest tenant, TIBS Realty, occupying 19.6% of the NRA, is an affiliate of the related borrower sponsor.

●	With respect to the Jackson Retail Portfolio Mortgage Loan (0.4%), the largest tenant, Quest Fitness, occupying 46.6% of the NRA of the Mortgaged Properties, is an affiliate of one of the related borrower sponsors.

●	With respect to the 205-207 East Washington Street Mortgaged Property (0.3%), the lease for the largest tenant, Blue Tractor, occupying approximately 49.3% of the NRA, is guaranteed by one of the related borrower sponsors. Blue Tractor is an affiliate of such borrower sponsor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1 to this prospectus.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans or group of Mortgage Loans with related borrowers, we note the following:

●	With respect to the Moffett Towers II – Buildings 3 & 4 Mortgaged Property (6.9%), the Mortgaged Property is part of a larger development owned by affiliates of the borrower. These other properties, totaling nearly 7.2 million square feet, compete with the Mortgaged Property, and in certain cases are leased to the same tenant as the Mortgaged Property. The related Mortgage Loan documents do not contain “anti-poaching” provisions to prevent the related borrower or its affiliates from steering or directing existing or prospective tenants to the competing properties.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Twenty-three (23) of the Mortgaged Properties (28.6%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 18% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to forty-one (41) Mortgage Loans (collectively, 69.4%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 17 and 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

●	With respect to the ExchangeRight Net Leased Portfolio 28, Ocala Industrial, Renaissance Center VI, ExchangeRight Net Leased Portfolio #27, At Home Store – Palm Beach Gardens, 9th & Maple Fee, Walmart Supercenter Fulton, 588 East San Lorenzo Road, Walgreens – Conyers GA and Walgreens – Palatka FL Mortgage Loans (collectively, 11.8%), the related borrower may rely on the single tenant’s, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions, if any, to representation and warranty nos. 17 and 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

●	With respect to the Glenmont Abbey Village Mortgage Loan (1.9%), the related Mortgaged Property is subject to certain deed restrictions including, among other things, (i) a conveyance restriction requiring the borrower to transfer, at the election of the Town of Bethlehem (the “Town”), an approximately 1.6 acre parcel of undeveloped land to the Town at any time requested, (ii) an occupancy restriction, prohibiting the use of the Mortgaged Property for any purpose other than senior housing and (iii) a development restriction, requiring the preservation of certain portions of the Mortgaged Property as a natural area.

●	With respect to the Mount Kemble Mortgage Loan (1.5%), the Mortgaged Property is subject to a Declaration of Restriction for Modified Transition Area recorded on December 28, 1998, which generally provides that certain activities, including removal, excavation or disturbance of soil, dumping or filling with any materials, erection of structures, and other similar activities, may not be undertaken at the Mortgaged Property unless the New Jersey Department of Environmental Protection has found that (i) there is compelling public need for the activity greater than the need to protect the area protected by the declaration and (ii) the activity has no practicable alternative which would (a) not involve a “transition area” under the applicable state regulations, (b) involve a transition area but would have less adverse impact on the transition area and the adjacent wetlands and (c) not have other significant adverse environmental consequences.

●	With respect to the CIRE Equity Retail & Industrial Portfolio Mortgage Loan (1.0%), the Homeland – Bartow, FL Mortgaged Property only has indirect access to a public road over railway tracks pursuant to a non-recorded license agreement dated as of June 16, 1982 with the owner of such railway tracks (the “Bartow License Agreement”). The related title policy makes no exception for access to the Homeland – Bartow, FL Mortgaged Property and the Mortgage Loan documents require the borrowers to comply with the Bartow License Agreement. If at any time there is a lack of legal access to the Homeland – Bartow, FL Mortgaged Property (due to a termination of the Bartow License Agreement or otherwise), the borrowers are required to prepay the Mortgage Loan as more particularly described in “—Releases; Partial Releases” below. The borrowers’

failure to transfer the Homeland – Bartow, FL Mortgaged Property pursuant to the terms of the Mortgage Loan documents is an event of default.

●	With respect to the 125 Borinquen Place Mortgaged Property (1.8%), 20.0% of the units at the Mortgaged Property do not have a certificate of occupancy. Pursuant to the underlying loan documents, the borrower has full recourse liability for the entire debt until the borrower has received a certificate of completion and thereafter receives a temporary certificate of occupancy. In addition, the Mortgaged Property is subject to certain affordable housing restrictions in connection with a New York City zoning ordinance which requires the borrower to, among other things, lease at least 25 of its units to households at or below 80.0% of the related area median income.

●	With respect to the 48 Saint Nicholas Place Mortgaged Property (1.5%), 13 units at the Mortgaged Property are rent stabilized subject to the HSTP Act. See “Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

●	With respect to the Ambler Yards Mortgaged Property (1.1%), in connection with a controlled recognized environmental condition noted in the Phase I ESA related to historical industrial uses of the Mortgaged Property, the Mortgaged Property is subject to activity and use limitations memorialized in a uniform environmental covenant recorded by the Pennsylvania Department of Environmental Protection in 2015 under the state’s voluntary cleanup program. The activity and use limitations restrict the use of the Mortgaged Property to non-residential use, prohibit the use of groundwater, prohibit the construction of buildings without investigation and/or installation of measures to mitigate vapor intrusion, and stipulate the inspection and maintenance of engineering controls at Building Nos. 14 and 23. In addition, pursuant to a 2018 recorded Declaration of Covenants, Easements and Restrictions Concerning Stormwater Facilities, no drilling for groundwater or ground wells is allowed at the Mortgaged Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

●	With respect to the At Home Store – Palm Beach Gardens Mortgaged Property (0.9%),the Mortgaged Property is subject to an reciprocal easement agreement with an adjacent shopping center property owner that grants beneficial access and signage easements along the shared access drive between the Mortgaged Property and the shopping center. The owner of the Mortgaged Property is required to maintain the shared access drive and the monument signage. The reciprocal easement agreement is cross-defaulted with the single tenant lease in place at the Mortgaged Property. The Mortgage Loan documents provide recourse to the guarantor and borrower for any default under the reciprocal easement agreement.

●	With respect to the Jackson Retail Portfolio Mortgage Loan (0.4%), the Northpark Station Mortgaged Property is subject to a deed restriction, which provides that the borrower or any subsequent owner may not violate the use restrictions which require, among other things: (i) that the Mortgaged Property be maintained as a retail development; and (ii) no tenant uses at the Mortgaged Property constitute, among other prohibited uses, sporting goods stores, book stores, jewelry stores in excess of 3,500 square feet, clothing/shoe stores in excess of 5,000 square feet or linens/houseware stores. In the event that such restrictions are violated, the grantor of the deed has the right to purchase the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 7 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

●	With respect to the 48 Saint Nicholas Place Mortgaged Property (1.5%), the Mortgaged Property is located within a historic district. Such properties may have restrictions related to renovations,

construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions. Restoration at the Mortgaged Property is permitted, subject to permit approvals by the Landmarks Preservation Commission.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Vanguard Portfolio Mortgage Loan (6.1)%, neither a guaranty nor an environmental indemnity was obtained from an entity distinct from the related borrowers.

●	With respect to the 10000 Santa Monica Boulevard Mortgage Loan (1.1%), the non-recourse carveout guarantors are (i) Sonny Kahn, solely in his capacity as trustee of the SK Business Trust, a Florida Trust, (ii) Russell Galbut, solely in his capacity as trustee of the RF Business Trust, a Florida Trust, and (iii) Bruce A. Menin, solely in his capacity as trustee of the Menin 1998 Business Trust, a New York Trust. In the event that the trust for whom the applicable individual is acting as a trustee (each such individual, an “10000 Santa Monica Boulevard Individual Guarantor”) is voluntarily or involuntarily revoked, terminated or otherwise ceases to exist, then such 10000 Santa Monica Boulevard Individual Guarantor will be required to become a recourse carve-out guarantor and personally liable under the 10000 Santa Monica Boulevard Loan documents. In the event that such trust involuntarily ceases to exist, the liability of such 10000 Santa Monica Boulevard Individual Guarantor under the Mortgage Loan documents may not exceed the sum of the assets of the trust estate received by such 10000 Santa Monica Boulevard Individual Guarantor plus any assets to which such 10000 Santa Monica Boulevard Individual Guarantor would have been entitled but for such revocation, termination or cessation of existence.

●	With respect to the CIRE Equity Retail & Industrial Portfolio Mortgage Loan (1.0%), Joshua Volen and Trevor Smith (the “CIRE Equity Retail & Industrial Portfolio Individual Guarantors”), two of the three related guarantors, will be released from any and all liability for any guaranteed obligations and will no longer be guarantors under the Mortgage Loan documents upon the date that the CIRE Equity Retail & Industrial Portfolio Individual Guarantors provide written notice and supporting evidence to the lender (as confirmed by the lender in writing within 10 days of such notice), that the third guarantor, CIRE OpCo I, LLC, independently (and not in the aggregate with any other guarantors), maintains a net worth and liquid assets equal to or greater than the collective net worth and liquid assets thresholds of $25,000,000 and $5,000,000, respectively, provided that, to the extent the Homeland – Bartow, FL Mortgaged Property has been released from the lien of the mortgages in accordance with the Mortgage Loan documents, the liquid assets threshold will be reduced to $3,000,000.

●	With respect to the ILPT Hawaii Portfolio Mortgage Loan (2.0%), the Mortgage Loan documents do not provide full recourse for voluntary transfers made in violation of the Mortgage Loan documents; however, the Mortgage Loan documents do provide recourse for losses to the lender in connection with such transfers. In addition, the guarantor’s liability for any guaranteed obligations for which the Mortgage Loan documents provide full recourse is limited to an amount equal to 15% of the outstanding principal balance of the related Whole Loan as of the date of occurrence of any full recourse trigger event.

●	With respect to the At Home Store – Palm Beach Gardens Mortgage Loan (0.9%), at origination, the guarantor provided a partial payment guaranty to the lender in an amount equal to $1,000,000, plus all out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the lender in collecting the foregoing, together with all interest accrued and unpaid thereon (which partial payment guaranty remains in effect for the entire term of the Mortgage Loan). We cannot assure you that such guaranty would not be considered by a bankruptcy court as a significant factor in determining whether to substantively consolidate the assets and liabilities of the borrower with those of the guarantor.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the 2 North 6th Place Mortgage Loan (2.1%), the Mortgaged Property has the benefit of a 421-a property tax exemption resulting from the construction of 347 affordable housing units on an adjacent, non-collateral development. Under the 421-a tax exemption, taxes are based on the Mortgaged Property’s pre-construction assessment. The Mortgaged Property’s increase in assessed value is 100% exempt from property taxes until the 2039 tax year, with taxes phasing in at 20% increments during 2040 through 2045.

●	With respect to the 125 Borinquen Place Mortgage Loan (1.8%), the related Mortgaged Property benefits from a 421-a property tax exemption in connection with the Mortgaged Property’s location in an underserved area. The tax exemption commenced on July 1, 2017. The Mortgaged Property’s increase in assessed value is 100% tax exempt through the 2038 tax year, with taxes related to an increase in assessed value phasing in in approximately 20% increments beginning in the 2039 tax year, reaching 0% tax exempt for the 2043 tax year. The abated taxes for the 2018-2019 tax year are $104,858, as compared to the unabated taxes of $1,238,281. The Mortgage Loan was underwritten based on the abated taxes for the 2019-2020 tax year.

●	With respect to the Visions Hotel Portfolio II Mortgage Loan (1.8%), certain of the Mortgaged Properties benefit from multiple 10-year or 20-year tax abatements pursuant to various payment in lieu of taxes (“PILOT”) agreements. The Mortgage Loan was underwritten based on the unabated taxes for the 2018-2019 tax year.

●	With respect to the Town Square Mortgaged Property (1.1%), the related Mortgage Loan was originated pursuant to a reverse Code Section 1031 tax-deferred exchange with respect to the ownership of the related borrower (the “Exchange Borrower”). The current sole member of the Exchange Borrower is SS Sontag EAT LLC (the “Qualified Intermediary”), and such exchange is secured by the pledge of all membership interest of the Qualified Intermediary in the Exchange Borrower. Following a holding period of no more than 185 days from origination of the underlying Mortgage Loan (the “Holding Period”), 305 Monsey Holdings LLC (the “Exchange Owner”) will become the sole member of the Exchange Borrower, whether or not the exchange is successful, upon the satisfaction of certain conditions pursuant to the Mortgage Loan documents. Such conditions include, but are not limited to: (i) the Exchange Borrower delivers to the lender written notice at least 5 business days prior to the exchange; (ii) the Exchange Borrower delivers to the lender all assignment documentation necessary to complete such exchange; (iii) the lender receives a reaffirmation from the Exchange Borrower and the guarantor of all loan documents to which each is a party; (iv) the Exchange Borrower files all necessary documentation with the applicable governmental authority; (v) the Exchange Borrower delivers to the lender evidence that all taxes, fees and charges owed in connection with the exchange have been paid in full; (vi) the lender receives an officer’s certificate stating that all amounts owed under the exchange documents have been paid in full; and (vii) the Exchange Borrower pays all costs and expenses incurred by the lender in connection with the exchange. During the Holding Period, the Exchange Borrower holds title to the Mortgaged Property and leases the Mortgaged Property to the Exchange Owner under the terms of the related property management agreement executed to facilitate such exchange.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-three (23) Mortgage Loans (41.9%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Twenty-eight (28) Mortgage Loans (22.6%) require monthly payments of principal and interest for the entire term to stated maturity.

Twenty-one (21) Mortgage Loans (28.6%) provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

One (1) of the Mortgage Loans (6.9%) provide for interest-only payments for the entire term to Anticipated Repayment Date, with no scheduled amortization prior to that date; provided that if such Mortgage Loans are outstanding from and after the related Anticipated Repayment Date occurring approximately ten years following the related origination date, interest will accrue at the related Revised Rate.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	23	$ 392,407,500	41.9%
IO-Balloon	21	268,047,500	28.6
Amortizing Balloon	28	211,884,143	22.6
ARD-Interest Only	1	65,000,000	6.9
Total	73	$ 937,339,143	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	23	$284,291,050	30.3%
5	1	20,000,000	2.1
6	47	557,030,593	59.4
7	2	76,017,500	8.1
Total	73	$937,339,143	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	57	$793,045,593	84.6%
5	5	55,813,498	6.0
7	11	88,480,052	9.4
Total	73	$937,339,143	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold, subleasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

One (1) Mortgage Loan secured by the Moffett Towers II – Buildings 3 & 4 Mortgaged Property (6.9%) (the “ARD Loan”), provides that, after a certain date (the “Anticipated Repayment Date” or “ARD”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date for the ARD Loan.

With respect to the Moffett Towers II – Buildings 3 & 4 Mortgage Loan (6.9%), the related Revised Rate is an annual rate equal to the related Revised Rate is equal to the greatest of (i) the related Initial Rate plus 150 basis points, (ii) the related swap rate plus 150 basis points or (iii) when applicable pursuant to the related Mortgage Loan documents, the default rate.

The ARD Loans is interest-only until its Anticipated Repayment Date. Consequently, the repayment of such ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto).

The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on its Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class S certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately two to seven months) up to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date). See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Sixty-two (62) Mortgage Loans (81.9%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Nine (9) Mortgage Loans (9.1%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) of the Mortgage Loans (6.9%), prohibits voluntary principal prepayments during a Lock-out Period, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or Prepayment Premium for a specified period, and thereafter for a specified period, permit the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the Anticipated Repayment Date (or such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable (or, in the case of the Anticipated Repayment Date or commencement of the open prepayment period, outstanding) on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) of the Mortgage Loans (2.0%), prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield

Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
2	1	0.5%
3	13	20.4
4	45	51.5
5	5	6.3
6	4	3.3
7	5	18.1
Total	73	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Defeasance

The terms of sixty-four (64) Mortgage Loans (the “Defeasance Loans”) (collectively, 90.9%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, or anticipated to be outstanding on the related Anticipated Repayment Date or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings

Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Vanguard Portfolio Mortgage Loan (6.1%), the Mortgage Loan documents permit the borrowers to obtain the release of any individual Mortgaged Property upon a bona fide sale to a third party, provided, among other conditions, (i) the borrowers pay 125% of allocated loan amount for such Mortgaged Property to be released, together with all accrued and unpaid interest on the principal being prepaid and any applicable yield maintenance premium; (ii) no event of default has occurred and is continuing; (iii) the debt yield after giving effect to such release is not less than the greater of (a) the debt yield immediately prior to such release and (b) the debt yield at origination; (iv) the loan-to-value ratio after giving effect to such release is not more than the lesser of (a) the loan-to-value ratio immediately prior to such release and (b) the loan-to-value ratio at origination; (v) the debt service coverage ratio after giving effect to such release is not less than the greater of (a) the debt service coverage ratio immediately prior to such release and (b) the debt service coverage ratio at origination; and (vi) satisfaction of customary REMIC requirements.

●	With respect to the Inland Life Storage Portfolio Mortgage Loan (3.3%), beginning after September 1, 2021, the borrower may obtain the release of an individual property (the “Inland Life Storage Portfolio Release Property”) upon at least 30 days’ but no more than 90 days’ prior written notice, and the satisfaction of the conditions as set forth in the Mortgage Loan documents, including: (a) the borrower prepays the Mortgage Loan, in an amount equal to 120% of the allocated loan amount of each individual Mortgaged Property (the “Inland Life Storage Portfolio Adjusted Release Amount”); (b) after the release of the Inland Life Storage Portfolio Release Property, the lender will have determined that the Debt Service Coverage Ratio for the Mortgaged Properties then remaining, and after accounting for the payment and application of the Inland Life Storage Portfolio Adjusted Release Amount, must be at least equal to the greater of (i) 1.67x and (ii) the Debt Service Coverage Ratio for all of the then remaining Mortgaged Properties (including the Inland Life Storage Portfolio Release Property) for the twelve (12) full calendar months immediately preceding the release of the Inland Life Storage Portfolio Release

Property; provided, however, that for purposes of this clause (ii) the Debt Service Coverage Ratio will be deemed to be no greater than 1.70x; (c) after the release of the Release Property, the lender will have determined that the Loan to Value Ratio for the Mortgaged Properties then remaining, and after accounting for the payment and application of the Inland Life Storage Portfolio Adjusted Release Amount, must be no greater than the lesser of (i) 61.8% and (ii) the Loan to Value Ratio for all of the then remaining Mortgaged Properties (including the Inland Life Storage Portfolio Release Property) immediately preceding the release of the Inland Life Storage Portfolio Release Property; provided, however, that this condition will not apply to the release of any Inland Life Storage Portfolio Release Property to the extent that, after giving effect to such release, the aggregate release amounts of all of the Inland Life Storage Portfolio Release Properties which have been released is less than twenty percent (20%) of the total original principal balance of the Mortgage Loan; (d) after the release of the Inland Life Storage Portfolio Release Property, the lender will have determined that the Debt Yield for the Mortgaged Properties then remaining, and after accounting for the payment and application of the Inland Life Storage Portfolio Adjusted Release Amount, must be at least equal to the greater of (i) 9.3% and (ii) the Debt Yield for all of the then remaining Mortgaged Properties (including the Inland Life Storage Portfolio Release Property) for the twelve (12) full calendar months immediately preceding the release of the Inland Life Storage Portfolio Release Property; provided, however, that for purposes of this clause (ii) the Debt Yield will be deemed to be no greater than 9.6%; (e) the delivery of a rating agency confirmation; and (f) the delivery of a REMIC opinion.

●	With respect to the CIRE Equity Retail & Industrial Portfolio Mortgage Loan (1.0%), after the expiration of the related lockout period, the related borrowers are permitted to obtain the release of any individual Mortgaged Property, provided that, among other conditions: (a) the borrowers provide at least 20 days’ prior written notice; (b) the borrowers prepay the Mortgage Loan (1) if the release is pursuant to an arm’s-length agreement with a third party not affiliated with the borrowers or the guarantors (and in which no borrower or guarantor or any affiliate of any borrower or guarantor has any beneficial interest), in an amount equal to the greater of (A) 100% of the net sales proceeds or (B) 115% of the allocated loan amount, or (2) if the release is in connection with a transfer to an affiliated party, in an amount equal to 125% of the allocated loan amount, along with, in either case, any applicable prepayment fee and all interest which would have accrued on such allocated loan amount to be prepaid; (c) after giving effect to such release, (1) the borrower owning the applicable Mortgaged Property is dissolved and liquidated, (2) the debt service coverage ratio for the remaining Mortgaged Properties will not be less than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 1.52x; and (3) the loan-to-value ratio for the remaining Mortgaged Properties is not greater than the lesser of (x) the loan-to-value ratio immediately preceding such release or (y) 64.9%; (d) the borrowers pay all of the lender's out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); and (e) satisfaction of customary REMIC requirements.

●	With respect to the CIRE Equity Retail & Industrial Portfolio Mortgaged Loan (1.0%), after the expiration of the related lockout period, the related borrowers are permitted to obtain the release of one of more of the individual Mortgaged Properties (each, a “Released Property”), and the release of the applicable borrower’s obligations under the Mortgage Loan documents with respect to such Released Property (other than those obligations expressly stated to survive), by simultaneously substituting another fee interest (not subject to a ground lease or condominium regime) in real property (or properties) (each, a “Substitute Property”) for the Released Property, provided that, among other conditions: (a) the borrowers provide at least 45 days’ prior written notice; (b) the allocated loan amounts previously released in connection with a substitution, including the Released Property for such requested substitution, do not exceed $32,150,000; (c) the appraised value of the Substitute Property is not less than the greater of (1) the appraised value of the Released Property as of the date of origination, and (2) the appraised value of the Released Property immediately preceding such substitution; (d) after giving effect to such substitution, (1) the debt service coverage ratio for the remaining Mortgaged Properties will not be less than the greater of (x) the debt service coverage ratio immediately preceding such substitution and (y) 1.52x, and (2) the allocated loan-to-value ratio for the Substitute Property is not greater than the lesser of (x) the allocated loan-to-value ratio for the Released Property immediately preceding such sale or (y) the allocated loan-to-value ratio for the Released Property as of the date of origination; (e) the geographic diversity of the Mortgaged Properties is not materially different than the geographic diversity of the Mortgaged Properties immediately prior thereto; (f) the Substitute Property must be of the same asset type (i.e., a retail or industrial property) of like kind and quality as the Released Property, except that, (x) if the Released

Property is a retail property, such Substitute Property may be a retail, office or industrial property, and (y) if the Released Property is the Homeland – Bartow, FL Mortgaged Property, such Substitute Property may be an office or industrial property; (g) a new borrowing entity is formed to own the Substitute Property and must have a fee interest in the entire Substitute Property; (h) the weighted average expiration of the term of the leases at the Substitute Property is no earlier than that weighted average expiration of the term of the leases at the Released Property; (i) the borrowers pay the lender a fee of $15,000 for each substitution plus all of the lender's out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); and (j) satisfaction of customary REMIC requirements.

●	With respect to the CIRE Equity Retail & Industrial Portfolio Mortgage Loan (1.0%), after the expiration of the related lockout period, the related borrowers are permitted to obtain the release of certain unimproved portions of the Mortgaged Properties (each such unimproved portion, a “Non-Income Producing Release Parcel”) provided that, among other conditions: (a) the borrowers prepay the Mortgage Loan in an amount equal to (1) the greater of (A) 100% of the net sales proceeds or (B) the applicable allocated loan amount set forth in the Mortgage Loan documents, plus (2) any prepayment fee as defined in the Mortgage Loan documents on the principal being prepaid, plus (3) all interest which would have accrued on such allocated loan amount to be prepaid; (b) the release of such Non-Income Producing Release Parcel will not have a material adverse effect on the use or operation of, or access to or from, the portion of its remaining respective Mortgaged Property, (c) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Properties is not greater than 125%; (d) the borrowers pay all of the lender's out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); (e) the borrowers deliver an anti-poaching agreement satisfactory to the lender (to which the lender and its successors and assigned are a named third party beneficiary) from the applicable borrower and the transferee(s) of the Non-Income Producing Release Parcel in accordance with the terms of the Mortgage Loan documents; and (f) satisfaction of customary REMIC requirements.

●	With respect to the CIRE Equity Retail & Industrial Portfolio Mortgage Loan (1.0%), after the expiration of the related lockout period, the related borrowers are permitted to obtain the release of certain improved portions of the Mortgaged Properties (each such improved portion, an “Income Producing Release Parcel”) provided that, among other conditions: (a) the borrowers prepay the Mortgage Loan in an amount equal to (1) the greater of (A) 100% of the net sales proceeds or (B) the applicable allocated loan amount set forth in the Mortgage Loan documents, plus (2) any prepayment fee as defined in the Mortgage Loan documents on the principal being prepaid, plus (3) all interest which would have accrued on such allocated loan amount to be prepaid; (b) the release of such Income Producing Release Parcel will not have a material adverse effect on the use or operation of, or access to or from, the portion of its remaining respective Mortgaged Property; (c) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Properties is not greater than 125%; (d) the borrowers pay all of the lender's out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); (e) after giving effect to such release, (1) the debt service coverage ratio for the remaining Mortgaged Properties will not be less than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 1.52x, (2) the loan-to-value ratio for the remaining Mortgaged Properties is not greater than the lesser of (x) the loan-to-value ratio immediately preceding such release or (y) 64.9%; (f) the borrowers deliver an anti-poaching agreement satisfactory to the lender (to which the lender and its successors and assigns are a named third-party beneficiary) from the applicable borrower and the transferee(s) of the Income Producing Release Parcel in accordance with the terms of the Mortgage Loan documents; and (g) satisfaction of customary REMIC requirements.

●	With respect to the CIRE Equity Retail & Industrial Portfolio Mortgage Loan (1.0%), if at any time there is a lack of legal access to the Homeland – Bartow, FL Mortgaged Property (due to a termination of the Bartow License Agreement, to the extent no other legal access to the Mortgaged Property then exists, or otherwise) (any such event, a “Bartow Access Restriction

Event”), the borrowers are required to prepay the Mortgage Loan in an amount equal to (a) the allocated loan amount with respect to the Homeland – Bartow, FL Mortgaged Property, plus (b) payment of any prepayment fee as defined in the Mortgage Loan documents on the principal being prepaid, plus (c) all interest which would have accrued on such allocated loan amount to be prepaid (the “Bartow Access Restriction Payment”). If the borrowers make the Bartow Access Restriction Payment, the Homeland – Bartow, FL Mortgaged Property will be released from the liens of the mortgages upon the borrowers’ satisfaction of conditions set forth in the Mortgage Loan documents. The borrowers’ failure to transfer the Homeland – Bartow, FL Mortgaged Property within 30 days after the earlier to occur of (a) the discovery of any Bartow Access Restriction Event and (b) the lender’s written request for such transfer and release, will be an immediate event of default under the Mortgage Loan documents. For additional information, see “—Use Restrictions” above.

●	With respect to the Visions Hotel Portfolio II Mortgage Loan (1.8%), the borrower may obtain the release of certain Mortgaged Properties in connection with a partial defeasance after a lockout period, without prepayment (except as required by REMIC regulations) in connection with a bona fide sale to a third party, provided that, among other things the release amount be equal to the greater of: (i) 120% of the allocated loan amount for the release property, (ii) an amount which would result in the debt service coverage ratio for the remaining Mortgaged Properties, after giving effect to the individual property release, being not less than 2.00x, (iii) an amount which would result in the loan-to-value ratio for the remaining Mortgaged Properties, after giving effect to the individual property release, being no greater than 59.0%, (iv) an amount which would result in the debt yield for the remaining Mortgaged Properties, after giving effect to the individual property release, being no less than 13.0% and (v) delivery of an opinion of counsel that the release will not cause any related securitization trust to fail to comply with REMIC regulations. The borrower will not be permitted to release the Home2 Suites Oswego Mortgaged Property, the Hampton Inn Corning Painted Post Mortgaged Property or the Courtyard Horseheads Mortgaged Property from the lien of the security instrument unless all other Mortgaged Properties have been released.

●	With respect to the SWVP Portfolio Mortgage Loan (1.6%), after the expiration of the related lockout period, the Mortgage Loan documents permit the borrowers to obtain the release of any individual Mortgaged Property (other than the Intercontinental Mortgaged Property) in connection with a sale to an unaffiliated, third party in an arm’s length transaction, provided, among other conditions, (i) the borrowers deliver defeasance collateral in an amount equal to the greatest of (a) 120% of the allocated loan amount for the Mortgaged Property to be released, (b) an amount which would result in the debt service coverage ratio for the remaining Mortgaged Properties being no less than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 2.03x and (c) an amount which would result in the loan-to-value ratio for the remaining Mortgaged Properties being no greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 59.6% and (iii) satisfaction of customary REMIC conditions.

●	With respect to the Maui Portfolio Mortgage Loan (1.7%), after the expiration of the related lockout period, the related borrowers are permitted to obtain the release of the Maui Nui Golf Course Mortgaged Property, provided that, among other conditions: (a) the borrowers provide at least 30 days’ prior written notice; (b) the sale of such Mortgaged Property is pursuant to an arm’s-length agreement with an unaffiliated third party; (c) the borrowers partially defease the related whole loan in the principal amount equal to 115% of the allocated loan amount for the Maui Nui Golf Course Mortgaged Property; (d) the debt service coverage ratio (based upon the trailing 12-month period immediately preceding the date of the determination) for the remaining Mortgaged Property will not be less than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 2.36x; (e) the debt yield for the remaining Mortgaged Property will not be less than the greater of (x) the debt yield immediately preceding such release and (y) 16.5%, (f) the loan-to-value ratio for the remaining Mortgaged Property will be no greater than the lesser of (x) 63.2% and (y) the loan-to-value ratio for all of the Mortgaged Properties

(including the Maui Nui Golf Course Mortgaged Property) immediately prior to release; (g) the borrowers pay all of the lender's out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); and (h) satisfaction of customary REMIC requirements.

●	With respect to the TZA Multifamily Portfolio #2 Mortgage Loan (1.4%), after the expiration of the related lockout period, the Mortgage Loan documents permit the borrowers to obtain the release of any individual Mortgaged Property in connection with a sale to an unaffiliated, third party in an arm’s length transaction, provided, among other conditions, (i) the borrowers deliver defeasance collateral in an amount equal to 115% of the allocated loan amount for the Mortgaged Property to be released, (ii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties is no less than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 1.45x and (c) the loan-to-value ratio for the remaining Mortgaged Properties does not increase after the release, unless the lender receives an opinion of counsel that the Trust will not fail to maintain its status as a REMIC Trust as a result of the related release and (iii) satisfaction of customary REMIC conditions.

●	With respect to the BoaVida MHC Portfolio Mortgage Loan (1.3%), the borrower may obtain the release of certain Mortgaged Properties in connection with a partial defeasance after a lockout period, without prepayment (except as required by REMIC regulations) in connection with a bona fide sale to a third party, provided that, among other things the release amount be equal to the greater of: (i) 125% of the allocated loan amount for the release property, (ii) an amount which would result in the debt service coverage ratio for the remaining properties, after giving effect to the individual property release, being not less than 1.45x, (iii) an amount which would result in the loan-to-value ratio for the remaining properties, after giving effect to the individual property release, being no greater than 68.0%, (iv) an amount which would result in the debt yield for the remaining property, after giving effect to the individual property release, being no less than 9.0% and (v) delivery of an opinion of counsel that the release will not cause any related securitization trust to fail to comply with REMIC regulations.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Fifty-seven (57) Mortgage Loans (76.6%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Fifty-nine (59) Mortgage Loans (73.5%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Fifty-one (51) Mortgage Loans (59.0%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty-nine (29) Mortgage Loans (55.2%) secured in whole or in part by retail, office, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial, mixed use and other properties only.

Twenty-three (23) Mortgage Loans (36.7%) provide for upfront escrows that may be applied to pay down principal if certain performance criteria are not satisfied.

The Indiana Hotel Portfolio and the Baymont Inn & Suites - Mackinaw City Mortgage Loans (collectively, 1.8%) each require a seasonality reserve that was deposited in connection with the origination of such Mortgage Loan and/or that is required to be funded on an ongoing basis or, in certain cases, is required to be funded upon specified trigger events.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	24	$403,944,459	43.1%
Springing	35	309,802,737	33.1
Hard/Upfront Cash Management	3	84,050,000	9.0
Soft/Springing Cash Management	6	58,394,447	6.2
None	3	39,850,000	4.3
Other(1)	1	31,297,500	3.3
Soft/Upfront Cash Management	1	10,000,000	1.1
Total:	73	$937,339,143	100.0%

(1) The Inland Life Storage Portfolio Mortgage Loan has no lockbox and springing cash management.

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Starwood Mortgage Capital LLC—Starwood’s Underwriting Guidelines and Processes”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”; and “—Rialto Real Estate Fund III – Debt, LP—RREF’s Underwriting Guidelines and Processes”

48 Saint Nicholas Place and BoaVida MHC Portfolio Mortgaged Loans (collectively, 2.8%) were originated or acquired by Starwood Mortgage Capital LLC with exceptions to the related mortgage loan seller’s underwriting guidelines as described in the following bullet points:

●	The 48 Saint Nicholas Place Mortgage Loan (1.5%) was originated subject to an exception from the Starwood Mortgage Capital LLC underwriting guidelines and procedures due to the fact that the UW NCF Debt Yield of 6.4% is lower than the 7.0% UW NCF Debt Yield required by Starwood Mortgage Capital LLC’s underwriting guidelines. Starwood Mortgage Capital LLC’s decision to include the Mortgage Loan in the transaction was supported by, among other things, (i) the Mortgaged Property’s location in a submarket with a relatively low vacancy rate, (ii) the Mortgaged Property being 95.2% occupied as of July 1, 2019, and (iii) the Mortgaged Property’s 13 rent stabilized units. Certain characteristics of the Mortgage Loan can be found on Annex A-1. Based on the foregoing, Starwood Mortgage Capital LLC approved inclusion of the Mortgage Loan into this transaction.

●	The BoaVida MHC Portfolio Mortgage Loan (1.3%) was originated subject to an exception from the Starwood Mortgage Capital LLC underwriting guidelines and procedures due to the fact that the $5,000,000 umbrella insurance coverage at the Mortgaged Property is below the $10,000,000 umbrella insurance coverage required by Starwood Mortgage Capital LLC’s underwriting guidelines for loans with an unpaid principal balance between $10,000,000 and $15,000,000. Starwood Mortgage Capital LLC’s decision to include the Mortgage Loan in the transaction was supported by, among other things, (i) the borrower sponsor’s experience as an owner of approximately 7,171 pad sites (including the pad sites at the BoaVida MHC Portfolio Mortgaged Properties) across six states and (ii) the borrower sponsor’s financial wherewithal.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Moffett Towers II – Buildings 3 & 4	$65,000,000	6.9%	$85,000,000	$285,000,000	$155,000,000	$590,000,000	4.05%	44.3%	74.7%	3.46x	1.91x
TriAtria Office Building	$19,000,000	2.0%	$2,000,000	N/A	N/A	$21,000,000	4.53%	66.4%	73.4%	2.35x	1.99x
Mount Kemble	$14,000,000	1.5%	$3,950,000	17,000,000	N/A	$34,950,000	4.75%	66.2%	74.7%	2.46x	1.87x

(1)	Calculated including the mezzanine debt and any subordinate debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, unless (i) no event of default under the related Mortgage Loan is then continuing (taking into account the cure rights of the related mezzanine lender) and (ii) either (A) such prepayment of the mezzanine loan is from a source of funds other than the mortgage borrower, the Mortgaged Property, the guarantor and/or other collateral for the related Mortgage Loan or (B) such prepayments are in strict accordance with, and expressly permitted by, the Mortgage Loan documents, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus (without duplication) any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
188 Spear Street	$ 60,000,000	N/A	57.6%	N/A	8.5%	Yes	Yes
Gray Oaks Corporate Center	$ 5,700,000	N/A	51.1%	2.61x	10.52%	Yes	Yes
Krea Portfolio	$ 5,285,473	N/A	58.2%	1.61x	12.4%	Yes	Yes
32-34 Broad Street	$ 5,000,000	N/A	65.0%	1.50x	9.5%	Yes	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

In addition, six (6) Mortgaged Properties (5.1%) are located in Florida. Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

●	With respect to the Maui Portfolio Mortgage Loan (1.7%), OPC-CWG Maui Partners LLC (the "Class A Investor") holds a preferred equity interest in the sole member of the related borrowers in an amount equal to approximately $4.75 million (the "Class A Interest"). All other equity interests in such sole member are collectively referred to as the “Class B Interest”. The Class A Investor is entitled to a preferred rate of return on its investment of 10.5% per annum (payable at a current rate of 8.0% per annum (with deferral of the excess 2.5% permitted if distributable cash flow is insufficient to pay the full preferred return in such month, with the remaining accruing and payable at the final redemption date)), with such amounts payable from excess cash flow at the Mortgaged Property after the payment of debt service, reserves and operating expenses. Additionally, there is a required quarterly redemption of the Class A Interest which is equal to $296,875. The Class A Interest is guaranteed by the borrower sponsor, and has a term of four years, with no extension options. Additionally, pursuant to the related operating agreement, (a) the Class A Investor has the right to assume control of the borrowers under certain conditions set forth in the related operating agreement, and (b) the Class A Investor has the right to redeem the equity interest in the sole member of the borrowers collectively owned by the Class B members, in each case upon (i) the sole member’s failure to make a payment to the Class A Investor as and when due, (ii) any breach of the major decision rights of the Class A Investor under the sole member’s operating agreement, or (iii) an event of default (beyond any applicable notice and/or cure period) occurs under the Maui Portfolio Mortgage Loan. Pursuant to a Recognition Agreement (the “Recognition Agreement") that the lender entered into with the Class A Investor at origination, (A) there are certain limits to the Class A Member’s rights and remedies with respect to the borrowers’ sole member and the Mortgaged Property, and (B) certain major lender decisions, including, among others, creation by the lender of a mezzanine loan or any transfer of an interest in the Mortgage Loan to the borrowers, the guarantor or their respective affiliates, are subject to the consent of the Class A Investor.

●	With respect to the Town Square Mortgage Loan (1.1%), an affiliate of the related ground lessee, Pambs, LLC (“Town Square Member”), holds a membership interest in the borrower sponsor. Pursuant to a certain participation agreement executed on April 4, 2019, the Town Square Member is entitled to a 20.0% share of any distributions made by the borrower to the borrower sponsor, other than Town Square Profits (as defined below), after the borrower sponsor has achieved during the first 10 years following the acquisition of the Mortgaged Property (the “Town Square Acquisition Date”) a 9.0% return on its capital contributions to the borrower and a 10.0% return on its capital contributions to the borrower following the 10th year after the Town Square Acquisition Date. In addition, Town Square Member is entitled to a 25.0% share of any and all distributions made to the borrower sponsor following a sale or refinance or other capital event with respect to the mortgaged property after the borrower sponsor has received the return of all of its capital contributions to the borrower in full plus $1,550,000 (the “Town Square Profits”). Town Square Member has no voting rights or consulting rights with respect to either the borrower or borrower sponsor.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

●	With respect to the Inland Life Storage Portfolio Mortgage Loan (3.3%),the related borrower may obtain unsecured loans from the related guarantor subject to the conditions of the Mortgage Loan documents, including: (i) such loans will be unsecured; (ii) such loans will be subordinate in all respects to the Mortgage Loan; (iii) the guarantor and borrower will enter into a subordination and standstill agreement; (iv) the proceeds of such loans will be used solely to pay certain payments and expenses pursuant to the Mortgage Loan documents; (v) the aggregate amount of all such loans that may be entered into without the lender’s consent may not exceed $13,910,000 (or 10.0% of the original principal amount of the Mortgage Loan); (vi) such loans will have no maturity date; and (vii) such loans will be payable only out of excess cash. In addition, at the time of the origination of the Mortgage Loan, an affiliate of Barclays provided an approximately $40.0 million corporate unsecured loan to Inland Private Capital Corporation, the borrower sponsor, which is guaranteed by its parent company, Inland Real Estate Investment Corporation, and matures on January 6, 2020. The corporate unsecured loan is not to the borrower and is not secured by or dependent on payments from the Mortgaged Properties or the borrower.

●	With respect to the Hilton Garden Inn – San Diego Mission Valley Stadium Mortgage Loan (2.5%), the borrower and its affiliate Everest Hotel Group LLC (the sole member of Everest SDMV Management, LLC, the borrower’s affiliated property manager) assumed liability for payment of the $585,000 unamortized balance of a $650,000 development incentive loan previously paid by the franchisor to the former franchisee at the Mortgaged Property as a development incentive under the related franchise agreement (the “Franchise Agreement”) in connection with the opening of the franchise in July 2016. Pursuant to the terms of the new development incentive note dated June 13, 2019 (the “Development Note”), the Development Note will continue to amortize over the term of the Franchise Agreement and is not due or payable unless the Franchise Agreement is terminated or there is a change in ownership and the assignee does not assume the unamortized portion at that time. The Mortgage Loan documents provide (A) (i) a payment guaranty from the borrower and guarantor for any amounts due and payable under the Development Note, including in connection with the lender’s assumption of the Franchise Agreement and (ii) full recourse to the guarantor and the borrower if, due to a borrower default under the Franchise Agreement, the franchise is terminated (which would result in the incentive loan being called) and (B) recourse for any losses to the lender in connection with the Development Note (including any enforcement action related thereto).

●	With respect to the Ambler Yards Mortgage Loan (1.1%), the Mortgaged Property is subject to a Land Development and Financial Security Agreement (the “LDA”) with Lower Gwynedd Township (the "Township"), which the Township required as a condition to granting zoning approval for the related borrower sponsor's redevelopment plan (the “Master Plan”) for the Mortgaged Property. In accordance with the LDA, the borrower sponsor posted an approximately $1.4 million standby letter of credit, collateralized by an escrow account, with Firstrust Bank, to cover the anticipated costs of site work. As of origination, approximately $430,000 of the $1.4 million escrow had been drawn down for work completed. The remainder of the site work is expected to be completed in 2019. The lender has oversight of the remaining distributions from the escrow pursuant to a tri-party agreement the lender entered into at origination with the borrower and FirsTrust Bank. In addition, the Mortgage Loan documents provide recourse to the guarantor and borrower for any violation or breach of the LDA or the Master Plan or the failure to complete the work required thereunder.

●	With respect to the Town Square Mortgage Loan (1.1%), the related Mortgage Loan documents permit certain debt of the related ground lessee that existed at origination. The ground lessee is subject to a loan with an original principal balance of $6,000,000 in favor of TD Bank, N.A. that is secured by a leasehold mortgage on the ground lessee’s leasehold interest in the Mortgaged Property.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Moffett Towers II – Buildings 3 & 4, 188 Spear Street, Vanguard Portfolio, ExchangeRight Net Leased Portfolio 28, Inland Life Storage Portfolio, 2 North 6th Place, ILPT Hawaii Portfolio, Meidinger Tower, 125 Borinquen Place, Visions Hotel Portfolio II, Maui Portfolio, SWVP Portfolio, Mount Kemble, Renaissance Center VI, Marriott SpringHill Suites and Towneplace Suites, ExchangeRight Net Leased Portfolio #27, 10000 Santa Monica Boulevard, Town Square, Ambler Yards and CIRE Equity Retail & Industrial Portfolio Mortgage Loans are part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“A/B Whole Loan” means any of the Non-Serviced A/B Whole Loans.

“BBCMS 2019-C3 PSA” means the pooling and servicing agreement governing the servicing of the Vanguard Portfolio Whole Loan and the SWVP Portfolio Whole Loan.

“BMARK 2019-B12 PSA” means the pooling and servicing agreement governing the servicing of the CIRE Equity Retail & Industrial Portfolio Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“ILPT Trust 2019-SURF TSA” means the trust and servicing agreement governing the servicing of the ILPT Hawaii Portfolio Whole Loan.

“MFTII 2019-B3B4 TSA” means the trust and servicing agreement governing the servicing of the Moffett Towers II – Buildings 3 & 4 Whole Loan.

“MSC 2019-H7 PSA” means the pooling and servicing agreement governing the servicing of the 125 Borinquen Place Whole Loan and the Visions Hotel Portfolio II Whole Loan.

“NCMS 2019-10-K TSA” means the trust and servicing agreement governing the servicing of the 10000 Santa Monica Boulevard Whole Loan.

“NCMS 2019-LVL TSA” means the trust and servicing agreement governing the servicing of the 2 North 6th Place Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced A/B Whole Loan” means each of the Moffett Towers II – Buildings 3 & 4 Whole Loan, the Vanguard Portfolio Whole Loan, the 2 North 6th Place Whole Loan and the 10000 Santa Monica Boulevard Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to (i) any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the related Servicing Shift Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes And Non-Control Notes” below.

“Non-Serviced Directing Certificateholder” means with respect to (i) any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the directing certificateholder (or equivalent) under the related Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to (i) any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the master servicer under the related Servicing Shift PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan and (ii) on and after the applicable Servicing Shift Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to (i) any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above and (ii) any Servicing Shift Whole Loan on and after the applicable Servicing Shift Date, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means with respect to (i) any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the special servicer under the related Servicing Shift PSA.

“Non-Serviced Trustee” means with respect to (i) any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans, (ii) the Non-Serviced A/B Whole Loans and (iii) on and after the related Servicing Shift Date, the related Servicing Shift Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below, and (ii) prior to the applicable Servicing Shift Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Companion Loan” means each of the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Mortgage Loan” means each of the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift PSA” means, with respect to any Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the pooling and servicing agreement governing the securitization of the related Control Note.

“Servicing Shift Date” means with respect to the Servicing Shift Whole Loan, the date on which the related Control Note is securitized.

“Servicing Shift Whole Loan” means each of the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“WFCM 2019-C50 PSA” means the pooling and servicing agreement governing the servicing of the Town Square Whole Loan.

“WFCM 2019-C51 PSA” means the pooling and servicing agreement governing the servicing of the ExchangeRight Net Leased Portfolio #27 Whole Loan.

“WFCM 2019-C52 PSA” means the pooling and servicing agreement governing the servicing of the Inland Life Storage Portfolio Whole Loan (prior to the securitization of the related Control Note), the Mount Kemble Whole Loan and the Renaissance Center VI Whole Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
Moffett Towers II - Buildings 3 & 4	Non-Serviced A/B	Note A-1-A	Non-Control	$2,750,000	MFTII 2019-B3B4
		Note A-1-B	Non-Control	$65,000,000	BBCMS 2019-C4
		Note A-1-C	Non-Control	$50,000,000	BANK 2019-BNK19(2)
		Note A-1-D	Non-Control	$49,750,000	WFCM 2019-C52(3)
		Note A-1-E	Non-Control	$25,000,000	An affiliate of Barclays Capital Real Estate Inc.
		Note A-2-A	Non-Control	$1,125,000	MFTII 2019-B3B4
		Note A-2-B	Non-Control	$34,450,000	CD 2019-CD8(4)
		Note A-2-C	Non-Control	$27,625,000	CGCMT 2019-GC41(5)
		Note A-3-A	Non-Control	$1,125,000	MFTII 2019-B3B4
		Note A-3-B	Non-Control	$65,550,000	Goldman Sachs Bank USA
		Note A-3-C	Non-Control	$27,625,000	CGCMT 2019-GC41(5)
		Note B-1	Control	$85,250,000	MFTII 2019-B3B4
		Note B-2	Control	$34,875,000	MFTII 2019-B3B4
		Note B-3	Control	$34,875,000	MFTII 2019-B3B4

188 Spear Street	Serviced Pari Passu	Note A-1	Non-Control	$47,000,000	WFCM 2019-C51
		Note A-2	Control	$60,000,000	BBCMS 2019-C4
		Note A-3	Non-Control	$18,000,000	WFCM 2019-C52(3)

Vanguard Portfolio	Non-Serviced A/B	Note A-1	Non-Control	$30,000,000	BBCMS 2019-C3
		Note A-2	Non-Control	$25,000,000	BBCMS 2019-C3
		Note A-3	Non-Control	$20,000,000	BBCMS 2019-C4
		Note A-4	Non-Control	$20,000,000	BBCMS 2019-C4
		Note A-5	Non-Control	$17,017,500	BBCMS 2019-C4
		Note A-6	Non-Control	$4,825,000	Natixis
		Note B	Control	$12,982,500	TCM CRE REIT LLC

ExchangeRight Net Leased Portfolio 28	Serviced Pari Passu	Note A-1	Control	$44,000,000	BBCMS 2019-C4
		Note A-2	Non-Control	$10,000,000	SGFC
		Note A-3	Non-Control	$9,943,000	SGFC

Inland Life Storage Portfolio	Non-Serviced Pari Passu	Note A-1-A	Control	$39,505,000	KeyBank National Association(6)
		Note A-1-B	Non-Control	$27,000,000	KeyBank National Association
		Note A-1-C	Non-Control	$10,000,000	KeyBank National Association
		Note A-2-A	Non-Control	$31,297,500	BBCMS 2019-C4
		Note A-2-B	Non-Control	$31,297,500	WFCM 2019-C52(3)

2 North 6th Place	Non-Serviced A/B	Note A-1	Non-Control	$106,600,000	NCMS 2019-LVL
		Note A-2	Non-Control	$34,000,000	CSAIL 2019-C15
		Note A-3	Non-Control	$20,000,000	BBCMS 2019-C4
		Note A-B	Non-Control	$99,400,000	NCMS 2019-LVL
		Note B	Control	$120,000,000	John Hancock Life Insurance Company (U.S.A)

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
ILPT Hawaii Portfolio	Non-Serviced Pari Passu	Note A-1	Control	$162,500,000	ILPT Trust 2019-SURF
		Note A-2	Non-Control	$65,000,000	ILPT Trust 2019-SURF
		Note A-3	Non-Control	$35,000,000	ILPT Trust 2019-SURF
		Note A-4	Non-Control	$32,500,000	ILPT Trust 2019-SURF
		Note A-5-1	Non-Control	$32,500,000	ILPT Trust 2019-SURF
		Note A-5-2	Non-Control	$50,000,000	BANK 2019-BNK17
		Note A-5-3	Non-Control	$40,000,000	MSC 2019-H6
		Note A-5-4	Non-Control	$40,000,000	BANK 2019-BNK18
		Note A-6-1	Non-Control	$13,000,000	ILPT Trust 2019-SURF
		Note A-6-2	Non-Control	$22,000,000	BMARK 2019-B11
		Note A-6-3	Non-Control	$30,000,000	BMARK 2019-B11
		Note A-7-1	Non-Control	$13,000,000	ILPT Trust 2019-SURF
		Note A-7-2	Non-Control	$23,000,000	UBS 2019-C16
		Note A-8-1	Non-Control	$6,500,000	ILPT Trust 2019-SURF
		Note A-8-2	Non-Control	$26,000,000	BMARK 2019-B11
		Note A-9	Non-Control	$30,000,000	ILPT Trust 2019-SURF
		Note A-10	Non-Control	$10,000,000	BBCMS 2019-C3
		Note A-11	Non-Control	$19,000,000	BBCMS 2019-C4

Meidinger Tower	Serviced Pari Passu	Note A-1	Control	$19,000,000	BBCMS 2019-C4
		Note A-2	Non-Control	$9,000,000	UBS AG, New York Branch

125 Borinquen Place	Non-Serviced Pari Passu	Note A-1	Control	$35,000,000	MSC 2019-H7
		Note A-2	Non-Control	$17,000,000	BBCMS 2019-C4

Visions Hotel Portfolio II	Non-Serviced Pari Passu	Note A-1	Control	$28,500,000	MSC 2019-H7
		Note A-2	Non-Control	$17,000,000	Starwood Mortgage Funding III LLC
		Note A-3	Non-Control	$16,700,000	BBCMS 2019-C4

Maui Portfolio	Serviced Pari Passu	Note A-1	Control	$16,000,000	BBCMS 2019-C4
		Note A-2	Non-Control	$12,500,000	UBS AG, New York Branch

SWVP Portfolio	Non-Serviced Pari Passu	Note A-1	Control	$35,000,000	BBCMS 2019-C3
		Note A-2	Non-Control	$30,000,000	CSAIL 2019-C16
		Note A-3	Non-Control	$10,000,000	BBCMS 2019-C3
		Note A-4	Non-Control	$10,000,000	CSAIL 2019-C16
		Note A-5	Non-Control	$10,000,000	BBCMS 2019-C4
		Note A-6	Non-Control	$5,000,000	BBCMS 2019-C4
		Note A-7	Non-Control	$25,000,000	Benchmark 2019-B11
		Note A-8	Non-Control	$25,000,000	Benchmark 2019-B11
		Note A-9	Non-Control	$35,000,000	JPMCC 2019-COR5
		Note A-10	Non-Control	$15,000,000	Benchmark 2019-B12(7)

Mount Kemble	Non-Serviced Pari Passu	Note A-1	Control	$17,000,000	WFCM 2019-C52(3)
		Note A-2	Non-Control	$14,000,000	BBCMS 2019-C4

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder

Renaissance Center VI	Non-Serviced Pari Passu	Note A-1	Control	$22,500,000	WFCM 2019-C52(3)
		Note A-2	Non-Control	$12,500,000	BBCMS 2019-C4

Marriott Springhill Suites and Towneplace Suites	Serviced Pari Passu	Note A-1	Control	$12,300,000	BBCMS 2019-C4
		Note A-2	Non-Control	$10,000,000	Starwood Mortgage Funding II LLC

ExchangeRight Net Leased Portfolio #27	Non-Serviced Pari Passu	Note A-1	Control	$41,000,000	WFCM 2019-C51
		Note A-2	Non-Control	$10,050,000	BBCMS 2019-C4

10000 Santa Monica Boulevard	Non-Serviced A/B	Note A-1	Control	$100,000,000	NCMS 2019-10K
		Note A-2	Non-Control	$35,000,000	Natixis
		Note A-3	Non-Control	$25,000,000	BMARK 2019-B12(7)
		Note A-4	Non-Control	$20,000,000	BMARK 2019-B12(7)
		Note A-5	Non-Control	$15,000,000	Natixis
		Note A-6	Non-Control	$5,000,000	BMARK 2019-B12(7)
		Note A-7	Non-Control	$10,000,000	BBCMS 2019-C4
		Note A-8	Non-Control	$10,000,000	Natixis
		Note A-B	Non-Control	$130,000,000	NCMS 2019-10K

Town Square	Non-Serviced Pari Passu	Note A-1	Control	$24,000,000	WFCM 2019-C50
		Note A-2	Non-Control	$10,000,000	BBCMS 2019-C4

Ambler Yards	Servicing Shift Pari Passu	Note A-1	Non-Control	$10,000,000	BBCMS 2019-C4
		Note A-2	Control	$13,300,000	UBS AG, New York Branch(8)

CIRE Equity Retail & Industrial Portfolio	Non-Serviced Pari Passu	Note A-1	Control	$30,000,000	BMARK 2019-B12(7)
		Note A-2-1	Non-Control	$20,000,000	BMARK 2019-B12(7)
		Note A-2-2	Non-Control	$5,000,000	CGCMT 2019-GC41(5)
		Note A-3	Non-Control	$22,160,000	CGCMT 2019-GC41(5)
		Note A-4	Non-Control	$22,000,000	WFCM 2019-C51
		Note A-5	Non-Control	$20,000,000	UBS AG, New York Branch
		Note A-6	Non-Control	$9,440,000	BBCMS 2019-C4

(1)	With respect to the A/B Whole Loans, the initial Control Note may become a Non-Control Note if a control appraisal period has occurred and is continuing with respect to the related A/B Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans”.

(2)	The BANK 2019-BNK19 securitization is expected to close on or about August 8, 2019.

(3)	The WFCM 2019-C52 securitization is expected to close on or about August 20, 2019.

(4)	The CD 2019-CD8 securitization is expected to close on or about August 22, 2019.

(5)	The CGCMT 2019-GC41 securitization is expected to close on or about August 20, 2019.

(6)	On and after the securitization of the related Control Note, this Whole Loan will be serviced under the pooling and servicing agreement for such securitization. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the BBCMS 2019-C4 certificates after the closing of such securitization.

(7)	The BMARK 2019-B12 securitization is expected to close on or about August 8, 2019.

(8)	On and after the securitization of the related Control Note, this Servicing Shift Whole Loan will be serviced under the pooling and servicing agreement for such securitization. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the BBCMS 2019-C4 certificates after the closing of such securitization.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

The Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Whole Loan) prior to the related Servicing Shift Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to the Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans

With respect to the Servicing Shift Whole Loan prior to the related Servicing Shift Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each such Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to the Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the directing certificateholder for this securitization, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this section only applies to the period on or after the related Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited (except with respect to the CIRE Equity Retail & Industrial Portfolio Whole Loan, for which the related Intercreditor Agreement does not limit the transfer of more than 49% of the beneficial interest of any such promissory note) unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. With respect to a Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the related Controlling Holder will be the related Non-Serviced Directing Certificateholder. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The A/B Whole Loans

The Moffett Towers II – Buildings 3 & 4 Whole Loan

The Moffett Towers II - Buildings 3 & 4 Mortgage Loan (6.9%) is part of a Whole Loan (the “Moffett Towers II - Buildings 3 & 4 Whole Loan”) comprised of the notes listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans-General”: 11 senior promissory notes (the “Moffett Towers II - Buildings 3 & 4 A Notes”) and 3 subordinate promissory notes (the “Moffett Towers II - Buildings 3 & 4 B Notes”, the “Moffett Towers II - Buildings 3 & 4 Subordinate Companion Loan”; and, collectively with the Moffett Towers II - Buildings 3 & 4 A Notes, the “Moffett Towers II - Buildings 3 & 4 Notes”). Each such promissory note is secured by the same mortgage instrument on the same underlying Mortgaged Property, and such promissory notes have an aggregate initial principal balance of $505,000,000.

Each of the Moffett Towers II - Buildings 3 & 4 Notes has been (or is expected to be) transferred to a securitization trust. Note A-1-B, with an initial principal balance of $65,000,000, will be deposited into this securitization and will constitute a “Mortgage Loan” under the PSA (and will be referred to as the “Moffett Towers II - Buildings 3 & 4 Mortgage Loan”). Each remaining Moffett Towers II - Buildings 3 & 4 A Note will constitute a “Pari Passu Companion Loan” under the PSA (and will be collectively referred to herein as a “Moffett Towers II - Buildings 3 & 4 Pari Passu Companion Loans”).

The Moffett Towers II - Buildings 3 & 4 Pari Passu Companion Loans and the Moffett Towers II - Buildings 3 & 4 Subordinate Companion Loan are collectively referred to herein as the “Moffett Towers II - Buildings 3 & 4 Companion Loans”. The Moffett Towers II - Buildings 3 & 4 Mortgage Loan and the

Moffett Towers II - Buildings 3 & 4 Companion Loans collectively comprise the Moffett Towers II - Buildings 3 & 4 Whole Loan.

The Moffett Towers II - Buildings 3 & 4 Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Moffett Towers II - Buildings 3 & 4 Mortgage Loan. The Moffett Towers II - Buildings 3 & 4 Subordinate Companion Loan is generally subordinate in right of payment to the Moffett Towers II - Buildings 3 & 4 Mortgage Loan and Moffett Towers II - Buildings 3 & 4 Pari Passu Companion Loans.

Only the Moffett Towers II - Buildings 3 & 4 Mortgage Loan is included in the issuing entity. Servicing of the Moffett Towers II - Buildings 3 & 4 Whole Loan will be governed by the MFTII 2019-B3B4 TSA with respect to the related securitization (the “MFTII 2019-B3B4 Securitization”). The remaining Moffett Towers II - Buildings 3 & 4 Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized promissory notes are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the Moffett Towers II - Buildings 3 & 4 Whole Loan (the “Moffett Towers II - Buildings 3 & 4 Noteholders”) are subject to an Intercreditor Agreement (the “Moffett Towers II - Buildings 3 & 4 Intercreditor Agreement”). The following summaries describe certain provisions of the Moffett Towers II - Buildings 3 & 4 Intercreditor Agreement.

Servicing

The Moffett Towers II - Buildings 3 & 4 Whole Loan and any related REO Property will be serviced and administered pursuant to the terms of the MFTII 2019-B3B4 TSA by KeyBank National Association as servicer, and, if necessary, Situs Holdings, LLC, as special servicer, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”, but subject to the terms of the Moffett Towers II - Buildings 3 & 4 Intercreditor Agreement.

Advances

The applicable master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Moffett Towers II - Buildings 3 & 4 Mortgage Loan (but not on the Moffett Towers II - Buildings 3 & 4 Companion Loans) pursuant to the terms of the PSA unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Moffett Towers II - Buildings 3 & 4 Mortgage Loan. Principal and interest advances in respect of the Moffett Towers II - Buildings 3 & 4 Companion Loans and property protection advances in respect of the Moffett Towers II - Buildings 3 & 4 Whole Loan will be made as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”.

Application of Payments

The Moffett Towers II - Buildings 3 & 4 Intercreditor Agreement sets forth the respective rights of the holder of the Moffett Towers II - Buildings 3 & 4 Mortgage Loan and the holders of the Moffett Towers II - Buildings 3 & 4 Companion Loans with respect to distributions of funds received in respect of the Moffett Towers II - Buildings 3 & 4 Whole Loan, and provides, in general, that the Moffett Towers II - Buildings 3 & 4 Subordinate Companion Loan and the rights of the holder of the Moffett Towers II - Buildings 3 & 4 Subordinate Companion Loan (the “Moffett Towers II - Buildings 3 & 4 Subordinate Companion Loan Noteholder”) to receive payments of interest, principal and other amounts with respect to the Moffett Towers II - Buildings 3 & 4 B Notes, will at all times be junior, subject and subordinate to the Moffett Towers II - Buildings 3 & 4 A Notes and the respective rights of the holders of the Moffett Towers II - Buildings 3 & 4 A Notes to receive payments of interest, principal and other amounts with respect to each Moffett Towers II - Buildings 3 & 4 A Note, respectively, as and to the extent set forth in the Moffett Towers II - Buildings 3 & 4 Intercreditor Agreement, in each case as further described below.

All amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Moffett Towers II - Buildings 3 & 4 Whole Loan or the related Mortgaged Property or amounts realized as proceeds thereof, but excluding (x) all amounts for required reserves or escrows required by the related Mortgage Loan documents to be held as reserves or escrows and (y) all amounts that are then due, payable or reimbursable to the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee pursuant to the MFTII 2019-B3B4, will be applied and distributed by the Non-Serviced Master Servicer in the following order of priority without duplication:

(i)     first, to each holder of a Moffett Towers II - Buildings 3 & 4 A Note (or the Non-Serviced Master Servicer or the Non-Serviced Trustee and, if applicable, the master servicers of the related other securitization trusts), up to the amount of any property protection advances that are nonrecoverable advances (or in the case of a master servicer of any other securitization trust, if applicable, its pro rata share of any property protection advances that are nonrecoverable advances previously reimbursed to the Non-Serviced Master Servicer or the Non-Serviced Trustee from general collections of the related other securitization trusts) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to each holder of a Moffett Towers II - Buildings 3 & 4 A Note (or the Non-Serviced Master Servicer or) the Non-Serviced Trustee and the master servicers or trustees of the related other securitization trusts, up to the amount of any monthly payment advance that is a nonrecoverable advance or analogous concept under the related servicing agreement with respect to such Moffett Towers II - Buildings 3 & 4 A Note, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Moffett Towers II - Buildings 3 & 4 A Notes) that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous concept under such other securitization trust), (C) third, to each holder of a Moffett Towers II - Buildings 3 & 4 B Note (or the Non-Serviced Master Servicer or the Non-Serviced Trustee), up to the amount of any monthly payment advance that is a nonrecoverable advance with respect to such Moffett Towers II - Buildings 3 & 4 B Note, as applicable, on a pro rata and pari passu basis, based on the total outstanding principal balance of the Moffett Towers II - Buildings 3 & 4 B Notes, that remain unreimbursed (together with interest thereon at the applicable advance rate) and (D) fourth, to the holder of the Moffett Towers II - Buildings 3 & 4 Controlling A Note (or the Non-Serviced Master Servicer or the Non-Serviced Trustee), up to the amount of any nonrecoverable administrative advances (or in the case of a master servicer of any other securitization trust, if applicable, its pro rata share of any nonrecoverable administrative advances previously reimbursed to the Non-Serviced Master Servicer or the Non-Serviced Trustee from general collections of the related other securitization trusts);

(ii)     second, to each Note Holder of a Moffett Towers II - Buildings 3 & 4 A Note (or any servicer or trustee (if any), as applicable) on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable) up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the Moffett Towers II - Buildings 3 & 4 A Notes (or any servicer or the trustee (if any), as applicable), with respect to the Moffett Towers II - Buildings 3 & 4 Whole Loan pursuant to the Moffett Towers II - Buildings 3 & 4 Intercreditor Agreement or the MFTII 2019-B3B4 TSA, including, without limitation, unreimbursed property protection advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property protection advances and administrative advances and interest thereon are then payable or reimbursable under the Moffett Towers II - Buildings 3 & 4 Intercreditor or under the MFTII 2019-B3B4 TSA;

(iii)     third, to pay accrued and unpaid interest on the Moffett Towers II - Buildings 3 & 4 A Notes to each holder of a Moffett Towers II - Buildings 3 & 4 A Note, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable note interest rate minus the applicable servicing fee rate;

(iv)     fourth, to pay accrued and unpaid interest on the Moffett Towers II - Buildings 3 & 4 B Notes to each holder of a Moffett Towers II - Buildings 3 & 4 B Note, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable note interest rate minus the applicable servicing fee rate;

(v)      fifth, (A) prior to the anticipated repayment date, to each holder of a Moffett Towers II - Buildings 3 & 4 A Note, pro rata (based on the principal balances of such notes) in an amount equal to all principal payments received, including any insurance and condemnation proceeding received, if any, with respect to such monthly payment date, allocated as principal on the Moffett Towers II - Buildings 3 & 4 Whole Loan and payable to the Moffett Towers II - Buildings 3 & 4 Noteholders, until the respective note principal balances have been reduced to zero and (B) on and after the anticipated repayment date, first (1) to each holder of a Moffett Towers II - Buildings 3 & 4 A Note, pro rata (based on the principal balances of such notes) in an amount equal to funds sufficient to pay the monthly amount determined by the lender to be required to fully amortize the then outstanding principal balance of the Moffett Towers II - Buildings 3 & 4 Whole Loan over an amortization schedule of 30 years using an assumed interest rate of the initial Moffett Towers II - Buildings 3 & 4 A Note interest rate and the initial Moffett Towers II - Buildings 3 & 4 B Note interest rate, and then (2) to each holder of a Moffett Towers II - Buildings 3 & 4 A Note, pro rata (based on the principal balances of such notes) in an amount equal to all principal payments received with respect to such monthly payment date, allocated as principal on the Moffett Towers II - Buildings 3 & 4 Whole Loan and payable to the Moffett Towers II - Buildings 3 & 4 Noteholders, until the respective note principal balances have been reduced to zero;

(vi)      sixth, to each holder of a Moffett Towers II - Buildings 3 & 4 A Note, pro rata (based on their respective entitlements) in an amount equal to the product of (i) a fraction, the numerator of which is the principal balance of such a Moffett Towers II - Buildings 3 & 4 A Note and the denominator of which is the sum of the principal balances of all Moffett Towers II - Buildings 3 & 4 Notes multiplied by (ii) the ratio of the related Moffett Towers II - Buildings 3 & 4 A Note’s interest rate to the weighted average of the interest rates of the Moffett Towers II - Buildings 3 & 4 Notes based on their principal balances and (iii) any prepayment premium to the extent paid by the related borrower;

(vii)    seventh, if the proceeds of any foreclosure sale or any liquidation of the Moffett Towers II - Buildings 3 & 4 Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vi) and, as a result of a workout the aggregate principal balance of the Moffett Towers II - Buildings 3 & 4 A Notes has been reduced, such excess amount to each holder of a Moffett Towers II - Buildings 3 & 4 A Note, pro rata (based on the principal balances of such Moffett Towers II - Buildings 3 & 4 Notes) in an aggregate amount up to the reduction, if any, of the principal balance of the each Moffett Towers II - Buildings 3 & 4 A Note as a result of such workout, plus interest on such aggregate amount at the related note rate;

(viii)    eighth, (A) prior to the anticipated repayment date, to each holder of a Moffett Towers II - Buildings 3 & 4 B Note, pro rata (based on the principal balances of such notes) in an amount equal to all principal payments received, including any insurance and condemnation proceeding received, if any, with respect to such monthly payment date, allocated as principal on the Moffett Towers II - Buildings 3 & 4 Whole Loan and payable to the Moffett Towers II - Buildings 3 & 4 Noteholders until the respective note principal balances have been reduced to zero and (B) on and after the anticipated repayment date, first (1) to each holder of a Moffett Towers II - Buildings 3 & 4 B Note, pro rata (based on the principal balances of such notes) in an amount equal to funds sufficient to pay the monthly amount determined by the lender to be required to fully amortize the then outstanding principal balance of the Moffett Towers II - Buildings 3 & 4 Whole Loan over an amortization schedule of 30 years using an assumed interest rate of the initial Moffett Towers II - Buildings 3 & 4 Note A interest rate and the initial Moffett Towers II - Buildings 3 & 4 B Note interest rate, and then (2) to each holder of a Moffett Towers II - Buildings 3 & 4 B

Note, pro rata (based on the principal balances of such notes) in an amount equal to all principal payments received with respect to such monthly payment date, allocated as principal on the Moffett Towers II - Buildings 3 & 4 Whole Loan and payable to the Moffett Towers II - Buildings 3 & 4 Noteholders, until the respective note principal balances have been reduced to zero;

(ix)     ninth, to each holder of a Moffett Towers II - Buildings 3 & 4 B Note, pro rata (based on their respective entitlements) in an amount equal to the product of (i) a fraction, the numerator of which is the principal balance of such Moffett Towers II - Buildings 3 & 4 Note and the denominator of which is the sum of the principal balances of all Moffett Towers II - Buildings 3 & 4 Notes multiplied by (ii) the ratio of the related Moffett Towers II - Buildings 3 & 4 Note’s interest rate to the weighted average of the interest rates of all Moffett Towers II - Buildings 3 & 4 Notes based on their principal balances and (iii) any prepayment premium to the extent paid by the Borrower;

(x)      tenth, to any holder of a Moffett Towers II - Buildings 3 & 4 B Note that has made any payments or advances to cure defaults pursuant to the Moffett Towers II - Buildings 3 & 4 Intercreditor Agreement, to such holder of a Moffett Towers II - Buildings 3 & 4 B Note, pro rata (based on their respective entitlements to reimbursements for cure payments) to reimburse them for all such cure payments;

(xi)     eleventh, if the proceeds of any foreclosure sale or any liquidation of the Moffett Towers II - Buildings 3 & 4 Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(x) and, as a result of a workout the aggregate principal balance of the Moffett Towers II - Buildings 3 & 4 B Notes has been reduced, such excess amount to each Moffett Towers II - Buildings 3 & 4 Note B holder, pro rata, in an amount up to the reduction, if any, of the principal balance of the each Moffett Towers II - Buildings 3 & 4 B Note as a result of such workout, plus interest on such aggregate amount at the related note rate;

(xii)    twelfth, to each Moffett Towers II - Buildings 3 & 4 A Note holder, pro rata (based on their respective entitlements to interest) in an amount equal to all anticipated repayment date interest on such Moffett Towers II - Buildings 3 & 4 A Note;

(xiii)   thirteenth, to each Moffett Towers II - Buildings 3 & 4 B Note holder, pro rata (based on their respective entitlements to interest) in an amount equal to all anticipated repayment date interest on such Moffett Towers II - Buildings 3 & 4 B Note;

(xiv)   fourteenth, to pay default interest and late payment charges then due and owing under the Moffett Towers II - Buildings 3 & 4 Whole Loan, all of which will be applied in accordance with the MFTII 2019-B3B4 TSA; and

(xv)    fifteenth, if any excess amount is available to be distributed in respect of the Moffett Towers II - Buildings 3 & 4 Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xiv), any remaining amount will be paid pro rata to each Note Holder of a Moffett Towers II - Buildings 3 & 4 A Note and each holder of a Moffett Towers II - Buildings 3 & 4 B Note based on their initial principal balances.

Workout

If the related Non-Serviced Special Servicer, in connection with a workout or proposed workout of the Moffett Towers II - Buildings 3 & 4 Whole Loan, modifies the terms thereof such that (i) the principal balance of the Moffett Towers II - Buildings 3 & 4 Whole Loan is decreased, (ii) the applicable note interest rate or scheduled amortization payments on the Moffett Towers II - Buildings 3 & 4 Whole Loan are reduced, (iii) payments of interest or principal on any Moffett Towers II - Buildings 3 & 4 Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Moffett Towers II - Buildings 3 & 4 Whole Loan, such modification will not alter, and any modification of the Mortgage Loan documents will be structured to preserve, the sequential order of payment of the

Notes as set forth in the related Mortgage Loan agreement and the priority of payment described under “—Application of Payments” above. Accordingly, any modification, amendment or waiver resulting in a reduction in the principal entitlement as a result of a work-out of the Moffett Towers II - Buildings 3 & 4 Whole Loan will be applied to the Notes in the following order: (a) first, to the reduction of the note principal balance of each of the Moffett Towers II - Buildings 3 & 4 B Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero; and (b) second, to the reduction of the note principal balance of each of the Moffett Towers II - Buildings 3 & 4 A Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero.

Sale of Defaulted Mortgage Loan

Upon the Moffett Towers II - Buildings 3 & 4 Whole Loan becoming a defaulted mortgage loan, the related Non-Serviced Special Servicer will be required to sell the Moffett Towers II - Buildings 3 & 4 A Notes together with the Moffett Towers II - Buildings 3 & 4 B Notes as notes evidencing one whole loan in accordance with the terms of the MFTII 2019- B3B4 TSA.

Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the Moffett Towers II - Buildings 3 & 4 Whole Loan if the Moffett Towers II - Buildings 3 & 4 Whole Loan becomes a defaulted whole loan without the written consent of the Moffett Towers II - Buildings 3 & 4 Non-Controlling Note Holders (as defined below) (provided that such consent is not required if a holder of a Moffett Towers II - Buildings 3 & 4 Non-Controlling Note Holder is a borrower affiliate) unless the Non-Serviced Special Servicer has delivered to each Moffett Towers II - Buildings 3 & 4 Non-Controlling Note Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Moffett Towers II - Buildings 3 & 4 Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Moffett Towers II - Buildings 3 & 4 Whole Loan, and any documents in the servicing file reasonably requested by any Moffett Towers II - Buildings 3 & 4 Non-Controlling Note Holder that are material to the price of the Moffett Towers II - Buildings 3 & 4 Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the related directing holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Non-Serviced Master Servicer or the Non-Serviced Special Servicer in connection with the proposed sale; provided that the Moffett Towers II - Buildings 3 & 4 Non-Controlling Note Holder may waive any of the delivery or timing requirements described in this sentence.

Control and Consultation Rights

The controlling note holder under the Moffett Towers II - Buildings 3 & 4 Intercreditor Agreement will be (i) the MFTII 2019-B3B4 Securitization as holder of the Moffett Towers II - Buildings 3 & 4 B Notes, unless a Moffett Towers II - Buildings 3 & 4 Control Appraisal Period has occurred and is continuing; or (ii) if a Moffett Towers II - Buildings 3 & 4 Control Appraisal Period has occurred and is continuing, the holder of the Moffett Towers II - Buildings 3 & 4 Mortgage Loan (the “Moffett Towers II - Buildings 3 & 4 Controlling A Note”) (either clause (i) or (ii), as applicable, the “Moffett Towers II - Buildings 3 & 4 Controlling Note Holder” and the related note, the “Moffett Towers II - Buildings 3 & 4 Controlling Note” ). The Moffett Towers II – Buildings 3 & 4 Controlling Note Holder will be entitled (i) to direct the servicing of the Moffett Towers II – Buildings 3 & 4 Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of the Moffett Towers II – Buildings 3 & 4 Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to the Moffett Towers II – Buildings 3 & 4 Whole Loan with or without cause.

As of the Closing Date, the rights of the Moffett Towers II - Buildings 3 & 4 Controlling Note Holder will be exercised by the directing holder under the MFTII 2019-B3B4 Securitization. If the holder of the Moffett Towers II - Buildings 3 & 4 Controlling A Note becomes the Moffett Towers II - Buildings 3 & 4 Controlling Note Holder, the rights of the Moffett Towers II - Buildings 3 & 4 Controlling Note Holder will be exercised by the Directing Certificateholder.

“Moffett Towers II - Buildings 3 & 4 Control Appraisal Period” means any period, with respect to the Moffett Towers II - Buildings 3 & 4 Whole Loan, if and for so long as:

(a)     (1) the initial Moffett Towers II - Buildings 3 & 4 B Note aggregate principal balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Moffett Towers II - Buildings 3 & 4 B Notes after the date of creation of the Moffett Towers II - Buildings 3 & 4 B Notes, (y) any appraisal reduction amount for the Moffett Towers II - Buildings 3 & 4 Whole Loan that is allocated to the Moffett Towers II - Buildings 3 & 4 B Notes and (z) any losses realized with respect to the Mortgaged Property or Moffett Towers II - Buildings 3 & 4 Whole Loan that are allocated to the Moffett Towers II - Buildings 3 & 4 B Notes, is less than

(b)     twenty-five percent (25%) of the remainder of the (i) initial Moffett Towers II - Buildings 3 & 4 B Note principal balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the Moffett Towers II - Buildings 3 & 4 B Notes on the Moffett Towers II - Buildings 3 & 4 B Notes after the date of creation of the Moffett Towers II - Buildings 3 & 4 B Notes.

Consultation Rights of the Non-Controlling Holders

The Moffett Towers II - Buildings 3 & 4 Pari Passu Companion Loans, other than the Moffett Towers II - Buildings 3 & 4 Controlling Note, are referred to herein as the “Moffett Towers II - Buildings 3 & 4 Non-Control Notes” and the holders of such a note, the “Moffett Towers II - Buildings 3 & 4 Non-Controlling Note Holders”. Pursuant to the terms of the Moffett Towers II - Buildings 3 & 4 Intercreditor Agreement, at any time the holder of the Moffett Towers II - Buildings 3 & 4 Controlling A Note is the Moffett Towers II - Buildings 3 & 4 Controlling Note Holder, the related Non-Serviced Special Servicer will be required to consult with each Moffett Towers II - Buildings 3 & 4 Non-Controlling Noteholder (or its related representative) on a strictly non-binding basis with respect to any major decision or the implementation of any recommended actions in the summary of the asset status report relating to the Moffett Towers II - Buildings 3 & 4 Whole Loan.

Notwithstanding the foregoing, after the expiration of a period of 10 business days (or, in the case of a determination of an acceptable insurance default, 20 days) from the delivery to a Moffett Towers II - Buildings 3 & 4 Non-Controlling Note Holder (or its related representative) by the related Non-Serviced Special Servicer of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Moffett Towers II - Buildings 3 & 4 Non-Controlling Note Holders, the Non- Serviced Special Servicer will no longer be obligated to consult with such Moffett Towers II - Buildings 3 & 4 Non-Controlling Note Holder (or its representative), whether or not such Moffett Towers II - Buildings 3 & 4 Non-Controlling Note Holder (or its representative) has responded within such 10 business day or 20 day period.

Notwithstanding the consultation rights of any Moffett Towers II - Buildings 3 & 4 Non-Controlling Note Holder (or its representative) set forth in the immediately preceding paragraph, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, may make any major decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 Business Day or 20 day period if the Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, determines that immediate action with respect thereto is necessary to protect the interests of the Moffett Towers II - Buildings 3 & 4 Noteholders. In no event will the Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, be obligated at any time to follow or take any alternative actions recommended by any Moffett Towers II - Buildings 3 & 4 Non-Controlling Note Holder (or its representative).

Special Servicer Appointment Rights

Pursuant to the terms of the Moffett Towers II - Buildings 3 & 4 Intercreditor Agreement and the MFTII 2019-B3B4 TSA, the Moffett Towers II - Buildings 3 & 4 Controlling Note Holder with respect to the Moffett Towers II - Buildings 3 & 4 Non-Controlling Whole Loan will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Moffett Towers II - Buildings 3 & 4 Mortgage Loan and appoint a replacement special servicer.

The Vanguard Portfolio Whole Loan

General

The Vanguard Portfolio Mortgage Loan (6.1%), is part of the Vanguard Portfolio Whole Loan (as defined below) comprised of seven promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Vanguard Portfolio Mortgaged Property”).

The Vanguard Portfolio Whole Loan is evidenced by three senior pari passu notes, Note A-3, Note A-4 and Note A-5 (the “Vanguard Portfolio Mortgage Loan”) with an aggregate principal balance as of the Cut-off Date of $57,017,500, Note A-1, Note A-2 and Note A-6 (collectively, the “Vanguard Portfolio Pari Passu Companion Loans”) with an aggregate principal balance as of the Cut-off Date of $59,825,000 and a subordinate companion loan evidenced by Note B with a principal balance as of the Cut-off Date of $12,982,500 (the “Vanguard Portfolio Subordinate Companion Loan”). The Vanguard Portfolio Subordinate Companion Loan is currently held by TCM CRE REIT LLC, an unaffiliated third party investor. The Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans are pari passu with each other in terms of priority to right of payment. The Vanguard Portfolio Subordinate Companion Loan is subordinate to the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans in terms of priority to right of payment. The Vanguard Portfolio Mortgage Loan, the Vanguard Portfolio Pari Passu Companion Loans and the Vanguard Portfolio Subordinate Companion Loan are collectively referred to in this prospectus as the “Vanguard Portfolio Whole Loan”.

The holders of the Vanguard Portfolio Whole Loan (the “Vanguard Portfolio Noteholders”) entered into a co-lender agreement, prior to the Closing Date (the “Vanguard Portfolio Intercreditor Agreement”), which will govern their respective rights and obligations and the allocation of payments to each Vanguard Portfolio Noteholder to the extent set forth in the Vanguard Portfolio Intercreditor Agreement.

Servicing

The Vanguard Portfolio Intercreditor Agreement sets forth the respective rights of the holder of the Vanguard Portfolio Mortgage Loan and the holders of the Vanguard Portfolio Companion Loans with respect to distributions of funds received on the Vanguard Portfolio Whole Loan. The Vanguard Portfolio Intercreditor Agreement provides, in general, that the rights of the holder of the Vanguard Portfolio Subordinate Companion Loan to receive payments of interest, principal and other amounts is subordinate to the rights of holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans to receive such amounts.

The Vanguard Portfolio Whole Loan will be serviced by Midland Loan Services, a Division of PNC Bank, National Association, as servicer (the “BBCMS 2019-C3 Servicer”), and specially serviced by Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “BBCMS 2019-C3 Special Servicer”), under the BBCMS 2019-C3 PSA between Barclays Commercial Mortgage Securities LLC, as depositor, the BBCMS 2019-C3 Servicer, the BBCMS 2019-C3 Special Servicer, Wells Fargo Bank, National Association, as trustee (in such capacity, the “BBCMS 2019-C3 Trustee”), certificate administrator and custodian (in such capacity, the “BBCMS 2019-C3 Certificate Administrator”), and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer in connection with the BBCMS Mortgage Trust 2019-C3 (into which each of the Vanguard Portfolio Pari Passu Companion Loans evidenced by Note A-1 and Note A-2 have been deposited), and, subject to the terms of the Vanguard Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Vanguard Portfolio Noteholder will be effected in accordance with the BBCMS 2019-C3 PSA and the Vanguard Portfolio Intercreditor Agreement.

Application of Payments

The Vanguard Portfolio Intercreditor Agreement sets forth the respective rights of the holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Companion Loans (the Vanguard Portfolio Subordinate Companion Loan and the Vanguard Portfolio Pari Passu Companion Loan are collectively referred to in this prospectus as the “Vanguard Portfolio Companion Loans”) with respect to distributions of funds received on the Vanguard Portfolio Whole Loan. The Vanguard Portfolio Intercreditor Agreement provides, in general, that the rights of the holder of Vanguard Portfolio Subordinate Companion Loan to receive payments of interest, principal and other amounts are subordinate to the rights of holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loan to receive such amounts.

Pursuant to the Vanguard Portfolio Intercreditor Agreement, except after the occurrence and during the continuance of (i) an event of default with respect to an obligation to pay money due under the Vanguard Portfolio Whole Loan, (ii) any other event of default that causes the Vanguard Portfolio Whole Loan to become a specially serviced mortgage loan or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case; provided that the holder of the Vanguard Portfolio Subordinate Companion Loan has not exercised its cure rights under the Vanguard Portfolio Intercreditor Agreement (each of clauses (i)-(iii), a “Sequential Pay Event”), amounts tendered by the related borrower or otherwise available for payment on the Vanguard Portfolio Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses, including, but not limited to fees and expenses due to the BBCMS 2019-C3 Servicer or the BBCMS 2019-C3 Special Servicer and reimbursement for advances) will be applied in the following order:

First, to the holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans, on a pro rata and pari passu basis, in the amount equal to the accrued and unpaid interest on the outstanding principal balance of such notes at their interest rate (net of the servicing fee rate);

Second, to the holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans, on a pro rata and pari passu basis, in an amount equal to their respective percentage interests of principal payments (including all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to the applicable monthly payment date;

Third, to the holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by each such holder not previously reimbursed to such holder;

Fourth, if the proceeds of any foreclosure sale or any liquidation of the Vanguard Portfolio Whole Loan or the Vanguard Portfolio Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a workout, the principal balance of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans has been reduced, to the holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans in an amount up to the reduction, if any, of the principal balance of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans as a result of such workout, plus interest on such amount at the applicable interest rate;

Fifth, to the extent the holder of the Vanguard Portfolio Subordinate Companion Loan has made any payments or advances in the exercise of its cure rights under the Vanguard Portfolio Intercreditor Agreement, to reimburse such holder for such cure payments;

Sixth, to the holder of the Vanguard Portfolio Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Vanguard Portfolio Subordinate Companion Loan at its interest rate (net of the servicing fee rate);

Seventh, to the holder of the Vanguard Portfolio Subordinate Companion Loan in an amount equal to its percentage interest in the Vanguard Portfolio Whole Loan of principal payments (including all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to such applicable monthly payment date;

Eighth, to the holder of the Vanguard Portfolio Subordinate Companion Loan up to the amount of any unreimbursed costs and expenses paid by such holder not previously reimbursed to such holder;

Ninth, if the proceeds of any foreclosure sale or any liquidation of the Vanguard Portfolio Whole Loan or the Vanguard Portfolio Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout, the principal balance of the Vanguard Portfolio Subordinate Companion Loan has been reduced, such excess amount to the holder of the Vanguard Portfolio Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Vanguard Portfolio Subordinate Companion Loan as a result of such workout, plus interest on such amount at the Vanguard Portfolio Subordinate Companion Loan interest rate;

Tenth, any prepayment premium, to the extent paid by the related borrower, to the holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans in an amount up to its respective pro rata interests, based on the product of (i) their respective percentage interests in the Vanguard Portfolio Whole Loan and (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the Vanguard Portfolio Whole Loan;

Eleventh, any prepayment premium, to the extent paid by the related borrower, to the holder of the Vanguard Portfolio Subordinate Companion Loan in an amount up to its pro rata interest, based on the product of (i) its percentage interest in the Vanguard Portfolio Whole Loan and (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the Vanguard Portfolio Whole Loan;

Twelfth, to the extent default interest, late fees, assumption or transfer fees actually paid by the Mortgage Borrower are not required to be otherwise applied under the BBCMS 2019-C3 PSA, including, without limitation, to compensate the BBCMS 2019-C3 Servicer and BBCMS 2019-C3 Special Servicer, to the holders of the Vanguard Portfolio Mortgage Loan, the Vanguard Portfolio Pari Passu Companion Loans and the Vanguard Portfolio Subordinate Companion Loan, pro rata, based on their respective percentage interest in the Vanguard Portfolio Whole Loan, any such default interest, late fees, assumption or transfer fees; and

Thirteenth, if any excess amount is available to be distributed in respect of the Vanguard Portfolio Whole Loan, and not otherwise applied in accordance with clauses first through twelfth, any remaining amount is required to be paid pro rata to the holders of the Vanguard Portfolio Mortgage Loan, the Vanguard Portfolio Pari Passu Companion Loans and the Vanguard Portfolio Subordinate Companion Loan in accordance with their respective initial percentage interests in the Vanguard Portfolio Whole Loan.

Following the occurrence and during the continuation of an Sequential Pay Event, after payment of all amounts for required reserves or escrows required by any Mortgage Loan documents and amounts then payable or reimbursable under the BBCMS 2019-C3 PSA to the BBCMS 2019-C3 Servicer, BBCMS 2019-C3 Special Servicer, BBCMS 2019-C3 Certificate Administrator or BBCMS 2019-C3 Trustee, payments and proceeds with respect to the Vanguard Portfolio Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

First, to the holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on the outstanding principal balance of their respective notes at their interest rate (net of the Servicing Fee Rate);

Second, to the holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans, on a pro rata and pari passu basis, until their respective principal balances have been reduced to zero;

Third, to the holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by each such holder not previously reimbursed to such holder;

Fourth, if the proceeds of any foreclosure sale or any liquidation of the Vanguard Portfolio Whole Loan or the Vanguard Portfolio Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a workout, the principal balance of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans has been reduced, to the holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans in an amount up to the reduction, if any, of the principal balance of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans as a result of such workout, plus interest on such amount at the applicable interest rate;

Fifth, to the extent the holder of the Vanguard Portfolio Subordinate Companion Loan has made any payments or advances in the exercise of its cure rights under the Vanguard Portfolio Intercreditor Agreement, to reimburse such holder for all such cure payments;

Sixth, to the holder of the Vanguard Portfolio Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Vanguard Portfolio Subordinate Companion Loan at its interest rate (net of the servicing fee rate);

Seventh, to the holder of the Vanguard Portfolio Subordinate Companion Loan in an amount equal to its percentage interest of principal payments received, if any, with respect to such applicable monthly payment date, until its principal balance has been reduced to zero;

Eighth, to the holder of the Vanguard Portfolio Subordinate Companion Loan up to the amount of any unreimbursed costs and expenses paid by such holder not previously reimbursed to such holder;

Ninth, if the proceeds of any foreclosure sale or any liquidation of the Vanguard Portfolio Whole Loan or the Vanguard Portfolio Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout, the principal balance of the Vanguard Portfolio Subordinate Companion Loan has been reduced, to the holder of the Vanguard Portfolio Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of Note B as a result of such workout, plus interest on such amount at the applicable interest rate;

Tenth, any prepayment premium, to the extent paid by the related borrower, to the holder of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans in an amount up to their respective pro rata interests, based on the product of (i) the applicable note’s percentage interest of the Vanguard Portfolio Whole Loan and (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the Vanguard Portfolio Whole Loan;

Eleventh, any prepayment premium, to the extent paid by the related borrower, to the holder of the Vanguard Portfolio Subordinate Companion Loan in an amount up to its pro rata interest in the Vanguard Portfolio Whole Loan, calculated as (i) its percentage interest in the Vanguard Portfolio Whole Loan multiplied by (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the Vanguard Portfolio Whole Loan;

Twelfth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the BBCMS 2019-C3 PSA, including, without limitation, to compensate the BBCMS 2019-C3 Servicer or BBCMS 2019-C3 Special Servicer, to the holders of the Vanguard Portfolio Mortgage Loan, Vanguard Portfolio Pari Passu Companion Loans and Vanguard Portfolio Subordinate Companion Loan, pro rata, based on their respective initial percentage interests in the Vanguard Portfolio Whole Loan, any such default interest, late fees, assumption or transfer fees; and

Thirteenth, if any excess amount is available to be distributed in respect of the Vanguard Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through twelfth, any remaining amount is required to be paid pro rata to the holders of the Vanguard Portfolio Mortgage Loan, Vanguard Portfolio Pari Passu Companion Loans and the Vanguard Portfolio Subordinate Companion Loan, based on their respective initial percentage interests in the Vanguard Portfolio Whole Loan.

The Directing Holder

The controlling noteholder (the “Vanguard Portfolio Directing Holder”) under the Vanguard Portfolio Intercreditor Agreement, as of any date of determination, is:

●	initially, the holder of the Vanguard Portfolio Subordinate Companion Loan; and

●	if a Vanguard Portfolio Control Appraisal Period (as defined below) has occurred and is continuing, the holder of the Vanguard Portfolio Pari Passu Companion Loan Note A-1 (the “Vanguard Portfolio Controlling Pari Passu Companion Loan”).

At any time that the holder of the Vanguard Portfolio Controlling Pari Passu Companion Loan is the Vanguard Portfolio Directing Holder, the rights of the Vanguard Portfolio Directing Holder may be exercised by the holders of the majority of the class of securities designated as the “controlling class” to the extent provided in the BBCMS 2019-C3 PSA.

“Vanguard Portfolio Control Appraisal Period” means any period, with respect to the Vanguard Portfolio Whole Loan, if and for so long as: (a) (1) the initial principal balance of the Vanguard Portfolio Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Vanguard Portfolio Subordinate Companion Loan, (y) any appraisal reduction amount for the Vanguard Portfolio Whole Loan that is allocated to the Vanguard Portfolio Subordinate Companion Loan and (z) any losses realized with respect to the Vanguard Portfolio Mortgaged Property or the Vanguard Portfolio Whole Loan that are allocated to the Vanguard Portfolio Subordinate Companion Loan, plus (3) the Vanguard Portfolio Subordinate Companion Loan Threshold Event Collateral (as defined below) then held by the BBCMS 2019-C3 Servicer, is less than (b) twenty-five percent (25%) of the remainder of the (1) initial principal balance of the Vanguard Portfolio Subordinate Companion Loan less (2) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the Vanguard Portfolio Subordinate Companion Loan.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the Vanguard Portfolio Whole Loan that results in a monetary event of default or the related borrower otherwise defaults with respect to the Vanguard Portfolio Whole Loan, the holder of the Vanguard Portfolio Subordinate Companion Loan will have the right to cure any such event of default subject to certain limitations set forth in the Vanguard Portfolio Intercreditor Agreement. The holder of the Vanguard Portfolio Subordinate Companion Loan will be limited to six (6) cures related to monetary defaults in a 12-month period, but in no event more than twelve (12) cures of monetary defaults over the life of the Vanguard Portfolio Whole Loan, and six (6) cures related to non-monetary defaults over the life of the Vanguard Portfolio Whole Loan. So long as the holder of the Vanguard Portfolio Subordinate Companion Loan is permitted to exercise a cure right with respect to an event of default and is diligently and expeditiously prosecuting such cure under the Vanguard Portfolio Intercreditor Agreement, neither the BBCMS 2019-C3 Servicer nor the BBCMS 2019-C3 Special Servicer will be permitted to treat such event of default as such for purposes of transferring the Vanguard Portfolio Whole Loan to special servicing or exercising remedies.

Consultation and Control

If any consent, modification, amendment or waiver under, or other action in respect of, the Vanguard Portfolio Whole Loan or the Mortgage Loan documents that would constitute a major decision, as defined in the BBCMS 2019-C3 PSA (“Vanguard Portfolio Major Decisions”), has been requested or proposed, at least ten (10) business days prior to taking action with respect to such Vanguard Portfolio Major Decision

(or making a determination not to take action with respect to such Major Decision), the BBCMS 2019-C3 Servicer and/or BBCMS 2019-C3 Special Servicer is required to request the written consent of the Vanguard Portfolio Directing Holder(or the representative it has appointed to act on its behalf) before implementing a decision with respect to such Vanguard Portfolio Major Decision. If the Vanguard Portfolio Directing Holder (or the representative it has appointed to act on its behalf) fails to respond to the BBCMS 2019-C3 Servicer and/or BBCMS 2019-C3 Special Servicer with respect to any such proposed action within ten (10) business days after receipt of such notice, the Vanguard Portfolio Directing Holder (or the representative it has appointed to act on its behalf) will have no further consent rights with respect to such action.

Neither the BBCMS 2019-C3 Servicer nor the BBCMS 2019-C3 Special Servicer will be required to follow any advice or consultation provided by the Vanguard Portfolio Directing Holder (or its representative) that would require or cause the BBCMS 2019-C3 Servicer or BBCMS 2019-C3 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause the BBCMS 2019-C3 Servicer or BBCMS 2019-C3 Special Servicer, as applicable, to violate provisions of the Vanguard Portfolio Intercreditor Agreement or the BBCMS 2019-C3 PSA, require or cause the BBCMS 2019-C3 Servicer or BBCMS 2019-C3 Special Servicer, as applicable, to violate the terms of the Vanguard Portfolio Whole Loan, or materially expand the scope of any of responsibilities of the BBCMS 2019-C3 Servicer or BBCMS 2019-C3 Special Servicer, as applicable, under the Vanguard Portfolio Intercreditor Agreement or the BBCMS 2019-C3 PSA.

In addition, pursuant to the terms of the Vanguard Portfolio Intercreditor Agreement, during the continuation of a Vanguard Portfolio Control Appraisal Period, the holder of the Vanguard Portfolio Controlling Pari Passu Companion Loan (or the BBCMS 2019-C3 Servicer or the BBCMS 2019-C3 Special Servicer acting on its behalf) will be required to: (i) provide copies of any notice, information and report with respect to any Vanguard Portfolio Major Decisions (similar to such notice, information and report it is required to deliver to the directing certificateholder under the BBCMS Mortgage Trust 2019-C3 pursuant to the BBCMS 2019-C3 PSA) or the implementation of any recommended actions outlined in an asset status report relating to the Vanguard Portfolio Whole Loan, to the holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Note A-6 (the “Vanguard Portfolio Non-Controlling Pari Passu Companion Loan”), within the same time frame it is required to provide to the directing certificateholder under the BBCMS 2019-C3 PSA (without regard to whether such items are actually required to be provided to the directing certificateholder under the BBCMS 2019-C3 PSA due to the occurrence of a control termination event or a consultation termination event); and (ii) to consult with the holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Non-Controlling Pari Passu Companion Loan (or their representatives) on a strictly non-binding basis, to the extent having received such notices, information and reports, the holders of the Vanguard Portfolio Mortgage Loan or the Vanguard Portfolio Non-Controlling Pari Passu Companion Loan (or their representatives) requests consultation with respect to any such Vanguard Portfolio Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Non-Controlling Pari Passu Companion Loan, and consider alternative actions recommended by the holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Non-Controlling Pari Passu Companion Loan (or their representatives); provided that after the expiration of a period of ten (10) business days from the delivery to the holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Non-Controlling Pari Passu Companion Loan (or their representatives) by the holder of the Vanguard Portfolio Controlling Pari Passu Companion Loan (or the BBCMS 2019-C3 Servicer or the BBCMS 2019-C3 Special Servicer acting on its behalf) of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the directing certificateholder under the BBCMS 2019-C3 PSA, the holder of the Vanguard Portfolio Controlling Pari Passu Companion Loan (or the BBCMS 2019-C3 Servicer or the BBCMS 2019-C3 Special Servicer acting on its behalf) will no longer be obligated to consult with the holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Non-Controlling Pari Passu Companion Loan (or their representatives), whether or not the holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Non-Controlling Pari Passu Companion Loan (or their representative) have responded within such ten (10) business day period (unless the holder of the Vanguard Portfolio Controlling Pari Passu Companion Loan (or the

BBCMS 2019-C3 Servicer or the BBCMS 2019-C3 Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Non-Controlling Pari Passu Companion Loan (or their controlling class representatives) described above, the holder of the Vanguard Portfolio Controlling Pari Passu Companion Loan (or the BBCMS 2019-C3 Servicer or the BBCMS 2019-C3 Special Servicer acting on its behalf) may make any Vanguard Portfolio Major Decision or take any action set forth in the asset status report before the expiration of the 10 business day consultation period if the holder of the Vanguard Portfolio Controlling Pari Passu Companion Loan (or the BBCMS 2019-C3 Servicer or the BBCMS 2019-C3 Special Servicer acting on its behalf) determines that immediate action with respect thereto is necessary to protect the interests of the holders of the Vanguard Portfolio Whole Loan notes. The holder of the Vanguard Portfolio Controlling Pari Passu Companion Loan (or the BBCMS 2019-C3 Servicer or the NCMS 2019-C3 Special Servicer acting on its behalf) will not be obligated at any time to follow or take any alternative actions recommended by any of the holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Non-Controlling Pari Passu Companion Loan (or their controlling class representatives).

Purchase Option

If an event of default with respect to the Vanguard Portfolio Whole Loan has occurred and is continuing, the holder of the Vanguard Portfolio Subordinate Companion Loan will have the option to purchase the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans in whole, but not in part, at a price generally equal to the sum, without duplication, of (a) the principal balances of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loan, (b) accrued and unpaid interest on the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans through the end of the related interest accrual period, (c) any other amounts due under the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the Mortgage Loan documents (including, without limitation, servicing advances payable or reimbursable to the BBCMS 2019-C3 Servicer or BBCMS 2019-C3 Special Servicer, and earned and unreimbursed special servicing fees), (e) any accrued and unpaid interest on advances, (f) any liquidation fees or workout fees payable under the BBCMS 2019-C3 PSA, if (i) the related borrower or a borrower related party is the purchaser or (ii) if the Vanguard Portfolio Whole Loan is purchased after 90 days after such option first becomes exercisable pursuant to the Vanguard Portfolio Intercreditor Agreement and (g) certain additional amounts to the extent provided for in the Vanguard Portfolio Intercreditor Agreement. Notwithstanding the foregoing, the purchase price will include prepayment premiums, default interest, late fees, exit fees and any other similar fees if the purchaser is the related borrower or borrower related party.

Replacement of the BBCMS 2019-C3 Special Servicer

The Vanguard Portfolio Directing Holder (or its controlling class representative), at its expense, will have the right, with or without cause, upon at least 10 business days’ prior notice to the BBCMS 2019-C3 Special Servicer, to terminate the BBCMS 2019-C3 Special Servicer and appoint a replacement special servicer in lieu thereof, without the consent of the holder of the Vanguard Portfolio Mortgage Loan.

Posting of Collateral

The Vanguard Portfolio Intercreditor Agreement provides that the holder of the Vanguard Portfolio Subordinate Companion Loan is entitled to avoid a Vanguard Portfolio Control Appraisal Period caused by application of an Appraisal Reduction Amount upon satisfaction of certain conditions, including without limitation: (i) delivery of additional collateral and in the form of either (x) cash collateral for the benefit of the holders of the Vanguard Portfolio Mortgage Loan and the Vanguard Portfolio Pari Passu Companion Loans, and acceptable to the BBCMS 2019-C3 Servicer or BBCMS 2019-C3 Special Servicer, as applicable or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Vanguard Portfolio Intercreditor Agreement (either (x) or (y), the (“Vanguard Portfolio Subordinate Companion Loan Threshold Event Collateral”), and (ii) the Vanguard Portfolio Subordinate Companion Loan Threshold Event Collateral is in an amount that, when added to the appraised value of the related Vanguard Portfolio Mortgaged Property as determined pursuant to the BBCMS 2019-C3 PSA, would cause the applicable Vanguard Portfolio Control Appraisal Period not to exist.

The 2 North 6th Place Whole Loan

General

The 2 North 6th Place Mortgage Loan (2.1%) is part of the 2 North 6th Place Whole Loan (as defined below) that is comprised of 3 senior promissory notes, 1 senior subordinate promissory note and 1 subordinate promissory note, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 2 North 6th Place Whole Loan (as defined below), is evidenced by one senior pari passu note, Note A-3 (the “2 North 6th Place Mortgage Loan”), with a principal balance as of the Cut-off Date of $20,000,000, two senior pari passu notes, Note A-1 and Note A-2 (collectively, the “2 North 6th Place Pari Passu Companion Loans”), with an aggregate principal balance as of the Cut-off Date of $140,600,000; one senior subordinate promissory note designated as Note A-B (the “2 North 6th Place Note A-B”), with a principal balance as of the Cut-off Date of 99,400,000 and one subordinate promissory note designated as Note B (the “2 North 6th Place Subordinate Companion Loan”), with a principal balance as of the Cut-off Date of $120,000,000.

The 2 North 6th Place Senior Loans, the 2 North 6th Place Note A-B and the 2 North 6th Place Subordinate Companion Loan are referred to herein, collectively, as the “2 North 6th Place Whole Loan”, and the 2 North 6th Place Pari Passu Companion Loans, the 2 North 6th Place Note A-B and the 2 North 6th Place Subordinate Companion Loan are referred to herein as the “2 North 6th Place Companion Loans”. The 2 North 6th Place Senior Loans are generally pari passu in right of payment with each other. The 2 North 6th Place Note A-B is subordinate in right of payment to the 2 North 6th Place Mortgage Loan and the 2 North 6th Place Pari Passu Companion Loans and senior in right of payment to the 2 North 6th Place Subordinate Companion Loan. The 2 North 6th Place Subordinate Companion Loan is subordinate in right of payment with respect to the 2 North 6th Place Mortgage Loan, the 2 North 6th Place Pari Passu Companion Loans and the 2 North 6th Place Note A-B.

The holders of the 2 North 6th Place Whole Loan (the “2 North 6th Place Noteholders”) entered into a co-lender agreement, prior to the Closing Date (the “2 North 6th Place Intercreditor Agreement”), which will govern their respective rights and obligations and the allocation of payments to each 2 North 6th Place Noteholder to the extent set forth in the 2 North 6th Place Intercreditor Agreement.

Servicing

The 2 North 6th Place Whole Loan will be serviced by KeyBank National Association, as servicer (in such capacity, the “NCMS 2019-LVL Servicer”), and specially serviced by KeyBank National Association, as special servicer (in such capacity, the “NCMS 2019-LVL Special Servicer”), under the NCMS 2019-LVL Trust and Servicing Agreement, (the “NCMS 2019-LVL TSA”) among Natixis Commercial Mortgage Securities LLC, as depositor (the “NCMS 2019-LVL Depositor”), the NCMS 2019-LVL Servicer, the NCMS 2019-LVL Special Servicer, and Wells Fargo Bank, National Association, as trustee (in such capacity, the “NCMS 2019-LVL Trustee”), certificate administrator and custodian (in such capacity, the “NCMS 2019-LVL Certificate Administrator”), in connection with the Natixis Commercial Mortgage Securities Trust 2019-LVL (into which each of the NCMS 2019-LVL Note A-1 and NCMS 2019-LVL Note A-B have been deposited), and, subject to the terms of the 2 North 6th Place Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 2 North 6th Place Noteholder will be effected in accordance with the NCMS 2019-LVL TSA and the 2 North 6th Place Intercreditor Agreement.

Application of Payments

The 2 North 6th Place Intercreditor Agreement sets forth the respective rights of the holders of the 2 North 6th Place Mortgage Loan and the 2 North 6th Place Companion Loans with respect to distributions of funds received on the 2 North 6th Place Whole Loan. The 2 North 6th Place Intercreditor Agreement provides, in general, that the rights of the holder of 2 North 6th Place Subordinate Companion Loan to receive payments of interest, principal and other amounts are subordinate to the rights of holders of the 2 North 6th Place Mortgage Loan, the 2 North 6th Place Pari Passu Companion Loans and the 2 North 6th Place Note A-B (the 2 North 6th Place Mortgage Loan and the 2 North 6th Place Pari Passu Companion Loans are collectively referred to in this prospectus as the “2 North 6th Place Senior Loans”) to receive such amounts.

Pursuant to the 2 North 6th Place Intercreditor Agreement, except after the occurrence and during continuance of (i) a monetary event of default, (ii) a non-monetary event of default as to which the 2 North 6th Place Whole Loan becomes a specially serviced loan (other than as a result of a foreseeable event) or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case provided that such event has not been cured, including any cure payment made by the holder of the 2 North 6th Place Subordinate Companion Loan or the 2 North 6th Place Note A-B (or a designee of such holder) under the 2 North 6th Place Intercreditor Agreement (each of clauses (i)-(iii), a “2 North 6th Place Sequential Pay Event”), all amounts tendered by the related borrower or otherwise available for payment on the 2 North 6th Place Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses, and excluding all amounts that are owed to the NCMS 2019-LVL Servicer, NCMS 2019- LVL Special Servicer, trustee or certificate administrator with respect to the 2 North 6th Place Whole Loan pursuant to the NCMS 2019- LVL Trust and Servicing Agreement) will be applied in the following order:

(i)       first, on a pro rata and pari passu basis, to the holders of the 2 North 6th Place Senior Loans in an amount equal to the accrued and unpaid interest on the aggregate outstanding principal of such notes at their respective interest rates (net of the servicing fee rate);

(ii)      second, on a pro rata and pari passu basis, to the holders of the 2 North 6th Place Senior Loans in an amount equal to their respective percentage interests of principal payments (including all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to the applicable monthly payment date;

(iii)     third, on a pro rata and pari passu basis, to each holder of the 2 North 6th Place Senior Loans up to the amount of any unreimbursed costs and expenses paid by each such holder;

(iv)     fourth, if the proceeds of any foreclosure sale or any liquidation of the 2 North 6th Place Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i) – (iii) and, as a result of a workout the aggregate principal balance of the 2 North 6th Place Senior Loans has been reduced, such excess amount will be paid first to the holders of the 2 North 6th Place Senior Loans in an amount up to the reduction, if any, of the aggregate principal balance of the 2 North 6th Place Senior Loans as a result of such workout, plus interest on such amount at the applicable interest rate;

(v)      fifth, to the extent the holder of the 2 North 6th Place Note A-B has made any payments or advances to cure defaults as described under “—Cure Rights” below, to reimburse the holder of the 2 North 6th Place Note A-B for all such cure payments;

(vi)     sixth, to the holder of the 2 North 6th Place Note A-B in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the 2 North 6th Place Note A-B at its interest rate (net of the servicing fee rate);

(vii)     seventh, to the holder of the 2 North 6th Place Note A-B in an amount equal to its percentage interest in the 2 North 6th Place Whole Loan of principal payments (including all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to such applicable monthly payment date;

(viii)   eighth, to the holder of the 2 North 6th Place Note A-B up to the amount of any unreimbursed costs and expenses paid by the holder of the 2 North 6th Place Note A-B;

(ix)     ninth, if the proceeds of any foreclosure sale or any liquidation of the 2 North 6th Place Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i) – (viii) and, as a result of a workout the principal balance of the 2 North 6th Place Note A-B has been reduced, such excess amount will be paid to the holder of the 2 North 6th Place Note A-B in an amount up to the reduction, if any, of the principal balance of the 2 North 6th Place Note A-B as a result of such workout, plus interest on such amount at the applicable interest rate;

(x)      tenth, to the extent the holder of the 2 North 6th Subordinate Companion Loan has made any payments or advances to cure defaults as described under “—Cure Rights” below, to reimburse the holder of the 2 North 6th Subordinate Companion Loan for all such cure payments;

(xi)     eleventh, to the holder of the 2 North 6th Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the 2 North 6th Subordinate Companion Loan at its interest rate (net of the servicing fee rate);

(xii)    twelfth, to the holder of the 2 North 6th Subordinate Companion Loan an amount equal to its percentage interest of principal payments (including all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to such applicable monthly payment date;

(xiii)   thirteenth, to the holder of the 2 North 6th Subordinate Companion Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the 2 North 6th Subordinate Companion Loan;

(xiv)   fourteenth, if the proceeds of any foreclosure sale or any liquidation of the 2 North 6th Place Whole Loan or Property exceed the amounts required to be applied in accordance with the foregoing clauses (i) – (xiii) and, as a result of a workout the principal balance of the 2 North 6th Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of the 2 North 6th Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the 2 North 6th Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

(xv)    fifteenth, to pay any prepayment premium, to the extent paid by the related borrower, to each holder of the 2 North 6th Place Senior Loans in an amount up to its pro rata interest therein, based on the product of (i) the percentage interest of the 2 North 6th Place Senior Loans in the 2 North 6th Place Whole Loan and (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the 2 North 6th Place Whole Loan;

(xvi)   sixteenth, to pay any prepayment premium, to the extent paid by the related borrower, to the holder of the 2 North 6th Place Note A-B in an amount up to its pro rata interest therein, based on the product of (i) its percentage interest in the 2 North 6th Place Whole Loan and (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the 2 North 6th Place Whole Loan;

(xvii)   seventeenth, to pay any prepayment premium, to the extent paid by the related borrower, to the holder of the 2 North 6th Place Subordinate Companion Loan in an amount up to its pro rata interest therein, based on the product of (i) its percentage interest in the 2 North 6th Place Whole Loan and (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the 2 North 6th Place Whole Loan;

(xviii)  eighteenth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the NCMS 2019-LVL TSA, including, without limitation, to compensate the NCMS 2019-LVL Servicer or the NCMS

2019-LVL Special Servicer, any such default interest, late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to each holder of a Note, pro rata, based on its respective percentage interest in the 2 North 6th Place Whole Loan; and

(xix)   nineteenth, if any excess amount is available to be distributed in respect of the 2 North 6th Place Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses (i) through (xviii), any remaining amount will be paid pro rata to each holder of a Note based on its respective initial percentage interest in the 2 North 6th Place Whole Loan;

Following the occurrence and during the continuation of a 2 North 6th Place Sequential Pay Event, amounts tendered by the related borrower and otherwise available for payment on the 2 North 6th Place Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order:

(i)       first, on a pro rata and pari passu basis, to the holders of the 2 North 6th Place Senior Loans in an amount equal to the accrued and unpaid interest on the aggregate outstanding principal balance of such notes at their respective interest rates (net of the servicing fee rate);

(ii)      second, on a pro rata and pari passu basis, to the holders of the 2 North 6th Place Senior Loans in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the aggregate principal balance of the 2 North 6th Place Senior Loans has been reduced to zero;

(iii)     third, on a pro rata and pari passu basis, to each holder of the 2 North 6th Place Senior Loans up to the amount of any unreimbursed costs and expenses paid by such holder;

(iv)     fourth, if the proceeds of any foreclosure sale or any liquidation of the 2 North 6th Place Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i) – (iii) and, as a result of a workout the aggregate principal balance of the 2 North 6th Place Senior Loans has been reduced, such excess amount will be paid first to the holders of the 2 North 6th Place Senior Loans in an amount up to the reduction, if any, of the aggregate principal balance of the 2 North 6th Place Senior Loans as a result of such workout, plus interest on such amount at the applicable interest rate;

(v)      fifth, to the holder of the 2 North 6th Place Note A-B in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the 2 North 6th Place Note A-B at its interest rate (net of the servicing fee rate);

(vi)     sixth, on a pro rata and pari passu basis, to the holders of the 2 North 6th Place Senior Loans an amount equal to all remaining amounts received with respect to the related monthly payment date, until the aggregate principal balance of the 2 North 6th Place Senior Loans has been reduced to zero;

(vii)     seventh, to the extent the holder of the 2 North 6th Place Note A-B has made any payments or advances to cure defaults as described under “—Cure Rights” below, to reimburse the holder of the 2 North 6th Place Note A-B for all such cure payments;

(viii)    eighth, to the holder of the 2 North 6th Place Note A-B an amount equal to all remaining amounts received with respect to the related monthly payment date, until the principal balance of the 2 North 6th Place Note A-B has been reduced to zero;

(ix)     ninth, to the holder of the 2 North 6th Place Note A-B up to the amount of any unreimbursed costs and expenses paid by the holder of the 2 North 6th Place Note A-B;

(x)      tenth, if the proceeds of any foreclosure sale or any liquidation of the 2 North 6th Place Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i) – (ix) and, as a result of a workout the principal balance of the 2

North 6th Place Note A-B has been reduced, such excess amount will be paid to the holder of the 2 North 6th Place Note A-B in an amount up to the reduction, if any, of the principal balance of the 2 North 6th Place Note A-B as a result of such workout, plus interest on such amount at the applicable interest rate;

(xi)     eleventh, to the extent the holder of the 2 North 6th Place Subordinate Companion Loan has made any payments or advances to cure defaults as described under “—Cure Rights” below, to reimburse the holder of the 2 North 6th Place Subordinate Companion Loan for all such cure payments;

(xii)     twelfth, to the holder of the 2 North 6th Place Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the 2 North 6th Place Subordinate Companion Loan at its interest rate (net of the servicing fee rate);

(xiii)    thirteenth, to the holder of the 2 North 6th Place Subordinate Companion Loan an amount equal to all remaining amounts received with respect to the related monthly payment date, until its principal balance has been reduced to zero;

(xiv)    fourteenth, to the holder of the 2 North 6th Place Subordinate Companion Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the 2 North 6th Place Subordinate Companion Loan;

(xv)     fifteenth, if the proceeds of any foreclosure sale or any liquidation of the 2 North 6th Place Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i) – (xiv) and, as a result of a workout the principal balance of the 2 North 6th Place Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of the 2 North 6th Place Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the 2 North 6th Place Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

(xvi)   sixteenth, to pay any prepayment premium, to the extent paid by the related borrower, to each holder of the 2 North 6th Place Senior Loans in an amount up to its pro rata interest therein; based on the product of (i) the percentage interest of the 2 North 6th Place Senior Loans in the 2 North 6th Place Whole Loan and (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the 2 North 6th Place Whole Loan

(xvii)   seventeenth, to pay any prepayment premium, to the extent paid by the related borrower, to the holder of the 2 North 6th Place Note A-B in an amount up to its pro rata interest therein; based on the product of (i) its percentage interest in the 2 North 6th Place Whole Loan and (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the 2 North 6th Place Whole Loan;

(xviii)  eighteenth, to pay any prepayment premium, to the extent paid by the related borrower, to the holder of the 2 North 6th Place Subordinate Companion Loan in an amount up to its pro rata interest therein; based on the product of (i) its percentage interest in the 2 North 6th Place Whole Loan and (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the 2 North 6th Place Whole Loan;

(xix)   nineteenth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the NCMS 2019-LVL TSA, including, without limitation, to compensate the NCMS 2019-LVL Servicer or the 2 North 6th Place Special Servicer, as applicable, any such default interest, late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to be paid to each note holder, pro rata, based on its respective percentage interest in the 2 North 6th Place Whole Loan; and

(xx)     twentieth, if any excess amount is available to be distributed of the 2 North 6th Place Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses (i) through (xix), any remaining amount to be paid pro rata to each note holder based on its respective initial percentage interest in the 2 North 6th Place Whole Loan.

The Directing Holder

The controlling noteholder (the “2 North 6th Place Directing Holder”) under the 2 North 6th Place Intercreditor Agreement, as of any date of determination, is:

●	initially, the holder of the 2 North 6th Place Subordinate Companion Loan;

●	if a 2 North 6th Place Subordinate Companion Loan Control Appraisal Period (as defined below) has occurred and is continuing, the holder of 2 North 6th Place Note A-B; and

●	if a 2 North 6th Place Note A-B Control Appraisal Period (as defined below) has occurred and is continuing, the holder of the Note A-1 (the “NCMS 2019-LVL A-1 Note”).

At any time that the holder of the 2 North 6th Place Note A-B or the NCMS 2019-LVL A-1 Note is the 2 North 6th Place Directing Holder, the rights of the 2 North 6th Place Directing Holder may be exercised by the holders of the majority of the class of securities designated as the “controlling class” to the extent provided in the NCMS 2019-LVL TSA.

A “2 North 6th Place Control Appraisal Period” means:

(a)      with respect to the 2 North 6th Place Note A-B, a 2 North 6th Place Note A-B Control Appraisal Period; and

(b)      with respect to the 2 North 6th Place Subordinate Companion Loan, a 2 North 6th Place Subordinate Companion Loan Control Appraisal Period.

A “2 North 6th Place Note A-B Control Appraisal Period” means any period, with respect to the 2 North 6th Place Whole Loan, if and for so long as:

(a)      (1) the initial principal balance of the 2 North 6th Place Note A-B minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 2 North 6th Place Note A-B after the date of creation of the 2 North 6th Place Note A-B, (y) any appraisal reduction amount for the 2 North 6th Place Whole Loan that is allocated to the 2 North 6th Place Note A-B and (z) any losses realized with respect to the 2 North 6th Place Whole Loan that are allocated to the 2 North 6th Place Note A-B, plus (3) the 2 North 6th Place Threshold Event Collateral then held by the NCMS 2019-LVL Servicer, is less than

(b)      25% of the remainder of the (i) initial principal balance of the 2 North 6th Place Note A-B less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the 2 North 6th Place Note A-B on the 2 North 6th Place Note A-B after the date of creation of the 2 North 6th Place Note A-B.

A “2 North 6th Place Subordinate Companion Loan Control Appraisal Period” means any period, with respect to the 2 North 6th Place Whole Loan, if and for so long as:

(a)      (1) the initial principal balance of the 2 North 6th Place Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 2 North 6th Place Subordinate Companion Loan after the date of creation of the 2 North 6th Place Subordinate Companion Loan, (y) any appraisal reduction amount for the 2 North 6th Place Whole Loan that is allocated to the 2 North 6th Place Subordinate Companion Loan and (z) any losses realized with respect to the 2 North 6th Place Whole Loan that are allocated to the 2 North 6th Place Subordinate Companion Loan, plus (3)

the 2 North 6th Place Threshold Event Collateral then held by the NCMS 2019-LVL Servicer, is less than

(b)      25% of the remainder of the (i) initial principal balance of the 2 North 6th Place Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the 2 North 6th Place Subordinate Companion Loan on the 2 North 6th Place Subordinate Companion Loan after the date of creation of the 2 North 6th Place Subordinate Companion Loan.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the 2 North 6th Place Whole Loan that results in a monetary event of default or the related borrower otherwise defaults with respect to the 2 North 6th Place Whole Loan, the holder of the 2 North 6th Place Note A-B (if the 2 North 6th Place Note A-B is no longer an asset of the Natixis Commercial Mortgage Securities Trust 2019-LVL) and/or the holder of the 2 North 6th Place Subordinate Companion Loan will each have the right to cure monetary and non-monetary defaults subject to notice requirements and a limit on the maximum number of such cures over the term of the 2 North 6th Place Whole Loan. The cure rights of the holder of the 2 North 6th Place Note A-B and the holder of the 2 North 6th Place Subordinate Companion Loan collectively will be limited to no more than 6 cures of monetary defaults in a 12 month period (but in no event more than 18 cures of monetary defaults over the term of the 2 North 6th Place Whole Loan) and 6 cures of non-monetary defaults over the term of the 2 North 6th Place Whole Loan. If both the holder of the 2 North 6th Place Note A-B and the holder of the 2 North 6th Place Subordinate Companion Loan elect to cure a monetary or non-monetary default, then the holder of the 2 North 6th Place Subordinate Companion Loan will be the “curing noteholder.”

So long as a monetary default under the 2 North 6th Place Whole Loan for which a cure payment permitted under the 2 North 6th Place Intercreditor Agreement is made or for which the applicable cure period has not expired, such monetary default may not be treated as an event of default for purposes of (i) the allocation of funds received on the 2 North 6th Place Whole Loan following a 2 North 6th Place Sequential Pay Event as described under “—Application of Payments” above, (ii) accelerating the 2 North 6th Place Whole Loan, modifying, amending or waiving any provisions of the Mortgage Loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property or (iii) treating the 2 North 6th Place Whole Loan as a specially serviced loan; provided that such limitation may not prevent the NCMS 2019-LVL Servicer or the NCMS 2019-LVL Special Servicer from collecting default interest or late charges from the related borrower.

So long as the holder of the 2 North 6th Place Subordinate Companion Loan or the 2 North 6th Place Note A-B has made a permitted cure payment under the 2 North 6th Place Intercreditor Agreement, neither the NCMS 2019-LVL Servicer nor the NCMS 2019-LVL Special Servicer will be permitted to treat such event of default as such for purposes of transferring the 2 North 6th Place Whole Loan to special servicing or exercising remedies.

Consultation and Control

The holder of the NCMS 2019-LVL A-1 Note (or the NCMS 2019-LVL Servicer or the NCMS 2019-LVL Special Servicer acting on its behalf) will be required to notify the 2 North 6th Place Directing Holder (or its designee) and receive written consent with respect to “Major Decisions”, as defined in the NCMS 2019-LVL TSA (“2 North 6th Place Major Decisions”) at least 10 business days prior to taking action with respect to such 2 North 6th Place Major Decision (or making a determination not to take action with respect to such 2 North 6th Place Major Decision). If the 2 North 6th Place Directing Holder (or its designee) fails to respond to the holder of the NCMS 2019-LVL A-1 Note (or the NCMS 2019-LVL Servicer or the 2 NCMS 2019-LVL Special Servicer acting on its behalf) with respect to any such proposed action within 10 business days after receipt of such notice, the 2 North 6th Place Directing Holder (or its designee) will have no further consent rights with respect to such action.

Following the occurrence of an extraordinary event with respect to the Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with accepted servicing practices, the holder of the NCMS 2019-LVL A-1 Note (or the NCMS 2019-LVL Servicer or the NCMS 2019-LVL Special Servicer acting on its behalf) may take actions with respect to the Mortgaged Property before obtaining the consent of the 2 North 6th Place Mortgage Loan (or its controlling class representative) if the holder of the NCMS 2019-LVL A-1 Note (or the NCMS 2019-LVL Servicer or the NCMS 2019-LVL Special Servicer acting on its behalf) reasonably determines in accordance with accepted servicing practices that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the 2 North 6th Place Whole Loan notes as a collective whole, and the holder of the NCMS 2019-LVL A-1 Note (or the NCMS 2019-LVL Servicer or the NCMS 2019-LVL Special Servicer acting on its behalf) has made a reasonable effort to contact the holder of the 2 North 6th Place Mortgage Loan (or its designee). The foregoing will not relieve the holder of the NCMS 2019-LVL A-1 Note (or the NCMS 2019-LVL Servicer or the NCMS 2019-LVL Special Servicer acting on its behalf) of its duties to comply with accepted servicing practices. The holder of the NCMS 2019-LVL A-1 Note (or the NCMS 2019-LVL Servicer or the NCMS 2019-LVL Special Servicer acting on its behalf) may not follow any advice, direction, objection or consultation provided by the holder of the 2 North 6th Place Mortgage Loan (or its controlling class representative) that would require or cause the holder of the NCMS 2019-LVL A-1 Note (or the NCMS 2019-LVL Servicer or the NCMS 2019-LVL Special Servicer acting on its behalf) to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with accepted servicing practices, require or cause the holder of the NCMS 2019-LVL A-1 Note (or the NCMS 2019-LVL Servicer or the NCMS 2019-LVL Special Servicer acting on its behalf) to violate provisions of the 2 North 6th Place Intercreditor Agreement or the NCMS 2019-LVL TSA, require or cause the holder of the NCMS 2019-LVL A-1 Note (or the NCMS 2019-LVL Servicer or the NCMS 2019-LVL Special Servicer acting on its behalf) to violate the terms of the 2 North 6th Place Whole Loan, or materially expand the scope of the holder of the NCMS 2019-LVL A-1 Note (or the NCMS 2019-LVL Servicer or the NCMS 2019-LVL Special Servicer acting on its behalf) responsibilities under the 2 North 6th Place Intercreditor Agreement.

In addition, pursuant to the terms of the 2 North 6th Place Intercreditor Agreement, during the continuation of a 2 North 6th Place Note A-B Control Appraisal Period (as defined below), the holder of a NCMS 2019-LVL A-1 Note (or the NCMS 2019-LVL Servicer or the NCMS 2019-LVL Special Servicer acting on its behalf) will be required to (1) to provide copies of any notice, information and report that it is required to provide to the directing certificateholder under the NCMS 2019-LVL TSA with respect to any 2 North 6th Place Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the 2 North 6th Place Whole Loan, to the holders of the 2 North 6th Place Mortgage Loan and the 2 North 6th Place Note A-2 (the “2 North 6th Place Non-Controlling Pari Passu Companion Loan”) (or their controlling class representatives), within the same time frame it is required to provide to the directing certificateholder for the NCMS 2019-LVL TSA (for this purpose, without regard to whether such items are actually required to be provided to the directing certificateholder under the NCMS 2019-LVL TSA due to the termination of a subordinate control period or termination of a subordinate consultation period; and (2) to consult with the holder of the 2 North 6th Place Mortgage (or its controlling class representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, the holders of the 2 North 6th Place Mortgage Loan and the 2 North 6th Place Non-Controlling Pari Passu Companion Loan (or their controlling class representatives) requests consultation with respect to any such 2 North 6th Place Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the 2 North 6th Place Whole Loan, and consider alternative actions recommended by the holders of the 2 North 6th Place Mortgage Loan and the 2 North 6th Place Non-Controlling Pari Passu Companion Loan (or their controlling class representatives); provided that after the expiration of a period of 10 business days from the delivery to the holder of the 2 North 6th Place Mortgage Loan and the 2 North 6th Place Non-Controlling Pari Passu Companion Loan (or their controlling class representatives) by the holder of the NCMS 2019-LVL A-1 Note (or the NCMS 2019-LVL Servicer or the NCMS 2019-LVL Special Servicer acting on its behalf) of written notice of a proposed action, together with copies of such notice, information and report required to be provided, the holder of the NCMS 2019-LVL A-1 Note (or the NCMS 2019-LVL Servicer or the NCMS 2019-LVL Special Servicer acting on its behalf) will no longer be obligated to consult with the holders of the 2 North 6th Place Mortgage Loan and the 2 North 6th Place Non-Controlling Pari Passu Companion Loan (or their controlling class representatives), whether or not the holders of the 2 North 6th Place

Mortgage Loan and the 2 North 6th Place Non-Controlling Pari Passu Companion Loan (or their controlling class representatives) have responded within such 10 business day consultation period (unless the holder of the NCMS 2019-LVL A-1 Note (or the NCMS 2019-LVL Servicer or the NCMS 2019-LVL Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating to such proposal). Notwithstanding the consultation rights of the holders of the 2 North 6th Place Mortgage Loan and the 2 North 6th Place Non-Controlling Pari Passu Companion Loan (or their controlling class representative) described above, the holder of the NCMS 2019-LVL A-1 Note (or the NCMS 2019-LVL Servicer or the NCMS 2019-LVL Special Servicer acting on its behalf) may make any 2 North 6th Place Major Decision or take any action set forth in the asset status report before the expiration of the 10 business day consultation period if the holder of the NCMS 2019-LVL A-1 Note (or the NCMS 2019-LVL Servicer or the NCMS 2019-LVL Special Servicer acting on its behalf) determines that immediate action with respect thereto is necessary to protect the interests of the holders of the 2 North 6th Place Whole Loan notes. The holder of the NCMS 2019-LVL A-1 Note (or the NCMS 2019-LVL Servicer or the NCMS 2019-LVL Special Servicer acting on its behalf) will not be obligated at any time to follow or take any alternative actions recommended by any of the holders of the 2 North 6th Place Mortgage Loan and the 2 North 6th Place Pari Passu Companion Loans (or their controlling class representative).

Purchase Option

At any time that an event of default has occurred and is continuing, the holder of the 2 North 6th Place Note A-B (if the 2 North 6th Place Note A-B is no longer an asset of the Natixis Commercial Mortgage Securities Trust 2019-LVL) and the holder of the 2 North 6th Place Subordinate Companion Loan will have the right to purchase the 2 North 6th Place Senior Loans (and, if the purchasing holder is the holder of the 2 North 6th Place Subordinate Companion Loan, the 2 North 6th Place Note A-B), in whole but not in part, at a price generally equal to the sum of the outstanding principal balance of the 2 North 6th Place Senior Loans (and the 2 North 6th Place Note A-B, if applicable), accrued and unpaid interest on the 2 North 6th Place Senior Loans (and the 2 North 6th Place Note A-B, if applicable), any other amounts due under the 2 North 6th Place Senior Loans (and the 2 North 6th Place Note A-B, if applicable), other than prepayment premiums, default interest, late fees, exit fees and other similar fees due with respect to the purchased 2 North 6th Place Whole Loan note, provided that if the related borrower or a borrower related party is the purchaser, the purchase price will include prepayment premiums, default interest, late fees, exit fees and other similar fees with respect to such purchased 2 North 6th Place Whole Loan note, any unreimbursed property protection advances or monthly payment advances and any expenses incurred in enforcing the Mortgage Loan documents (including, without limitation, monthly payment advances or administrative advances payable to the NCMS 2019-LVL Servicer or NCMS 2019-LVL Special Servicer, as applicable, and earned and unpaid special servicing fees), any accrued and unpaid interest on advances, (i) if the related borrower or a borrower related party is the purchaser or (ii) if a Note is purchased after 90 days after such option first becomes exercisable, any liquidation or workout fees payable under the NCMS 2019-LVL TSA and any recovered costs not reimbursed previously to the NCMS 2019-LVL Servicer from collections in respect of the 2 North 6th Place Whole Loan.

The respective rights of the holder of the 2 North 6th Place Note A-B and the holder of the 2 North 6th Place Subordinate Companion Loan to purchase the 2 North 6th Place Senior Loans or 2 North 6th Place Note A-B will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure with respect to the Property (and the NCMS 2019-LVL Special Servicer will be required to give the holder of the 2 North 6th Place Subordinate Companion Loan 15 days’ notice of its intent with respect to any such action). Notwithstanding the foregoing sentence, if title to the Property is transferred to the holder of NCMS 2019-LVL A-1 Note (or another nominee on behalf of the holder of the NCMS 2019-LVL A-1 Note) less than 15 days after the acceleration of the 2 North 6th Place Whole Loan, the holder of the NCMS 2019-LVL A-1 Note will be required to notify the holder of the 2 North 6th Place Subordinate Companion Loan of such transfer, and the holder of the 2 North 6th Place Note A-B and/or the holder of the 2 North 6th Place Subordinate Companion Loan will have a 15 day period from the date of such notice to deliver notice to the holders of the 2 North 6th Place Whole Loan notes more senior thereto that it intends to exercise its purchase option, in which case the holder of the applicable 2 North 6th Place Whole Loan note will be obligated to purchase the Mortgaged Property, in immediately available funds, within a 15 day period at the applicable purchase price.

Replacement of the NCMS 2019-LVL Special Servicer

The 2 North 6th Place Directing Holder (or its controlling class representative), at its expense, will have the right, with or without cause, upon at least 10 business days’ prior notice to the NCMS 2019-LVL Special Servicer, to terminate the NCMS 2019-LVL Special Servicer and appoint a replacement special servicer in lieu thereof, without the consent of the holder of the 2 North 6th Place Mortgage Loan.

Posting of Collateral

The 2 North 6th Place Intercreditor Agreement provides that the holder of 2 North 6th Place Note A-B (if the 2 North 6th Place Note A-B is no longer an asset of the Natixis Commercial Mortgage Securities Trust 2019-LVL) and 2 North 6th Place Subordinate Companion Loan will be entitled to avoid a 2 North 6th Place Control Appraisal Period (as defined below) caused by application of an appraisal reduction amount upon satisfaction of certain conditions (which must be completed within 30 days of receipt of a third party appraisal that indicates such 2 North 6th Place Control Appraisal has occurred), including without limitation: (i) delivery of additional collateral in the form of either (a) cash collateral for the benefit of the holders of the 2 North 6th Place Senior Loans and acceptable to the NCMS 2019-LVL Servicer or NCMS 2019-LVL Special Servicer, as applicable, or (b) an unconditional and irrevocable standby letter of credit for the benefit of the Natixis Commercial Mortgage Securities Trust 2019-LVL issued by a bank or other financial institution that meets the rating requirements as described in the Intercreditor Agreement (either (a) or (b), the “2 North 6th Place Threshold Event Collateral”), and (ii) the 2 North 6th Place Threshold Event Collateral is in an amount which, when added to the appraised value of the Mortgaged Property as determined pursuant to the NCMS 2019-LVL TSA, would cause the applicable 2 North 6th Place Control Appraisal Period not to exist.

10000 Santa Monica Boulevard Whole Loan

General

The 10000 Santa Monica Boulevard Mortgage Loan (1.1%) is part of the 10000 Santa Monica Boulevard Whole Loan (as defined below) comprised of nine (9) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “10000 Santa Monica Boulevard Mortgaged Property”).

The 10000 Santa Monica Boulevard Whole Loan is evidenced by one senior pari passu note, Note A-7 (the “10000 Santa Monica Boulevard Mortgage Loan”), with an aggregate principal balance as of Cut-off Date of $10,000,000, seven senior pari passu notes, Notes A-1, A-2, A-3, A-4, A-5, A-6 and A-8 (collectively, the “10000 Santa Monica Boulevard Pari Passu Companion Loans”), with an aggregate principal balance as of the Cut-off Date of $210,000,000 and a subordinate companion loan evidenced by one promissory note, Note A-B, with a principal balance as of the Cut-off Date of $130,000,000 (the “10000 Santa Monica Boulevard Subordinate Companion Loan”). The 10000 Santa Monica Boulevard Subordinate Companion Loan is currently held by NCMS 2019-10K trust (the “10000 Santa Monica Boulevard Subordinate Companion Loan Holder”). The 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Pari Passu Companion Loans are pari passu with each other in terms of priority. The 10000 Santa Monica Boulevard Subordinate Companion Loan is subordinate to the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Pari Passu Companion Loans in terms of priority. The 10000 Santa Monica Boulevard Mortgage Loan, the 10000 Santa Monica Boulevard Pari Passu Companion Loans and the 10000 Santa Monica Boulevard Subordinate Companion Loan are collectively referred to in this prospectus as the “10000 Santa Monica Boulevard Whole Loan”.

The holders of the 10000 Santa Monica Boulevard Whole Loan (the “10000 Santa Monica Boulevard Noteholders”) entered into a co-lender agreement, prior to the Closing Date (the “10000 Santa Monica

Boulevard Intercreditor Agreement”), which will govern their respective rights and obligations and the allocation of payments to each 10000 Santa Monica Boulevard Noteholder to the extent set forth in the 10000 Santa Monica Boulevard Intercreditor Agreement.

Servicing

The 10000 Santa Monica Boulevard Whole Loan will be serviced by KeyBank National Association, as servicer (the “NCMS 2019-10K Servicer”) and specially serviced by KeyBank National Association, as special servicer (the “NCMS 2019-10K Special Servicer”), under the NCMS 2019-10K Trust and Servicing Agreement (the “NCMS 2019-10K Trust and Servicing Agreement”) between Natixis Commercial Mortgage Securities LLC, as depositor, the NCMS 2019-10K Servicer, the NCMS 2019-10K Special Servicer and Wells Fargo National Association, as trustee and certificate administrator in connection with Natixis Commercial Mortgage Securities Trust 2019-10K (into which each of the 100000 Santa Monica Boulevard Pari Passu Companion Loans evidenced by Note A-1 and the 10000 Santa Monica Boulevard Subordinate Companion Loan have been deposited), and subject to the terms of the 10000 Santa Monica Boulevard Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 10000 Santa Monica Boulevard Noteholder will be effected in accordance with the NCMS 2019-10K Trust and Servicing Agreement and the 10000 Santa Monica Boulevard Intercreditor Agreement.

Application of Payments

The 10000 Santa Monica Boulevard Intercreditor Agreement sets forth the respective rights of the holder of the 10000 Santa Monica Boulevard Mortgage Loan and the holders of the 10000 Santa Monica Boulevard Companion Loans (the 10000 Santa Monica Boulevard Subordinate Companion Loan and the 10000 Santa Monica Boulevard Pari Passu Companion Loans are collectively referred to in this prospectus as the “10000 Santa Monica Boulevard Companion Loans”) with respect to distributions of funds received on the 10000 Santa Monica Boulevard Whole Loan. The 10000 Santa Monica Boulevard Intercreditor Agreement provides, in general, that the rights of the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder to receive payments of interest, principal and other amounts are subordinate to the rights of holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Pari Passu Companion Loans (the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Pari Passu Companion Loans are collectively referred to in this prospectus as the “10000 Santa Monica Boulevard Senior Loans”) to receive such amounts.

Pursuant to the 10000 Santa Monica Boulevard Intercreditor Agreement, except after the occurrence and during continuance of (i) a monetary event of default, (ii) a non-monetary event of default as to which the 10000 Santa Monica Boulevard Whole Loan becomes a specially serviced loan (other than as a result of a foreseeable event) or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case provided that such event has not been cured, including any cure payment made by the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder (or its designee) under the 10000 Santa Monica Boulevard Intercreditor Agreement (each of clauses (i)-(iii), a “10000 Santa Monica Boulevard Sequential Pay Event”), all amounts tendered by the related borrower or otherwise available for payment on the 10000 Santa Monica Boulevard Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses, and excluding all amounts that are owed to the NCMS 2019-10K Servicer, NCMS 2019-10K Special Servicer, trustee or certificate administrator with respect to the 10000 Santa Monica Boulevard Whole Loan pursuant to the NCMS 2019-10K Trust and Servicing Agreement) will be applied in the following order:

(i)     first, to the holders of the 10000 Santa Monica Boulevard Senior Loans, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on the outstanding principal of such 10000 Santa Monica Boulevard Senior Loans at their respective interest rate (net of the servicing fee rate);

(ii)     second, to the holders of the 10000 Santa Monica Boulevard Senior Loans, on a pro rata and pari passu basis, in an amount equal to their respective percentage interests of principal payments (including all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to the applicable monthly payment date (including any monthly debt service payment amounts);

(iii)     third, to each holder of the 10000 Santa Monica Boulevard Senior Loans, up to the amount of any unreimbursed costs and expenses paid by each such holder, to be allocated pro rata based on the amounts due to each such holder;

(iv)     fourth, if the proceeds of any foreclosure sale or any liquidation of the 10000 Santa Monica Boulevard Whole Loan or the 10000 Santa Monica Boulevard Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a workout the principal balance of the 10000 Santa Monica Boulevard Senior Loans has been reduced, such excess amount to the holders of the 10000 Santa Monica Boulevard Senior Loans in an amount up to the reduction, if any, of the principal balance of the 10000 Santa Monica Boulevard Senior Loans as a result of such workout, plus interest on such amount at their respective interest rate (net of the servicing fee rate);

(v)      fifth, to the extent the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder has made any payments or advances in the exercise of its cure rights under the 10000 Santa Monica Boulevard Intercreditor Agreement, to reimburse such holder for such cure payments;

(vi)     sixth, to the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the 10000 Santa Monica Boulevard Subordinate Companion Loan at its interest rate (net of the servicing fee rate);

(vii)    seventh, to the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder in an amount equal to its percentage interest in the 10000 Santa Monica Boulevard Whole Loan of principal payments (including all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to the applicable monthly payment date (including any monthly debt service payment amounts);

(viii)   eighth, to the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder up to the amount of any unreimbursed costs and expenses paid by such holder;

(ix)     ninth, if the proceeds of any foreclosure sale or any liquidation of the 10000 Santa Monica Boulevard Whole Loan or the 10000 Santa Monica Boulevard Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout the principal balance of the 10000 Santa Monica Boulevard Subordinate Companion Loan has been reduced, such excess amount to the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the 10000 Santa Monica Boulevard Subordinate Companion Loan as a result of such workout, plus interest on such amount at its interest rate (net of the servicing fee rate);

(x)      tenth, any yield maintenance premium, to the extent paid by the related borrower, to the holders of the 10000 Santa Monica Boulevard Senior Loans in an amount up to their respective pro rata interests, based on the product of (i) their respective percentage interests in the 10000 Santa Monica Boulevard Whole Loan and (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the 10000 Santa Monica Boulevard Whole Loan;

(xi)     eleventh, any yield maintenance premium, to the extent paid by the related borrower, to the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder in an amount up to its pro rata interest, based on the product of (i) its percentage interest in the 10000 Santa Monica Boulevard Whole Loan and (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the 10000 Santa Monica Boulevard Whole Loan;

(xii)    twelfth, to the extent default interest, late fees, assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the NCMS 2019-10K Trust and Servicing Agreement, including, without limitation, to compensate the NCMS 2019-10K Servicer and NCMS 2019-10K Special Servicer, to each noteholder, pro rata, based on their respective percentage interest in the 10000 Santa Monica Boulevard Whole Loan, any such default interest, late fees, assumption or transfer fees; and

(xiii)   thirteenth, if any excess amount is available to be distributed in respect of the 10000 Santa Monica Boulevard Whole Loan, and not otherwise applied in accordance with clauses first through twelfth, any remaining amount to each noteholder, pro rata, in accordance with their respective initial percentage interests in the 10000 Santa Monica Boulevard Whole Loan.

Following the occurrence and during the continuation of a 10000 Santa Monica Boulevard Sequential Pay Event, amounts tendered by the related borrower and otherwise available for payment on the 10000 Santa Monica Boulevard Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order:

(i)       first, to the holders of the 10000 Santa Monica Boulevard Senior Loans, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on the outstanding principal of such 10000 Santa Monica Boulevard Senior Loans at their respective interest rate (net of the servicing fee rate);

(ii)      second, to each holder of the 10000 Santa Monica Boulevard Senior Loans, on a pro rata and pari passu basis, in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date until their respective principal balances have been reduced to zero;

(iii)     third, to the holders of the 10000 Santa Monica Boulevard Senior Loans, up to the amount of any unreimbursed costs and expenses paid by such holder, to be allocated pro rata based on the amounts due to each such holder;

(iv)     fourth, if the proceeds of any foreclosure sale or any liquidation of the 10000 Santa Monica Boulevard Whole Loan or the 10000 Santa Monica Boulevard Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a workout the principal balance of the 10000 Santa Monica Boulevard Senior Loans has been reduced, such excess amount to the holders of the 10000 Santa Monica Boulevard Senior Loans in an amount up to the reduction, if any, of the principal balance of the 10000 Santa Monica Boulevard Senior Loans as a result of such workout, plus interest on such amount at its interest rate (net of the servicing fee rate);

(v)      fifth, to the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the 10000 Santa Monica Boulevard Subordinate Companion Loan at its interest rate (net of the servicing fee rate);

(vi)     sixth, to the holders of the 10000 Santa Monica Boulevard Senior Loans, in an amount equal to all remaining amounts received with respect to the related monthly payment date, until their respective principal balances have been reduced to zero;

(vii)    seventh, to the extent the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder has made any payments or advances in the exercise of its cure rights under the 10000 Santa Monica Boulevard Intercreditor Agreement, to reimburse such holder for all such cure payments;

(viii)   eighth, to the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder in an amount equal to all remaining amounts received with respect to the related monthly payment date, until its principal balance has been reduced to zero;

(ix)     ninth, to the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder up to the amount of any unreimbursed costs and expenses paid by such holder;

(x)      tenth, if the proceeds of any foreclosure sale or any liquidation of the 10000 Santa Monica Boulevard Whole Loan or the 10000 Santa Monica Boulevard Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth and, as a result of a workout the principal balance of the 10000 Santa Monica Boulevard Subordinate Companion Loan has been reduced, such excess amount to the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the 10000 Santa Monica Boulevard Subordinate Companion Loan as a result of such workout, plus interest on such amount at its interest rate (net of the servicing fee rate);

(xi)     eleventh, any yield maintenance premium, to the extent paid by the related borrower, to the holders of the 10000 Santa Monica Boulevard Senior Loans in an amount up to their respective pro rata interests, based on the product of (i) their respective percentage interests in the 10000 Santa Monica Boulevard Whole Loan and (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the 10000 Santa Monica Boulevard Whole Loan;

(xii)    twelfth, any yield maintenance premium, to the extent paid by the related borrower, to the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder in an amount up to its pro rata interest, based on the product of (i) its percentage interest in the 10000 Santa Monica Boulevard Whole Loan and (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the 10000 Santa Monica Boulevard Whole Loan;

(xiii)   thirteenth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the NCMS 2019-10K Trust and Servicing Agreement, including, without limitation, to compensate the NCMS 2019-10K Servicer and NCMS 2019-10K Special Servicer, to each noteholder, pro rata, based on their respective percentage interest in the 10000 Santa Monica Boulevard Whole Loan, any such default interest, late fees, assumption or transfer fees; and

(xiv)   fourteenth, if any excess amount is available to be distributed in respect of the 10000 Santa Monica Boulevard Whole Loan, and not otherwise applied in accordance with clauses first through thirteenth, any remaining amount to be paid to each noteholder pro rata in accordance with their respective initial percentage interests in the 10000 Santa Monica Boulevard Whole Loan.

The Directing Holder

The controlling noteholder (the “10000 Santa Monica Boulevard Directing Holder”) under the 10000 Santa Monica Boulevard Intercreditor Agreement, as of any date of determination, is:

●	initially, the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder; and

●	if a 10000 Santa Monica Boulevard Control Appraisal Period has occurred and is continuing, the holder of the 10000 Santa Monica Boulevard Pari Passu Companion Loan Note A-1 (the “10000 Santa Monica Boulevard Controlling Pari Passu Companion Loan”).

At any time that the holder of the 10000 Santa Monica Boulevard Subordinate Companion Loan or the 10000 Santa Monica Boulevard Controlling Pari Passu Companion Loan is the 10000 Santa Monica Boulevard Directing Holder, the rights of the 10000 Santa Monica Boulevard Directing Holder may be exercised by the holders of the majority of the class of securities designated as the “controlling class” to the extent provided in the NCMS 2019-10K Trust and Servicing Agreement.

A “10000 Santa Monica Boulevard Control Appraisal Period” will exist if, and for so long as, (I)(a)(1) the initial outstanding principal balance of the 10000 Santa Monica Boulevard Subordinate

Companion Loan minus (2) the sum, without duplication, of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 10000 Santa Monica Boulevard Subordinate Companion Loan after the date of creation of the 10000 Santa Monica Boulevard Subordinate Companion Loan, (y) any appraisal reduction amount for the 10000 Santa Monica Boulevard Whole Loan that is allocated to the 10000 Santa Monica Boulevard Subordinate Companion Loan and (z) any losses realized with respect to the Property or the 10000 Santa Monica Boulevard Whole Loan that are allocated to the 10000 Santa Monica Boulevard Subordinate Companion Loan plus (3) the 10000 Santa Monica Boulevard Threshold Event Collateral then held by the NCMS 2019-10K Servicer, is less than (b) 25% of the remainder of the (x) initial outstanding principal balance of the 10000 Santa Monica Boulevard Subordinate Companion Loan less (y) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder on the 10000 Santa Monica Boulevard Subordinate Companion Loan after the date of creation of the 10000 Santa Monica Boulevard Subordinate Companion Loan; or (II) any interest in such note is held by the related borrower or a borrower related party, or the related borrower or borrower related party would otherwise be entitled to exercise the rights of the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder as the 10000 Santa Monica Boulevard Directing Holder.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the 10000 Santa Monica Boulevard Whole Loan that results in a monetary event of default or the related borrower otherwise defaults with respect to the 10000 Santa Monica Boulevard Whole Loan, the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder will have the right to cure such event of default subject to certain limitations on the number of such cures set forth in the 10000 Santa Monica Boulevard Intercreditor Agreement. The 10000 Santa Monica Boulevard Subordinate Companion Loan Holder will be limited to six (6) cures related to monetary defaults in a 12-month period, but in no event more than twelve (12) cures of monetary defaults over the life of the 10000 Santa Monica Boulevard Whole Loan, and six (6) cures related to non-monetary defaults over the life of the 10000 Santa Monica Boulevard Whole Loan. So long as the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder has made a permitted cure payment under the 10000 Santa Monica Boulevard Intercreditor Agreement, neither the NCMS 2019-10K Servicer nor the NCMS 2019-10K Special Servicer will be permitted to treat such event of default as such for purposes of transferring the 10000 Santa Monica Boulevard Whole Loan to special servicing or exercising remedies.

Consultation and Control

If any consent, modification, amendment or waiver under, or other action in respect of the 10000 Santa Monica Boulevard Whole Loan or the Mortgage Loan documents that would constitute a major decision, as defined in the NCMS 2019-10K Trust and Servicing Agreement (“10000 Santa Monica Boulevard Major Decisions”), has been requested or proposed, at least ten (10) business days prior to taking action with respect to such 10000 Santa Monica Boulevard Major Decision (or making a determination not to take action with respect to such 10000 Santa Monica Boulevard Major Decision), the NCMS 2019-10K Servicer and/or the NCMS 2019-10K Special Servicer is required to request the written consent of the 10000 Santa Monica Boulevard Directing Holder (or the representative it has appointed to act on its behalf) before implementing a decision with respect to such 10000 Santa Monica Boulevard Major Decision. If the 10000 Santa Monica Boulevard Directing Holder (or the representative it has appointed to act on its behalf) fails to respond to the NCMS 2019-10K Servicer and/or the NCMS 2019-10K Special Servicer with respect to any such proposed action within ten (10) business days after receipt of such notice, the 10000 Santa Monica Boulevard Directing Holder (or the representative it has appointed to act on its behalf) will have no further consent rights with respect to such action.

Neither the NCMS 2019-10K Servicer nor the NCMS 2019-10K Special Servicer will be required to follow any advice, direction, objection or consultation provided by the 10000 Santa Monica Boulevard Directing Holder (or its representative) that would require or cause the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such NCMS 2019-10K Servicer or NCMS 2019-10K Special Servicer, as applicable, to violate provisions of the 10000 Santa

Monica Boulevard Intercreditor Agreement or the NCMS 2019-10K Trust and Servicing Agreement, require or cause such NCMS 2019-10K Servicer or NCMS 2019-10K Special Servicer, as applicable, to violate the terms of the 10000 Santa Monica Boulevard Whole Loan, or materially expand the scope of any responsibilities of such NCMS 2019-10K Servicer or NCMS 2019-10K Special Servicer, as applicable, under the 10000 Santa Monica Boulevard Intercreditor Agreement or the NCMS 2019-10K Trust and Servicing Agreement.

In addition, pursuant to the terms of the 10000 Santa Monica Boulevard Intercreditor Agreement, during the continuation of a 10000 Santa Monica Boulevard Control Appraisal Period, (1) the holder of the 10000 Santa Monica Boulevard Controlling Pari Passu Companion Loan (or the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer acting on its behalf) will be required: (i) to provide copies of any notice, information and report (similar to such notice, information and report it is required to deliver to the 10000 Santa Monica Boulevard Directing Holder pursuant to the NCMS 2019-10K Trust and Servicing Agreement) with respect to any 10000 Santa Monica Boulevard Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the 10000 Santa Monica Boulevard Whole Loan, to the holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Senior Loans not included in the NCMS 2019-10K issuing entity (the “10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans”), within the same time frame it is required to provide to the NCMS 2019-10K directing certificateholder under the NCMS 2019-10K Trust and Servicing Agreement (without regard to whether such items are actually required to be provided to the directing certificateholder under the NCMS 2019-10K Trust and Servicing Agreement due to the termination of a control termination event or a consultation termination event); and (ii) to consult with the holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans (or their representatives) on a strictly non-binding basis, to the extent having received such notices, information and reports, such holders of the 10000 Santa Monica Boulevard Mortgage Loan or the 10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans (or their representatives) request consultation with respect to any such 10000 Santa Monica Boulevard Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the 10000 Santa Monica Boulevard Whole Loan, and consider alternative actions recommended by such holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans (or their representatives); provided, that after the expiration of a period of 10 business days from the delivery to the holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans (or their representatives) by the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable, of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the controlling class representative, the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable, will no longer be obligated to consult with the holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans (or their representatives), whether or not the holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans (or their representatives) have responded within such 10 business day period (unless, the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding such consultation rights of the holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans (or their representatives), the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable, may make any 10000 Santa Monica Boulevard Major Decision or take any action set forth in the asset status report before the expiration of the 10 business day period if the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the noteholders. In no event will the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable, be obligated at any time to follow or take any alternative actions recommended by holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans (or their representatives). In addition to the consultation rights of the holders of the 10000 Santa Monica

Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans (or their representatives), during the continuation of a 10000 Santa Monica Boulevard Control Appraisal Period the holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans (or their representatives) will have the right to attend annual meetings (either telephonically or in person, in the discretion of the NCMS 2019-10K Servicer) with the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable, at the offices of the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable, in which servicing issues related to the 10000 Santa Monica Boulevard Whole Loan are discussed.

Purchase Option

If an event of default has occurred and is continuing, the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder (in the event the 10000 Santa Monica Boulevard Subordinate Companion Loan is not included as an asset in the NCMS 2019-10K trust), upon written notice to the holders of the 10000 Santa Monica Boulevard Senior Loans, will have the right to purchase each of the 10000 Santa Monica Boulevard Senior Loans, at a price generally equal to the sum, without duplication, of (a) the principal balance of the 10000 Santa Monica Boulevard Senior Loans, (b) accrued and unpaid interest on the 10000 Santa Monica Boulevard Senior Loans at the applicable mortgage rate, from the date as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period relating to the due date next following the date the purchase occurred, (c) any other amounts due under the 10000 Santa Monica Boulevard Senior Loans, other than yield maintenance premiums, default interest, late fees, exit fees and any other similar fees, (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the 10000 Santa Monica Boulevard Whole Loan documents (including, without limitation, servicing or administrative advances payable or reimbursable to any NCMS 2019-10K Servicer, and earned and unpaid special servicing fees), (e) any accrued and unpaid interest payable on advances, (f)(i) if the related borrower or a borrower related party is the purchaser or (ii) if the 10000 Santa Monica Boulevard Senior Loans are purchased after 90 days after such option first becomes exercisable pursuant to the 10000 Santa Monica Boulevard Intercreditor Agreement, any liquidation or workout fees payable under the NCMS 2019-10K Trust and Servicing Agreement and (g) any amounts referred to in clauses (d) and/or (e) that, at the time of determination, had been previously paid or reimbursed to any NCMS 2019-10K Servicer from sources other than collections on or in respect of the 10000 Santa Monica Boulevard Whole Loan or the 10000 Santa Monica Boulevard Mortgaged Property (including, without limitation, from collections on or in respect of loans other than the 10000 Santa Monica Boulevard Whole Loan) not reimbursed previously to the NCMS 2019-10K Servicer from collections in respect of the 10000 Santa Monica Boulevard Whole Loan.

The right of the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder to purchase the 10000 Santa Monica Boulevard Senior Loans will automatically terminate upon a foreclosure sale, sale by power of sale or acceptance of a deed in lieu of foreclosure with respect to the 10000 Santa Monica Boulevard Mortgaged Property (and the NCMS 2019-10K Special Servicer is required to give the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder 15 days’ notice of its intent with respect to any such action). However, if title to the 10000 Santa Monica Boulevard Mortgaged Property is transferred to the NCMS 2019-10K Special Servicer (or another nominee on behalf of the NCMS 2019-10K Special Servicer) less than 15 days after the acceleration of the 10000 Santa Monica Boulevard Whole Loan, the holder of Note A-1 must notify the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder and the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder will have a 15-day period from the date of such notice to deliver a Noteholder Purchase Option Notice, in which case the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder will be obligated to purchase the 10000 Santa Monica Boulevard Mortgaged Property, in immediately available funds, within a 15-day period at the applicable 10000 Santa Monica Boulevard Defaulted Mortgage Loan Purchase Price.

Posting of Collateral

The 10000 Santa Monica Boulevard Intercreditor Agreement provides that the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder will be entitled to avoid a 10000 Santa Monica Boulevard Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions (which must be completed within 30 days of receipt of a third party appraisal that indicates such 10000 Santa Monica Boulevard Control Appraisal Period has occurred), including without limitation: (i) delivery of additional collateral in the form of either (a) cash collateral for the benefit of the 10000 Santa Monica Boulevard Senior Loans, and acceptable to, the NCMS 2019-10K Servicer or (b) an unconditional and irrevocable standby letter of credit with the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable, as the beneficiary, issued by a bank or other financial institutions that meets the rating requirements as described in the 10000 Santa Monica Boulevard Intercreditor Agreement (either (x) or (y), the “10000 Santa Monica Boulevard Threshold Event Collateral”), and (ii) the 10000 Santa Monica Boulevard Threshold Event Collateral is in an amount that, when added to the appraised value of the related 10000 Santa Monica Boulevard Mortgaged Property as determined pursuant to the NCMS 2019-10K Trust and Servicing Agreement, would cause the applicable 10000 Santa Monica Boulevard Control Appraisal Period not to occur.

Replacement of the Special Servicer

Pursuant to the 10000 Santa Monica Boulevard Intercreditor Agreement, the 10000 Santa Monica Boulevard Directing Holder (or its representative), at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated NCMS 2019-10K Special Servicer), will have the right to terminate the NCMS 2019-10K Special Servicer and appoint a replacement NCMS 2019-10K Special Servicer, with or without cause, upon at least 10 business days’ prior notice to the NCMS 2019-10K Special Servicer (provided, however, that the 10000 Santa Monica Boulevard Directing Holder (or its representative) will not be liable for any termination or similar fee in connection with the removal of the NCMS 2019-10K Special Servicer in accordance with the 10000 Santa Monica Boulevard Intercreditor Agreement.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in July 2019 and ending on the hypothetical Determination Date in August 2019. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., Societe Generale Financial Corporation, UBS AG, New York Branch, Starwood Mortgage Capital LLC, Natixis Real Estate Capital LLC, CIBC Inc. and BSPRT CMBS Finance, LLC (solely with respect to all of the Mortgage Loans being sold to the depositor by Rialto Real Estate Fund III – Debt, LP), are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., Societe Generale Financial Corporation, UBS AG, New York Branch, Starwood Mortgage Capital LLC, Natixis Real Estate Capital LLC, CIBC Inc. and Rialto Real Estate Fund III – Debt, LP on or about August 28, 2019 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self-storage and industrial properties. These loans are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on June 27, 2019, Barclays or its affiliates were the loan sellers in approximately 124 commercial mortgage-backed securitization transactions. Approximately $34.9 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018 and through June 27, 2019.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2019	$2,054,631,802
2018	$3,937,789,900
2017	$4,971,606,254
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The

Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (v) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Process” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on May 6, 2019 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Barclays or its affiliates may retain or own in the future certain classes. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor and mortgage loan seller in this transaction and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a French limited liability company (société anonyme) authorized as a bank (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January, 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through Société Générale, a French limited liability company (société anonyme) authorized as a bank, acting through its New York Branch (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self-storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through June 30, 2019, Societe Generale Financial Corporation securitized 34 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $818 million.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. Societe Generale Financial Corporation, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;

●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans

included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation has no history of repurchases or repurchase requests required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 14, 2019. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including June 30, 2019, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch’s has previously securitized an aggregate of approximately $6,151,583,951 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-3), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement

(collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on May 10, 2019. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including March 31, 2019, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	©	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	®	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2017-C1	X	UBS AG, New York Branch	17	311,792,500.00	32.5%	1	4,100,000.00	0.4%	1	4,100,000.00	0.4%	0	—	0.0%	0	—	0.0%		—	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG, New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii)  which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.

3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.

4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.

8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).

9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.

10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC is a limited liability company organized under the laws of the state of Delaware (“SMC” and, together with its subsidiaries, including SMC, “Starwood”). SMC is a sponsor and a seller of certain mortgage loans (the “SMC Mortgage Loans) into the securitization described in this prospectus. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is a sponsor, an originator, a mortgage loan seller and is an affiliate of (a) Starwood Mortgage Funding II LLC, the initial holder of the Marriott SpringHill Suites and Towneplace Suites Pari Passu Companion Loan, (b) Starwood Mortgage Funding III LLC, the initial holder of one of the Visions Hotel Portfolio II Pari Passu Companion Loans and (c) LNR Partners, LLC, the special servicer of the 125 Borinquen Place Mortgage Loan (1.8%) and the Visions Hotel Portfolio II Mortgage Loan (1.8%) under the MSC 2019-H7 pooling and servicing agreement and the anticipated special servicer under the WFCM 2019-C52 pooling and servicing agreement which is anticipated to govern the servicing of the Mount Kemble Mortgage Loan (1.5%) and the Renaissance Center VI Mortgage Loan (1.3%) and initially govern the servicing of the Inland Life Storage Portfolio Mortgage Loan (3.3%) (until the securitization of the control note).

An affiliate of Barclays, the holder of certain Companion Loans and an affiliate of the Depositor and one of the underwriters, provides warehouse financing to SMC and certain of its affiliates through a master repurchase facility. 9 of the SMC Mortgage Loans, representing approximately 10.0% of the Initial Mortgage Pool Balance, are or are expected to be subject to that repurchase facility as of the date of this prospectus. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase from an affiliate of Barclays each of the SMC Mortgage Loans subject to such master repurchase facility, which SMC Mortgage Loans will be transferred to the depositor free and clear of any liens.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the trustee, and SMC, which is a sponsor and an originator, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the mortgage loans to be contributed to this securitization by SMC (13.6%).

Starwood’s Securitization Program

This is the 80th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $11.45 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;

●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMC Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwritten (or reunderwritten) in accordance with Starwood’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by SMC for securitization (which guidelines are also applicable to mortgage loans acquired by Starwood and re-underwritten prior to contribution to a securitization).

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

●	Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

The 48 Saint Nicholas Place Mortgage Loan (1.5%) was originated subject to an exception from the Starwood Mortgage Capital LLC underwriting guidelines and procedures due to the fact that the UW NCF Debt Yield of 6.4% is lower than the 7.0% UW NCF Debt Yield required by Starwood Mortgage Capital LLC’s underwriting guidelines. Starwood Mortgage Capital LLC’s decision to include the Mortgage Loan in the transaction was supported by, among other things, (i) the Mortgaged Property’s location in a submarket with a relatively low vacancy rate, (ii) the Mortgaged Property being 95.2% occupied as of July 1, 2019, and (iii) the Mortgaged Property’s 13 rent stabilized units. Certain characteristics of the Mortgage Loan can be found on Annex A-1. Based on the foregoing, Starwood Mortgage Capital LLC approved inclusion of the Mortgage Loan into this transaction.

The BoaVida MHC Portfolio Mortgage Loan (1.3)% was originated subject to an exception from the Starwood Mortgage Capital LLC underwriting guidelines and procedures due to the fact that the $5,000,000 umbrella insurance coverage at the Mortgaged Property is below the $10,000,000 umbrella insurance coverage required by Starwood Mortgage Capital LLC’s underwriting guidelines for loans with an unpaid principal balance between $10,000,000 and $15,000,000. Starwood Mortgage Capital LLC’s decision to include the Mortgage Loan in the transaction was supported by, among other things, (i) the borrower sponsor’s experience as an owner of approximately 7,171 pad sites (including the pad sites at the BoaVida MHC Portfolio Mortgaged Properties) across six states and (ii) the borrower sponsor’s financial wherewithal.

Except as described above, none of the SMC Mortgage Loans was originated with any material exceptions to Starwood’s underwriting guidelines and procedures. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Exceptions to Underwriting Guidelines.”

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on February 7, 2019. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that LNR Partners currently acts as special servicer under the MSC 2019-H7 securitization, pursuant to which the 125 Borinquen Place Mortgage Loan and the Visions Portfolio II Mortgage Loan are serviced and is expected to act as special servicer under the WFCM 2019-C52 securitization, pursuant to which the Inland Life Storage Portfolio Mortgage Loan (until the securitization of the control note), the Mount Kemble Mortgage Loan and the Renaissance Center VI Mortgage Loan will be serviced. In addition, Starwood or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor, a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriter Entities. NREC is a wholly-owned indirect subsidiary of Natixis North America LLC, which is itself a wholly-owned indirect subsidiary of Natixis S.A. a société anonyme à conseil d’administration (a limited liability company with a board of directors) organized under the laws of France and a credit institution licensed as a bank in France (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020.

Natixis S.A. is the international corporate, investment and financial services arm of Groupe BPCE, a French mutual banking group, which is one of the largest banking groups in France. Groupe BPCE includes BPCE, as its central institution, two French retail banking networks (the Banque Populaire and the Caisse d’Epargne networks), as well as a number of entities that are subsidiaries and affiliates of BPCE. Natixis S.A. is a publicly listed French bank on Euronext Paris. Its majority shareholder is BPCE. Natixis S.A. has three core business lines: Corporate & Investment Banking (which includes strategic advisory services, structured financing, capital markets, portfolio management, global transaction banking and research); Investment Solutions & Insurance (which includes asset management, insurance, private banking and private equity); and Specialized Financial Services (which includes factoring, leasing, consumer finance, employee savings schemes, sureties and financial guarantees, payments and securities services, distributed mainly through the two retail banking networks of the Groupe BPCE. Natixis S.A. also holds interests in certain non-core businesses referred to as “Financial Investments.” Natixis S.A. is based in France and does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, together with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of May 9, 2019, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $53.199 billion and the total amount of these loans that were securitized is in excess of $25.9 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hotel, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to an MLPA, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute for another mortgage loan, or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under each MLPA to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriter Entities and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. NREC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loans. These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;

●	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and on Annex A-1, Annex A-2 and Annex A-3, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool”.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1.

Third Party Reports. In addition to, or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

●	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

●	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance.

Exceptions. Except as set forth above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, the NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 13, 2019. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from July 1, 2015 to March 31, 2019.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	0	0.00	0.00	0	0.00		1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00

(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–f)

(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of March 31, 2018. (For columns g-x)

(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m-r)

(4)	The special servicer withdrew its demand on August 15, 2017.

Retained Interests in This Securitization

Neither NREC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, NREC or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Natixis Real Estate Capital LLC” has been provided by NREC.

CIBC Inc.

General

CIBC Inc. (“CIBC”), a Delaware corporation whose principal office is located in New York, New York, is a sponsor and mortgage loan seller in this transaction. CIBC is an affiliate of CIBC World Markets Corp., an underwriter for the offering of the Offered Certificates. CIBC is a wholly owned subsidiary of Canadian Imperial Holdings Inc. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Bancorp USA Inc., also a Delaware corporation, which is a majority owned subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York.

CIBC’s Commercial Mortgage Securitization Program

CIBC underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program. As sponsor, CIBC sells the mortgage loans it originates through commercial mortgage-backed securitizations. CIBC began originating commercial and multifamily mortgage loans for securitization in 1997 and began securitizing commercial and multifamily mortgage loans in 1998. In 2010, CIBC formed a joint venture with BSSF Commercial Mortgage Member L.L.C. (“BSSF”) to originate and/or acquire and securitize fixed rate commercial and multifamily mortgage loans and invest in certain classes of the securities issued in those securitizations. The joint venture was CIBX Commercial Mortgage, LLC (“CIBX”), a Delaware limited liability company, and CIBC managed the origination and securitization process of CIBX. CIBX participated in one securitization, which was in 2012, and as of May 3, 2019, CIBX is wholly owned by CIBC. As of June 30, 2019, the total amount (by principal balance at the cut-off of the related securitization) of commercial mortgage loans originated and securitized by CIBC (exclusive of its services on behalf of CIBX) is in excess of $22.0 billion. In the calendar year ended December 31, 2018, CIBC originated approximately $295,962,750 of commercial mortgage loans and securitized approximately $359,493,420 of commercial mortgage loans.

The commercial mortgage loans originated or acquired by CIBC are fixed rate loans and include both smaller “conduit” loans and large loans. CIBC primarily originates mortgage loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also can originate mortgage loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed-use properties. CIBC originates loans in the United States and the Commonwealth of Puerto Rico.

As a sponsor, CIBC originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, intends to initiate their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with its affiliate, CIBC World Markets Corp., and other underwriters, CIBC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transactions. CIBC acts as sponsor, originator or mortgage loan seller in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these mortgage loan sellers may be affiliated with underwriters on the transactions.

Neither CIBC nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, CIBC sells the right to be appointed master servicer of its securitized mortgage loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between CIBC, as sponsor, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

CIBC’s Underwriting Guidelines and Processes

Overview. Each of the CIBC mortgage loans was originated by CIBC. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to the mortgage loans originated by CIBC for securitization.

However, given the unique nature of income-producing real properties, variations from these procedures and guidelines may be implemented as a result of various conditions, including a CIBC mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by CIBC. Therefore, this general description of CIBC’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated or purchased by it (or on its behalf) complies entirely with all guidelines set forth below. For important information about the circumstances that have affected the underwriting of particular CIBC mortgage loans, see “—Exceptions to CIBC’s Disclosed Underwriting Guidelines” below.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches, prior experience as an owner and operator of commercial real estate properties and the borrower’s financial capacity. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan. CIBC’s underwriting guidelines generally require, without regard to any other debt, a debt service coverage ratio (calculated for this purpose using a 30-year amortization term) of not less than 1.25x and a loan-to-value ratio of not more than 75%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and CIBC’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by CIBC and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the mortgage loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. As described above, for the purpose of determining whether a mortgage loan’s debt service coverage ratio meets CIBC’s underwriting criteria, the debt service coverage ratio is calculated based on a debt service payment using a 30-year amortization term, however if a loan’s debt service coverage ratio is less than 1.25x because its debt service payment is calculated on an amortization schedule less than 30 years but its debt service coverage ratio calculated using a 30-year amortization term is equal to or greater than 1.25x, that loan meets CIBC’s underwriting criteria for debt service coverage ratio. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Mortgage Loan Terms. CIBC’s underwriting guidelines generally require that the term of a mortgage loan be not less than five years and not more than ten years.

Escrow Requirements. CIBC may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, CIBC may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by CIBC. The typical required escrows for mortgage loans originated by CIBC are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to approximately 1/12 of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide CIBC with sufficient funds to satisfy all taxes and assessments. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or CIBC may not require the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) any Escrow/Reserve Mitigating Circumstances exist.

●	Insurance. An initial deposit and monthly escrow deposits equal to approximately 1/12 of the estimated annual property insurance premium are required to provide CIBC with sufficient funds to pay all insurance premiums. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the borrower maintains a blanket insurance policy; (ii) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may not require the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); (iii) the borrower agrees to escrow and maintain a “static” reserve in the amount equal to the aggregate amount of a fixed number of monthly escrow deposit amounts; or (iv) any Escrow/Reserve Mitigating Circumstances exist.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant or another third party is responsible for the repairs and maintenance of the mortgaged property (or may not require the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); or (ii) any Escrow/Reserve Mitigating Circumstances exist.

●	Tenant Improvement/Lease Commissions. A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; (ii) the rent for the space in question is considered below market; or (iii) any Escrow/Reserve Mitigating Circumstances exist.

●	Deferred Maintenance. A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) a tenant (which may include a ground lease tenant) at the related mortgaged property or other third party is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances exist.

●	Environmental Remediation. An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; (iii) a third party unrelated to the borrower is identified as the responsible party; or (iv) any Escrow/Reserve Mitigating Circumstances exist.

CIBC may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the mortgaged property maintaining a specified debt service coverage ratio, (iv) CIBC has structured springing escrows that arise for identified risks, (v) CIBC has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, (vi) CIBC believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve, (vi) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association or (vii) a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

For a description of certain escrows collected with respect to the CIBC mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that real property collateral. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In those cases, CIBC may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CIBC may require the borrower to remediate that violation and, subject to the discussion under “—CIBC’s Underwriting Guidelines and Processes—Escrow Requirements” above, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Title Insurance Policy. The borrower is required to provide, and CIBC reviews, a title insurance policy for each mortgaged property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

Property Insurance. Except in certain instances where sole or significant tenants (which may include ground lease tenants) are required to obtain insurance or may self-insure, the borrower is required to provide, and CIBC’s insurance consultant reviews, certificates of required insurance with respect to the mortgaged property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as CIBC may require based on the specific characteristics of the mortgaged property.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CIBC mortgage loans, CIBC generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates).

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan. Each appraisal must meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The appraisal is based on the current use of the mortgaged property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, CIBC may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent or on an “as-completed” basis reflecting completion of capital improvements that are being undertaken at the mortgaged property. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation. CIBC then determines the loan-to-value ratio of the mortgage loan in each case based on the value set forth in the appraisal.

●	Environmental Assessment. In most cases, a Phase I ESA will be required with respect to the real property collateral for each mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Furthermore, a Phase I ESA conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial Phase I ESA, additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral may be required. In cases in which the Phase I ESA identifies conditions that would require cleanup, remedial action or any other response, CIBC either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

●	Certain of the mortgage loans may also have environmental insurance policies. See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” above.

●	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. In cases in which the engineering assessment identifies material repairs or replacements needed immediately, CIBC generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, CIBC may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zone 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports may not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Exceptions to CIBC’s Disclosed Underwriting Guidelines

One or more of the mortgage loans originated by CIBC may vary from the specific CIBC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of CIBC’s mortgage loans, CIBC or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the CIBC mortgage loans was originated with any material exceptions from CIBC’s underwriting guidelines and procedures.

Review of CIBC Mortgage Loans

General. In connection with the preparation of this prospectus, CIBC conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the CIBC mortgage loans is accurate in all material respects. The review of the CIBC mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of CIBC’s affiliates (including CIBC), or, in certain circumstances, are consultants engaged by CIBC (the “CIBC Deal Team”). CIBC determined the nature, extent and timing of the review and the level of assistance provided by any third party. CIBC has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the CIBC mortgage loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the CIBC Deal Team updated CIBC’s internal origination database of loan-level and property-level information relating to each CIBC mortgage loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CIBC during the underwriting process. After origination or acquisition of each CIBC mortgage loan, the CIBC Deal Team updated the information in the database with respect to such CIBC mortgage loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the CIBC Deal Team.

CIBC created a data file (the “CIBC Data File”) containing detailed information regarding each CIBC mortgage loan from the information in the database referred to in the prior paragraph. The CIBC Data File was used by the CIBC Deal Team to provide the numerical information regarding the CIBC mortgage loans in this prospectus.

Data Comparison and Recalculation. CIBC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, which were designed by CIBC, relating to CIBC mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the CIBC Data File against various source documents provided by CIBC that are described above under “—Database”;

●	comparing numerical information regarding the CIBC mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the CIBC Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CIBC mortgage loans disclosed in this prospectus.

Legal Review. CIBC engaged various law firms to conduct certain legal reviews of the CIBC mortgage loans for disclosure in this prospectus. In anticipation of the securitization of each CIBC mortgage loan, origination counsel assisted in completion of certain due diligence questionnaires designed to identify certain material deviations from mortgage loan disclosures in this prospectus. In addition, origination counsel for each CIBC mortgage loan reviewed CIBC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CIBC mortgage loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain CIBC mortgage loans marked against the standard form document, and (ii) a review of due diligence questionnaires completed by the CIBC Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, for each CIBC mortgage loan with multiple mortgaged properties for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth on Annex A-3, to the extent applicable, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Certain Updates. On a case-by-case basis as deemed necessary by CIBC, with respect to any pending litigation that existed at the origination of any CIBC mortgage loan that is material and not covered by insurance, CIBC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. CIBC confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for CIBC mortgage loans. In addition, if CIBC became aware of a significant natural disaster in the immediate vicinity of any mortgaged property securing a CIBC mortgage loan, CIBC obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

Underwriting Standards. The CIBC Deal Team also consulted with CIBC personnel responsible for the origination of the CIBC mortgage loans to confirm that the CIBC mortgage loans were originated or acquired in compliance with the origination and underwriting criteria described above under “—CIBC’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to CIBC’s Disclosed Underwriting Guidelines” above.

Findings and Conclusions. CIBC found and concluded with reasonable assurance that the disclosure regarding the CIBC mortgage loans in this prospectus is accurate in all material respects. CIBC also found and concluded with reasonable assurance that the CIBC mortgage loans were originated in accordance with CIBC’s origination procedures and underwriting standards, except to the extent described above under “—Exceptions to CIBC’s Disclosed Underwriting Guidelines.”

Repurchases and Replacements

CIBC filed its most recent Form ABS-15G pursuant to Rule 15Ga-1 with the SEC on May 3, 2019, which covers the period from and including January 1, 2019 to and including March 31, 2019. CIBC’s CIK number is 0001548567. With respect to the period from and including July 1, 2016 to and including June 30, 2019, the following table provides information required by Rule 15Ga-1 regarding repurchase or replacement requests in connection with breaches of representations and warranties made by CIBC as a sponsor of commercial mortgage securitizations.

Repurchases and Replacements
Asset Class: Commercial Mortgages

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand[1]			Assets That Were Repurchased or Replaced[1]			Assets Pending Repurchase or Replacement (within cure period)[1]			Demand in Dispute[1]			Demand Withdrawn[1]			Demand Rejected[1]
			(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C3 (CIK # 0001209655)	X	CIBC Inc.	26	255,720,442	100	1	10,718,582	4.47	1	10,718,582	4.47	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00[2,3]
Morgan Stanley Bank of America Merrill Lynch Trust 2014-C17 (CIK # 0001612124)	X	CIBC Inc.	16	220,816,779	100	1	4,855,679.10	3.92	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	4,855,679.10	3.92	0	0.00	0.00[4]

1.	The repurchase activity included herein as assets subject to demand (columns g/h/i) includes new demands received during the reporting period, if any, and demands received in prior reporting periods. Each asset included as an asset subject to demand (columns g/h/i) is also categorized and included as an asset pending repurchase or replacement within the cure period (columns m/n/o) or as a demand in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u) or (iii) the rejection of such demand (columns v/w/x), as applicable.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the end of the reporting period (for columns g-x). The principal balances presented and used for calculations of percentages presented are principal balances as reported on trustee’s reports and servicer’s reports. The principal balances on those reports may reflect reductions based on the principal portion of any servicer advances that may have been made with respect to the related loan(s).

2.	The asset subject to the repurchase request was liquidated during, or prior to, the reporting period. For each asset that was paid off or liquidated during, or prior to, the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total CIBC pool balance as of the immediately preceding trustee’s report.

3.	At the conclusion of the trial based on the claim for repurchase, the Circuit Court of Cook County, Illinois (the “Circuit Court”) entered a judgment in favor of Wells Fargo Bank Minnesota, NA, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C3 holding that CIBC Inc. breached the representation in question. Because the asset subject to the repurchase request had already been liquidated, no repurchase was required, and damages were awarded in an amount equal to the repurchase price under the contract. The parties appealed, and on February 25, 2015, the Appellate Court of Illinois First Judicial District affirmed the Circuit Court’s judgment in its entirety. On July 21, 2015, CIBC Inc. made a payment to Wells Fargo Bank Minnesota, NA in satisfaction of such judgment, excluding post-judgment legal costs incurred by Wells Fargo Bank Minnesota, NA and owed by CIBC Inc., payment for which Wells Fargo Bank Minnesota, NA must petition. CIBC Inc., Wells Fargo Bank Minnesota, NA and the Official Unsecured Creditors Committee appointed in the Chapter 11 bankruptcy case of the related mortgagor filed a Plan of Liquidation with the United States Bankruptcy Court for the District of Colorado on December 1, 2017, which was approved on May 1, 2018 and extinguished any claim that Wells Fargo Bank Minnesota, NA had against CIBC Inc. in connection with the claim for repurchase, including any post-judgment legal costs.

4.	Three of the assets contributed to the transaction by CIBC Inc. were prepaid as of the end of the reporting period in the aggregate principal amount of $90,984,190; therefore, the aggregate principal amount of such assets are not included in the aggregate principal balance of the assets contributed to the transaction by CIBC Inc. as of the end of the reporting period, which is used to calculate the percentage of principal balance represented by the asset that was subject of a demand during the reporting period presented in columns i/u.

Retained Interests in This Securitization

Neither CIBC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, CIBC or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—CIBC Inc.” has been provided by CIBC.

Rialto Real Estate Fund III – Debt, LP

General

Rialto Real Estate Fund III – Debt, LP (“RREF”) is a Delaware limited partnership. RREF is managed by Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”), an affiliate of Rialto Capital Advisors, LLC (“RCA”), the special servicer. RREF is an affiliate of the holder of the VRR Interest, the risk retention consultation party and the entity that is the initial directing certificateholder. RREF’s principal offices are located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

RREF has approximately $1.52 billion in closed capital commitments, and is a closed-end, commingled fund that seeks superior, risk-adjusted returns from real estate opportunities of all types, which meet RREF’s targeted return. RREF is focused on debt and equity investment opportunities related to assets and businesses involved in the commercial and residential real estate sectors and commercial mortgage-backed securities.

RREF is managed by RCM. RCM, together with its affiliate RCA (together, “Rialto”), is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, Rialto was acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with Rialto’s management team. Stone Point is a financial services and asset management-focused private equity firm based in Greenwich Connecticut. As of March 31, 2019, RCM was the sponsor of, and certain of its affiliates were investors in, eleven private equity fund structures, including RREF (collectively, the “Funds”), and RCM also advised several other investment vehicles such as coinvestments, joint ventures and separately managed accounts, having over $4.4 billion of regulatory assets under management in the aggregate. Eleven of such Funds and investment vehicles are focused in whole or in part on distressed and value-add real estate related investments and/or commercial mortgage-backed securities, nine of such Funds and investment vehicles are focused in whole or in part on investments in commercial mortgage-backed securities and six of such Funds and investment vehicles are focused in whole or in part on mezzanine debt and credit investments.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $6.8 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 107 securitizations totaling approximately $113 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had 215 employees as of December 31, 2018 and is headquartered in Miami with main offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RREF is a Sponsor, and the Retaining Sponsor, of this securitization and one of the mortgage loan sellers. RREF is the seller of twelve (12) Mortgage Loans (12.0%) (the “RREF Mortgage Loans”). RREF acquired each of the RREF Mortgage Loans from BSPRT CMBS Finance, LLC, an affiliate of Benefit Street Partners L.L.C., and re-underwrote all of the RREF Mortgage Loans in accordance with the underwriting guidelines and processes described below.

Pursuant to certain interim servicing arrangements, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by RREF or its affiliates, which may include, prior to their inclusion in the issuing entity, some or all of the RREF Mortgage Loans.

Some or all of the RREF Mortgage Loans are (or as of the Closing Date may be) subject to repurchase facilities.  If such is the case at the time the certificates are issued, RREF will use the proceeds from its sale of the RREF Mortgage Loans to the depositor to, among other things, reacquire or otherwise obtain the release of the warehoused RREF Mortgage Loans from the repurchase agreement counterparties so that such RREF Mortgage Loans are free and clear of any liens.  The certificate administrator is the interim custodian of the loan documents with respect to all the RREF Mortgage Loans, which have an aggregate Cut-off Date Balance of $112,630,173.

RREF’s Securitization Program

This is the third commercial mortgage securitization to which RREF is contributing loans. RREF began originating and acquiring loans in 2016, and has not been involved in the securitization of any other types of financial assets. RREF originates and acquires loans from unaffiliated third-party originators, and the commercial mortgage loans originated or acquired by RREF include both fixed- and floating-rate loans throughout the United States secured by, but not limited to, retail, multifamily, hospitality and self-storage properties.

In connection with this commercial mortgage securitization transaction, RREF will transfer the RREF Mortgage Loans to the depositor, who will then transfer the RREF Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the RREF Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, RREF will work with rating agencies, the other mortgage loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a mortgage loan purchase agreement, RREF will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the RREF Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, RREF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Neither RREF nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against RREF for any losses or other claims in connection with the certificates or the RREF Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RREF in the related MLPA.

Review of RREF Mortgage Loans

Overview. RREF, in its capacity as a Sponsor of the securitization described in this prospectus, has conducted a review of the RREF Mortgage Loans (12.0%) that it will be contributing to this securitization. The review of the RREF Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of RREF or one or more of RREF’s affiliates, or, in certain circumstances, are consultants engaged by RREF (collectively, the “RREF Deal Team”). The review procedures described below were employed with respect to all of the RREF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. In the case of all of the RREF Mortgage Loans, some or all of the information about such RREF Mortgage Loan may have been prepared by the related originator or originating party and reviewed by RREF. In addition, such originator or originating party, rather than RREF, may have engaged the third parties involved in the review process for the benefit of RREF. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the RREF Deal Team updated its internal database of loan-level and property-level information relating to each RREF Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third-party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by RREF during the underwriting process. After acquisition of each RREF Mortgage Loan, the RREF Deal Team updated the information in the database with respect to such RREF Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RREF Deal Team.

A data tape (the “RREF Data Tape”) containing detailed information regarding the RREF Mortgage Loans was created from the information in the database referred to in the prior paragraph. The RREF Data Tape was used by the RREF Deal Team to provide the numerical information regarding the RREF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. RREF engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed or provided by RREF relating to information in this prospectus regarding the Mortgage Loans acquired by RREF. These procedures include:

(i)      comparing the information in the RREF Data Tape against various source documents provided by RREF that are described above under “—Database”;

(ii)      comparing
numerical information regarding the RREF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the RREF Data Tape; and

(iii)     recalculating certain percentages, ratios and other formulae relating to the Mortgage Loans disclosed in this prospectus.

Legal Review. RREF engaged various law firms to conduct certain legal reviews of the RREF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each RREF Mortgage Loan, RREF’s origination counsel prepared a loan and property summary or a due diligence questionnaire that sets forth salient loan terms. In addition, origination counsel for each RREF Mortgage Loan (or RREF’s counsel in connection with the acquisition of the RREF Mortgage Loans) reviewed RREF’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the RREF Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreements relating to certain RREF Mortgage Loans, (ii) a review of the legal data records referred to above relating to the RREF Mortgage Loans prepared by origination counsel and (iii) a review of due diligence questionnaires completed by the RREF Deal Team. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each RREF Mortgage Loan for compliance with the REMIC provisions of the Code.

Securitization counsel also assisted in the preparation of the risk factors and Mortgage Loan summaries set forth in Annex A-2, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by RREF, with respect to any pending litigation that existed at the origination or acquisition of any RREF Mortgage Loan that is material and not covered by insurance, RREF requested updates from the applicable borrower, origination counsel and/or borrower’s litigation counsel. RREF confirmed with the applicable servicer that there has not been any recent material casualty to any improvements located on any Mortgaged Property securing a RREF Mortgage Loan. In addition, if RREF became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a RREF Mortgage Loan, RREF obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The RREF Deal Team also consulted with RREF personnel responsible for the acquisition of the RREF Mortgage Loans to confirm that the RREF Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—RREF’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to RREF’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, RREF determined that the disclosure regarding the RREF Mortgage Loans in this prospectus is accurate in all material respects. RREF also determined that the RREF Mortgage Loans were acquired in accordance with RREF’s underwriting criteria, except as described under “—Exceptions to RREF’s Disclosed Underwriting Guidelines” below. RREF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. RREF will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. RREF, and, if appropriate, its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “RREF Qualification Criteria”). RREF will engage a third party accounting firm to compare the RREF Qualification Criteria against the underlying source documentation to verify the accuracy of the review by RREF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by RREF to render any tax opinion required in connection with the substitution.

RREF’s Underwriting Guidelines and Processes

General. Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination or acquisition procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Set forth below is a discussion of certain general underwriting guidelines of RREF with respect to multifamily and commercial mortgage loans acquired by RREF.

Loan Analysis. RREF generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis generally includes a review of reports obtained from third party servicers, including credit reports and judgment, lien, bankruptcy and litigation searches with respect to the guarantor and certain borrower related parties (generally other than borrower related parties with ownership interests of less than 20% of any particular borrower). The collateral analysis generally includes an analysis, other than in the case of newly constructed mortgaged properties, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. RREF’s credit underwriting also generally includes a review of third-party appraisal, environmental, building condition and seismic reports, if applicable. Generally, RREF performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property. RREF assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be acquired by RREF must be approved by an investment committee, which includes senior personnel from RREF or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. RREF’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination or acquisition of a loan. In determining a debt service coverage ratio, RREF may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the mortgaged property in question as determined by RREF and payments on the loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable mortgaged property. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, RREF may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans acquired by RREF, there may exist subordinate mortgage debt or mezzanine debt. RREF may originate or acquire such subordinate mortgage debt or mezzanine debt and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on a third-party appraisal.

Evaluation of Borrower, Principals and/or Loan Sponsors. RREF evaluates the borrower, its principals and/or the loan sponsors with respect to credit history and prior experience as an owner and operator of commercial real estate properties. This evaluation will generally include obtaining and reviewing a credit report and other reliable indications of the loan sponsor’s financial capacity, and obtaining and reviewing the principal’s and/or loan sponsor’s prior real estate experience. Although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain loan sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above described review process, there can be no assurance that a borrower, a principal and/or a loan sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that RREF may be the lender on or acquire that additional debt and may sell such debt to other lenders.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Third Party Reports. As part of the underwriting process, RREF will obtain the reports described below (or review third party reports obtained on its behalf or in the case of acquired loans, on behalf of the related seller):

(i)       Appraisals. RREF will generally require independent appraisals or an update of an independent appraisal in connection with the origination or acquisition of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

(ii)       Environmental Assessment. In connection with the origination or acquisition process, RREF will, in most cases, require a current Phase I environmental assessment with respect to any mortgaged property. However, when circumstances warrant, RREF may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when RREF or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the assessment, RREF may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or (ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to RREF) at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or (D) obtain the benefits of an environmental insurance policy or a lender insurance policy.

(iii)       Engineering Assessment. In connection with the origination or acquisition process, RREF will, in most cases, require that an engineering firm inspect the mortgaged property to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, RREF will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)       Seismic Report. In connection with the origination or acquisition process, RREF will, in most cases, require that a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, RREF will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

Escrow Requirements. RREF may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, RREF may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all mortgage loans acquired by RREF. The required escrows for mortgage loans acquired by RREF are as follows:

(i)       Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide RREF with sufficient funds to satisfy all taxes and assessments. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or RREF may waive the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

(ii)       Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide RREF with sufficient funds to pay all insurance premiums. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

(iii)       Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

(iv)       Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

(v)       Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property assessment/condition or engineering report. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.

(vi)       Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

RREF may determine that establishing any of the foregoing escrows or reserves is not warranted given any one or more of (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) RREF’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) the related mortgaged property maintaining a specified debt service coverage ratio, (iv) the related originator having structured springing escrows that arise for identified risks, (v) RREF having an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi) RREF’s belief that there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) such reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

Notwithstanding the foregoing discussion under this caption “—RREF’s Underwriting Guidelines and Processes”, one or more of the Mortgage Loans contributed to this securitization by RREF may vary from, or may not comply with, RREF’s underwriting guidelines described above. In addition, in the case of one or more of the Mortgage Loans contributed to this securitization by RREF, RREF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, RREF may originate mortgage loans together with other financial institutions.  The resulting mortgage loans will be evidenced by two or more promissory notes, at least one of which will reflect RREF as the payee.  RREF may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators may in the future deposit such promissory notes for which they are named payee into other securitization trusts. RREF has in the past and may in the future acquire mortgage loans it has not originated and deposit the related promissory notes into one or more securitization trusts.

Exceptions to RREF’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the Mortgage Loans. However, one or more of RREF’s Mortgage Loans may vary from the specific RREF underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of RREF’s Mortgage Loans, RREF may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria. Finally, in connection with loans acquired by RREF, RREF may have applied its underwriting guidelines based on information, including third party reports and other information, obtained by the related seller in connection with its origination of such loan. For any material exceptions to RREF’s underwriting guidelines described above in respect of the RREF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

The RREF Mortgage Loans were originated or acquired in accordance with the underwriting standards set forth above.

Certain characteristics of these mortgage loans can be found in Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

RREF’s CIK number is 0001654834. RREF most recently filed a Form ABS-15G on February 13, 2019. With respect to the period from and including November 29, 2018 (the date of the first securitization into which RREF sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including February 13, 2019, RREF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act, as amended, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

RREF is an affiliate of (i) RCA, the special servicer, (ii) RREF III-D BBCMS 2019-C4 MOA, LLC, the entity expected to be appointed as the Risk Retention Consultation Party and holder of the VRR Interest, (iii) RREF III-D BBCMS 2019-C4, LLC, the entity that is expected to purchase the Class G certificates and may purchase certain other classes of certificates, including the Class X-F, Class X-G and Class F certificates and will receive the Class S certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date, (iv) RREF III-D BBCMS 2019-C4 MOA-HRR, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest” and expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder and (v) Situs Holdings, LLC, the special servicer of the Moffett Towers II – Buildings 3 & 4 Whole Loan and the 2 North 6th Place Whole Loan, through common control by Stone Point Capital LLC. Except as described above, neither RREF nor any of its affiliates intends to retain any Certificates issued by the issuing entity or any other economic interest in this securitization. However, RREF or its affiliates may retain or own in the future certain other classes of certificates and any such party will have the right to dispose of such certificates at any time.

The information set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Rialto Real Estate Finance Fund III – Debt, LP” has been provided by RREF.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator, which is an indirect wholly-owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2019-C4 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2018, WTNA served as trustee on over 1,718 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $350 billion, of which approximately 451 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $296 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee for this transaction.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, REMIC administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 259,000 employees as of December 31, 2018, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th floor, MAC: N9300-070, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the Trust REMICs and the grantor trust and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2018, Wells Fargo Bank was acting as securities administrator with respect to more than $476 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2018, Wells Fargo Bank was acting as custodian of more than 261,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For one CMBS transaction, Wells Fargo Bank disclosed transaction-level noncompliance on its 2018 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for such transaction related to its CMBS bond administration function. An administrative error caused an underpayment to one class and a corresponding overpayment to another class on one distribution date in 2018. The affected distributions were revised to correct the error before the next distribution date.

Since June 18, 2014, a group of institutional investors have filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York against Wells Fargo Bank in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee's alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Wells Fargo Bank has reached an agreement, in which it denies any wrongdoing, to resolve these claims on a classwide basis for the 271 RMBS trusts currently at issue. On May 6, 2019, the court entered an order approving the settlement agreement. Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning 57 RMBS trusts in New York federal and state court are not covered by the agreement.

With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs' claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the Trust and as the primary servicer for certain of the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. Wells Fargo is also (i) the certificate administrator and custodian under this securitization, (ii) the trustee, certificate administrator and custodian under the MFTII 2019-B3B4 TSA, pursuant to which the Moffett Towers II – Buildings 3 & 4 Loan is serviced, (iii) the trustee, certificate administrator and custodian under the BBCMS 2019-C3 PSA, pursuant to which the Vanguard Portfolio Whole Loan and the SWVP Portfolio Whole Loan are serviced, (iv) expected to be the master servicer, certificate administrator and custodian under the WFCM 2019-C52 PSA, pursuant to which the Mount Kemble Whole Loan and the Renaissance Center VI Whole Loan are expected to be serviced, and pursuant to which the Inland Life Storage Portfolio is expected to be serviced until the securitization of the related Control Note, (v) the master servicer, certificate administrator and custodian under the WFCM 2019-C51 PSA, pursuant to which the ExchangeRight Net Leased Portfolio #27 Whole Loan is serviced and pursuant to which the 188 Spear Street Whole Loan is being serviced prior to the Closing Date, (vi) the trustee, certificate administrator and custodian under the NCMS 2019-10-K TSA, pursuant to which the 10000 Santa Monica Boulevard Whole Loan is serviced, (vii) the master servicer, certificate administrator and custodian under the WFCM 2019-C50 PSA, pursuant to which the Town Square Whole Loan is serviced, (viii) the trustee, certificate administrator and custodian under the NCMS 2019-LVL TSA, pursuant to which the 2 North 6th Place Whole Loan is serviced, (ix) the trustee, certificate administrator and custodian under the ILPT Trust 2019-SURF TSA, pursuant to which the ILPT Hawaii Portfolio Whole Loan is serviced, and (x) the trustee, certificate administrator and custodian under the MSC 2019-H7 PSA, pursuant to which the 125 Borinquen Place Whole Loan and the Visions Hotel Portfolio II Whole Loan are serviced. The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018	As of 6/30/2019
By Approximate Number:	31,128	30,017	30,491	30,395
By Approximate Aggregate Unpaid Principal Balance (in billions):	$506.83	$527.63	$569.88	$576.55

Within this portfolio, as of June 30, 2019, are approximately 22,173 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $448.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of June 30, 2019, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2016	$385,516,905,565	$838,259,754	0.22%
Calendar Year 2017	$395,462,169,170	$647,840,559	0.16%
Calendar Year 2018	$426,656,784,434	$509,889,962	0.12%
YTD Q2 2019	$430,168,605,634	$405,641,944	0.09%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo are rated “A+” by S&P, “Aa2” by Moody’s and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	uniform commercial code searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

●	lien release-filing & tracking;

●	credit investigation & background checks; and

●	defeasance calculations.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this offering prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Master Servicer will enter into one or more agreements with the Mortgage Loan Sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and Barclays or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Barclays or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Barclays Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and RREF or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by RREF or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the RREF Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and Societe Generale Financial Corporation or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Societe Generale Financial Corporation or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Societe Generale Financial Corporation Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and SMC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by SMC or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the SMC Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and NREC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by NREC or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the NREC Mortgage Loans.

Neither Wells Fargo nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), will initially be appointed to act as the special servicer under the PSA. In such capacity, the special servicer will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Loan) and REO Properties, pursuant to the PSA.

RCA maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar, a rating by Kroll Bond Rating Agency and a rating by DBRS.

RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”) and Securities and Exchange Commission registered investment adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of March 31, 2019, RCM was the sponsor of, and certain of its affiliates were investors in, eleven private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as coinvestments, joint ventures and separately managed accounts, having over $4.4 billion of regulatory assets under management in the aggregate. Eleven of such Funds and investment vehicles are focused in whole or in part on distressed and value-add real estate related investments and/or commercial mortgage-backed securities, nine of such Funds and investment vehicles are focused in whole or in part on investments in commercial mortgage-backed securities and six of such Funds and investment vehicles are focused in whole or in part on mezzanine debt and credit investments.

In addition, as of March 31, 2019, RCM has underwritten and purchased, primarily for the Funds, over $6.8 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 107 securitizations totaling approximately $113 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had over 215 employees as of December 31, 2018 and is headquartered in Miami with offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of March 31, 2019, RCA and its affiliates were actively special servicing approximately 152 portfolio loans (and REO properties) with an unpaid principal balance of approximately $2.35 billion (see footnote 2 to the chart below).

RCA is also currently performing special servicing for approximately 107 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 7,200 assets with an unpaid principal balance at securitization of approximately $113 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018	As of 3/31/2019

Number of CMBS Pools Named Special Servicer	75	90	105	107
Approximate Aggregate Unpaid Principal Balance(1)	$79 billion	$91.8 billion	$110.9 billion	$112 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	37	77	136	152
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$320 million	$1.1 billion	$2.02 billion	$2.35 billion

(1)       Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.

(2)       Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RCA is an affiliate of (i) Rialto Real Estate Fund III – Debt, LP, the Retaining Sponsor and a mortgage loan seller, (ii) RREF III-D BBCMS 2019-C4 MOA, LLC, the entity to be appointed as the Risk Retention Consultation Party and holder of the VRR Interest, (iii) RREF III-D BBCMS 2019-C4 MOA-HRR, LLC, the entity expected to be the holder of the “eligible horizontal residual interest” and be appointed as the initial Controlling Class Certificateholder and the initial Directing Certificateholder, (iv) RREF III-D BBCMS 2019-C4, LLC, the entity that is expected to purchase the Class G certificates and may purchase certain other classes of certificates, including the Class X-F, Class X-G and Class F certificates and will receive the Class S Certificates (in each case, other than the portion of each such class of certificates that comprise “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date and (v) Situs Holdings, LLC, the special servicer of the Moffett Towers II Buildings 3 & 4 Mortgage Loan and the 2 North 6th Place Mortgage Loan, through common control by Stone Point Capital LLC. In addition, RCA was appointed as the initial special servicer (i) under the WFCM 2019-C50 pooling and servicing agreement which governs the servicing and administration of the Town Square Whole Loan and is an affiliate of the entities that are the Controlling Class Certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the WFCM 2019-C50 pooling and servicing agreement, and (ii) under the ILPT Trust 2019-SURF trust and servicing agreement which governs the servicing and administration of the ILPT Hawaii Portfolio Whole Loan. Except as described above, neither RCA nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, RCM or its affiliates may, in the future, retain or own interests in certain other classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding the special servicer set forth in this section entitled “—The Special Servicer” has been provided by RCA. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist).

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer” in this prospectus.

Certain duties and obligations of RCA as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Provisions” and “—Inspections” in this prospectus. RCA’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The UBS AG, New York Branch Mortgage Loan Primary Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to act as the primary servicer of the UBS AG, New York Branch Mortgage Loans (other than (a) the ILPT Hawaii Portfolio Whole Loan that is currently being serviced by Midland, as servicer, under the ILPT Trust 2019-SURF TSA and (b) the CIRE Equity Retail & Industrial Portfolio Whole Loan that is expected to be serviced by Midland, as master servicer and as special servicer, under the BMARK 2019-B12 PSA) (such Mortgage Loans, the “Midland Serviced Mortgage Loans”), and the related Serviced Companion Loans (together with the Midland Serviced Mortgage Loans, the “Midland Serviced Loans”). In such capacity, Midland is expected to be initially responsible for the primary servicing and administration of such UBS AG, New York Branch Mortgage Loans and any such Serviced Companion Loans pursuant to a certain primary servicing agreement expected to be entered into between Midland, as primary servicer, and the Master Servicer (the "Midland Primary Servicing Agreement"). Certain servicing and administrative functions may also be provided by one or more subservicers that previously serviced the mortgage loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch, Morningstar, DBRS and KBRA. Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar and the highest rankings as a special servicer of real estate assets under U.S. CMBS transactions from S&P and Morningstar. For each category, S&P ranks Midland as “Strong” and Morningstar ranks Midland as “CS1”. Fitch ranks Midland as “CMS1” for master servicer, “CPS1” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland's disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard or the servicing standard under the ILPT Trust 2019-SURF TSA or the BMARK 2019-B12 PSA, as applicable.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Midland Primary Servicing Agreement, the Pooling and Servicing Agreement, the ILPT Trust 2019-SURF TSA or the BMARK 2019-B12 PSA, as applicable.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland's website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of June 30, 2019, Midland was master and/or primary servicing approximately 37,898 commercial and multifamily mortgage loans with a principal balance of approximately $508 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 10,326 of such loans, with a total principal balance of approximately $193 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2016 to 2018.

		Calendar Year End
Portfolio Size – Master/Primary Servicing		(Approximate amounts in billions)
	2016	2017	2018
CMBS	$149	$162	$181
Other	$294	$323	$352
Total	$444	$486	$533

As of June 30, 2019, Midland was named the special servicer in approximately 349 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $163 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 107 assets with an outstanding principal balance of approximately $1.0 billion.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS and other servicing transactions from 2016 to 2018.

		Calendar Year End
Portfolio Size –Special Servicing		(Approximate amounts in billions)
	2016	2017	2018
Total	$121	$145	$158

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the Issuing Entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the Issuing Entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Pursuant to certain interim servicing agreements between UBS AG, New York Branch or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG, New York Branch Mortgage Loans prior to their inclusion in the Issuing Entity.

Pursuant to certain interim servicing agreements between NREC or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain NREC Mortgage Loans prior to their inclusion in the issuing entity.

Midland is also (a) the master servicer and the special servicer under the BBCMS 2019-C3 PSA, which governs the servicing and administration of the Vanguard Portfolio Whole Loan and the SWVP Portfolio Whole Loan and (b) the master servicer under the MSC 2019-H7 PSA, which governs the servicing and administration of the 125 Borinquen Place Whole Loan and the Visions Hotel Portfolio II Whole Loan.

The report on assessment of compliance with applicable servicing criteria for the twelve months ending on December 31, 2018, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements....”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer became responsible for Schedule AL reporting. Midland is currently remediating the

Schedule AL reporting for the CMBS transactions found to be incorrect, and will be making improvements to its systems, processes and procedures to support its Schedule AL reporting obligations.

The information set forth under this “—The UBS AG, New York Branch Mortgage Loan Primary Servicer” sub-heading has been provided by Midland.

The Midland Primary Servicing Agreement

Midland has acquired the right to be appointed as the primary servicer of the Midland Serviced Loans. Accordingly, Wells Fargo Bank, National Association, as master servicer, and Midland, as primary servicer, will be required to enter into the Midland Primary Servicing Agreement to be dated as of August 1, 2019. The primary servicing of the Midland Serviced Loans will be governed by the Midland Primary Servicing Agreement (and in the case of the Ambler Yards Whole Loan, until the related Servicing Shift Date). The following summary describes certain provisions of the Midland Primary Servicing Agreement relating to the primary servicing and administration of the Midland Serviced Loans. Any reference to Mortgage Loans (or related defined terms) in this section is intended to only apply to the Midland Serviced Mortgage Loans.

Pursuant to the Midland Primary Servicing Agreement, Midland, as primary servicer, on behalf of the Master Servicer, will be responsible for certain of the obligations of the Master Servicer with respect to the Midland Serviced Mortgage Loans described in “Pooling and Servicing Agreement”, including, but not limited to: collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the PSA) to hold such collections; remitting to the Master Servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments, funds allocated for payment to any related Serviced Companion Loan Holder and payments in the nature of additional servicing compensation due to Midland, as primary servicer; collecting borrower reports, budgets, operating statements, income statements, and rent rolls; preparing reports (including, but not limited to, collection reports, monthly remittance reports, and various CREFC® reports) and performing annual inspections of the related Mortgaged Property; promptly notifying Master Servicer of any defaults under the Midland Serviced Mortgage Loans, collection issues or customer issues; provided that Midland will not take any action with respect to enforcing such loans without the prior written approval of the Master Servicer; monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance; maintaining an appropriate fidelity bond and errors and omissions insurance (or self-insurance). Midland will be responsible for performing the primary servicing of the Midland Serviced Loans in a manner consistent with the Servicing Standard under the PSA.

Midland may hold certain original letters of credit on behalf of the Master Servicer for the benefit of the Certificateholders, but will not hold any other portion of the Mortgage File; provided that from time to time, Midland may temporarily have possession of certain other documents in the Mortgage File in connection with certain servicing duties. Additionally, Midland will be responsible for maintaining the servicing file (or any portion thereof) and releasing files in accordance with the PSA and the Midland Primary Servicing Agreement. Any portion of the servicing file or the Mortgage File in Midland’s possession will be required to be held by Midland, on behalf of the Master Servicer for the benefit of the Certificateholders and will be identified in accordance with Midland’s customary procedures by assigning a loan number that will reflect the ownership of the related Mortgage Loan by the trustee.

Midland will have no obligation to make any principal and interest advance or any servicing advances. Midland will not be permitted to make any principal and interest advance and will not be permitted to make any servicing advance except as described in the following sentence. With respect to any servicing advance required to be made on an urgent or emergency basis such that Midland is unable to provide the Master Servicer with sufficient notice to enable the Master Servicer to make such servicing advance, Midland may, in Midland’s sole discretion, make such servicing advance with prior notice to the Master Servicer if reasonably practicable and the Master Servicer will be required to reimburse Midland for such servicing advance and interest thereon within five (5) Business Days of receipt of written request therefor.

Midland will not communicate directly with any Rating Agency regarding the Midland Serviced Mortgage Loans or the Midland Primary Servicing Agreement except in limited circumstances set forth in the Midland Primary Servicing Agreement.

For so long as Midland is not the special servicer under the PSA, Midland may not take any action with respect to any Special Servicer Decision, Major Decision or certain other actions as set forth in the Midland Primary Servicing Agreement unless Midland has confirmed with the Master Servicer that the Master Servicer is either obligated to process or that the Master Servicer and the special servicer have mutually agreed that the Master Servicer shall process such request pursuant to the PSA.  Following such confirmation, Midland may not permit or consent to any Special Servicer Decision, Major Decision or take any other action requiring the approval of the Master Servicer under the Midland Primary Servicing Agreement without the prior written approval of the Master Servicer. Such consent will be subject to the consent of the special servicer to the extent set forth in the PSA. Midland will process and close any defeasance and obtain any required consent of the Master Servicer to such defeasance. The Master Servicer will be required to request any such approvals or any Rating Agency Confirmation, if applicable.

During any such time that Midland is acting as the special servicer under the PSA (if Midland were to be appointed as a successor special servicer), and subject to the following paragraph, if pursuant to the PSA the Master Servicer is responsible for processing any Special Servicer Decision, Major Decision or certain other actions as set forth in the Midland Primary Servicing Agreement, then Midland will be required to perform the obligations of the Master Servicer with respect to such transaction (including dealing directly with, and obtaining the consent of, the special servicer on matters for which the PSA requires the Master Servicer to deal with, or obtain the consent of, the special servicer) without the approval of the Master Servicer, but subject to all requirements and restrictions set forth in the relevant provisions of the PSA and the paragraph below; provided, however, that the Midland will be required to copy the Master Servicer on all correspondence to the special servicer and the related mortgagor regarding such matters and Midland will be required to prepare any package and analysis necessary to obtain any required Rating Agency Confirmation and forward such package to the Master Servicer. Midland will process and close any defeasance and obtain any required consent of the Master Servicer to such defeasance. The Master Servicer (not Midland) will deal with the 17g-5 Information Provider and the Rating Agencies to the extent required by the PSA with respect to such matters. Notwithstanding the foregoing, with respect to any assumption, transfer, defeasance, or certain other actions as set forth in the Midland Primary Servicing Agreement for which the PSA does not require the Master Servicer to obtain the consent or approval of the special servicer, Midland will not be permitted to consent to any such action without the prior written consent of the Master Servicer. With respect to any such proposed action requiring the consent of the Master Servicer, Midland will be required to perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer and, if the Master Servicer consents to any such modification, extension, waiver, consent or other action, Midland shall close such transaction or grant such consent. Midland will not be permitted to permit any principal prepayment or defeasance with respect to any Mortgage Loan or Serviced Companion Loan without the written consent of the Master Servicer.

In the event that Midland, in the good faith and reasonable judgment of the Master Servicer, violates the Servicing Standard or otherwise commits a “Servicer Termination Event” under the PSA in connection with the granting or withholding of any approval as described in the prior paragraph, Midland thereafter will no longer be permitted to exercise the approval rights described in the prior paragraph and will thereafter be required to seek the approval of the Master Servicer. Midland, in processing each of these transactions, will be required to apprise the Master Servicer of its actions from time to time, to the extent and as further set forth in the Midland Primary Servicing Agreement. Midland will also be required to provide all reasonable cooperation to the Master Servicer in connection with the Master Servicer’s duties under the PSA to oversee Midland as a sub-servicer.

Midland will also timely provide such certifications, reports and registered public accountant attestations required by the Midland Primary Servicing Agreement or by the Master Servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

With respect to all servicing responsibilities of the Master Servicer under the PSA which are not being performed by Midland under the Midland Primary Servicing Agreement, Midland will be required to reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities.

As compensation for its activities under the Midland Primary Servicing Agreement, Midland will be paid a primary servicing fee with respect to the Midland Serviced Loans only to the extent that the Master Servicer receives the servicing fee with respect to such Midland Serviced Loans under the PSA. Midland will be entitled to certain additional servicing compensation as further set forth in the Midland Primary Servicing Agreement with respect to the Midland Serviced Loans, including, but not limited to, a portion of Modification Fees, assumption fees and defeasance fees, but only from amounts to which the Master Servicer is entitled under the PSA.

Neither Midland nor any partners, directors, officers, shareholders, members, managers, employees or agents of Midland (the “Midland Parties”) will be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Midland Primary Servicing Agreement, or for errors in judgment. However, this will not protect the Midland Parties against any breach of warranties or representations made in the Midland Primary Servicing Agreement, or against any liability that would otherwise be imposed on Midland by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the Midland Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties under the Midland Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the Midland Primary Servicing Agreement. The Midland Parties will be indemnified by the Master Servicer against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) (collectively, the "Losses”) incurred by Midland in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the Midland Primary Servicing Agreement, the Midland Serviced Loans or the certificates resulting from the Master Servicer’s willful misconduct, bad faith, fraud, or negligence in the performance of duties under the Midland Primary Servicing Agreement or negligent disregard of its obligations under the Midland Primary Servicing Agreement. The Midland Parties will be indemnified by the Issuing Entity, to the extent provided in the PSA, against any Losses incurred by Midland in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the Midland Primary Servicing Agreement, the Midland Serviced Loans or the certificates, other than any Losses (i) that are specifically required to be borne by Midland without right of reimbursement pursuant to the terms of the Midland Primary Servicing Agreement, (ii) that are incurred in connection with any breach of representation or warranty made by Midland in the Midland Primary Servicing Agreement, (iii) that are incurred by reason of by reason of willful misconduct, bad faith, or negligence of Midland in the performance of its obligations or duties under the Midland Primary Servicing Agreement or negligent disregard of obligations and duties under the Midland Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the Master Servicer under the PSA as a result of pursuing the Issuing Entity on behalf of Midland for such indemnification.

Midland will indemnify and hold harmless the Master Servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the Master Servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Midland Primary Servicing Agreement, the PSA or the certificates by reason of (1) any breach by Midland of a representation or warranty made by Midland in the Midland Primary Servicing Agreement or (2) any willful misconduct, bad faith, or negligence by Midland in the performance of its obligations or duties under the Midland Primary Servicing Agreement or under the PSA or by reason of negligent disregard of such obligations and duties.

The Midland Primary Servicing Agreement may be terminated with respect to Midland if any of the following occurs:

●	the Master Servicer (or the depositor to the extent the depositor has the right to terminate Midland under the PSA) elects to terminate Midland following an event of default under the Midland Primary Servicing Agreement (which will generally be similar in nature and scope to the Servicer Termination Events described under “The Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”);

●	upon resignation by Midland in accordance with the terms of the Midland Primary Servicing Agreement;

●	at the option of the purchaser of any Midland Serviced Loans pursuant to the terms of the PSA; provided that any such termination pursuant to this clause will only be effective with respect to the purchased Midland Serviced Loans and not with respect to the entire agreement;

●	upon the later of the final payment or other liquidation of the last Midland Serviced Loans and disposition of all REO Property and remittance of all funds thereunder;

●	upon termination of the PSA;

●	with respect to any Midland Serviced Mortgage Loan that is a Servicing Shift Mortgage Loan (and any related Companion Loan), upon the related Servicing Shift Date; or

●	by mutual consent of Midland and the Master Servicer in writing.

Notwithstanding the foregoing, upon any termination of Midland, Midland will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and is required to cooperate fully with the Master Servicer to transition primary servicing of the Midland Serviced Loans to the Master Servicer or its designee.

The foregoing information under this section titled “—The Midland Primary Servicing Agreement” has been provided by Wells Fargo. None of the depositor, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as master servicer and special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Affiliated Special Servicers

LNR Partners, LLC

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, currently acts as special servicer under the MSC 2019-H7 pooling and servicing agreement which governs the servicing of the 125 Borinquen Place Whole Loan and the Visions Hotel Portfolio II Whole Loan and is anticipated to be the special servicer under the WFCM 2019-C52 pooling and servicing agreement which is anticipated to govern the servicing of the Renaissance Center VI Whole Loan and the Mount Kemble Mortgage Loan and to initially govern the servicing of the Inland Life Storage Portfolio Mortgage Loan. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate-related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the MSC 2019-H7 and the WFCM 2019-C52 pooling and servicing agreements, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 180 as of March 31, 2019. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;

●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;

●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;

●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion; and

●	180 domestic commercial mortgage backed securitization pools as of March 30, 2019 with a then current face value in excess of $86.5 billion.

As of March 31, 2019, LNR Partners has resolved approximately $75.8 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans through December 31, 2018, and approximately $0.53 billion of U.S. commercial and multifamily mortgage loans through March 31, 2019.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina. As of March 31, 2019, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,112 assets across the United States with a then current face value of approximately $86.5 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders in transactions where it has been appointed special servicer. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the MSC 2019-H7 and the WFCM 2019-C52 pooling and servicing agreements for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the MSC 2019-H7 and the WFCM 2019-C52 pooling and servicing agreements and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor, originator or mortgage loan seller or any significant obligor other than (a) Starwood Mortgage Capital LLC, a sponsor, an originator and a mortgage loan seller, (b) Starwood Mortgage Funding II LLC, the initial holder of the Marriott SpringHill Suites and Towneplace Suites Pari

Passu Companion Loan and (c) Starwood Mortgage Funding III LLC, the initial holder of one of the Visions Hotel Portfolio II Pari Passu Companion Loans.

Except as disclosed in this prospectus and except for (i) LNR Partners acting as special servicer under the MSC 2019-H7 pooling and servicing agreement and (ii) LNR Partners being the anticipated special servicer under the WFCM 2019-C52 pooling and servicing agreement, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage-backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Neither LNR Partners nor any of its affiliates will retain on the Closing Date any certificates issued by the Trust or, except as discussed in this prospectus, any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled special servicing fees and certain other fees and compensation as described in this prospectus). However, LNR Partners or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under this sub-heading “—LNR Partners, LLC” regarding LNR Partners, LLC has been provided by LNR Partners, LLC.

Situs Holdings, LLC

Situs Holdings, LLC, a Delaware limited liability company (“Situs Holdings”) currently serves as the special servicer under the NCMS 2019-LVL TSA and under the MFTII 2019-B3B4 TSA. Situs Holdings is a wholly owned subsidiary of an affiliated entity of Stone Point Capital LLC (“Stone Point”). Stone Point is a global private equity firm that has raised over $13 billion of committed capital. Stone Point targets investments in the global financial services industries, including insurance underwriting and distribution, mortgage services, benefits and healthcare, outsourcing services, specialty lending, asset management and retirement savings, and banking and depository institutions.

The principal executive office of Situs Holdings is located at 5065 Westheimer, Suite 700E, Houston, Texas 77056 and its telephone number is (713) 328-4400. Situs Holdings maintains its principal special servicing office at 101 Montgomery Street, Suite 2250, San Francisco, California 94104.

Situs Holdings has a current Special Servicer rating for “CSS2-” from Fitch and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Above Average.” Situs Holdings is approved by Moody’s, Kroll and DBRS as a Special Servicer for CMBS and SFR transactions. As of June 30, 2019, Situs Holdings is also the named operating advisor for 29 CMBS transactions with an aggregate outstanding principal balance of approximately $25.7 billion.

Situs Holdings and its affiliates (collectively, “Situs”) are involved in the real estate advisory business and engages principally in:

●	Real estate consulting

●	Primary servicing

●	CMBS/CLO special servicing

●	Asset management

●	Commercial real estate valuation

●	Due diligence and underwriting

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries. Situs has major offices located across the U.S. in San Francisco, New York, and Houston as well as offices in London and Frankfurt. Situs provides services to financial institutions investors and servicers as well as to agencies of the United States government.

The table below sets forth information about Situs’ portfolio of securitized Specially Serviced loans as of the dates indicated below:

Special Servicing	12/31/2016	12/31/2017	12/31/2018	6/30/2019
CMBS Pools (exclude SFR)	17	19	22	36
By Approximate Number	926	1,159	1,220	1,479
Named Specially Serviced Portfolio By Approximate UPB(1)	11,037,436,457	9,390,884,743	11,988,515,043	18,325,153,798
Actively Specially Serviced Portfolio By Number of Loans(2)	13	14	12	11
Actively Specially Serviced Portfolio By Approximate UPB(2)	120,278,493	181,792,953	138,318,128	108,714,038

SFR Pools	10	6	3	4
By Approximate Number	164	153	249	313
Named Specially Serviced Portfolio By Approximate UPB(1)	5,567,067,343	2,423,291,984	547,140,715	823,185,075
Actively Specially Serviced Portfolio By Number of Loans(2)	0	5	7	10
Actively Specially Serviced Portfolio By Approximate UPB(2)	0	9,314,191	11,115,151	14,838,693

(1)	Includes all securitized loans in Situs’ portfolio for which Situs is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those securitized loans in the portfolio that, as of the specified date, are specially-serviced loans.

As of June 30, 2019, Situs had 44 personnel involved in the asset management and special servicing of commercial real estate assets, of which 7 were dedicated to the special servicing business unit. As of June 30, 2019, Situs specially serviced a portfolio that included approximately 27 loans throughout the United States with a then current face value in excess of $128.1 million, all of which are commercial or multifamily real estate assets. As of June 30, 2019, Situs had 42 personnel involved in the primary/master servicing of commercial real estate, all of which are commercial or multifamily real estate assets.

Those commercial real estate assets included mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loan backing the Certificates. Accordingly, the assets that Situs services, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth.

Situs has developed policies and procedures for the performance of its servicing and special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Situs has recognized that technology can greatly improve its performance as a servicer and special servicer, and Situs’ infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution.

Situs occasionally engages consultants to perform property inspections and provide certain asset management functions. Situs does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as servicer and/or special servicer and accordingly Situs does not believe that its financial condition will have any adverse effect on the performance of its duties under the Servicing Agreement nor any material impact on the loan performance or the performance of the Notes.

Situs Holdings will not have primary responsibility for custody services of original documents evidencing the mortgage loans for which it is special servicer. On occasion, Situs Holdings may have custody of certain of such documents as necessary for enforcement actions involving the Mortgage Loan or otherwise. To the extent that Situs Holdings has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standards set forth in the applicable trust and servicing agreement. There are currently no legal proceedings pending; and no legal proceedings known to be contemplated by governmental authorities, against Situs or of which any of its property is the subject, which is material to the holders of the Notes.

No securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as servicer and/or special servicer has experienced an event of default as a result of any action or inaction performed by Situs as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Situs with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as servicer and/or special servicer.

From time to time, Situs and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Situs does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer and/or special servicer.

Situs is not an affiliate of the depositor, the issuing entity, the sponsors/mortgage loan sellers (other than Rialto Real Estate Fund III – Debt LP), the originators (other than Rialto Real Estate Fund III – Debt LP), servicers (other than Rialto Capital Advisors, LLC, the special servicer), sub-servicer, the master servicer, the trustee, the certificate administrator, the custodian, the operating advisor or the asset representation reviewer. Situs is affiliated, through common control by Stone Point Capital LLC, with (i) Rialto Capital Advisors, LLC, the anticipated special servicer, (ii) Rialto Real Estate Fund III – Debt LP, a retaining sponsor and mortgage loan seller, (iii) RREF III-D BBCMS 2019-C4 MOA, LLC, the initial risk retention consultation party and holder of the VRR Interest, (iv) RREF III-D BBCMS 2019-C4 MOA-HRR, LLC, the anticipated holder of the “eligible horizontal residual interest”, the anticipated initial directing certificateholder and the initial controlling class certificateholder and (v) RREF III-D BBCMS 2019-C4, LLC, which entity is expected to purchase the Class G certificates and may purchase the Class X-F, Class X-G and Class F certificates and will receive the Class S certificates (in each case, excluding the portion comprising the VRR Interest).

In addition to acting as special servicer under the MFTII 2019-B3B4 TSA, Situs has also been retained as EU Reporting Administrator with respect to that transaction pursuant to an agreement with Deutsche Bank AG, New York Branch and Barclays Bank PLC, the EU Transparency Designees for such transaction, and German American Capital Corporation.

From time to time, Situs and/or its affiliates may purchase or sell securities, including CMBS certificates. Situs and/or its affiliates may review this Offering Circular and purchase or sell Certificates issued in this offering, including in the secondary market. Except as described herein, neither Situs nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Situs, or its affiliates, may from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The depositor, the sponsors, borrowers, the guarantors, the master servicer, the trustee and the certificate administrator may maintain banking and other commercial relationships with Situs and its affiliates.

The information set forth under this sub-heading “—Situs Holdings, LLC” regarding Situs Holdings, LLC has been provided by Situs Holdings, LLC.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of June 30, 2019, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $197.8 billion issued in 242 transactions.

As of June 30, 2019, Park Bridge Lender Services was acting as asset representations reviewer for 99 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $87.1 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

Pursuant to Section 15G of the Exchange Act as added by Section 931 of the Dodd-Frank Act and implemented by Regulation RR (15 U.S.C. §78o-11) (the “Credit Risk Retention Rules”), a sponsor of certain types of asset-backed securities is required, either directly or through one or more majority-owned affiliates, to retain a portion of the credit risk of the asset-backed securities transaction. As a consequence of the Credit Risk Retention Rules, Rialto Real Estate Fund III – Debt, LP, one of the Sponsors of this transaction (and an affiliate of Rialto Capital Advisors, LLC, the special servicer) will agree to act as the retaining sponsor (in such capacity, the “Retaining Sponsor”) for purposes of compliance with the Credit Risk Retention Rules (but only for so long as such rules remain in effect). The Retaining Sponsor intends to purchase or cause its majority-owned affiliate to purchase for cash from the underwriters and the initial purchasers and retain the VRR Interest as set forth below and cause another majority-owned affiliate to purchase and retain the Class H-RR certificates. Therefore, on the Closing Date, Rialto Real Estate Fund III – Debt, LP is expected to purchase (or cause its majority-owned affiliate to purchase) from the underwriters and the initial purchasers (i) an “eligible vertical interest”, in the form of certificates representing approximately 4.23% of the Certificate Balance, Notional Amount or Percentage Interest of each class of certificates (other than the Class R certificates) and (ii) an “eligible horizontal residual interest”, in the form of certificates representing approximately 0.78% of the fair value of all of the ABS interests issued, which will be comprised of the Class H-RR certificates (excluding the portion comprising the VRR Interest), determined in accordance with Generally Accepted Accounting Principles (“GAAP”).

Retained VRR Interest

Class	Retained Certificate Balance, Notional Amount or Percentage Interest
Class A-1	$1,045,000
Class A-2	$939,000
Class A-3	$495,000
Class A-4	$4,230,000	-
	$11,844,000	(1)
Class A-5	$11,926,000	-
	$19,540,000	(1)
Class A-SB	$1,507,000
Class X-A	$27,756,000
Class X-B	$7,584,000
Class X-D	$1,736,000
Class X-F	$744,000
Class X-G	$397,000
Class A-S	$4,263,000
Class B	$1,735,000
Class C	$1,586,000
Class D	$992,000
Class E	$744,000
Class F	$744,000
Class G	$397,000
Class H-RR	$1,438,142
Class S	4.23%

(1)	The approximate initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances of the Class A-4 certificates are expected to be within a range of $100,000,000 and $280,000,000, and the respective initial Certificate Balances of the Class A-5 certificates are expected to be within a range of $281,934,000 and $461,934,000. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $561,934,000, subject to a variance of plus or minus 5%.

The certificates described above are referred to in this prospectus collectively as the “VRR Interest”. The VRR Interest is intended to meet the definition of an “eligible vertical interest,” as such term is defined in the Credit Risk Retention Rules.

The Class H-RR certificates (excluding the portion comprising the VRR Interest) are referred to in this prospectus collectively as the “Horizontal Risk Retention Certificates”. The Horizontal Risk Retention Certificates are intended to meet the definition of an “eligible horizontal residual interest,” as such term is defined in the Credit Risk Retention Rules.

Rialto Real Estate Fund III – Debt, LP will acquire and contribute Mortgage Loans with a principal balance of approximately 12.0% of the aggregate Initial Pool Balance.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction or all or a portion of the VRR Interest or the Horizontal Risk Retention Certificates, neither the Retaining Sponsor nor any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Material Terms of the VRR Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates” and “Pooling and Servicing Agreement—Limitation on Liability of Risk Retention Consultation Party”. You are strongly urged to review this prospectus in its entirety.

Qualifying CRE Loans

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Horizontal Risk Retention Certificates

General

The Retaining Sponsor is expected to purchase (or cause its majority-owned affiliate to purchase) the Horizontal Risk Retention Certificates, consisting of the classes of certificates identified in the table below.

Class of Horizontal Risk Retention Certificates	Expected Initial Certificate Balance(1)	Estimated Range of Fair Values of the Horizontal Risk Retention Certificates (in $ and %)(2)	Expected Purchase Price(3)
Class H-RR	$ 32,541,000	$7,928,289 – $8,063,627 / 0.7954% – 0.7750%	24.3640% – 24.7799%

(1)	Excludes the expected initial Certificate Balance that is a portion of the VRR Interest.

(2)	The estimated range of fair values (expressed as a dollar amount) and estimated range of fair values (expressed as a percentage of the aggregate fair value of all of the certificates (other than the Class R Certificates)) of the Horizontal Risk Retention Certificates. The fair value of the Horizontal Risk Retention Certificates is not subject to a range and has been determined as described under “—Yield-Priced Certificates”. The fair value of the other Certificates is unknown and has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.

(3)	Expressed as a percentage of the expected initial Certificate Balance of each class of the Horizontal Risk Retention Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Horizontal Risk Retention Certificates to be acquired by the Retaining Sponsor is approximately $7,928,289 - $8,063,627, excluding accrued interest.

The aggregate fair value of the Horizontal Risk Retention Certificates is expected to be equal to or above 0.78% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Horizontal Risk Retention Certificates that will be retained by the Retaining Sponsor based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of

Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class H-RR certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C Certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

For a description of other material payment terms of the Classes of Yield-Priced Certificates identified in the table above in “—General”, see “Description of the Certificates”.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates (the “Swap-Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class, X-F, Class F, Class X-G, Class G and Class H-RR Certificates (the “Yield-Priced Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap-Priced Principal Balance Certificates and each class of Yield Priced Principal Balance Certificates as described below. CMBS such as the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Swap-Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of Certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of Certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

Swap-Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR prepayment rate, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Swap-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Swap-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Swap-Priced Principal Balance Certificates.

Swap Yield Curve

The Retaining Sponsor utilized the assumed swap yield curve in the table below in determining the range of estimated fair values of the Swap-Priced Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap-Priced Principal Balance

Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the swap yield curve, see the table below titled “Range of Swap Yields for the Swap-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the swap yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap-Priced Principal Balance Certificates

Tenor	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2YR	1.355%	1.762%	1.963%
3YR	1.269%	1.681%	1.874%
4YR	1.250%	1.647%	1.820%
5YR	1.266%	1.647%	1.815%
6YR	1.324%	1.667%	1.835%
7YR	1.331%	1.692%	1.859%
8YR	1.374%	1.727%	1.890%
9YR	1.413%	1.760%	1.918%
10YR	1.455%	1.797%	1.950%

Based on the swap yield curve, the Retaining Sponsor will determine for each class of Swap-Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a straight-line linear interpolation using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Swap-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Swap-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.40%	0.45%	0.50%
Class A-2	0.55%	0.60%	0.65%
Class A-3	0.84%	0.86%	0.91%
Class A-4	0.82%	0.84%	0.89%
Class A-5	0.84%	0.86%	0.91%
Class A-SB	0.73%	0.75%	0.80%
Class A-S	1.10%	1.15%	1.25%
Class B	1.30%	1.35%	1.50%
Class C	1.65%	1.70%	1.95%
Class D	2.40%	2.50%	2.65%
Class E	3.40%	3.50%	2.75%

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Swap-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Swap-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Swap-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of Swap-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	1.693%	2.153%	2.399%
Class A-2	1.813%	2.247%	2.466%
Class A-3	2.171%	2.551%	2.768%
Class A-4	2.257%	2.621%	2.826%
Class A-5	2.289%	2.652%	2.856%
Class A-SB	2.062%	2.442%	2.659%
Class A-S	2.552%	2.944%	3.198%
Class B	2.753%	3.146%	3.449%
Class C	3.103%	3.496%	3.899%
Class D	3.853%	4.296%	4.599%
Class E	4.853%	5.296%	4.699%

Determination of Class Sizes

The Retaining Sponsor was provided credit support levels for each class of Swap-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Swap-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Swap-Priced Principal Balance Certificates that would be required to be subordinate to that class of Swap-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Swap-Priced Principal Balance Certificates, or of the b-piece buyer, if applicable (the “Constraining Level”). In certain circumstances the Retaining Sponsor may have elected not to engage an NRSRO for particular Classes of Yield-Priced Certificates, based in part on the credit support levels provided by that NRSRO.  See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balances for of the Senior Certificates were also based in part on anticipated investor demand for such classes. The Certificate Balance for the class of Swap-Priced Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus such class’s Constraining Level. For each other subordinate class of Swap-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Swap-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination

The Retaining Sponsor determined a target price (the “Target Price”) for each class of Swap-Priced Principal Balance Certificates (other than the Class D and Class E Certificates) on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings and similar average lives have priced at in recent securitization transactions. The Target Price was utilized for each class of Swap-Priced Principal Balance Certificates is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Class of Certificates	Target Price
Class A-1	100%
Class A-2	103%
Class A-3	100%
Class A-4	101%
Class A-5	103%
Class A-SB	103%
Class A-S	103%
Class B	103%(1)
Class C	100%

(1)	The Target Price may not be realized with respect to Class B.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Swap-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Swap-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. With respect to the Class D Certificates, the Retaining Sponsor determined the Assumed Certificate Coupon to be 3.25%, which was set based on expected market demand for the Class D and Class X-D Certificates. With respect to the Class E Certificates, the Retaining Sponsor determined the Assumed Certificate Coupon to be 3.25%, which was set based on expected market demand for the Class E Certificates. The Assumed Certificate Coupon for each class of Swap-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	1.711%	2.176%	2.422%
Class A-2	2.478%	2.919%	3.141%
Class A-3	2.174%	2.553%	2.769%
Class A-4	2.373%	2.737%	2.942%
Class A-5	2.629%	2.996%	3.202%
Class A-SB	2.528%	2.914%	3.134%
Class A-S	2.893%	3.289%	3.545%
Class B	3.096%	3.491%	3.797%
Class C	3.097%	3.486%	3.885%
Class D	3.250%	3.250%	3.250%
Class E	3.250%	3.250%	3.250%

Determination of Swap-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Swap-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

However, if the Assumed Certificate Coupon for any class of Swap-Priced Principal Balance Certificates is greater than or equal to the WAC Rate, then the WAC Rate was used for the foregoing calculation. The Retaining Sponsor determined the range of Swap-Priced Expected Prices for each class of Swap-Priced Principal Balance Certificates based on the low estimate of the Assumed Certificate Coupons and the high estimate of the Assumed Certificate Coupons. The lower the Assumed Certificate Coupon, the higher the corresponding Swap-Priced Expected Price for a class of Swap-Priced Principal Balance Certificates will be. Therefore, the low range of estimated fair values for the Swap-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of estimated fair values for the Swap-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% CPY prepayment rate for the Class X-A, Class X-B and Class X-D Certificates and a 0% CPY prepayment rate for the Class X-F and Class X-G Certificates, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY or 0% CPY, as applicable, prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yield Curve Values”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7YR	1.407%	1.757%	1.912%
10YR	1.532%	1.877%	2.037%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 7 and 10 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Class X-A, Class X-B and Class X-D Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Class X-A, Class X-B and Class X-D Certificates as of the date of this prospectus. The actual credit spread for a particular class of Class X-A, Class X-B and Class X-D Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

Range of Credit Spreads for the Class X-A, Class X-B and Class X-D Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.300%	1.350%	1.500%
Class X-B	1.100%	1.200%	1.400%
Class X-D	1.900%	2.000%	2.300%

Discount Yield Determination

Discount Yield for the Class X-A, Class X-B and Class X-D Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Class X-A, Class X-B and Class X-D Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Class X-A, Class X-B and Class X-D Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.782%	3.179%	3.487%
Class X-B	2.619%	3.065%	3.424%
Class X-D	3.422%	3.867%	4.327%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, other than the Class X-F and the Class X-G Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates,

the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Certificates

On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each such class of Yield-Priced Certificates. The Yield-Priced Certificates (excluding the portion comprising the VRR Interest) are based on a targeted discount yield of (i) 10.500%, with respect to the Class X-F and Class F Certificates, (ii) 16.500%, with respect to the Class X-G and Class G Certificates and (iii) (a) for the low estimate, 26.250%, and (b) for the base case and high estimate, 26.598% with respect to the Class H-RR Certificates, an Assumed Certificate Coupon for the Class F and Class G Certificates of 2.800%, an Assumed Certificate Coupon for the Class H-RR Certificates equal to the WAC Rate, the Modeling Assumptions and 0% CPY, each as agreed to among the sponsors.

Determination of Class Size

The Retaining Sponsor determined the Certificate Balance of each class of Yield-Priced Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments (if any) for each class of Yield-Priced Certificates, the Retaining Sponsor determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value

Based on the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the Retaining Sponsor determined the estimated fair value of each class of certificates (other than the Class R Certificates) by multiplying the range of the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of expected prices.

The Retaining Sponsor determined that the Class S Certificates have a fair value equal to zero based on the fact that no Excess Interest is expected to be received and, accordingly, there is no market for the Class S Certificates.

Range of Fair Value

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Estimate of Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$24,698,531	$24,699,000	$24,698,358
Class A-2	$22,855,212	$22,855,478	$22,855,567
Class A-3	$11,699,766	$11,699,836	$11,699,930
Class A-4(1)	$282,785,720	$282,786,840	$282,794,400
Class A-5(1)	$290,383,280	$290,377,077	$290,369,183
Class A-SB	$36,682,242	$36,681,494	$36,681,636
Class X-A	$68,635,867	$79,873,525	$99,987,405
Class X-B	$11,538,456	$16,177,502	$22,533,198
Class X-D	$3,923,741	$4,005,472	$4,087,080
Class X-F	$1,802,756	$1,802,756	$1,802,756
Class X-G	$769,214	$769,214	$769,214
Class A-S	$103,782,285	$103,779,363	$103,782,285
Class B	$42,236,026	$42,235,041	$42,238,199
Class C	$37,491,338	$37,492,125	$37,491,863
Class D	$20,957,069	$21,488,623	$22,292,446
Class E	$15,589,965	$14,845,656	$15,392,973
Class F	$9,381,377	$9,381,377	$9,381,377
Class G	$3,226,477	$3,226,477	$3,226,477
Class H-RR	$8,278,678	$8,278,678	$8,419,997
Class S	$0	$0	$0

(1)	The approximate initial Certificate Balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances of the Class A-4 Certificates are expected to be within a range of $100,000,000 and $280,000,000 and the respective initial Certificate Balances of the Class A-5 Certificates are expected to be within a range of $281,934,000 and $461,934,000. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $561,934,000, subject to a variance of plus or minus 5%. For purposes of providing the range of estimated fair values for the certificates in the table above, the Certificate Balance of the Class A-4 Certificates is assumed to be $280,000,000 and the Certificate Balance of the Class A-5 Certificates is assumed to be $281,934,000.

The estimated range of fair values for all the Certificates is approximately $996,717,999 to $1,040,504,344.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in the Credit Risk Retention Rules) and to hold or cause the VRR Interest and the Horizontal Risk Retention Certificates to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the VRR Interest and the Horizontal Risk Retention Certificates. These restrictions provide that (i) the Retaining Sponsor may not transfer its VRR Interest or the Horizontal Risk Retention Certificates, except to a “majority-owned affiliate” (as defined in, and in accordance with, the Credit Risk Retention Rules), (ii) the Retaining Sponsor and its affiliates will not be permitted to engage in any hedging transactions if payments on the hedge instrument are materially related to the required credit risk retention and the hedge position would limit the financial exposure to the required credit risk retention, and (iii) neither the Retaining Sponsor nor any of its affiliates may pledge the required credit risk retention as collateral for any obligation unless such obligation is with full recourse to the Retaining Sponsor or an affiliate, respectively.

As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules.

Pursuant to the Credit Risk Retention Rules, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the earlier of (a) the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance; (ii) the date on which the total outstanding Certificate Balance of the

Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Certificates as of the Closing Date; or (iii) two years after the Closing Date and (b) such date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2019-C4 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR, Class S and Class R certificates.

The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$24,699,000
A-2	$22,190,000
A-3	$11,700,000
A-4	(2)
A-5	(2)
A-SB	$35,614,000
X-A	$656,137,000
X-B	$179,266,000
A-S	$100,764,000
B	$41,008,000
C	$37,494,000

Non-Offered Certificates
X-D	$41,009,000
X-F	$17,575,000
X-G	$9,373,000
D	$23,433,000
E	$17,576,000
F	$17,575,000
G	$9,373,000
H-RR	$33,979,142
S	NAP
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-4 certificates are expected to be within a range of $100,000,000 and $280,000,000, and the respective initial certificate balances of the Class A-5 certificates are expected to be within a range of $281,934,000 and $461,934,000. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $561,934,000, subject to a variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $656,137,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $179,266,000. The Notional Amount of the Class X-D certificates will equal the aggregate Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $41,009,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $17,575,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $9,373,000.

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Distributions—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class S certificates and their right to receive a portion of the Excess Interest) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class S certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in September 2019.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)         the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class S certificates);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)         if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)         all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)         with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)         the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)   prior to the Cross-Over Date:

(a)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)       to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)       to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)       to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)       to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(f)       to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero;

(g)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)  on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal

Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the

Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to    %.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related

Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Excess Interest, if any, with respect to any ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such

Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)         the Scheduled Principal Distribution Amount for that Distribution Date,

(b)         the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)         the Principal Shortfall for such Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)        Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)        Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)     the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)     all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)     the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)     any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)     the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)     the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee

and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class S certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation)

at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates as described above, (3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above and (4) to the Class X-D Certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-F, Class X-G, Class F, Class G, Class H-RR, Class S or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	May 2024
Class A-2	August 2024
Class A-3	August 2026
Class A-4	February 2029 – June 2029(1)
Class A-5	July 2029 – July 2029(1)
Class A-SB	August 2028
Class X-A	NAP
Class X-B	NAP
Class A-S	August 2029
Class B	August 2029
Class C	August 2029

(1)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-4 Certificates ranging from $100,000,000 to $280,000,000.

(2)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-5 certificates ranging from $281,934,000 to $461,934,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in August 2052. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments)

collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)     the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)     the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the

“Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class H-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class S or Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)         a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)         a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)         a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)         a CREFC® advance recovery report;

(5)         a CREFC® total loan report;

(6)         a CREFC® operating statement analysis report;

(7)         a CREFC® comparative financial status report;

(8)        a CREFC® net operating income adjustment worksheet;

(9)        a CREFC® real estate owned status report;

(10)      a CREFC® servicer watch list;

(11)      a CREFC® loan level reserve and letter of credit report;

(12)      a CREFC® property file;

(13)      a CREFC® financial file;

(14)      a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)      a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® loan periodic update file;

●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and

●	a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●

Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2020, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2020, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder or the Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class

Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party with respect to the Mortgage Loans is expected to be RREF III-D BBCMS 2019-C4 MOA, LLC.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Information” means, with respect to any Excluded Loan, any information solely related to such Excluded Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder or (except for purposes of determining whether a Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Moody’s Analytics, MBS Data, LLC, RealInsight and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Party

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Party, the PSA will provide that for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the Operating Advisor will also be delivered or made available to the Risk Retention Consultation Party (except for information relating to an Excluded Loan with respect to such party).

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

●	this prospectus;

●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date Statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and

●	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the special servicer;

●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

●	any appraisals delivered in connection with any Asset Status Report; and

●	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the PSA;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the certificates;

●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;

●	any notice of resignation or termination of the master servicer or special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the issuing entity;

●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any Proposed Course of Action Notice;

●	any assessment of compliance delivered to the certificate administrator;

●	any Attestation Reports delivered to the certificate administrator;

●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

●	any notice or documents provided to the certificate administrator by the Depositor or the Master Servicer directing the certificate administrator to post to the “Special Notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab,

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab described above, provide email notification to any Privileged Person (other than financial market publishers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Loan will be permitted to obtain such information in accordance with the terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where

(i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class S and Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”,”—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The portions of the classes of certificates evidencing the VRR Interest and the Class H-RR certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of all or a portion of a certificate evidencing the VRR Interest and the Class H-RR certificates must be consented to by the retaining sponsor and the depositor and may be subject to any additional requirements pursuant to the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BBCMS 2019-C4

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)       the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)      an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)      the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)       an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)      the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)     originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)     the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)     any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)      an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)      the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)     the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)     the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)    the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)    the original or a copy of any related mezzanine intercreditor agreement;

(xviii)   the original or a copy of all related environmental insurance policies; and

(xix)    a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)        A copy of each of the following documents:

(i)       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)      any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)      all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)       the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)      any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)     any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)    any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)      any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)      any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)     any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)     any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    all related environmental reports; and

(xiv)    all related environmental insurance policies;

(b)        a copy of any engineering reports or property condition reports;

(c)        other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)        for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)        a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)         a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)        a copy of the appraisal for the related Mortgaged Property(ies);

(h)        for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)         a copy of the applicable mortgage loan seller’s asset summary;

(j)         a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)        a copy of all zoning reports;

(l)         a copy of financial statements of the related mortgagor;

(m)       a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)        a copy of all UCC searches;

(o)        a copy of all litigation searches;

(p)        a copy of all bankruptcy searches;

(q)        a copy of any origination settlement statement;

(r)         a copy of the insurance summary report;

(s)        a copy of organizational documents of the related mortgagor and any guarantor;

(t)         unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)        a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)        a copy of any closure letter (environmental); and

(w)       a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will be required to, no later than 90 days following:

(a)        such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)        in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)      cure such Material Defect in all material respects, at its own expense,

(B)      repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C)      substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder or a Servicing Shift Mortgage Loan and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)        have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)        have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)        have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)        accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)        have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)         have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)        comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)        have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)         have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)         constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)        not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)         have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)       not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)        have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)        prohibit defeasance within two years of the Closing Date;

(p)        not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)        have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)         be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of Barclays, any of that mortgage loan seller and Barclays Holdings and (ii) in the case of Societe Generale Financial Corporation, any of that mortgage loan seller and Société Générale) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société

Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays and Societe Generale Financial Corporation) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers”, on and after the applicable Servicing Shift Date, a Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

With respect to the Servicing Shift Mortgage Loan, instruments of assignment may be in blank and need not be recorded until the earliest of (i) the securitization of the related Control Note (in which case the trustee under the related Servicing Shift PSA will become the mortgagee of record), (ii) the date such Mortgage Loan becomes a Specially Serviced Loan, and (iii) the expiration of 180 days following the Closing Date.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan)

for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial and multifamily mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)      any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)      the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)      the obligation, if any, of the master servicer to make advances;

(D)      the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)      the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)      any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)      any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)      any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any

Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or

Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class S and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class S certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”, which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)       to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)       to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)      to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)      to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)       to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)      to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)     to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)     to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)      to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)      to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)      to recoup any amounts deposited in the Collection Account in error;

(xii)     to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)    to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)     to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)    to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)    to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)   to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)    to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)     to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicer(2)	With respect to (a) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) for which the special servicer obtains (i) a full, partial or discounted payoff or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (b) Loss of Value Payments or Purchase Price paid by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of	Out of general collections with respect to Mortgage Loans on deposit in the Collection	Monthly

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
	the annual Certificate Administrator/Trustee Fee.	Account or the Distribution Account.
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, Servicing Shift Mortgage Loan and each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, the sum of: (i) $16,000 multiplied by the number of Subject Loans, plus (ii) $1,600 per	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent	In connection with each Asset Review with respect to a

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
	Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,100 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,100 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor

Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00250% to 0.08250%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% of such Excess Modification Fees;

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) that are Non-Specially Serviced Loans;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan; and

●	late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, (A) the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event and (B) if the related Special Servicer has partially waived any penalty charge (part of which accrued prior to the related servicing transfer event), any collections in respect of such penalty charge shall be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $4,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or on the Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds including with respect to the related Companion Loan, if applicable or (b) Loss of Value Payments or Purchase Price paid by a Mortgage Loan Seller with respect to any Mortgage Loan (except as such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach of document defect within the 90-day initial cure period or, if applicable, with the subsequent 90-day extended cure period (including with respect to the related Companion Loan, if applicable).

A “Liquidation Fee”, with respect to each Specially Serviced Loan (and each related Serviced Companion Loan) or an REO Property or Loss of Value Payment or Purchase Price will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (a) 3.0% and (b) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)       (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)       the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)      the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)      (A) a repurchase of a Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of a Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)       the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)      if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan in the form of:

(i)       100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans;

(ii)      100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction;

(iii)      100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(iv)      100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans; and

(v)       50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision.

For the avoidance of doubt, (A) the special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan and (B) if the master servicer has partially waived any penalty charge (part of which accrued subsequent to the occurrence of a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan), any collections in respect of such penalty charge shall be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00774% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, Servicing Shift Mortgage Loan and any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to (i) other than with respect to the 188 Spear Street, ExchangeRight Net Leased Portfolio 28, Meidinger Tower, Maui Portfolio and Marriott Springhill Suites and Towneplace Suites Mortgage Loans (or any REO Loans relating thereto), 0.00208%; (ii) with respect to the 188 Spear Street Mortgage Loan, 0.00291%; (iii) with respect to the ExchangeRight Net Leased Portfolio 28 Mortgage Loan, 0.00322%; (iv) with respect to the Meidinger Tower Mortgage Loan, 0.00471%; (v) with respect to the Maui Portfolio Mortgage Loan, 0.00521%; and (vi) with respect to the Marriott Springhill Suites and Towneplace Suites Mortgage Loan, 0.00616% (collectively, the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the respective Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts in accordance with the Servicing Standard that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fee not specified in the Mortgage Loan documents owed to it, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00027% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $16,000 multiplied by the number of Subject Loans, plus (ii) $1,600 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,100 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,100 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)        the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)        the excess of

1.   the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.   the sum as of the Due Date occurring in the month of the date of determination of

a)        to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any

Serviced Mortgage Loan will be allocated, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the special servicer, to the extent any related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the special servicer. Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan as to the Directing Certificateholder, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class H-RR certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. None of the master servicer, the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event and (y) determining the Voting Rights of the related Classes for purposes of removal of the Special Servicer or the Operating Advisor any Cumulative Appraisal Reduction Amounts

allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates)).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class H-RR certificates, and second, to the Class G certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised Out Class will be reinstated as the Controlling Class and each other Appraised Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or (after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan with respect to the Directing Certificateholder) after consultation with the Directing Certificateholder. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of

the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to Specially Serviced Loans), or the holder of any Companion Loan, the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions or Special Servicer Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions or Special Servicer Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the special servicer) within 10 business days, of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision or Special Servicer Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision or Special Servicer Decision. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision or Special Servicer Decision. The master servicer will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision or Special Servicer Decision.

In connection with the processing by the master servicer of the matters described in the second preceding paragraph, after completion, the master servicer will deliver notice thereof to the special servicer (and the special servicer, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, will deliver such notice to the Directing Certificateholder (except to the extent that the special servicer or the Directing Certificateholder, as applicable, notifies the master servicer that the special servicer or the Directing Certificateholder, as applicable, does not desire to receive copies of such items)).

With respect to a Non-Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder (other than as provided below in this paragraph), the special servicer or the Risk Retention Consultation Party: (i) grant waivers of non-material covenant defaults (other than financial covenants and receipt of financial statements, but including immaterial timing waivers such as with respect to late financial statements); (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents and there is no lender discretion permitted under the Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such easements or rights of way do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease and affect an area less than or equal to the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property, including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such condemnation is not with respect to a material parcel or a material income producing parcel and such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due; (vi) consent to a change in property management relating to any Mortgage Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000; (vii) approve annual operating budgets for Mortgage Loans; (viii) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (ix) any non-material modification, amendment, consent to a non-material modification or waiver of any term of any Intercreditor Agreement, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Companion Holder related to a Mortgage Loan or Whole Loan if the special servicer has determined, in accordance with the proviso to the definition of “Major Decision”, that such modification, amendment or consent is administrative in nature, including a note splitting amendment, provided, that if any such modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness; (x) any determination of Acceptable

Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xi) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xii) any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the consent (or deemed consent) of the Directing Certificateholder, (xiii) any transfer of the Mortgaged Property that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; (xiv) to the extent not a Major Decision or a Special Servicer Decision pursuant to clause (x) of the definition of “Major Decision” or clause (iii) of the definition of “Special Servicer Decision”, respectively, any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer; provided, however, that in the case of any Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due; and (xv) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision or a Special Servicer Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x)(a) with respect to any Major Decision, other than with respect to any

Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (y) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of any Specially Serviced Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of an Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and the special servicer will forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver, amendment or consent of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Each of the following is a “Special Servicer Decision”:

(i)       approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(ii)      subject to the proviso at the end of this definition, consent to actions and releases related to condemnation of parcels of a Mortgaged Property;

(iii)      any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for Routine Disbursements or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any such Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan));

(iv)      requests to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(v)       subject to the proviso at the end of this definition, any approval or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(vi)      determining whether to cure any default by a borrower under a ground lease or permit any Ground Lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new Ground Lease; and

(vii)     other than with respect to a ground lease, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property if the lease affects an area greater than the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property; provided that the special servicer will be required to reach a decision on any such Special Servicer Decision within twenty (20) business days of its receipt from the borrower of all information reasonably requested by the Special Servicer in order to process the Special Servicer Decision (such twenty (20) business days being inclusive of the five (5) business day period within which the Directing Certificateholder is required to grant or withhold its consent);

provided that, with respect to a non-Specially Serviced Loan, if the special servicer determines (a) with respect to clause (ii) above, that a condemnation is not with respect to a material parcel or a material income producing parcel and that such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due, or (b) with respect to clause (v) above that an easement or right of way will not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Special Servicer Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision.

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override”, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the Special Servicer Decisions in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” as to which the Directing Certificateholder has consented in writing within 10 business days (or, with respect to clause (vii) of the definition of “Special Servicer Decision”, 5 business days) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such 10 business day (or 5 business day) period, the Directing Certificateholder will be deemed to have approved such action).

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that if such matter is a Major Decision (i)(x) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent, or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder, and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the special servicer, other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof (x) prior to the occurrence and continuance of any Control Termination Event, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, the special servicer has consulted with the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. The master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, or a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2020 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2021) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan or an REO Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan or an REO Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2020 and the calendar year ending on December 31, 2020. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1)   the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, as applicable, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (and the master servicer or the special servicer, as applicable, will be required to promptly forward such commitment to the special servicer or the master servicer, as applicable), which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due (provided that if such refinancing does not occur before the expiration of the time period for refinancing specified in such refinancing commitment or the master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing, a special servicing transfer event will occur immediately);

(2)   the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)   the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing) or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender, reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or (b) such refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)   a default has occurred (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)   the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)   the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)   the master servicer or the special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)   the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. The master servicer will not have any responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party)

●	with respect to any related Serviced Companion Loan, the holder of the related Serviced Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

●	With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loans)) Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the

Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged

Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any Companion Holder (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) and the special servicer attempts to sell such Defaulted Loan and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related

Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan, and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Pari Passu Companion Loan(s), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, and the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will generally be required to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan), (2) the special servicer, with respect to all Serviced Mortgage Loans, as to the Special Servicer Decisions described in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” and (3) the master servicer to the extent the Directing Certificateholder’s consent is required by clauses (x) and (xii) of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

With respect to the Moffett Towers II – Buildings 3 & 4 Whole Loan, after the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights with respect to the above-described matters to the same extent as if such Whole Loan were a Serviced Mortgage Loan or Specially Serviced Mortgage Loan, as applicable.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which, as of the date of this prospectus, is, in the case of the Ambler Yards Mortgage Loan, UBS AG, New York Branch. On and after the related Servicing Shift Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than (i) any Servicing Shift Mortgage Loan and (ii) any Excluded Loans as to the Directing Certificateholder) is expected to be RREF III-D BBCMS 2019-C4 MOA-HRR, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be any of the Class G and Class H-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or the Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or the Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or the Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”), provided that if such written consent has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class.

Each of the following is a “Major Decision”:

(i)     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)     any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (viii) of the definition of Master Servicer Decision;

(iii)     following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)     any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)     any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower, other than any such transfer as described under clause (xiii) of the definition of “Master Servicer Decision”;

(viii)     any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

(ix)     any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)     releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion, and other than those that are permitted to be undertaken by the master servicer without the consent of the special servicer under the PSA;

(xi)     any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)     subject to the proviso at the end of this definition, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)     agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xiv)     other than with respect to a non-Specially Serviced Loan, any determination of Acceptable Insurance Default; and

(xv)     any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents.

provided that with respect to any non-Specially Serviced Loan, if the special servicer determines, with respect to clause (xii) above, that a modification, amendment or waiver is administrative in nature, including a note splitting amendment, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Major Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. The master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

With respect to the Moffett Towers II – Buildings 3 & 4 Whole Loan, during a Moffett Towers II – Buildings 3 & 4 Control Appraisal Period, the Directing Certificateholder will have the generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder (other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

With respect to the Moffett Towers II – Buildings 3 & 4 Whole Loan, during a Moffett Towers II – Buildings 3 & 4 Control Appraisal Period, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to the Moffett Towers II – Buildings 3 & 4 Whole Loan as it does for the other Mortgage Loans in the issuing entity.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan (other than the Moffett Towers II – Buildings 3 & 4 Mortgage Loan after the Moffett Towers II – Buildings 3 & 4 Control Appraisal Period) or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event the special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan (other than the Moffett Towers II – Buildings 3 & 4 Mortgage Loan after the Moffett Towers II – Buildings 3 & 4 Control Appraisal Period) or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class G certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan.

With respect to the Moffett Towers II – Buildings 3 & 4 Whole Loan, during a Moffett Towers II – Buildings 3 & 4 Control Appraisal Period, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to the Moffett Towers II – Buildings 3 & 4 Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class G certificates and the Class G certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time that such waivers have been made, (i) the master servicer will no longer be obligated to consult with the Directing Certificateholder and (ii) the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class G certificates, the successor Class G certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. The successor Class G certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class G certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class G certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class G certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Operating Advisor, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan (other than the Moffett Towers II – Buildings 3 & 4 Mortgage Loan after the Moffett Towers II – Buildings 3 & 4 Control Appraisal Period) or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans (other than the Moffett Towers II – Buildings 3 & 4 Mortgage Loan after the Moffett Towers II – Buildings 3 & 4 Control Appraisal Period) and the Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)         may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)         may act solely in the interests of the holders of the Controlling Class;

(c)         does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)         may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)         will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan or any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties. In addition, the operating advisors or equivalent parties under the Non-Serviced PSAs have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan, which are substantially similar to those of the operating advisor under the PSA for this transaction.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)   promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)   promptly reviewing each Final Asset Status Report; and

(c)   reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially

Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

Prior to the occurrence and continuance of a Control Termination Event, the operating advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the special servicer may perform with respect to such Specially Serviced Loans under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value or Cumulative Appraisal Reduction Amount calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, for so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the PSA. In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA. No such consultation will be required prior to a Control Termination Event. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicer. Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan or Serviced Whole Loan, while both a Control Termination Event and (if applicable) a Control Appraisal Period have occurred and are continuing, the operating advisor’s obligations will consist of the following:

(a)         the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)         the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)         the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)         the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or

Collateral Deficiency Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)     after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)     if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)     if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Notwithstanding the foregoing, prior to the occurrence and continuance of a Control Termination Event, the operating advisor will be limited to an after-the-action review of any assessment of compliance, attestation report, Final Asset Status Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, lockbox management, insurance policies, borrower substitutions, lease changes, additional borrower debt, defeasances, property management changes, releases from escrow, assumptions and other similar actions that the special servicer may perform under the PSA. In addition, with respect to the operating advisor’s review of net present value or Appraisal Reduction Amount calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value or Appraisal Reduction Amount calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party, or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a with respect to the resolution and liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial. The operating advisor’s annual report will be prepared on the basis of the special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by the special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of Special Servicer Without Cause.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)     that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)      that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)     that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)     that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)      that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)         any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)         any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)         any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)         a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)         the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)          the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates, the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder, the Risk Retention Consultation Party, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination

Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than (i) the Control Eligible Certificates and Class S certificates (including, for the avoidance of doubt, that portion of each such Class that comprises the VRR Interest) and (ii) the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and deliver such information in a written notice (which may be via email) within one business day to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between July 1, 2014 and June 30, 2019 was approximately 37.6% excluding all periods for which all loans within the legacy transactions are delinquent.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage

Pool. For example, the four (4) largest Mortgage Loans in the Mortgage Pool represent 24.1% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the four (4) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)      a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)     a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)     a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)     copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)      a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)     a copy of any notice previously delivered by the Master Servicer or Special Servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)    copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS”), Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC (“Morningstar”) or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Fitch, KBRA, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Risk Retention Consultation Party, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)      any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)     any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)     any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)      the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)     the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)	may act solely in the interests of the holders of the VRR Interest;

(c)	does not have any liability or duties to the holders of any class of certificates other than the VRR Interest;

(d)	may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(e)	will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights

(taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

With respect to the Moffett Towers II – Buildings 3 & 4 Whole Loan, during a Moffett Towers II – Buildings 3 & 4 Control Appraisal Period, the certificateholders will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to the Moffett Towers II – Buildings 3 & 4 Whole Loan as it does for the other Mortgage Loans in the issuing entity.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced

Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding a commercial mortgage-backed securities rated by Moody’s), and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loans: (i) prior to the related Servicing Shift Date, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)         (i) any failure by the master servicer to make a deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)         any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)         any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)         any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)         certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)          either Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by Moody’s or KBRA (or Serviced Pari Passu Companion Loan Securities, as applicable), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)        the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and the master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced

Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer with respect to the related Serviced Whole Loan will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer, (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing

Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller(s) with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party;

provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS 2019-C4 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less), and not all Non-Serviced PSAs require the related Non-Serviced Master Servicer to make Compensating Interest Payments.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2019-C4 mortgage pool, if necessary).

●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related

Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which, if available, can be obtained by requesting copies from the underwriters.

Servicing of the Servicing Shift Mortgage Loan

The Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to the Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.

●	Following the related Servicing Shift Date, the master servicer, the special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.

●	Until the related Servicing Shift Date, the master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.

●	Following the related Servicing Shift Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under the such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related

Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.

●	The related Non-Serviced PSA will provide for a liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.25% per annum, 1.00% and 1.00%, respectively (subject to any market minimum fees and fee offsets).

●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or replacement special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding Certificates (other than the Class S and Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b)  the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance (solely for the purposes of this calculation, if such right is being exercised after August 2029 and the Moffett Towers II - Buildings 3 & 4 Mortgage Loan is still an asset of the trust, then such Mortgage Loan will be excluded from the then-aggregate principal balance of the pool of Mortgage Loans and from the Initial Pool Balance). The voluntary exchange of certificates (other than the Class S and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3)  if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)         to correct any defect or ambiguity in the PSA;

(b)         to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)         to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)         to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)         to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)          to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)         to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)         to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)          to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)          to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in 17 C.F.R. § 239.45(b)(1)(ii), (iii) or (iv); or

(k)         to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and, if rated by KBRA, “A” by KBRA; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and (c) the master servicer maintains a rating of at least “A2” by Moody’s and “A+” by Fitch (provided that nothing in this proviso will impose on the master servicer any obligation to maintain such rating or any other rating), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property.

Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-

common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot

Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates. In addition, an affiliate of Barclays currently holds certain of the Moffett Towers II – Buildings 3 & 4 Companion Loans, one of the 188 Spear Street Companion Loans and one of the Inland Life Storage Portfolio Companion Loans. However, an affiliate of Barclays intends to sell such Companion Loans to Barclays in connection with one or more future securitizations in which Barclays is a loan seller.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Barclays Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and Barclays, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Barclays, on the other hand, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Barclays and/or such affiliates of Barclays, including, prior to their inclusion in the issuing entity, some or all of the Barclays Mortgage Loans.

Wells Fargo Bank, National Association, the master servicer, certificate administrator, and custodian is also (i) the trustee, certificate administrator and custodian under the MFTII 2019-B3B4 TSA, pursuant to which the Moffett Towers II – Buildings 3 & 4 Loan is serviced, (ii) the trustee, certificate administrator and custodian under the BBCMS 2019-C3 PSA, pursuant to which the Vanguard Portfolio Whole Loan and the SWVP Portfolio Whole Loan are serviced, (iii) expected to be the master servicer, certificate administrator and custodian under the WFCM 2019-C52 PSA, pursuant to which the Mount Kemble Whole Loan and the Renaissance Center VI Whole Loan are expected to be serviced, and pursuant to which the Inland Life Storage Portfolio is expected to be serviced until the securitization of the related Control Note, (iv) the master servicer, certificate administrator and custodian under the WFCM 2019-C51 PSA, pursuant to which the ExchangeRight Net Leased Portfolio #27 Whole Loan is serviced and pursuant to which the 188 Spear Street Whole Loan is being serviced prior to the Closing Date, (v) the trustee, certificate administrator and custodian under the NCMS 2019-10-K TSA, pursuant to which the

10000 Santa Monica Boulevard Whole Loan is serviced, (vi) the master servicer, certificate administrator and custodian under the WFCM 2019-C50 PSA, pursuant to which the Town Square Whole Loan is serviced, (vii) the trustee, certificate administrator and custodian under the NCMS 2019-LVL TSA, pursuant to which the 2 North 6th Place Whole Loan is serviced, (viii) the trustee, certificate administrator and custodian under the ILPT Trust 2019-SURF TSA, pursuant to which the ILPT Hawaii Portfolio Whole Loan is serviced, and (ix) the trustee, certificate administrator and custodian under the MSC 2019-H7 PSA, pursuant to which the 125 Borinquen Place Whole Loan and the Visions Hotel Portfolio II Whole Loan are serviced.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

RCA is an affiliate of (i) Rialto Real Estate Fund III – Debt, LP, the Retaining Sponsor and a mortgage loan seller, (ii) RREF III-D BBCMS 2019-C4 MOA, LLC, the entity to be appointed as the Risk Retention Consultation Party and holder of the VRR Interest, (iii) RREF III-D BBCMS 2019-C4 MOA-HRR, LLC, the entity expected to be the holder of the “eligible horizontal residual interest” and the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder, (iv) RREF III-D BBCMS 2019-C4, LLC, the entity that is expected to purchase the Class G certificates and may purchase certain other classes of certificates, including the Class X-F, Class X-G and Class F certificates and will receive the Class S Certificates (in each case, other than the portion of each such class of certificates that comprise “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date and (v) Situs Holdings, LLC, the special servicer of the Moffett Towers II Buildings 3 & 4 Mortgage Loan and the 2 North 6th Place Mortgage Loan, through common control by Stone Point Capital LLC. In addition, RCA was appointed as the initial special servicer (i) under the WFCM 2019-C50 pooling and servicing agreement which governs the servicing and administration of the Town Square Whole Loan and is an affiliate of the entities that are the Controlling Class Certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the WFCM 2019-C50 pooling and servicing agreement, and (ii) under the ILPT Trust 2019-SURF trust and servicing agreement which governs the servicing and administration of the ILPT Hawaii Portfolio Whole Loan.

Societe Generale Financial Corporation, a sponsor, an originator, the holder of the ExchangeRight Net Leased Portfolio 28 Pari Passu Companion Loan and a mortgage loan seller, is an affiliate of SG Americas Securities, LLC, one of the underwriters.

CIBC, a mortgage loan seller, a sponsor and an originator, is an affiliate of CIBC World Markets Corp., one of the underwriters. CIBC is a party to a custodial agreement with Wells Fargo Bank, pursuant to which Wells Fargo Bank acts as an interim custodian with respect to the Mortgage Loan files for all of the CIBC mortgage loans.

UBS AG, a sponsor, an originator, the holder of the CIRE Equity Retail & Industrial Portfolio Pari Passu Companion Loan, the Meidinger Tower Pari Passu Companion Loan, the Ambler Yards Pari Passu Companion Loan and the Maui Portfolio Pari Passu Companion Loan and a mortgage loan seller, is an affiliate of UBS Securities LLC, one of the underwriters.

NREC, a sponsor, an originator, the holder of the Vanguard Portfolio Pari Passu Companion Loan, the holder of the 2 North 6th Place Pari Passu Companion Loan and the 10000 Santa Monica Boulevard Pari Passu Companion Loan and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the underwriters.

SMC is a sponsor, an originator, a mortgage loan seller and is an affiliate of (a) Starwood Mortgage Funding II LLC, the initial holder of the Marriott SpringHill Suites and Towneplace Suites Pari Passu Companion Loan, (b) Starwood Mortgage Funding III LLC, the initial holder of one of the Visions Hotel Portfolio II Pari Passu Companion Loans and (c) LNR Partners, LLC, the special servicer of the 125 Borinquen Place Mortgage Loan (1.8%) and the Visions Hotel Portfolio II Mortgage Loan (1.8%) under the MSC 2019-H7 pooling and servicing agreement and the anticipated special servicer under the WFCM

2019-C52 pooling and servicing agreement which is anticipated to govern the servicing of the Mount Kemble Mortgage Loan (1.5%) and the Renaissance Center VI Mortgage Loan (1.3%) and initially govern the servicing of the Inland Life Storage Portfolio Mortgage Loan (3.3%) (until the securitization of the control note).

Rialto Real Estate Fund III – Debt, LP is also an affiliate of (i) Rialto Capital Advisors, LLC, the special servicer, (ii) Situs Holdings, LLC, the special servicer of the Moffett Towers II Buildings 3 & 4 Mortgage Loans and the 2 North 6th Place Mortgage Loan, through common control by Stone Point Capital LLC, (iii) RREF III-D BBCMS 2019-C4 MOA, LLC, the entity that is expected to be the holder of the VRR Interest and the Risk Retention Consultation Party, (iv) RREF III-D BBCMS 2019-C4 MOA-HRR, LLC, the entity that is expected to be the initial controlling class certificateholder and be appointed as the initial directing certificateholder and the holder of the Horizontal Risk Retention Certificates and (v) RREF III-D BBCMS 2019-C4, LLC, the entity that is expected to purchase the Class G certificates and may purchase certain other certificates, including the Class X-F, Class X-G and Class F certificates and will receive the Class S certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “ Credit Risk Retention.”)

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Park Bridge Lender Services, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under the WFCM 2019-C50 pooling and servicing agreement which governs the servicing and administration of the Town Square Whole Loan and the operating advisor under the ILPT Trust 2019-SURF trust and servicing agreement which governs the servicing and administration of the ILPT Hawaii Portfolio Whole Loan.

An affiliate of Barclays has provided warehouse financing to SMC for certain Mortgage Loans originated by SMC that are being contributed to this securitization. The aggregate Cut-off Date Balance of the SMC Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $94,017,818.60. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the SMC Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Wilmington Trust, National Association, the trustee, is also (i) expected to be the trustee under the WFCM 2019-C52 PSA, pursuant to which the Mount Kemble Whole Loan and the Renaissance Center VI Whole Loan are expected to be serviced, and pursuant to which the Inland Life Storage Portfolio is expected to be serviced until the securitization of the related Control Note, (ii) the trustee under the WFCM 2019-C51 PSA, pursuant to which the ExchangeRight Net Leased Portfolio #27 Whole Loan is serviced and pursuant to which the 188 Spear Street Whole Loan is being serviced prior to the Closing Date, (iii) the trustee under the WFCM 2019-C50 PSA, pursuant to which the Town Square Whole Loan is serviced and (iv) expected to be the trustee under the BMARK 2019-B12 PSA, pursuant to which the CIRE Equity Retail & Industrial Portfolio is expected to be serviced.

Pursuant to certain interim servicing agreements between UBS AG, New York Branch or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG, New York Branch Mortgage Loans prior to their inclusion in the Issuing Entity.

Pursuant to certain interim servicing agreements between NREC or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain NREC Mortgage Loans prior to their inclusion in the issuing entity.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to

Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the Mortgage Loans allocated to the certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the certificates than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$656,137,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$179,266,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related

Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$656,137,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$179,266,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a

Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in September 2019;

●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date and will be adjusted as required pursuant to the definition of Mortgage Rate;

●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or Yield Maintenance Charges are collected;

●	the Closing Date occurs on or about August 28, 2019;

●	each ARD Loan prepays in full on the related Anticipated Repayment Date;

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised; and

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
August 2020	86%	86%	86%	86%	86%
August 2021	69%	69%	69%	69%	69%
August 2022	49%	49%	49%	49%	49%
August 2023	20%	20%	20%	20%	20%
August 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.72	2.72	2.72	2.72	2.72

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.82	4.81	4.80	4.78	4.62

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.96	6.95	6.94	6.91	6.71

Percent of the Maximum Initial Certificate Balance ($280,000,000)(1)
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	93%	92%	92%	92%	86%
August 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.57	9.53	9.48	9.42	9.21

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($100,000,000)(1)
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	79%	79%	78%	77%	60%
August 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.21	9.19	9.16	9.14	8.97

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($461,934,000)(1)
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.83	9.80	9.77	9.72	9.48

(1)	The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($281,934,000)(1)
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.86	9.85	9.84	9.81	9.57

(1)	The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	76%	76%	76%	76%	76%
August 2026	51%	51%	51%	51%	51%
August 2027	25%	25%	25%	25%	25%
August 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.01	7.01	7.01	7.01	7.02

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.92	9.90	9.88	9.68

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.95	9.71

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.71

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from August 1, 2019 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Income Tax Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding entitlement to collections of Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the entitlement to Excess Interest and the related distribution account will be treated as held by an arrangement classified as a trust under Section 301.7701-4(c) of the Income Tax Regulations and the holders of the Class S certificates will be treated as the owners of such assets under Code Section 671 (the “Grantor Trust”).

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Income Tax

Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, eighteen (18) of the Mortgaged Properties (collectively, 14.0%) securing eleven (11) Mortgage Loans, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under new legislation enacted on December 22, 2017, and commonly referred to as the “Tax Cuts and Jobs Acts” (the “Tax Cuts and Jobs Act”), for tax years beginning after December 31, 2017, Regular Interestholders may be required to accrue amounts of gross income (other than market discount and original issue discount) no later than the year they include such amounts as revenue on their applicable financial statements. Original issue discount will be subject to this rule for tax years beginning after December 31, 2018. Prospective investors are urged to consult their tax counsel regarding the potential application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated

interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class    certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan repays on its anticipated repayment date (the “Prepayment Assumption”. See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class    certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class     certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield

Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Income Tax Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, included new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“partnership representatives”).

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person (the partnership representative) to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a “tax matters person’s” actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnerships representative of both Trust REMICs and will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular

Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1		Class A-2		Class A-3		Class A-4		Class A-5
Barclays Capital Inc.	$	[_]	$	[_]	$	[_]	$	[_]	$	[_]
SG Americas Securities, LLC	$	[_]	$	[_]	$	[_]	$	[_]	$	[_]
UBS Securities LLC.	$	[_]	$	[_]	$	[_]	$	[_]	$	[_]
Natixis Securities Americas LLC	$	[_]	$	[_]	$	[_]	$	[_]	$	[_]
CIBC World Markets Corp.	$	[_]	$	[_]	$	[_]	$	[_]	$	[_]
Drexel Hamilton, LLC	$	[_]	$	[_]	$	[_]	$	[_]	$	[_]
Academy Securities, Inc.	$	[_]	$	[_]	$	[_]	$	[_]	$	[_]
Total	$	[_]	$	[_]	$	[_]	$	[_]	$	[_]

Underwriter	Class A-SB		Class X-A		Class X-B		Class A-S
Barclays Capital Inc.	$	[_]	$	[_]	$	[_]	$	[_]
SG Americas Securities, LLC	$	[_]	$	[_]	$	[_]	$	[_]
UBS Securities LLC.	$	[_]	$	[_]	$	[_]	$	[_]
Natixis Securities Americas LLC	$	[_]	$	[_]	$	[_]	$	[_]
CIBC World Markets Corp.	$	[_]	$	[_]	$	[_]	$	[_]
Drexel Hamilton, LLC	$	[_]	$	[_]	$	[_]	$	[_]
Academy Securities, Inc.	$	[_]	$	[_]	$	[_]	$	[_]
Total	$	[_]	$	[_]	$	[_]	$	[_]

Underwriter	Class B		Class C
Barclays Capital Inc.	$	[_]	$	[_]
SG Americas Securities, LLC	$	[_]	$	[_]
UBS Securities LLC.	$	[_]	$	[_]
Natixis Securities Americas LLC	$	[_]	$	[_]
CIBC World Markets Corp.	$	[_]	$	[_]
Drexel Hamilton, LLC	$	[_]	$	[_]
Academy Securities, Inc.	$	[_]	$	[_]
Total	$	[_]	$	[_]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately    % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from August 1, 2019, before deducting expenses payable by the depositor (such expenses estimated at $    , excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor, an affiliate of Barclays, which is a sponsor, an originator and a mortgage loan seller, and an affiliate of the holder of certain of the Moffett Towers II – Buildings 3 & 4 Companion Loans, one of the 188 Spear Street Companion Loans and one of the Inland Life Storage Portfolio Companion Loans. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the ExchangeRight Net Leased Portfolio 28 Companion Loans. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the Meidinger Tower, Maui Portfolio, Ambler Yards and CIRE Equity Retail & Industrial Portfolio Companion Loans. Natixis Securities Americas LLC, one of the underwriters, is an affiliate of NREC, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the Vanguard Portfolio Companion Loans and 10000 Santa Monica Boulevard Companion Loans. CIBC World Markets Corp., one of the underwriters, is an affiliate of CIBC, which is a sponsor, an originator and a mortgage loan seller.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Natixis Securities Americas LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, and affiliates of CIBC World Markets Corp., which is one of the underwriters and a co-manager for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)       the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2)       the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans;

(3)       the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the UBS AG, New York Branch Mortgage Loans;

(4)       the payment by the depositor to CIBC, an affiliate of CIBC World Markets Corp., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the CIBC Mortgage Loans;

(5)       the payment by the depositor to NREC, an affiliate of Natixis Securities Americas LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the NREC Mortgage Loans; and

(6)       the payment by SMC or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with SMC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by SMC, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to SMC in connection with the sale of those Mortgage Loans to the depositor by SMC.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., SG Americas Securities, LLC, UBS Securities LLC, Natixis Securities Americas LLC and CIBC World Markets Corp. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the Issuing Entity (file number 333-226850-03)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226850) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the Trust, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in August 2052. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

1
10000 Santa Monica Boulevard Companion Loans	249
10000 Santa Monica Boulevard Control Appraisal Period	252
10000 Santa Monica Boulevard Controlling Pari Passu Companion Loan	252
10000 Santa Monica Boulevard Directing Holder	252
10000 Santa Monica Boulevard Individual Guarantor	192
10000 Santa Monica Boulevard Intercreditor Agreement	249
10000 Santa Monica Boulevard Major Decisions	253
10000 Santa Monica Boulevard Mortgage Loan	248
10000 Santa Monica Boulevard Mortgaged Property	248
10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans	254
10000 Santa Monica Boulevard Noteholders	248
10000 Santa Monica Boulevard Pari Passu Companion Loans	248
10000 Santa Monica Boulevard Senior Loans	249
10000 Santa Monica Boulevard Sequential Pay Event	249
10000 Santa Monica Boulevard Subordinate Companion Loan	248
10000 Santa Monica Boulevard Subordinate Companion Loan Holder	248
10000 Santa Monica Boulevard Threshold Event Collateral	256
10000 Santa Monica Boulevard Whole Loan	248
17g-5 Information Provider	378
1986 Act	531
1996 Act	510
2
2 North 6th Place Companion Loans	239
2 North 6th Place Control Appraisal Period	244
2 North 6th Place Directing Holder	244
2 North 6th Place Intercreditor Agreement	239
2 North 6th Place Major Decisions	245
2 North 6th Place Mortgage Loan	239
2 North 6th Place Non-Controlling Pari Passu Companion Loan	246
2 North 6th Place Note A-B	239
2 North 6th Place Note A-B Control Appraisal Period	244
2 North 6th Place Noteholders	239
2 North 6th Place Pari Passu Companion Loans	239
2 North 6th Place Senior Loans	240
2 North 6th Place Sequential Pay Event	240
2 North 6th Place Subordinate Companion Loan	239
2 North 6th Place Subordinate Companion Loan Control Appraisal Period	244
2 North 6th Place Whole Loan	239
2015 Budget Act	538
3
30/360 Basis	411
363 Sale	53
4
401(c) Regulations	548
A
A/B Whole Loan	213
AB Modified Loan	422
Accelerated Mezzanine Loan Lender	371
Acceptable Insurance Default	425
Acting General Counsel’s Letter	144
Actual/360 Basis	196
Actual/360 Loans	401
ADA	513
Additional Exclusions	425
Administrative Cost Rate	355
ADR	148
Advances	396
Affirmative Asset Review Vote	464
ALTA	267
Annual Debt Service	149
Anticipated Repayment Date	196
Appraisal Reduction Amount	419
Appraisal Reduction Event	418
Appraised Value	149
Appraised-Out Class	423
ARD	196
ARD Loan	196

Assessment of Compliance	492
Asset Representations Reviewer Asset Review Fee	417
Asset Representations Reviewer Fee	417
Asset Representations Reviewer Fee Rate	417
Asset Representations Reviewer Termination Event	469
Asset Representations Reviewer Upfront Fee	417
Asset Review	466
Asset Review Notice	465
Asset Review Quorum	465
Asset Review Report	467
Asset Review Report Summary	467
Asset Review Standard	466
Asset Review Trigger	463
Asset Review Vote Election	464
Asset Status Report	438
Assumed Certificate Coupon	341
Assumed Final Distribution Date	364
Assumed Scheduled Payment	357
Attestation Report	493
Available Funds	349
B
Balloon or ARD LTV Ratio	153
Balloon or ARD Payment	153
Bankruptcy Code	504
Barclays	257
Barclays Data Tape	258
Barclays Holdings	257, 263
Barclays Mortgage Loans	258
Barclays Review Team	258
Bartow Access Restriction Event	203
Bartow Access Restriction Payment	203
Bartow License Agreement	190
Base Interest Fraction	362
BBCMS 2019-C3 PSA	213
Beds	159
BMARK 2019-B12 PSA	213
Borrower Party	371
Borrower Party Affiliate	371
Breach Notice	387
BSSF	292
C
C(WUMP)O	21
Cash Flow Analysis	149
CBD	164
CERCLA	510
Certificate Administrator/Trustee Fee	416
Certificate Administrator/Trustee Fee Rate	416
Certificate Balance	347
Certificate Owners	380
Certificateholder	372
Certificateholder Quorum	472
Certificateholder Repurchase Request	482
Certifying Certificateholder	382
CIBC	292
CIBC Data File	298
CIBC Deal Team	298
CIBX	292
Circuit Court	300
CIRE Equity Retail & Industrial Portfolio Individual Guarantors	192
Class A Certificates	346
Class A Interest	211
Class A Investor	211
Class A-SB Planned Principal Balance	357
Class X Certificates	346
Clearstream	379
Clearstream Participants	381
Closing Date	148, 257
Club Lease	164
CMBS	61, 321
Code	529
Collateral Deficiency Amount	422
Collection Account	400
Collection Period	350
Communication Request	382
Companion Distribution Account	400
Companion Holder	213
Companion Holders	213
Companion Loan Rating Agency	213
Companion Loans	146
Compensating Interest Payment	365
Constant Prepayment Rate	521
Constraining Level	340
Consultation Termination Event	452
Control Eligible Certificates	446
Control Note	213
Control Termination Event	451
Controlling Class	446
Controlling Class Certificateholder	446
Controlling Holder	213
Corrected Loan	437
CPR	521
CPY	521
CREC	176
Credit Risk Retention Rules	335
CREFC®	368
CREFC® Intellectual Property Royalty License Fee	418
CREFC® Intellectual Property Royalty License Fee Rate	418
CREFC® Reports	368
Cross-Over Date	353

Cumulative Appraisal Reduction Amount	422, 423
Cure/Contest Period	466
Custodian	312
Cut-off Date	146
Cut-off Date Balance	150
Cut-off Date Loan-to-Value Ratio	152
Cut-off Date LTV Ratio	152
D
D or @%(#)	154
D or GRTR of @% or YM(#)	155
D or YM(#)	154
D(#)	154
DBRS	467
Debt Service Coverage Ratio	152
Defaulted Loan	443
Defeasance Deposit	199
Defeasance Loans	199
Defeasance Lock-Out Period	199
Defeasance Option	199
Definitive Certificate	379
Delegated Directive	18
Delinquent Loan	464
Depositories	379
Determination Date	348
Development Note	212
Development Unit	172
Diligence File	385
Directing Certificateholder	446
Disclosable Special Servicer Fees	415
Discount Rate	363
Discount Yield	340
Dispute Resolution Consultation	484
Dispute Resolution Cut-off Date	483
Distribution Accounts	400
Distribution Date	348
Distribution Date Statement	368
Dodd-Frank Act	127
DOL	546
DSCP	178
DSCR	152
DTC	379
DTC Participants	379
DTC Rules	380
Due Date	195, 350
E
EDGAR	544
EEA	18
Effective Gross Income	149
EIL	174
Eligible Asset Representations Reviewer	467
Eligible Operating Advisor	459
Enforcing Party	482
Enforcing Servicer	482
ESA	174
Escrow/Reserve Mitigating Circumstances	262, 295, 307
EU Institutional Investors	128
EU Risk Retention and Due Diligence Requirements	128
EU Securitization Regulation	19, 128
Euroclear	379
Euroclear Operator	381
Euroclear Participants	381
Excess Interest	348
Excess Interest Distribution Account	401
Excess Modification Fee Amount	412
Excess Modification Fees	410
Excess Prepayment Interest Shortfall	366
Exchange Act	256
Excluded Controlling Class Holder	370
Excluded Information	371
Excluded Loan	371
Excluded Plan	547
Excluded Special Servicer	472
Excluded Special Servicer Loan	472
Exemption	546
Exemption Rating Agency	546
F
FATCA	540
FDIA	143
FDIC	144
FIEL	23
Final Asset Status Report	456
Final Dispute Resolution Election Notice	484
Financial Promotion Order	19
FIRREA	144
Fitch	491
FPO Persons	19
Franchise Agreement	212
FSMA	19
Fund	177
Funds	301, 317
G
GAAP	335
Gain-on-Sale Entitlement Amount	350
Gain-on-Sale Remittance Amount	350
Gain-on-Sale Reserve Account	401
Garn Act	511
GLA	152
Government Securities	197
Grantor Trust	348, 529
GRTR of @% or YM(#)	155

H
Horizontal Risk Retention Certificates	336
Hotel Unit	172
HSTP ACT	75
I
ILPT Trust 2019-SURF TSA	213
Income Producing Release Parcel	202
Income Tax Regulations	529
Indirect Participants	379
Initial Delivery Date	438
Initial Pool Balance	146
Initial Rate	196
Initial Requesting Certificateholder	482
Inland Life Storage Portfolio Adjusted Release Amount	200
Inland Life Storage Portfolio Release Property	200
In-Place Cash Management	152
INSTITUTIONAL INVESTOR	22
Insurance and Condemnation Proceeds	400
Intercreditor Agreement	213
Interest Accrual Amount	356
Interest Accrual Period	356
Interest Distribution Amount	355
Interest Reserve Account	401
Interest Shortfall	356
Interested Person	444
Interest-Only Certificates	338
Interest-Only Expected Price	343
Interpolated Yield	339, 342
Investor Certification	371
J
Japanese Retention Requirement	23
JFSA	23
JRR Rule	23
K
KBRA	491
L
L(#)	154
LDA	212
LDEQ	177
Lennar	317
Liquidation Fee	413
Liquidation Fee Rate	413
Liquidation Proceeds	400
LNR Partners	327
Loan Per Unit	153
Loan-Specific Directing Certificateholder	446
Lock-out Period	197
Loss of Value Payment	389
Losses	326
Lower-Tier Regular Interests	529
Lower-Tier REMIC	348, 529
LTV Ratio	150
LTV Ratio at Maturity or Anticipated Repayment Date	153
LTV Ratio at Maturity or ARD	153
M
MAI	390
Major Decision	447
Major Decision Reporting Package	447
MAS	21
Master Plan	212
Master Servicer Decision	428
Material Defect	387
Maturity Date Balloon or ARD Payment	153
MFTII 2019-B3B4 Securitization	226
MFTII 2019-B3B4 TSA	213
Midland	321
Midland Parties	326
Midland Primary Servicing Agreement	321
Midland Serviced Loans	321
Midland Serviced Mortgage Loans	321
MiFID II	18, 19
MLPA	383
Modeling Assumptions	521
Modification Fees	411
Moffett Towers - Buildings 3 & 4 A Notes	225
Moffett Towers - Buildings 3 & 4 B Notes	225
Moffett Towers - Buildings 3 & 4 Control Appraisal Period	231
Moffett Towers - Buildings 3 & 4 Controlling A Note	230
Moffett Towers - Buildings 3 & 4 Controlling Note	230
Moffett Towers - Buildings 3 & 4 Intercreditor Agreement	226
Moffett Towers - Buildings 3 & 4 Mortgage Loan	225
Moffett Towers - Buildings 3 & 4 Noteholders	226
Moffett Towers - Buildings 3 & 4 Notes	225
Moffett Towers - Buildings 3 & 4 Pari Passu Companion Loans	225
Moffett Towers - Buildings 3 & 4 Subordinate Companion Loan	225
Moffett Towers - Buildings 3 & 4 Subordinate Companion Loan Noteholder	226

Moffett Towers - Buildings 3 & 4 Whole Loan	225
Moody’s	491
Morningstar	467
Mortgage	147
Mortgage File	383
Mortgage Loans	146
Mortgage Note	147
Mortgage Pool	146
Mortgage Rate	355
Mortgaged Property	147
MSC 2019-H7 PSA	213
N
Natixis	284
NCMS 2019-10K Servicer	249
NCMS 2019-10K Special Servicer	249
NCMS 2019-10K Trust and Servicing Agreement	249
NCMS 2019-10-K TSA	213
NCMS 2019-LVL A-1 Note	244
NCMS 2019-LVL Certificate Administrator	239
NCMS 2019-LVL Depositor	239
NCMS 2019-LVL Servicer	239
NCMS 2019-LVL Special Servicer	239
NCMS 2019-LVL Trustee	239
NCMS 2019-LVL TSA	214, 239
Net Mortgage Rate	355
Net Operating Income	153
NI 33-105	24
Non-Control Note	214
Non-Controlling Holder	214
Non-Income Producing Release Parcel	202
Nonrecoverable Advance	397
Non-Serviced A/B Whole Loan	214
Non-Serviced Certificate Administrator	214
Non-Serviced Companion Loan	214
Non-Serviced Directing Certificateholder	214
Non-Serviced Master Servicer	214
Non-Serviced Mortgage Loan	214
Non-Serviced Pari Passu Companion Loan	214
Non-Serviced Pari Passu Mortgage Loan	214
Non-Serviced Pari Passu Whole Loan	215
Non-Serviced PSA	215
Non-Serviced Special Servicer	215
Non-Serviced Trustee	215
Non-Serviced Whole Loan	215
Non-U.S. Person	539
Notional Amount	347
NRA	153
NREC	284
NREC Data Tape	285
NREC Deal Team	285
NREC Mortgage Loans	285
NRSRO	370
NRSRO Certification	373
NYSDEC	177
O
O(#)	154
Occupancy As Of Date	154
Occupancy Rate	153
OER	175
Offered Certificates	346
OID Regulations	532
OLA	144
Operating Advisor Consulting Fee	416
Operating Advisor Expenses	417
Operating Advisor Fee	416
Operating Advisor Fee Rate	416
Operating Advisor Standard	457
Operating Advisor Termination Event	460
Operating Advisor Upfront Fee	416
Operating Statements	158
Other Master Servicer	215
Other PSA	215
Other Special Servicer	215
P
P&I Advance	396
P&I Advance Date	396
PACE	210
Pads	159
Par Purchase Price	443
Pari Passu Companion Loans	146
Pari Passu Mortgage Loan	215
Park Bridge Financial	334
Park Bridge Lender Services	334
Participants	379
Parties in Interest	545
partnership representatives	538
Pass-Through Rate	354
Patriot Act	514
PCE	174
PCIS Persons	20
PCR	266
Percentage Interest	348
Periodic Payments	349
Permitted Investments	348, 401
Permitted Special Servicer/Affiliate Fees	415
PILOT	194
PIPs	178
Plans	545
PRC	20
Preliminary Dispute Resolution Election Notice	483

Prepayment Assumption	533
Prepayment Interest Excess	364
Prepayment Interest Shortfall	364
Prepayment Premium	363
Prepayment Provisions	154
PRIIPS Regulation	18
Prime Rate	400
Principal Balance Certificates	346
Principal Distribution Amount	356
Principal Shortfall	357
Privileged Information	459
Privileged Information Exception	460
Privileged Person	370
Professional Investors	21
Prohibited Prepayment	365
Promotion of Collective Investment Schemes Exemptions Order	20
Proposed Course of Action	483
Proposed Course of Action Notice	483
Prospectus	21
Prospectus Regulation	18, 19
PSA	346
PSA Party Repurchase Request	482
PTCE	548
Purchase Price	389
Q
Qualification Criteria	269
Qualified Investor	18
Qualified Replacement Special Servicer	473
Qualified Substitute Mortgage Loan	390
Qualifying CRE Loan Percentage	337
R
RAC No-Response Scenario	490
Rated Final Distribution Date	364
Rating Agencies	491
Rating Agency Confirmation	491
RCA	317
RCM	317
REA	74
Realized Loss	367
REC	174
Recognition Agreement	211
Record Date	348
Registration Statement	544
Regular Certificates	346
Regular Interestholder	532
Regular Interests	529
Regulation AB	493
Reimbursement Rate	400
Related Proceeds	398
Release Date	199
Released Property	201
Relevant Investor	22
Relevant Persons	20
Relief Act	513
Remaining Term to Maturity or ARD	155
REMIC	529
REO Account	401
REO Loan	359
REO Property	437
Repurchase Request	482
Requesting Certificateholder	484
Requesting Holders	423
Requesting Investor	382
Requesting Party	490
Required Credit Risk Retention Percentage	337
Requirements	513
Residual Certificates	346
Resolution Failure	482
Resolved	482
Restricted Group	546
Restricted Party	460
Retaining Sponsor	335
Review Materials	465
Revised Rate	196
RevPAR	155
Risk Retention Consultation Party	371
RMBS	312
ROFO	186
ROFR	186
Rooms	159
Routine Disbursements	429
RREF	301
RREF Data Tape	303
RREF Deal Team	302
RREF Mortgage Loans	301
RREF Qualification Criteria	304
Rule 17g-5	373
S
S&P	467
Scheduled Certificate Interest Payments	342
Scheduled Certificate Principal Payments	338
Scheduled Principal Distribution Amount	356
Scottsburg Loan	53
SEC	256
Securities Act	492
Securitization Accounts	346, 401
Senior Certificates	346
Sequential Pay Event	233
Serviced Companion Loan	215
Serviced Mortgage Loan	215
Serviced Pari Passu Companion Loan	215
Serviced Pari Passu Companion Loan Securities	476

Serviced Pari Passu Mortgage Loan	215
Serviced Pari Passu Whole Loan	216
Serviced Whole Loan	216
Servicer Termination Event	475
Servicing Advances	396
Servicing Fee	409
Servicing Fee Rate	409
Servicing Shift Companion Loan	216
Servicing Shift Date	216
Servicing Shift Mortgage Loan	216
Servicing Shift PSA	216
Servicing Shift Whole Loan	216
Servicing Standard	394
SF	155
SFA	21
SFO	21
SGFC Entities	263
SGNY	263
Similar Law	545
Situs	332
Situs Holdings	331
SMC	277
SMC Data Tape	278
SMMEA	549
Societe Generale Financial Corporation	263
Societe Generale Financial Corporation Data Tape	268
Societe Generale Financial Corporation Deal Team	267
Societe Generale Mortgage Loans	264
Special Servicer Decision	431
Special Servicing Fee	411
Special Servicing Fee Rate	411
Specially Serviced Loans	435
Sq. Ft.	155
Square Feet	155
SSDS	177
Standard Qualifications	2
Startup Day	529
Starwood	277
Starwood Review Team	278
Stated Principal Balance	358
Stone Point	301, 317, 331
Structured Product	21
STWD	327
Subordinate Certificates	346
Subordinate Companion Loan	216
Subordinate Companion Loans	146
Subsequent Asset Status Report	438
Sub-Servicing Agreement	395
Substitute Property	201
Swap-Priced Expected Price	341
Swap-Priced Principal Balance Certificates	338
T
T-12	155
Target Price	340
Tax Cuts and Jobs Act	532
TCE	174
Term to Maturity	155
Termination Purchase Amount	494
Terms and Conditions	381
Tests	466
Thakor	181
THC	164
Threshold Event Collateral	248
Title V	512
Total Operating Expenses	150
Town	190
Town Square Acquisition Date	211
Town Square Member	211
Town Square Profits	211
Township	212
TRIPRA	93
Trust	310
Trust REMICs	529
TTCE	174
TTM	155
U
U.S. Person	539
U/W DSCR	152
U/W Expenses	155
U/W NCF	155
U/W NCF Debt Yield	157
U/W NCF DSCR	152
U/W Net Cash Flow	155
U/W Net Operating Income	157
U/W NOI	157
U/W NOI Debt Yield	159
U/W NOI DSCR	158
U/W Revenues	159
UBS AG, New York Branch	270
UBS AG, New York Branch Data Tape	271
UBS AG, New York Branch Deal Team	271
UBS AG, New York Branch Mortgage Loans	271
UBS Qualification Criteria	273
UBSRES	270
UCC	500
Underwriter Entities	116
Underwriting Agreement	541
Underwritten Debt Service Coverage Ratio	152
Underwritten Expenses	155
Underwritten NCF	155
Underwritten NCF Debt Yield	157
Underwritten Net Cash Flow	155

Underwritten Net Cash Flow Debt Service Coverage Ratio	152
Underwritten Net Operating Income	157
Underwritten Net Operating Income Debt Service Coverage Ratio	158
Underwritten NOI	157
Underwritten NOI Debt Yield	159
Underwritten Revenues	159
Units	159
Unscheduled Principal Distribution Amount	357
Unsolicited Information	466
Upper-Tier REMIC	348, 529
UST	176
USTs	178
V
Vanguard Portfolio Companion Loans	233
Vanguard Portfolio Control Appraisal Period	236
Vanguard Portfolio Directing Holder	236
Vanguard Portfolio Intercreditor Agreement	232
Vanguard Portfolio Mortgage Loan	232
Vanguard Portfolio Mortgaged Property	232
Vanguard Portfolio Noteholders	232
Vanguard Portfolio Pari Passu Companion Loans	232
Vanguard Portfolio Subordinate Companion Loan	232
Vanguard Portfolio Subordinate Companion Loan Threshold Event Collateral	239
Vanguard Portfolio Whole Loan	232
VOCs	175, 176
Volcker Rule	127
Voting Rights	378
VRR Interest	336
W
WAC Rate	355
Weighted Average Mortgage Rate	159
weighted averages	159
WFCM 2019-C50 PSA	216
WFCM 2019-C51 PSA	216
WFCM 2019-C52 PSA	216
Whole Loan	146
Withheld Amounts	401
Workout Fee	412
Workout Fee Rate	412
Workout-Delayed Reimbursement Amount	399
WTNA	310
Y
Yield Maintenance Charge	363
Yield-Priced Certificates	338
Yield-Priced Expected Price	344
YM(#)	154

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Street Address	City	State	Zip Code	Property Type(2)	Property Sub-type	Year Built	Year Renovated	Units(3)	Unit of Measure	Occupancy %(3)(4)
1	Both	Barclays	1	Moffett Towers II - Buildings 3 & 4	1190 Discovery Way and 900 5th Avenue	Sunnyvale	CA	94089	Office	Suburban	2019		701,266	Square Feet	100.0%
2	Both	Barclays	1	188 Spear Street	188 Spear Street	San Francisco	CA	94105	Office	CBD	1972	2012	218,669	Square Feet	100.0%
3	Loan	Natixis	4	Vanguard Portfolio	Various	Malvern	PA	19355	Office	Suburban	Various	Various	568,658	Square Feet	100.0%
3.01	Property	Natixis	1	425 Old Morehall Road	425 Old Morehall Road	Malvern	PA	19355	Office	Suburban	2014		201,658	Square Feet	100.0%
3.02	Property	Natixis	1	1001 Cedar Hollow Road	1001 Cedar Hollow Road	Malvern	PA	19355	Office	Suburban	1998	2017	133,000	Square Feet	100.0%
3.03	Property	Natixis	1	50 Morehall Road	50 Morehall Road	Malvern	PA	19355	Office	Suburban	1997	2014	117,000	Square Feet	100.0%
3.04	Property	Natixis	1	60 Morehall Road	60 Morehall Road	Malvern	PA	19355	Office	Suburban	1989	2015	117,000	Square Feet	100.0%
4	Loan	SGFC	23	ExchangeRight Net Leased Portfolio 28	Various	Various	Various	Various	Various	Various	Various	Various	482,428	Square Feet	100.0%
4.01	Property	SGFC	1	Pick n Save - Oconomowoc, WI	36903 East Wisconsin Avenue	Oconomowoc	WI	53066	Retail	Freestanding	2008		61,700	Square Feet	100.0%
4.02	Property	SGFC	1	Pick n Save - Wales, WI	405 North Wales Road	Wales	WI	53183	Retail	Freestanding	1997	2018	61,000	Square Feet	100.0%
4.03	Property	SGFC	1	Hobby Lobby - Hendersonville, TN	261 Indian Lake Boulevard, Suite 200	Hendersonville	TN	37075	Retail	Freestanding	2015		55,000	Square Feet	100.0%
4.04	Property	SGFC	1	Hobby Lobby - Appleton, WI	346 North Casaloma Drive	Appleton	WI	54913	Retail	Freestanding	1995		73,764	Square Feet	100.0%
4.05	Property	SGFC	1	Walgreens - Newport News, VA	12750 Jefferson Avenue	Newport News	VA	23602	Retail	Freestanding	2003		14,490	Square Feet	100.0%
4.06	Property	SGFC	1	Walgreens - Aurora, IL	22 North Constitution Drive	Aurora	IL	60506	Retail	Freestanding	2007		14,820	Square Feet	100.0%
4.07	Property	SGFC	1	Walgreens - Hammond, IN	7236 Calumet Avenue	Hammond	IN	46324	Retail	Freestanding	2008		14,550	Square Feet	100.0%
4.08	Property	SGFC	1	Walgreens - North Aurora, IL	1051 Oak Street	North Aurora	IL	60542	Retail	Freestanding	2005		14,800	Square Feet	100.0%
4.09	Property	SGFC	1	Walgreens - Fort Worth, TX	4721 Bryant Irvin Road	Fort Worth	TX	76132	Retail	Freestanding	1998		13,905	Square Feet	100.0%
4.10	Property	SGFC	1	Tractor Supply - Lake Charles, LA	2751 Power Center Parkway	Lake Charles	LA	70607	Retail	Freestanding	2019		19,097	Square Feet	100.0%
4.11	Property	SGFC	1	Fresenius Medical Care - West Columbia, SC	1000 Ramblin Road	South Congaree	SC	29172	Office	Medical	2017		8,263	Square Feet	100.0%
4.12	Property	SGFC	1	Walgreens - Flint, MI	5703 South Saginaw Road	Flint	MI	48507	Retail	Freestanding	1998		13,905	Square Feet	100.0%
4.13	Property	SGFC	1	Tractor Supply - Springtown, TX	1087 East Highway 199	Springtown	TX	76082	Retail	Freestanding	2019		19,097	Square Feet	100.0%
4.14	Property	SGFC	1	Walgreens - Orland Park, IL	7960 West 159th Street	Orland Park	IL	60462	Retail	Freestanding	1997	2016	15,120	Square Feet	100.0%
4.15	Property	SGFC	1	Walgreens - Peoria, IL	2515 North Knoxville Avenue	Peoria	IL	61604	Retail	Freestanding	1998		13,500	Square Feet	100.0%
4.16	Property	SGFC	1	Dollar General - Houston, TX	919 East Airtex Drive	Houston	TX	77073	Retail	Freestanding	2018		7,489	Square Feet	100.0%
4.17	Property	SGFC	1	Dollar General - Soddy Daisy, TN	1231 Sequoyah Road	Soddy Daisy	TN	37379	Retail	Freestanding	2019		10,566	Square Feet	100.0%
4.18	Property	SGFC	1	O’Reilly Auto Parts - Lexington, SC	4266 Augusta Road	Lexington	SC	29073	Retail	Freestanding	2009		7,225	Square Feet	100.0%
4.19	Property	SGFC	1	Dollar General - Mishawaka, IN	1209 East McKinley Avenue	Mishawaka	IN	46545	Retail	Freestanding	2019		9,100	Square Feet	100.0%
4.20	Property	SGFC	1	Dollar General - Lambertville, MI	7385 Summerfield Road	Lambertville	MI	48144	Retail	Freestanding	2019		7,489	Square Feet	100.0%
4.21	Property	SGFC	1	Dollar Tree - Beech Island, SC	4404 Jefferson Davis Highway	Beech Island	SC	29842	Retail	Freestanding	2018		9,520	Square Feet	100.0%
4.22	Property	SGFC	1	Dollar General - Youngsville, LA	2317 East Milton Avenue	Youngsville	LA	70592	Retail	Freestanding	2019		9,002	Square Feet	100.0%
4.23	Property	SGFC	1	Dollar General - Battle Creek, MI	1013 East Emmett Street	Battle Creek	MI	49014	Retail	Freestanding	2018		9,026	Square Feet	100.0%
5	Loan	Barclays	32	Inland Life Storage Portfolio	Various	Various	Various	Various	Self Storage	Self Storage	Various	Various	17,278	Units	91.3%
5.01	Property	Barclays	1	Life Storage - 586	5491 Plaza Drive	Flowood	MS	39232	Self Storage	Self Storage	2000	2016	1,006	Units	93.5%
5.02	Property	Barclays	1	Life Storage - 145	140 Centennial Boulevard	Richardson	TX	75081	Self Storage	Self Storage	1985		929	Units	92.2%
5.03	Property	Barclays	1	Life Storage - 364	130 Centre Street	Ridgeland	MS	39157	Self Storage	Self Storage	1997		698	Units	92.3%
5.04	Property	Barclays	1	Life Storage - 365	5111 I-55 North	Jackson	MS	39206	Self Storage	Self Storage	2003		676	Units	95.3%
5.05	Property	Barclays	1	Life Storage - 212	313 Guilbeau Road	Lafayette	LA	70506	Self Storage	Self Storage	1994	2005	655	Units	91.0%
5.06	Property	Barclays	1	Life Storage - 386	4155 Fairway Plaza Drive	Pasadena	TX	77505	Self Storage	Self Storage	2000		613	Units	90.9%
5.07	Property	Barclays	1	Life Storage - 256	2280 East Main Street	League City	TX	77573	Self Storage	Self Storage	1992	2003	553	Units	93.3%
5.08	Property	Barclays	1	Life Storage - 206	5110 Franz Road	Katy	TX	77493	Self Storage	Self Storage	1994		626	Units	92.2%
5.09	Property	Barclays	1	Life Storage - 324	2860 Northeast Evangeline Throughway	Lafayette	LA	70507	Self Storage	Self Storage	1995	2016	819	Units	93.7%
5.10	Property	Barclays	1	Life Storage - 236	7437 Garners Ferry Road	Columbia	SC	29209	Self Storage	Self Storage	1981	2007	887	Units	82.6%
5.11	Property	Barclays	1	Life Storage - 184	5961 I-55 North	Jackson	MS	39213	Self Storage	Self Storage	1995		416	Units	91.1%
5.12	Property	Barclays	1	Life Storage - 500	6000 Garners Ferry Road and 1417 Atlas Road	Columbia	SC	29209	Self Storage	Self Storage	1977, 2004		463	Units	95.7%
5.13	Property	Barclays	1	Life Storage - 288	32777 State Highway 249	Pinehurst	TX	77362	Self Storage	Self Storage	2003		493	Units	89.2%
5.14	Property	Barclays	1	Life Storage - 299	203 Albertson Parkway	Broussard	LA	70518	Self Storage	Self Storage	2002	2007	662	Units	91.8%
5.15	Property	Barclays	1	Life Storage - 209	2207 West Pinhook Road	Lafayette	LA	70508	Self Storage	Self Storage	1992	2014	503	Units	93.0%
5.16	Property	Barclays	1	Life Storage - 035	10020 Two Notch Road	Columbia	SC	29223	Self Storage	Self Storage	1989	2013	595	Units	90.8%
5.17	Property	Barclays	1	Life Storage - 074	6011 I-55 North	Jackson	MS	39213	Self Storage	Self Storage	1990		491	Units	89.4%
5.18	Property	Barclays	1	Life Storage - 252	1606 Plantation Road	Dallas	TX	75235	Self Storage	Self Storage	1985		504	Units	92.1%
5.19	Property	Barclays	1	Life Storage - 033	7403 Parklane Road	Columbia	SC	29223	Self Storage	Self Storage	1987		423	Units	91.3%
5.20	Property	Barclays	1	Life Storage - 205	4000 North West Street	Jackson	MS	39206	Self Storage	Self Storage	1984		477	Units	87.8%
5.21	Property	Barclays	1	Life Storage - 300	4706 West Congress Street	Lafayette	LA	70506	Self Storage	Self Storage	1997	2007	557	Units	90.7%
5.22	Property	Barclays	1	Life Storage - 026	3511 South Holden Road	Greensboro	NC	27407	Self Storage	Self Storage	1985	2008	535	Units	91.6%
5.23	Property	Barclays	1	Life Storage - 361	421 Classic Drive	Hattiesburg	MS	39402	Self Storage	Self Storage	1998		364	Units	95.3%
5.24	Property	Barclays	1	Life Storage - 165	5810 West Gate City Boulevard	Greensboro	NC	27407	Self Storage	Self Storage	1993	2000	461	Units	94.4%
5.25	Property	Barclays	1	Life Storage - 208	2310 West Pinhook Road	Lafayette	LA	70508	Self Storage	Self Storage	1980		483	Units	91.3%
5.26	Property	Barclays	1	Life Storage - 211	2888 Northeast Evangeline Throughway	Lafayette	LA	70507	Self Storage	Self Storage	1977	2005	392	Units	91.8%
5.27	Property	Barclays	1	Life Storage - 021	2648 Two Notch Road	Columbia	SC	29204	Self Storage	Self Storage	1988		391	Units	83.9%
5.28	Property	Barclays	1	Life Storage - 298	300 Westgate Road	Lafayette	LA	70506	Self Storage	Self Storage	2001	2004	397	Units	89.9%
5.29	Property	Barclays	1	Life Storage - 297	5922 Cameron Street	Scott	LA	70583	Self Storage	Self Storage	1997		329	Units	92.7%
5.30	Property	Barclays	1	Life Storage - 153	118 Stage Coach Trail	Greensboro	NC	27409	Self Storage	Self Storage	1996	2001	291	Units	89.0%
5.31	Property	Barclays	1	Life Storage - 075	2947 McDowell Road Extension	Jackson	MS	39204	Self Storage	Self Storage	1988		304	Units	87.2%
5.32	Property	Barclays	1	Life Storage - 152	4207 Hilltop Road	Greensboro	NC	27407	Self Storage	Self Storage	1995	2000	285	Units	91.2%
6	Both	RREF	1	Emerald Pointe Apartments	2700 Whitney Avenue	Harvey	LA	70058	Multifamily	Garden	1973	2018-2019	408	Units	93.9%
7	Both	UBS AG	1	Hilton Garden Inn - San Diego Mission Valley Stadium	3805 Murphy Canyon Road	San Diego	CA	92123	Hotel	Full Service	1991	2015-2016	178	Rooms	88.8%
8	Both	Natixis	1	2 North 6th Place	2 North 6th Place	Brooklyn	NY	11249	Multifamily	High Rise	2018		554	Units	92.1%
9	Both	SMC	1	Tower Plaza	27401-27531 Ynez Road	Temecula	CA	92591	Retail	Anchored	1969, 1998		132,151	Square Feet	92.4%
10	Loan	UBS AG	186	ILPT Hawaii Portfolio	Various	Various	HI	Various	Various	Various	Various		9,591,512	Square Feet	100.0%
10.001	Property	UBS AG	1	2810 Pukoloa Street	2810 Pukoloa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		418,502	Square Feet	100.0%
10.002	Property	UBS AG	1	1360 Pali Highway	1360 Pali Highway	Honolulu	HI	96813	Leased Fee	Leased Fee	NAP		126,773	Square Feet	100.0%
10.003	Property	UBS AG	1	1001 Ahua Street	1001 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		337,734	Square Feet	100.0%
10.004	Property	UBS AG	1	848 Ala Lilikoi Street A	848 Ala Lilikoi Street A	Honolulu	HI	96818	Leased Fee	Leased Fee	NAP		325,786	Square Feet	100.0%
10.005	Property	UBS AG	1	2850 Paa Street	2850 Paa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		298,384	Square Feet	100.0%
10.006	Property	UBS AG	1	949 Mapunapuna Street	949 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		236,914	Square Feet	100.0%
10.007	Property	UBS AG	1	2828 Paa Street	2828 Paa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		187,264	Square Feet	100.0%
10.008	Property	UBS AG	1	80 Sand Island Access Road	80 Sand Island Access Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		190,836	Square Feet	100.0%
10.009	Property	UBS AG	1	1030 Mapunapuna Street	1030 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		122,281	Square Feet	100.0%
10.010	Property	UBS AG	1	150 Puuhale Road	150 Puuhale Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		123,037	Square Feet	100.0%
10.011	Property	UBS AG	1	2344 Pahounui Drive	2344 Pahounui Drive	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		146,430	Square Feet	100.0%
10.012	Property	UBS AG	1	120 Sand Island Access Road	120 Sand Island Access Road	Honolulu	HI	96819	Industrial	Warehouse/Distribution	2004		70,960	Square Feet	100.0%
10.013	Property	UBS AG	1	1122 Mapunapuna Street	1122 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		105,506	Square Feet	100.0%
10.014	Property	UBS AG	1	2915 Kaihikapu Street	2915 Kaihikapu Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		105,000	Square Feet	100.0%
10.015	Property	UBS AG	1	819 Ahua Street	819 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		105,013	Square Feet	100.0%
10.016	Property	UBS AG	1	2144 Auiki Street	2144 Auiki Street	Honolulu	HI	96819	Industrial	Flex	1950		53,910	Square Feet	98.3%
10.017	Property	UBS AG	1	1027 Kikowaena Place	1027 Kikowaena Place	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		102,443	Square Feet	100.0%
10.018	Property	UBS AG	1	1931 Kahai Street	1931 Kahai Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		96,287	Square Feet	100.0%
10.019	Property	UBS AG	1	148 Mokauea Street	148 Mokauea Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		85,790	Square Feet	100.0%
10.020	Property	UBS AG	1	2886 Paa Street	2886 Paa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		60,023	Square Feet	100.0%
10.021	Property	UBS AG	1	2838 Kilihau Street	2838 Kilihau Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		83,189	Square Feet	100.0%
10.022	Property	UBS AG	1	803 Ahua Street	803 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		73,013	Square Feet	100.0%
10.023	Property	UBS AG	1	220 Puuhale Road	220 Puuhale Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		65,942	Square Feet	100.0%
10.024	Property	UBS AG	1	930 Mapunapuna Street	930 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		68,992	Square Feet	100.0%

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Street Address	City	State	Zip Code	Property Type(2)	Property Sub-type	Year Built	Year Renovated	Units(3)	Unit of Measure	Occupancy %(3)(4)
10.025	Property	UBS AG	1	2103 Kaliawa Street	2103 Kaliawa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		78,730	Square Feet	100.0%
10.026	Property	UBS AG	1	2969 Mapunapuna Place	2969 Mapunapuna Place	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		79,999	Square Feet	100.0%
10.027	Property	UBS AG	1	158 Sand Island Access Road	158 Sand Island Access Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		100,500	Square Feet	100.0%
10.028	Property	UBS AG	1	1926 Auiki Street	1926 Auiki Street	Honolulu	HI	96819	Industrial	Warehouse/Distribution	1959		42,253	Square Feet	100.0%
10.029	Property	UBS AG	1	113 Puuhale Road	113 Puuhale Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		77,171	Square Feet	100.0%
10.030	Property	UBS AG	1	2250 Pahounui Drive	2250 Pahounui Drive	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		75,627	Square Feet	100.0%
10.031	Property	UBS AG	1	733 Mapunapuna Street	733 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		64,894	Square Feet	100.0%
10.032	Property	UBS AG	1	761 Ahua Street	761 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		73,013	Square Feet	100.0%
10.033	Property	UBS AG	1	918 Ahua Street	918 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		72,072	Square Feet	100.0%
10.034	Property	UBS AG	1	180 Sand Island Access Road	180 Sand Island Access Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		66,828	Square Feet	100.0%
10.035	Property	UBS AG	1	2829 Awaawaloa Street	2829 Awaawaloa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		70,000	Square Feet	100.0%
10.036	Property	UBS AG	1	120 Mokauea Street	120 Mokauea Street	Honolulu	HI	96819	Industrial	Warehouse/Distribution	1970		31,079	Square Feet	100.0%
10.037	Property	UBS AG	1	2861 Mokumoa Street	2861 Mokumoa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		70,035	Square Feet	100.0%
10.038	Property	UBS AG	1	2826 Kaihikapu Street	2826 Kaihikapu Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		70,000	Square Feet	100.0%
10.039	Property	UBS AG	1	179 Sand Island Access Road	179 Sand Island Access Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		62,464	Square Feet	100.0%
10.040	Property	UBS AG	1	855 Mapunapuna Street	855 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		63,436	Square Feet	100.0%
10.041	Property	UBS AG	1	2308 Pahounui Drive	2308 Pahounui Drive	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		64,896	Square Feet	100.0%
10.042	Property	UBS AG	1	619 Mapunapuna Street	619 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		55,377	Square Feet	100.0%
10.043	Property	UBS AG	1	2846-A Awaawaloa Street	2846-A Awaawaloa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		61,250	Square Feet	100.0%
10.044	Property	UBS AG	1	238 Sand Island Access Road	238 Sand Island Access Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		60,000	Square Feet	100.0%
10.045	Property	UBS AG	1	704 Mapunapuna Street	704 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		59,315	Square Feet	100.0%
10.046	Property	UBS AG	1	120B Mokauea Street	120B Mokauea Street	Honolulu	HI	96819	Industrial	Warehouse/Distribution	1968		35,363	Square Feet	100.0%
10.047	Property	UBS AG	1	1150 Kikowaena Street	1150 Kikowaena Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		45,753	Square Feet	100.0%
10.048	Property	UBS AG	1	2127 Auiki Street	2127 Auiki Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		56,900	Square Feet	100.0%
10.049	Property	UBS AG	1	2810 Paa Street	2810 Paa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		52,185	Square Feet	100.0%
10.050	Property	UBS AG	1	2841 Pukoloa Street	2841 Pukoloa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		39,600	Square Feet	100.0%
10.051	Property	UBS AG	1	1000 Mapunapuna Street	1000 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		41,833	Square Feet	100.0%
10.052	Property	UBS AG	1	2829 Pukoloa Street	2829 Pukoloa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		39,600	Square Feet	100.0%
10.053	Property	UBS AG	1	889 Ahua Street	889 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		49,452	Square Feet	100.0%
10.054	Property	UBS AG	1	2819 Pukoloa Street	2819 Pukoloa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		39,600	Square Feet	100.0%
10.055	Property	UBS AG	1	1038 Kikowaena Place	1038 Kikowaena Place	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		47,417	Square Feet	100.0%
10.056	Property	UBS AG	1	2965 Mokumoa Street	2965 Mokumoa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		41,586	Square Feet	100.0%
10.057	Property	UBS AG	1	850 Ahua Street	850 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		47,879	Square Feet	100.0%
10.058	Property	UBS AG	1	1330 Pali Highway	1330 Pali Highway	Honolulu	HI	96813	Leased Fee	Leased Fee	NAP		19,673	Square Feet	100.0%
10.059	Property	UBS AG	1	2855 Pukoloa Street	2855 Pukoloa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		39,600	Square Feet	100.0%
10.060	Property	UBS AG	1	2865 Pukoloa Street	2865 Pukoloa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		39,600	Square Feet	100.0%
10.061	Property	UBS AG	1	789 Mapunapuna Street	789 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		46,559	Square Feet	100.0%
10.062	Property	UBS AG	1	2960 Mokumoa Street	2960 Mokumoa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		38,377	Square Feet	100.0%
10.063	Property	UBS AG	1	231B Sand Island Access Road	231B Sand Island Access Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		38,752	Square Feet	100.0%
10.064	Property	UBS AG	1	2020 Auiki Street	2020 Auiki Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		46,705	Square Feet	100.0%
10.065	Property	UBS AG	1	2857 Awaawaloa Street	2857 Awaawaloa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		40,011	Square Feet	100.0%
10.066	Property	UBS AG	1	1050 Kikowaena Place	1050 Kikowaena Place	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		42,790	Square Feet	100.0%
10.067	Property	UBS AG	1	2850 Mokumoa Street	2850 Mokumoa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		39,544	Square Feet	100.0%
10.068	Property	UBS AG	1	2840 Mokumoa Street	2840 Mokumoa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		39,656	Square Feet	100.0%
10.069	Property	UBS AG	1	2830 Mokumoa Street	2830 Mokumoa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		39,600	Square Feet	100.0%
10.070	Property	UBS AG	1	960 Mapunapuna Street	960 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		36,501	Square Feet	100.0%
10.071	Property	UBS AG	1	125B Puuhale Road	125B Puuhale Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		48,933	Square Feet	100.0%
10.072	Property	UBS AG	1	2809 Kaihikapu Street	2809 Kaihikapu Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,698	Square Feet	100.0%
10.073	Property	UBS AG	1	212 Mohonua Place	212 Mohonua Place	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		46,221	Square Feet	100.0%
10.074	Property	UBS AG	1	692 Mapunapuna Street	692 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.075	Property	UBS AG	1	1024 Kikowaena Place	1024 Kikowaena Place	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		39,831	Square Feet	100.0%
10.076	Property	UBS AG	1	669 Ahua Street	669 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.077	Property	UBS AG	1	215 Puuhale Road	215 Puuhale Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		41,731	Square Feet	100.0%
10.078	Property	UBS AG	1	142 Mokauea Street	142 Mokauea Street	Honolulu	HI	96819	Industrial	Warehouse/Distribution	1972		26,000	Square Feet	100.0%
10.079	Property	UBS AG	1	2847 Awaawaloa Street	2847 Awaawaloa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.080	Property	UBS AG	1	2816 Awaawaloa Street	2816 Awaawaloa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		43,560	Square Feet	100.0%
10.081	Property	UBS AG	1	2928 Kaihikapu Street - B	2928 Kaihikapu Street - B	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		37,852	Square Feet	100.0%
10.082	Property	UBS AG	1	2864 Mokumoa Street	2864 Mokumoa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		39,600	Square Feet	100.0%
10.083	Property	UBS AG	1	770 Mapunapuna Street	770 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.084	Property	UBS AG	1	151 Puuhale Road	151 Puuhale Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		38,294	Square Feet	100.0%
10.085	Property	UBS AG	1	207 Puuhale Road	207 Puuhale Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		39,900	Square Feet	100.0%
10.086	Property	UBS AG	1	2970 Mokumoa Street	2970 Mokumoa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,021	Square Feet	100.0%
10.087	Property	UBS AG	1	2868 Kaihikapu Street	2868 Kaihikapu Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.088	Property	UBS AG	1	2908 Kaihikapu Street	2908 Kaihikapu Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.089	Property	UBS AG	1	2814 Kilihau Street	2814 Kilihau Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		37,413	Square Feet	100.0%
10.090	Property	UBS AG	1	759 Puuloa Road	759 Puuloa Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		34,313	Square Feet	100.0%
10.091	Property	UBS AG	1	659 Puuloa Road	659 Puuloa Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.092	Property	UBS AG	1	667 Puuloa Road	667 Puuloa Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.093	Property	UBS AG	1	679 Puuloa Road	679 Puuloa Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.094	Property	UBS AG	1	689 Puuloa Road	689 Puuloa Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.095	Property	UBS AG	1	950 Mapunapuna Street	950 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		32,551	Square Feet	100.0%
10.096	Property	UBS AG	1	822 Mapunapuna Street	822 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.097	Property	UBS AG	1	842 Mapunapuna Street	842 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.098	Property	UBS AG	1	214 Sand Island Access Road	214 Sand Island Access Road	Honolulu	HI	96819	Industrial	Flex	1981		21,600	Square Feet	100.0%
10.099	Property	UBS AG	1	709 Ahua Street	709 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.100	Property	UBS AG	1	766 Mapunapuna Street	766 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.101	Property	UBS AG	1	830 Mapunapuna Street	830 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.102	Property	UBS AG	1	2855 Kaihikapu Street	2855 Kaihikapu Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.103	Property	UBS AG	1	865 Ahua Street	865 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,933	Square Feet	100.0%
10.104	Property	UBS AG	1	852 Mapunapuna Street	852 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.105	Property	UBS AG	1	2906 Kaihikapu Street	2906 Kaihikapu Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.106	Property	UBS AG	1	2879 Paa Street	2879 Paa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		31,316	Square Feet	100.0%
10.107	Property	UBS AG	1	702 Ahua Street	702 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		34,657	Square Feet	100.0%
10.108	Property	UBS AG	1	2864 Awaawaloa Street	2864 Awaawaloa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,247	Square Feet	100.0%
10.109	Property	UBS AG	1	2819 Mokumoa Street - A	2819 Mokumoa Street - A	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,384	Square Feet	100.0%
10.110	Property	UBS AG	1	2869 Mokumoa Street	2869 Mokumoa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		34,860	Square Feet	100.0%
10.111	Property	UBS AG	1	2819 Mokumoa Street - B	2819 Mokumoa Street - B	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,279	Square Feet	100.0%
10.112	Property	UBS AG	1	228 Mohonua Place	228 Mohonua Place	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		36,522	Square Feet	100.0%
10.113	Property	UBS AG	1	2264 Pahounui Drive	2264 Pahounui Drive	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		33,103	Square Feet	100.0%
10.114	Property	UBS AG	1	808 Ahua Street	808 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		56,690	Square Feet	100.0%
10.115	Property	UBS AG	1	2827 Kaihikapu Street	2827 Kaihikapu Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.116	Property	UBS AG	1	697 Ahua Street	697 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.117	Property	UBS AG	1	2849 Kaihikapu Street	2849 Kaihikapu Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Street Address	City	State	Zip Code	Property Type(2)	Property Sub-type	Year Built	Year Renovated	Units(3)	Unit of Measure	Occupancy %(3)(4)
10.118	Property	UBS AG	1	2831 Awaawaloa Street	2831 Awaawaloa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.119	Property	UBS AG	1	2858 Kaihikapu Street	2858 Kaihikapu Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.120	Property	UBS AG	1	2276 Pahounui Drive	2276 Pahounui Drive	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		32,841	Square Feet	100.0%
10.121	Property	UBS AG	1	2806 Kaihikapu Street	2806 Kaihikapu Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.122	Property	UBS AG	1	1052 Ahua Street	1052 Ahua Street	Honolulu	HI	96819	Other	Parking	NAP		30,000	Square Feet	100.0%
10.123	Property	UBS AG	1	2889 Mokumoa Street	2889 Mokumoa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		34,651	Square Feet	100.0%
10.124	Property	UBS AG	1	685 Ahua Street	685 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.125	Property	UBS AG	1	2839 Mokumoa Street	2839 Mokumoa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,174	Square Feet	100.0%
10.126	Property	UBS AG	1	94-240 Pupuole Street	94-240 Pupuole Street	Waipahu	HI	96797	Leased Fee	Leased Fee	NAP		43,529	Square Feet	100.0%
10.127	Property	UBS AG	1	2928 Kaihikapu Street - A	2928 Kaihikapu Street - A	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.128	Property	UBS AG	1	719 Ahua Street	719 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.129	Property	UBS AG	1	2812 Awaawaloa Street	2812 Awaawaloa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.130	Property	UBS AG	1	2927 Mokumoa Street	2927 Mokumoa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		34,546	Square Feet	100.0%
10.131	Property	UBS AG	1	197 Sand Island Access Road	197 Sand Island Access Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		31,178	Square Feet	100.0%
10.132	Property	UBS AG	1	2844 Kaihikapu Street	2844 Kaihikapu Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.133	Property	UBS AG	1	2879 Mokumoa Street	2879 Mokumoa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		34,755	Square Feet	100.0%
10.134	Property	UBS AG	1	2135 Auiki Street	2135 Auiki Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		33,328	Square Feet	100.0%
10.135	Property	UBS AG	1	855 Ahua Street	855 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,200	Square Feet	100.0%
10.136	Property	UBS AG	1	2122 Kaliawa Street	2122 Kaliawa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		33,468	Square Feet	100.0%
10.137	Property	UBS AG	1	2831 Kaihikapu Street	2831 Kaihikapu Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.138	Property	UBS AG	1	729 Ahua Street	729 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.139	Property	UBS AG	1	739 Ahua Street	739 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.140	Property	UBS AG	1	2833 Paa Street #2	2833 Paa Street #2	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		30,000	Square Feet	100.0%
10.141	Property	UBS AG	1	2833 Paa Street	2833 Paa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		30,000	Square Feet	100.0%
10.142	Property	UBS AG	1	2815 Kaihikapu Street	2815 Kaihikapu Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.143	Property	UBS AG	1	1062 Kikowaena Place	1062 Kikowaena Place	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		30,959	Square Feet	100.0%
10.144	Property	UBS AG	1	673 Ahua Street	673 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.145	Property	UBS AG	1	2106 Kaliawa Street	2106 Kaliawa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		30,709	Square Feet	100.0%
10.146	Property	UBS AG	1	812 Mapunapuna Street	812 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.147	Property	UBS AG	1	2804 Kilihau Street	2804 Kilihau Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		34,494	Square Feet	100.0%
10.148	Property	UBS AG	1	525 North King Street	525 North King Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		20,934	Square Feet	100.0%
10.149	Property	UBS AG	1	204 Sand Island Access Road	204 Sand Island Access Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		33,078	Square Feet	100.0%
10.150	Property	UBS AG	1	660 Ahua Street	660 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		34,657	Square Feet	100.0%
10.151	Property	UBS AG	1	218 Mohonua Place	218 Mohonua Place	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		34,096	Square Feet	100.0%
10.152	Property	UBS AG	1	125 Puuhale Road	125 Puuhale Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		31,006	Square Feet	100.0%
10.153	Property	UBS AG	1	645 Ahua Street	645 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.154	Property	UBS AG	1	675 Mapunapuna Street	675 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		30,063	Square Feet	100.0%
10.155	Property	UBS AG	1	659 Ahua Street	659 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		35,000	Square Feet	100.0%
10.156	Property	UBS AG	1	1055 Ahua Street	1055 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		26,531	Square Feet	100.0%
10.157	Property	UBS AG	1	944 Ahua Street	944 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		26,596	Square Feet	100.0%
10.158	Property	UBS AG	1	2019 Kahai Street	2019 Kahai Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		26,954	Square Feet	100.0%
10.159	Property	UBS AG	1	2001 Kahai Street	2001 Kahai Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		26,741	Square Feet	100.0%
10.160	Property	UBS AG	1	106 Puuhale Road	106 Puuhale Road	Honolulu	HI	96819	Industrial	Warehouse/Distribution	1966		14,223	Square Feet	100.0%
10.161	Property	UBS AG	1	2875 Paa Street	2875 Paa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		23,154	Square Feet	100.0%
10.162	Property	UBS AG	1	1024 Mapunapuna Street	1024 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		25,895	Square Feet	100.0%
10.163	Property	UBS AG	1	2760 Kamehameha Highway	2760 Kamehameha Highway	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		28,615	Square Feet	100.0%
10.164	Property	UBS AG	1	2635 Waiwai Loop A	2635 Waiwai Loop A	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		22,500	Square Feet	100.0%
10.165	Property	UBS AG	1	2635 Waiwai Loop B	2635 Waiwai Loop B	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		22,459	Square Feet	100.0%
10.166	Property	UBS AG	1	2836 Awaawaloa Street	2836 Awaawaloa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		26,440	Square Feet	100.0%
10.167	Property	UBS AG	1	609 Ahua Street	609 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		24,440	Square Feet	100.0%
10.168	Property	UBS AG	1	905 Ahua Street	905 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		21,195	Square Feet	100.0%
10.169	Property	UBS AG	1	2110 Auiki Street	2110 Auiki Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		20,436	Square Feet	100.0%
10.170	Property	UBS AG	1	140 Puuhale Road	140 Puuhale Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		21,541	Square Feet	100.0%
10.171	Property	UBS AG	1	2139 Kaliawa Street	2139 Kaliawa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		21,657	Square Feet	100.0%
10.172	Property	UBS AG	1	231 Sand Island Access Road	231 Sand Island Access Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		18,921	Square Feet	100.0%
10.173	Property	UBS AG	1	2140 Kaliawa Street	2140 Kaliawa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		19,269	Square Feet	100.0%
10.174	Property	UBS AG	1	33 South Vineyard Boulevard	33 South Vineyard Boulevard	Honolulu	HI	96813	Leased Fee	Leased Fee	NAP		11,570	Square Feet	100.0%
10.175	Property	UBS AG	1	970 Ahua Street	970 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		15,037	Square Feet	100.0%
10.176	Property	UBS AG	1	960 Ahua Street	960 Ahua Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		14,476	Square Feet	100.0%
10.177	Property	UBS AG	1	1045 Mapunapuna Street	1045 Mapunapuna Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		14,902	Square Feet	100.0%
10.178	Property	UBS AG	1	165 Sand Island Access Road	165 Sand Island Access Road	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		15,677	Square Feet	100.0%
10.179	Property	UBS AG	1	2839 Kilihau Street	2839 Kilihau Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		11,680	Square Feet	100.0%
10.180	Property	UBS AG	1	2829 Kilihau Street	2829 Kilihau Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		11,680	Square Feet	100.0%
10.181	Property	UBS AG	1	2833 Kilihau Street	2833 Kilihau Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		11,680	Square Feet	100.0%
10.182	Property	UBS AG	1	2821 Kilihau Street	2821 Kilihau Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		11,680	Square Feet	100.0%
10.183	Property	UBS AG	1	2808 Kam Highway	2808 Kam Highway	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		12,620	Square Feet	100.0%
10.184	Property	UBS AG	1	2815 Kilihau Street	2815 Kilihau Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		11,680	Square Feet	100.0%
10.185	Property	UBS AG	1	2850 Awaawaloa Street	2850 Awaawaloa Street	Honolulu	HI	96819	Leased Fee	Leased Fee	NAP		8,503	Square Feet	100.0%
10.186	Property	UBS AG	1	846 Ala Lilikoi Street B	846 Ala Lilikoi Street B	Honolulu	HI	96818	Leased Fee	Leased Fee	NAP		8,101	Square Feet	100.0%
11	Both	SGFC	1	TriAtria Office Building	32255 Northwestern Highway	Farmington Hills	MI	48334	Office	Suburban	1986	2011	236,921	Square Feet	91.8%
12	Both	UBS AG	1	Meidinger Tower	462 South 4th Street	Louisville	KY	40202	Office	CBD	1982	2006	331,054	Square Feet	88.1%
13	Both	RREF	1	Ocala Industrial	1900 Southwest 44th Avenue	Ocala	FL	34474	Industrial	Manufacturing/Warehouse	2006	2017	375,285	Square Feet	100.0%
14	Both	SGFC	1	Glenmont Abbey Village	7 Thomas Cole Drive	Glenmont	NY	12077	Multifamily	Garden	2016		148	Units	96.6%
15	Loan	CIBC	4	New Orleans MOB Portfolio	Various	Various	LA	Various	Office	Various	Various	Various	122,825	Square Feet	92.0%
15.01	Property	CIBC	1	1200 Pinnacle Parkway	1200 Pinnacle Parkway	Covington	LA	70433	Office	Medical	2015		24,426	Square Feet	100.0%
15.02	Property	CIBC	1	3901 Houma Boulevard	3901 Houma Boulevard	Metairie	LA	70006	Office	Medical	1971, 1985	2019	51,928	Square Feet	83.5%
15.03	Property	CIBC	1	3712 MacArthur Boulevard	3712 MacArthur Boulevard	New Orleans	LA	70114	Office	Medical	1982		27,684	Square Feet	95.5%
15.04	Property	CIBC	1	3000 West Esplanade Avenue	3000 West Esplanade Avenue	Metairie	LA	70002	Office	Suburban	1984		18,787	Square Feet	100.0%
16	Both	SMC	1	125 Borinquen Place	125 Borinquen Place	Brooklyn	NY	11211	Multifamily	Mid Rise	2017-2018		125	Units	80.0%
17	Loan	SMC	10	Visions Hotel Portfolio II	Various	Various	Various	Various	Hotel	Various	Various	Various	955	Rooms	64.1%
17.01	Property	SMC	1	Courtyard Horseheads	202 Colonial Drive	Horseheads	NY	14845	Hotel	Limited Service	2016		98	Rooms	55.7%
17.02	Property	SMC	1	Home2 Suites Oswego	252 New York State Route 104	Oswego	NY	13126	Hotel	Limited Service	2017		89	Rooms	61.5%
17.03	Property	SMC	1	Holiday Inn & Suites Rochester Marketplace	800 Jefferson Road	Rochester	NY	14623	Hotel	Full Service	1968	2019	120	Rooms	62.2%
17.04	Property	SMC	1	Hampton Inn Corning Painted Post	248 Town Center Road	Painted Post	NY	14870	Hotel	Limited Service	2014		98	Rooms	49.7%
17.05	Property	SMC	1	Home2 Suites Rochester Henrietta	999 Jefferson Road	Rochester	NY	14623	Hotel	Limited Service	2014		89	Rooms	78.3%
17.06	Property	SMC	1	Holiday Inn Express Olean	101 Main Street	Olean	NY	14760	Hotel	Limited Service	1999	2016	76	Rooms	68.5%
17.07	Property	SMC	1	Fairfield Inn Watertown	250 Commerce Park Drive	Watertown	NY	13601	Hotel	Limited Service	2012		103	Rooms	65.7%
17.08	Property	SMC	1	Holiday Inn Express Canandaigua	330 Eastern Boulevard & 4420 Routes 5 & 20	Canandaigua	NY	14424	Hotel	Limited Service	2012		75	Rooms	61.8%
17.09	Property	SMC	1	Candlewood Suites Watertown	26513 Herrick Drive	Evans Mills	NY	13637	Hotel	Limited Service	2009		112	Rooms	68.9%
17.10	Property	SMC	1	Candlewood Suites Sayre	2775 Elmira Street	Sayre	PA	18840	Hotel	Limited Service	2014		95	Rooms	69.5%
18	Loan	UBS AG	2	Maui Portfolio	Various	Various	HI	Various	Various	Various	Various		147	Rooms	94.7%
18.01	Property	UBS AG	1	Maui Beach Hotel	170 West Kaahumanu Avenue	Kahului	HI	96732	Hotel	Full Service	1968, 1970		147	Rooms	94.7%
18.02	Property	UBS AG	1	Maui Nui Golf Course	470 Lipoa Parkway	Kihei	HI	96753	Other	Golf Course	1987		178	Acres	NAP

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Street Address	City	State	Zip Code	Property Type(2)	Property Sub-type	Year Built	Year Renovated	Units(3)	Unit of Measure	Occupancy %(3)(4)
19	Loan	SGFC	4	SWVP Portfolio	Various	Various	Various	Various	Hotel	Full Service	Various	Various	1,192	Rooms	80.3%
19.01	Property	SGFC	1	InterContinental	444 Saint Charles Avenue	New Orleans	LA	70130	Hotel	Full Service	1983	2015	484	Rooms	78.7%
19.02	Property	SGFC	1	DoubleTree Sunrise	13400 West Sunrise Boulevard	Sunrise	FL	33323	Hotel	Full Service	2001	2016	252	Rooms	87.2%
19.03	Property	SGFC	1	DoubleTree Charlotte	6300 Morrison Boulevard	Charlotte	NC	28211	Hotel	Full Service	1985	2019	207	Rooms	80.5%
19.04	Property	SGFC	1	DoubleTree RTP	4810 Page Creek Lane	Durham	NC	27703	Hotel	Full Service	1988	2016	249	Rooms	76.1%
20	Both	CIBC	1	Black Canyon Tower	10851 North Black Canyon Highway	Phoenix	AZ	85029	Office	Suburban	1987	2016-2017	150,626	Square Feet	95.8%
21	Both	RREF	1	Mount Kemble	350-360 Mount Kemble Avenue	Morristown	NJ	07960	Office	Suburban	2000		229,719	Square Feet	94.7%
22	Both	SMC	1	48 Saint Nicholas Place	48 Saint Nicholas Place	New York	NY	10031	Multifamily	Mid Rise	1920	2017	42	Units	95.2%
23	Loan	UBS AG	2	Indiana Hotel Portfolio	Various	Various	IN	Various	Hotel	Limited Service	2000	Various	232	Rooms	75.0%
23.01	Property	UBS AG	1	Staybridge Suites - Indianapolis	9780 Crosspoint Boulevard	Indianapolis	IN	46256	Hotel	Limited Service	2000	2019	146	Rooms	75.6%
23.02	Property	UBS AG	1	Hampton Inn - Scottsburg	1535 McClain Avenue	Scottsburg	IN	47170	Hotel	Limited Service	2000	2018-2019	86	Rooms	73.9%
24	Loan	SGFC	3	SoCal Medical Office Portfolio	Various	Various	CA	Various	Office	Medical	Various	Various	42,518	Square Feet	100.0%
24.01	Property	SGFC	1	Pasadena	1017-1035 South Fair Oaks Avenue	Pasadena	CA	91105	Office	Medical	1924	1984	23,687	Square Feet	100.0%
24.02	Property	SGFC	1	Azusa	830 South Citrus Avenue	Azusa	CA	91702	Office	Medical	2006	2018	11,331	Square Feet	100.0%
24.03	Property	SGFC	1	Rancho Mirage	69780 Stellar Drive	Rancho Mirage	CA	92270	Office	Medical	1981	2016	7,500	Square Feet	100.0%
25	Loan	SGFC	3	TZA Multifamily Portfolio #2	Various	Warner Robins	GA	Various	Multifamily	Garden	Various		322	Units	93.2%
25.01	Property	SGFC	1	Wellston Ridge	200 Olympia Drive	Warner Robins	GA	31093	Multifamily	Garden	1986		112	Units	93.8%
25.02	Property	SGFC	1	Oakdale Villas	1103 Corder Road	Warner Robins	GA	31088	Multifamily	Garden	1983		96	Units	94.8%
25.03	Property	SGFC	1	Northcrest	835 Johnson Road	Warner Robins	GA	31093	Multifamily	Garden	1983		114	Units	91.2%
26	Both	CIBC	1	Holiday Inn Express Nashville Antioch	201 Crossings Place	Nashville	TN	37013	Hotel	Limited Service	1996	2015	118	Rooms	81.3%
27	Both	RREF	1	Renaissance Center VI	9125 Henderson Road	Tampa	FL	33634	Office	Suburban	2018		150,000	Square Feet	100.0%
28	Loan	RREF	3	Wilmington Industrial Portfolio	Various	Wilmington	OH	45177	Industrial	Warehouse/Distribution	Various	Various	526,019	Square Feet	100.0%
28.01	Property	RREF	1	3336 Progress Way	3336 Progress Way	Wilmington	OH	45177	Industrial	Warehouse/Distribution	1998	2015	282,819	Square Feet	100.0%
28.02	Property	RREF	1	3260 Progress Way	3260 Progress Way	Wilmington	OH	45177	Industrial	Warehouse/Distribution	1996	2019	121,600	Square Feet	100.0%
28.03	Property	RREF	1	3188 Progress Way	3188 Progress Way	Wilmington	OH	45177	Industrial	Warehouse/Distribution	2000		121,600	Square Feet	100.0%
29	Both	SMC	1	Marriott SpringHill Suites and Towneplace Suites	4040 and 4050 Northwest Avenue	Bellingham	WA	98226	Hotel	Limited Service, Extended Stay	2013, 2015		205	Rooms	76.1%
30	Loan	SMC	3	BoaVida MHC Portfolio	Various	Various	Various	Various	Manufactured Housing	Manufactured Housing	Various		424	Pads	86.3%
30.01	Property	SMC	1	Riverlawn MHC	8215 Stoner Road	Riverview	FL	33569	Manufactured Housing	Manufactured Housing	1947		128	Pads	99.2%
30.02	Property	SMC	1	Beaver Run MHC	3658 Karen Circle	Linkwood	MD	21835	Manufactured Housing	Manufactured Housing	1980		119	Pads	98.3%
30.03	Property	SMC	1	Wilson Landing MHC	10440 Heron Drive	Princess Anne	MD	21853	Manufactured Housing	Manufactured Housing	1995		177	Pads	68.9%
31	Both	CIBC	1	Candle-Lite Warehouse	250 Eastern Avenue	Leesburg	OH	45135	Industrial	Warehouse/Distribution	1948, 1956, 1984, 1995, 1998	2016	877,504	Square Feet	100.0%
32	Both	SMC	1	South Bay Distribution Center	684, 690, 692 & 698 Anita Street	Chula Vista	CA	91911	Industrial	Warehouse/Distribution	1964	2002	116,834	Square Feet	100.0%
33	Loan	Barclays	18	ExchangeRight Net Leased Portfolio #27	Various	Various	Various	Various	Various	Various	Various	Various	349,490	Square Feet	100.0%
33.01	Property	Barclays	1	Hy-Vee - Cottage Grove, MN	7280 East Point Douglas Road South	Cottage Grove	MN	55016	Retail	Freestanding	2017		100,206	Square Feet	100.0%
33.02	Property	Barclays	1	BioLife Plasma Services - Savannah, GA	3603 Ogeechee Road	Savannah	GA	31405	Office	Medical	2019		15,730	Square Feet	100.0%
33.03	Property	Barclays	1	Pick ‘n Save - Muskego, WI	S74 W17005 Janesville Road	Muskego	WI	53150	Retail	Freestanding	1988	2017	62,300	Square Feet	100.0%
33.04	Property	Barclays	1	Walgreens - Lubbock, TX	6420 82nd Street	Lubbock	TX	79424	Retail	Freestanding	2006		14,820	Square Feet	100.0%
33.05	Property	Barclays	1	Walgreens - Houma, LA	5831 West Park Avenue	Houma	LA	70364	Retail	Freestanding	2006		14,490	Square Feet	100.0%
33.06	Property	Barclays	1	Walgreens - Greendale, WI	6210 West Loomis Road	Greendale	WI	53129	Retail	Freestanding	1998		13,905	Square Feet	100.0%
33.07	Property	Barclays	1	Walgreens - Edmond, OK	2675 North Kelly Avenue	Edmond	OK	73003	Retail	Freestanding	2007		14,762	Square Feet	100.0%
33.08	Property	Barclays	1	Tractor Supply - Duncansville, PA	2002 Plank Road	Duncansville	PA	16635	Retail	Freestanding	2004		19,104	Square Feet	100.0%
33.09	Property	Barclays	1	Walgreens - Dayton, OH	1542 Wayne Avenue	Dayton	OH	45410	Retail	Freestanding	1998		13,905	Square Feet	100.0%
33.10	Property	Barclays	1	Walgreens - Augusta, GA	672 Furys Ferry Road	Augusta	GA	30907	Retail	Freestanding	2004		13,650	Square Feet	100.0%
33.11	Property	Barclays	1	Advance Auto Parts - Houston, TX	12611 Market Street	Houston	TX	77015	Retail	Freestanding	2018		6,912	Square Feet	100.0%
33.12	Property	Barclays	1	O’Reilly - South Houston, TX	1502 College Avenue	South Houston	TX	77587	Retail	Freestanding	2013		7,000	Square Feet	100.0%
33.13	Property	Barclays	1	O’Reilly - Knoxville, TN	5904 Clinton Highway	Knoxville	TN	37912	Retail	Freestanding	2014		7,125	Square Feet	100.0%
33.14	Property	Barclays	1	Dollar General - South Point, OH	314 Delta Lane	South Point	OH	45680	Retail	Freestanding	2019		9,002	Square Feet	100.0%
33.15	Property	Barclays	1	Dollar General - Slidell, LA	62257 Highway 11	Slidell	LA	70364	Retail	Freestanding	2018		9,002	Square Feet	100.0%
33.16	Property	Barclays	1	Dollar General - Houma, LA	2298 Coteau Road	Houma	LA	70364	Retail	Freestanding	2018		9,026	Square Feet	100.0%
33.17	Property	Barclays	1	Dollar Tree - Kaukauna, WI	321 East Ann Street	Kaukauna	WI	54130	Retail	Freestanding	2018		9,525	Square Feet	100.0%
33.18	Property	Barclays	1	Dollar General - Mansfield, OH	2257 Park Avenue East	Mansfield	OH	44903	Retail	Freestanding	2019		9,026	Square Feet	100.0%
34	Both	Natixis	1	10000 Santa Monica Boulevard	10000 Santa Monica Boulevard	Los Angeles	CA	90067	Multifamily	High Rise	2016		281	Units	89.0%
35	Both	RREF	1	Town Square	59 Route 59	Monsey	NY	10952	Leased Fee	Leased Fee	NAP		143,147	Square Feet	97.1%
36	Both	UBS AG	1	Ambler Yards	300 Brookside Avenue	Ambler	PA	19002	Mixed Use	Industrial/Office	1950	2016	246,205	Square Feet	91.6%
37	Both	Barclays	1	Ridgeview Plaza	4027 College Avenue	Bluefield	VA	24605	Retail	Anchored	2001		87,839	Square Feet	94.8%
38	Both	SGFC	1	Arapahoe Industrial Park	34501 East Quincy Avenue	Watkins	CO	80137	Industrial	Flex	1969-1996		324,895	Square Feet	85.9%
39	Loan	UBS AG	11	CIRE Equity Retail & Industrial Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	1,190,355	Square Feet	91.4%
39.01	Property	UBS AG	1	Wood Village Town Center	22557 Northeast Park Lane	Wood Village	OR	97060	Retail	Anchored	2006		137,105	Square Feet	94.1%
39.02	Property	UBS AG	1	Pecan Promenade	2735-2755 South 99th Avenue and 9820-9870 West Lower Buckeye Road	Tolleson	AZ	85353	Retail	Anchored	2006		141,485	Square Feet	88.5%
39.03	Property	UBS AG	1	Valley Plaza	3115 South McClintock Drive	Tempe	AZ	85282	Retail	Anchored	1991		146,226	Square Feet	95.6%
39.04	Property	UBS AG	1	Pear Tree	504 East Perkins Street	Ukiah	CA	95482	Retail	Anchored	1977	1998	197,437	Square Feet	90.9%
39.05	Property	UBS AG	1	Glendale Market Square	5840, 5870, 5880, 5890 West Bell Road and 17045 North 59th Avenue	Glendale	AZ	85308	Retail	Anchored	1988		185,907	Square Feet	92.8%
39.06	Property	UBS AG	1	Central Park Shopping Center	7425-7719 East Iliff Avenue and 2150 South Quebec Street	Unincorporated Arapahoe	CO	80231	Retail	Anchored	1986		147,563	Square Feet	95.1%
39.07	Property	UBS AG	1	Val Vista Towne Center	1395-1505 East Warner Road	Gilbert	AZ	85296	Retail	Anchored	2000		93,352	Square Feet	64.3%
39.08	Property	UBS AG	1	2641 Hall Ave - Riverside, CA	2641 Hall Avenue	Riverside	CA	92509	Industrial	Warehouse/Distribution	1987, 2014		34,982	Square Feet	100.0%
39.09	Property	UBS AG	1	606 W Troy - Indianapolis, IN	606 West Troy Avenue	Indianapolis	IN	46225	Industrial	Warehouse/Distribution	1967	1989	22,860	Square Feet	100.0%
39.10	Property	UBS AG	1	Homeland - Bartow, FL	5700 US Highway 17 South	Bartow	FL	33830	Industrial	Warehouse/Distribution	1983		67,438	Square Feet	100.0%
39.11	Property	UBS AG	1	2621 Hall Ave - Riverside, CA	2621 Hall Avenue	Riverside	CA	92509	Industrial	Warehouse/Distribution	1990		16,000	Square Feet	100.0%
40	Both	SMC	1	Extra Space Moreno Valley	16340 Perris Boulevard	Moreno Valley	CA	92551	Self Storage	Self Storage	2004		798	Units	96.5%
41	Loan	SGFC	2	Pacific Grove Portfolio	Various	Pacific Grove	CA	93950	Hotel	Limited Service	Various	Various	65	Rooms	78.7%
41.01	Property	SGFC	1	Sea Breeze Inn & Cottages	1100 Lighthouse Avenue	Pacific Grove	CA	93950	Hotel	Limited Service	1937	2016-2017	45	Rooms	76.1%
41.02	Property	SGFC	1	Bide-A-Wee Inn & Cottages	221 Asilomar Avenue	Pacific Grove	CA	93950	Hotel	Limited Service	1935	2017	20	Rooms	82.9%
42	Both	Barclays	1	Los Robles Medical Office	301-343 South Moorpark Road	Thousand Oaks	CA	91361	Office	Medical	1974-1975	1999	43,828	Square Feet	74.6%
43	Both	Barclays	1	Hampton Inn - Covington, GA	14460 Lochridge Boulevard	Covington	GA	30014	Hotel	Limited Service	2009		105	Rooms	81.4%
44	Both	UBS AG	1	At Home Store - Palm Beach Gardens	100 Gander Way	Palm Beach Gardens	FL	33403	Retail	Freestanding	2008	2019	120,000	Square Feet	100.0%
45	Both	SGFC	1	Hampton Inn El Reno	1530 Southwest 27th Street	El Reno	OK	73036	Hotel	Limited Service	2017		80	Rooms	87.6%
46	Both	SGFC	1	Holiday Inn Express & Suites El Reno	1817 Southwest 27th Street	El Reno	OK	73036	Hotel	Limited Service	2013		79	Rooms	86.2%
47	Both	SGFC	1	Novanta Building	7279 William Barry Boulevard	Syracuse	NY	13212	Mixed Use	Office/Industrial	2008	2014	55,000	Square Feet	100.0%
48	Both	CIBC	1	CVS Staten Island	2045 Forest Avenue	Staten Island	NY	10303	Retail	Freestanding	2008		12,900	Square Feet	100.0%
49	Both	Barclays	1	Home2 - Hasbrouck	377 Route 17 South	Hasbrouck Heights	NJ	07604	Hotel	Extended Stay	1973	2016	124	Rooms	84.8%
50	Loan	UBS AG	2	Fairway Plaza & Markets at Maizeland	Various	Colorado Springs	CO	Various	Retail	Unanchored	Various		70,434	Square Feet	88.1%
50.01	Property	UBS AG	1	Markets at Maizeland	3804-3960 Maizeland Road	Colorado Springs	CO	80909	Retail	Unanchored	1979		44,079	Square Feet	90.3%
50.02	Property	UBS AG	1	Fairway Plaza	522-582 South Academy Boulevard	Colorado Springs	CO	80910	Retail	Unanchored	1996		26,355	Square Feet	84.5%
51	Loan	CIBC	6	Schnader Enterprises Portfolio	Various	Baltimore	MD	Various	Multifamily	Garden	Various	Various	115	Units	94.8%
51.01	Property	CIBC	1	Emelia Woods Apartments	1 Emelia Woods Court	Baltimore	MD	21206	Multifamily	Garden	1988	2016-2018	22	Units	100.0%
51.02	Property	CIBC	1	Laredo Apartments	4401 and 4305 North Rogers Avenue and 5321, 5407, 5419 and 5421 Wabash Avenue	Baltimore	MD	21215	Multifamily	Garden	1967	2018	31	Units	96.8%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Street Address	City	State	Zip Code	Property Type(2)	Property Sub-type	Year Built	Year Renovated	Units(3)	Unit of Measure	Occupancy %(3)(4)
51.03	Property	CIBC	1	Harford Road Apartments (6507-6513)	6507 and 6513 Harford Road	Baltimore	MD	21214	Multifamily	Garden	1962	2018	24	Units	95.8%
51.04	Property	CIBC	1	Norwood/Ferndale Apartments	5118-5124 Norwood Avenue and 3110-3112 and 3209-3215 Ferndale Avenue	Baltimore	MD	21207	Multifamily	Garden	1969	2018	14	Units	71.4%
51.05	Property	CIBC	1	Belvedere Studios	400 East Belvedere Avenue	Baltimore	MD	21212	Multifamily	Garden	1970	2016-2018	18	Units	100.0%
51.06	Property	CIBC	1	Hamilton Townhouses	5107-5117 Hamilton Avenue	Baltimore	MD	21206	Multifamily	Garden	1978	2016-2018	6	Units	100.0%
52	Both	UBS AG	1	Greenwich Inn - San Francisco	3201 Steiner Street	San Francisco	CA	94123	Hotel	Limited Service	1954, 1955	2015-2017	32	Rooms	75.9%
53	Both	RREF	1	Hampton Inn Peachtree City	300 Westpark Drive	Peachtree City	GA	30269	Hotel	Limited Service	1994		61	Rooms	75.3%
54	Both	Barclays	1	Gray Oaks Corporate Center	701 Southwest 158th Avenue	Beaverton	OR	97006	Industrial	Flex	1995		73,200	Square Feet	100.0%
55	Both	UBS AG	1	Summerville Plaza	4570 Ladson Road	Summerville	SC	29485	Retail	Anchored	1984	2018	83,850	Square Feet	100.0%
56	Loan	UBS AG	3	Krea Portfolio	Various	Various	SC	Various	Retail	Anchored	Various		210,587	Square Feet	80.4%
56.01	Property	UBS AG	1	Newberry Plaza	1250 Wilson Road	Newberry	SC	29108	Retail	Anchored	1972		80,710	Square Feet	71.1%
56.02	Property	UBS AG	1	Shops at Dillon	204 Radford Boulevard	Dillon	SC	29536	Retail	Anchored	1972		87,877	Square Feet	93.4%
56.03	Property	UBS AG	1	Shops at Hartsville	139 Westfield Street	Hartsville	SC	29550	Retail	Anchored	1992		42,000	Square Feet	71.4%
57	Both	SMC	1	9th & Maple Fee	310 East 9th Street	Los Angeles	CA	90015	Leased Fee	Leased Fee	NAP		15,439	Square Feet	100.0%
58	Both	CIBC	1	32-34 Broad Street	32-34 Broad Street	Red Bank	NJ	07701	Mixed Use	Retail/Office	1889	2005	17,933	Square Feet	100.0%
59	Both	CIBC	1	Suburban Extended Stay - Kennesaw, GA	2900 George Busbee Parkway Northwest	Kennesaw	GA	30144	Hotel	Extended Stay	2000	2016	148	Rooms	80.8%
60	Both	SMC	1	Lake Howell Plaza	5401-5477 Lake Howell Road	Winter Park	FL	32792	Retail	Unanchored	1981		82,389	Square Feet	89.8%
61	Both	RREF	1	Walmart Supercenter Fulton	100 Interchange Drive	Fulton	MS	38843	Retail	Freestanding	1999	2019	109,450	Square Feet	100.0%
62	Both	RREF	1	Quality Inn & Suites Bremerton	4303 Kitsap Way	Bremerton	WA	98312	Hotel	Limited Service	1965	2017	103	Rooms	72.0%
63	Loan	SMC	3	Jackson Retail Portfolio	Various	Various	MS	Various	Retail	Unanchored	Various		45,023	Square Feet	100.0%
63.01	Property	SMC	1	Northpark Station	201 Ring Road	Ridgeland	MS	39157	Retail	Unanchored	2004		15,023	Square Feet	100.0%
63.02	Property	SMC	1	Highway 18 Plaza	5225 Highway 18 West	Jackson	MS	39209	Retail	Unanchored	1986		12,000	Square Feet	100.0%
63.03	Property	SMC	1	Lakeover Shopping Center	1693 Lakeover Road	Jackson	MS	39213	Retail	Unanchored	1998		18,000	Square Feet	100.0%
64	Both	Barclays	1	Sherwood MHC	753 Tallman Circle	Midway Park	NC	28544	Manufactured Housing	Manufactured Housing	1983		207	Pads	83.6%
65	Both	CIBC	1	Courtyard Self-Storage	1725 Freeway Drive	Reidsville	NC	27320	Mixed Use	Self Storage/Office	1965, 1992, 2009		492	Units	85.4%
66	Both	CIBC	1	588 East San Lorenzo Road	588 East San Lorenzo Road	Palm Springs	CA	92264	Multifamily	Garden	2012	2018	12	Units	100.0%
67	Both	UBS AG	1	Baymont Inn & Suites - Mackinaw City	109 South Nicolet Street	Mackinaw City	MI	49701	Hotel	Limited Service	1997	2015	77	Rooms	85.9%
68	Both	SMC	1	205-207 East Washington Street	205-207 East Washington Street	Ann Arbor	MI	48104	Mixed Use	Retail/Office	1901	2008	13,800	Square Feet	100.0%
69	Both	UBS AG	1	Brunswick West Shopping Center	5420 New Jesup Highway	Brunswick	GA	31525	Retail	Anchored	1974, 2003		75,594	Square Feet	82.3%
70	Both	RREF	1	Walgreens – Conyers GA	1510 Milstead Avenue Northeast	Conyers	GA	30012	Retail	Freestanding	2003		14,560	Square Feet	100.0%
71	Both	CIBC	1	Villas at Atlantic Beach	2640 Quad Court	Jacksonville	FL	32233	Multifamily	Garden	1985	2016-2018	28	Units	92.9%
72	Both	RREF	1	Sterling Hill Apartments	5871 Althea Street	Shelby Township	MI	48316	Multifamily	Garden	1975	2018	38	Units	89.5%
73	Both	RREF	1	Walgreens – Palatka FL	719 South State Road 19	Palatka	FL	32177	Retail	Freestanding	1999	2018	13,905	Square Feet	100.0%

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Occupancy Date	Appraised Value ($)(5)	Appraisal Date	Crossed Loan	Original Balance ($)(6)(7)	Current Balance ($)(6)(7)	Current Balance per Unit ($)	% of Initial Pool Balance	Current LTV (%)(5)	Maturity/ARD Balance ($)(6)(7)	Maturity/ ARD LTV (%)(5)	Interest Rate %	Admin. Fee %(8)	Net Mortgage Rate %	Accrual Type
1	Both	Barclays	1	Moffett Towers II - Buildings 3 & 4	06/19/2019	790,000,000	Various	No	65,000,000	65,000,000	499	6.9%	44.3%	65,000,000	44.3%	3.76386	0.01101	3.75285	Actual/360
2	Both	Barclays	1	188 Spear Street	04/01/2019	217,000,000	04/29/2019	No	60,000,000	60,000,000	572	6.4%	57.6%	60,000,000	57.6%	3.57000	0.01392	3.55608	Actual/360
3	Loan	Natixis	4	Vanguard Portfolio	11/07/2018	189,200,000	09/12/2018	No	57,017,500	57,017,500	205	6.1%	61.8%	57,017,500	61.8%	4.86000	0.01101	4.84899	Actual/360
3.01	Property	Natixis	1	425 Old Morehall Road	11/07/2018	75,600,000	09/12/2018		22,782,891	22,782,891	205	2.4%	61.8%	22,782,891	61.8%	4.86000
3.02	Property	Natixis	1	1001 Cedar Hollow Road	11/07/2018	43,600,000	09/12/2018		13,139,339	13,139,339	205	1.4%	61.8%	13,139,339	61.8%	4.86000
3.03	Property	Natixis	1	50 Morehall Road	11/07/2018	35,000,000	09/12/2018		10,547,635	10,547,635	205	1.1%	61.8%	10,547,635	61.8%	4.86000
3.04	Property	Natixis	1	60 Morehall Road	11/07/2018	35,000,000	09/12/2018		10,547,635	10,547,635	205	1.1%	61.8%	10,547,635	61.8%	4.86000
4	Loan	SGFC	23	ExchangeRight Net Leased Portfolio 28	07/10/2019	103,230,500	Various	No	44,000,000	44,000,000	133	4.7%	61.9%	44,000,000	61.9%	4.03200	0.01423	4.01777	Actual/360
4.01	Property	SGFC	1	Pick n Save - Oconomowoc, WI	07/10/2019	13,300,000	06/19/2019		5,674,179	5,674,179	133	0.6%	61.9%	5,674,179	61.9%	4.03200
4.02	Property	SGFC	1	Pick n Save - Wales, WI	07/10/2019	10,300,000	06/19/2019		4,394,289	4,394,289	133	0.5%	61.9%	4,394,289	61.9%	4.03200
4.03	Property	SGFC	1	Hobby Lobby - Hendersonville, TN	07/10/2019	8,050,000	06/23/2019		3,391,708	3,391,708	133	0.4%	61.9%	3,391,708	61.9%	4.03200
4.04	Property	SGFC	1	Hobby Lobby - Appleton, WI	07/10/2019	7,030,000	06/19/2019		2,999,484	2,999,484	133	0.3%	61.9%	2,999,484	61.9%	4.03200
4.05	Property	SGFC	1	Walgreens - Newport News, VA	07/10/2019	6,300,000	06/07/2019		2,687,769	2,687,769	133	0.3%	61.9%	2,687,769	61.9%	4.03200
4.06	Property	SGFC	1	Walgreens - Aurora, IL	07/10/2019	6,000,000	06/17/2019		2,559,780	2,559,780	133	0.3%	61.9%	2,559,780	61.9%	4.03200
4.07	Property	SGFC	1	Walgreens - Hammond, IN	07/10/2019	6,000,000	06/14/2019		2,559,780	2,559,780	133	0.3%	61.9%	2,559,780	61.9%	4.03200
4.08	Property	SGFC	1	Walgreens - North Aurora, IL	07/10/2019	5,100,000	06/07/2019		2,175,813	2,175,813	133	0.2%	61.9%	2,175,813	61.9%	4.03200
4.09	Property	SGFC	1	Walgreens - Fort Worth, TX	07/10/2019	4,830,000	05/17/2019		2,060,898	2,060,898	133	0.2%	61.9%	2,060,898	61.9%	4.03200
4.10	Property	SGFC	1	Tractor Supply - Lake Charles, LA	07/10/2019	4,400,000	06/19/2019		1,877,172	1,877,172	133	0.2%	61.9%	1,877,172	61.9%	4.03200
4.11	Property	SGFC	1	Fresenius Medical Care - West Columbia, SC	07/10/2019	4,375,000	06/20/2019		1,866,850	1,866,850	133	0.2%	61.9%	1,866,850	61.9%	4.03200
4.12	Property	SGFC	1	Walgreens - Flint, MI	07/10/2019	4,250,000	06/20/2019		1,813,177	1,813,177	133	0.2%	61.9%	1,813,177	61.9%	4.03200
4.13	Property	SGFC	1	Tractor Supply - Springtown, TX	07/10/2019	4,100,000	06/14/2019		1,749,183	1,749,183	133	0.2%	61.9%	1,749,183	61.9%	4.03200
4.14	Property	SGFC	1	Walgreens - Orland Park, IL	07/10/2019	4,000,000	06/19/2019		1,706,520	1,706,520	133	0.2%	61.9%	1,706,520	61.9%	4.03200
4.15	Property	SGFC	1	Walgreens - Peoria, IL	07/10/2019	2,800,000	06/17/2019		1,194,564	1,194,564	133	0.1%	61.9%	1,194,564	61.9%	4.03200
4.16	Property	SGFC	1	Dollar General - Houston, TX	07/10/2019	1,900,000	06/14/2019		810,597	810,597	133	0.1%	61.9%	810,597	61.9%	4.03200
4.17	Property	SGFC	1	Dollar General - Soddy Daisy, TN	07/10/2019	1,875,000	06/23/2019		800,275	800,275	133	0.1%	61.9%	800,275	61.9%	4.03200
4.18	Property	SGFC	1	O’Reilly Auto Parts - Lexington, SC	07/10/2019	1,625,000	06/17/2019		693,618	693,618	133	0.1%	61.9%	693,618	61.9%	4.03200
4.19	Property	SGFC	1	Dollar General - Mishawaka, IN	07/10/2019	1,560,000	06/14/2019		665,405	665,405	133	0.1%	61.9%	665,405	61.9%	4.03200
4.20	Property	SGFC	1	Dollar General - Lambertville, MI	07/10/2019	1,450,500	04/13/2019		618,613	618,613	133	0.1%	61.9%	618,613	61.9%	4.03200
4.21	Property	SGFC	1	Dollar Tree - Beech Island, SC	07/10/2019	1,360,000	06/20/2019		580,079	580,079	133	0.1%	61.9%	580,079	61.9%	4.03200
4.22	Property	SGFC	1	Dollar General - Youngsville, LA	07/10/2019	1,350,000	06/11/2019		575,950	575,950	133	0.1%	61.9%	575,950	61.9%	4.03200
4.23	Property	SGFC	1	Dollar General - Battle Creek, MI	07/10/2019	1,275,000	04/13/2019		544,297	544,297	133	0.1%	61.9%	544,297	61.9%	4.03200
5	Loan	Barclays	32	Inland Life Storage Portfolio	06/05/2019	225,000,000	06/28/2019	No	31,297,500	31,297,500	8,051	3.3%	61.8%	26,946,465	53.2%	3.80900	0.01976	3.78924	Actual/360
5.01	Property	Barclays	1	Life Storage - 586	06/05/2019	15,400,000	06/06/2019		2,270,286	2,270,286	8,051	0.2%	61.8%	1,954,667	53.2%	3.80900
5.02	Property	Barclays	1	Life Storage - 145	06/05/2019	12,400,000	06/07/2019		1,842,764	1,842,764	8,051	0.2%	61.8%	1,586,579	53.2%	3.80900
5.03	Property	Barclays	1	Life Storage - 364	06/05/2019	12,400,000	06/06/2019		1,828,562	1,828,562	8,051	0.2%	61.8%	1,574,352	53.2%	3.80900
5.04	Property	Barclays	1	Life Storage - 365	06/05/2019	12,000,000	06/06/2019		1,769,054	1,769,054	8,051	0.2%	61.8%	1,523,116	53.2%	3.80900
5.05	Property	Barclays	1	Life Storage - 212	06/05/2019	10,400,000	06/13/2019		1,533,179	1,533,179	8,051	0.2%	61.8%	1,320,034	53.2%	3.80900
5.06	Property	Barclays	1	Life Storage - 386	06/05/2019	9,700,000	06/10/2019		1,444,727	1,444,727	8,051	0.2%	61.8%	1,243,879	53.2%	3.80900
5.07	Property	Barclays	1	Life Storage - 256	06/05/2019	9,400,000	06/10/2019		1,385,759	1,385,759	8,051	0.1%	61.8%	1,193,109	53.2%	3.80900
5.08	Property	Barclays	1	Life Storage - 206	06/05/2019	8,900,000	06/10/2019		1,312,047	1,312,047	8,051	0.1%	61.8%	1,129,644	53.2%	3.80900
5.09	Property	Barclays	1	Life Storage - 324	06/05/2019	8,400,000	06/12/2019		1,293,750	1,293,750	8,051	0.1%	61.8%	1,113,891	53.2%	3.80900
5.10	Property	Barclays	1	Life Storage - 236	06/05/2019	9,200,000	06/13/2019		1,237,500	1,237,500	8,051	0.1%	61.8%	1,065,461	53.2%	3.80900
5.11	Property	Barclays	1	Life Storage - 184	06/05/2019	7,700,000	06/06/2019		1,135,143	1,135,143	8,051	0.1%	61.8%	977,333	53.2%	3.80900
5.12	Property	Barclays	1	Life Storage - 500	06/05/2019	7,150,000	06/13/2019		1,054,062	1,054,062	8,051	0.1%	61.8%	907,524	53.2%	3.80900
5.13	Property	Barclays	1	Life Storage - 288	06/05/2019	7,100,000	06/10/2019		1,046,689	1,046,689	8,051	0.1%	61.8%	901,176	53.2%	3.80900
5.14	Property	Barclays	1	Life Storage - 299	06/05/2019	6,500,000	06/12/2019		1,046,250	1,046,250	8,051	0.1%	61.8%	900,798	53.2%	3.80900
5.15	Property	Barclays	1	Life Storage - 209	06/05/2019	7,000,000	06/12/2019		1,031,947	1,031,947	8,051	0.1%	61.8%	888,484	53.2%	3.80900
5.16	Property	Barclays	1	Life Storage - 035	06/05/2019	6,400,000	06/13/2019		900,000	900,000	8,051	0.1%	61.8%	774,880	53.2%	3.80900
5.17	Property	Barclays	1	Life Storage - 074	06/05/2019	6,000,000	06/10/2019		886,500	886,500	8,051	0.1%	61.8%	763,257	53.2%	3.80900
5.18	Property	Barclays	1	Life Storage - 252	06/05/2019	5,800,000	06/07/2019		855,043	855,043	8,051	0.1%	61.8%	736,173	53.2%	3.80900
5.19	Property	Barclays	1	Life Storage - 033	06/05/2019	5,350,000	06/13/2019		788,704	788,704	8,051	0.1%	61.8%	679,057	53.2%	3.80900
5.20	Property	Barclays	1	Life Storage - 205	06/05/2019	4,300,000	06/06/2019		787,500	787,500	8,051	0.1%	61.8%	678,020	53.2%	3.80900
5.21	Property	Barclays	1	Life Storage - 300	06/05/2019	5,300,000	06/13/2019		781,333	781,333	8,051	0.1%	61.8%	672,710	53.2%	3.80900
5.22	Property	Barclays	1	Life Storage - 026	06/05/2019	4,700,000	06/12/2019		692,879	692,879	8,051	0.1%	61.8%	596,553	53.2%	3.80900
5.23	Property	Barclays	1	Life Storage - 361	06/05/2019	4,100,000	06/06/2019		648,000	648,000	8,051	0.1%	61.8%	557,914	53.2%	3.80900
5.24	Property	Barclays	1	Life Storage - 165	06/05/2019	3,850,000	06/12/2019		567,572	567,572	8,051	0.1%	61.8%	488,667	53.2%	3.80900
5.25	Property	Barclays	1	Life Storage - 208	06/05/2019	3,700,000	06/12/2019		545,459	545,459	8,051	0.1%	61.8%	469,628	53.2%	3.80900
5.26	Property	Barclays	1	Life Storage - 211	06/05/2019	3,600,000	06/12/2019		530,717	530,717	8,051	0.1%	61.8%	456,935	53.2%	3.80900
5.27	Property	Barclays	1	Life Storage - 021	06/05/2019	4,200,000	06/13/2019		495,000	495,000	8,051	0.1%	61.8%	426,184	53.2%	3.80900
5.28	Property	Barclays	1	Life Storage - 298	06/05/2019	3,200,000	06/13/2019		471,749	471,749	8,051	0.1%	61.8%	406,165	53.2%	3.80900
5.29	Property	Barclays	1	Life Storage - 297	06/05/2019	2,500,000	06/13/2019		337,500	337,500	8,051	0.0%	61.8%	290,580	53.2%	3.80900
5.30	Property	Barclays	1	Life Storage - 153	06/05/2019	1,950,000	06/12/2019		287,471	287,471	8,051	0.0%	61.8%	247,506	53.2%	3.80900
5.31	Property	Barclays	1	Life Storage - 075	06/05/2019	1,800,000	06/06/2019		265,358	265,358	8,051	0.0%	61.8%	228,468	53.2%	3.80900
5.32	Property	Barclays	1	Life Storage - 152	06/05/2019	1,700,000	06/10/2019		225,000	225,000	8,051	0.0%	61.8%	193,720	53.2%	3.80900
6	Both	RREF	1	Emerald Pointe Apartments	06/25/2019	46,530,000	06/12/2019	No	25,000,000	25,000,000	61,275	2.7%	53.7%	25,000,000	53.7%	3.80000	0.01309	3.78691	Actual/360
7	Both	UBS AG	1	Hilton Garden Inn - San Diego Mission Valley Stadium	05/31/2019	36,000,000	04/19/2019	No	23,100,000	23,100,000	129,775	2.5%	64.2%	19,808,837	55.0%	4.65000	0.01309	4.63691	Actual/360
8	Both	Natixis	1	2 North 6th Place	03/25/2019	623,000,000	03/20/2019	No	20,000,000	20,000,000	289,892	2.1%	25.8%	20,000,000	25.8%	4.532153846	0.01101	4.521143846	Actual/360
9	Both	SMC	1	Tower Plaza	06/27/2019	33,000,000	04/21/2019	No	20,000,000	20,000,000	151	2.1%	60.6%	18,187,906	55.1%	4.12000	0.04309	4.07691	Actual/360
10	Loan	UBS AG	186	ILPT Hawaii Portfolio	Various	1,439,117,000	Various	No	19,000,000	19,000,000	68	2.0%	45.2%	19,000,000	45.2%	4.31000	0.01101	4.29899	Actual/360
10.001	Property	UBS AG	1	2810 Pukoloa Street	01/29/2019	69,349,000	12/01/2018		915,583	915,583	68	0.1%	45.2%	915,583	45.2%	4.31000
10.002	Property	UBS AG	1	1360 Pali Highway	01/29/2019	41,983,000	12/01/2018		554,282	554,282	68	0.1%	45.2%	554,282	45.2%	4.31000
10.003	Property	UBS AG	1	1001 Ahua Street	01/29/2019	37,405,000	12/01/2018		493,841	493,841	68	0.1%	45.2%	493,841	45.2%	4.31000
10.004	Property	UBS AG	1	848 Ala Lilikoi Street A	01/29/2019	36,562,000	12/01/2018		482,711	482,711	68	0.1%	45.2%	482,711	45.2%	4.31000
10.005	Property	UBS AG	1	2850 Paa Street	01/29/2019	34,839,000	12/01/2018		459,963	459,963	68	0.0%	45.2%	459,963	45.2%	4.31000
10.006	Property	UBS AG	1	949 Mapunapuna Street	01/29/2019	34,644,000	12/01/2018		457,389	457,389	68	0.0%	45.2%	457,389	45.2%	4.31000
10.007	Property	UBS AG	1	2828 Paa Street	01/29/2019	26,999,000	12/01/2018		356,455	356,455	68	0.0%	45.2%	356,455	45.2%	4.31000
10.008	Property	UBS AG	1	80 Sand Island Access Road	01/29/2019	23,158,000	12/01/2018		305,744	305,744	68	0.0%	45.2%	305,744	45.2%	4.31000
10.009	Property	UBS AG	1	1030 Mapunapuna Street	01/29/2019	19,284,000	12/01/2018		254,598	254,598	68	0.0%	45.2%	254,598	45.2%	4.31000
10.010	Property	UBS AG	1	150 Puuhale Road	01/29/2019	18,705,000	12/01/2018		246,954	246,954	68	0.0%	45.2%	246,954	45.2%	4.31000
10.011	Property	UBS AG	1	2344 Pahounui Drive	01/29/2019	18,703,000	12/01/2018		246,927	246,927	68	0.0%	45.2%	246,927	45.2%	4.31000
10.012	Property	UBS AG	1	120 Sand Island Access Road	12/13/2018	18,000,000	12/05/2018		237,646	237,646	68	0.0%	45.2%	237,646	45.2%	4.31000
10.013	Property	UBS AG	1	1122 Mapunapuna Street	01/29/2019	17,547,000	12/01/2018		231,665	231,665	68	0.0%	45.2%	231,665	45.2%	4.31000
10.014	Property	UBS AG	1	2915 Kaihikapu Street	01/29/2019	15,952,000	12/01/2018		210,607	210,607	68	0.0%	45.2%	210,607	45.2%	4.31000
10.015	Property	UBS AG	1	819 Ahua Street	01/29/2019	15,496,000	12/01/2018		204,587	204,587	68	0.0%	45.2%	204,587	45.2%	4.31000
10.016	Property	UBS AG	1	2144 Auiki Street	12/13/2018	15,000,000	12/05/2018		198,038	198,038	68	0.0%	45.2%	198,038	45.2%	4.31000
10.017	Property	UBS AG	1	1027 Kikowaena Place	01/29/2019	14,597,000	12/01/2018		192,717	192,717	68	0.0%	45.2%	192,717	45.2%	4.31000
10.018	Property	UBS AG	1	1931 Kahai Street	01/29/2019	13,755,000	12/01/2018		181,601	181,601	68	0.0%	45.2%	181,601	45.2%	4.31000
10.019	Property	UBS AG	1	148 Mokauea Street	01/29/2019	11,840,000	12/01/2018		156,318	156,318	68	0.0%	45.2%	156,318	45.2%	4.31000
10.020	Property	UBS AG	1	2886 Paa Street	01/29/2019	11,236,000	12/01/2018		148,344	148,344	68	0.0%	45.2%	148,344	45.2%	4.31000
10.021	Property	UBS AG	1	2838 Kilihau Street	01/29/2019	10,931,000	12/01/2018		144,317	144,317	68	0.0%	45.2%	144,317	45.2%	4.31000
10.022	Property	UBS AG	1	803 Ahua Street	01/29/2019	10,861,000	12/01/2018		143,393	143,393	68	0.0%	45.2%	143,393	45.2%	4.31000
10.023	Property	UBS AG	1	220 Puuhale Road	01/29/2019	10,617,000	12/01/2018		140,171	140,171	68	0.0%	45.2%	140,171	45.2%	4.31000
10.024	Property	UBS AG	1	930 Mapunapuna Street	01/29/2019	10,439,000	12/01/2018		137,821	137,821	68	0.0%	45.2%	137,821	45.2%	4.31000

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Occupancy Date	Appraised Value ($)(5)	Appraisal Date	Crossed Loan	Original Balance ($)(6)(7)	Current Balance ($)(6)(7)	Current Balance per Unit ($)	% of Initial Pool Balance	Current LTV (%)(5)	Maturity/ARD Balance ($)(6)(7)	Maturity/ ARD LTV (%)(5)	Interest Rate %	Admin. Fee %(8)	Net Mortgage Rate %	Accrual Type
10.025	Property	UBS AG	1	2103 Kaliawa Street	01/29/2019	10,410,000	12/01/2018		137,438	137,438	68	0.0%	45.2%	137,438	45.2%	4.31000
10.026	Property	UBS AG	1	2969 Mapunapuna Place	01/29/2019	10,368,000	12/01/2018		136,884	136,884	68	0.0%	45.2%	136,884	45.2%	4.31000
10.027	Property	UBS AG	1	158 Sand Island Access Road	01/29/2019	10,285,000	12/01/2018		135,788	135,788	68	0.0%	45.2%	135,788	45.2%	4.31000
10.028	Property	UBS AG	1	1926 Auiki Street	01/29/2019	10,250,000	12/05/2018		135,326	135,326	68	0.0%	45.2%	135,326	45.2%	4.31000
10.029	Property	UBS AG	1	113 Puuhale Road	01/29/2019	9,961,000	12/01/2018		131,511	131,511	68	0.0%	45.2%	131,511	45.2%	4.31000
10.030	Property	UBS AG	1	2250 Pahounui Drive	01/29/2019	9,816,000	12/01/2018		129,596	129,596	68	0.0%	45.2%	129,596	45.2%	4.31000
10.031	Property	UBS AG	1	733 Mapunapuna Street	01/29/2019	9,741,000	12/01/2018		128,606	128,606	68	0.0%	45.2%	128,606	45.2%	4.31000
10.032	Property	UBS AG	1	761 Ahua Street	01/29/2019	9,706,000	12/01/2018		128,144	128,144	68	0.0%	45.2%	128,144	45.2%	4.31000
10.033	Property	UBS AG	1	918 Ahua Street	01/29/2019	9,474,000	12/01/2018		125,081	125,081	68	0.0%	45.2%	125,081	45.2%	4.31000
10.034	Property	UBS AG	1	180 Sand Island Access Road	01/29/2019	9,353,000	12/01/2018		123,483	123,483	68	0.0%	45.2%	123,483	45.2%	4.31000
10.035	Property	UBS AG	1	2829 Awaawaloa Street	01/29/2019	9,330,000	12/01/2018		123,180	123,180	68	0.0%	45.2%	123,180	45.2%	4.31000
10.036	Property	UBS AG	1	120 Mokauea Street	12/13/2018	9,250,000	12/05/2018		122,124	122,124	68	0.0%	45.2%	122,124	45.2%	4.31000
10.037	Property	UBS AG	1	2861 Mokumoa Street	01/29/2019	9,169,000	12/01/2018		121,054	121,054	68	0.0%	45.2%	121,054	45.2%	4.31000
10.038	Property	UBS AG	1	2826 Kaihikapu Street	01/29/2019	9,103,000	12/01/2018		120,183	120,183	68	0.0%	45.2%	120,183	45.2%	4.31000
10.039	Property	UBS AG	1	179 Sand Island Access Road	01/29/2019	9,045,000	12/01/2018		119,417	119,417	68	0.0%	45.2%	119,417	45.2%	4.31000
10.040	Property	UBS AG	1	855 Mapunapuna Street	01/29/2019	8,865,000	12/01/2018		117,041	117,041	68	0.0%	45.2%	117,041	45.2%	4.31000
10.041	Property	UBS AG	1	2308 Pahounui Drive	01/29/2019	8,519,000	12/01/2018		112,472	112,472	68	0.0%	45.2%	112,472	45.2%	4.31000
10.042	Property	UBS AG	1	619 Mapunapuna Street	01/29/2019	8,287,000	12/01/2018		109,409	109,409	68	0.0%	45.2%	109,409	45.2%	4.31000
10.043	Property	UBS AG	1	2846-A Awaawaloa Street	01/29/2019	8,265,000	12/01/2018		109,119	109,119	68	0.0%	45.2%	109,119	45.2%	4.31000
10.044	Property	UBS AG	1	238 Sand Island Access Road	01/29/2019	8,220,000	12/01/2018		108,525	108,525	68	0.0%	45.2%	108,525	45.2%	4.31000
10.045	Property	UBS AG	1	704 Mapunapuna Street	01/29/2019	8,186,000	12/01/2018		108,076	108,076	68	0.0%	45.2%	108,076	45.2%	4.31000
10.046	Property	UBS AG	1	120B Mokauea Street	12/13/2018	8,000,000	12/05/2018		105,620	105,620	68	0.0%	45.2%	105,620	45.2%	4.31000
10.047	Property	UBS AG	1	1150 Kikowaena Street	01/29/2019	7,888,000	12/01/2018		104,142	104,142	68	0.0%	45.2%	104,142	45.2%	4.31000
10.048	Property	UBS AG	1	2127 Auiki Street	01/29/2019	7,819,000	12/01/2018		103,231	103,231	68	0.0%	45.2%	103,231	45.2%	4.31000
10.049	Property	UBS AG	1	2810 Paa Street	01/29/2019	7,729,000	12/01/2018		102,042	102,042	68	0.0%	45.2%	102,042	45.2%	4.31000
10.050	Property	UBS AG	1	2841 Pukoloa Street	01/29/2019	7,415,000	12/01/2018		97,897	97,897	68	0.0%	45.2%	97,897	45.2%	4.31000
10.051	Property	UBS AG	1	1000 Mapunapuna Street	01/29/2019	7,394,000	12/01/2018		97,620	97,620	68	0.0%	45.2%	97,620	45.2%	4.31000
10.052	Property	UBS AG	1	2829 Pukoloa Street	01/29/2019	7,365,000	12/01/2018		97,237	97,237	68	0.0%	45.2%	97,237	45.2%	4.31000
10.053	Property	UBS AG	1	889 Ahua Street	01/29/2019	7,360,000	12/01/2018		97,171	97,171	68	0.0%	45.2%	97,171	45.2%	4.31000
10.054	Property	UBS AG	1	2819 Pukoloa Street	01/29/2019	7,331,000	12/01/2018		96,788	96,788	68	0.0%	45.2%	96,788	45.2%	4.31000
10.055	Property	UBS AG	1	1038 Kikowaena Place	01/29/2019	6,820,000	12/01/2018		90,041	90,041	68	0.0%	45.2%	90,041	45.2%	4.31000
10.056	Property	UBS AG	1	2965 Mokumoa Street	01/29/2019	6,813,000	12/01/2018		89,949	89,949	68	0.0%	45.2%	89,949	45.2%	4.31000
10.057	Property	UBS AG	1	850 Ahua Street	01/29/2019	6,619,000	12/01/2018		87,388	87,388	68	0.0%	45.2%	87,388	45.2%	4.31000
10.058	Property	UBS AG	1	1330 Pali Highway	01/29/2019	6,552,000	12/01/2018		86,503	86,503	68	0.0%	45.2%	86,503	45.2%	4.31000
10.059	Property	UBS AG	1	2855 Pukoloa Street	01/29/2019	6,539,000	12/01/2018		86,331	86,331	68	0.0%	45.2%	86,331	45.2%	4.31000
10.060	Property	UBS AG	1	2865 Pukoloa Street	01/29/2019	6,539,000	12/01/2018		86,331	86,331	68	0.0%	45.2%	86,331	45.2%	4.31000
10.061	Property	UBS AG	1	789 Mapunapuna Street	01/29/2019	6,492,000	12/01/2018		85,711	85,711	68	0.0%	45.2%	85,711	45.2%	4.31000
10.062	Property	UBS AG	1	2960 Mokumoa Street	01/29/2019	6,448,000	12/01/2018		85,130	85,130	68	0.0%	45.2%	85,130	45.2%	4.31000
10.063	Property	UBS AG	1	231B Sand Island Access Road	01/29/2019	6,388,000	12/01/2018		84,338	84,338	68	0.0%	45.2%	84,338	45.2%	4.31000
10.064	Property	UBS AG	1	2020 Auiki Street	01/29/2019	6,336,000	12/01/2018		83,651	83,651	68	0.0%	45.2%	83,651	45.2%	4.31000
10.065	Property	UBS AG	1	2857 Awaawaloa Street	01/29/2019	6,297,000	12/01/2018		83,136	83,136	68	0.0%	45.2%	83,136	45.2%	4.31000
10.066	Property	UBS AG	1	1050 Kikowaena Place	01/29/2019	6,216,000	12/01/2018		82,067	82,067	68	0.0%	45.2%	82,067	45.2%	4.31000
10.067	Property	UBS AG	1	2850 Mokumoa Street	01/29/2019	6,211,000	12/01/2018		82,001	82,001	68	0.0%	45.2%	82,001	45.2%	4.31000
10.068	Property	UBS AG	1	2840 Mokumoa Street	01/29/2019	6,205,000	12/01/2018		81,922	81,922	68	0.0%	45.2%	81,922	45.2%	4.31000
10.069	Property	UBS AG	1	2830 Mokumoa Street	01/29/2019	6,195,000	12/01/2018		81,790	81,790	68	0.0%	45.2%	81,790	45.2%	4.31000
10.070	Property	UBS AG	1	960 Mapunapuna Street	01/29/2019	6,182,000	12/01/2018		81,618	81,618	68	0.0%	45.2%	81,618	45.2%	4.31000
10.071	Property	UBS AG	1	125B Puuhale Road	01/29/2019	6,137,000	12/01/2018		81,024	81,024	68	0.0%	45.2%	81,024	45.2%	4.31000
10.072	Property	UBS AG	1	2809 Kaihikapu Street	01/29/2019	6,078,000	12/01/2018		80,245	80,245	68	0.0%	45.2%	80,245	45.2%	4.31000
10.073	Property	UBS AG	1	212 Mohonua Place	01/29/2019	6,054,000	12/01/2018		79,928	79,928	68	0.0%	45.2%	79,928	45.2%	4.31000
10.074	Property	UBS AG	1	692 Mapunapuna Street	01/29/2019	5,934,000	12/01/2018		78,344	78,344	68	0.0%	45.2%	78,344	45.2%	4.31000
10.075	Property	UBS AG	1	1024 Kikowaena Place	01/29/2019	5,866,000	12/01/2018		77,446	77,446	68	0.0%	45.2%	77,446	45.2%	4.31000
10.076	Property	UBS AG	1	669 Ahua Street	01/29/2019	5,798,000	12/01/2018		76,548	76,548	68	0.0%	45.2%	76,548	45.2%	4.31000
10.077	Property	UBS AG	1	215 Puuhale Road	01/29/2019	5,785,000	12/01/2018		76,377	76,377	68	0.0%	45.2%	76,377	45.2%	4.31000
10.078	Property	UBS AG	1	142 Mokauea Street	01/29/2019	5,700,000	12/05/2018		75,254	75,254	68	0.0%	45.2%	75,254	45.2%	4.31000
10.079	Property	UBS AG	1	2847 Awaawaloa Street	01/29/2019	5,648,000	12/01/2018		74,568	74,568	68	0.0%	45.2%	74,568	45.2%	4.31000
10.080	Property	UBS AG	1	2816 Awaawaloa Street	01/29/2019	5,619,000	12/01/2018		74,185	74,185	68	0.0%	45.2%	74,185	45.2%	4.31000
10.081	Property	UBS AG	1	2928 Kaihikapu Street - B	01/29/2019	5,615,000	12/01/2018		74,132	74,132	68	0.0%	45.2%	74,132	45.2%	4.31000
10.082	Property	UBS AG	1	2864 Mokumoa Street	01/29/2019	5,610,000	12/01/2018		74,066	74,066	68	0.0%	45.2%	74,066	45.2%	4.31000
10.083	Property	UBS AG	1	770 Mapunapuna Street	01/29/2019	5,604,000	12/01/2018		73,987	73,987	68	0.0%	45.2%	73,987	45.2%	4.31000
10.084	Property	UBS AG	1	151 Puuhale Road	01/29/2019	5,568,000	12/01/2018		73,512	73,512	68	0.0%	45.2%	73,512	45.2%	4.31000
10.085	Property	UBS AG	1	207 Puuhale Road	01/29/2019	5,567,000	12/01/2018		73,499	73,499	68	0.0%	45.2%	73,499	45.2%	4.31000
10.086	Property	UBS AG	1	2970 Mokumoa Street	01/29/2019	5,557,000	12/01/2018		73,367	73,367	68	0.0%	45.2%	73,367	45.2%	4.31000
10.087	Property	UBS AG	1	2868 Kaihikapu Street	01/29/2019	5,523,000	12/01/2018		72,918	72,918	68	0.0%	45.2%	72,918	45.2%	4.31000
10.088	Property	UBS AG	1	2908 Kaihikapu Street	01/29/2019	5,486,000	12/01/2018		72,429	72,429	68	0.0%	45.2%	72,429	45.2%	4.31000
10.089	Property	UBS AG	1	2814 Kilihau Street	01/29/2019	5,478,000	12/01/2018		72,324	72,324	68	0.0%	45.2%	72,324	45.2%	4.31000
10.090	Property	UBS AG	1	759 Puuloa Road	01/29/2019	5,448,000	12/01/2018		71,927	71,927	68	0.0%	45.2%	71,927	45.2%	4.31000
10.091	Property	UBS AG	1	659 Puuloa Road	01/29/2019	5,447,000	12/01/2018		71,914	71,914	68	0.0%	45.2%	71,914	45.2%	4.31000
10.092	Property	UBS AG	1	667 Puuloa Road	01/29/2019	5,447,000	12/01/2018		71,914	71,914	68	0.0%	45.2%	71,914	45.2%	4.31000
10.093	Property	UBS AG	1	679 Puuloa Road	01/29/2019	5,447,000	12/01/2018		71,914	71,914	68	0.0%	45.2%	71,914	45.2%	4.31000
10.094	Property	UBS AG	1	689 Puuloa Road	01/29/2019	5,447,000	12/01/2018		71,914	71,914	68	0.0%	45.2%	71,914	45.2%	4.31000
10.095	Property	UBS AG	1	950 Mapunapuna Street	01/29/2019	5,439,000	12/01/2018		71,809	71,809	68	0.0%	45.2%	71,809	45.2%	4.31000
10.096	Property	UBS AG	1	822 Mapunapuna Street	01/29/2019	5,413,000	12/01/2018		71,465	71,465	68	0.0%	45.2%	71,465	45.2%	4.31000
10.097	Property	UBS AG	1	842 Mapunapuna Street	01/29/2019	5,413,000	12/01/2018		71,465	71,465	68	0.0%	45.2%	71,465	45.2%	4.31000
10.098	Property	UBS AG	1	214 Sand Island Access Road	12/13/2018	5,400,000	12/05/2018		71,294	71,294	68	0.0%	45.2%	71,294	45.2%	4.31000
10.099	Property	UBS AG	1	709 Ahua Street	01/29/2019	5,399,000	12/01/2018		71,281	71,281	68	0.0%	45.2%	71,281	45.2%	4.31000
10.100	Property	UBS AG	1	766 Mapunapuna Street	01/29/2019	5,354,000	12/01/2018		70,686	70,686	68	0.0%	45.2%	70,686	45.2%	4.31000
10.101	Property	UBS AG	1	830 Mapunapuna Street	01/29/2019	5,353,000	12/01/2018		70,673	70,673	68	0.0%	45.2%	70,673	45.2%	4.31000
10.102	Property	UBS AG	1	2855 Kaihikapu Street	01/29/2019	5,334,000	12/01/2018		70,422	70,422	68	0.0%	45.2%	70,422	45.2%	4.31000
10.103	Property	UBS AG	1	865 Ahua Street	01/29/2019	5,319,000	12/01/2018		70,224	70,224	68	0.0%	45.2%	70,224	45.2%	4.31000
10.104	Property	UBS AG	1	852 Mapunapuna Street	01/29/2019	5,317,000	12/01/2018		70,198	70,198	68	0.0%	45.2%	70,198	45.2%	4.31000
10.105	Property	UBS AG	1	2906 Kaihikapu Street	01/29/2019	5,294,000	12/01/2018		69,894	69,894	68	0.0%	45.2%	69,894	45.2%	4.31000
10.106	Property	UBS AG	1	2879 Paa Street	01/29/2019	5,268,000	12/01/2018		69,551	69,551	68	0.0%	45.2%	69,551	45.2%	4.31000
10.107	Property	UBS AG	1	702 Ahua Street	01/29/2019	5,255,000	12/01/2018		69,379	69,379	68	0.0%	45.2%	69,379	45.2%	4.31000
10.108	Property	UBS AG	1	2864 Awaawaloa Street	01/29/2019	5,224,000	12/01/2018		68,970	68,970	68	0.0%	45.2%	68,970	45.2%	4.31000
10.109	Property	UBS AG	1	2819 Mokumoa Street - A	01/29/2019	5,172,000	12/01/2018		68,284	68,284	68	0.0%	45.2%	68,284	45.2%	4.31000
10.110	Property	UBS AG	1	2869 Mokumoa Street	01/29/2019	5,163,000	12/01/2018		68,165	68,165	68	0.0%	45.2%	68,165	45.2%	4.31000
10.111	Property	UBS AG	1	2819 Mokumoa Street - B	01/29/2019	5,156,000	12/01/2018		68,072	68,072	68	0.0%	45.2%	68,072	45.2%	4.31000
10.112	Property	UBS AG	1	228 Mohonua Place	01/29/2019	5,149,000	12/01/2018		67,980	67,980	68	0.0%	45.2%	67,980	45.2%	4.31000
10.113	Property	UBS AG	1	2264 Pahounui Drive	01/29/2019	5,135,000	12/01/2018		67,795	67,795	68	0.0%	45.2%	67,795	45.2%	4.31000
10.114	Property	UBS AG	1	808 Ahua Street	01/29/2019	5,128,000	12/01/2018		67,703	67,703	68	0.0%	45.2%	67,703	45.2%	4.31000
10.115	Property	UBS AG	1	2827 Kaihikapu Street	01/29/2019	5,127,000	12/01/2018		67,689	67,689	68	0.0%	45.2%	67,689	45.2%	4.31000
10.116	Property	UBS AG	1	697 Ahua Street	01/29/2019	5,123,000	12/01/2018		67,637	67,637	68	0.0%	45.2%	67,637	45.2%	4.31000
10.117	Property	UBS AG	1	2849 Kaihikapu Street	01/29/2019	5,115,000	12/01/2018		67,531	67,531	68	0.0%	45.2%	67,531	45.2%	4.31000

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Occupancy Date	Appraised Value ($)(5)	Appraisal Date	Crossed Loan	Original Balance ($)(6)(7)	Current Balance ($)(6)(7)	Current Balance per Unit ($)	% of Initial Pool Balance	Current LTV (%)(5)	Maturity/ARD Balance ($)(6)(7)	Maturity/ ARD LTV (%)(5)	Interest Rate %	Admin. Fee %(8)	Net Mortgage Rate %	Accrual Type
10.118	Property	UBS AG	1	2831 Awaawaloa Street	01/29/2019	5,099,000	12/01/2018		67,320	67,320	68	0.0%	45.2%	67,320	45.2%	4.31000
10.119	Property	UBS AG	1	2858 Kaihikapu Street	01/29/2019	5,095,000	12/01/2018		67,267	67,267	68	0.0%	45.2%	67,267	45.2%	4.31000
10.120	Property	UBS AG	1	2276 Pahounui Drive	01/29/2019	5,095,000	12/01/2018		67,267	67,267	68	0.0%	45.2%	67,267	45.2%	4.31000
10.121	Property	UBS AG	1	2806 Kaihikapu Street	01/29/2019	5,090,000	12/01/2018		67,201	67,201	68	0.0%	45.2%	67,201	45.2%	4.31000
10.122	Property	UBS AG	1	1052 Ahua Street	01/29/2019	5,078,000	12/01/2018		67,043	67,043	68	0.0%	45.2%	67,043	45.2%	4.31000
10.123	Property	UBS AG	1	2889 Mokumoa Street	01/29/2019	5,063,000	12/01/2018		66,844	66,844	68	0.0%	45.2%	66,844	45.2%	4.31000
10.124	Property	UBS AG	1	685 Ahua Street	01/29/2019	5,053,000	12/01/2018		66,712	66,712	68	0.0%	45.2%	66,712	45.2%	4.31000
10.125	Property	UBS AG	1	2839 Mokumoa Street	01/29/2019	5,034,000	12/01/2018		66,462	66,462	68	0.0%	45.2%	66,462	45.2%	4.31000
10.126	Property	UBS AG	1	94-240 Pupuole Street	01/29/2019	5,033,000	12/01/2018		66,448	66,448	68	0.0%	45.2%	66,448	45.2%	4.31000
10.127	Property	UBS AG	1	2928 Kaihikapu Street - A	01/29/2019	5,024,000	12/01/2018		66,330	66,330	68	0.0%	45.2%	66,330	45.2%	4.31000
10.128	Property	UBS AG	1	719 Ahua Street	01/29/2019	5,015,000	12/01/2018		66,211	66,211	68	0.0%	45.2%	66,211	45.2%	4.31000
10.129	Property	UBS AG	1	2812 Awaawaloa Street	01/29/2019	5,014,000	12/01/2018		66,198	66,198	68	0.0%	45.2%	66,198	45.2%	4.31000
10.130	Property	UBS AG	1	2927 Mokumoa Street	01/29/2019	5,013,000	12/01/2018		66,184	66,184	68	0.0%	45.2%	66,184	45.2%	4.31000
10.131	Property	UBS AG	1	197 Sand Island Access Road	01/29/2019	5,008,000	12/01/2018		66,118	66,118	68	0.0%	45.2%	66,118	45.2%	4.31000
10.132	Property	UBS AG	1	2844 Kaihikapu Street	01/29/2019	4,989,000	12/01/2018		65,867	65,867	68	0.0%	45.2%	65,867	45.2%	4.31000
10.133	Property	UBS AG	1	2879 Mokumoa Street	01/29/2019	4,973,000	12/01/2018		65,656	65,656	68	0.0%	45.2%	65,656	45.2%	4.31000
10.134	Property	UBS AG	1	2135 Auiki Street	01/29/2019	4,962,000	12/01/2018		65,511	65,511	68	0.0%	45.2%	65,511	45.2%	4.31000
10.135	Property	UBS AG	1	855 Ahua Street	01/29/2019	4,952,000	12/01/2018		65,379	65,379	68	0.0%	45.2%	65,379	45.2%	4.31000
10.136	Property	UBS AG	1	2122 Kaliawa Street	01/29/2019	4,951,000	12/01/2018		65,366	65,366	68	0.0%	45.2%	65,366	45.2%	4.31000
10.137	Property	UBS AG	1	2831 Kaihikapu Street	01/29/2019	4,946,000	12/01/2018		65,300	65,300	68	0.0%	45.2%	65,300	45.2%	4.31000
10.138	Property	UBS AG	1	729 Ahua Street	01/29/2019	4,942,000	12/01/2018		65,247	65,247	68	0.0%	45.2%	65,247	45.2%	4.31000
10.139	Property	UBS AG	1	739 Ahua Street	01/29/2019	4,942,000	12/01/2018		65,247	65,247	68	0.0%	45.2%	65,247	45.2%	4.31000
10.140	Property	UBS AG	1	2833 Paa Street #2	01/29/2019	4,833,000	12/01/2018		63,808	63,808	68	0.0%	45.2%	63,808	45.2%	4.31000
10.141	Property	UBS AG	1	2833 Paa Street	01/29/2019	4,833,000	12/01/2018		63,808	63,808	68	0.0%	45.2%	63,808	45.2%	4.31000
10.142	Property	UBS AG	1	2815 Kaihikapu Street	01/29/2019	4,728,000	12/01/2018		62,422	62,422	68	0.0%	45.2%	62,422	45.2%	4.31000
10.143	Property	UBS AG	1	1062 Kikowaena Place	01/29/2019	4,722,000	12/01/2018		62,342	62,342	68	0.0%	45.2%	62,342	45.2%	4.31000
10.144	Property	UBS AG	1	673 Ahua Street	01/29/2019	4,689,000	12/01/2018		61,907	61,907	68	0.0%	45.2%	61,907	45.2%	4.31000
10.145	Property	UBS AG	1	2106 Kaliawa Street	01/29/2019	4,673,000	12/01/2018		61,695	61,695	68	0.0%	45.2%	61,695	45.2%	4.31000
10.146	Property	UBS AG	1	812 Mapunapuna Street	01/29/2019	4,667,000	12/01/2018		61,616	61,616	68	0.0%	45.2%	61,616	45.2%	4.31000
10.147	Property	UBS AG	1	2804 Kilihau Street	01/29/2019	4,623,000	12/01/2018		61,035	61,035	68	0.0%	45.2%	61,035	45.2%	4.31000
10.148	Property	UBS AG	1	525 North King Street	01/29/2019	4,621,000	12/01/2018		61,009	61,009	68	0.0%	45.2%	61,009	45.2%	4.31000
10.149	Property	UBS AG	1	204 Sand Island Access Road	01/29/2019	4,611,000	12/01/2018		60,877	60,877	68	0.0%	45.2%	60,877	45.2%	4.31000
10.150	Property	UBS AG	1	660 Ahua Street	01/29/2019	4,610,000	12/01/2018		60,864	60,864	68	0.0%	45.2%	60,864	45.2%	4.31000
10.151	Property	UBS AG	1	218 Mohonua Place	01/29/2019	4,597,000	12/01/2018		60,692	60,692	68	0.0%	45.2%	60,692	45.2%	4.31000
10.152	Property	UBS AG	1	125 Puuhale Road	01/29/2019	4,543,000	12/01/2018		59,979	59,979	68	0.0%	45.2%	59,979	45.2%	4.31000
10.153	Property	UBS AG	1	645 Ahua Street	01/29/2019	4,465,000	12/01/2018		58,949	58,949	68	0.0%	45.2%	58,949	45.2%	4.31000
10.154	Property	UBS AG	1	675 Mapunapuna Street	01/29/2019	4,460,000	12/01/2018		58,883	58,883	68	0.0%	45.2%	58,883	45.2%	4.31000
10.155	Property	UBS AG	1	659 Ahua Street	01/29/2019	4,451,000	12/01/2018		58,765	58,765	68	0.0%	45.2%	58,765	45.2%	4.31000
10.156	Property	UBS AG	1	1055 Ahua Street	01/29/2019	4,338,000	12/01/2018		57,273	57,273	68	0.0%	45.2%	57,273	45.2%	4.31000
10.157	Property	UBS AG	1	944 Ahua Street	01/29/2019	4,297,000	12/01/2018		56,731	56,731	68	0.0%	45.2%	56,731	45.2%	4.31000
10.158	Property	UBS AG	1	2019 Kahai Street	01/29/2019	4,088,000	12/01/2018		53,972	53,972	68	0.0%	45.2%	53,972	45.2%	4.31000
10.159	Property	UBS AG	1	2001 Kahai Street	01/29/2019	3,930,000	12/01/2018		51,886	51,886	68	0.0%	45.2%	51,886	45.2%	4.31000
10.160	Property	UBS AG	1	106 Puuhale Road	12/13/2018	3,900,000	12/05/2018		51,490	51,490	68	0.0%	45.2%	51,490	45.2%	4.31000
10.161	Property	UBS AG	1	2875 Paa Street	01/29/2019	3,832,000	12/01/2018		50,592	50,592	68	0.0%	45.2%	50,592	45.2%	4.31000
10.162	Property	UBS AG	1	1024 Mapunapuna Street	01/29/2019	3,783,000	12/01/2018		49,945	49,945	68	0.0%	45.2%	49,945	45.2%	4.31000
10.163	Property	UBS AG	1	2760 Kamehameha Highway	01/29/2019	3,707,000	12/01/2018		48,942	48,942	68	0.0%	45.2%	48,942	45.2%	4.31000
10.164	Property	UBS AG	1	2635 Waiwai Loop A	01/29/2019	3,629,000	12/01/2018		47,912	47,912	68	0.0%	45.2%	47,912	45.2%	4.31000
10.165	Property	UBS AG	1	2635 Waiwai Loop B	01/29/2019	3,623,000	12/01/2018		47,833	47,833	68	0.0%	45.2%	47,833	45.2%	4.31000
10.166	Property	UBS AG	1	2836 Awaawaloa Street	01/29/2019	3,580,000	12/01/2018		47,265	47,265	68	0.0%	45.2%	47,265	45.2%	4.31000
10.167	Property	UBS AG	1	609 Ahua Street	12/13/2018	3,507,000	12/01/2018		46,301	46,301	68	0.0%	45.2%	46,301	45.2%	4.31000
10.168	Property	UBS AG	1	905 Ahua Street	01/29/2019	3,444,000	12/01/2018		45,470	45,470	68	0.0%	45.2%	45,470	45.2%	4.31000
10.169	Property	UBS AG	1	2110 Auiki Street	01/29/2019	3,404,000	12/01/2018		44,941	44,941	68	0.0%	45.2%	44,941	45.2%	4.31000
10.170	Property	UBS AG	1	140 Puuhale Road	01/29/2019	3,292,000	12/01/2018		43,463	43,463	68	0.0%	45.2%	43,463	45.2%	4.31000
10.171	Property	UBS AG	1	2139 Kaliawa Street	01/29/2019	3,258,000	12/01/2018		43,014	43,014	68	0.0%	45.2%	43,014	45.2%	4.31000
10.172	Property	UBS AG	1	231 Sand Island Access Road	01/29/2019	3,174,000	12/01/2018		41,905	41,905	68	0.0%	45.2%	41,905	45.2%	4.31000
10.173	Property	UBS AG	1	2140 Kaliawa Street	01/29/2019	2,921,000	12/01/2018		38,565	38,565	68	0.0%	45.2%	38,565	45.2%	4.31000
10.174	Property	UBS AG	1	33 South Vineyard Boulevard	01/29/2019	2,865,000	12/01/2018		37,825	37,825	68	0.0%	45.2%	37,825	45.2%	4.31000
10.175	Property	UBS AG	1	970 Ahua Street	01/29/2019	2,675,000	12/01/2018		35,317	35,317	68	0.0%	45.2%	35,317	45.2%	4.31000
10.176	Property	UBS AG	1	960 Ahua Street	01/29/2019	2,502,000	12/01/2018		33,033	33,033	68	0.0%	45.2%	33,033	45.2%	4.31000
10.177	Property	UBS AG	1	1045 Mapunapuna Street	01/29/2019	2,312,000	12/01/2018		30,524	30,524	68	0.0%	45.2%	30,524	45.2%	4.31000
10.178	Property	UBS AG	1	165 Sand Island Access Road	01/29/2019	2,226,000	12/01/2018		29,389	29,389	68	0.0%	45.2%	29,389	45.2%	4.31000
10.179	Property	UBS AG	1	2839 Kilihau Street	01/29/2019	2,146,000	12/01/2018		28,333	28,333	68	0.0%	45.2%	28,333	45.2%	4.31000
10.180	Property	UBS AG	1	2829 Kilihau Street	01/29/2019	2,141,000	12/01/2018		28,267	28,267	68	0.0%	45.2%	28,267	45.2%	4.31000
10.181	Property	UBS AG	1	2833 Kilihau Street	01/29/2019	2,134,000	12/01/2018		28,174	28,174	68	0.0%	45.2%	28,174	45.2%	4.31000
10.182	Property	UBS AG	1	2821 Kilihau Street	01/29/2019	2,055,000	12/01/2018		27,131	27,131	68	0.0%	45.2%	27,131	45.2%	4.31000
10.183	Property	UBS AG	1	2808 Kam Highway	01/29/2019	2,027,000	12/01/2018		26,762	26,762	68	0.0%	45.2%	26,762	45.2%	4.31000
10.184	Property	UBS AG	1	2815 Kilihau Street	01/29/2019	1,887,000	12/01/2018		24,913	24,913	68	0.0%	45.2%	24,913	45.2%	4.31000
10.185	Property	UBS AG	1	2850 Awaawaloa Street	01/29/2019	1,463,000	12/01/2018		19,315	19,315	68	0.0%	45.2%	19,315	45.2%	4.31000
10.186	Property	UBS AG	1	846 Ala Lilikoi Street B	01/29/2019	909,000	12/01/2018		12,001	12,001	68	0.0%	45.2%	12,001	45.2%	4.31000
11	Both	SGFC	1	TriAtria Office Building	05/01/2019	28,600,000	04/18/2019	No	19,000,000	19,000,000	80	2.0%	66.4%	17,245,987	60.3%	4.01000	0.01309	3.99691	Actual/360
12	Both	UBS AG	1	Meidinger Tower	04/30/2019	41,000,000	04/26/2019	No	19,000,000	19,000,000	85	2.0%	68.3%	17,026,801	61.2%	4.52000	0.01572	4.50428	Actual/360
13	Both	RREF	1	Ocala Industrial	06/14/2019	27,300,000	04/16/2019	No	18,950,000	18,927,414	50	2.0%	69.3%	15,323,898	56.1%	4.50000	0.01309	4.48691	Actual/360
14	Both	SGFC	1	Glenmont Abbey Village	06/01/2019	27,500,000	05/02/2019	No	18,200,000	18,200,000	122,973	1.9%	66.2%	16,528,635	60.1%	4.04000	0.01309	4.02691	Actual/360
15	Loan	CIBC	4	New Orleans MOB Portfolio	07/01/2019	24,660,000	Various	No	17,400,000	17,400,000	142	1.9%	70.6%	14,959,306	60.7%	4.75000	0.01309	4.73691	Actual/360
15.01	Property	CIBC	1	1200 Pinnacle Parkway	07/01/2019	9,100,000	05/17/2019		6,420,925	6,420,925	142	0.7%	70.6%	5,520,263	60.7%	4.75000
15.02	Property	CIBC	1	3901 Houma Boulevard	07/01/2019	8,060,000	07/16/2019		5,687,105	5,687,105	142	0.6%	70.6%	4,889,376	60.7%	4.75000
15.03	Property	CIBC	1	3712 MacArthur Boulevard	07/01/2019	3,900,000	05/17/2019		2,751,825	2,751,825	142	0.3%	70.6%	2,365,827	60.7%	4.75000
15.04	Property	CIBC	1	3000 West Esplanade Avenue	07/01/2019	3,600,000	06/14/2019		2,540,146	2,540,146	142	0.3%	70.6%	2,183,840	60.7%	4.75000
16	Both	SMC	1	125 Borinquen Place	05/09/2019	95,600,000	05/02/2019	No	17,000,000	17,000,000	416,000	1.8%	54.4%	17,000,000	54.4%	3.90000	0.01226	3.88774	Actual/360
17	Loan	SMC	10	Visions Hotel Portfolio II	03/31/2019	105,000,000	05/01/2019	No	16,700,000	16,680,318	65,054	1.8%	59.2%	13,527,656	48.0%	4.55000	0.01226	4.53774	Actual/360
17.01	Property	SMC	1	Courtyard Horseheads	03/31/2019	15,500,000	05/01/2019		2,627,919	2,624,822	65,054	0.3%	59.2%	2,128,717	48.0%	4.55000
17.02	Property	SMC	1	Home2 Suites Oswego	03/31/2019	12,500,000	05/01/2019		2,119,289	2,116,792	65,054	0.2%	59.2%	1,716,708	48.0%	4.55000
17.03	Property	SMC	1	Holiday Inn & Suites Rochester Marketplace	03/31/2019	12,000,000	05/01/2019		2,034,518	2,032,120	65,054	0.2%	59.2%	1,648,039	48.0%	4.55000
17.04	Property	SMC	1	Hampton Inn Corning Painted Post	03/31/2019	11,000,000	05/01/2019		1,864,975	1,862,777	65,054	0.2%	59.2%	1,510,703	48.0%	4.55000
17.05	Property	SMC	1	Home2 Suites Rochester Henrietta	03/31/2019	10,000,000	05/01/2019		1,695,432	1,693,433	65,054	0.2%	59.2%	1,373,366	48.0%	4.55000
17.06	Property	SMC	1	Holiday Inn Express Olean	03/31/2019	10,500,000	05/01/2019		1,576,751	1,574,893	65,054	0.2%	59.2%	1,277,230	48.0%	4.55000
17.07	Property	SMC	1	Fairfield Inn Watertown	03/31/2019	8,100,000	05/01/2019		1,373,300	1,371,681	65,054	0.1%	59.2%	1,112,427	48.0%	4.55000
17.08	Property	SMC	1	Holiday Inn Express Canandaigua	03/31/2019	7,800,000	05/01/2019		1,322,436	1,320,878	65,054	0.1%	59.2%	1,071,226	48.0%	4.55000
17.09	Property	SMC	1	Candlewood Suites Watertown	03/31/2019	7,500,000	05/01/2019		1,271,574	1,270,075	65,054	0.1%	59.2%	1,030,025	48.0%	4.55000
17.10	Property	SMC	1	Candlewood Suites Sayre	03/31/2019	4,800,000	05/01/2019		813,807	812,848	65,054	0.1%	59.2%	659,216	48.0%	4.55000
18	Loan	UBS AG	2	Maui Portfolio	03/31/2019	45,100,000	Various	No	16,000,000	16,000,000	193,878	1.7%	63.2%	14,388,796	56.8%	5.75000	0.01622	5.73378	Actual/360
18.01	Property	UBS AG	1	Maui Beach Hotel	03/31/2019	29,100,000	02/01/2019		10,610,526	10,610,526	193,878	1.1%	63.2%	9,542,043	56.8%	5.75000
18.02	Property	UBS AG	1	Maui Nui Golf Course	NAP	16,000,000	01/28/2019		5,389,474	5,389,474	193,878	0.6%	63.2%	4,846,752	56.8%	5.75000

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Occupancy Date	Appraised Value ($)(5)	Appraisal Date	Crossed Loan	Original Balance ($)(6)(7)	Current Balance ($)(6)(7)	Current Balance per Unit ($)	% of Initial Pool Balance	Current LTV (%)(5)	Maturity/ARD Balance ($)(6)(7)	Maturity/ ARD LTV (%)(5)	Interest Rate %	Admin. Fee %(8)	Net Mortgage Rate %	Accrual Type
19	Loan	SGFC	4	SWVP Portfolio	01/31/2019	335,600,000	10/16/2018	No	15,000,000	15,000,000	167,785	1.6%	59.6%	15,000,000	59.6%	4.95800	0.01101	4.94699	Actual/360
19.01	Property	SGFC	1	InterContinental	01/31/2019	170,000,000	10/12/2018		7,972,500	7,972,500	167,785	0.9%	59.6%	7,972,500	59.6%	4.95800
19.02	Property	SGFC	1	DoubleTree Sunrise	01/31/2019	61,000,000	10/15/2018		2,775,000	2,775,000	167,785	0.3%	59.6%	2,775,000	59.6%	4.95800
19.03	Property	SGFC	1	DoubleTree Charlotte	01/31/2019	50,000,000	10/11/2018		2,250,000	2,250,000	167,785	0.2%	59.6%	2,250,000	59.6%	4.95800
19.04	Property	SGFC	1	DoubleTree RTP	01/31/2019	40,200,000	10/16/2018		2,002,500	2,002,500	167,785	0.2%	59.6%	2,002,500	59.6%	4.95800
20	Both	CIBC	1	Black Canyon Tower	06/29/2019	20,100,000	06/18/2019	No	14,250,000	14,250,000	95	1.5%	70.9%	12,522,155	62.3%	4.15000	0.01309	4.13691	Actual/360
21	Both	RREF	1	Mount Kemble	07/01/2019	46,800,000	05/29/2019	No	14,000,000	14,000,000	135	1.5%	66.2%	14,000,000	66.2%	4.081049	0.01226	4.06879	Actual/360
22	Both	SMC	1	48 Saint Nicholas Place	07/01/2019	21,800,000	06/06/2019	No	13,850,000	13,850,000	329,762	1.5%	63.5%	13,850,000	63.5%	4.30000	0.01309	4.28691	Actual/360
23	Loan	UBS AG	2	Indiana Hotel Portfolio	04/30/2019	23,400,000	05/01/2019	No	13,800,000	13,800,000	59,483	1.5%	59.0%	10,506,297	44.9%	5.50000	0.01309	5.48691	Actual/360
23.01	Property	UBS AG	1	Staybridge Suites - Indianapolis	04/30/2019	16,500,000	05/01/2019		10,000,000	10,000,000	59,483	1.1%	59.0%	7,613,259	44.9%	5.50000
23.02	Property	UBS AG	1	Hampton Inn - Scottsburg	04/30/2019	6,900,000	05/01/2019		3,800,000	3,800,000	59,483	0.4%	59.0%	2,893,038	44.9%	5.50000
24	Loan	SGFC	3	SoCal Medical Office Portfolio	05/03/2019	21,800,000	03/17/2019	No	13,700,000	13,700,000	322	1.5%	62.8%	12,101,965	55.5%	4.90000	0.01309	4.88691	Actual/360
24.01	Property	SGFC	1	Pasadena	05/03/2019	12,200,000	03/17/2019		7,633,000	7,633,000	322	0.8%	62.8%	6,742,650	55.5%	4.90000
24.02	Property	SGFC	1	Azusa	05/03/2019	6,100,000	03/17/2019		3,869,000	3,869,000	322	0.4%	62.8%	3,417,701	55.5%	4.90000
24.03	Property	SGFC	1	Rancho Mirage	05/03/2019	3,500,000	03/17/2019		2,198,000	2,198,000	322	0.2%	62.8%	1,941,615	55.5%	4.90000
25	Loan	SGFC	3	TZA Multifamily Portfolio #2	04/29/2019	17,800,000	03/06/2019	No	13,350,000	13,350,000	41,460	1.4%	75.0%	11,792,790	66.3%	4.90000	0.01309	4.88691	Actual/360
25.01	Property	SGFC	1	Wellston Ridge	04/29/2019	7,000,000	03/06/2019		5,250,000	5,250,000	41,460	0.6%	75.0%	4,637,614	66.3%	4.90000
25.02	Property	SGFC	1	Oakdale Villas	04/29/2019	5,700,000	03/06/2019		4,275,000	4,275,000	41,460	0.5%	75.0%	3,776,343	66.3%	4.90000
25.03	Property	SGFC	1	Northcrest	04/29/2019	5,100,000	03/06/2019		3,825,000	3,825,000	41,460	0.4%	75.0%	3,378,833	66.3%	4.90000
26	Both	CIBC	1	Holiday Inn Express Nashville Antioch	04/30/2019	18,700,000	04/25/2019	No	12,600,000	12,570,987	106,534	1.3%	67.2%	10,337,096	55.3%	4.93000	0.01309	4.91691	Actual/360
27	Both	RREF	1	Renaissance Center VI	07/12/2019	50,400,000	06/11/2019	No	12,500,000	12,500,000	233	1.3%	69.4%	11,704,613	65.0%	4.73000	0.01226	4.71774	Actual/360
28	Loan	RREF	3	Wilmington Industrial Portfolio	07/17/2019	19,750,000	05/02/2019	No	12,500,000	12,500,000	24	1.3%	63.3%	10,072,540	51.0%	4.40000	0.01309	4.38691	Actual/360
28.01	Property	RREF	1	3336 Progress Way	07/17/2019	10,300,000	05/02/2019		6,518,987	6,518,987	24	0.7%	63.3%	5,253,021	51.0%	4.40000
28.02	Property	RREF	1	3260 Progress Way	07/17/2019	4,850,000	05/02/2019		3,069,620	3,069,620	24	0.3%	63.3%	2,473,510	51.0%	4.40000
28.03	Property	RREF	1	3188 Progress Way	07/17/2019	4,600,000	05/02/2019		2,911,392	2,911,392	24	0.3%	63.3%	2,346,009	51.0%	4.40000
29	Both	SMC	1	Marriott SpringHill Suites and Towneplace Suites	03/31/2019	45,000,000	04/29/2019	No	12,300,000	12,267,819	108,496	1.3%	49.4%	9,876,926	39.8%	4.30000	0.01717	4.28283	Actual/360
30	Loan	SMC	3	BoaVida MHC Portfolio	06/24/2019	17,920,000	Various	No	12,000,000	12,000,000	28,302	1.3%	67.0%	12,000,000	67.0%	4.47000	0.01309	4.45691	Actual/360
30.01	Property	SMC	1	Riverlawn MHC	06/24/2019	7,250,000	05/06/2019		5,400,000	5,400,000	28,302	0.6%	67.0%	5,400,000	67.0%	4.47000
30.02	Property	SMC	1	Beaver Run MHC	06/24/2019	5,120,000	05/15/2019		3,600,000	3,600,000	28,302	0.4%	67.0%	3,600,000	67.0%	4.47000
30.03	Property	SMC	1	Wilson Landing MHC	06/24/2019	5,550,000	05/15/2019		3,000,000	3,000,000	28,302	0.3%	67.0%	3,000,000	67.0%	4.47000
31	Both	CIBC	1	Candle-Lite Warehouse	04/11/2019	24,500,000	02/12/2019	No	12,000,000	11,946,056	14	1.3%	48.8%	10,742,898	43.8%	5.36000	0.01309	5.34691	Actual/360
32	Both	SMC	1	South Bay Distribution Center	06/01/2019	18,650,000	06/04/2019	No	10,500,000	10,500,000	90	1.1%	56.3%	10,500,000	56.3%	4.05000	0.01309	4.03691	Actual/360
33	Loan	Barclays	18	ExchangeRight Net Leased Portfolio #27	05/07/2019	83,360,000	Various	No	10,050,000	10,050,000	146	1.1%	61.2%	10,050,000	61.2%	4.34275	0.01226	4.33049	Actual/360
33.01	Property	Barclays	1	Hy-Vee - Cottage Grove, MN	05/07/2019	22,600,000	11/20/2018		2,614,378	2,614,378	146	0.3%	61.2%	2,614,378	61.2%	4.34275
33.02	Property	Barclays	1	BioLife Plasma Services - Savannah, GA	05/07/2019	9,900,000	04/03/2019		1,257,973	1,257,973	146	0.1%	61.2%	1,257,973	61.2%	4.34275
33.03	Property	Barclays	1	Pick ‘n Save - Muskego, WI	05/07/2019	7,750,000	04/08/2019		954,799	954,799	146	0.1%	61.2%	954,799	61.2%	4.34275
33.04	Property	Barclays	1	Walgreens - Lubbock, TX	05/07/2019	5,200,000	04/05/2019		675,250	675,250	146	0.1%	61.2%	675,250	61.2%	4.34275
33.05	Property	Barclays	1	Walgreens - Houma, LA	05/07/2019	4,880,000	04/09/2019		648,082	648,082	146	0.1%	61.2%	648,082	61.2%	4.34275
33.06	Property	Barclays	1	Walgreens - Greendale, WI	05/07/2019	4,620,000	04/02/2019		610,284	610,284	146	0.1%	61.2%	610,284	61.2%	4.34275
33.07	Property	Barclays	1	Walgreens - Edmond, OK	05/07/2019	4,410,000	04/27/2019		586,435	586,435	146	0.1%	61.2%	586,435	61.2%	4.34275
33.08	Property	Barclays	1	Tractor Supply - Duncansville, PA	05/07/2019	3,600,000	03/22/2019		433,499	433,499	146	0.0%	61.2%	433,499	61.2%	4.34275
33.09	Property	Barclays	1	Walgreens - Dayton, OH	05/07/2019	3,900,000	04/06/2019		325,053	325,053	146	0.0%	61.2%	325,053	61.2%	4.34275
33.10	Property	Barclays	1	Walgreens - Augusta, GA	05/07/2019	4,150,000	04/03/2019		318,923	318,923	146	0.0%	61.2%	318,923	61.2%	4.34275
33.11	Property	Barclays	1	Advance Auto Parts - Houston, TX	05/07/2019	1,920,000	04/03/2019		249,823	249,823	146	0.0%	61.2%	249,823	61.2%	4.34275
33.12	Property	Barclays	1	O’Reilly - South Houston, TX	05/07/2019	1,775,000	03/27/2019		234,664	234,664	146	0.0%	61.2%	234,664	61.2%	4.34275
33.13	Property	Barclays	1	O’Reilly - Knoxville, TN	05/07/2019	1,620,000	03/28/2019		214,584	214,584	146	0.0%	61.2%	214,584	61.2%	4.34275
33.14	Property	Barclays	1	Dollar General - South Point, OH	05/07/2019	1,450,000	04/06/2019		199,819	199,819	146	0.0%	61.2%	199,819	61.2%	4.34275
33.15	Property	Barclays	1	Dollar General - Slidell, LA	05/07/2019	1,475,000	03/22/2019		194,897	194,897	146	0.0%	61.2%	194,897	61.2%	4.34275
33.16	Property	Barclays	1	Dollar General - Houma, LA	05/07/2019	1,400,000	03/22/2019		185,054	185,054	146	0.0%	61.2%	185,054	61.2%	4.34275
33.17	Property	Barclays	1	Dollar Tree - Kaukauna, WI	05/07/2019	1,450,000	03/19/2019		178,754	178,754	146	0.0%	61.2%	178,754	61.2%	4.34275
33.18	Property	Barclays	1	Dollar General - Mansfield, OH	05/07/2019	1,260,000	04/06/2019		167,730	167,730	146	0.0%	61.2%	167,730	61.2%	4.34275
34	Both	Natixis	1	10000 Santa Monica Boulevard	04/09/2019	553,000,000	03/25/2019	No	10,000,000	10,000,000	782,918	1.1%	39.8%	10,000,000	39.8%	4.15000	0.01101	4.13899	Actual/360
35	Both	RREF	1	Town Square	03/28/2019	48,300,000	12/13/2018	No	10,000,000	10,000,000	238	1.1%	70.4%	10,000,000	70.4%	5.02000	0.01226	5.00774	Actual/360
36	Both	UBS AG	1	Ambler Yards	04/30/2019	31,730,000	03/12/2019	No	10,000,000	10,000,000	95	1.1%	73.4%	8,597,402	63.1%	4.75000	0.01101	4.73899	Actual/360
37	Both	Barclays	1	Ridgeview Plaza	06/01/2019	13,300,000	06/03/2019	No	9,625,000	9,612,474	109	1.0%	72.3%	7,674,598	57.7%	4.10000	0.01309	4.08691	Actual/360
38	Both	SGFC	1	Arapahoe Industrial Park	07/18/2019	18,100,000	04/17/2019	No	9,500,000	9,500,000	29	1.0%	52.5%	7,973,999	44.1%	5.65000	0.01309	5.63691	Actual/360
39	Loan	UBS AG	11	CIRE Equity Retail & Industrial Portfolio	Various	198,100,000	Various	No	9,440,000	9,440,000	108	1.0%	64.9%	9,440,000	64.9%	4.13900	0.01871	4.12029	Actual/360
39.01	Property	UBS AG	1	Wood Village Town Center	05/31/2019	31,100,000	03/30/2019		1,555,742	1,555,742	108	0.2%	64.9%	1,555,742	64.9%	4.13900
39.02	Property	UBS AG	1	Pecan Promenade	05/31/2019	28,910,000	04/03/2019		1,446,189	1,446,189	108	0.2%	64.9%	1,446,189	64.9%	4.13900
39.03	Property	UBS AG	1	Valley Plaza	05/31/2019	26,300,000	04/05/2019		1,315,627	1,315,627	108	0.1%	64.9%	1,315,627	64.9%	4.13900
39.04	Property	UBS AG	1	Pear Tree	05/31/2019	24,500,000	04/03/2019		1,225,584	1,225,584	108	0.1%	64.9%	1,225,584	64.9%	4.13900
39.05	Property	UBS AG	1	Glendale Market Square	05/31/2019	23,200,000	04/02/2019		1,160,553	1,160,553	108	0.1%	64.9%	1,160,553	64.9%	4.13900
39.06	Property	UBS AG	1	Central Park Shopping Center	05/31/2019	21,100,000	04/08/2019		1,055,503	1,055,503	108	0.1%	64.9%	1,055,503	64.9%	4.13900
39.07	Property	UBS AG	1	Val Vista Towne Center	05/31/2019	18,600,000	04/05/2019		930,444	930,444	108	0.1%	64.9%	930,444	64.9%	4.13900
39.08	Property	UBS AG	1	2641 Hall Ave - Riverside, CA	05/09/2019	5,489,600	04/09/2019		274,611	274,611	108	0.0%	64.9%	274,611	64.9%	4.13900
39.09	Property	UBS AG	1	606 W Troy - Indianapolis, IN	05/09/2019	4,100,000	04/05/2019		205,098	205,098	108	0.0%	64.9%	205,098	64.9%	4.13900
39.10	Property	UBS AG	1	Homeland - Bartow, FL	05/09/2019	2,900,000	04/10/2019		145,069	145,069	108	0.0%	64.9%	145,069	64.9%	4.13900
39.11	Property	UBS AG	1	2621 Hall Ave - Riverside, CA	05/09/2019	2,510,400	04/09/2019		125,580	125,580	108	0.0%	64.9%	125,580	64.9%	4.13900
40	Both	SMC	1	Extra Space Moreno Valley	06/23/2019	17,100,000	05/17/2019	No	9,000,000	9,000,000	11,278	1.0%	52.6%	9,000,000	52.6%	4.05000	0.06184	3.98816	Actual/360
41	Loan	SGFC	2	Pacific Grove Portfolio	04/30/2019	15,700,000	04/08/2019	No	8,600,000	8,600,000	132,308	0.9%	54.8%	7,273,272	46.3%	5.90000	0.01309	5.88691	Actual/360
41.01	Property	SGFC	1	Sea Breeze Inn & Cottages	04/30/2019	9,900,000	04/08/2019		5,100,000	5,100,000	132,308	0.5%	54.8%	4,313,219	46.3%	5.90000
41.02	Property	SGFC	1	Bide-A-Wee Inn & Cottages	04/30/2019	5,800,000	04/08/2019		3,500,000	3,500,000	132,308	0.4%	54.8%	2,960,052	46.3%	5.90000
42	Both	Barclays	1	Los Robles Medical Office	06/07/2019	14,400,000	05/07/2019	No	8,500,000	8,500,000	194	0.9%	59.0%	8,500,000	59.0%	4.85000	0.06184	4.78816	Actual/360
43	Both	Barclays	1	Hampton Inn - Covington, GA	05/01/2019	14,700,000	06/04/2019	No	8,500,000	8,500,000	80,952	0.9%	57.8%	6,960,111	47.3%	4.00000	0.01309	3.98691	Actual/360
44	Both	UBS AG	1	At Home Store - Palm Beach Gardens	06/06/2019	14,220,000	05/10/2019	No	8,500,000	8,482,647	71	0.9%	59.7%	7,101,840	49.9%	5.50000	0.01309	5.48691	Actual/360
45	Both	SGFC	1	Hampton Inn El Reno	03/31/2019	12,700,000	04/23/2019	No	7,900,000	7,881,633	98,520	0.8%	62.1%	4,959,930	39.1%	4.90000	0.01309	4.88691	Actual/360
46	Both	SGFC	1	Holiday Inn Express & Suites El Reno	03/31/2019	12,300,000	04/23/2019	No	7,800,000	7,781,865	98,505	0.8%	63.3%	4,897,145	39.8%	4.90000	0.01309	4.88691	Actual/360
47	Both	SGFC	1	Novanta Building	06/03/2019	12,080,000	02/19/2019	No	7,500,000	7,500,000	136	0.8%	62.1%	6,573,307	54.4%	4.55000	0.01309	4.53691	Actual/360
48	Both	CIBC	1	CVS Staten Island	07/17/2019	10,800,000	06/21/2019	No	7,150,000	7,150,000	554	0.8%	66.2%	6,135,833	56.8%	4.68000	0.01309	4.66691	Actual/360
49	Both	Barclays	1	Home2 - Hasbrouck	04/30/2019	26,800,000	05/06/2019	No	7,000,000	7,000,000	56,452	0.7%	26.1%	7,000,000	26.1%	3.70000	0.01309	3.68691	Actual/360
50	Loan	UBS AG	2	Fairway Plaza & Markets at Maizeland	06/30/2019	9,100,000	03/13/2019	No	6,200,000	6,194,447	88	0.7%	68.1%	5,212,540	57.3%	5.70000	0.01309	5.68691	Actual/360
50.01	Property	UBS AG	1	Markets at Maizeland	06/30/2019	5,500,000	03/13/2019		3,700,000	3,696,686	88	0.4%	68.1%	3,110,709	57.3%	5.70000
50.02	Property	UBS AG	1	Fairway Plaza	06/30/2019	3,600,000	03/13/2019		2,500,000	2,497,761	88	0.3%	68.1%	2,101,831	57.3%	5.70000
51	Loan	CIBC	6	Schnader Enterprises Portfolio	03/01/2019	9,500,000	04/03/2019	No	6,000,000	6,000,000	52,174	0.6%	63.2%	6,000,000	63.2%	4.52000	0.01309	4.50691	Actual/360
51.01	Property	CIBC	1	Emelia Woods Apartments	03/01/2019	2,450,000	04/03/2019		1,547,368	1,547,368	52,174	0.2%	63.2%	1,547,368	63.2%	4.52000
51.02	Property	CIBC	1	Laredo Apartments	03/01/2019	2,400,000	04/03/2019		1,515,789	1,515,789	52,174	0.2%	63.2%	1,515,789	63.2%	4.52000

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Occupancy Date	Appraised Value ($)(5)	Appraisal Date	Crossed Loan	Original Balance ($)(6)(7)	Current Balance ($)(6)(7)	Current Balance per Unit ($)	% of Initial Pool Balance	Current LTV (%)(5)	Maturity/ARD Balance ($)(6)(7)	Maturity/ ARD LTV (%)(5)	Interest Rate %	Admin. Fee %(8)	Net Mortgage Rate %	Accrual Type
51.03	Property	CIBC	1	Harford Road Apartments (6507-6513)	03/01/2019	1,650,000	04/03/2019		1,042,105	1,042,105	52,174	0.1%	63.2%	1,042,105	63.2%	4.52000
51.04	Property	CIBC	1	Norwood/Ferndale Apartments	03/01/2019	1,300,000	04/03/2019		821,053	821,053	52,174	0.1%	63.2%	821,053	63.2%	4.52000
51.05	Property	CIBC	1	Belvedere Studios	03/01/2019	1,050,000	04/03/2019		663,158	663,158	52,174	0.1%	63.2%	663,158	63.2%	4.52000
51.06	Property	CIBC	1	Hamilton Townhouses	03/01/2019	650,000	04/03/2019		410,526	410,526	52,174	0.0%	63.2%	410,526	63.2%	4.52000
52	Both	UBS AG	1	Greenwich Inn - San Francisco	04/30/2019	10,200,000	05/23/2019	No	6,000,000	5,994,279	187,321	0.6%	58.8%	5,005,624	49.1%	5.45000	0.01309	5.43691	Actual/360
53	Both	RREF	1	Hampton Inn Peachtree City	05/31/2019	9,200,000	05/20/2019	No	5,900,000	5,900,000	96,721	0.6%	64.1%	5,373,186	58.4%	5.20000	0.01309	5.18691	Actual/360
54	Both	Barclays	1	Gray Oaks Corporate Center	06/13/2019	11,150,000	06/01/2019	No	5,700,000	5,700,000	78	0.6%	51.1%	5,700,000	51.1%	3.96000	0.01309	3.94691	Actual/360
55	Both	UBS AG	1	Summerville Plaza	05/31/2019	7,400,000	05/02/2019	No	5,500,000	5,500,000	66	0.6%	74.3%	4,462,533	60.3%	4.60000	0.01309	4.58691	Actual/360
56	Loan	UBS AG	3	Krea Portfolio	05/31/2019	9,100,000	02/22/2019	No	5,300,000	5,285,473	25	0.6%	58.1%	4,101,076	45.1%	5.97000	0.01309	5.95691	Actual/360
56.01	Property	UBS AG	1	Newberry Plaza	05/31/2019	4,100,000	02/22/2019		2,387,912	2,381,367	25	0.3%	58.1%	1,847,738	45.1%	5.97000
56.02	Property	UBS AG	1	Shops at Dillon	05/31/2019	3,400,000	02/22/2019		1,980,220	1,974,792	25	0.2%	58.1%	1,532,270	45.1%	5.97000
56.03	Property	UBS AG	1	Shops at Hartsville	05/31/2019	1,600,000	02/22/2019		931,868	929,314	25	0.1%	58.1%	721,068	45.1%	5.97000
57	Both	SMC	1	9th & Maple Fee	06/01/2019	9,850,000	05/31/2019	No	5,250,000	5,250,000	340	0.6%	53.3%	5,250,000	53.3%	4.10000	0.06184	4.03816	Actual/360
58	Both	CIBC	1	32-34 Broad Street	06/20/2019	7,700,000	06/06/2019	No	5,000,000	5,000,000	279	0.5%	64.9%	4,575,360	59.4%	4.50000	0.01309	4.48691	Actual/360
59	Both	CIBC	1	Suburban Extended Stay - Kennesaw, GA	04/30/2019	8,000,000	12/13/2019	No	5,000,000	4,963,009	33,534	0.5%	62.0%	3,807,212	47.6%	5.50000	0.01309	5.48691	Actual/360
60	Both	SMC	1	Lake Howell Plaza	07/03/2019	8,400,000	06/11/2019	No	4,100,000	4,100,000	50	0.4%	48.8%	4,100,000	48.8%	3.96000	0.09309	3.86691	Actual/360
61	Both	RREF	1	Walmart Supercenter Fulton	07/16/2019	6,525,000	03/29/2019	No	4,000,000	4,000,000	37	0.4%	61.3%	3,241,050	49.7%	4.56000	0.01309	4.54691	Actual/360
62	Both	RREF	1	Quality Inn & Suites Bremerton	05/31/2019	6,000,000	05/01/2019	No	3,950,000	3,944,240	38,294	0.4%	65.7%	3,532,696	58.9%	5.30000	0.01309	5.28691	Actual/360
63	Loan	SMC	3	Jackson Retail Portfolio	06/28/2019	5,830,000	05/17/2019	No	3,900,000	3,900,000	87	0.4%	66.9%	2,932,397	50.3%	5.15000	0.01309	5.13691	Actual/360
63.01	Property	SMC	1	Northpark Station	06/28/2019	2,030,000	05/17/2019		1,410,000	1,410,000	87	0.2%	66.9%	1,060,175	50.3%	5.15000
63.02	Property	SMC	1	Highway 18 Plaza	06/28/2019	2,130,000	05/17/2019		1,350,000	1,350,000	87	0.1%	66.9%	1,015,060	50.3%	5.15000
63.03	Property	SMC	1	Lakeover Shopping Center	06/28/2019	1,670,000	05/17/2019		1,140,000	1,140,000	87	0.1%	66.9%	857,163	50.3%	5.15000
64	Both	Barclays	1	Sherwood MHC	06/01/2019	5,450,000	04/18/2019	No	3,800,000	3,795,818	18,337	0.4%	69.6%	3,109,480	57.1%	4.85000	0.01309	4.83691	Actual/360
65	Both	CIBC	1	Courtyard Self-Storage	05/15/2019	5,250,000	05/08/2019	No	3,700,000	3,700,000	7,520	0.4%	70.5%	3,098,187	59.0%	4.72000	0.01309	4.70691	Actual/360
66	Both	CIBC	1	588 East San Lorenzo Road	07/09/2019	5,160,000	04/16/2019	No	3,350,000	3,350,000	279,167	0.4%	64.9%	2,807,622	54.4%	4.75000	0.01309	4.73691	Actual/360
67	Both	UBS AG	1	Baymont Inn & Suites - Mackinaw City	04/30/2019	5,500,000	05/28/2019	No	3,250,000	3,250,000	42,208	0.3%	59.1%	2,425,953	44.1%	4.95000	0.01309	4.93691	Actual/360
68	Both	SMC	1	205-207 East Washington Street	06/01/2019	4,950,000	05/06/2019	No	2,900,000	2,900,000	210	0.3%	58.6%	2,553,268	51.6%	4.75000	0.01309	4.73691	Actual/360
69	Both	UBS AG	1	Brunswick West Shopping Center	02/01/2019	4,150,000	04/03/2019	No	2,750,000	2,747,146	36	0.3%	66.2%	2,268,824	54.7%	5.10000	0.01309	5.08691	Actual/360
70	Both	RREF	1	Walgreens – Conyers GA	06/20/2019	5,100,000	04/20/2019	No	2,200,000	2,197,319	151	0.2%	43.1%	1,772,880	34.8%	4.40000	0.01309	4.38691	Actual/360
71	Both	CIBC	1	Villas at Atlantic Beach	03/27/2019	3,275,000	03/14/2019	No	2,150,000	2,150,000	76,786	0.2%	65.6%	1,897,196	57.9%	4.85000	0.01309	4.83691	Actual/360
72	Both	RREF	1	Sterling Hill Apartments	07/08/2019	2,940,000	06/19/2019	No	1,988,000	1,988,000	52,316	0.2%	67.6%	1,615,746	55.0%	4.65000	0.01309	4.63691	Actual/360
73	Both	RREF	1	Walgreens – Palatka FL	07/02/2019	2,570,000	05/03/2019	No	1,675,000	1,673,199	120	0.2%	65.1%	1,375,167	53.5%	4.95000	0.01309	4.93691	Actual/360

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Monthly Debt Service Amount ($)(9)	Annual Debt Service Amount ($)	Note Date	First Payment Date	Partial IO Last IO Payment	Partial IO First P&I Payment	Original Term	Remaining Term	Original Amortization	Remaining Amortization	I/O Period	Seasoning	Amortization Type	Payment Date	Grace Period (Late Payment)(10)	Grace Period (Default)
1	Both	Barclays	1	Moffett Towers II - Buildings 3 & 4	206,707.36	2,480,488.32	06/19/2019	08/06/2019			120	119	0	0	120	1	ARD-Interest Only	6	0	0
2	Both	Barclays	1	188 Spear Street	180,979.17	2,171,750.04	06/05/2019	07/06/2019			120	118	0	0	120	2	Interest Only	6	0	0
3	Loan	Natixis	4	Vanguard Portfolio	234,128.11	2,809,537.32	11/07/2018	12/07/2018			120	111	0	0	120	9	Interest Only	7	0	0
3.01	Property	Natixis	1	425 Old Morehall Road							120	111	0	0	120	9
3.02	Property	Natixis	1	1001 Cedar Hollow Road							120	111	0	0	120	9
3.03	Property	Natixis	1	50 Morehall Road							120	111	0	0	120	9
3.04	Property	Natixis	1	60 Morehall Road							120	111	0	0	120	9
4	Loan	SGFC	23	ExchangeRight Net Leased Portfolio 28	149,893.33	1,798,719.96	07/10/2019	09/01/2019			120	120	0	0	120	0	Interest Only	1	0	0
4.01	Property	SGFC	1	Pick n Save - Oconomowoc, WI							120	120	0	0	120	0
4.02	Property	SGFC	1	Pick n Save - Wales, WI							120	120	0	0	120	0
4.03	Property	SGFC	1	Hobby Lobby - Hendersonville, TN							120	120	0	0	120	0
4.04	Property	SGFC	1	Hobby Lobby - Appleton, WI							120	120	0	0	120	0
4.05	Property	SGFC	1	Walgreens - Newport News, VA							120	120	0	0	120	0
4.06	Property	SGFC	1	Walgreens - Aurora, IL							120	120	0	0	120	0
4.07	Property	SGFC	1	Walgreens - Hammond, IN							120	120	0	0	120	0
4.08	Property	SGFC	1	Walgreens - North Aurora, IL							120	120	0	0	120	0
4.09	Property	SGFC	1	Walgreens - Fort Worth, TX							120	120	0	0	120	0
4.10	Property	SGFC	1	Tractor Supply - Lake Charles, LA							120	120	0	0	120	0
4.11	Property	SGFC	1	Fresenius Medical Care - West Columbia, SC							120	120	0	0	120	0
4.12	Property	SGFC	1	Walgreens - Flint, MI							120	120	0	0	120	0
4.13	Property	SGFC	1	Tractor Supply - Springtown, TX							120	120	0	0	120	0
4.14	Property	SGFC	1	Walgreens - Orland Park, IL							120	120	0	0	120	0
4.15	Property	SGFC	1	Walgreens - Peoria, IL							120	120	0	0	120	0
4.16	Property	SGFC	1	Dollar General - Houston, TX							120	120	0	0	120	0
4.17	Property	SGFC	1	Dollar General - Soddy Daisy, TN							120	120	0	0	120	0
4.18	Property	SGFC	1	O’Reilly Auto Parts - Lexington, SC							120	120	0	0	120	0
4.19	Property	SGFC	1	Dollar General - Mishawaka, IN							120	120	0	0	120	0
4.20	Property	SGFC	1	Dollar General - Lambertville, MI							120	120	0	0	120	0
4.21	Property	SGFC	1	Dollar Tree - Beech Island, SC							120	120	0	0	120	0
4.22	Property	SGFC	1	Dollar General - Youngsville, LA							120	120	0	0	120	0
4.23	Property	SGFC	1	Dollar General - Battle Creek, MI							120	120	0	0	120	0
5	Loan	Barclays	32	Inland Life Storage Portfolio	145,993.40	1,751,920.80	07/02/2019	09/01/2019	08/01/2022	09/01/2022	120	120	360	360	36	0	IO-Balloon	1	0	0
5.01	Property	Barclays	1	Life Storage - 586							120	120	360	360	36	0
5.02	Property	Barclays	1	Life Storage - 145							120	120	360	360	36	0
5.03	Property	Barclays	1	Life Storage - 364							120	120	360	360	36	0
5.04	Property	Barclays	1	Life Storage - 365							120	120	360	360	36	0
5.05	Property	Barclays	1	Life Storage - 212							120	120	360	360	36	0
5.06	Property	Barclays	1	Life Storage - 386							120	120	360	360	36	0
5.07	Property	Barclays	1	Life Storage - 256							120	120	360	360	36	0
5.08	Property	Barclays	1	Life Storage - 206							120	120	360	360	36	0
5.09	Property	Barclays	1	Life Storage - 324							120	120	360	360	36	0
5.10	Property	Barclays	1	Life Storage - 236							120	120	360	360	36	0
5.11	Property	Barclays	1	Life Storage - 184							120	120	360	360	36	0
5.12	Property	Barclays	1	Life Storage - 500							120	120	360	360	36	0
5.13	Property	Barclays	1	Life Storage - 288							120	120	360	360	36	0
5.14	Property	Barclays	1	Life Storage - 299							120	120	360	360	36	0
5.15	Property	Barclays	1	Life Storage - 209							120	120	360	360	36	0
5.16	Property	Barclays	1	Life Storage - 035							120	120	360	360	36	0
5.17	Property	Barclays	1	Life Storage - 074							120	120	360	360	36	0
5.18	Property	Barclays	1	Life Storage - 252							120	120	360	360	36	0
5.19	Property	Barclays	1	Life Storage - 033							120	120	360	360	36	0
5.20	Property	Barclays	1	Life Storage - 205							120	120	360	360	36	0
5.21	Property	Barclays	1	Life Storage - 300							120	120	360	360	36	0
5.22	Property	Barclays	1	Life Storage - 026							120	120	360	360	36	0
5.23	Property	Barclays	1	Life Storage - 361							120	120	360	360	36	0
5.24	Property	Barclays	1	Life Storage - 165							120	120	360	360	36	0
5.25	Property	Barclays	1	Life Storage - 208							120	120	360	360	36	0
5.26	Property	Barclays	1	Life Storage - 211							120	120	360	360	36	0
5.27	Property	Barclays	1	Life Storage - 021							120	120	360	360	36	0
5.28	Property	Barclays	1	Life Storage - 298							120	120	360	360	36	0
5.29	Property	Barclays	1	Life Storage - 297							120	120	360	360	36	0
5.30	Property	Barclays	1	Life Storage - 153							120	120	360	360	36	0
5.31	Property	Barclays	1	Life Storage - 075							120	120	360	360	36	0
5.32	Property	Barclays	1	Life Storage - 152							120	120	360	360	36	0
6	Both	RREF	1	Emerald Pointe Apartments	80,266.20	963,194.40	07/10/2019	09/06/2019			120	120	0	0	120	0	Interest Only	6	0	0
7	Both	UBS AG	1	Hilton Garden Inn - San Diego Mission Valley Stadium	119,112.10	1,429,345.20	06/26/2019	08/06/2019	07/06/2021	08/06/2021	120	119	360	360	24	1	IO-Balloon	6	0	0
8	Both	Natixis	1	2 North 6th Place	76,585.01	919,020.12	07/27/2018	09/05/2018			120	108	0	0	120	12	Interest Only	5	0	0
9	Both	SMC	1	Tower Plaza	96,871.86	1,162,462.32	07/03/2019	08/06/2019	07/06/2024	08/06/2024	120	119	360	360	60	1	IO-Balloon	6	0	0
10	Loan	UBS AG	186	ILPT Hawaii Portfolio	69,189.47	830,273.64	01/29/2019	03/07/2019			120	114	0	0	120	6	Interest Only	7	0	0
10.001	Property	UBS AG	1	2810 Pukoloa Street							120	114	0	0	120	6
10.002	Property	UBS AG	1	1360 Pali Highway							120	114	0	0	120	6
10.003	Property	UBS AG	1	1001 Ahua Street							120	114	0	0	120	6
10.004	Property	UBS AG	1	848 Ala Lilikoi Street A							120	114	0	0	120	6
10.005	Property	UBS AG	1	2850 Paa Street							120	114	0	0	120	6
10.006	Property	UBS AG	1	949 Mapunapuna Street							120	114	0	0	120	6
10.007	Property	UBS AG	1	2828 Paa Street							120	114	0	0	120	6
10.008	Property	UBS AG	1	80 Sand Island Access Road							120	114	0	0	120	6
10.009	Property	UBS AG	1	1030 Mapunapuna Street							120	114	0	0	120	6
10.010	Property	UBS AG	1	150 Puuhale Road							120	114	0	0	120	6
10.011	Property	UBS AG	1	2344 Pahounui Drive							120	114	0	0	120	6
10.012	Property	UBS AG	1	120 Sand Island Access Road							120	114	0	0	120	6
10.013	Property	UBS AG	1	1122 Mapunapuna Street							120	114	0	0	120	6
10.014	Property	UBS AG	1	2915 Kaihikapu Street							120	114	0	0	120	6
10.015	Property	UBS AG	1	819 Ahua Street							120	114	0	0	120	6
10.016	Property	UBS AG	1	2144 Auiki Street							120	114	0	0	120	6
10.017	Property	UBS AG	1	1027 Kikowaena Place							120	114	0	0	120	6
10.018	Property	UBS AG	1	1931 Kahai Street							120	114	0	0	120	6
10.019	Property	UBS AG	1	148 Mokauea Street							120	114	0	0	120	6
10.020	Property	UBS AG	1	2886 Paa Street							120	114	0	0	120	6
10.021	Property	UBS AG	1	2838 Kilihau Street							120	114	0	0	120	6
10.022	Property	UBS AG	1	803 Ahua Street							120	114	0	0	120	6
10.023	Property	UBS AG	1	220 Puuhale Road							120	114	0	0	120	6
10.024	Property	UBS AG	1	930 Mapunapuna Street							120	114	0	0	120	6

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Monthly Debt Service Amount ($)(9)	Annual Debt Service Amount ($)	Note Date	First Payment Date	Partial IO Last IO Payment	Partial IO First P&I Payment	Original Term	Remaining Term	Original Amortization	Remaining Amortization	I/O Period	Seasoning	Amortization Type	Payment Date	Grace Period (Late Payment)(10)	Grace Period (Default)
10.025	Property	UBS AG	1	2103 Kaliawa Street							120	114	0	0	120	6
10.026	Property	UBS AG	1	2969 Mapunapuna Place							120	114	0	0	120	6
10.027	Property	UBS AG	1	158 Sand Island Access Road							120	114	0	0	120	6
10.028	Property	UBS AG	1	1926 Auiki Street							120	114	0	0	120	6
10.029	Property	UBS AG	1	113 Puuhale Road							120	114	0	0	120	6
10.030	Property	UBS AG	1	2250 Pahounui Drive							120	114	0	0	120	6
10.031	Property	UBS AG	1	733 Mapunapuna Street							120	114	0	0	120	6
10.032	Property	UBS AG	1	761 Ahua Street							120	114	0	0	120	6
10.033	Property	UBS AG	1	918 Ahua Street							120	114	0	0	120	6
10.034	Property	UBS AG	1	180 Sand Island Access Road							120	114	0	0	120	6
10.035	Property	UBS AG	1	2829 Awaawaloa Street							120	114	0	0	120	6
10.036	Property	UBS AG	1	120 Mokauea Street							120	114	0	0	120	6
10.037	Property	UBS AG	1	2861 Mokumoa Street							120	114	0	0	120	6
10.038	Property	UBS AG	1	2826 Kaihikapu Street							120	114	0	0	120	6
10.039	Property	UBS AG	1	179 Sand Island Access Road							120	114	0	0	120	6
10.040	Property	UBS AG	1	855 Mapunapuna Street							120	114	0	0	120	6
10.041	Property	UBS AG	1	2308 Pahounui Drive							120	114	0	0	120	6
10.042	Property	UBS AG	1	619 Mapunapuna Street							120	114	0	0	120	6
10.043	Property	UBS AG	1	2846-A Awaawaloa Street							120	114	0	0	120	6
10.044	Property	UBS AG	1	238 Sand Island Access Road							120	114	0	0	120	6
10.045	Property	UBS AG	1	704 Mapunapuna Street							120	114	0	0	120	6
10.046	Property	UBS AG	1	120B Mokauea Street							120	114	0	0	120	6
10.047	Property	UBS AG	1	1150 Kikowaena Street							120	114	0	0	120	6
10.048	Property	UBS AG	1	2127 Auiki Street							120	114	0	0	120	6
10.049	Property	UBS AG	1	2810 Paa Street							120	114	0	0	120	6
10.050	Property	UBS AG	1	2841 Pukoloa Street							120	114	0	0	120	6
10.051	Property	UBS AG	1	1000 Mapunapuna Street							120	114	0	0	120	6
10.052	Property	UBS AG	1	2829 Pukoloa Street							120	114	0	0	120	6
10.053	Property	UBS AG	1	889 Ahua Street							120	114	0	0	120	6
10.054	Property	UBS AG	1	2819 Pukoloa Street							120	114	0	0	120	6
10.055	Property	UBS AG	1	1038 Kikowaena Place							120	114	0	0	120	6
10.056	Property	UBS AG	1	2965 Mokumoa Street							120	114	0	0	120	6
10.057	Property	UBS AG	1	850 Ahua Street							120	114	0	0	120	6
10.058	Property	UBS AG	1	1330 Pali Highway							120	114	0	0	120	6
10.059	Property	UBS AG	1	2855 Pukoloa Street							120	114	0	0	120	6
10.060	Property	UBS AG	1	2865 Pukoloa Street							120	114	0	0	120	6
10.061	Property	UBS AG	1	789 Mapunapuna Street							120	114	0	0	120	6
10.062	Property	UBS AG	1	2960 Mokumoa Street							120	114	0	0	120	6
10.063	Property	UBS AG	1	231B Sand Island Access Road							120	114	0	0	120	6
10.064	Property	UBS AG	1	2020 Auiki Street							120	114	0	0	120	6
10.065	Property	UBS AG	1	2857 Awaawaloa Street							120	114	0	0	120	6
10.066	Property	UBS AG	1	1050 Kikowaena Place							120	114	0	0	120	6
10.067	Property	UBS AG	1	2850 Mokumoa Street							120	114	0	0	120	6
10.068	Property	UBS AG	1	2840 Mokumoa Street							120	114	0	0	120	6
10.069	Property	UBS AG	1	2830 Mokumoa Street							120	114	0	0	120	6
10.070	Property	UBS AG	1	960 Mapunapuna Street							120	114	0	0	120	6
10.071	Property	UBS AG	1	125B Puuhale Road							120	114	0	0	120	6
10.072	Property	UBS AG	1	2809 Kaihikapu Street							120	114	0	0	120	6
10.073	Property	UBS AG	1	212 Mohonua Place							120	114	0	0	120	6
10.074	Property	UBS AG	1	692 Mapunapuna Street							120	114	0	0	120	6
10.075	Property	UBS AG	1	1024 Kikowaena Place							120	114	0	0	120	6
10.076	Property	UBS AG	1	669 Ahua Street							120	114	0	0	120	6
10.077	Property	UBS AG	1	215 Puuhale Road							120	114	0	0	120	6
10.078	Property	UBS AG	1	142 Mokauea Street							120	114	0	0	120	6
10.079	Property	UBS AG	1	2847 Awaawaloa Street							120	114	0	0	120	6
10.080	Property	UBS AG	1	2816 Awaawaloa Street							120	114	0	0	120	6
10.081	Property	UBS AG	1	2928 Kaihikapu Street - B							120	114	0	0	120	6
10.082	Property	UBS AG	1	2864 Mokumoa Street							120	114	0	0	120	6
10.083	Property	UBS AG	1	770 Mapunapuna Street							120	114	0	0	120	6
10.084	Property	UBS AG	1	151 Puuhale Road							120	114	0	0	120	6
10.085	Property	UBS AG	1	207 Puuhale Road							120	114	0	0	120	6
10.086	Property	UBS AG	1	2970 Mokumoa Street							120	114	0	0	120	6
10.087	Property	UBS AG	1	2868 Kaihikapu Street							120	114	0	0	120	6
10.088	Property	UBS AG	1	2908 Kaihikapu Street							120	114	0	0	120	6
10.089	Property	UBS AG	1	2814 Kilihau Street							120	114	0	0	120	6
10.090	Property	UBS AG	1	759 Puuloa Road							120	114	0	0	120	6
10.091	Property	UBS AG	1	659 Puuloa Road							120	114	0	0	120	6
10.092	Property	UBS AG	1	667 Puuloa Road							120	114	0	0	120	6
10.093	Property	UBS AG	1	679 Puuloa Road							120	114	0	0	120	6
10.094	Property	UBS AG	1	689 Puuloa Road							120	114	0	0	120	6
10.095	Property	UBS AG	1	950 Mapunapuna Street							120	114	0	0	120	6
10.096	Property	UBS AG	1	822 Mapunapuna Street							120	114	0	0	120	6
10.097	Property	UBS AG	1	842 Mapunapuna Street							120	114	0	0	120	6
10.098	Property	UBS AG	1	214 Sand Island Access Road							120	114	0	0	120	6
10.099	Property	UBS AG	1	709 Ahua Street							120	114	0	0	120	6
10.100	Property	UBS AG	1	766 Mapunapuna Street							120	114	0	0	120	6
10.101	Property	UBS AG	1	830 Mapunapuna Street							120	114	0	0	120	6
10.102	Property	UBS AG	1	2855 Kaihikapu Street							120	114	0	0	120	6
10.103	Property	UBS AG	1	865 Ahua Street							120	114	0	0	120	6
10.104	Property	UBS AG	1	852 Mapunapuna Street							120	114	0	0	120	6
10.105	Property	UBS AG	1	2906 Kaihikapu Street							120	114	0	0	120	6
10.106	Property	UBS AG	1	2879 Paa Street							120	114	0	0	120	6
10.107	Property	UBS AG	1	702 Ahua Street							120	114	0	0	120	6
10.108	Property	UBS AG	1	2864 Awaawaloa Street							120	114	0	0	120	6
10.109	Property	UBS AG	1	2819 Mokumoa Street - A							120	114	0	0	120	6
10.110	Property	UBS AG	1	2869 Mokumoa Street							120	114	0	0	120	6
10.111	Property	UBS AG	1	2819 Mokumoa Street - B							120	114	0	0	120	6
10.112	Property	UBS AG	1	228 Mohonua Place							120	114	0	0	120	6
10.113	Property	UBS AG	1	2264 Pahounui Drive							120	114	0	0	120	6
10.114	Property	UBS AG	1	808 Ahua Street							120	114	0	0	120	6
10.115	Property	UBS AG	1	2827 Kaihikapu Street							120	114	0	0	120	6
10.116	Property	UBS AG	1	697 Ahua Street							120	114	0	0	120	6
10.117	Property	UBS AG	1	2849 Kaihikapu Street							120	114	0	0	120	6

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Monthly Debt Service Amount ($)(9)	Annual Debt Service Amount ($)	Note Date	First Payment Date	Partial IO Last IO Payment	Partial IO First P&I Payment	Original Term	Remaining Term	Original Amortization	Remaining Amortization	I/O Period	Seasoning	Amortization Type	Payment Date	Grace Period (Late Payment)(10)	Grace Period (Default)
10.118	Property	UBS AG	1	2831 Awaawaloa Street							120	114	0	0	120	6
10.119	Property	UBS AG	1	2858 Kaihikapu Street							120	114	0	0	120	6
10.120	Property	UBS AG	1	2276 Pahounui Drive							120	114	0	0	120	6
10.121	Property	UBS AG	1	2806 Kaihikapu Street							120	114	0	0	120	6
10.122	Property	UBS AG	1	1052 Ahua Street							120	114	0	0	120	6
10.123	Property	UBS AG	1	2889 Mokumoa Street							120	114	0	0	120	6
10.124	Property	UBS AG	1	685 Ahua Street							120	114	0	0	120	6
10.125	Property	UBS AG	1	2839 Mokumoa Street							120	114	0	0	120	6
10.126	Property	UBS AG	1	94-240 Pupuole Street							120	114	0	0	120	6
10.127	Property	UBS AG	1	2928 Kaihikapu Street - A							120	114	0	0	120	6
10.128	Property	UBS AG	1	719 Ahua Street							120	114	0	0	120	6
10.129	Property	UBS AG	1	2812 Awaawaloa Street							120	114	0	0	120	6
10.130	Property	UBS AG	1	2927 Mokumoa Street							120	114	0	0	120	6
10.131	Property	UBS AG	1	197 Sand Island Access Road							120	114	0	0	120	6
10.132	Property	UBS AG	1	2844 Kaihikapu Street							120	114	0	0	120	6
10.133	Property	UBS AG	1	2879 Mokumoa Street							120	114	0	0	120	6
10.134	Property	UBS AG	1	2135 Auiki Street							120	114	0	0	120	6
10.135	Property	UBS AG	1	855 Ahua Street							120	114	0	0	120	6
10.136	Property	UBS AG	1	2122 Kaliawa Street							120	114	0	0	120	6
10.137	Property	UBS AG	1	2831 Kaihikapu Street							120	114	0	0	120	6
10.138	Property	UBS AG	1	729 Ahua Street							120	114	0	0	120	6
10.139	Property	UBS AG	1	739 Ahua Street							120	114	0	0	120	6
10.140	Property	UBS AG	1	2833 Paa Street #2							120	114	0	0	120	6
10.141	Property	UBS AG	1	2833 Paa Street							120	114	0	0	120	6
10.142	Property	UBS AG	1	2815 Kaihikapu Street							120	114	0	0	120	6
10.143	Property	UBS AG	1	1062 Kikowaena Place							120	114	0	0	120	6
10.144	Property	UBS AG	1	673 Ahua Street							120	114	0	0	120	6
10.145	Property	UBS AG	1	2106 Kaliawa Street							120	114	0	0	120	6
10.146	Property	UBS AG	1	812 Mapunapuna Street							120	114	0	0	120	6
10.147	Property	UBS AG	1	2804 Kilihau Street							120	114	0	0	120	6
10.148	Property	UBS AG	1	525 North King Street							120	114	0	0	120	6
10.149	Property	UBS AG	1	204 Sand Island Access Road							120	114	0	0	120	6
10.150	Property	UBS AG	1	660 Ahua Street							120	114	0	0	120	6
10.151	Property	UBS AG	1	218 Mohonua Place							120	114	0	0	120	6
10.152	Property	UBS AG	1	125 Puuhale Road							120	114	0	0	120	6
10.153	Property	UBS AG	1	645 Ahua Street							120	114	0	0	120	6
10.154	Property	UBS AG	1	675 Mapunapuna Street							120	114	0	0	120	6
10.155	Property	UBS AG	1	659 Ahua Street							120	114	0	0	120	6
10.156	Property	UBS AG	1	1055 Ahua Street							120	114	0	0	120	6
10.157	Property	UBS AG	1	944 Ahua Street							120	114	0	0	120	6
10.158	Property	UBS AG	1	2019 Kahai Street							120	114	0	0	120	6
10.159	Property	UBS AG	1	2001 Kahai Street							120	114	0	0	120	6
10.160	Property	UBS AG	1	106 Puuhale Road							120	114	0	0	120	6
10.161	Property	UBS AG	1	2875 Paa Street							120	114	0	0	120	6
10.162	Property	UBS AG	1	1024 Mapunapuna Street							120	114	0	0	120	6
10.163	Property	UBS AG	1	2760 Kamehameha Highway							120	114	0	0	120	6
10.164	Property	UBS AG	1	2635 Waiwai Loop A							120	114	0	0	120	6
10.165	Property	UBS AG	1	2635 Waiwai Loop B							120	114	0	0	120	6
10.166	Property	UBS AG	1	2836 Awaawaloa Street							120	114	0	0	120	6
10.167	Property	UBS AG	1	609 Ahua Street							120	114	0	0	120	6
10.168	Property	UBS AG	1	905 Ahua Street							120	114	0	0	120	6
10.169	Property	UBS AG	1	2110 Auiki Street							120	114	0	0	120	6
10.170	Property	UBS AG	1	140 Puuhale Road							120	114	0	0	120	6
10.171	Property	UBS AG	1	2139 Kaliawa Street							120	114	0	0	120	6
10.172	Property	UBS AG	1	231 Sand Island Access Road							120	114	0	0	120	6
10.173	Property	UBS AG	1	2140 Kaliawa Street							120	114	0	0	120	6
10.174	Property	UBS AG	1	33 South Vineyard Boulevard							120	114	0	0	120	6
10.175	Property	UBS AG	1	970 Ahua Street							120	114	0	0	120	6
10.176	Property	UBS AG	1	960 Ahua Street							120	114	0	0	120	6
10.177	Property	UBS AG	1	1045 Mapunapuna Street							120	114	0	0	120	6
10.178	Property	UBS AG	1	165 Sand Island Access Road							120	114	0	0	120	6
10.179	Property	UBS AG	1	2839 Kilihau Street							120	114	0	0	120	6
10.180	Property	UBS AG	1	2829 Kilihau Street							120	114	0	0	120	6
10.181	Property	UBS AG	1	2833 Kilihau Street							120	114	0	0	120	6
10.182	Property	UBS AG	1	2821 Kilihau Street							120	114	0	0	120	6
10.183	Property	UBS AG	1	2808 Kam Highway							120	114	0	0	120	6
10.184	Property	UBS AG	1	2815 Kilihau Street							120	114	0	0	120	6
10.185	Property	UBS AG	1	2850 Awaawaloa Street							120	114	0	0	120	6
10.186	Property	UBS AG	1	846 Ala Lilikoi Street B							120	114	0	0	120	6
11	Both	SGFC	1	TriAtria Office Building	90,818.48	1,089,821.76	07/11/2019	09/01/2019	08/01/2024	09/01/2024	120	120	360	360	60	0	IO-Balloon	1	0	0
12	Both	UBS AG	1	Meidinger Tower	96,496.13	1,157,953.56	07/09/2019	08/06/2019	07/06/2023	08/06/2023	120	119	360	360	48	1	IO-Balloon	6	0	0
13	Both	RREF	1	Ocala Industrial	96,016.87	1,152,202.44	06/14/2019	08/06/2019			120	119	360	359	0	1	Balloon	6	0	0
14	Both	SGFC	1	Glenmont Abbey Village	87,309.81	1,047,717.72	06/14/2019	08/01/2019	07/01/2024	08/01/2024	120	119	360	360	60	1	IO-Balloon	1	0	5
15	Loan	CIBC	4	New Orleans MOB Portfolio	90,766.64	1,089,199.68	07/19/2019	09/01/2019	08/01/2021	09/01/2021	120	120	360	360	24	0	IO-Balloon	1	7	7
15.01	Property	CIBC	1	1200 Pinnacle Parkway							120	120	360	360	24	0
15.02	Property	CIBC	1	3901 Houma Boulevard							120	120	360	360	24	0
15.03	Property	CIBC	1	3712 MacArthur Boulevard							120	120	360	360	24	0
15.04	Property	CIBC	1	3000 West Esplanade Avenue							120	120	360	360	24	0
16	Both	SMC	1	125 Borinquen Place	56,017.36	672,208.33	05/31/2019	07/06/2019			120	118	0	0	120	2	Interest Only	6	0	0
17	Loan	SMC	10	Visions Hotel Portfolio II	85,113.31	1,021,359.72	06/11/2019	08/06/2019			120	119	360	359	0	1	Balloon	6	0	0
17.01	Property	SMC	1	Courtyard Horseheads							120	119	360	359	0	1
17.02	Property	SMC	1	Home2 Suites Oswego							120	119	360	359	0	1
17.03	Property	SMC	1	Holiday Inn & Suites Rochester Marketplace							120	119	360	359	0	1
17.04	Property	SMC	1	Hampton Inn Corning Painted Post							120	119	360	359	0	1
17.05	Property	SMC	1	Home2 Suites Rochester Henrietta							120	119	360	359	0	1
17.06	Property	SMC	1	Holiday Inn Express Olean							120	119	360	359	0	1
17.07	Property	SMC	1	Fairfield Inn Watertown							120	119	360	359	0	1
17.08	Property	SMC	1	Holiday Inn Express Canandaigua							120	119	360	359	0	1
17.09	Property	SMC	1	Candlewood Suites Watertown							120	119	360	359	0	1
17.10	Property	SMC	1	Candlewood Suites Sayre							120	119	360	359	0	1
18	Loan	UBS AG	2	Maui Portfolio	93,371.65	1,120,459.80	05/22/2019	07/06/2019	06/06/2022	07/06/2022	120	118	360	360	36	2	IO-Balloon	6	0	0
18.01	Property	UBS AG	1	Maui Beach Hotel							120	118	360	360	36	2
18.02	Property	UBS AG	1	Maui Nui Golf Course							120	118	360	360	36	2

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Monthly Debt Service Amount ($)(9)	Annual Debt Service Amount ($)	Note Date	First Payment Date	Partial IO Last IO Payment	Partial IO First P&I Payment	Original Term	Remaining Term	Original Amortization	Remaining Amortization	I/O Period	Seasoning	Amortization Type	Payment Date	Grace Period (Late Payment)(10)	Grace Period (Default)
19	Loan	SGFC	4	SWVP Portfolio	62,835.76	754,029.12	04/18/2019	06/01/2019			120	117	0	0	120	3	Interest Only	1	0	0
19.01	Property	SGFC	1	InterContinental							120	117	0	0	120	3
19.02	Property	SGFC	1	DoubleTree Sunrise							120	117	0	0	120	3
19.03	Property	SGFC	1	DoubleTree Charlotte							120	117	0	0	120	3
19.04	Property	SGFC	1	DoubleTree RTP							120	117	0	0	120	3
20	Both	CIBC	1	Black Canyon Tower	69,269.72	831,236.64	07/17/2019	09/01/2019	02/01/2023	03/01/2023	120	120	360	360	42	0	IO-Balloon	1	7	7
21	Both	RREF	1	Mount Kemble	48,273.52	579,282.24	07/19/2019	09/06/2019			120	120	0	0	120	0	Interest Only	6	0	0
22	Both	SMC	1	48 Saint Nicholas Place	50,318.46	603,821.53	07/05/2019	08/06/2019			120	119	0	0	120	1	Interest Only	6	0	0
23	Loan	UBS AG	2	Indiana Hotel Portfolio	84,744.07	1,016,928.84	07/19/2019	09/06/2019			120	120	300	300	0	0	Balloon	6	0	0
23.01	Property	UBS AG	1	Staybridge Suites - Indianapolis							120	120	300	300	0	0
23.02	Property	UBS AG	1	Hampton Inn - Scottsburg							120	120	300	300	0	0
24	Loan	SGFC	3	SoCal Medical Office Portfolio	72,709.56	872,514.72	05/03/2019	07/01/2019	06/01/2022	07/01/2022	120	118	360	360	36	2	IO-Balloon	1	0	0
24.01	Property	SGFC	1	Pasadena							120	118	360	360	36	2
24.02	Property	SGFC	1	Azusa							120	118	360	360	36	2
24.03	Property	SGFC	1	Rancho Mirage							120	118	360	360	36	2
25	Loan	SGFC	3	TZA Multifamily Portfolio #2	70,852.02	850,224.24	05/13/2019	07/01/2019	06/01/2022	07/01/2022	120	118	360	360	36	2	IO-Balloon	1	5	5
25.01	Property	SGFC	1	Wellston Ridge							120	118	360	360	36	2
25.02	Property	SGFC	1	Oakdale Villas							120	118	360	360	36	2
25.03	Property	SGFC	1	Northcrest							120	118	360	360	36	2
26	Both	CIBC	1	Holiday Inn Express Nashville Antioch	67,101.51	805,218.12	05/29/2019	07/01/2019			120	118	360	358	0	2	Balloon	1	7	7
27	Both	RREF	1	Renaissance Center VI	65,055.31	780,663.77	07/12/2019	09/06/2019	08/06/2022	09/06/2022	84	84	360	360	36	0	IO-Balloon	6	0	0
28	Loan	RREF	3	Wilmington Industrial Portfolio	62,595.11	751,141.32	07/17/2019	09/06/2019			120	120	360	360	0	0	Balloon	6	0	0
28.01	Property	RREF	1	3336 Progress Way							120	120	360	360	0	0
28.02	Property	RREF	1	3260 Progress Way							120	120	360	360	0	0
28.03	Property	RREF	1	3188 Progress Way							120	120	360	360	0	0
29	Both	SMC	1	Marriott SpringHill Suites and Towneplace Suites	60,869.19	730,430.28	06/06/2019	07/06/2019			120	118	360	358	0	2	Balloon	6	0	0
30	Loan	SMC	3	BoaVida MHC Portfolio	45,320.83	543,850.00	07/03/2019	08/06/2019			120	119	0	0	120	1	Interest Only	6	0	0
30.01	Property	SMC	1	Riverlawn MHC							120	119	0	0	120	1
30.02	Property	SMC	1	Beaver Run MHC							120	119	0	0	120	1
30.03	Property	SMC	1	Wilson Landing MHC							120	119	0	0	120	1
31	Both	CIBC	1	Candle-Lite Warehouse	72,690.59	872,287.08	04/11/2019	06/01/2019			60	57	300	297	0	3	Balloon	1	7	7
32	Both	SMC	1	South Bay Distribution Center	35,929.69	431,156.25	07/09/2019	09/06/2019			120	120	0	0	120	0	Interest Only	6	0	0
33	Loan	Barclays	18	ExchangeRight Net Leased Portfolio #27	36,875.68	442,508.16	05/07/2019	06/06/2019			120	117	0	0	120	3	Interest Only	6	0	0
33.01	Property	Barclays	1	Hy-Vee - Cottage Grove, MN							120	117	0	0	120	3
33.02	Property	Barclays	1	BioLife Plasma Services - Savannah, GA							120	117	0	0	120	3
33.03	Property	Barclays	1	Pick ‘n Save - Muskego, WI							120	117	0	0	120	3
33.04	Property	Barclays	1	Walgreens - Lubbock, TX							120	117	0	0	120	3
33.05	Property	Barclays	1	Walgreens - Houma, LA							120	117	0	0	120	3
33.06	Property	Barclays	1	Walgreens - Greendale, WI							120	117	0	0	120	3
33.07	Property	Barclays	1	Walgreens - Edmond, OK							120	117	0	0	120	3
33.08	Property	Barclays	1	Tractor Supply - Duncansville, PA							120	117	0	0	120	3
33.09	Property	Barclays	1	Walgreens - Dayton, OH							120	117	0	0	120	3
33.10	Property	Barclays	1	Walgreens - Augusta, GA							120	117	0	0	120	3
33.11	Property	Barclays	1	Advance Auto Parts - Houston, TX							120	117	0	0	120	3
33.12	Property	Barclays	1	O’Reilly - South Houston, TX							120	117	0	0	120	3
33.13	Property	Barclays	1	O’Reilly - Knoxville, TN							120	117	0	0	120	3
33.14	Property	Barclays	1	Dollar General - South Point, OH							120	117	0	0	120	3
33.15	Property	Barclays	1	Dollar General - Slidell, LA							120	117	0	0	120	3
33.16	Property	Barclays	1	Dollar General - Houma, LA							120	117	0	0	120	3
33.17	Property	Barclays	1	Dollar Tree - Kaukauna, WI							120	117	0	0	120	3
33.18	Property	Barclays	1	Dollar General - Mansfield, OH							120	117	0	0	120	3
34	Both	Natixis	1	10000 Santa Monica Boulevard	35,063.66	420,763.92	04/12/2019	06/06/2019			120	117	0	0	120	3	Interest Only	6	0	0
35	Both	RREF	1	Town Square	42,414.35	508,972.20	04/08/2019	06/06/2019			120	117	0	0	120	3	Interest Only	6	0	0
36	Both	UBS AG	1	Ambler Yards	52,164.73	625,976.76	05/09/2019	07/06/2019	06/06/2021	07/06/2021	120	118	360	360	24	2	IO-Balloon	6	0	0
37	Both	Barclays	1	Ridgeview Plaza	46,507.84	558,094.08	06/28/2019	08/06/2019			120	119	360	359	0	1	Balloon	6	0	0
38	Both	SGFC	1	Arapahoe Industrial Park	54,837.40	658,048.80	07/19/2019	09/01/2019			120	120	360	360	0	0	Balloon	1	0	0
39	Loan	UBS AG	11	CIRE Equity Retail & Industrial Portfolio	33,012.36	396,148.32	05/09/2019	07/06/2019			120	118	0	0	120	2	Interest Only	6	0	0
39.01	Property	UBS AG	1	Wood Village Town Center							120	118	0	0	120	2
39.02	Property	UBS AG	1	Pecan Promenade							120	118	0	0	120	2
39.03	Property	UBS AG	1	Valley Plaza							120	118	0	0	120	2
39.04	Property	UBS AG	1	Pear Tree							120	118	0	0	120	2
39.05	Property	UBS AG	1	Glendale Market Square							120	118	0	0	120	2
39.06	Property	UBS AG	1	Central Park Shopping Center							120	118	0	0	120	2
39.07	Property	UBS AG	1	Val Vista Towne Center							120	118	0	0	120	2
39.08	Property	UBS AG	1	2641 Hall Ave - Riverside, CA							120	118	0	0	120	2
39.09	Property	UBS AG	1	606 W Troy - Indianapolis, IN							120	118	0	0	120	2
39.10	Property	UBS AG	1	Homeland - Bartow, FL							120	118	0	0	120	2
39.11	Property	UBS AG	1	2621 Hall Ave - Riverside, CA							120	118	0	0	120	2
40	Both	SMC	1	Extra Space Moreno Valley	30,796.88	369,562.50	06/28/2019	08/06/2019			120	119	0	0	120	1	Interest Only	6	0	0
41	Loan	SGFC	2	Pacific Grove Portfolio	51,009.74	612,116.88	07/23/2019	09/01/2019			120	120	360	360	0	0	Balloon	1	5	5
41.01	Property	SGFC	1	Sea Breeze Inn & Cottages							120	120	360	360	0	0
41.02	Property	SGFC	1	Bide-A-Wee Inn & Cottages							120	120	360	360	0	0
42	Both	Barclays	1	Los Robles Medical Office	34,831.31	417,975.72	06/06/2019	07/06/2019			120	118	0	0	120	2	Interest Only	6	0	0
43	Both	Barclays	1	Hampton Inn - Covington, GA	40,580.30	486,963.60	07/12/2019	09/06/2019	08/06/2020	09/06/2020	120	120	360	360	12	0	IO-Balloon	6	0	0
44	Both	UBS AG	1	At Home Store - Palm Beach Gardens	48,262.07	579,144.84	06/06/2019	07/06/2019			120	118	360	358	0	2	Balloon	6	0	0
45	Both	SGFC	1	Hampton Inn El Reno	51,701.08	620,412.96	06/17/2019	08/01/2019			120	119	240	239	0	1	Balloon	1	5	5
46	Both	SGFC	1	Holiday Inn Express & Suites El Reno	51,046.64	612,559.68	06/17/2019	08/01/2019			120	119	240	239	0	1	Balloon	1	5	5
47	Both	SGFC	1	Novanta Building	38,224.54	458,694.48	06/03/2019	08/01/2019	07/01/2022	08/01/2022	120	119	360	360	36	1	IO-Balloon	1	0	0
48	Both	CIBC	1	CVS Staten Island	36,996.70	443,960.40	07/17/2019	09/01/2019	08/01/2021	09/01/2021	120	120	360	360	24	0	IO-Balloon	1	7	7
49	Both	Barclays	1	Home2 - Hasbrouck	21,883.10	262,597.20	06/12/2019	08/06/2019			120	119	0	0	120	1	Interest Only	6	0	0
50	Loan	UBS AG	2	Fairway Plaza & Markets at Maizeland	35,984.83	431,817.96	07/09/2019	08/06/2019			120	119	360	359	0	1	Balloon	6	0	0
50.01	Property	UBS AG	1	Markets at Maizeland							120	119	360	359	0	1
50.02	Property	UBS AG	1	Fairway Plaza							120	119	360	359	0	1
51	Loan	CIBC	6	Schnader Enterprises Portfolio	22,913.89	274,966.68	05/24/2019	07/01/2019			120	118	0	0	120	2	Interest Only	1	7	7
51.01	Property	CIBC	1	Emelia Woods Apartments							120	118	0	0	120	2
51.02	Property	CIBC	1	Laredo Apartments							120	118	0	0	120	2

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Monthly Debt Service Amount ($)(9)	Annual Debt Service Amount ($)	Note Date	First Payment Date	Partial IO Last IO Payment	Partial IO First P&I Payment	Original Term	Remaining Term	Original Amortization	Remaining Amortization	I/O Period	Seasoning	Amortization Type	Payment Date	Grace Period (Late Payment)(10)	Grace Period (Default)
51.03	Property	CIBC	1	Harford Road Apartments (6507-6513)							120	118	0	0	120	2
51.04	Property	CIBC	1	Norwood/Ferndale Apartments							120	118	0	0	120	2
51.05	Property	CIBC	1	Belvedere Studios							120	118	0	0	120	2
51.06	Property	CIBC	1	Hamilton Townhouses							120	118	0	0	120	2
52	Both	UBS AG	1	Greenwich Inn - San Francisco	33,879.35	406,552.20	06/21/2019	08/06/2019			120	119	360	359	0	1	Balloon	6	0	0
53	Both	RREF	1	Hampton Inn Peachtree City	33,642.54	403,710.48	07/09/2019	09/06/2019			60	60	330	330	0	0	Balloon	6	0	0
54	Both	Barclays	1	Gray Oaks Corporate Center	19,071.25	228,855.00	06/13/2019	08/06/2019			120	119	0	0	120	1	Interest Only	6	0	0
55	Both	UBS AG	1	Summerville Plaza	28,195.44	338,345.28	07/12/2019	09/06/2019			120	120	360	360	0	0	Balloon	6	0	0
56	Loan	UBS AG	3	Krea Portfolio	34,050.85	408,610.20	06/03/2019	07/06/2019			120	118	300	298	0	2	Balloon	6	0	0
56.01	Property	UBS AG	1	Newberry Plaza							120	118	300	298	0	2
56.02	Property	UBS AG	1	Shops at Dillon							120	118	300	298	0	2
56.03	Property	UBS AG	1	Shops at Hartsville							120	118	300	298	0	2
57	Both	SMC	1	9th & Maple Fee	18,186.63	218,239.58	06/21/2019	08/06/2019			120	119	0	0	120	1	Interest Only	6	0	0
58	Both	CIBC	1	32-34 Broad Street	25,334.27	304,011.24	07/19/2019	09/01/2019	08/01/2024	09/01/2024	120	120	360	360	60	0	IO-Balloon	1	7	7
59	Both	CIBC	1	Suburban Extended Stay - Kennesaw, GA	30,704.37	368,452.44	02/19/2019	04/01/2019			120	115	300	295	0	5	Balloon	1	7	7
60	Both	SMC	1	Lake Howell Plaza	13,717.92	164,615.00	07/12/2019	09/06/2019			120	120	0	0	120	0	Interest Only	6	0	0
61	Both	RREF	1	Walmart Supercenter Fulton	20,410.26	244,923.12	07/16/2019	09/06/2019			120	120	360	360	0	0	Balloon	6	0	0
62	Both	RREF	1	Quality Inn & Suites Bremerton	23,786.95	285,443.40	07/03/2019	08/06/2019			60	59	300	299	0	1	Balloon	6	0	0
63	Loan	SMC	3	Jackson Retail Portfolio	23,141.14	277,693.68	07/11/2019	09/06/2019			120	120	300	300	0	0	Balloon	6	0	0
63.01	Property	SMC	1	Northpark Station							120	120	300	300	0	0
63.02	Property	SMC	1	Highway 18 Plaza							120	120	300	300	0	0
63.03	Property	SMC	1	Lakeover Shopping Center							120	120	300	300	0	0
64	Both	Barclays	1	Sherwood MHC	20,052.29	240,627.48	06/12/2019	08/06/2019			120	119	360	359	0	1	Balloon	6	0	0
65	Both	CIBC	1	Courtyard Self-Storage	19,234.10	230,809.20	06/20/2019	08/01/2019	07/01/2020	08/01/2020	120	119	360	360	12	1	IO-Balloon	1	7	7
66	Both	CIBC	1	588 East San Lorenzo Road	17,475.19	209,702.28	07/01/2019	08/01/2019	07/01/2020	08/01/2020	120	119	360	360	12	1	IO-Balloon	1	7	7
67	Both	UBS AG	1	Baymont Inn & Suites - Mackinaw City	18,904.62	226,855.44	07/19/2019	09/06/2019			120	120	300	300	0	0	Balloon	6	0	0
68	Both	SMC	1	205-207 East Washington Street	15,127.77	181,533.24	06/17/2019	08/06/2019	07/06/2022	08/06/2022	120	119	360	360	36	1	IO-Balloon	6	0	0
69	Both	UBS AG	1	Brunswick West Shopping Center	14,931.12	179,173.44	07/01/2019	08/06/2019			120	119	360	359	0	1	Balloon	6	0	0
70	Both	RREF	1	Walgreens – Conyers GA	11,016.74	132,200.88	06/20/2019	08/06/2019			120	119	360	359	0	1	Balloon	6	0	0
71	Both	CIBC	1	Villas at Atlantic Beach	11,345.37	136,144.44	04/04/2019	06/01/2019	05/01/2022	06/01/2022	120	117	360	360	36	3	IO-Balloon	1	7	7
72	Both	RREF	1	Sterling Hill Apartments	10,250.86	123,010.32	07/16/2019	09/06/2019			120	120	360	360	0	0	Balloon	6	0	0
73	Both	RREF	1	Walgreens – Palatka FL	8,940.65	107,287.80	07/02/2019	08/06/2019			120	119	360	359	0	1	Balloon	6	0	0

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Maturity/ARD Date	ARD Loan(11)	Final Maturity Date	Prepayment Provisions(12)	Pari Passu (Y/N)	Pari Passu Note Control (Y/N)	Original Balance Piece In Trust ($)	Original Balance Piece Non-Trust ($)	Total Original Balance Pari Passu Debt ($)	Total Current Balance Pari Passu Debt ($)	Additional Debt Permitted (Y/N)(13)	Additional Debt Exist (Y/N)(13)
1	Both	Barclays	1	Moffett Towers II - Buildings 3 & 4	07/06/2029	Yes	06/06/2034	L(24),Grtr1%orYM(1),DeforGrtr1%orYM(88),O(7)	Yes	No	65,000,000	285,000,000	350,000,000	350,000,000	No	Yes
2	Both	Barclays	1	188 Spear Street	06/06/2029	No	06/06/2029	L(26),Def(87),O(7)	Yes	Yes	60,000,000	65,000,000	125,000,000	125,000,000	Yes	No
3	Loan	Natixis	4	Vanguard Portfolio	11/07/2028	No	11/07/2028	L(33),Def(84),O(3)	Yes	No	57,017,500	59,825,000	116,842,500	116,842,500	No	Yes
3.01	Property	Natixis	1	425 Old Morehall Road
3.02	Property	Natixis	1	1001 Cedar Hollow Road
3.03	Property	Natixis	1	50 Morehall Road
3.04	Property	Natixis	1	60 Morehall Road
4	Loan	SGFC	23	ExchangeRight Net Leased Portfolio 28	08/01/2029	No	08/01/2029	L(24),Def(92),O(4)	Yes	Yes	44,000,000	19,943,000	63,943,000	63,943,000	No	No
4.01	Property	SGFC	1	Pick n Save - Oconomowoc, WI
4.02	Property	SGFC	1	Pick n Save - Wales, WI
4.03	Property	SGFC	1	Hobby Lobby - Hendersonville, TN
4.04	Property	SGFC	1	Hobby Lobby - Appleton, WI
4.05	Property	SGFC	1	Walgreens - Newport News, VA
4.06	Property	SGFC	1	Walgreens - Aurora, IL
4.07	Property	SGFC	1	Walgreens - Hammond, IN
4.08	Property	SGFC	1	Walgreens - North Aurora, IL
4.09	Property	SGFC	1	Walgreens - Fort Worth, TX
4.10	Property	SGFC	1	Tractor Supply - Lake Charles, LA
4.11	Property	SGFC	1	Fresenius Medical Care - West Columbia, SC
4.12	Property	SGFC	1	Walgreens - Flint, MI
4.13	Property	SGFC	1	Tractor Supply - Springtown, TX
4.14	Property	SGFC	1	Walgreens - Orland Park, IL
4.15	Property	SGFC	1	Walgreens - Peoria, IL
4.16	Property	SGFC	1	Dollar General - Houston, TX
4.17	Property	SGFC	1	Dollar General - Soddy Daisy, TN
4.18	Property	SGFC	1	O’Reilly Auto Parts - Lexington, SC
4.19	Property	SGFC	1	Dollar General - Mishawaka, IN
4.20	Property	SGFC	1	Dollar General - Lambertville, MI
4.21	Property	SGFC	1	Dollar Tree - Beech Island, SC
4.22	Property	SGFC	1	Dollar General - Youngsville, LA
4.23	Property	SGFC	1	Dollar General - Battle Creek, MI
5	Loan	Barclays	32	Inland Life Storage Portfolio	08/01/2029	No	08/01/2029	L(25),Grtr1%orYM(92),O(3)	Yes	No	31,297,500	107,802,500	139,100,000	139,100,000	Yes	No
5.01	Property	Barclays	1	Life Storage - 586
5.02	Property	Barclays	1	Life Storage - 145
5.03	Property	Barclays	1	Life Storage - 364
5.04	Property	Barclays	1	Life Storage - 365
5.05	Property	Barclays	1	Life Storage - 212
5.06	Property	Barclays	1	Life Storage - 386
5.07	Property	Barclays	1	Life Storage - 256
5.08	Property	Barclays	1	Life Storage - 206
5.09	Property	Barclays	1	Life Storage - 324
5.10	Property	Barclays	1	Life Storage - 236
5.11	Property	Barclays	1	Life Storage - 184
5.12	Property	Barclays	1	Life Storage - 500
5.13	Property	Barclays	1	Life Storage - 288
5.14	Property	Barclays	1	Life Storage - 299
5.15	Property	Barclays	1	Life Storage - 209
5.16	Property	Barclays	1	Life Storage - 035
5.17	Property	Barclays	1	Life Storage - 074
5.18	Property	Barclays	1	Life Storage - 252
5.19	Property	Barclays	1	Life Storage - 033
5.20	Property	Barclays	1	Life Storage - 205
5.21	Property	Barclays	1	Life Storage - 300
5.22	Property	Barclays	1	Life Storage - 026
5.23	Property	Barclays	1	Life Storage - 361
5.24	Property	Barclays	1	Life Storage - 165
5.25	Property	Barclays	1	Life Storage - 208
5.26	Property	Barclays	1	Life Storage - 211
5.27	Property	Barclays	1	Life Storage - 021
5.28	Property	Barclays	1	Life Storage - 298
5.29	Property	Barclays	1	Life Storage - 297
5.30	Property	Barclays	1	Life Storage - 153
5.31	Property	Barclays	1	Life Storage - 075
5.32	Property	Barclays	1	Life Storage - 152
6	Both	RREF	1	Emerald Pointe Apartments	08/06/2029	No	08/06/2029	L(24),Def(92),O(4)	No	NAP					No	No
7	Both	UBS AG	1	Hilton Garden Inn - San Diego Mission Valley Stadium	07/06/2029	No	07/06/2029	L(25),Def(90),O(5)	No	NAP					No	No
8	Both	Natixis	1	2 North 6th Place	08/05/2028	No	08/05/2028	L(36),Def(80),O(4)	Yes	No	20,000,000	140,600,000	160,600,000	160,600,000	No	Yes
9	Both	SMC	1	Tower Plaza	07/06/2029	No	07/06/2029	L(25),Def(91),O(4)	No	NAP					No	No
10	Loan	UBS AG	186	ILPT Hawaii Portfolio	02/07/2029	No	02/07/2029	L(30),DeforGrtr1%orYM(83),O(7)	Yes	No	19,000,000	631,000,000	650,000,000	650,000,000	No	No
10.001	Property	UBS AG	1	2810 Pukoloa Street
10.002	Property	UBS AG	1	1360 Pali Highway
10.003	Property	UBS AG	1	1001 Ahua Street
10.004	Property	UBS AG	1	848 Ala Lilikoi Street A
10.005	Property	UBS AG	1	2850 Paa Street
10.006	Property	UBS AG	1	949 Mapunapuna Street
10.007	Property	UBS AG	1	2828 Paa Street
10.008	Property	UBS AG	1	80 Sand Island Access Road
10.009	Property	UBS AG	1	1030 Mapunapuna Street
10.010	Property	UBS AG	1	150 Puuhale Road
10.011	Property	UBS AG	1	2344 Pahounui Drive
10.012	Property	UBS AG	1	120 Sand Island Access Road
10.013	Property	UBS AG	1	1122 Mapunapuna Street
10.014	Property	UBS AG	1	2915 Kaihikapu Street
10.015	Property	UBS AG	1	819 Ahua Street
10.016	Property	UBS AG	1	2144 Auiki Street
10.017	Property	UBS AG	1	1027 Kikowaena Place
10.018	Property	UBS AG	1	1931 Kahai Street
10.019	Property	UBS AG	1	148 Mokauea Street
10.020	Property	UBS AG	1	2886 Paa Street
10.021	Property	UBS AG	1	2838 Kilihau Street
10.022	Property	UBS AG	1	803 Ahua Street
10.023	Property	UBS AG	1	220 Puuhale Road
10.024	Property	UBS AG	1	930 Mapunapuna Street

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Maturity/ARD Date	ARD Loan(11)	Final Maturity Date	Prepayment Provisions(12)	Pari Passu (Y/N)	Pari Passu Note Control (Y/N)	Original Balance Piece In Trust ($)	Original Balance Piece Non-Trust ($)	Total Original Balance Pari Passu Debt ($)	Total Current Balance Pari Passu Debt ($)	Additional Debt Permitted (Y/N)(13)	Additional Debt Exist (Y/N)(13)
10.025	Property	UBS AG	1	2103 Kaliawa Street
10.026	Property	UBS AG	1	2969 Mapunapuna Place
10.027	Property	UBS AG	1	158 Sand Island Access Road
10.028	Property	UBS AG	1	1926 Auiki Street
10.029	Property	UBS AG	1	113 Puuhale Road
10.030	Property	UBS AG	1	2250 Pahounui Drive
10.031	Property	UBS AG	1	733 Mapunapuna Street
10.032	Property	UBS AG	1	761 Ahua Street
10.033	Property	UBS AG	1	918 Ahua Street
10.034	Property	UBS AG	1	180 Sand Island Access Road
10.035	Property	UBS AG	1	2829 Awaawaloa Street
10.036	Property	UBS AG	1	120 Mokauea Street
10.037	Property	UBS AG	1	2861 Mokumoa Street
10.038	Property	UBS AG	1	2826 Kaihikapu Street
10.039	Property	UBS AG	1	179 Sand Island Access Road
10.040	Property	UBS AG	1	855 Mapunapuna Street
10.041	Property	UBS AG	1	2308 Pahounui Drive
10.042	Property	UBS AG	1	619 Mapunapuna Street
10.043	Property	UBS AG	1	2846-A Awaawaloa Street
10.044	Property	UBS AG	1	238 Sand Island Access Road
10.045	Property	UBS AG	1	704 Mapunapuna Street
10.046	Property	UBS AG	1	120B Mokauea Street
10.047	Property	UBS AG	1	1150 Kikowaena Street
10.048	Property	UBS AG	1	2127 Auiki Street
10.049	Property	UBS AG	1	2810 Paa Street
10.050	Property	UBS AG	1	2841 Pukoloa Street
10.051	Property	UBS AG	1	1000 Mapunapuna Street
10.052	Property	UBS AG	1	2829 Pukoloa Street
10.053	Property	UBS AG	1	889 Ahua Street
10.054	Property	UBS AG	1	2819 Pukoloa Street
10.055	Property	UBS AG	1	1038 Kikowaena Place
10.056	Property	UBS AG	1	2965 Mokumoa Street
10.057	Property	UBS AG	1	850 Ahua Street
10.058	Property	UBS AG	1	1330 Pali Highway
10.059	Property	UBS AG	1	2855 Pukoloa Street
10.060	Property	UBS AG	1	2865 Pukoloa Street
10.061	Property	UBS AG	1	789 Mapunapuna Street
10.062	Property	UBS AG	1	2960 Mokumoa Street
10.063	Property	UBS AG	1	231B Sand Island Access Road
10.064	Property	UBS AG	1	2020 Auiki Street
10.065	Property	UBS AG	1	2857 Awaawaloa Street
10.066	Property	UBS AG	1	1050 Kikowaena Place
10.067	Property	UBS AG	1	2850 Mokumoa Street
10.068	Property	UBS AG	1	2840 Mokumoa Street
10.069	Property	UBS AG	1	2830 Mokumoa Street
10.070	Property	UBS AG	1	960 Mapunapuna Street
10.071	Property	UBS AG	1	125B Puuhale Road
10.072	Property	UBS AG	1	2809 Kaihikapu Street
10.073	Property	UBS AG	1	212 Mohonua Place
10.074	Property	UBS AG	1	692 Mapunapuna Street
10.075	Property	UBS AG	1	1024 Kikowaena Place
10.076	Property	UBS AG	1	669 Ahua Street
10.077	Property	UBS AG	1	215 Puuhale Road
10.078	Property	UBS AG	1	142 Mokauea Street
10.079	Property	UBS AG	1	2847 Awaawaloa Street
10.080	Property	UBS AG	1	2816 Awaawaloa Street
10.081	Property	UBS AG	1	2928 Kaihikapu Street - B
10.082	Property	UBS AG	1	2864 Mokumoa Street
10.083	Property	UBS AG	1	770 Mapunapuna Street
10.084	Property	UBS AG	1	151 Puuhale Road
10.085	Property	UBS AG	1	207 Puuhale Road
10.086	Property	UBS AG	1	2970 Mokumoa Street
10.087	Property	UBS AG	1	2868 Kaihikapu Street
10.088	Property	UBS AG	1	2908 Kaihikapu Street
10.089	Property	UBS AG	1	2814 Kilihau Street
10.090	Property	UBS AG	1	759 Puuloa Road
10.091	Property	UBS AG	1	659 Puuloa Road
10.092	Property	UBS AG	1	667 Puuloa Road
10.093	Property	UBS AG	1	679 Puuloa Road
10.094	Property	UBS AG	1	689 Puuloa Road
10.095	Property	UBS AG	1	950 Mapunapuna Street
10.096	Property	UBS AG	1	822 Mapunapuna Street
10.097	Property	UBS AG	1	842 Mapunapuna Street
10.098	Property	UBS AG	1	214 Sand Island Access Road
10.099	Property	UBS AG	1	709 Ahua Street
10.100	Property	UBS AG	1	766 Mapunapuna Street
10.101	Property	UBS AG	1	830 Mapunapuna Street
10.102	Property	UBS AG	1	2855 Kaihikapu Street
10.103	Property	UBS AG	1	865 Ahua Street
10.104	Property	UBS AG	1	852 Mapunapuna Street
10.105	Property	UBS AG	1	2906 Kaihikapu Street
10.106	Property	UBS AG	1	2879 Paa Street
10.107	Property	UBS AG	1	702 Ahua Street
10.108	Property	UBS AG	1	2864 Awaawaloa Street
10.109	Property	UBS AG	1	2819 Mokumoa Street - A
10.110	Property	UBS AG	1	2869 Mokumoa Street
10.111	Property	UBS AG	1	2819 Mokumoa Street - B
10.112	Property	UBS AG	1	228 Mohonua Place
10.113	Property	UBS AG	1	2264 Pahounui Drive
10.114	Property	UBS AG	1	808 Ahua Street
10.115	Property	UBS AG	1	2827 Kaihikapu Street
10.116	Property	UBS AG	1	697 Ahua Street
10.117	Property	UBS AG	1	2849 Kaihikapu Street

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Maturity/ARD Date	ARD Loan(11)	Final Maturity Date	Prepayment Provisions(12)	Pari Passu (Y/N)	Pari Passu Note Control (Y/N)	Original Balance Piece In Trust ($)	Original Balance Piece Non-Trust ($)	Total Original Balance Pari Passu Debt ($)	Total Current Balance Pari Passu Debt ($)	Additional Debt Permitted (Y/N)(13)	Additional Debt Exist (Y/N)(13)
10.118	Property	UBS AG	1	2831 Awaawaloa Street
10.119	Property	UBS AG	1	2858 Kaihikapu Street
10.120	Property	UBS AG	1	2276 Pahounui Drive
10.121	Property	UBS AG	1	2806 Kaihikapu Street
10.122	Property	UBS AG	1	1052 Ahua Street
10.123	Property	UBS AG	1	2889 Mokumoa Street
10.124	Property	UBS AG	1	685 Ahua Street
10.125	Property	UBS AG	1	2839 Mokumoa Street
10.126	Property	UBS AG	1	94-240 Pupuole Street
10.127	Property	UBS AG	1	2928 Kaihikapu Street - A
10.128	Property	UBS AG	1	719 Ahua Street
10.129	Property	UBS AG	1	2812 Awaawaloa Street
10.130	Property	UBS AG	1	2927 Mokumoa Street
10.131	Property	UBS AG	1	197 Sand Island Access Road
10.132	Property	UBS AG	1	2844 Kaihikapu Street
10.133	Property	UBS AG	1	2879 Mokumoa Street
10.134	Property	UBS AG	1	2135 Auiki Street
10.135	Property	UBS AG	1	855 Ahua Street
10.136	Property	UBS AG	1	2122 Kaliawa Street
10.137	Property	UBS AG	1	2831 Kaihikapu Street
10.138	Property	UBS AG	1	729 Ahua Street
10.139	Property	UBS AG	1	739 Ahua Street
10.140	Property	UBS AG	1	2833 Paa Street #2
10.141	Property	UBS AG	1	2833 Paa Street
10.142	Property	UBS AG	1	2815 Kaihikapu Street
10.143	Property	UBS AG	1	1062 Kikowaena Place
10.144	Property	UBS AG	1	673 Ahua Street
10.145	Property	UBS AG	1	2106 Kaliawa Street
10.146	Property	UBS AG	1	812 Mapunapuna Street
10.147	Property	UBS AG	1	2804 Kilihau Street
10.148	Property	UBS AG	1	525 North King Street
10.149	Property	UBS AG	1	204 Sand Island Access Road
10.150	Property	UBS AG	1	660 Ahua Street
10.151	Property	UBS AG	1	218 Mohonua Place
10.152	Property	UBS AG	1	125 Puuhale Road
10.153	Property	UBS AG	1	645 Ahua Street
10.154	Property	UBS AG	1	675 Mapunapuna Street
10.155	Property	UBS AG	1	659 Ahua Street
10.156	Property	UBS AG	1	1055 Ahua Street
10.157	Property	UBS AG	1	944 Ahua Street
10.158	Property	UBS AG	1	2019 Kahai Street
10.159	Property	UBS AG	1	2001 Kahai Street
10.160	Property	UBS AG	1	106 Puuhale Road
10.161	Property	UBS AG	1	2875 Paa Street
10.162	Property	UBS AG	1	1024 Mapunapuna Street
10.163	Property	UBS AG	1	2760 Kamehameha Highway
10.164	Property	UBS AG	1	2635 Waiwai Loop A
10.165	Property	UBS AG	1	2635 Waiwai Loop B
10.166	Property	UBS AG	1	2836 Awaawaloa Street
10.167	Property	UBS AG	1	609 Ahua Street
10.168	Property	UBS AG	1	905 Ahua Street
10.169	Property	UBS AG	1	2110 Auiki Street
10.170	Property	UBS AG	1	140 Puuhale Road
10.171	Property	UBS AG	1	2139 Kaliawa Street
10.172	Property	UBS AG	1	231 Sand Island Access Road
10.173	Property	UBS AG	1	2140 Kaliawa Street
10.174	Property	UBS AG	1	33 South Vineyard Boulevard
10.175	Property	UBS AG	1	970 Ahua Street
10.176	Property	UBS AG	1	960 Ahua Street
10.177	Property	UBS AG	1	1045 Mapunapuna Street
10.178	Property	UBS AG	1	165 Sand Island Access Road
10.179	Property	UBS AG	1	2839 Kilihau Street
10.180	Property	UBS AG	1	2829 Kilihau Street
10.181	Property	UBS AG	1	2833 Kilihau Street
10.182	Property	UBS AG	1	2821 Kilihau Street
10.183	Property	UBS AG	1	2808 Kam Highway
10.184	Property	UBS AG	1	2815 Kilihau Street
10.185	Property	UBS AG	1	2850 Awaawaloa Street
10.186	Property	UBS AG	1	846 Ala Lilikoi Street B
11	Both	SGFC	1	TriAtria Office Building	08/01/2029	No	08/01/2029	L(24),Grtr1%orYM(93),O(3)	No	NAP					No	Yes
12	Both	UBS AG	1	Meidinger Tower	07/06/2029	No	07/06/2029	L(25),Def(91),O(4)	Yes	Yes	19,000,000	9,000,000	28,000,000	28,000,000	No	No
13	Both	RREF	1	Ocala Industrial	07/06/2029	No	07/06/2029	L(25),Def(91),O(4)	No	NAP					No	No
14	Both	SGFC	1	Glenmont Abbey Village	07/01/2029	No	07/01/2029	L(25),Def(91),O(4)	No	NAP					No	No
15	Loan	CIBC	4	New Orleans MOB Portfolio	08/01/2029	No	08/01/2029	L(24),Def(93),O(3)	No	NAP					No	No
15.01	Property	CIBC	1	1200 Pinnacle Parkway
15.02	Property	CIBC	1	3901 Houma Boulevard
15.03	Property	CIBC	1	3712 MacArthur Boulevard
15.04	Property	CIBC	1	3000 West Esplanade Avenue
16	Both	SMC	1	125 Borinquen Place	06/06/2029	No	06/06/2029	L(26),Def(88),O(6)	Yes	No	17,000,000	35,000,000	52,000,000	52,000,000	No	No
17	Loan	SMC	10	Visions Hotel Portfolio II	07/06/2029	No	07/06/2029	L(25),Def(91),O(4)	Yes	No	16,700,000	45,500,000	62,200,000	62,126,694	No	No
17.01	Property	SMC	1	Courtyard Horseheads
17.02	Property	SMC	1	Home2 Suites Oswego
17.03	Property	SMC	1	Holiday Inn & Suites Rochester Marketplace
17.04	Property	SMC	1	Hampton Inn Corning Painted Post
17.05	Property	SMC	1	Home2 Suites Rochester Henrietta
17.06	Property	SMC	1	Holiday Inn Express Olean
17.07	Property	SMC	1	Fairfield Inn Watertown
17.08	Property	SMC	1	Holiday Inn Express Canandaigua
17.09	Property	SMC	1	Candlewood Suites Watertown
17.10	Property	SMC	1	Candlewood Suites Sayre
18	Loan	UBS AG	2	Maui Portfolio	06/06/2029	No	06/06/2029	L(26),Def(87),O(7)	Yes	Yes	16,000,000	12,500,000	28,500,000	28,500,000	No	No
18.01	Property	UBS AG	1	Maui Beach Hotel
18.02	Property	UBS AG	1	Maui Nui Golf Course

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Maturity/ARD Date	ARD Loan(11)	Final Maturity Date	Prepayment Provisions(12)	Pari Passu (Y/N)	Pari Passu Note Control (Y/N)	Original Balance Piece In Trust ($)	Original Balance Piece Non-Trust ($)	Total Original Balance Pari Passu Debt ($)	Total Current Balance Pari Passu Debt ($)	Additional Debt Permitted (Y/N)(13)	Additional Debt Exist (Y/N)(13)
19	Loan	SGFC	4	SWVP Portfolio	05/01/2029	No	05/01/2029	L(27),Def(89),O(4)	Yes	No	15,000,000	185,000,000	200,000,000	200,000,000	No	No
19.01	Property	SGFC	1	InterContinental
19.02	Property	SGFC	1	DoubleTree Sunrise
19.03	Property	SGFC	1	DoubleTree Charlotte
19.04	Property	SGFC	1	DoubleTree RTP
20	Both	CIBC	1	Black Canyon Tower	08/01/2029	No	08/01/2029	L(24),Def(93),O(3)	No	NAP					No	No
21	Both	RREF	1	Mount Kemble	08/06/2029	No	08/06/2029	L(24),Def(92),O(4)	Yes	No	14,000,000	17,000,000	31,000,000	31,000,000	No	Yes
22	Both	SMC	1	48 Saint Nicholas Place	07/06/2029	No	07/06/2029	L(25),Def(91),O(4)	No	NAP					No	No
23	Loan	UBS AG	2	Indiana Hotel Portfolio	08/06/2029	No	08/06/2029	L(24),Def(92),O(4)	No	NAP					No	No
23.01	Property	UBS AG	1	Staybridge Suites - Indianapolis
23.02	Property	UBS AG	1	Hampton Inn - Scottsburg
24	Loan	SGFC	3	SoCal Medical Office Portfolio	06/01/2029	No	06/01/2029	L(26),Def(90),O(4)	No	NAP					No	No
24.01	Property	SGFC	1	Pasadena
24.02	Property	SGFC	1	Azusa
24.03	Property	SGFC	1	Rancho Mirage
25	Loan	SGFC	3	TZA Multifamily Portfolio #2	06/01/2029	No	06/01/2029	L(26),Def(90),O(4)	No	NAP					No	No
25.01	Property	SGFC	1	Wellston Ridge
25.02	Property	SGFC	1	Oakdale Villas
25.03	Property	SGFC	1	Northcrest
26	Both	CIBC	1	Holiday Inn Express Nashville Antioch	06/01/2029	No	06/01/2029	L(26),Def(91),O(3)	No	NAP					No	No
27	Both	RREF	1	Renaissance Center VI	08/06/2026	No	08/06/2026	L(24),Def(56),O(4)	Yes	No	12,500,000	22,500,000	35,000,000	35,000,000	No	No
28	Loan	RREF	3	Wilmington Industrial Portfolio	08/06/2029	No	08/06/2029	L(24),Def(92),O(4)	No	NAP					No	No
28.01	Property	RREF	1	3336 Progress Way
28.02	Property	RREF	1	3260 Progress Way
28.03	Property	RREF	1	3188 Progress Way
29	Both	SMC	1	Marriott SpringHill Suites and Towneplace Suites	06/06/2029	No	06/06/2029	L(26),Def(89),O(5)	Yes	Yes	12,300,000	10,000,000	22,300,000	22,241,655	No	No
30	Loan	SMC	3	BoaVida MHC Portfolio	07/06/2029	No	07/06/2029	L(25),Def(91),O(4)	No	NAP					No	No
30.01	Property	SMC	1	Riverlawn MHC
30.02	Property	SMC	1	Beaver Run MHC
30.03	Property	SMC	1	Wilson Landing MHC
31	Both	CIBC	1	Candle-Lite Warehouse	05/01/2024	No	05/01/2024	L(27),Def(30),O(3)	No	NAP					No	No
32	Both	SMC	1	South Bay Distribution Center	08/06/2029	No	08/06/2029	L(24),Def(92),O(4)	No	NAP					No	No
33	Loan	Barclays	18	ExchangeRight Net Leased Portfolio #27	05/06/2029	No	05/06/2029	L(27),Def(89),O(4)	Yes	No	10,050,000	41,000,000	51,050,000	51,050,000	No	No
33.01	Property	Barclays	1	Hy-Vee - Cottage Grove, MN
33.02	Property	Barclays	1	BioLife Plasma Services - Savannah, GA
33.03	Property	Barclays	1	Pick ‘n Save - Muskego, WI
33.04	Property	Barclays	1	Walgreens - Lubbock, TX
33.05	Property	Barclays	1	Walgreens - Houma, LA
33.06	Property	Barclays	1	Walgreens - Greendale, WI
33.07	Property	Barclays	1	Walgreens - Edmond, OK
33.08	Property	Barclays	1	Tractor Supply - Duncansville, PA
33.09	Property	Barclays	1	Walgreens - Dayton, OH
33.10	Property	Barclays	1	Walgreens - Augusta, GA
33.11	Property	Barclays	1	Advance Auto Parts - Houston, TX
33.12	Property	Barclays	1	O’Reilly - South Houston, TX
33.13	Property	Barclays	1	O’Reilly - Knoxville, TN
33.14	Property	Barclays	1	Dollar General - South Point, OH
33.15	Property	Barclays	1	Dollar General - Slidell, LA
33.16	Property	Barclays	1	Dollar General - Houma, LA
33.17	Property	Barclays	1	Dollar Tree - Kaukauna, WI
33.18	Property	Barclays	1	Dollar General - Mansfield, OH
34	Both	Natixis	1	10000 Santa Monica Boulevard	05/06/2029	No	05/06/2029	L(27),Def(89),O(4)	Yes	No	10,000,000	210,000,000	220,000,000	220,000,000	No	Yes
35	Both	RREF	1	Town Square	05/06/2029	No	05/06/2029	L(27),Def(89),O(4)	Yes	No	10,000,000	24,000,000	34,000,000	34,000,000	No	No
36	Both	UBS AG	1	Ambler Yards	06/06/2029	No	06/06/2029	L(26),Def(89),O(5)	Yes	No	10,000,000	13,300,000	23,300,000	23,300,000	No	No
37	Both	Barclays	1	Ridgeview Plaza	07/06/2029	No	07/06/2029	L(25),Def(90),O(5)	No	NAP					No	No
38	Both	SGFC	1	Arapahoe Industrial Park	08/01/2029	No	08/01/2029	L(24),Def(92),O(4)	No	NAP					No	No
39	Loan	UBS AG	11	CIRE Equity Retail & Industrial Portfolio	06/06/2029	No	06/06/2029	L(24),Grtr1%orYM(89),O(7)	Yes	No	9,440,000	119,160,000	128,600,000	128,600,000	No	No
39.01	Property	UBS AG	1	Wood Village Town Center
39.02	Property	UBS AG	1	Pecan Promenade
39.03	Property	UBS AG	1	Valley Plaza
39.04	Property	UBS AG	1	Pear Tree
39.05	Property	UBS AG	1	Glendale Market Square
39.06	Property	UBS AG	1	Central Park Shopping Center
39.07	Property	UBS AG	1	Val Vista Towne Center
39.08	Property	UBS AG	1	2641 Hall Ave - Riverside, CA
39.09	Property	UBS AG	1	606 W Troy - Indianapolis, IN
39.10	Property	UBS AG	1	Homeland - Bartow, FL
39.11	Property	UBS AG	1	2621 Hall Ave - Riverside, CA
40	Both	SMC	1	Extra Space Moreno Valley	07/06/2029	No	07/06/2029	L(25),Def(91),O(4)	No	NAP					No	No
41	Loan	SGFC	2	Pacific Grove Portfolio	08/01/2029	No	08/01/2029	L(24),Def(92),O(4)	No	NAP					No	No
41.01	Property	SGFC	1	Sea Breeze Inn & Cottages
41.02	Property	SGFC	1	Bide-A-Wee Inn & Cottages
42	Both	Barclays	1	Los Robles Medical Office	06/06/2029	No	06/06/2029	L(26),Def(90),O(4)	No	NAP					No	No
43	Both	Barclays	1	Hampton Inn - Covington, GA	08/06/2029	No	08/06/2029	L(24),Def(92),O(4)	No	NAP					No	No
44	Both	UBS AG	1	At Home Store - Palm Beach Gardens	06/06/2029	No	06/06/2029	L(26),Def(90),O(4)	No	NAP					No	No
45	Both	SGFC	1	Hampton Inn El Reno	07/01/2029	No	07/01/2029	L(25),Def(91),O(4)	No	NAP					No	No
46	Both	SGFC	1	Holiday Inn Express & Suites El Reno	07/01/2029	No	07/01/2029	L(25),Def(91),O(4)	No	NAP					No	No
47	Both	SGFC	1	Novanta Building	07/01/2029	No	07/01/2029	L(25),Def(91),O(4)	No	NAP					No	No
48	Both	CIBC	1	CVS Staten Island	08/01/2029	No	08/01/2029	L(24),Def(93),O(3)	No	NAP					No	No
49	Both	Barclays	1	Home2 - Hasbrouck	07/06/2029	No	07/06/2029	L(25),Def(91),O(4)	No	NAP					No	No
50	Loan	UBS AG	2	Fairway Plaza & Markets at Maizeland	07/06/2029	No	07/06/2029	L(25),Def(91),O(4)	No	NAP					No	No
50.01	Property	UBS AG	1	Markets at Maizeland
50.02	Property	UBS AG	1	Fairway Plaza
51	Loan	CIBC	6	Schnader Enterprises Portfolio	06/01/2029	No	06/01/2029	L(26),Def(91),O(3)	No	NAP					No	No
51.01	Property	CIBC	1	Emelia Woods Apartments
51.02	Property	CIBC	1	Laredo Apartments

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Maturity/ARD Date	ARD Loan(11)	Final Maturity Date	Prepayment Provisions(12)	Pari Passu (Y/N)	Pari Passu Note Control (Y/N)	Original Balance Piece In Trust ($)	Original Balance Piece Non-Trust ($)	Total Original Balance Pari Passu Debt ($)	Total Current Balance Pari Passu Debt ($)	Additional Debt Permitted (Y/N)(13)	Additional Debt Exist (Y/N)(13)
51.03	Property	CIBC	1	Harford Road Apartments (6507-6513)
51.04	Property	CIBC	1	Norwood/Ferndale Apartments
51.05	Property	CIBC	1	Belvedere Studios
51.06	Property	CIBC	1	Hamilton Townhouses
52	Both	UBS AG	1	Greenwich Inn - San Francisco	07/06/2029	No	07/06/2029	L(24),Grtr3%orYM(92),O(4)	No	NAP					No	No
53	Both	RREF	1	Hampton Inn Peachtree City	08/06/2024	No	08/06/2024	L(24),Def(32),O(4)	No	NAP					No	No
54	Both	Barclays	1	Gray Oaks Corporate Center	07/06/2029	No	07/06/2029	L(25),Def(91),O(4)	No	NAP					Yes	No
55	Both	UBS AG	1	Summerville Plaza	08/06/2029	No	08/06/2029	L(24),Def(90),O(6)	No	NAP					No	No
56	Loan	UBS AG	3	Krea Portfolio	06/06/2029	No	06/06/2029	L(26),Def(88),O(6)	No	NAP					Yes	No
56.01	Property	UBS AG	1	Newberry Plaza
56.02	Property	UBS AG	1	Shops at Dillon
56.03	Property	UBS AG	1	Shops at Hartsville
57	Both	SMC	1	9th & Maple Fee	07/06/2029	No	07/06/2029	L(24),Grtr1%orYM(92),O(4)	No	NAP					No	No
58	Both	CIBC	1	32-34 Broad Street	08/01/2029	No	08/01/2029	L(24),Grtr1%orYM(94),O(2)	No	NAP					Yes	No
59	Both	CIBC	1	Suburban Extended Stay - Kennesaw, GA	03/01/2029	No	03/01/2029	L(29),Def(88),O(3)	No	NAP					No	No
60	Both	SMC	1	Lake Howell Plaza	08/06/2029	No	08/06/2029	L(24),Def(92),O(4)	No	NAP					No	No
61	Both	RREF	1	Walmart Supercenter Fulton	08/06/2029	No	08/06/2029	L(24),Def(92),O(4)	No	NAP					No	No
62	Both	RREF	1	Quality Inn & Suites Bremerton	07/06/2024	No	07/06/2024	L(25),Def(30),O(5)	No	NAP					No	No
63	Loan	SMC	3	Jackson Retail Portfolio	08/06/2029	No	08/06/2029	L(4),Grtr1%orYM(112),O(4)	No	NAP					No	No
63.01	Property	SMC	1	Northpark Station
63.02	Property	SMC	1	Highway 18 Plaza
63.03	Property	SMC	1	Lakeover Shopping Center
64	Both	Barclays	1	Sherwood MHC	07/06/2029	No	07/06/2029	L(25),Def(91),O(4)	No	NAP					No	No
65	Both	CIBC	1	Courtyard Self-Storage	07/01/2029	No	07/01/2029	L(25),Def(92),O(3)	No	NAP					No	No
66	Both	CIBC	1	588 East San Lorenzo Road	07/01/2029	No	07/01/2029	L(25),Def(92),O(3)	No	NAP					No	No
67	Both	UBS AG	1	Baymont Inn & Suites - Mackinaw City	08/06/2029	No	08/06/2029	L(24),Def(92),O(4)	No	NAP					No	No
68	Both	SMC	1	205-207 East Washington Street	07/06/2029	No	07/06/2029	L(12),Grtr1%orYM(102),O(6)	No	NAP					No	No
69	Both	UBS AG	1	Brunswick West Shopping Center	07/06/2029	No	07/06/2029	L(24),Grtr1%orYM(92),O(4)	No	NAP					No	No
70	Both	RREF	1	Walgreens – Conyers GA	07/06/2029	No	07/06/2029	L(25),Def(91),O(4)	No	NAP					No	No
71	Both	CIBC	1	Villas at Atlantic Beach	05/01/2029	No	05/01/2029	L(27),Def(90),O(3)	No	NAP					No	No
72	Both	RREF	1	Sterling Hill Apartments	08/06/2029	No	08/06/2029	L(24),Def(92),O(4)	No	NAP					No	No
73	Both	RREF	1	Walgreens – Palatka FL	07/06/2029	No	07/06/2029	L(25),Def(91),O(4)	No	NAP					No	No

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Additional Debt Type(s)(13)	Additional Debt Current Balance ($)	Additional Debt Interest Rate %	Total Debt Current Balance ($)	Total Debt UW NCF DSCR (x)	Total Debt Current LTV (%)	Total Debt UW NOI Debt Yield (%)	Current U/W NOI Debt Yield (%)	Current U/W NCF Debt Yield (%)	U/W NOI DSCR (x)(14)	U/W NCF DSCR (x)(14)	U/W Economic Occupancy (%)	U/W Revenues ($)(15)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Capital Items ($)(16)	U/W Net Cash Flow ($)
1	Both	Barclays	1	Moffett Towers II - Buildings 3 & 4	B-Notes ($155,000,000)/Mezzanine Loan ($85,000,000)	240,000,000	4.46728458333333	590,000,000	1.91	74.7%	7.9%	13.2%	13.2%	3.47	3.46	97.5%	57,629,637	11,259,997	46,369,641	145,025	46,224,616
2	Both	Barclays	1	188 Spear Street	NAP	NAP	NAP	125,000,000	2.83	57.6%	10.5%	10.5%	10.2%	2.90	2.83	95.0%	18,164,582	5,025,346	13,139,235	356,430	12,782,805
3	Loan	Natixis	4	Vanguard Portfolio	B-Note	12,982,500	9.05000	129,825,000	1.68	68.6%	9.0%	10.1%	10.0%	2.04	2.03	95.0%	13,837,018	2,090,411	11,746,607	85,299	11,661,308
3.01	Property	Natixis	1	425 Old Morehall Road												95.0%	5,287,296	858,753	4,428,543	30,249	4,398,295
3.02	Property	Natixis	1	1001 Cedar Hollow Road												95.0%	3,285,766	513,296	2,772,470	19,950	2,752,520
3.03	Property	Natixis	1	50 Morehall Road												95.0%	2,623,142	359,005	2,264,137	17,550	2,246,587
3.04	Property	Natixis	1	60 Morehall Road												95.0%	2,640,814	359,358	2,281,456	17,550	2,263,906
4	Loan	SGFC	23	ExchangeRight Net Leased Portfolio 28	NAP	NAP	NAP	63,943,000	2.25	61.9%	9.5%	9.5%	9.2%	2.31	2.25	95.0%	6,895,860	849,078	6,046,782	167,736	5,879,046
4.01	Property	SGFC	1	Pick n Save - Oconomowoc, WI												95.0%	955,361	150,872	804,489	6,170	798,319
4.02	Property	SGFC	1	Pick n Save - Wales, WI												95.0%	727,399	115,616	611,783	6,100	605,683
4.03	Property	SGFC	1	Hobby Lobby - Hendersonville, TN												95.0%	636,882	167,008	469,873	44,000	425,873
4.04	Property	SGFC	1	Hobby Lobby - Appleton, WI												95.0%	509,705	109,239	400,466	59,749	340,717
4.05	Property	SGFC	1	Walgreens - Newport News, VA												95.0%	370,500	11,115	359,385	0	359,385
4.06	Property	SGFC	1	Walgreens - Aurora, IL												95.0%	356,250	10,688	345,563	0	345,563
4.07	Property	SGFC	1	Walgreens - Hammond, IN												95.0%	356,214	10,686	345,527	0	345,527
4.08	Property	SGFC	1	Walgreens - North Aurora, IL												95.0%	308,750	9,262	299,487	0	299,487
4.09	Property	SGFC	1	Walgreens - Fort Worth, TX												95.0%	278,350	8,351	270,000	11,124	258,876
4.10	Property	SGFC	1	Tractor Supply - Lake Charles, LA												95.0%	254,357	8,326	246,031	15,278	230,753
4.11	Property	SGFC	1	Fresenius Medical Care - West Columbia, SC												95.0%	345,492	84,509	260,983	1,322	259,661
4.12	Property	SGFC	1	Walgreens - Flint, MI												95.0%	274,036	8,221	265,815	3,337	262,478
4.13	Property	SGFC	1	Tractor Supply - Springtown, TX												95.0%	243,199	7,996	235,203	15,469	219,735
4.14	Property	SGFC	1	Walgreens - Orland Park, IL												95.0%	238,404	11,791	226,613	1,512	225,101
4.15	Property	SGFC	1	Walgreens - Peoria, IL												95.0%	179,706	9,555	170,151	1,620	168,531
4.16	Property	SGFC	1	Dollar General - Houston, TX												95.0%	129,209	22,061	107,147	0	107,147
4.17	Property	SGFC	1	Dollar General - Soddy Daisy, TN												95.0%	138,724	28,091	110,633	0	110,633
4.18	Property	SGFC	1	O’Reilly Auto Parts - Lexington, SC												95.0%	99,875	2,996	96,879	723	96,157
4.19	Property	SGFC	1	Dollar General - Mishawaka, IN												95.0%	112,114	21,563	90,550	0	90,550
4.20	Property	SGFC	1	Dollar General - Lambertville, MI												95.0%	90,159	3,329	86,830	0	86,830
4.21	Property	SGFC	1	Dollar Tree - Beech Island, SC												95.0%	105,171	18,661	86,510	1,333	85,177
4.22	Property	SGFC	1	Dollar General - Youngsville, LA												95.0%	90,869	8,913	81,956	0	81,956
4.23	Property	SGFC	1	Dollar General - Battle Creek, MI												95.0%	95,135	20,228	74,907	0	74,907
5	Loan	Barclays	32	Inland Life Storage Portfolio	NAP	NAP	NAP	139,100,000	1.68	61.8%	9.5%	9.5%	9.4%	1.70	1.68	84.0%	21,860,451	8,604,656	13,255,794	210,853	13,044,942
5.01	Property	Barclays	1	Life Storage - 586												86.6%	1,371,838	352,371	1,019,467	14,508	1,004,959
5.02	Property	Barclays	1	Life Storage - 145												89.0%	1,206,363	475,170	731,194	10,133	721,061
5.03	Property	Barclays	1	Life Storage - 364												87.9%	1,132,189	307,323	824,866	10,472	814,394
5.04	Property	Barclays	1	Life Storage - 365												87.2%	1,056,886	269,654	787,232	7,578	779,654
5.05	Property	Barclays	1	Life Storage - 212												81.1%	973,042	298,483	674,559	7,328	667,231
5.06	Property	Barclays	1	Life Storage - 386												88.9%	1,056,555	458,166	598,388	9,997	588,391
5.07	Property	Barclays	1	Life Storage - 256												90.1%	896,476	343,580	552,896	7,167	545,729
5.08	Property	Barclays	1	Life Storage - 206												86.4%	902,153	379,768	522,385	8,725	513,660
5.09	Property	Barclays	1	Life Storage - 324												80.8%	885,487	300,853	584,634	11,033	573,602
5.10	Property	Barclays	1	Life Storage - 236												77.5%	866,329	330,016	536,313	8,931	527,382
5.11	Property	Barclays	1	Life Storage - 184												89.5%	759,633	262,293	497,340	6,037	491,303
5.12	Property	Barclays	1	Life Storage - 500												86.5%	787,337	369,632	417,705	4,858	412,847
5.13	Property	Barclays	1	Life Storage - 288												87.0%	722,836	285,912	436,924	7,595	429,329
5.14	Property	Barclays	1	Life Storage - 299												78.6%	693,963	292,625	401,338	6,758	394,580
5.15	Property	Barclays	1	Life Storage - 209												83.9%	684,576	242,116	442,461	5,348	437,113
5.16	Property	Barclays	1	Life Storage - 035												80.8%	685,459	299,282	386,177	6,720	379,457
5.17	Property	Barclays	1	Life Storage - 074												83.3%	646,409	246,760	399,649	6,523	393,126
5.18	Property	Barclays	1	Life Storage - 252												88.0%	614,654	265,261	349,393	6,147	343,246
5.19	Property	Barclays	1	Life Storage - 033												85.4%	593,198	263,866	329,332	5,675	323,657
5.20	Property	Barclays	1	Life Storage - 205												78.1%	520,767	202,127	318,640	5,750	312,890
5.21	Property	Barclays	1	Life Storage - 300												77.8%	568,362	263,257	305,105	5,429	299,676
5.22	Property	Barclays	1	Life Storage - 026												87.0%	539,582	258,616	280,965	6,080	274,886
5.23	Property	Barclays	1	Life Storage - 361												88.9%	506,435	220,828	285,607	4,415	281,192
5.24	Property	Barclays	1	Life Storage - 165												89.8%	441,216	191,693	249,523	5,639	243,884
5.25	Property	Barclays	1	Life Storage - 208												77.5%	391,623	162,060	229,563	5,662	223,901
5.26	Property	Barclays	1	Life Storage - 211												79.1%	441,950	259,156	182,795	4,520	178,275
5.27	Property	Barclays	1	Life Storage - 021												60.5%	441,743	217,467	224,276	4,667	219,609
5.28	Property	Barclays	1	Life Storage - 298												84.6%	355,058	160,484	194,575	3,703	190,872
5.29	Property	Barclays	1	Life Storage - 297												79.9%	294,168	148,767	145,401	3,160	142,241
5.30	Property	Barclays	1	Life Storage - 153												84.4%	282,401	160,402	121,998	3,288	118,711
5.31	Property	Barclays	1	Life Storage - 075												76.1%	292,944	170,352	122,592	3,836	118,756
5.32	Property	Barclays	1	Life Storage - 152												85.4%	248,817	146,316	102,502	3,175	99,327
6	Both	RREF	1	Emerald Pointe Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.9%	10.5%	2.83	2.73	91.2%	4,843,619	2,116,284	2,727,335	102,000	2,625,335
7	Both	UBS AG	1	Hilton Garden Inn - San Diego Mission Valley Stadium	NAP	NAP	NAP	NAP	NAP	NAP	NAP	13.5%	11.7%	2.18	1.88	88.8%	10,569,723	7,455,685	3,114,038	422,789	2,691,249
8	Both	Natixis	1	2 North 6th Place	A-B Note ($99,400,000)/B-Note ($120,000,000)	219,400,000	4.72240698401276	380,000,000	1.24	61.0%	5.9%	13.9%	13.8%	3.02	3.00	86.5%	28,676,088	6,419,334	22,256,755	110,800	22,145,955
9	Both	SMC	1	Tower Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.1%	9.3%	1.73	1.60	93.4%	2,732,665	718,260	2,014,405	159,766	1,854,639
10	Loan	UBS AG	186	ILPT Hawaii Portfolio	NAP	NAP	NAP	650,000,000	2.40	45.2%	10.6%	10.6%	10.5%	2.42	2.40	100.0%	86,985,222	18,221,433	68,763,789	557,900	68,205,889
10.001	Property	UBS AG	1	2810 Pukoloa Street
10.002	Property	UBS AG	1	1360 Pali Highway
10.003	Property	UBS AG	1	1001 Ahua Street
10.004	Property	UBS AG	1	848 Ala Lilikoi Street A
10.005	Property	UBS AG	1	2850 Paa Street
10.006	Property	UBS AG	1	949 Mapunapuna Street
10.007	Property	UBS AG	1	2828 Paa Street
10.008	Property	UBS AG	1	80 Sand Island Access Road
10.009	Property	UBS AG	1	1030 Mapunapuna Street
10.010	Property	UBS AG	1	150 Puuhale Road
10.011	Property	UBS AG	1	2344 Pahounui Drive
10.012	Property	UBS AG	1	120 Sand Island Access Road
10.013	Property	UBS AG	1	1122 Mapunapuna Street
10.014	Property	UBS AG	1	2915 Kaihikapu Street
10.015	Property	UBS AG	1	819 Ahua Street
10.016	Property	UBS AG	1	2144 Auiki Street
10.017	Property	UBS AG	1	1027 Kikowaena Place
10.018	Property	UBS AG	1	1931 Kahai Street
10.019	Property	UBS AG	1	148 Mokauea Street
10.020	Property	UBS AG	1	2886 Paa Street
10.021	Property	UBS AG	1	2838 Kilihau Street
10.022	Property	UBS AG	1	803 Ahua Street
10.023	Property	UBS AG	1	220 Puuhale Road
10.024	Property	UBS AG	1	930 Mapunapuna Street

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Additional Debt Type(s)(13)	Additional Debt Current Balance ($)	Additional Debt Interest Rate %	Total Debt Current Balance ($)	Total Debt UW NCF DSCR (x)	Total Debt Current LTV (%)	Total Debt UW NOI Debt Yield (%)	Current U/W NOI Debt Yield (%)	Current U/W NCF Debt Yield (%)	U/W NOI DSCR (x)(14)	U/W NCF DSCR (x)(14)	U/W Economic Occupancy (%)	U/W Revenues ($)(15)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Capital Items ($)(16)	U/W Net Cash Flow ($)
10.025	Property	UBS AG	1	2103 Kaliawa Street
10.026	Property	UBS AG	1	2969 Mapunapuna Place
10.027	Property	UBS AG	1	158 Sand Island Access Road
10.028	Property	UBS AG	1	1926 Auiki Street
10.029	Property	UBS AG	1	113 Puuhale Road
10.030	Property	UBS AG	1	2250 Pahounui Drive
10.031	Property	UBS AG	1	733 Mapunapuna Street
10.032	Property	UBS AG	1	761 Ahua Street
10.033	Property	UBS AG	1	918 Ahua Street
10.034	Property	UBS AG	1	180 Sand Island Access Road
10.035	Property	UBS AG	1	2829 Awaawaloa Street
10.036	Property	UBS AG	1	120 Mokauea Street
10.037	Property	UBS AG	1	2861 Mokumoa Street
10.038	Property	UBS AG	1	2826 Kaihikapu Street
10.039	Property	UBS AG	1	179 Sand Island Access Road
10.040	Property	UBS AG	1	855 Mapunapuna Street
10.041	Property	UBS AG	1	2308 Pahounui Drive
10.042	Property	UBS AG	1	619 Mapunapuna Street
10.043	Property	UBS AG	1	2846-A Awaawaloa Street
10.044	Property	UBS AG	1	238 Sand Island Access Road
10.045	Property	UBS AG	1	704 Mapunapuna Street
10.046	Property	UBS AG	1	120B Mokauea Street
10.047	Property	UBS AG	1	1150 Kikowaena Street
10.048	Property	UBS AG	1	2127 Auiki Street
10.049	Property	UBS AG	1	2810 Paa Street
10.050	Property	UBS AG	1	2841 Pukoloa Street
10.051	Property	UBS AG	1	1000 Mapunapuna Street
10.052	Property	UBS AG	1	2829 Pukoloa Street
10.053	Property	UBS AG	1	889 Ahua Street
10.054	Property	UBS AG	1	2819 Pukoloa Street
10.055	Property	UBS AG	1	1038 Kikowaena Place
10.056	Property	UBS AG	1	2965 Mokumoa Street
10.057	Property	UBS AG	1	850 Ahua Street
10.058	Property	UBS AG	1	1330 Pali Highway
10.059	Property	UBS AG	1	2855 Pukoloa Street
10.060	Property	UBS AG	1	2865 Pukoloa Street
10.061	Property	UBS AG	1	789 Mapunapuna Street
10.062	Property	UBS AG	1	2960 Mokumoa Street
10.063	Property	UBS AG	1	231B Sand Island Access Road
10.064	Property	UBS AG	1	2020 Auiki Street
10.065	Property	UBS AG	1	2857 Awaawaloa Street
10.066	Property	UBS AG	1	1050 Kikowaena Place
10.067	Property	UBS AG	1	2850 Mokumoa Street
10.068	Property	UBS AG	1	2840 Mokumoa Street
10.069	Property	UBS AG	1	2830 Mokumoa Street
10.070	Property	UBS AG	1	960 Mapunapuna Street
10.071	Property	UBS AG	1	125B Puuhale Road
10.072	Property	UBS AG	1	2809 Kaihikapu Street
10.073	Property	UBS AG	1	212 Mohonua Place
10.074	Property	UBS AG	1	692 Mapunapuna Street
10.075	Property	UBS AG	1	1024 Kikowaena Place
10.076	Property	UBS AG	1	669 Ahua Street
10.077	Property	UBS AG	1	215 Puuhale Road
10.078	Property	UBS AG	1	142 Mokauea Street
10.079	Property	UBS AG	1	2847 Awaawaloa Street
10.080	Property	UBS AG	1	2816 Awaawaloa Street
10.081	Property	UBS AG	1	2928 Kaihikapu Street - B
10.082	Property	UBS AG	1	2864 Mokumoa Street
10.083	Property	UBS AG	1	770 Mapunapuna Street
10.084	Property	UBS AG	1	151 Puuhale Road
10.085	Property	UBS AG	1	207 Puuhale Road
10.086	Property	UBS AG	1	2970 Mokumoa Street
10.087	Property	UBS AG	1	2868 Kaihikapu Street
10.088	Property	UBS AG	1	2908 Kaihikapu Street
10.089	Property	UBS AG	1	2814 Kilihau Street
10.090	Property	UBS AG	1	759 Puuloa Road
10.091	Property	UBS AG	1	659 Puuloa Road
10.092	Property	UBS AG	1	667 Puuloa Road
10.093	Property	UBS AG	1	679 Puuloa Road
10.094	Property	UBS AG	1	689 Puuloa Road
10.095	Property	UBS AG	1	950 Mapunapuna Street
10.096	Property	UBS AG	1	822 Mapunapuna Street
10.097	Property	UBS AG	1	842 Mapunapuna Street
10.098	Property	UBS AG	1	214 Sand Island Access Road
10.099	Property	UBS AG	1	709 Ahua Street
10.100	Property	UBS AG	1	766 Mapunapuna Street
10.101	Property	UBS AG	1	830 Mapunapuna Street
10.102	Property	UBS AG	1	2855 Kaihikapu Street
10.103	Property	UBS AG	1	865 Ahua Street
10.104	Property	UBS AG	1	852 Mapunapuna Street
10.105	Property	UBS AG	1	2906 Kaihikapu Street
10.106	Property	UBS AG	1	2879 Paa Street
10.107	Property	UBS AG	1	702 Ahua Street
10.108	Property	UBS AG	1	2864 Awaawaloa Street
10.109	Property	UBS AG	1	2819 Mokumoa Street - A
10.110	Property	UBS AG	1	2869 Mokumoa Street
10.111	Property	UBS AG	1	2819 Mokumoa Street - B
10.112	Property	UBS AG	1	228 Mohonua Place
10.113	Property	UBS AG	1	2264 Pahounui Drive
10.114	Property	UBS AG	1	808 Ahua Street
10.115	Property	UBS AG	1	2827 Kaihikapu Street
10.116	Property	UBS AG	1	697 Ahua Street
10.117	Property	UBS AG	1	2849 Kaihikapu Street

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Additional Debt Type(s)(13)	Additional Debt Current Balance ($)	Additional Debt Interest Rate %	Total Debt Current Balance ($)	Total Debt UW NCF DSCR (x)	Total Debt Current LTV (%)	Total Debt UW NOI Debt Yield (%)	Current U/W NOI Debt Yield (%)	Current U/W NCF Debt Yield (%)	U/W NOI DSCR (x)(14)	U/W NCF DSCR (x)(14)	U/W Economic Occupancy (%)	U/W Revenues ($)(15)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Capital Items ($)(16)	U/W Net Cash Flow ($)
10.118	Property	UBS AG	1	2831 Awaawaloa Street
10.119	Property	UBS AG	1	2858 Kaihikapu Street
10.120	Property	UBS AG	1	2276 Pahounui Drive
10.121	Property	UBS AG	1	2806 Kaihikapu Street
10.122	Property	UBS AG	1	1052 Ahua Street
10.123	Property	UBS AG	1	2889 Mokumoa Street
10.124	Property	UBS AG	1	685 Ahua Street
10.125	Property	UBS AG	1	2839 Mokumoa Street
10.126	Property	UBS AG	1	94-240 Pupuole Street
10.127	Property	UBS AG	1	2928 Kaihikapu Street - A
10.128	Property	UBS AG	1	719 Ahua Street
10.129	Property	UBS AG	1	2812 Awaawaloa Street
10.130	Property	UBS AG	1	2927 Mokumoa Street
10.131	Property	UBS AG	1	197 Sand Island Access Road
10.132	Property	UBS AG	1	2844 Kaihikapu Street
10.133	Property	UBS AG	1	2879 Mokumoa Street
10.134	Property	UBS AG	1	2135 Auiki Street
10.135	Property	UBS AG	1	855 Ahua Street
10.136	Property	UBS AG	1	2122 Kaliawa Street
10.137	Property	UBS AG	1	2831 Kaihikapu Street
10.138	Property	UBS AG	1	729 Ahua Street
10.139	Property	UBS AG	1	739 Ahua Street
10.140	Property	UBS AG	1	2833 Paa Street #2
10.141	Property	UBS AG	1	2833 Paa Street
10.142	Property	UBS AG	1	2815 Kaihikapu Street
10.143	Property	UBS AG	1	1062 Kikowaena Place
10.144	Property	UBS AG	1	673 Ahua Street
10.145	Property	UBS AG	1	2106 Kaliawa Street
10.146	Property	UBS AG	1	812 Mapunapuna Street
10.147	Property	UBS AG	1	2804 Kilihau Street
10.148	Property	UBS AG	1	525 North King Street
10.149	Property	UBS AG	1	204 Sand Island Access Road
10.150	Property	UBS AG	1	660 Ahua Street
10.151	Property	UBS AG	1	218 Mohonua Place
10.152	Property	UBS AG	1	125 Puuhale Road
10.153	Property	UBS AG	1	645 Ahua Street
10.154	Property	UBS AG	1	675 Mapunapuna Street
10.155	Property	UBS AG	1	659 Ahua Street
10.156	Property	UBS AG	1	1055 Ahua Street
10.157	Property	UBS AG	1	944 Ahua Street
10.158	Property	UBS AG	1	2019 Kahai Street
10.159	Property	UBS AG	1	2001 Kahai Street
10.160	Property	UBS AG	1	106 Puuhale Road
10.161	Property	UBS AG	1	2875 Paa Street
10.162	Property	UBS AG	1	1024 Mapunapuna Street
10.163	Property	UBS AG	1	2760 Kamehameha Highway
10.164	Property	UBS AG	1	2635 Waiwai Loop A
10.165	Property	UBS AG	1	2635 Waiwai Loop B
10.166	Property	UBS AG	1	2836 Awaawaloa Street
10.167	Property	UBS AG	1	609 Ahua Street
10.168	Property	UBS AG	1	905 Ahua Street
10.169	Property	UBS AG	1	2110 Auiki Street
10.170	Property	UBS AG	1	140 Puuhale Road
10.171	Property	UBS AG	1	2139 Kaliawa Street
10.172	Property	UBS AG	1	231 Sand Island Access Road
10.173	Property	UBS AG	1	2140 Kaliawa Street
10.174	Property	UBS AG	1	33 South Vineyard Boulevard
10.175	Property	UBS AG	1	970 Ahua Street
10.176	Property	UBS AG	1	960 Ahua Street
10.177	Property	UBS AG	1	1045 Mapunapuna Street
10.178	Property	UBS AG	1	165 Sand Island Access Road
10.179	Property	UBS AG	1	2839 Kilihau Street
10.180	Property	UBS AG	1	2829 Kilihau Street
10.181	Property	UBS AG	1	2833 Kilihau Street
10.182	Property	UBS AG	1	2821 Kilihau Street
10.183	Property	UBS AG	1	2808 Kam Highway
10.184	Property	UBS AG	1	2815 Kilihau Street
10.185	Property	UBS AG	1	2850 Awaawaloa Street
10.186	Property	UBS AG	1	846 Ala Lilikoi Street B
11	Both	SGFC	1	TriAtria Office Building	Mezzanine	2,000,000	9.50000	21,000,000	1.99	73.4%	13.1%	14.5%	13.5%	2.53	2.35	91.0%	4,188,183	1,430,398	2,757,785	201,383	2,556,402
12	Both	UBS AG	1	Meidinger Tower	NAP	NAP	NAP	28,000,000	1.53	68.3%	10.1%	10.1%	9.3%	1.66	1.53	87.7%	5,873,378	3,036,161	2,837,217	225,383	2,611,833
13	Both	RREF	1	Ocala Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8.9%	8.2%	1.46	1.34	94.0%	2,293,983	617,019	1,676,963	131,350	1,545,613
14	Both	SGFC	1	Glenmont Abbey Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8.9%	8.9%	1.55	1.55	95.0%	2,744,293	1,125,293	1,619,000	0	1,619,000
15	Loan	CIBC	4	New Orleans MOB Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.5%	9.5%	1.68	1.52	93.4%	2,697,853	866,255	1,831,598	180,553	1,651,045
15.01	Property	CIBC	1	1200 Pinnacle Parkway												100.0%	837,368	212,383	624,985	35,906	589,079
15.02	Property	CIBC	1	3901 Houma Boulevard												85.3%	986,115	403,787	582,328	76,334	505,994
15.03	Property	CIBC	1	3712 MacArthur Boulevard												95.3%	430,628	114,379	316,249	40,695	275,553
15.04	Property	CIBC	1	3000 West Esplanade Avenue												100.0%	443,742	135,706	308,036	27,617	280,419
16	Both	SMC	1	125 Borinquen Place	NAP	NAP	NAP	52,000,000	2.00	54.4%	8.0%	8.0%	7.9%	2.02	2.00	88.0%	4,955,100	810,555	4,144,545	26,488	4,118,057
17	Loan	SMC	10	Visions Hotel Portfolio II	NAP	NAP	NAP	62,126,694	2.08	59.2%	14.3%	14.3%	12.7%	2.33	2.08	64.1%	24,478,404	15,598,613	8,879,791	979,136	7,900,655
17.01	Property	SMC	1	Courtyard Horseheads												55.7%	2,689,847	1,650,391	1,039,456	107,594	931,862
17.02	Property	SMC	1	Home2 Suites Oswego												61.5%	2,549,099	1,297,825	1,251,274	101,964	1,149,310
17.03	Property	SMC	1	Holiday Inn & Suites Rochester Marketplace												62.2%	3,292,028	2,412,968	879,060	131,681	747,379
17.04	Property	SMC	1	Hampton Inn Corning Painted Post												49.7%	2,335,704	1,481,764	853,939	93,428	760,511
17.05	Property	SMC	1	Home2 Suites Rochester Henrietta												78.3%	2,988,510	1,943,923	1,044,587	119,540	925,047
17.06	Property	SMC	1	Holiday Inn Express Olean												68.5%	2,292,219	1,398,357	893,862	91,689	802,173
17.07	Property	SMC	1	Fairfield Inn Watertown												65.7%	2,460,572	1,599,236	861,336	98,423	762,913
17.08	Property	SMC	1	Holiday Inn Express Canandaigua												61.8%	2,094,518	1,407,496	687,023	83,781	603,242
17.09	Property	SMC	1	Candlewood Suites Watertown												68.9%	2,216,056	1,295,547	920,508	88,642	831,866
17.10	Property	SMC	1	Candlewood Suites Sayre												69.5%	1,559,850	1,111,103	448,747	62,394	386,353
18	Loan	UBS AG	2	Maui Portfolio	NAP	NAP	NAP	28,500,000	2.16	63.2%	16.5%	16.5%	15.1%	2.36	2.16	94.7%	12,169,690	7,462,077	4,707,613	398,438	4,309,175
18.01	Property	UBS AG	1	Maui Beach Hotel												94.7%	8,635,705	5,054,969	3,580,736	345,428	3,235,308
18.02	Property	UBS AG	1	Maui Nui Golf Course												NAP	3,533,985	2,407,108	1,126,877	53,010	1,073,867

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Additional Debt Type(s)(13)	Additional Debt Current Balance ($)	Additional Debt Interest Rate %	Total Debt Current Balance ($)	Total Debt UW NCF DSCR (x)	Total Debt Current LTV (%)	Total Debt UW NOI Debt Yield (%)	Current U/W NOI Debt Yield (%)	Current U/W NCF Debt Yield (%)	U/W NOI DSCR (x)(14)	U/W NCF DSCR (x)(14)	U/W Economic Occupancy (%)	U/W Revenues ($)(15)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Capital Items ($)(16)	U/W Net Cash Flow ($)
19	Loan	SGFC	4	SWVP Portfolio	NAP	NAP	NAP	200,000,000	2.04	59.6%	11.9%	11.9%	10.2%	2.37	2.04	80.3%	67,719,285	43,853,764	23,865,520	3,385,964	20,479,556
19.01	Property	SGFC	1	InterContinental												78.7%	32,072,057	20,123,933	11,948,124	1,603,603	10,344,521
19.02	Property	SGFC	1	DoubleTree Sunrise												87.2%	14,545,812	9,838,315	4,707,496	727,291	3,980,206
19.03	Property	SGFC	1	DoubleTree Charlotte												80.5%	10,331,719	6,558,669	3,773,050	516,586	3,256,464
19.04	Property	SGFC	1	DoubleTree RTP												76.1%	10,769,697	7,332,847	3,436,850	538,485	2,898,365
20	Both	CIBC	1	Black Canyon Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.6%	10.3%	1.99	1.77	90.0%	3,012,973	1,358,055	1,654,918	180,751	1,474,167
21	Both	RREF	1	Mount Kemble	Mezzanine	3,950,000	10.00000	34,950,000	1.87	74.7%	9.9%	11.1%	10.2%	2.69	2.46	90.0%	5,759,365	2,314,795	3,444,569	290,522	3,154,047
22	Both	SMC	1	48 Saint Nicholas Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6.4%	6.4%	1.48	1.46	97.0%	1,281,453	388,753	892,700	10,500	882,200
23	Loan	UBS AG	2	Indiana Hotel Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	14.2%	12.2%	1.93	1.66	75.0%	6,732,190	4,773,326	1,958,864	269,288	1,689,576
23.01	Property	UBS AG	1	Staybridge Suites - Indianapolis												75.6%	4,448,018	3,039,175	1,408,843	177,921	1,230,922
23.02	Property	UBS AG	1	Hampton Inn - Scottsburg												73.9%	2,284,172	1,734,151	550,021	91,367	458,654
24	Loan	SGFC	3	SoCal Medical Office Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.6%	9.2%	1.51	1.45	95.0%	1,982,217	662,958	1,319,260	53,825	1,265,435
24.01	Property	SGFC	1	Pasadena												95.0%	1,088,022	363,616	724,407	28,898	695,509
24.02	Property	SGFC	1	Azusa												95.0%	562,556	184,248	378,308	14,277	364,031
24.03	Property	SGFC	1	Rancho Mirage												95.0%	331,639	115,093	216,545	10,650	205,895
25	Loan	SGFC	3	TZA Multifamily Portfolio #2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.9%	9.3%	1.55	1.45	89.5%	2,343,925	1,026,732	1,317,193	80,836	1,236,357
25.01	Property	SGFC	1	Wellston Ridge												86.6%	901,191	375,902	525,289	28,336	496,953
25.02	Property	SGFC	1	Oakdale Villas												91.3%	754,242	346,380	407,862	24,000	383,862
25.03	Property	SGFC	1	Northcrest												91.7%	688,492	304,449	384,043	28,500	355,543
26	Both	CIBC	1	Holiday Inn Express Nashville Antioch	NAP	NAP	NAP	NAP	NAP	NAP	NAP	13.8%	12.4%	2.16	1.94	81.3%	4,493,602	2,752,932	1,740,670	179,744	1,560,926
27	Both	RREF	1	Renaissance Center VI	NAP	NAP	NAP	35,000,000	1.42	69.4%	8.9%	8.9%	8.9%	1.43	1.42	97.0%	5,044,483	1,921,039	3,123,444	22,500	3,100,944
28	Loan	RREF	3	Wilmington Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.1%	9.7%	1.85	1.62	95.0%	1,745,317	358,081	1,387,236	169,107	1,218,129
28.01	Property	RREF	1	3336 Progress Way												95.0%	870,363	154,840	715,523	91,987	623,537
28.02	Property	RREF	1	3260 Progress Way												95.0%	442,038	116,914	325,124	38,560	286,564
28.03	Property	RREF	1	3188 Progress Way												95.0%	432,916	86,328	346,588	38,560	308,028
29	Both	SMC	1	Marriott SpringHill Suites and Towneplace Suites	NAP	NAP	NAP	22,241,655	1.90	49.4%	12.6%	12.6%	11.3%	2.12	1.90	76.1%	7,260,614	4,451,660	2,808,954	290,425	2,518,529
30	Loan	SMC	3	BoaVida MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8.5%	8.2%	1.88	1.82	82.1%	1,799,335	777,079	1,022,256	32,941	989,315
30.01	Property	SMC	1	Riverlawn MHC												94.1%	746,015	341,234	404,781	3,328	401,453
30.02	Property	SMC	1	Beaver Run MHC												90.0%	547,557	231,123	316,434	27,489	288,945
30.03	Property	SMC	1	Wilson Landing MHC												65.2%	505,763	204,722	301,041	2,124	298,917
31	Both	CIBC	1	Candle-Lite Warehouse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	15.4%	14.4%	2.11	1.98	95.0%	1,858,441	18,584	1,839,857	114,076	1,725,781
32	Both	SMC	1	South Bay Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.2%	8.8%	2.25	2.15	94.6%	1,323,737	354,298	969,439	43,229	926,211
33	Loan	Barclays	18	ExchangeRight Net Leased Portfolio #27	NAP	NAP	NAP	51,050,000	2.18	61.2%	9.8%	9.8%	9.6%	2.22	2.18	97.8%	6,182,248	1,186,195	4,996,052	94,901	4,901,151
33.01	Property	Barclays	1	Hy-Vee - Cottage Grove, MN												95.0%	1,679,395	426,208	1,253,187	58,561	1,194,626
33.02	Property	Barclays	1	BioLife Plasma Services - Savannah, GA												100.0%	655,984	49,521	606,462	0	606,462
33.03	Property	Barclays	1	Pick ‘n Save - Muskego, WI												95.0%	556,531	80,460	476,070	39,184	436,886
33.04	Property	Barclays	1	Walgreens - Lubbock, TX												100.0%	405,799	89,184	316,615	0	316,615
33.05	Property	Barclays	1	Walgreens - Houma, LA												100.0%	347,253	34,798	312,455	0	312,455
33.06	Property	Barclays	1	Walgreens - Greendale, WI												100.0%	338,144	54,907	283,237	2,086	281,151
33.07	Property	Barclays	1	Walgreens - Edmond, OK												100.0%	333,150	59,777	273,372	0	273,372
33.08	Property	Barclays	1	Tractor Supply - Duncansville, PA												95.0%	247,973	39,183	208,791	10,625	198,166
33.09	Property	Barclays	1	Walgreens - Dayton, OH												95.0%	407,106	164,448	242,658	12,378	230,280
33.10	Property	Barclays	1	Walgreens - Augusta, GA												95.0%	277,236	26,281	250,955	10,195	240,761
33.11	Property	Barclays	1	Advance Auto Parts - Houston, TX												100.0%	137,739	22,384	115,354	1,037	114,317
33.12	Property	Barclays	1	O’Reilly - South Houston, TX												100.0%	132,940	24,249	108,692	1,050	107,642
33.13	Property	Barclays	1	O’Reilly - Knoxville, TN												100.0%	113,121	11,667	101,454	1,069	100,385
33.14	Property	Barclays	1	Dollar General - South Point, OH												100.0%	117,651	21,903	95,748	0	95,748
33.15	Property	Barclays	1	Dollar General - Slidell, LA												100.0%	110,485	17,908	92,577	0	92,577
33.16	Property	Barclays	1	Dollar General - Houma, LA												100.0%	99,022	10,951	88,071	0	88,071
33.17	Property	Barclays	1	Dollar Tree - Kaukauna, WI												95.0%	110,971	20,441	90,530	8,717	81,813
33.18	Property	Barclays	1	Dollar General - Mansfield, OH												100.0%	111,748	31,924	79,824	0	79,824
34	Both	Natixis	1	10000 Santa Monica Boulevard	A-B Note	130,000,000	4.15000	350,000,000	1.47	63.3%	6.2%	9.9%	9.8%	2.35	2.34	86.9%	41,869,092	20,152,705	21,716,388	56,200	21,660,188
35	Both	RREF	1	Town Square	NAP	NAP	NAP	34,000,000	1.51	70.4%	7.7%	7.7%	7.7%	1.51	1.51	100.0%	2,619,671	0	2,619,671	0	2,619,671
36	Both	UBS AG	1	Ambler Yards	NAP	NAP	NAP	23,300,000	1.49	73.4%	10.2%	10.2%	9.3%	1.63	1.49	88.7%	3,651,674	1,278,050	2,373,624	204,065	2,169,559
37	Both	Barclays	1	Ridgeview Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.5%	9.4%	1.80	1.61	91.3%	1,162,837	156,719	1,006,119	105,730	900,389
38	Both	SGFC	1	Arapahoe Industrial Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12.9%	11.5%	1.86	1.66	86.5%	2,533,285	1,311,883	1,221,403	129,958	1,091,445
39	Loan	UBS AG	11	CIRE Equity Retail & Industrial Portfolio	NAP	NAP	NAP	128,600,000	2.28	64.9%	10.2%	10.2%	9.6%	2.43	2.28	88.8%	17,894,164	4,772,257	13,121,906	818,608	12,303,298
39.01	Property	UBS AG	1	Wood Village Town Center												93.3%	2,664,878	653,930	2,010,947	91,683	1,919,264
39.02	Property	UBS AG	1	Pecan Promenade												87.3%	2,958,396	929,031	2,029,365	118,766	1,910,599
39.03	Property	UBS AG	1	Valley Plaza												94.6%	2,472,407	547,460	1,924,947	90,265	1,834,682
39.04	Property	UBS AG	1	Pear Tree												85.6%	2,383,917	686,766	1,697,150	141,015	1,556,135
39.05	Property	UBS AG	1	Glendale Market Square												88.2%	2,454,358	648,331	1,806,027	146,893	1,659,134
39.06	Property	UBS AG	1	Central Park Shopping Center												95.0%	2,412,264	788,827	1,623,437	98,458	1,524,979
39.07	Property	UBS AG	1	Val Vista Towne Center												71.7%	1,490,329	371,215	1,119,114	60,888	1,058,226
39.08	Property	UBS AG	1	2641 Hall Ave - Riverside, CA												95.0%	253,841	32,264	221,577	17,491	204,086
39.09	Property	UBS AG	1	606 W Troy - Indianapolis, IN												95.0%	345,412	41,185	304,227	11,430	292,797
39.10	Property	UBS AG	1	Homeland - Bartow, FL												95.0%	274,362	55,215	219,147	33,719	185,428
39.11	Property	UBS AG	1	2621 Hall Ave - Riverside, CA												95.0%	184,000	18,032	165,968	8,000	157,968
40	Both	SMC	1	Extra Space Moreno Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.3%	10.3%	2.52	2.50	84.4%	1,315,573	384,275	931,298	8,550	922,748
41	Loan	SGFC	2	Pacific Grove Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	13.6%	12.0%	1.91	1.69	78.7%	2,668,503	1,502,048	1,166,455	133,425	1,033,030
41.01	Property	SGFC	1	Sea Breeze Inn & Cottages												76.1%	1,621,348	929,437	691,911	81,067	610,843
41.02	Property	SGFC	1	Bide-A-Wee Inn & Cottages												82.9%	1,047,155	572,611	474,545	52,358	422,187
42	Both	Barclays	1	Los Robles Medical Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.8%	8.9%	2.00	1.81	75.0%	1,334,495	498,106	836,389	81,565	754,824
43	Both	Barclays	1	Hampton Inn - Covington, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	16.7%	14.9%	2.91	2.60	81.4%	3,795,646	2,379,132	1,416,514	151,826	1,264,688
44	Both	UBS AG	1	At Home Store - Palm Beach Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.5%	9.5%	1.53	1.38	95.0%	1,376,800	489,263	887,537	85,639	801,898
45	Both	SGFC	1	Hampton Inn El Reno	NAP	NAP	NAP	NAP	NAP	NAP	NAP	17.1%	15.7%	2.17	2.00	87.6%	2,707,640	1,361,053	1,346,587	108,306	1,238,282
46	Both	SGFC	1	Holiday Inn Express & Suites El Reno	NAP	NAP	NAP	NAP	NAP	NAP	NAP	17.8%	16.3%	2.26	2.08	86.2%	2,812,661	1,428,861	1,383,800	112,506	1,271,293
47	Both	SGFC	1	Novanta Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.1%	10.2%	1.82	1.68	95.0%	887,616	53,961	833,655	64,967	768,688
48	Both	CIBC	1	CVS Staten Island	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8.3%	8.3%	1.34	1.33	97.5%	717,772	124,440	593,332	1,290	592,042
49	Both	Barclays	1	Home2 - Hasbrouck	NAP	NAP	NAP	NAP	NAP	NAP	NAP	38.5%	35.1%	10.26	9.36	84.8%	5,925,966	3,232,268	2,693,697	237,039	2,456,659
50	Loan	UBS AG	2	Fairway Plaza & Markets at Maizeland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.3%	9.4%	1.48	1.34	88.8%	970,129	329,814	640,315	60,427	579,888
50.01	Property	UBS AG	1	Markets at Maizeland												91.6%	551,301	166,461	384,839	36,755	348,084
50.02	Property	UBS AG	1	Fairway Plaza												85.4%	418,828	163,352	255,476	23,672	231,804
51	Loan	CIBC	6	Schnader Enterprises Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.9%	10.4%	2.37	2.27	93.0%	1,100,729	448,360	652,370	28,750	623,620
51.01	Property	CIBC	1	Emelia Woods Apartments												93.0%	249,846	93,173	156,673	5,500	151,173
51.02	Property	CIBC	1	Laredo Apartments												93.0%	313,755	131,323	182,432	7,750	174,682

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Additional Debt Type(s)(13)	Additional Debt Current Balance ($)	Additional Debt Interest Rate %	Total Debt Current Balance ($)	Total Debt UW NCF DSCR (x)	Total Debt Current LTV (%)	Total Debt UW NOI Debt Yield (%)	Current U/W NOI Debt Yield (%)	Current U/W NCF Debt Yield (%)	U/W NOI DSCR (x)(14)	U/W NCF DSCR (x)(14)	U/W Economic Occupancy (%)	U/W Revenues ($)(15)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Capital Items ($)(16)	U/W Net Cash Flow ($)
51.03	Property	CIBC	1	Harford Road Apartments (6507-6513)												93.0%	200,291	88,461	111,831	6,000	105,831
51.04	Property	CIBC	1	Norwood/Ferndale Apartments												93.0%	136,584	47,889	88,695	3,500	85,195
51.05	Property	CIBC	1	Belvedere Studios												93.0%	121,399	51,648	69,751	4,500	65,251
51.06	Property	CIBC	1	Hamilton Townhouses												93.0%	78,853	35,866	42,987	1,500	41,487
52	Both	UBS AG	1	Greenwich Inn - San Francisco	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12.7%	11.7%	1.87	1.73	75.9%	1,414,613	655,344	759,269	56,585	702,684
53	Both	RREF	1	Hampton Inn Peachtree City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12.8%	11.5%	1.87	1.68	75.1%	1,874,034	1,120,102	753,932	74,961	678,971
54	Both	Barclays	1	Gray Oaks Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.3%	10.4%	2.81	2.60	95.0%	853,080	209,678	643,401	47,946	595,455
55	Both	UBS AG	1	Summerville Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.4%	9.7%	1.70	1.58	95.0%	776,570	202,742	573,828	37,666	536,162
56	Loan	UBS AG	3	Krea Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	14.2%	13.1%	1.84	1.69	77.0%	990,228	239,820	750,409	60,018	690,390
56.01	Property	UBS AG	1	Newberry Plaza												69.2%	421,613	82,905	338,709	30,095	308,614
56.02	Property	UBS AG	1	Shops at Dillon												92.1%	425,368	113,870	311,499	18,391	293,108
56.03	Property	UBS AG	1	Shops at Hartsville												66.9%	143,247	43,045	100,201	11,533	88,669
57	Both	SMC	1	9th & Maple Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.9%	10.9%	2.63	2.63	100.0%	575,406	685	574,721	0	574,721
58	Both	CIBC	1	32-34 Broad Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.4%	10.7%	1.87	1.76	95.0%	769,383	199,793	569,589	33,176	536,413
59	Both	CIBC	1	Suburban Extended Stay - Kennesaw, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	16.1%	14.6%	2.17	1.97	80.8%	1,902,706	1,101,654	801,053	76,108	724,944
60	Both	SMC	1	Lake Howell Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	14.2%	12.7%	3.54	3.16	90.5%	859,543	277,112	582,431	62,736	519,696
61	Both	RREF	1	Walmart Supercenter Fulton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.7%	9.5%	1.75	1.56	97.0%	450,157	22,255	427,902	45,969	381,933
62	Both	RREF	1	Quality Inn & Suites Bremerton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	20.1%	18.0%	2.77	2.49	72.0%	2,056,098	1,264,072	792,026	82,244	709,782
63	Loan	SMC	3	Jackson Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.5%	10.7%	1.61	1.50	95.0%	587,546	139,570	447,976	31,516	416,460
63.01	Property	SMC	1	Northpark Station												95.0%	219,450	55,648	163,802	10,516	153,286
63.02	Property	SMC	1	Highway 18 Plaza												95.0%	197,096	41,986	155,110	8,400	146,710
63.03	Property	SMC	1	Lakeover Shopping Center												95.0%	171,000	41,936	129,064	12,600	116,464
64	Both	Barclays	1	Sherwood MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.4%	10.2%	1.65	1.60	83.6%	623,219	226,697	396,522	10,350	386,172
65	Both	CIBC	1	Courtyard Self-Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.5%	9.9%	1.68	1.59	87.5%	499,481	111,498	387,983	21,855	366,128
66	Both	CIBC	1	588 East San Lorenzo Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.0%	10.9%	1.76	1.74	95.0%	380,000	11,400	368,600	3,000	365,600
67	Both	UBS AG	1	Baymont Inn & Suites - Mackinaw City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	16.5%	14.7%	2.36	2.10	85.9%	1,495,945	959,529	536,416	59,838	476,578
68	Both	SMC	1	205-207 East Washington Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.3%	9.5%	1.64	1.51	95.0%	391,260	92,756	298,504	24,002	274,502
69	Both	UBS AG	1	Brunswick West Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.5%	10.3%	1.76	1.58	74.2%	462,426	146,787	315,639	33,366	282,273
70	Both	RREF	1	Walgreens – Conyers GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	14.2%	13.9%	2.36	2.31	97.0%	318,507	6,370	312,137	7,280	304,857
71	Both	CIBC	1	Villas at Atlantic Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.7%	9.3%	1.53	1.47	92.8%	286,858	78,358	208,500	7,700	200,800
72	Both	RREF	1	Sterling Hill Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.8%	9.3%	1.58	1.51	88.9%	339,276	144,565	194,711	9,500	185,211
73	Both	RREF	1	Walgreens – Palatka FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.7%	8.7%	1.51	1.36	97.0%	165,195	3,304	161,891	15,991	145,900

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HISTORICAL FINANCIALS(17)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	As of	2018 Revenues ($)	2018 Expenses ($)	2018 NOI ($)	2017 Revenues ($)	2017 Expenses ($)	2017 NOI ($)	2016 Revenues ($)	2016 Expenses ($)	2016 NOI ($)	Title Type(18)	Ground Lease Expiration	Ground Lease Extension Terms	Ground Lease Annual Payment	PML %
1	Both	Barclays	1	Moffett Towers II - Buildings 3 & 4	NAV	NAV	NAV	NAV										Fee				3%
2	Both	Barclays	1	188 Spear Street	15,152,563	4,543,255	10,609,308	TTM 03/31/2019	14,949,275	4,375,215	10,574,060	13,859,480	4,260,793	9,598,688	12,949,712	3,985,448	8,964,264	Fee				16%
3	Loan	Natixis	4	Vanguard Portfolio	NAV	NAV	NAV	NAV										Fee
3.01	Property	Natixis	1	425 Old Morehall Road	NAV	NAV	NAV	NAV										Fee
3.02	Property	Natixis	1	1001 Cedar Hollow Road	NAV	NAV	NAV	NAV										Fee
3.03	Property	Natixis	1	50 Morehall Road	NAV	NAV	NAV	NAV										Fee
3.04	Property	Natixis	1	60 Morehall Road	NAV	NAV	NAV	NAV										Fee
4	Loan	SGFC	23	ExchangeRight Net Leased Portfolio 28	NAV	NAV	NAV	NAV										Fee
4.01	Property	SGFC	1	Pick n Save - Oconomowoc, WI	NAV	NAV	NAV	NAV										Fee
4.02	Property	SGFC	1	Pick n Save - Wales, WI	NAV	NAV	NAV	NAV										Fee
4.03	Property	SGFC	1	Hobby Lobby - Hendersonville, TN	NAV	NAV	NAV	NAV										Fee
4.04	Property	SGFC	1	Hobby Lobby - Appleton, WI	NAV	NAV	NAV	NAV										Fee
4.05	Property	SGFC	1	Walgreens - Newport News, VA	NAV	NAV	NAV	NAV										Fee
4.06	Property	SGFC	1	Walgreens - Aurora, IL	NAV	NAV	NAV	NAV										Fee
4.07	Property	SGFC	1	Walgreens - Hammond, IN	NAV	NAV	NAV	NAV										Fee
4.08	Property	SGFC	1	Walgreens - North Aurora, IL	NAV	NAV	NAV	NAV										Fee
4.09	Property	SGFC	1	Walgreens - Fort Worth, TX	NAV	NAV	NAV	NAV										Fee
4.10	Property	SGFC	1	Tractor Supply - Lake Charles, LA	NAV	NAV	NAV	NAV										Fee
4.11	Property	SGFC	1	Fresenius Medical Care - West Columbia, SC	NAV	NAV	NAV	NAV										Fee
4.12	Property	SGFC	1	Walgreens - Flint, MI	NAV	NAV	NAV	NAV										Fee
4.13	Property	SGFC	1	Tractor Supply - Springtown, TX	NAV	NAV	NAV	NAV										Fee
4.14	Property	SGFC	1	Walgreens - Orland Park, IL	NAV	NAV	NAV	NAV										Fee
4.15	Property	SGFC	1	Walgreens - Peoria, IL	NAV	NAV	NAV	NAV										Fee
4.16	Property	SGFC	1	Dollar General - Houston, TX	NAV	NAV	NAV	NAV										Fee
4.17	Property	SGFC	1	Dollar General - Soddy Daisy, TN	NAV	NAV	NAV	NAV										Fee
4.18	Property	SGFC	1	O’Reilly Auto Parts - Lexington, SC	NAV	NAV	NAV	NAV										Fee
4.19	Property	SGFC	1	Dollar General - Mishawaka, IN	NAV	NAV	NAV	NAV										Fee
4.20	Property	SGFC	1	Dollar General - Lambertville, MI	NAV	NAV	NAV	NAV										Fee
4.21	Property	SGFC	1	Dollar Tree - Beech Island, SC	NAV	NAV	NAV	NAV										Fee
4.22	Property	SGFC	1	Dollar General - Youngsville, LA	NAV	NAV	NAV	NAV										Fee
4.23	Property	SGFC	1	Dollar General - Battle Creek, MI	NAV	NAV	NAV	NAV										Fee
5	Loan	Barclays	32	Inland Life Storage Portfolio	21,860,443	7,008,221	14,852,222	TTM 05/31/2019	21,574,377	6,879,947	14,694,430	21,626,532	6,998,459	14,628,073	21,420,806	6,716,224	14,704,582	Fee
5.01	Property	Barclays	1	Life Storage - 586	1,371,838	280,662	1,091,176	TTM 05/31/2019	1,317,528	277,861	1,039,667	1,282,191	274,667	1,007,524	592,307	150,425	441,882	Fee
5.02	Property	Barclays	1	Life Storage - 145	1,206,363	364,414	841,949	TTM 05/31/2019	1,214,442	360,522	853,920	1,244,299	363,404	880,895	1,267,566	339,084	928,482	Fee
5.03	Property	Barclays	1	Life Storage - 364	1,132,189	246,846	885,343	TTM 05/31/2019	1,113,268	256,114	857,154	1,098,364	244,883	853,481	1,075,753	233,263	842,490	Fee
5.04	Property	Barclays	1	Life Storage - 365	1,056,886	212,266	844,620	TTM 05/31/2019	1,036,865	214,069	822,796	995,871	219,283	776,588	1,027,769	213,303	814,466	Fee
5.05	Property	Barclays	1	Life Storage - 212	973,042	205,454	767,588	TTM 05/31/2019	963,216	198,184	765,032	1,008,733	208,326	800,407	1,064,892	218,134	846,758	Fee
5.06	Property	Barclays	1	Life Storage - 386	1,056,555	392,987	663,568	TTM 05/31/2019	1,054,597	379,656	674,941	1,018,767	358,871	659,896	1,000,169	349,404	650,765	Fee
5.07	Property	Barclays	1	Life Storage - 256	896,476	254,477	641,999	TTM 05/31/2019	890,575	248,777	641,798	852,468	240,624	611,844	867,763	246,760	621,003	Fee
5.08	Property	Barclays	1	Life Storage - 206	902,153	319,962	582,191	TTM 05/31/2019	907,393	305,274	602,119	971,159	309,731	661,428	1,015,738	309,191	706,547	Fee
5.09	Property	Barclays	1	Life Storage - 324	885,487	243,690	641,797	TTM 05/31/2019	873,141	245,857	627,284	904,412	266,449	637,963	861,409	221,221	640,188	Fee
5.10	Property	Barclays	1	Life Storage - 236	866,329	291,659	574,670	TTM 05/31/2019	850,410	280,574	569,836	887,221	286,128	601,093	844,160	268,270	575,890	Fee
5.11	Property	Barclays	1	Life Storage - 184	759,633	219,389	540,244	TTM 05/31/2019	752,718	216,324	536,394	742,923	212,143	530,780	767,346	210,397	556,949	Fee
5.12	Property	Barclays	1	Life Storage - 500	787,337	311,311	476,026	TTM 05/31/2019	782,684	300,256	482,428	823,454	337,932	485,522	897,351	342,501	554,850	Fee
5.13	Property	Barclays	1	Life Storage - 288	722,836	235,957	486,879	TTM 05/31/2019	717,936	239,444	478,492	750,439	243,328	507,111	785,140	237,525	547,615	Fee
5.14	Property	Barclays	1	Life Storage - 299	693,963	193,664	500,299	TTM 05/31/2019	670,518	186,039	484,479	665,516	190,513	475,003	720,902	225,372	495,530	Fee
5.15	Property	Barclays	1	Life Storage - 209	684,576	186,661	497,915	TTM 05/31/2019	679,253	184,256	494,997	695,171	185,392	509,779	781,624	203,139	578,485	Fee
5.16	Property	Barclays	1	Life Storage - 035	685,459	271,679	413,780	TTM 05/31/2019	694,028	273,269	420,759	687,878	268,905	418,973	710,941	279,606	431,335	Fee
5.17	Property	Barclays	1	Life Storage - 074	646,409	209,862	436,547	TTM 05/31/2019	624,877	208,888	415,989	599,593	206,139	393,454	580,013	193,098	386,915	Fee
5.18	Property	Barclays	1	Life Storage - 252	614,654	230,886	383,768	TTM 05/31/2019	634,148	249,660	384,488	630,855	246,675	384,180	625,116	235,988	389,128	Fee
5.19	Property	Barclays	1	Life Storage - 033	593,198	240,137	353,061	TTM 05/31/2019	577,501	228,717	348,784	576,342	227,031	349,311	619,193	224,018	395,175	Fee
5.20	Property	Barclays	1	Life Storage - 205	520,767	195,046	325,721	TTM 05/31/2019	504,062	187,825	316,237	489,743	186,975	302,768	486,355	184,363	301,992	Fee
5.21	Property	Barclays	1	Life Storage - 300	568,362	169,486	398,876	TTM 05/31/2019	563,623	163,530	400,093	568,525	185,243	383,282	615,984	182,932	433,052	Fee
5.22	Property	Barclays	1	Life Storage - 026	539,582	207,656	331,926	TTM 05/31/2019	521,480	209,614	311,866	504,535	191,947	312,588	487,969	184,503	303,466	Fee
5.23	Property	Barclays	1	Life Storage - 361	506,435	191,813	314,622	TTM 05/31/2019	486,820	183,340	303,480	479,039	188,535	290,504	473,681	181,319	292,362	Fee
5.24	Property	Barclays	1	Life Storage - 165	441,216	157,665	283,551	TTM 05/31/2019	439,626	157,093	282,533	403,839	165,632	238,207	396,292	148,735	247,557	Fee
5.25	Property	Barclays	1	Life Storage - 208	391,623	128,538	263,085	TTM 05/31/2019	402,560	110,964	291,596	426,983	141,398	285,585	461,783	152,896	308,887	Fee
5.26	Property	Barclays	1	Life Storage - 211	441,950	167,615	274,335	TTM 05/31/2019	427,891	162,489	265,402	435,315	172,012	263,303	438,979	168,096	270,883	Fee
5.27	Property	Barclays	1	Life Storage - 021	441,743	199,033	242,710	TTM 05/31/2019	425,679	187,860	237,819	414,209	193,887	220,322	442,301	175,770	266,531	Fee
5.28	Property	Barclays	1	Life Storage - 298	355,058	128,332	226,726	TTM 05/31/2019	348,863	127,208	221,655	369,175	131,414	237,761	394,805	125,828	268,977	Fee
5.29	Property	Barclays	1	Life Storage - 297	294,168	121,887	172,281	TTM 05/31/2019	293,946	115,124	178,822	310,234	118,905	191,329	330,275	121,270	209,005	Fee
5.30	Property	Barclays	1	Life Storage - 153	282,401	140,949	141,452	TTM 05/31/2019	276,078	138,872	137,206	266,683	133,932	132,751	263,192	131,520	131,672	Fee
5.31	Property	Barclays	1	Life Storage - 075	292,944	155,103	137,841	TTM 05/31/2019	284,365	150,407	133,958	278,651	148,057	130,594	286,372	132,504	153,868	Fee
5.32	Property	Barclays	1	Life Storage - 152	248,817	133,135	115,682	TTM 05/31/2019	244,294	131,880	112,414	243,955	150,098	93,857	237,675	125,789	111,886	Fee
6	Both	RREF	1	Emerald Pointe Apartments	4,434,837	1,861,356	2,573,481	TTM 06/30/2019	4,484,630	1,910,926	2,573,704	4,501,506	1,903,560	2,597,945	4,448,349	1,782,832	2,665,518	Fee
7	Both	UBS AG	1	Hilton Garden Inn - San Diego Mission Valley Stadium	10,569,723	6,972,911	3,596,812	TTM 05/31/2019	10,322,729	6,910,436	3,412,293	9,080,434	6,565,794	2,514,640	5,595,534	5,101,281	494,253	Leasehold	08/07/2096	None	$668,142	10%
8	Both	Natixis	1	2 North 6th Place	NAV	NAV	NAV	NAV	17,425,007	5,768,478	11,656,528							Fee
9	Both	SMC	1	Tower Plaza	2,367,384	729,579	1,637,805	TTM 05/31/2019	2,199,389	719,772	1,479,617				1,782,957	724,772	1,058,185	Fee				15%
10	Loan	UBS AG	186	ILPT Hawaii Portfolio	76,428,806	18,588,609	57,840,197	TTM 10/31/2018				73,911,499	17,034,145	56,877,354	71,594,513	16,049,950	55,544,563	Fee
10.001	Property	UBS AG	1	2810 Pukoloa Street														Fee
10.002	Property	UBS AG	1	1360 Pali Highway														Fee
10.003	Property	UBS AG	1	1001 Ahua Street														Fee
10.004	Property	UBS AG	1	848 Ala Lilikoi Street A														Fee
10.005	Property	UBS AG	1	2850 Paa Street														Fee
10.006	Property	UBS AG	1	949 Mapunapuna Street														Fee
10.007	Property	UBS AG	1	2828 Paa Street														Fee
10.008	Property	UBS AG	1	80 Sand Island Access Road														Fee
10.009	Property	UBS AG	1	1030 Mapunapuna Street														Fee
10.010	Property	UBS AG	1	150 Puuhale Road														Fee
10.011	Property	UBS AG	1	2344 Pahounui Drive														Fee
10.012	Property	UBS AG	1	120 Sand Island Access Road														Fee
10.013	Property	UBS AG	1	1122 Mapunapuna Street														Fee
10.014	Property	UBS AG	1	2915 Kaihikapu Street														Fee
10.015	Property	UBS AG	1	819 Ahua Street														Fee
10.016	Property	UBS AG	1	2144 Auiki Street														Fee
10.017	Property	UBS AG	1	1027 Kikowaena Place														Fee
10.018	Property	UBS AG	1	1931 Kahai Street														Fee
10.019	Property	UBS AG	1	148 Mokauea Street														Fee
10.020	Property	UBS AG	1	2886 Paa Street														Fee
10.021	Property	UBS AG	1	2838 Kilihau Street														Fee
10.022	Property	UBS AG	1	803 Ahua Street														Fee
10.023	Property	UBS AG	1	220 Puuhale Road														Fee
10.024	Property	UBS AG	1	930 Mapunapuna Street														Fee

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HISTORICAL FINANCIALS(17)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	As of	2018 Revenues ($)	2018 Expenses ($)	2018 NOI ($)	2017 Revenues ($)	2017 Expenses ($)	2017 NOI ($)	2016 Revenues ($)	2016 Expenses ($)	2016 NOI ($)	Title Type(18)	Ground Lease Expiration	Ground Lease Extension Terms	Ground Lease Annual Payment	PML %
10.025	Property	UBS AG	1	2103 Kaliawa Street														Fee
10.026	Property	UBS AG	1	2969 Mapunapuna Place														Fee
10.027	Property	UBS AG	1	158 Sand Island Access Road														Fee
10.028	Property	UBS AG	1	1926 Auiki Street														Fee
10.029	Property	UBS AG	1	113 Puuhale Road														Fee
10.030	Property	UBS AG	1	2250 Pahounui Drive														Fee
10.031	Property	UBS AG	1	733 Mapunapuna Street														Fee
10.032	Property	UBS AG	1	761 Ahua Street														Fee
10.033	Property	UBS AG	1	918 Ahua Street														Fee
10.034	Property	UBS AG	1	180 Sand Island Access Road														Fee
10.035	Property	UBS AG	1	2829 Awaawaloa Street														Fee
10.036	Property	UBS AG	1	120 Mokauea Street														Fee
10.037	Property	UBS AG	1	2861 Mokumoa Street														Fee
10.038	Property	UBS AG	1	2826 Kaihikapu Street														Fee
10.039	Property	UBS AG	1	179 Sand Island Access Road														Fee
10.040	Property	UBS AG	1	855 Mapunapuna Street														Fee
10.041	Property	UBS AG	1	2308 Pahounui Drive														Fee
10.042	Property	UBS AG	1	619 Mapunapuna Street														Fee
10.043	Property	UBS AG	1	2846-A Awaawaloa Street														Fee
10.044	Property	UBS AG	1	238 Sand Island Access Road														Fee
10.045	Property	UBS AG	1	704 Mapunapuna Street														Fee
10.046	Property	UBS AG	1	120B Mokauea Street														Fee
10.047	Property	UBS AG	1	1150 Kikowaena Street														Fee
10.048	Property	UBS AG	1	2127 Auiki Street														Fee
10.049	Property	UBS AG	1	2810 Paa Street														Fee
10.050	Property	UBS AG	1	2841 Pukoloa Street														Fee
10.051	Property	UBS AG	1	1000 Mapunapuna Street														Fee
10.052	Property	UBS AG	1	2829 Pukoloa Street														Fee
10.053	Property	UBS AG	1	889 Ahua Street														Fee
10.054	Property	UBS AG	1	2819 Pukoloa Street														Fee
10.055	Property	UBS AG	1	1038 Kikowaena Place														Fee
10.056	Property	UBS AG	1	2965 Mokumoa Street														Fee
10.057	Property	UBS AG	1	850 Ahua Street														Fee
10.058	Property	UBS AG	1	1330 Pali Highway														Fee
10.059	Property	UBS AG	1	2855 Pukoloa Street														Fee
10.060	Property	UBS AG	1	2865 Pukoloa Street														Fee
10.061	Property	UBS AG	1	789 Mapunapuna Street														Fee
10.062	Property	UBS AG	1	2960 Mokumoa Street														Fee
10.063	Property	UBS AG	1	231B Sand Island Access Road														Fee
10.064	Property	UBS AG	1	2020 Auiki Street														Fee
10.065	Property	UBS AG	1	2857 Awaawaloa Street														Fee
10.066	Property	UBS AG	1	1050 Kikowaena Place														Fee
10.067	Property	UBS AG	1	2850 Mokumoa Street														Fee
10.068	Property	UBS AG	1	2840 Mokumoa Street														Fee
10.069	Property	UBS AG	1	2830 Mokumoa Street														Fee
10.070	Property	UBS AG	1	960 Mapunapuna Street														Fee
10.071	Property	UBS AG	1	125B Puuhale Road														Fee
10.072	Property	UBS AG	1	2809 Kaihikapu Street														Fee
10.073	Property	UBS AG	1	212 Mohonua Place														Fee
10.074	Property	UBS AG	1	692 Mapunapuna Street														Fee
10.075	Property	UBS AG	1	1024 Kikowaena Place														Fee
10.076	Property	UBS AG	1	669 Ahua Street														Fee
10.077	Property	UBS AG	1	215 Puuhale Road														Fee
10.078	Property	UBS AG	1	142 Mokauea Street														Fee
10.079	Property	UBS AG	1	2847 Awaawaloa Street														Fee
10.080	Property	UBS AG	1	2816 Awaawaloa Street														Fee
10.081	Property	UBS AG	1	2928 Kaihikapu Street - B														Fee
10.082	Property	UBS AG	1	2864 Mokumoa Street														Fee
10.083	Property	UBS AG	1	770 Mapunapuna Street														Fee
10.084	Property	UBS AG	1	151 Puuhale Road														Fee
10.085	Property	UBS AG	1	207 Puuhale Road														Fee
10.086	Property	UBS AG	1	2970 Mokumoa Street														Fee
10.087	Property	UBS AG	1	2868 Kaihikapu Street														Fee
10.088	Property	UBS AG	1	2908 Kaihikapu Street														Fee
10.089	Property	UBS AG	1	2814 Kilihau Street														Fee
10.090	Property	UBS AG	1	759 Puuloa Road														Fee
10.091	Property	UBS AG	1	659 Puuloa Road														Fee
10.092	Property	UBS AG	1	667 Puuloa Road														Fee
10.093	Property	UBS AG	1	679 Puuloa Road														Fee
10.094	Property	UBS AG	1	689 Puuloa Road														Fee
10.095	Property	UBS AG	1	950 Mapunapuna Street														Fee
10.096	Property	UBS AG	1	822 Mapunapuna Street														Fee
10.097	Property	UBS AG	1	842 Mapunapuna Street														Fee
10.098	Property	UBS AG	1	214 Sand Island Access Road														Fee
10.099	Property	UBS AG	1	709 Ahua Street														Fee
10.100	Property	UBS AG	1	766 Mapunapuna Street														Fee
10.101	Property	UBS AG	1	830 Mapunapuna Street														Fee
10.102	Property	UBS AG	1	2855 Kaihikapu Street														Fee
10.103	Property	UBS AG	1	865 Ahua Street														Fee
10.104	Property	UBS AG	1	852 Mapunapuna Street														Fee
10.105	Property	UBS AG	1	2906 Kaihikapu Street														Fee
10.106	Property	UBS AG	1	2879 Paa Street														Fee
10.107	Property	UBS AG	1	702 Ahua Street														Fee
10.108	Property	UBS AG	1	2864 Awaawaloa Street														Fee
10.109	Property	UBS AG	1	2819 Mokumoa Street - A														Fee
10.110	Property	UBS AG	1	2869 Mokumoa Street														Fee
10.111	Property	UBS AG	1	2819 Mokumoa Street - B														Fee
10.112	Property	UBS AG	1	228 Mohonua Place														Fee
10.113	Property	UBS AG	1	2264 Pahounui Drive														Fee
10.114	Property	UBS AG	1	808 Ahua Street														Fee
10.115	Property	UBS AG	1	2827 Kaihikapu Street														Fee
10.116	Property	UBS AG	1	697 Ahua Street														Fee
10.117	Property	UBS AG	1	2849 Kaihikapu Street														Fee

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HISTORICAL FINANCIALS(17)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	As of	2018 Revenues ($)	2018 Expenses ($)	2018 NOI ($)	2017 Revenues ($)	2017 Expenses ($)	2017 NOI ($)	2016 Revenues ($)	2016 Expenses ($)	2016 NOI ($)	Title Type(18)	Ground Lease Expiration	Ground Lease Extension Terms	Ground Lease Annual Payment	PML %
10.118	Property	UBS AG	1	2831 Awaawaloa Street														Fee
10.119	Property	UBS AG	1	2858 Kaihikapu Street														Fee
10.120	Property	UBS AG	1	2276 Pahounui Drive														Fee
10.121	Property	UBS AG	1	2806 Kaihikapu Street														Fee
10.122	Property	UBS AG	1	1052 Ahua Street														Fee
10.123	Property	UBS AG	1	2889 Mokumoa Street														Fee
10.124	Property	UBS AG	1	685 Ahua Street														Fee
10.125	Property	UBS AG	1	2839 Mokumoa Street														Fee
10.126	Property	UBS AG	1	94-240 Pupuole Street														Fee
10.127	Property	UBS AG	1	2928 Kaihikapu Street - A														Fee
10.128	Property	UBS AG	1	719 Ahua Street														Fee
10.129	Property	UBS AG	1	2812 Awaawaloa Street														Fee
10.130	Property	UBS AG	1	2927 Mokumoa Street														Fee
10.131	Property	UBS AG	1	197 Sand Island Access Road														Fee
10.132	Property	UBS AG	1	2844 Kaihikapu Street														Fee
10.133	Property	UBS AG	1	2879 Mokumoa Street														Fee
10.134	Property	UBS AG	1	2135 Auiki Street														Fee
10.135	Property	UBS AG	1	855 Ahua Street														Fee
10.136	Property	UBS AG	1	2122 Kaliawa Street														Fee
10.137	Property	UBS AG	1	2831 Kaihikapu Street														Fee
10.138	Property	UBS AG	1	729 Ahua Street														Fee
10.139	Property	UBS AG	1	739 Ahua Street														Fee
10.140	Property	UBS AG	1	2833 Paa Street #2														Fee
10.141	Property	UBS AG	1	2833 Paa Street														Fee
10.142	Property	UBS AG	1	2815 Kaihikapu Street														Fee
10.143	Property	UBS AG	1	1062 Kikowaena Place														Fee
10.144	Property	UBS AG	1	673 Ahua Street														Fee
10.145	Property	UBS AG	1	2106 Kaliawa Street														Fee
10.146	Property	UBS AG	1	812 Mapunapuna Street														Fee
10.147	Property	UBS AG	1	2804 Kilihau Street														Fee
10.148	Property	UBS AG	1	525 North King Street														Fee
10.149	Property	UBS AG	1	204 Sand Island Access Road														Fee
10.150	Property	UBS AG	1	660 Ahua Street														Fee
10.151	Property	UBS AG	1	218 Mohonua Place														Fee
10.152	Property	UBS AG	1	125 Puuhale Road														Fee
10.153	Property	UBS AG	1	645 Ahua Street														Fee
10.154	Property	UBS AG	1	675 Mapunapuna Street														Fee
10.155	Property	UBS AG	1	659 Ahua Street														Fee
10.156	Property	UBS AG	1	1055 Ahua Street														Fee
10.157	Property	UBS AG	1	944 Ahua Street														Fee
10.158	Property	UBS AG	1	2019 Kahai Street														Fee
10.159	Property	UBS AG	1	2001 Kahai Street														Fee
10.160	Property	UBS AG	1	106 Puuhale Road														Fee
10.161	Property	UBS AG	1	2875 Paa Street														Fee
10.162	Property	UBS AG	1	1024 Mapunapuna Street														Fee
10.163	Property	UBS AG	1	2760 Kamehameha Highway														Fee
10.164	Property	UBS AG	1	2635 Waiwai Loop A														Fee
10.165	Property	UBS AG	1	2635 Waiwai Loop B														Fee
10.166	Property	UBS AG	1	2836 Awaawaloa Street														Fee
10.167	Property	UBS AG	1	609 Ahua Street														Fee
10.168	Property	UBS AG	1	905 Ahua Street														Fee
10.169	Property	UBS AG	1	2110 Auiki Street														Fee
10.170	Property	UBS AG	1	140 Puuhale Road														Fee
10.171	Property	UBS AG	1	2139 Kaliawa Street														Fee
10.172	Property	UBS AG	1	231 Sand Island Access Road														Fee
10.173	Property	UBS AG	1	2140 Kaliawa Street														Fee
10.174	Property	UBS AG	1	33 South Vineyard Boulevard														Fee
10.175	Property	UBS AG	1	970 Ahua Street														Fee
10.176	Property	UBS AG	1	960 Ahua Street														Fee
10.177	Property	UBS AG	1	1045 Mapunapuna Street														Fee
10.178	Property	UBS AG	1	165 Sand Island Access Road														Fee
10.179	Property	UBS AG	1	2839 Kilihau Street														Fee
10.180	Property	UBS AG	1	2829 Kilihau Street														Fee
10.181	Property	UBS AG	1	2833 Kilihau Street														Fee
10.182	Property	UBS AG	1	2821 Kilihau Street														Fee
10.183	Property	UBS AG	1	2808 Kam Highway														Fee
10.184	Property	UBS AG	1	2815 Kilihau Street														Fee
10.185	Property	UBS AG	1	2850 Awaawaloa Street														Fee
10.186	Property	UBS AG	1	846 Ala Lilikoi Street B														Fee
11	Both	SGFC	1	TriAtria Office Building	3,392,785	1,274,355	2,118,429	TTM 04/30/2019										Fee
12	Both	UBS AG	1	Meidinger Tower	6,068,223	2,938,561	3,129,662	TTM 05/31/2019	6,007,958	3,000,561	3,007,397	5,117,403	2,702,804	2,414,599				Fee
13	Both	RREF	1	Ocala Industrial	NAV	NAV	NAV	NAV										Fee
14	Both	SGFC	1	Glenmont Abbey Village	2,711,372	1,051,884	1,659,488	TTM 04/30/2019	2,639,160	981,643	1,657,517	1,990,576	933,629	1,056,948				Fee
15	Loan	CIBC	4	New Orleans MOB Portfolio	NAV	NAV	NAV	NAV	2,233,632	818,267	1,415,365							Fee
15.01	Property	CIBC	1	1200 Pinnacle Parkway	NAV	NAV	NAV	NAV	669,246	208,056	461,190							Fee
15.02	Property	CIBC	1	3901 Houma Boulevard	NAV	NAV	NAV	NAV	736,235	375,961	360,274							Fee
15.03	Property	CIBC	1	3712 MacArthur Boulevard	NAV	NAV	NAV	NAV	412,880	118,981	293,899							Fee
15.04	Property	CIBC	1	3000 West Esplanade Avenue	NAV	NAV	NAV	NAV	415,271	115,269	300,002							Fee
16	Both	SMC	1	125 Borinquen Place	3,754,788	592,954	3,161,834	T6 Annualized 02/28/2019										Fee
17	Loan	SMC	10	Visions Hotel Portfolio II	24,478,404	15,120,031	9,358,373	TTM 03/31/2019	23,844,625	14,863,212	8,981,413	21,496,761	13,798,733	7,698,028	18,975,103	12,327,947	6,647,156	Various
17.01	Property	SMC	1	Courtyard Horseheads	2,689,847	1,594,884	1,094,964	TTM 03/31/2019	2,622,608	1,580,289	1,042,319	2,345,420	1,477,187	868,233	1,535,091	1,004,249	530,841	Fee
17.02	Property	SMC	1	Home2 Suites Oswego	2,549,099	1,147,217	1,401,882	TTM 03/31/2019	1,978,583	1,016,078	962,505	770,079	534,999	235,080				Fee
17.03	Property	SMC	1	Holiday Inn & Suites Rochester Marketplace	3,292,028	2,373,446	918,582	TTM 03/31/2019	3,376,073	2,434,683	941,390	3,611,778	2,451,965	1,159,813	3,497,345	2,543,530	953,815	Leasehold	08/31/2050	None	$73,675
17.04	Property	SMC	1	Hampton Inn Corning Painted Post	2,335,704	1,409,675	926,029	TTM 03/31/2019	2,367,623	1,434,682	932,941	2,338,694	1,376,969	961,725	2,512,205	1,375,082	1,137,123	Fee
17.05	Property	SMC	1	Home2 Suites Rochester Henrietta	2,988,510	1,850,421	1,138,089	TTM 03/31/2019	2,941,519	1,788,068	1,153,452	2,843,589	1,680,601	1,162,988	2,518,704	1,358,891	1,159,813	Leasehold	12/31/2051	None	$69,396
17.06	Property	SMC	1	Holiday Inn Express Olean	2,292,219	1,387,128	905,091	TTM 03/31/2019	2,249,579	1,345,563	904,016	2,120,985	1,328,436	792,549	1,861,794	1,305,325	556,469	Fee
17.07	Property	SMC	1	Fairfield Inn Watertown	2,460,572	1,625,424	835,149	TTM 03/31/2019	2,494,622	1,630,513	864,109	2,395,724	1,559,674	836,050	2,207,921	1,551,058	656,862	Fee
17.08	Property	SMC	1	Holiday Inn Express Canandaigua	2,094,518	1,385,527	708,991	TTM 03/31/2019	1,998,337	1,308,081	690,256	1,838,441	1,240,247	598,194	1,819,913	1,174,765	645,149	Fee
17.09	Property	SMC	1	Candlewood Suites Watertown	2,216,056	1,267,597	948,459	TTM 03/31/2019	2,251,932	1,280,974	970,958	1,995,727	1,186,461	809,266	1,806,292	1,129,272	677,019	Fee
17.10	Property	SMC	1	Candlewood Suites Sayre	1,559,850	1,078,711	481,139	TTM 03/31/2019	1,563,748	1,044,280	519,468	1,236,324	962,194	274,130	1,215,838	885,774	330,064	Leasehold	12/02/2041	Four, five-year extension options	$92,400
18	Loan	UBS AG	2	Maui Portfolio	12,020,491	7,454,719	4,565,772	Various	11,955,700	7,549,266	4,406,434	10,797,961	7,043,060	3,754,901	10,288,984	6,650,340	3,638,644	Fee				Various
18.01	Property	UBS AG	1	Maui Beach Hotel	8,486,506	5,030,840	3,455,666	TTM 03/31/2019	8,382,202	5,118,328	3,263,874	7,372,738	4,717,527	2,655,211	6,757,465	4,386,170	2,371,295	Fee				13%
18.02	Property	UBS AG	1	Maui Nui Golf Course	3,533,985	2,423,879	1,110,106	TTM 02/28/2019	3,573,498	2,430,938	1,142,560	3,425,223	2,325,533	1,099,690	3,531,519	2,264,170	1,267,349	Fee				9%

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HISTORICAL FINANCIALS(17)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	As of	2018 Revenues ($)	2018 Expenses ($)	2018 NOI ($)	2017 Revenues ($)	2017 Expenses ($)	2017 NOI ($)	2016 Revenues ($)	2016 Expenses ($)	2016 NOI ($)	Title Type(18)	Ground Lease Expiration	Ground Lease Extension Terms	Ground Lease Annual Payment	PML %
19	Loan	SGFC	4	SWVP Portfolio	67,602,311	43,879,064	23,723,247	TTM 01/31/2019	66,729,172	43,480,214	23,248,958	66,365,215	43,211,736	23,153,479	62,713,333	41,323,117	21,390,216	Fee
19.01	Property	SGFC	1	InterContinental	32,071,611	20,134,221	11,937,390	TTM 01/31/2019	31,180,753	19,795,133	11,385,620	30,980,767	19,766,718	11,214,049	27,835,636	18,421,768	9,413,868	Fee
19.02	Property	SGFC	1	DoubleTree Sunrise	14,545,915	9,864,856	4,681,059	TTM 01/31/2019	14,475,487	9,819,873	4,655,614	14,245,690	9,631,768	4,613,922	13,606,627	9,190,246	4,416,381	Fee
19.03	Property	SGFC	1	DoubleTree Charlotte	10,215,358	6,532,670	3,682,688	TTM 01/31/2019	10,311,960	6,543,660	3,768,300	10,767,997	6,684,584	4,083,413	10,919,964	6,608,916	4,311,048	Fee
19.04	Property	SGFC	1	DoubleTree RTP	10,769,427	7,347,317	3,422,110	TTM 01/31/2019	10,760,972	7,321,548	3,439,424	10,370,761	7,128,666	3,242,095	10,351,106	7,102,187	3,248,919	Fee
20	Both	CIBC	1	Black Canyon Tower	2,825,061	1,327,621	1,497,440	TTM 05/31/2019	2,670,162	1,170,226	1,499,936	2,460,727	1,271,690	1,189,037	2,000,917	1,314,434	686,483	Fee
21	Both	RREF	1	Mount Kemble	5,165,551	2,307,057	2,858,494	TTM 05/31/2019	NAV	NAV	NAV	4,510,800	2,480,613	2,030,187	3,666,936	2,297,423	1,369,513	Fee
22	Both	SMC	1	48 Saint Nicholas Place	1,129,917	351,162	778,755	TTM 05/31/2019	1,047,071	350,311	696,760	1,103,704	323,594	780,110				Fee
23	Loan	UBS AG	2	Indiana Hotel Portfolio	6,732,190	4,802,763	1,929,427	TTM 04/30/2019	6,789,405	4,848,039	1,941,366	6,318,246	4,566,129	1,752,116	6,189,136	4,188,983	2,000,152	Fee
23.01	Property	UBS AG	1	Staybridge Suites - Indianapolis	4,448,018	3,062,157	1,385,861	TTM 04/30/2019	4,446,632	3,069,441	1,377,191	4,029,554	2,845,388	1,184,166	4,085,160	2,685,915	1,399,245	Fee
23.02	Property	UBS AG	1	Hampton Inn - Scottsburg	2,284,172	1,740,606	543,566	TTM 04/30/2019	2,342,773	1,778,598	564,175	2,288,692	1,720,741	567,951	2,103,976	1,503,068	600,908	Fee
24	Loan	SGFC	3	SoCal Medical Office Portfolio	NAV	NAV	NAV	NAV										Fee				Various
24.01	Property	SGFC	1	Pasadena	NAV	NAV	NAV	NAV										Fee				12%
24.02	Property	SGFC	1	Azusa	NAV	NAV	NAV	NAV										Fee				9%
24.03	Property	SGFC	1	Rancho Mirage	NAV	NAV	NAV	NAV										Fee				8%
25	Loan	SGFC	3	TZA Multifamily Portfolio #2	2,254,755	844,655	1,410,100	T11 Ann. 03/31/2019										Fee
25.01	Property	SGFC	1	Wellston Ridge	850,674	313,136	537,538	T11 Ann. 03/31/2019										Fee
25.02	Property	SGFC	1	Oakdale Villas	721,354	299,046	422,308	T11 Ann. 03/31/2019										Fee
25.03	Property	SGFC	1	Northcrest	682,727	232,473	450,254	T11 Ann. 03/31/2019										Fee
26	Both	CIBC	1	Holiday Inn Express Nashville Antioch	4,493,358	2,744,880	1,748,478	TTM 04/30/2019	4,454,667	2,698,479	1,756,189	4,315,525	2,508,341	1,807,184	3,939,150	2,602,525	1,336,625	Fee
27	Both	RREF	1	Renaissance Center VI	3,690,000	1,706,617	1,983,383	TTM 05/31/2019	3,675,000	1,443,828	2,231,172							Leasehold	02/10/2115	None	$120,000
28	Loan	RREF	3	Wilmington Industrial Portfolio	1,712,296	348,290	1,364,007	TTM 04/30/2019	1,698,102	341,825	1,356,277	1,580,573	400,992	1,179,581				Fee
28.01	Property	RREF	1	3336 Progress Way	903,677	154,754	748,923	TTM 04/30/2019	899,079	156,612	742,467							Fee
28.02	Property	RREF	1	3260 Progress Way	447,219	112,642	334,577	TTM 04/30/2019	442,576	106,466	336,110							Fee
28.03	Property	RREF	1	3188 Progress Way	361,400	80,894	280,507	TTM 04/30/2019	356,446	78,746	277,700							Fee
29	Both	SMC	1	Marriott SpringHill Suites and Towneplace Suites	7,260,614	4,537,935	2,722,679	TTM 03/31/2019	7,197,446	4,623,290	2,574,156	7,240,714	4,867,030	2,373,684	7,191,720	4,608,737	2,582,983	Fee				8%
30	Loan	SMC	3	BoaVida MHC Portfolio	1,799,335	688,479	1,110,856	TTM 06/30/2019	1,746,023	680,636	1,065,387	1,674,155	619,784	1,054,371	1,648,008	623,772	1,024,236	Fee
30.01	Property	SMC	1	Riverlawn MHC	746,015	285,594	460,421	TTM 06/30/2019	719,438	280,974	438,464	691,740	256,809	434,931	696,940	253,770	443,170	Fee
30.02	Property	SMC	1	Beaver Run MHC	547,557	212,146	335,411	TTM 06/30/2019	528,624	207,462	321,162	487,921	183,103	304,818	478,547	195,678	282,869	Fee
30.03	Property	SMC	1	Wilson Landing MHC	505,763	190,739	315,024	TTM 06/30/2019	497,961	192,200	305,761	494,494	179,872	314,622	472,521	174,324	298,197	Fee
31	Both	CIBC	1	Candle-Lite Warehouse	1,877,949	0	1,877,949	TTM 11/30/2018				1,841,126	326	1,840,800	1,802,101	2,216	1,799,885	Fee
32	Both	SMC	1	South Bay Distribution Center	1,291,825	325,987	965,839	TTM 05/31/2019	1,296,449	321,863	974,586	1,138,135	283,224	854,911	1,235,868	243,520	992,348	Fee				9%
33	Loan	Barclays	18	ExchangeRight Net Leased Portfolio #27	NAV	NAV	NAV	NAV										Fee
33.01	Property	Barclays	1	Hy-Vee - Cottage Grove, MN	NAV	NAV	NAV	NAV										Fee
33.02	Property	Barclays	1	BioLife Plasma Services - Savannah, GA	NAV	NAV	NAV	NAV										Fee
33.03	Property	Barclays	1	Pick ‘n Save - Muskego, WI	NAV	NAV	NAV	NAV										Fee
33.04	Property	Barclays	1	Walgreens - Lubbock, TX	NAV	NAV	NAV	NAV										Fee
33.05	Property	Barclays	1	Walgreens - Houma, LA	NAV	NAV	NAV	NAV										Fee
33.06	Property	Barclays	1	Walgreens - Greendale, WI	NAV	NAV	NAV	NAV										Fee
33.07	Property	Barclays	1	Walgreens - Edmond, OK	NAV	NAV	NAV	NAV										Fee
33.08	Property	Barclays	1	Tractor Supply - Duncansville, PA	NAV	NAV	NAV	NAV										Fee
33.09	Property	Barclays	1	Walgreens - Dayton, OH	NAV	NAV	NAV	NAV										Fee
33.10	Property	Barclays	1	Walgreens - Augusta, GA	NAV	NAV	NAV	NAV										Fee
33.11	Property	Barclays	1	Advance Auto Parts - Houston, TX	NAV	NAV	NAV	NAV										Fee
33.12	Property	Barclays	1	O’Reilly - South Houston, TX	NAV	NAV	NAV	NAV										Fee
33.13	Property	Barclays	1	O’Reilly - Knoxville, TN	NAV	NAV	NAV	NAV										Fee
33.14	Property	Barclays	1	Dollar General - South Point, OH	NAV	NAV	NAV	NAV										Fee
33.15	Property	Barclays	1	Dollar General - Slidell, LA	NAV	NAV	NAV	NAV										Fee
33.16	Property	Barclays	1	Dollar General - Houma, LA	NAV	NAV	NAV	NAV										Fee
33.17	Property	Barclays	1	Dollar Tree - Kaukauna, WI	NAV	NAV	NAV	NAV										Fee
33.18	Property	Barclays	1	Dollar General - Mansfield, OH	NAV	NAV	NAV	NAV										Fee
34	Both	Natixis	1	10000 Santa Monica Boulevard	40,206,841	19,998,236	20,208,605	TTM 01/31/2019	39,378,213	19,905,778	19,472,435	18,246,774	15,684,622	2,562,152				Fee				9%
35	Both	RREF	1	Town Square	NAV	NAV	NAV	NAV										Fee
36	Both	UBS AG	1	Ambler Yards	1,423,649	1,179,514	244,135	TTM 01/31/2019	1,303,282	1,203,244	100,037	973,167	721,640	251,527	986,467	889,309	97,158	Leasehold	06/12/2114	None	$0
37	Both	Barclays	1	Ridgeview Plaza	1,153,532	156,292	997,240	TTM 03/31/2019	1,151,911	173,972	977,939	1,148,793	159,314	989,479	1,140,552	173,482	967,070	Fee
38	Both	SGFC	1	Arapahoe Industrial Park	2,357,934	1,239,103	1,118,832	TTM 02/28/2019	2,302,491	1,164,647	1,137,844	2,198,109	1,160,343	1,037,766				Fee
39	Loan	UBS AG	11	CIRE Equity Retail & Industrial Portfolio	17,561,596	4,694,815	12,866,781	TTM 02/28/2019	17,277,730	4,616,971	12,660,759	14,622,381	4,060,487	10,561,894	14,130,165	3,893,811	10,236,354	Fee				Various
39.01	Property	UBS AG	1	Wood Village Town Center	2,801,565	663,382	2,138,183	TTM 02/28/2019	2,452,348	584,313	1,868,035							Fee				7%
39.02	Property	UBS AG	1	Pecan Promenade	2,874,992	928,260	1,946,733	TTM 02/28/2019	2,889,453	941,721	1,947,732	2,854,118	963,259	1,890,858	2,740,791	988,747	1,752,044	Fee
39.03	Property	UBS AG	1	Valley Plaza	2,285,063	554,428	1,730,635	TTM 02/28/2019	2,299,616	551,143	1,748,473	2,231,849	524,561	1,707,288	2,080,692	506,959	1,573,733	Fee
39.04	Property	UBS AG	1	Pear Tree	2,608,254	701,355	1,906,899	TTM 02/28/2019	2,603,067	705,998	1,897,070	2,156,706	619,411	1,537,295	2,043,906	487,163	1,556,743	Fee				17%
39.05	Property	UBS AG	1	Glendale Market Square	2,033,560	540,861	1,492,700	TTM 02/28/2019	2,119,604	553,160	1,566,444	2,574,463	746,001	1,828,462	2,892,540	786,173	2,106,367	Fee
39.06	Property	UBS AG	1	Central Park Shopping Center	2,305,891	795,370	1,510,521	TTM 02/28/2019	2,332,463	767,722	1,564,741	2,183,914	717,680	1,466,234	2,117,642	747,569	1,370,073	Fee
39.07	Property	UBS AG	1	Val Vista Towne Center	1,448,918	372,574	1,076,344	TTM 02/28/2019	1,437,803	384,336	1,053,467	1,474,944	381,471	1,093,473	1,088,058	232,183	855,876	Fee
39.08	Property	UBS AG	1	2641 Hall Ave - Riverside, CA	249,753	32,217	217,536	TTM 02/28/2019	226,729	22,209	204,520	234,120	21,417	212,703	229,566	21,163	208,403	Fee				18%
39.09	Property	UBS AG	1	606 W Troy - Indianapolis, IN	335,563	33,151	302,412	TTM 02/28/2019	312,765	33,151	279,614	313,848	21,676	292,172	315,703	29,807	285,895	Fee
39.10	Property	UBS AG	1	Homeland - Bartow, FL	274,807	55,216	219,591	TTM 02/28/2019	273,790	55,216	218,574	265,962	53,050	212,912	292,592	82,220	210,372	Fee
39.11	Property	UBS AG	1	2621 Hall Ave - Riverside, CA	343,230	18,003	325,227	TTM 02/28/2019	330,092	18,003	312,089	332,458	11,960	320,498	328,675	11,828	316,847	Fee				11%
40	Both	SMC	1	Extra Space Moreno Valley	1,315,573	370,947	944,626	TTM 05/31/2019	1,285,920	366,903	919,017	1,140,359	335,860	804,499	1,024,074	335,504	688,570	Fee				12%
41	Loan	SGFC	2	Pacific Grove Portfolio	2,668,527	1,416,692	1,251,835	TTM 04/30/2019	2,597,566	1,226,253	1,371,313							Fee				15%
41.01	Property	SGFC	1	Sea Breeze Inn & Cottages	1,621,357	877,990	743,367	TTM 04/30/2019	1,578,677	731,436	847,241							Fee				15%
41.02	Property	SGFC	1	Bide-A-Wee Inn & Cottages	1,047,170	538,702	508,468	TTM 04/30/2019	1,018,889	494,817	524,072							Fee				15%
42	Both	Barclays	1	Los Robles Medical Office	1,195,828	344,975	850,853	TTM 04/30/2019	1,214,102	326,822	887,280	1,171,440	417,043	754,396	1,244,210	403,283	840,928	Fee				10%
43	Both	Barclays	1	Hampton Inn - Covington, GA	3,795,645	2,355,455	1,440,191	TTM 05/01/2019	3,637,855	2,264,990	1,372,866	3,528,282	2,476,864	1,051,418	3,708,860	2,316,361	1,392,499	Fee
44	Both	UBS AG	1	At Home Store - Palm Beach Gardens	NAV	NAV	NAV	NAV										Fee
45	Both	SGFC	1	Hampton Inn El Reno	2,707,640	1,350,110	1,357,530	TTM 03/31/2019	2,682,036	1,335,099	1,346,937	2,190,841	1,177,221	1,013,620				Fee
46	Both	SGFC	1	Holiday Inn Express & Suites El Reno	2,812,661	1,430,621	1,382,040	TTM 03/31/2019	2,879,495	1,452,209	1,427,286	2,875,739	1,499,170	1,376,569	2,653,601	1,428,128	1,225,473	Fee
47	Both	SGFC	1	Novanta Building	891,834	31,584	860,250	TTM 04/30/2019	871,420	11,170	860,250							Fee
48	Both	CIBC	1	CVS Staten Island	NAV	NAV	NAV	NAV	735,715	97,176	638,539	735,715	103,650	632,065	735,715	112,605	623,110	Fee/Subleasehold
49	Both	Barclays	1	Home2 - Hasbrouck	5,925,966	2,975,166	2,950,799	TTM 04/30/2019	5,961,660	2,987,582	2,974,078	5,133,989	2,582,550	2,551,439				Fee
50	Loan	UBS AG	2	Fairway Plaza & Markets at Maizeland	916,250	294,494	621,757	TTM 03/31/2019	900,187	318,610	581,577	863,678	258,783	604,895	963,256	274,339	688,917	Fee
50.01	Property	UBS AG	1	Markets at Maizeland	516,645	146,566	370,079	TTM 03/31/2019	520,013	164,446	355,567	506,094	133,959	372,135	530,219	140,217	390,002	Fee
50.02	Property	UBS AG	1	Fairway Plaza	399,605	147,928	251,678	TTM 03/31/2019	380,174	154,164	226,010	357,584	124,824	232,760	433,037	134,122	298,916	Fee
51	Loan	CIBC	6	Schnader Enterprises Portfolio	NAV	NAV	NAV	NAV	1,080,276	439,642	640,634	1,066,583	429,445	637,138	1,082,203	408,290	673,913	Fee
51.01	Property	CIBC	1	Emelia Woods Apartments	NAV	NAV	NAV	NAV	252,342	89,220	163,122	260,412	87,145	173,267	263,759	77,273	186,486	Fee
51.02	Property	CIBC	1	Laredo Apartments	NAV	NAV	NAV	NAV	323,368	130,057	193,311	304,572	137,062	167,510	311,812	131,011	180,801	Fee

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HISTORICAL FINANCIALS(17)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	As of	2018 Revenues ($)	2018 Expenses ($)	2018 NOI ($)	2017 Revenues ($)	2017 Expenses ($)	2017 NOI ($)	2016 Revenues ($)	2016 Expenses ($)	2016 NOI ($)	Title Type(18)	Ground Lease Expiration	Ground Lease Extension Terms	Ground Lease Annual Payment	PML %
51.03	Property	CIBC	1	Harford Road Apartments (6507-6513)	NAV	NAV	NAV	NAV	210,270	88,370	121,900	203,224	78,863	124,361	200,441	81,288	119,153	Fee
51.04	Property	CIBC	1	Norwood/Ferndale Apartments	NAV	NAV	NAV	NAV	105,892	45,419	60,473	128,706	43,418	85,288	124,339	43,738	80,601	Fee
51.05	Property	CIBC	1	Belvedere Studios	NAV	NAV	NAV	NAV	119,060	52,020	67,040	114,946	52,039	62,907	127,006	46,899	80,107	Fee
51.06	Property	CIBC	1	Hamilton Townhouses	NAV	NAV	NAV	NAV	69,344	34,556	34,788	54,723	30,918	23,805	54,846	28,081	26,765	Fee
52	Both	UBS AG	1	Greenwich Inn - San Francisco	1,414,613	611,398	803,215	TTM 04/30/2019	1,378,968	608,709	770,259	879,895	414,496	465,399	535,734	338,781	196,953	Fee				6%
53	Both	RREF	1	Hampton Inn Peachtree City	1,900,125	1,157,123	743,002	TTM 05/31/2019	1,827,591	1,112,510	715,081	2,084,595	1,179,756	904,839	2,023,926	1,132,844	891,082	Fee
54	Both	Barclays	1	Gray Oaks Corporate Center	801,237	203,082	598,156	TTM 05/31/2019	792,590	198,992	593,598	747,103	191,821	555,282	735,415	188,538	546,877	Fee				11%
55	Both	UBS AG	1	Summerville Plaza	NAV	NAV	NAV	NAV										Fee
56	Loan	UBS AG	3	Krea Portfolio	949,974	239,793	710,181	TTM 03/31/2019	926,831	240,564	686,267	815,161	228,043	587,118	800,020	234,277	565,743	Fee
56.01	Property	UBS AG	1	Newberry Plaza	407,433	86,896	320,536	TTM 03/31/2019	409,648	87,561	322,087	371,157	82,311	288,846	345,148	86,308	258,840	Fee
56.02	Property	UBS AG	1	Shops at Dillon	417,959	111,158	306,800	TTM 03/31/2019	384,269	110,727	273,542	380,037	106,689	273,348	380,439	106,049	274,390	Fee
56.03	Property	UBS AG	1	Shops at Hartsville	124,583	41,739	82,844	TTM 03/31/2019	132,914	42,276	90,638	63,967	39,043	24,924	74,432	41,920	32,512	Fee
57	Both	SMC	1	9th & Maple Fee	NAV	NAV	NAV	NAV										Fee				10%
58	Both	CIBC	1	32-34 Broad Street	763,653	198,892	564,761	TTM 05/31/2019	764,745	196,423	568,322	723,439	202,784	520,655	686,194	205,322	480,872	Fee
59	Both	CIBC	1	Suburban Extended Stay - Kennesaw, GA	1,902,861	1,101,225	801,636	TTM 04/30/2019	1,825,758	1,069,836	755,922	1,626,767	1,028,415	598,352	1,683,015	979,655	703,360	Fee
60	Both	SMC	1	Lake Howell Plaza	793,532	265,824	527,708	TTM 04/30/2019	812,139	271,541	540,598	737,565	280,204	457,361	697,524	266,577	430,947	Fee
61	Both	RREF	1	Walmart Supercenter Fulton	NAV	NAV	NAV	NAV										Fee
62	Both	RREF	1	Quality Inn & Suites Bremerton	2,056,098	1,233,481	822,617	TTM 05/19/2019	1,965,264	1,242,430	722,833	1,951,004	1,125,239	825,765				Fee				13%
63	Loan	SMC	3	Jackson Retail Portfolio	590,120	130,294	459,826	TTM 03/31/2019	583,370	130,656	452,714	545,570	125,906	419,664	519,150	132,195	386,955	Fee
63.01	Property	SMC	1	Northpark Station	226,800	53,392	173,408	TTM 03/31/2019	226,800	53,122	173,678	189,000	50,837	138,163	179,400	49,794	129,606	Fee
63.02	Property	SMC	1	Highway 18 Plaza	201,800	39,906	161,894	TTM 03/31/2019	195,050	40,029	155,021	195,050	37,321	157,729	194,290	41,724	152,565	Fee
63.03	Property	SMC	1	Lakeover Shopping Center	161,520	36,995	124,525	TTM 03/31/2019	161,520	37,505	124,015	161,520	37,749	123,771	145,460	40,677	104,783	Fee
64	Both	Barclays	1	Sherwood MHC	664,145	233,191	430,955	TTM 05/31/2019	662,676	250,135	412,541	636,974	269,017	367,956	630,363	295,324	335,040	Fee
65	Both	CIBC	1	Courtyard Self-Storage	395,370	82,854	312,516	TTM 04/30/2019	377,561	83,266	294,295	308,521	81,115	227,406				Fee
66	Both	CIBC	1	588 East San Lorenzo Road	NAV	NAV	NAV	NAV										Fee				16%
67	Both	UBS AG	1	Baymont Inn & Suites - Mackinaw City	1,569,551	1,029,804	539,747	TTM 04/30/2019	1,569,674	1,025,454	544,220	1,525,202	961,917	563,285	1,503,257	924,655	578,602	Fee
68	Both	SMC	1	205-207 East Washington Street	277,763	75,236	202,527	TTM 03/31/2019	311,029	93,031	217,998	344,909	73,102	271,807	361,074	75,120	285,953	Fee
69	Both	UBS AG	1	Brunswick West Shopping Center	500,904	143,853	357,051	TTM 03/31/2019	495,975	126,453	369,522	531,805	138,625	393,180	476,068	102,900	373,168	Fee
70	Both	RREF	1	Walgreens – Conyers GA	NAV	NAV	NAV	NAV										Fee
71	Both	CIBC	1	Villas at Atlantic Beach	243,432	54,557	188,875	TTM 02/28/2019	227,827	58,971	168,856	205,827	56,995	148,832				Fee
72	Both	RREF	1	Sterling Hill Apartments	316,260	151,521	164,739	T4 Annualized 06/30/2019										Fee
73	Both	RREF	1	Walgreens – Palatka FL	NAV	NAV	NAV	NAV										Fee

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					UPFRONT ESCROWS(19)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Upfront Capex Reserve ($)	Upfront Engineering Reserve ($)	Upfront Environmental Reserve ($)	Upfront TI/LC Reserve ($)	Upfront RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Upfront Debt Service Reserve ($)	Upfront Other Reserve ($)	Other Upfront Description
1	Both	Barclays	1	Moffett Towers II - Buildings 3 & 4	0	0	0	0	525,523	0	0	39,293,262	Outstanding TI/LC Reserve: 23,165,933.26; Free Rent Reserve: 16,127,329
2	Both	Barclays	1	188 Spear Street	0	0	0	0	0	0	0	8,935,179	Outstanding TI/LC Reserve: 6,448,233; Free Rent Reserve: 2,486,946
3	Loan	Natixis	4	Vanguard Portfolio	0	247,551	0	0	419,618	123,331	0	0
3.01	Property	Natixis	1	425 Old Morehall Road
3.02	Property	Natixis	1	1001 Cedar Hollow Road
3.03	Property	Natixis	1	50 Morehall Road
3.04	Property	Natixis	1	60 Morehall Road
4	Loan	SGFC	23	ExchangeRight Net Leased Portfolio 28	0	452,830	112,500	500,000	240,941	0	0	50,361	Environmental Insurance Reserve
4.01	Property	SGFC	1	Pick n Save - Oconomowoc, WI
4.02	Property	SGFC	1	Pick n Save - Wales, WI
4.03	Property	SGFC	1	Hobby Lobby - Hendersonville, TN
4.04	Property	SGFC	1	Hobby Lobby - Appleton, WI
4.05	Property	SGFC	1	Walgreens - Newport News, VA
4.06	Property	SGFC	1	Walgreens - Aurora, IL
4.07	Property	SGFC	1	Walgreens - Hammond, IN
4.08	Property	SGFC	1	Walgreens - North Aurora, IL
4.09	Property	SGFC	1	Walgreens - Fort Worth, TX
4.10	Property	SGFC	1	Tractor Supply - Lake Charles, LA
4.11	Property	SGFC	1	Fresenius Medical Care - West Columbia, SC
4.12	Property	SGFC	1	Walgreens - Flint, MI
4.13	Property	SGFC	1	Tractor Supply - Springtown, TX
4.14	Property	SGFC	1	Walgreens - Orland Park, IL
4.15	Property	SGFC	1	Walgreens - Peoria, IL
4.16	Property	SGFC	1	Dollar General - Houston, TX
4.17	Property	SGFC	1	Dollar General - Soddy Daisy, TN
4.18	Property	SGFC	1	O’Reilly Auto Parts - Lexington, SC
4.19	Property	SGFC	1	Dollar General - Mishawaka, IN
4.20	Property	SGFC	1	Dollar General - Lambertville, MI
4.21	Property	SGFC	1	Dollar Tree - Beech Island, SC
4.22	Property	SGFC	1	Dollar General - Youngsville, LA
4.23	Property	SGFC	1	Dollar General - Battle Creek, MI
5	Loan	Barclays	32	Inland Life Storage Portfolio	424,056	0	0	0	0	0	0	0
5.01	Property	Barclays	1	Life Storage - 586
5.02	Property	Barclays	1	Life Storage - 145
5.03	Property	Barclays	1	Life Storage - 364
5.04	Property	Barclays	1	Life Storage - 365
5.05	Property	Barclays	1	Life Storage - 212
5.06	Property	Barclays	1	Life Storage - 386
5.07	Property	Barclays	1	Life Storage - 256
5.08	Property	Barclays	1	Life Storage - 206
5.09	Property	Barclays	1	Life Storage - 324
5.10	Property	Barclays	1	Life Storage - 236
5.11	Property	Barclays	1	Life Storage - 184
5.12	Property	Barclays	1	Life Storage - 500
5.13	Property	Barclays	1	Life Storage - 288
5.14	Property	Barclays	1	Life Storage - 299
5.15	Property	Barclays	1	Life Storage - 209
5.16	Property	Barclays	1	Life Storage - 035
5.17	Property	Barclays	1	Life Storage - 074
5.18	Property	Barclays	1	Life Storage - 252
5.19	Property	Barclays	1	Life Storage - 033
5.20	Property	Barclays	1	Life Storage - 205
5.21	Property	Barclays	1	Life Storage - 300
5.22	Property	Barclays	1	Life Storage - 026
5.23	Property	Barclays	1	Life Storage - 361
5.24	Property	Barclays	1	Life Storage - 165
5.25	Property	Barclays	1	Life Storage - 208
5.26	Property	Barclays	1	Life Storage - 211
5.27	Property	Barclays	1	Life Storage - 021
5.28	Property	Barclays	1	Life Storage - 298
5.29	Property	Barclays	1	Life Storage - 297
5.30	Property	Barclays	1	Life Storage - 153
5.31	Property	Barclays	1	Life Storage - 075
5.32	Property	Barclays	1	Life Storage - 152
6	Both	RREF	1	Emerald Pointe Apartments	0	63,273	0	0	81,635	50,732	0	0
7	Both	UBS AG	1	Hilton Garden Inn - San Diego Mission Valley Stadium	0	0	0	0	102,193	16,866	0	321,293	Ground Lease Security Deposit Reserve: 167,035.50; Ground Rent Reserve: 111,357; PIP Reserve: 42,900
8	Both	Natixis	1	2 North 6th Place	0	0	0	0	0	0	10,000,000	0
9	Both	SMC	1	Tower Plaza	0	30,906	0	0	63,978	31,613	0	0
10	Loan	UBS AG	186	ILPT Hawaii Portfolio	0	0	0	0	0	0	0	0
10.001	Property	UBS AG	1	2810 Pukoloa Street
10.002	Property	UBS AG	1	1360 Pali Highway
10.003	Property	UBS AG	1	1001 Ahua Street
10.004	Property	UBS AG	1	848 Ala Lilikoi Street A
10.005	Property	UBS AG	1	2850 Paa Street
10.006	Property	UBS AG	1	949 Mapunapuna Street
10.007	Property	UBS AG	1	2828 Paa Street
10.008	Property	UBS AG	1	80 Sand Island Access Road
10.009	Property	UBS AG	1	1030 Mapunapuna Street
10.010	Property	UBS AG	1	150 Puuhale Road
10.011	Property	UBS AG	1	2344 Pahounui Drive
10.012	Property	UBS AG	1	120 Sand Island Access Road
10.013	Property	UBS AG	1	1122 Mapunapuna Street
10.014	Property	UBS AG	1	2915 Kaihikapu Street
10.015	Property	UBS AG	1	819 Ahua Street
10.016	Property	UBS AG	1	2144 Auiki Street
10.017	Property	UBS AG	1	1027 Kikowaena Place
10.018	Property	UBS AG	1	1931 Kahai Street
10.019	Property	UBS AG	1	148 Mokauea Street
10.020	Property	UBS AG	1	2886 Paa Street
10.021	Property	UBS AG	1	2838 Kilihau Street
10.022	Property	UBS AG	1	803 Ahua Street
10.023	Property	UBS AG	1	220 Puuhale Road
10.024	Property	UBS AG	1	930 Mapunapuna Street

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					UPFRONT ESCROWS(19)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Upfront Capex Reserve ($)	Upfront Engineering Reserve ($)	Upfront Environmental Reserve ($)	Upfront TI/LC Reserve ($)	Upfront RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Upfront Debt Service Reserve ($)	Upfront Other Reserve ($)	Other Upfront Description
10.025	Property	UBS AG	1	2103 Kaliawa Street
10.026	Property	UBS AG	1	2969 Mapunapuna Place
10.027	Property	UBS AG	1	158 Sand Island Access Road
10.028	Property	UBS AG	1	1926 Auiki Street
10.029	Property	UBS AG	1	113 Puuhale Road
10.030	Property	UBS AG	1	2250 Pahounui Drive
10.031	Property	UBS AG	1	733 Mapunapuna Street
10.032	Property	UBS AG	1	761 Ahua Street
10.033	Property	UBS AG	1	918 Ahua Street
10.034	Property	UBS AG	1	180 Sand Island Access Road
10.035	Property	UBS AG	1	2829 Awaawaloa Street
10.036	Property	UBS AG	1	120 Mokauea Street
10.037	Property	UBS AG	1	2861 Mokumoa Street
10.038	Property	UBS AG	1	2826 Kaihikapu Street
10.039	Property	UBS AG	1	179 Sand Island Access Road
10.040	Property	UBS AG	1	855 Mapunapuna Street
10.041	Property	UBS AG	1	2308 Pahounui Drive
10.042	Property	UBS AG	1	619 Mapunapuna Street
10.043	Property	UBS AG	1	2846-A Awaawaloa Street
10.044	Property	UBS AG	1	238 Sand Island Access Road
10.045	Property	UBS AG	1	704 Mapunapuna Street
10.046	Property	UBS AG	1	120B Mokauea Street
10.047	Property	UBS AG	1	1150 Kikowaena Street
10.048	Property	UBS AG	1	2127 Auiki Street
10.049	Property	UBS AG	1	2810 Paa Street
10.050	Property	UBS AG	1	2841 Pukoloa Street
10.051	Property	UBS AG	1	1000 Mapunapuna Street
10.052	Property	UBS AG	1	2829 Pukoloa Street
10.053	Property	UBS AG	1	889 Ahua Street
10.054	Property	UBS AG	1	2819 Pukoloa Street
10.055	Property	UBS AG	1	1038 Kikowaena Place
10.056	Property	UBS AG	1	2965 Mokumoa Street
10.057	Property	UBS AG	1	850 Ahua Street
10.058	Property	UBS AG	1	1330 Pali Highway
10.059	Property	UBS AG	1	2855 Pukoloa Street
10.060	Property	UBS AG	1	2865 Pukoloa Street
10.061	Property	UBS AG	1	789 Mapunapuna Street
10.062	Property	UBS AG	1	2960 Mokumoa Street
10.063	Property	UBS AG	1	231B Sand Island Access Road
10.064	Property	UBS AG	1	2020 Auiki Street
10.065	Property	UBS AG	1	2857 Awaawaloa Street
10.066	Property	UBS AG	1	1050 Kikowaena Place
10.067	Property	UBS AG	1	2850 Mokumoa Street
10.068	Property	UBS AG	1	2840 Mokumoa Street
10.069	Property	UBS AG	1	2830 Mokumoa Street
10.070	Property	UBS AG	1	960 Mapunapuna Street
10.071	Property	UBS AG	1	125B Puuhale Road
10.072	Property	UBS AG	1	2809 Kaihikapu Street
10.073	Property	UBS AG	1	212 Mohonua Place
10.074	Property	UBS AG	1	692 Mapunapuna Street
10.075	Property	UBS AG	1	1024 Kikowaena Place
10.076	Property	UBS AG	1	669 Ahua Street
10.077	Property	UBS AG	1	215 Puuhale Road
10.078	Property	UBS AG	1	142 Mokauea Street
10.079	Property	UBS AG	1	2847 Awaawaloa Street
10.080	Property	UBS AG	1	2816 Awaawaloa Street
10.081	Property	UBS AG	1	2928 Kaihikapu Street - B
10.082	Property	UBS AG	1	2864 Mokumoa Street
10.083	Property	UBS AG	1	770 Mapunapuna Street
10.084	Property	UBS AG	1	151 Puuhale Road
10.085	Property	UBS AG	1	207 Puuhale Road
10.086	Property	UBS AG	1	2970 Mokumoa Street
10.087	Property	UBS AG	1	2868 Kaihikapu Street
10.088	Property	UBS AG	1	2908 Kaihikapu Street
10.089	Property	UBS AG	1	2814 Kilihau Street
10.090	Property	UBS AG	1	759 Puuloa Road
10.091	Property	UBS AG	1	659 Puuloa Road
10.092	Property	UBS AG	1	667 Puuloa Road
10.093	Property	UBS AG	1	679 Puuloa Road
10.094	Property	UBS AG	1	689 Puuloa Road
10.095	Property	UBS AG	1	950 Mapunapuna Street
10.096	Property	UBS AG	1	822 Mapunapuna Street
10.097	Property	UBS AG	1	842 Mapunapuna Street
10.098	Property	UBS AG	1	214 Sand Island Access Road
10.099	Property	UBS AG	1	709 Ahua Street
10.100	Property	UBS AG	1	766 Mapunapuna Street
10.101	Property	UBS AG	1	830 Mapunapuna Street
10.102	Property	UBS AG	1	2855 Kaihikapu Street
10.103	Property	UBS AG	1	865 Ahua Street
10.104	Property	UBS AG	1	852 Mapunapuna Street
10.105	Property	UBS AG	1	2906 Kaihikapu Street
10.106	Property	UBS AG	1	2879 Paa Street
10.107	Property	UBS AG	1	702 Ahua Street
10.108	Property	UBS AG	1	2864 Awaawaloa Street
10.109	Property	UBS AG	1	2819 Mokumoa Street - A
10.110	Property	UBS AG	1	2869 Mokumoa Street
10.111	Property	UBS AG	1	2819 Mokumoa Street - B
10.112	Property	UBS AG	1	228 Mohonua Place
10.113	Property	UBS AG	1	2264 Pahounui Drive
10.114	Property	UBS AG	1	808 Ahua Street
10.115	Property	UBS AG	1	2827 Kaihikapu Street
10.116	Property	UBS AG	1	697 Ahua Street
10.117	Property	UBS AG	1	2849 Kaihikapu Street

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					UPFRONT ESCROWS(19)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Upfront Capex Reserve ($)	Upfront Engineering Reserve ($)	Upfront Environmental Reserve ($)	Upfront TI/LC Reserve ($)	Upfront RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Upfront Debt Service Reserve ($)	Upfront Other Reserve ($)	Other Upfront Description
10.118	Property	UBS AG	1	2831 Awaawaloa Street
10.119	Property	UBS AG	1	2858 Kaihikapu Street
10.120	Property	UBS AG	1	2276 Pahounui Drive
10.121	Property	UBS AG	1	2806 Kaihikapu Street
10.122	Property	UBS AG	1	1052 Ahua Street
10.123	Property	UBS AG	1	2889 Mokumoa Street
10.124	Property	UBS AG	1	685 Ahua Street
10.125	Property	UBS AG	1	2839 Mokumoa Street
10.126	Property	UBS AG	1	94-240 Pupuole Street
10.127	Property	UBS AG	1	2928 Kaihikapu Street - A
10.128	Property	UBS AG	1	719 Ahua Street
10.129	Property	UBS AG	1	2812 Awaawaloa Street
10.130	Property	UBS AG	1	2927 Mokumoa Street
10.131	Property	UBS AG	1	197 Sand Island Access Road
10.132	Property	UBS AG	1	2844 Kaihikapu Street
10.133	Property	UBS AG	1	2879 Mokumoa Street
10.134	Property	UBS AG	1	2135 Auiki Street
10.135	Property	UBS AG	1	855 Ahua Street
10.136	Property	UBS AG	1	2122 Kaliawa Street
10.137	Property	UBS AG	1	2831 Kaihikapu Street
10.138	Property	UBS AG	1	729 Ahua Street
10.139	Property	UBS AG	1	739 Ahua Street
10.140	Property	UBS AG	1	2833 Paa Street #2
10.141	Property	UBS AG	1	2833 Paa Street
10.142	Property	UBS AG	1	2815 Kaihikapu Street
10.143	Property	UBS AG	1	1062 Kikowaena Place
10.144	Property	UBS AG	1	673 Ahua Street
10.145	Property	UBS AG	1	2106 Kaliawa Street
10.146	Property	UBS AG	1	812 Mapunapuna Street
10.147	Property	UBS AG	1	2804 Kilihau Street
10.148	Property	UBS AG	1	525 North King Street
10.149	Property	UBS AG	1	204 Sand Island Access Road
10.150	Property	UBS AG	1	660 Ahua Street
10.151	Property	UBS AG	1	218 Mohonua Place
10.152	Property	UBS AG	1	125 Puuhale Road
10.153	Property	UBS AG	1	645 Ahua Street
10.154	Property	UBS AG	1	675 Mapunapuna Street
10.155	Property	UBS AG	1	659 Ahua Street
10.156	Property	UBS AG	1	1055 Ahua Street
10.157	Property	UBS AG	1	944 Ahua Street
10.158	Property	UBS AG	1	2019 Kahai Street
10.159	Property	UBS AG	1	2001 Kahai Street
10.160	Property	UBS AG	1	106 Puuhale Road
10.161	Property	UBS AG	1	2875 Paa Street
10.162	Property	UBS AG	1	1024 Mapunapuna Street
10.163	Property	UBS AG	1	2760 Kamehameha Highway
10.164	Property	UBS AG	1	2635 Waiwai Loop A
10.165	Property	UBS AG	1	2635 Waiwai Loop B
10.166	Property	UBS AG	1	2836 Awaawaloa Street
10.167	Property	UBS AG	1	609 Ahua Street
10.168	Property	UBS AG	1	905 Ahua Street
10.169	Property	UBS AG	1	2110 Auiki Street
10.170	Property	UBS AG	1	140 Puuhale Road
10.171	Property	UBS AG	1	2139 Kaliawa Street
10.172	Property	UBS AG	1	231 Sand Island Access Road
10.173	Property	UBS AG	1	2140 Kaliawa Street
10.174	Property	UBS AG	1	33 South Vineyard Boulevard
10.175	Property	UBS AG	1	970 Ahua Street
10.176	Property	UBS AG	1	960 Ahua Street
10.177	Property	UBS AG	1	1045 Mapunapuna Street
10.178	Property	UBS AG	1	165 Sand Island Access Road
10.179	Property	UBS AG	1	2839 Kilihau Street
10.180	Property	UBS AG	1	2829 Kilihau Street
10.181	Property	UBS AG	1	2833 Kilihau Street
10.182	Property	UBS AG	1	2821 Kilihau Street
10.183	Property	UBS AG	1	2808 Kam Highway
10.184	Property	UBS AG	1	2815 Kilihau Street
10.185	Property	UBS AG	1	2850 Awaawaloa Street
10.186	Property	UBS AG	1	846 Ala Lilikoi Street B
11	Both	SGFC	1	TriAtria Office Building	0	7,531	0	0	33,818	16,037	0	0
12	Both	UBS AG	1	Meidinger Tower	0	0	0	0	350,931	0	0	134,676	Unfunded Obligations Reserve
13	Both	RREF	1	Ocala Industrial	0	0	0	0	0	0	0	0
14	Both	SGFC	1	Glenmont Abbey Village	370,000	0	10,000	0	483,512	64,272	0	115,500	Sidewalk Construction Reserve
15	Loan	CIBC	4	New Orleans MOB Portfolio	0	19,733	0	400,000	125,091	65,811	0	0
15.01	Property	CIBC	1	1200 Pinnacle Parkway
15.02	Property	CIBC	1	3901 Houma Boulevard
15.03	Property	CIBC	1	3712 MacArthur Boulevard
15.04	Property	CIBC	1	3000 West Esplanade Avenue
16	Both	SMC	1	125 Borinquen Place	0	0	0	0	52,429	54,594	0	0
17	Loan	SMC	10	Visions Hotel Portfolio II	0	0	0	0	950,268	83,002	0	1,939,245	PIP Reserve: 1,900,000; Ground Rent Reserve: 39,245
17.01	Property	SMC	1	Courtyard Horseheads
17.02	Property	SMC	1	Home2 Suites Oswego
17.03	Property	SMC	1	Holiday Inn & Suites Rochester Marketplace
17.04	Property	SMC	1	Hampton Inn Corning Painted Post
17.05	Property	SMC	1	Home2 Suites Rochester Henrietta
17.06	Property	SMC	1	Holiday Inn Express Olean
17.07	Property	SMC	1	Fairfield Inn Watertown
17.08	Property	SMC	1	Holiday Inn Express Canandaigua
17.09	Property	SMC	1	Candlewood Suites Watertown
17.10	Property	SMC	1	Candlewood Suites Sayre
18	Loan	UBS AG	2	Maui Portfolio	1,610,000	122,281	0	0	68,919	98,753	0	0
18.01	Property	UBS AG	1	Maui Beach Hotel
18.02	Property	UBS AG	1	Maui Nui Golf Course

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					UPFRONT ESCROWS(19)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Upfront Capex Reserve ($)	Upfront Engineering Reserve ($)	Upfront Environmental Reserve ($)	Upfront TI/LC Reserve ($)	Upfront RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Upfront Debt Service Reserve ($)	Upfront Other Reserve ($)	Other Upfront Description
19	Loan	SGFC	4	SWVP Portfolio	0	97,938	0	0	822,222	990,844	0	5,000,000	PIP Reserve
19.01	Property	SGFC	1	InterContinental
19.02	Property	SGFC	1	DoubleTree Sunrise
19.03	Property	SGFC	1	DoubleTree Charlotte
19.04	Property	SGFC	1	DoubleTree RTP
20	Both	CIBC	1	Black Canyon Tower	0	0	0	500,000	101,118	5,550	0	0
21	Both	RREF	1	Mount Kemble	0	420,000	0	1,000,000	134,253	20,712	0	2,130,827	Unfunded Obligation Reserve
22	Both	SMC	1	48 Saint Nicholas Place	0	0	0	0	13,577	0	0	4,397	Utility Reserve
23	Loan	UBS AG	2	Indiana Hotel Portfolio	0	0	0	0	76,751	49,468	0	1,850,706	PIP Reserve
23.01	Property	UBS AG	1	Staybridge Suites - Indianapolis
23.02	Property	UBS AG	1	Hampton Inn - Scottsburg
24	Loan	SGFC	3	SoCal Medical Office Portfolio	56,560	46,582	0	425,200	0	2,349	0	0
24.01	Property	SGFC	1	Pasadena
24.02	Property	SGFC	1	Azusa
24.03	Property	SGFC	1	Rancho Mirage
25	Loan	SGFC	3	TZA Multifamily Portfolio #2	0	56,281	0	0	70,609	57,208	0	0
25.01	Property	SGFC	1	Wellston Ridge
25.02	Property	SGFC	1	Oakdale Villas
25.03	Property	SGFC	1	Northcrest
26	Both	CIBC	1	Holiday Inn Express Nashville Antioch	0	0	0	0	66,206	21,437	0	400,000	PIP Reserve
27	Both	RREF	1	Renaissance Center VI	0	12,500	0	0	433,336	70,956	0	0
28	Loan	RREF	3	Wilmington Industrial Portfolio	0	137,688	0	150,000	20,503	15,367	0	693,000	Roof Replacement Reserve: $615,000, New Sabina- Landlord Work: $78,000
28.01	Property	RREF	1	3336 Progress Way
28.02	Property	RREF	1	3260 Progress Way
28.03	Property	RREF	1	3188 Progress Way
29	Both	SMC	1	Marriott SpringHill Suites and Towneplace Suites	0	0	0	0	44,914	62,064	0	0
30	Loan	SMC	3	BoaVida MHC Portfolio	0	126,938	0	0	88,389	12,933	0	0
30.01	Property	SMC	1	Riverlawn MHC
30.02	Property	SMC	1	Beaver Run MHC
30.03	Property	SMC	1	Wilson Landing MHC
31	Both	CIBC	1	Candle-Lite Warehouse	0	0	0	0	94,385	0	0	0
32	Both	SMC	1	South Bay Distribution Center	0	0	0	0	60,961	39,567	0	0
33	Loan	Barclays	18	ExchangeRight Net Leased Portfolio #27	356,261	77,250	0	500,000	54,404	8,776	0	0
33.01	Property	Barclays	1	Hy-Vee - Cottage Grove, MN
33.02	Property	Barclays	1	BioLife Plasma Services - Savannah, GA
33.03	Property	Barclays	1	Pick ‘n Save - Muskego, WI
33.04	Property	Barclays	1	Walgreens - Lubbock, TX
33.05	Property	Barclays	1	Walgreens - Houma, LA
33.06	Property	Barclays	1	Walgreens - Greendale, WI
33.07	Property	Barclays	1	Walgreens - Edmond, OK
33.08	Property	Barclays	1	Tractor Supply - Duncansville, PA
33.09	Property	Barclays	1	Walgreens - Dayton, OH
33.10	Property	Barclays	1	Walgreens - Augusta, GA
33.11	Property	Barclays	1	Advance Auto Parts - Houston, TX
33.12	Property	Barclays	1	O’Reilly - South Houston, TX
33.13	Property	Barclays	1	O’Reilly - Knoxville, TN
33.14	Property	Barclays	1	Dollar General - South Point, OH
33.15	Property	Barclays	1	Dollar General - Slidell, LA
33.16	Property	Barclays	1	Dollar General - Houma, LA
33.17	Property	Barclays	1	Dollar Tree - Kaukauna, WI
33.18	Property	Barclays	1	Dollar General - Mansfield, OH
34	Both	Natixis	1	10000 Santa Monica Boulevard	0	0	0	0	890,641	0	0	0
35	Both	RREF	1	Town Square	0	0	15,625	0	0	0	0	0
36	Both	UBS AG	1	Ambler Yards	267,691	0	0	476,718	23,761	119,496	165,377	1,659,337	Norac Additive Holdback: 1,385,000; Free Rent Reserve: 274,337
37	Both	Barclays	1	Ridgeview Plaza	220,500	0	0	125,000	42,738	0	0	0
38	Both	SGFC	1	Arapahoe Industrial Park	0	13,478	0	350,000	33,333	92,964	0	393,360	Roof Repair Reserve
39	Loan	UBS AG	11	CIRE Equity Retail & Industrial Portfolio	301,104	171,330	0	589,027	323,078	0	0	52,244	Rent Concession Funds Reserve
39.01	Property	UBS AG	1	Wood Village Town Center
39.02	Property	UBS AG	1	Pecan Promenade
39.03	Property	UBS AG	1	Valley Plaza
39.04	Property	UBS AG	1	Pear Tree
39.05	Property	UBS AG	1	Glendale Market Square
39.06	Property	UBS AG	1	Central Park Shopping Center
39.07	Property	UBS AG	1	Val Vista Towne Center
39.08	Property	UBS AG	1	2641 Hall Ave - Riverside, CA
39.09	Property	UBS AG	1	606 W Troy - Indianapolis, IN
39.10	Property	UBS AG	1	Homeland - Bartow, FL
39.11	Property	UBS AG	1	2621 Hall Ave - Riverside, CA
40	Both	SMC	1	Extra Space Moreno Valley	0	0	0	0	29,527	0	0	0
41	Loan	SGFC	2	Pacific Grove Portfolio	0	3,125	0	0	72,510	13,766	0	0
41.01	Property	SGFC	1	Sea Breeze Inn & Cottages
41.02	Property	SGFC	1	Bide-A-Wee Inn & Cottages
42	Both	Barclays	1	Los Robles Medical Office	0	0	0	200,000	16,416	15,057	0	30,053	Free Rent Reserve
43	Both	Barclays	1	Hampton Inn - Covington, GA	0	3,000	0	0	74,250	7,689	0	0
44	Both	UBS AG	1	At Home Store - Palm Beach Gardens	0	0	0	516,737	0	0	0	240,000	Rent Concession Funds Reserve
45	Both	SGFC	1	Hampton Inn El Reno	0	0	0	0	50,000	22,188	0	0
46	Both	SGFC	1	Holiday Inn Express & Suites El Reno	400,000	2,158	0	0	47,239	24,532	0	0
47	Both	SGFC	1	Novanta Building	69,771	12,600	0	385,000	0	6,833	0	0
48	Both	CIBC	1	CVS Staten Island	0	8,594	0	0	0	32,741	0	0
49	Both	Barclays	1	Home2 - Hasbrouck	0	0	0	0	0	0	0	0
50	Loan	UBS AG	2	Fairway Plaza & Markets at Maizeland	0	36,175	20,316	0	35,715	20,884	0	0
50.01	Property	UBS AG	1	Markets at Maizeland
50.02	Property	UBS AG	1	Fairway Plaza
51	Loan	CIBC	6	Schnader Enterprises Portfolio	0	23,875	0	0	152,262	6,820	0	0
51.01	Property	CIBC	1	Emelia Woods Apartments
51.02	Property	CIBC	1	Laredo Apartments

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					UPFRONT ESCROWS(19)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Upfront Capex Reserve ($)	Upfront Engineering Reserve ($)	Upfront Environmental Reserve ($)	Upfront TI/LC Reserve ($)	Upfront RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Upfront Debt Service Reserve ($)	Upfront Other Reserve ($)	Other Upfront Description
51.03	Property	CIBC	1	Harford Road Apartments (6507-6513)
51.04	Property	CIBC	1	Norwood/Ferndale Apartments
51.05	Property	CIBC	1	Belvedere Studios
51.06	Property	CIBC	1	Hamilton Townhouses
52	Both	UBS AG	1	Greenwich Inn - San Francisco	0	5,969	0	0	15,675	8,156	0	17,000	ADA Reserve
53	Both	RREF	1	Hampton Inn Peachtree City	0	0	0	0	29,797	16,403	0	890,000	PIP Reserve
54	Both	Barclays	1	Gray Oaks Corporate Center	0	2,688	0	0	75,085	0	0	109,800	Existing TI/LC Obligation Reserve
55	Both	UBS AG	1	Summerville Plaza	0	0	0	0	92,518	22,052	0	81,000	Rent Concession Funds Reserve
56	Loan	UBS AG	3	Krea Portfolio	150,000	392,625	25,000	500,000	53,892	9,098	0	138,511	Big Lots Roof Reserve: $130,000; TATILC Reserve: $8,511
56.01	Property	UBS AG	1	Newberry Plaza
56.02	Property	UBS AG	1	Shops at Dillon
56.03	Property	UBS AG	1	Shops at Hartsville
57	Both	SMC	1	9th & Maple Fee	0	0	0	0	0	0	0	0
58	Both	CIBC	1	32-34 Broad Street	35,000	0	0	0	63,257	13,787	0	0
59	Both	CIBC	1	Suburban Extended Stay - Kennesaw, GA	0	24,219	0	0	29,851	8,393	0	487,224	PIP Reserve
60	Both	SMC	1	Lake Howell Plaza	0	0	0	0	60,983	36,953	0	100,000	Dogtopia TI Reserve
61	Both	RREF	1	Walmart Supercenter Fulton	0	0	0	0	0	1,458	0	0
62	Both	RREF	1	Quality Inn & Suites Bremerton	0	0	0	0	0	11,856	0	251,063	PIP Reserve
63	Loan	SMC	3	Jackson Retail Portfolio	0	0	0	50,000	37,159	4,730	0	0
63.01	Property	SMC	1	Northpark Station
63.02	Property	SMC	1	Highway 18 Plaza
63.03	Property	SMC	1	Lakeover Shopping Center
64	Both	Barclays	1	Sherwood MHC	0	0	0	0	15,956	6,406	0	0
65	Both	CIBC	1	Courtyard Self-Storage	0	0	7,000	0	16,888	13,294	0	300,000	Debt Yield Achievement Reserve
66	Both	CIBC	1	588 East San Lorenzo Road	0	0	0	0	0	0	0	33,333	Free Rent Reserve
67	Both	UBS AG	1	Baymont Inn & Suites - Mackinaw City	0	0	0	0	14,801	3,272	0	275,000	Seasonality Reserve
68	Both	SMC	1	205-207 East Washington Street	0	0	0	50,000	35,044	2,041	0	95,310	Amesite Reserve
69	Both	UBS AG	1	Brunswick West Shopping Center	0	8,750	0	0	29,643	18,921	0	0
70	Both	RREF	1	Walgreens – Conyers GA	0	0	0	0	0	0	0	1,800	Haresh Tax Lien Reserve
71	Both	CIBC	1	Villas at Atlantic Beach	0	0	0	0	18,683	2,705	0	0
72	Both	RREF	1	Sterling Hill Apartments	0	13,750	0	0	7,950	2,454	0	0
73	Both	RREF	1	Walgreens – Palatka FL	0	0	0	0	0	0	0	0

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					MONTHLY ESCROWS(20)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Monthly Capex Reserve ($)	Monthly Environmental Reserve ($)	Monthly TI/LC Reserve ($)	Monthly RE Tax Reserve ($)	Monthly Insurance Reserve ($)	Monthly Other Reserve ($)	Other Monthly Description
1	Both	Barclays	1	Moffett Towers II - Buildings 3 & 4	Springing	0	0	87,587	Springing	Springing	Lease Sweep Reserve
2	Both	Barclays	1	188 Spear Street	Springing	0	Springing	Springing	Springing	0
3	Loan	Natixis	4	Vanguard Portfolio	7,108	0	0	139,873	10,822	0
3.01	Property	Natixis	1	425 Old Morehall Road
3.02	Property	Natixis	1	1001 Cedar Hollow Road
3.03	Property	Natixis	1	50 Morehall Road
3.04	Property	Natixis	1	60 Morehall Road
4	Loan	SGFC	23	ExchangeRight Net Leased Portfolio 28	3,428	0	Springing	53,281	Springing	0
4.01	Property	SGFC	1	Pick n Save - Oconomowoc, WI
4.02	Property	SGFC	1	Pick n Save - Wales, WI
4.03	Property	SGFC	1	Hobby Lobby - Hendersonville, TN
4.04	Property	SGFC	1	Hobby Lobby - Appleton, WI
4.05	Property	SGFC	1	Walgreens - Newport News, VA
4.06	Property	SGFC	1	Walgreens - Aurora, IL
4.07	Property	SGFC	1	Walgreens - Hammond, IN
4.08	Property	SGFC	1	Walgreens - North Aurora, IL
4.09	Property	SGFC	1	Walgreens - Fort Worth, TX
4.10	Property	SGFC	1	Tractor Supply - Lake Charles, LA
4.11	Property	SGFC	1	Fresenius Medical Care - West Columbia, SC
4.12	Property	SGFC	1	Walgreens - Flint, MI
4.13	Property	SGFC	1	Tractor Supply - Springtown, TX
4.14	Property	SGFC	1	Walgreens - Orland Park, IL
4.15	Property	SGFC	1	Walgreens - Peoria, IL
4.16	Property	SGFC	1	Dollar General - Houston, TX
4.17	Property	SGFC	1	Dollar General - Soddy Daisy, TN
4.18	Property	SGFC	1	O’Reilly Auto Parts - Lexington, SC
4.19	Property	SGFC	1	Dollar General - Mishawaka, IN
4.20	Property	SGFC	1	Dollar General - Lambertville, MI
4.21	Property	SGFC	1	Dollar Tree - Beech Island, SC
4.22	Property	SGFC	1	Dollar General - Youngsville, LA
4.23	Property	SGFC	1	Dollar General - Battle Creek, MI
5	Loan	Barclays	32	Inland Life Storage Portfolio	Springing	0	0	Springing	Springing	0
5.01	Property	Barclays	1	Life Storage - 586
5.02	Property	Barclays	1	Life Storage - 145
5.03	Property	Barclays	1	Life Storage - 364
5.04	Property	Barclays	1	Life Storage - 365
5.05	Property	Barclays	1	Life Storage - 212
5.06	Property	Barclays	1	Life Storage - 386
5.07	Property	Barclays	1	Life Storage - 256
5.08	Property	Barclays	1	Life Storage - 206
5.09	Property	Barclays	1	Life Storage - 324
5.10	Property	Barclays	1	Life Storage - 236
5.11	Property	Barclays	1	Life Storage - 184
5.12	Property	Barclays	1	Life Storage - 500
5.13	Property	Barclays	1	Life Storage - 288
5.14	Property	Barclays	1	Life Storage - 299
5.15	Property	Barclays	1	Life Storage - 209
5.16	Property	Barclays	1	Life Storage - 035
5.17	Property	Barclays	1	Life Storage - 074
5.18	Property	Barclays	1	Life Storage - 252
5.19	Property	Barclays	1	Life Storage - 033
5.20	Property	Barclays	1	Life Storage - 205
5.21	Property	Barclays	1	Life Storage - 300
5.22	Property	Barclays	1	Life Storage - 026
5.23	Property	Barclays	1	Life Storage - 361
5.24	Property	Barclays	1	Life Storage - 165
5.25	Property	Barclays	1	Life Storage - 208
5.26	Property	Barclays	1	Life Storage - 211
5.27	Property	Barclays	1	Life Storage - 021
5.28	Property	Barclays	1	Life Storage - 298
5.29	Property	Barclays	1	Life Storage - 297
5.30	Property	Barclays	1	Life Storage - 153
5.31	Property	Barclays	1	Life Storage - 075
5.32	Property	Barclays	1	Life Storage - 152
6	Both	RREF	1	Emerald Pointe Apartments	8,500	0	0	14,843	7,805	0
7	Both	UBS AG	1	Hilton Garden Inn - San Diego Mission Valley Stadium	Springing	0	0	43,302	6,487	114,664	Ground Rent Reserve: 62,857.41; Seasonality Reserve: 51,806.61
8	Both	Natixis	1	2 North 6th Place	9,233	0	0	Springing	Springing	Springing	Leasing Expense Reserve
9	Both	SMC	1	Tower Plaza	2,203	0	8,259	21,326	2,874	0
10	Loan	UBS AG	186	ILPT Hawaii Portfolio	0	0	0	Springing	Springing	0
10.001	Property	UBS AG	1	2810 Pukoloa Street
10.002	Property	UBS AG	1	1360 Pali Highway
10.003	Property	UBS AG	1	1001 Ahua Street
10.004	Property	UBS AG	1	848 Ala Lilikoi Street A
10.005	Property	UBS AG	1	2850 Paa Street
10.006	Property	UBS AG	1	949 Mapunapuna Street
10.007	Property	UBS AG	1	2828 Paa Street
10.008	Property	UBS AG	1	80 Sand Island Access Road
10.009	Property	UBS AG	1	1030 Mapunapuna Street
10.010	Property	UBS AG	1	150 Puuhale Road
10.011	Property	UBS AG	1	2344 Pahounui Drive
10.012	Property	UBS AG	1	120 Sand Island Access Road
10.013	Property	UBS AG	1	1122 Mapunapuna Street
10.014	Property	UBS AG	1	2915 Kaihikapu Street
10.015	Property	UBS AG	1	819 Ahua Street
10.016	Property	UBS AG	1	2144 Auiki Street
10.017	Property	UBS AG	1	1027 Kikowaena Place
10.018	Property	UBS AG	1	1931 Kahai Street
10.019	Property	UBS AG	1	148 Mokauea Street
10.020	Property	UBS AG	1	2886 Paa Street
10.021	Property	UBS AG	1	2838 Kilihau Street
10.022	Property	UBS AG	1	803 Ahua Street
10.023	Property	UBS AG	1	220 Puuhale Road
10.024	Property	UBS AG	1	930 Mapunapuna Street

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					MONTHLY ESCROWS(20)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Monthly Capex Reserve ($)	Monthly Environmental Reserve ($)	Monthly TI/LC Reserve ($)	Monthly RE Tax Reserve ($)	Monthly Insurance Reserve ($)	Monthly Other Reserve ($)	Other Monthly Description
10.025	Property	UBS AG	1	2103 Kaliawa Street
10.026	Property	UBS AG	1	2969 Mapunapuna Place
10.027	Property	UBS AG	1	158 Sand Island Access Road
10.028	Property	UBS AG	1	1926 Auiki Street
10.029	Property	UBS AG	1	113 Puuhale Road
10.030	Property	UBS AG	1	2250 Pahounui Drive
10.031	Property	UBS AG	1	733 Mapunapuna Street
10.032	Property	UBS AG	1	761 Ahua Street
10.033	Property	UBS AG	1	918 Ahua Street
10.034	Property	UBS AG	1	180 Sand Island Access Road
10.035	Property	UBS AG	1	2829 Awaawaloa Street
10.036	Property	UBS AG	1	120 Mokauea Street
10.037	Property	UBS AG	1	2861 Mokumoa Street
10.038	Property	UBS AG	1	2826 Kaihikapu Street
10.039	Property	UBS AG	1	179 Sand Island Access Road
10.040	Property	UBS AG	1	855 Mapunapuna Street
10.041	Property	UBS AG	1	2308 Pahounui Drive
10.042	Property	UBS AG	1	619 Mapunapuna Street
10.043	Property	UBS AG	1	2846-A Awaawaloa Street
10.044	Property	UBS AG	1	238 Sand Island Access Road
10.045	Property	UBS AG	1	704 Mapunapuna Street
10.046	Property	UBS AG	1	120B Mokauea Street
10.047	Property	UBS AG	1	1150 Kikowaena Street
10.048	Property	UBS AG	1	2127 Auiki Street
10.049	Property	UBS AG	1	2810 Paa Street
10.050	Property	UBS AG	1	2841 Pukoloa Street
10.051	Property	UBS AG	1	1000 Mapunapuna Street
10.052	Property	UBS AG	1	2829 Pukoloa Street
10.053	Property	UBS AG	1	889 Ahua Street
10.054	Property	UBS AG	1	2819 Pukoloa Street
10.055	Property	UBS AG	1	1038 Kikowaena Place
10.056	Property	UBS AG	1	2965 Mokumoa Street
10.057	Property	UBS AG	1	850 Ahua Street
10.058	Property	UBS AG	1	1330 Pali Highway
10.059	Property	UBS AG	1	2855 Pukoloa Street
10.060	Property	UBS AG	1	2865 Pukoloa Street
10.061	Property	UBS AG	1	789 Mapunapuna Street
10.062	Property	UBS AG	1	2960 Mokumoa Street
10.063	Property	UBS AG	1	231B Sand Island Access Road
10.064	Property	UBS AG	1	2020 Auiki Street
10.065	Property	UBS AG	1	2857 Awaawaloa Street
10.066	Property	UBS AG	1	1050 Kikowaena Place
10.067	Property	UBS AG	1	2850 Mokumoa Street
10.068	Property	UBS AG	1	2840 Mokumoa Street
10.069	Property	UBS AG	1	2830 Mokumoa Street
10.070	Property	UBS AG	1	960 Mapunapuna Street
10.071	Property	UBS AG	1	125B Puuhale Road
10.072	Property	UBS AG	1	2809 Kaihikapu Street
10.073	Property	UBS AG	1	212 Mohonua Place
10.074	Property	UBS AG	1	692 Mapunapuna Street
10.075	Property	UBS AG	1	1024 Kikowaena Place
10.076	Property	UBS AG	1	669 Ahua Street
10.077	Property	UBS AG	1	215 Puuhale Road
10.078	Property	UBS AG	1	142 Mokauea Street
10.079	Property	UBS AG	1	2847 Awaawaloa Street
10.080	Property	UBS AG	1	2816 Awaawaloa Street
10.081	Property	UBS AG	1	2928 Kaihikapu Street - B
10.082	Property	UBS AG	1	2864 Mokumoa Street
10.083	Property	UBS AG	1	770 Mapunapuna Street
10.084	Property	UBS AG	1	151 Puuhale Road
10.085	Property	UBS AG	1	207 Puuhale Road
10.086	Property	UBS AG	1	2970 Mokumoa Street
10.087	Property	UBS AG	1	2868 Kaihikapu Street
10.088	Property	UBS AG	1	2908 Kaihikapu Street
10.089	Property	UBS AG	1	2814 Kilihau Street
10.090	Property	UBS AG	1	759 Puuloa Road
10.091	Property	UBS AG	1	659 Puuloa Road
10.092	Property	UBS AG	1	667 Puuloa Road
10.093	Property	UBS AG	1	679 Puuloa Road
10.094	Property	UBS AG	1	689 Puuloa Road
10.095	Property	UBS AG	1	950 Mapunapuna Street
10.096	Property	UBS AG	1	822 Mapunapuna Street
10.097	Property	UBS AG	1	842 Mapunapuna Street
10.098	Property	UBS AG	1	214 Sand Island Access Road
10.099	Property	UBS AG	1	709 Ahua Street
10.100	Property	UBS AG	1	766 Mapunapuna Street
10.101	Property	UBS AG	1	830 Mapunapuna Street
10.102	Property	UBS AG	1	2855 Kaihikapu Street
10.103	Property	UBS AG	1	865 Ahua Street
10.104	Property	UBS AG	1	852 Mapunapuna Street
10.105	Property	UBS AG	1	2906 Kaihikapu Street
10.106	Property	UBS AG	1	2879 Paa Street
10.107	Property	UBS AG	1	702 Ahua Street
10.108	Property	UBS AG	1	2864 Awaawaloa Street
10.109	Property	UBS AG	1	2819 Mokumoa Street - A
10.110	Property	UBS AG	1	2869 Mokumoa Street
10.111	Property	UBS AG	1	2819 Mokumoa Street - B
10.112	Property	UBS AG	1	228 Mohonua Place
10.113	Property	UBS AG	1	2264 Pahounui Drive
10.114	Property	UBS AG	1	808 Ahua Street
10.115	Property	UBS AG	1	2827 Kaihikapu Street
10.116	Property	UBS AG	1	697 Ahua Street
10.117	Property	UBS AG	1	2849 Kaihikapu Street

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					MONTHLY ESCROWS(20)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Monthly Capex Reserve ($)	Monthly Environmental Reserve ($)	Monthly TI/LC Reserve ($)	Monthly RE Tax Reserve ($)	Monthly Insurance Reserve ($)	Monthly Other Reserve ($)	Other Monthly Description
10.118	Property	UBS AG	1	2831 Awaawaloa Street
10.119	Property	UBS AG	1	2858 Kaihikapu Street
10.120	Property	UBS AG	1	2276 Pahounui Drive
10.121	Property	UBS AG	1	2806 Kaihikapu Street
10.122	Property	UBS AG	1	1052 Ahua Street
10.123	Property	UBS AG	1	2889 Mokumoa Street
10.124	Property	UBS AG	1	685 Ahua Street
10.125	Property	UBS AG	1	2839 Mokumoa Street
10.126	Property	UBS AG	1	94-240 Pupuole Street
10.127	Property	UBS AG	1	2928 Kaihikapu Street - A
10.128	Property	UBS AG	1	719 Ahua Street
10.129	Property	UBS AG	1	2812 Awaawaloa Street
10.130	Property	UBS AG	1	2927 Mokumoa Street
10.131	Property	UBS AG	1	197 Sand Island Access Road
10.132	Property	UBS AG	1	2844 Kaihikapu Street
10.133	Property	UBS AG	1	2879 Mokumoa Street
10.134	Property	UBS AG	1	2135 Auiki Street
10.135	Property	UBS AG	1	855 Ahua Street
10.136	Property	UBS AG	1	2122 Kaliawa Street
10.137	Property	UBS AG	1	2831 Kaihikapu Street
10.138	Property	UBS AG	1	729 Ahua Street
10.139	Property	UBS AG	1	739 Ahua Street
10.140	Property	UBS AG	1	2833 Paa Street #2
10.141	Property	UBS AG	1	2833 Paa Street
10.142	Property	UBS AG	1	2815 Kaihikapu Street
10.143	Property	UBS AG	1	1062 Kikowaena Place
10.144	Property	UBS AG	1	673 Ahua Street
10.145	Property	UBS AG	1	2106 Kaliawa Street
10.146	Property	UBS AG	1	812 Mapunapuna Street
10.147	Property	UBS AG	1	2804 Kilihau Street
10.148	Property	UBS AG	1	525 North King Street
10.149	Property	UBS AG	1	204 Sand Island Access Road
10.150	Property	UBS AG	1	660 Ahua Street
10.151	Property	UBS AG	1	218 Mohonua Place
10.152	Property	UBS AG	1	125 Puuhale Road
10.153	Property	UBS AG	1	645 Ahua Street
10.154	Property	UBS AG	1	675 Mapunapuna Street
10.155	Property	UBS AG	1	659 Ahua Street
10.156	Property	UBS AG	1	1055 Ahua Street
10.157	Property	UBS AG	1	944 Ahua Street
10.158	Property	UBS AG	1	2019 Kahai Street
10.159	Property	UBS AG	1	2001 Kahai Street
10.160	Property	UBS AG	1	106 Puuhale Road
10.161	Property	UBS AG	1	2875 Paa Street
10.162	Property	UBS AG	1	1024 Mapunapuna Street
10.163	Property	UBS AG	1	2760 Kamehameha Highway
10.164	Property	UBS AG	1	2635 Waiwai Loop A
10.165	Property	UBS AG	1	2635 Waiwai Loop B
10.166	Property	UBS AG	1	2836 Awaawaloa Street
10.167	Property	UBS AG	1	609 Ahua Street
10.168	Property	UBS AG	1	905 Ahua Street
10.169	Property	UBS AG	1	2110 Auiki Street
10.170	Property	UBS AG	1	140 Puuhale Road
10.171	Property	UBS AG	1	2139 Kaliawa Street
10.172	Property	UBS AG	1	231 Sand Island Access Road
10.173	Property	UBS AG	1	2140 Kaliawa Street
10.174	Property	UBS AG	1	33 South Vineyard Boulevard
10.175	Property	UBS AG	1	970 Ahua Street
10.176	Property	UBS AG	1	960 Ahua Street
10.177	Property	UBS AG	1	1045 Mapunapuna Street
10.178	Property	UBS AG	1	165 Sand Island Access Road
10.179	Property	UBS AG	1	2839 Kilihau Street
10.180	Property	UBS AG	1	2829 Kilihau Street
10.181	Property	UBS AG	1	2833 Kilihau Street
10.182	Property	UBS AG	1	2821 Kilihau Street
10.183	Property	UBS AG	1	2808 Kam Highway
10.184	Property	UBS AG	1	2815 Kilihau Street
10.185	Property	UBS AG	1	2850 Awaawaloa Street
10.186	Property	UBS AG	1	846 Ala Lilikoi Street B
11	Both	SGFC	1	TriAtria Office Building	3,949	0	12,833	33,818	5,346	Springing	Special Rollover Reserve
12	Both	UBS AG	1	Meidinger Tower	5,518	0	20,691	36,555	Springing	0
13	Both	RREF	1	Ocala Industrial	Springing	0	Springing	Springing	Springing	0
14	Both	SGFC	1	Glenmont Abbey Village	Springing	0	0	Springing	Springing	0
15	Loan	CIBC	4	New Orleans MOB Portfolio	2,252	0	12,794	13,899	6,575	0
15.01	Property	CIBC	1	1200 Pinnacle Parkway
15.02	Property	CIBC	1	3901 Houma Boulevard
15.03	Property	CIBC	1	3712 MacArthur Boulevard
15.04	Property	CIBC	1	3000 West Esplanade Avenue
16	Both	SMC	1	125 Borinquen Place	2,083	0	0	8,738	6,066	0
17	Loan	SMC	10	Visions Hotel Portfolio II	1/12 of 2% of Gross Revenues	0	0	112,167	27,620	Springing	Ground Rent Reserve
17.01	Property	SMC	1	Courtyard Horseheads
17.02	Property	SMC	1	Home2 Suites Oswego
17.03	Property	SMC	1	Holiday Inn & Suites Rochester Marketplace
17.04	Property	SMC	1	Hampton Inn Corning Painted Post
17.05	Property	SMC	1	Home2 Suites Rochester Henrietta
17.06	Property	SMC	1	Holiday Inn Express Olean
17.07	Property	SMC	1	Fairfield Inn Watertown
17.08	Property	SMC	1	Holiday Inn Express Canandaigua
17.09	Property	SMC	1	Candlewood Suites Watertown
17.10	Property	SMC	1	Candlewood Suites Sayre
18	Loan	UBS AG	2	Maui Portfolio	47,762	0	0	12,307	27,431	0
18.01	Property	UBS AG	1	Maui Beach Hotel
18.02	Property	UBS AG	1	Maui Nui Golf Course

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					MONTHLY ESCROWS(20)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Monthly Capex Reserve ($)	Monthly Environmental Reserve ($)	Monthly TI/LC Reserve ($)	Monthly RE Tax Reserve ($)	Monthly Insurance Reserve ($)	Monthly Other Reserve ($)	Other Monthly Description
19	Loan	SGFC	4	SWVP Portfolio	1/12 of 5% of Gross Revenues	0	0	205,555	82,570	Springing	Hotel Tax Reserve
19.01	Property	SGFC	1	InterContinental
19.02	Property	SGFC	1	DoubleTree Sunrise
19.03	Property	SGFC	1	DoubleTree Charlotte
19.04	Property	SGFC	1	DoubleTree RTP
20	Both	CIBC	1	Black Canyon Tower	2,510	0	12,552	25,280	2,775	Springing	Trigger Lease Reserve
21	Both	RREF	1	Mount Kemble	3,829	0	28,715	44,751	3,452	0
22	Both	SMC	1	48 Saint Nicholas Place	875	0	0	13,577	Springing	4,397	Utility Reserve
23	Loan	UBS AG	2	Indiana Hotel Portfolio	Greater of (i) 1/12 of 4% of Gross Revenues or (ii) 1/12 of amount required pursuant to the management agreement and franchise agreement	0	0	25,584	6,509	0
23.01	Property	UBS AG	1	Staybridge Suites - Indianapolis
23.02	Property	UBS AG	1	Hampton Inn - Scottsburg
24	Loan	SGFC	3	SoCal Medical Office Portfolio	Springing	0	0	Springing	1,175	Springing	Special Rollover Reserve
24.01	Property	SGFC	1	Pasadena
24.02	Property	SGFC	1	Azusa
24.03	Property	SGFC	1	Rancho Mirage
25	Loan	SGFC	3	TZA Multifamily Portfolio #2	22,318	0	0	10,087	9,257	0
25.01	Property	SGFC	1	Wellston Ridge
25.02	Property	SGFC	1	Oakdale Villas
25.03	Property	SGFC	1	Northcrest
26	Both	CIBC	1	Holiday Inn Express Nashville Antioch	1/12 of 4% of Gross Revenues	0	0	13,241	1,786	1/12 of 3% of Gross Revenues	PIP Reserve
27	Both	RREF	1	Renaissance Center VI	Springing	0	Springing	39,394	6,451	Springing	Ground Lease Reserve
28	Loan	RREF	3	Wilmington Industrial Portfolio	2,192	0	0	10,251	3,842	8,767	Roof Replacement Reserve
28.01	Property	RREF	1	3336 Progress Way
28.02	Property	RREF	1	3260 Progress Way
28.03	Property	RREF	1	3188 Progress Way
29	Both	SMC	1	Marriott SpringHill Suites and Towneplace Suites	1/12 of 4% of Gross Revenues	0	0	14,971	6,206	0
30	Loan	SMC	3	BoaVida MHC Portfolio	2,745	0	0	9,685	6,466	0
30.01	Property	SMC	1	Riverlawn MHC
30.02	Property	SMC	1	Beaver Run MHC
30.03	Property	SMC	1	Wilson Landing MHC
31	Both	CIBC	1	Candle-Lite Warehouse	Springing	0	36,563	11,798	Springing	Springing	Trigger Lease Reserve
32	Both	SMC	1	South Bay Distribution Center	1,655	0	1,947	8,709	3,044	0
33	Loan	Barclays	18	ExchangeRight Net Leased Portfolio #27	1,508	0	Springing	7,772	2,925	0
33.01	Property	Barclays	1	Hy-Vee - Cottage Grove, MN
33.02	Property	Barclays	1	BioLife Plasma Services - Savannah, GA
33.03	Property	Barclays	1	Pick ‘n Save - Muskego, WI
33.04	Property	Barclays	1	Walgreens - Lubbock, TX
33.05	Property	Barclays	1	Walgreens - Houma, LA
33.06	Property	Barclays	1	Walgreens - Greendale, WI
33.07	Property	Barclays	1	Walgreens - Edmond, OK
33.08	Property	Barclays	1	Tractor Supply - Duncansville, PA
33.09	Property	Barclays	1	Walgreens - Dayton, OH
33.10	Property	Barclays	1	Walgreens - Augusta, GA
33.11	Property	Barclays	1	Advance Auto Parts - Houston, TX
33.12	Property	Barclays	1	O’Reilly - South Houston, TX
33.13	Property	Barclays	1	O’Reilly - Knoxville, TN
33.14	Property	Barclays	1	Dollar General - South Point, OH
33.15	Property	Barclays	1	Dollar General - Slidell, LA
33.16	Property	Barclays	1	Dollar General - Houma, LA
33.17	Property	Barclays	1	Dollar Tree - Kaukauna, WI
33.18	Property	Barclays	1	Dollar General - Mansfield, OH
34	Both	Natixis	1	10000 Santa Monica Boulevard	6,814	0	0	222,660	Springing	0
35	Both	RREF	1	Town Square	0	0	0	Springing	Springing	0
36	Both	UBS AG	1	Ambler Yards	4,103	0	20,517	9,139	10,074	0
37	Both	Barclays	1	Ridgeview Plaza	1,098	0	5,490	4,749	Springing	0
38	Both	SGFC	1	Arapahoe Industrial Park	2,707	0	8,122	6,667	18,593	0
39	Loan	UBS AG	11	CIRE Equity Retail & Industrial Portfolio	20,994	0	93,310	161,539	Springing	Springing	Rent Concession Funds Reserve
39.01	Property	UBS AG	1	Wood Village Town Center
39.02	Property	UBS AG	1	Pecan Promenade
39.03	Property	UBS AG	1	Valley Plaza
39.04	Property	UBS AG	1	Pear Tree
39.05	Property	UBS AG	1	Glendale Market Square
39.06	Property	UBS AG	1	Central Park Shopping Center
39.07	Property	UBS AG	1	Val Vista Towne Center
39.08	Property	UBS AG	1	2641 Hall Ave - Riverside, CA
39.09	Property	UBS AG	1	606 W Troy - Indianapolis, IN
39.10	Property	UBS AG	1	Homeland - Bartow, FL
39.11	Property	UBS AG	1	2621 Hall Ave - Riverside, CA
40	Both	SMC	1	Extra Space Moreno Valley	713	0	0	7,382	Springing	0
41	Loan	SGFC	2	Pacific Grove Portfolio	1/12 if 5% of Annual Operating Income	0	0	14,502	2,753	0
41.01	Property	SGFC	1	Sea Breeze Inn & Cottages
41.02	Property	SGFC	1	Bide-A-Wee Inn & Cottages
42	Both	Barclays	1	Los Robles Medical Office	730	0	3,652	5,472	1,369	Springing	Condominium Reserve
43	Both	Barclays	1	Hampton Inn - Covington, GA	1/12 of 4% of Gross Revenues	0	0	8,250	1,922	Springing	PIP Reserve
44	Both	UBS AG	1	At Home Store - Palm Beach Gardens	2,500	0	3,500	Springing	Springing	0
45	Both	SGFC	1	Hampton Inn El Reno	1/12 of 1% of Gross Revenues	0	0	6,250	2,773	Springing	PIP Reserve
46	Both	SGFC	1	Holiday Inn Express & Suites El Reno	1/12 of 4% of Gross Revenues	0	0	5,905	3,066	Springing	PIP Reserve
47	Both	SGFC	1	Novanta Building	831	0	Springing	Springing	2,278	0
48	Both	CIBC	1	CVS Staten Island	312	0	Springing	Springing	2,728	Springing	Lease Sweep Leasing Reserve; Ground Lease Rent Reserve
49	Both	Barclays	1	Home2 - Hasbrouck	Springing	0	0	Springing	Springing	0
50	Loan	UBS AG	2	Fairway Plaza & Markets at Maizeland	2,311	0	5,870	7,764	4,540	0
50.01	Property	UBS AG	1	Markets at Maizeland
50.02	Property	UBS AG	1	Fairway Plaza
51	Loan	CIBC	6	Schnader Enterprises Portfolio	2,396	0	0	12,688	3,410	0
51.01	Property	CIBC	1	Emelia Woods Apartments
51.02	Property	CIBC	1	Laredo Apartments

A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					MONTHLY ESCROWS(20)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Monthly Capex Reserve ($)	Monthly Environmental Reserve ($)	Monthly TI/LC Reserve ($)	Monthly RE Tax Reserve ($)	Monthly Insurance Reserve ($)	Monthly Other Reserve ($)	Other Monthly Description
51.03	Property	CIBC	1	Harford Road Apartments (6507-6513)
51.04	Property	CIBC	1	Norwood/Ferndale Apartments
51.05	Property	CIBC	1	Belvedere Studios
51.06	Property	CIBC	1	Hamilton Townhouses
52	Both	UBS AG	1	Greenwich Inn - San Francisco	1,179	0	0	6,029	1,359	0
53	Both	RREF	1	Hampton Inn Peachtree City	1/12 of 2% of Gross Revenues	0	0	2,980	1,367	12,500	PIP Reserve
54	Both	Barclays	1	Gray Oaks Corporate Center	Springing	0	Springing	8,343	Springing	0
55	Both	UBS AG	1	Summerville Plaza	1,398	0	1,747	10,758	1,750	0
56	Loan	UBS AG	3	Krea Portfolio	5,265	0	8,774	8,166	2,993	0
56.01	Property	UBS AG	1	Newberry Plaza
56.02	Property	UBS AG	1	Shops at Dillon
56.03	Property	UBS AG	1	Shops at Hartsville
57	Both	SMC	1	9th & Maple Fee	Springing	0	Springing	Springing	Springing	Springing	Major Tenant Reserve
58	Both	CIBC	1	32-34 Broad Street	897	0	1,494	9,037	1,149	Springing	Trigger Lease Reserve
59	Both	CIBC	1	Suburban Extended Stay - Kennesaw, GA	1/12 of 4% of Gross Revenues	0	0	4,975	4,196	Springing	Future PIP Reserve
60	Both	SMC	1	Lake Howell Plaza	Springing	0	Springing	6,098	4,106	0
61	Both	RREF	1	Walmart Supercenter Fulton	0	0	1,824	Springing	729	0
62	Both	RREF	1	Quality Inn & Suites Bremerton	1/12th of 4% of the annual rents	0	0	3,256	5,928	Springing
63	Loan	SMC	3	Jackson Retail Portfolio	750	0	1,876	5,308	1,577	0
63.01	Property	SMC	1	Northpark Station
63.02	Property	SMC	1	Highway 18 Plaza
63.03	Property	SMC	1	Lakeover Shopping Center
64	Both	Barclays	1	Sherwood MHC	863	0	0	1,451	1,602	0
65	Both	CIBC	1	Courtyard Self-Storage	1,335	0	486	2,413	1,023	0
66	Both	CIBC	1	588 East San Lorenzo Road	250	0	0	Springing	Springing	0
67	Both	UBS AG	1	Baymont Inn & Suites - Mackinaw City	Greater of (i) 1/12 of 4% of Gross Revenues or (ii) 1/12 of amount required pursuant to the management agreement and franchise agreement	0	0	4,111	909	0
68	Both	SMC	1	205-207 East Washington Street	334	0	1,667	3,822	255	0
69	Both	UBS AG	1	Brunswick West Shopping Center	1,260	0	6,300	3,088	1,971	Springing	Winn Dixie Sales Trigger Reserve
70	Both	RREF	1	Walgreens – Conyers GA	0	0	0	Springing	Springing	0
71	Both	CIBC	1	Villas at Atlantic Beach	642	0	0	2,669	676	0
72	Both	RREF	1	Sterling Hill Apartments	792	0	0	2,650	818	0
73	Both	RREF	1	Walgreens – Palatka FL	174	0	1,159	Springing	Springing	0

A-1-40

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					RESERVE CAPS(21)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	CapEx Reserve Cap ($)	Environmental Reserve Cap ($)	TI/LC Reserve Cap ($)	RE Tax Reserve Cap ($)	Insurance Reserve Cap ($)	Debt Service Reserve Cap ($)	Other Reserve Cap ($)	Single Tenant
1	Both	Barclays	1	Moffett Towers II - Buildings 3 & 4						24,544,310	Lease Sweep Reserve: 21,037,980	Yes
2	Both	Barclays	1	188 Spear Street	87,468		656,007					No
3	Loan	Natixis	4	Vanguard Portfolio	255,896							Yes
3.01	Property	Natixis	1	425 Old Morehall Road								Yes
3.02	Property	Natixis	1	1001 Cedar Hollow Road								Yes
3.03	Property	Natixis	1	50 Morehall Road								Yes
3.04	Property	Natixis	1	60 Morehall Road								Yes
4	Loan	SGFC	23	ExchangeRight Net Leased Portfolio 28								Yes
4.01	Property	SGFC	1	Pick n Save - Oconomowoc, WI								Yes
4.02	Property	SGFC	1	Pick n Save - Wales, WI								Yes
4.03	Property	SGFC	1	Hobby Lobby - Hendersonville, TN								Yes
4.04	Property	SGFC	1	Hobby Lobby - Appleton, WI								Yes
4.05	Property	SGFC	1	Walgreens - Newport News, VA								Yes
4.06	Property	SGFC	1	Walgreens - Aurora, IL								Yes
4.07	Property	SGFC	1	Walgreens - Hammond, IN								Yes
4.08	Property	SGFC	1	Walgreens - North Aurora, IL								Yes
4.09	Property	SGFC	1	Walgreens - Fort Worth, TX								Yes
4.10	Property	SGFC	1	Tractor Supply - Lake Charles, LA								Yes
4.11	Property	SGFC	1	Fresenius Medical Care - West Columbia, SC								Yes
4.12	Property	SGFC	1	Walgreens - Flint, MI								Yes
4.13	Property	SGFC	1	Tractor Supply - Springtown, TX								Yes
4.14	Property	SGFC	1	Walgreens - Orland Park, IL								Yes
4.15	Property	SGFC	1	Walgreens - Peoria, IL								Yes
4.16	Property	SGFC	1	Dollar General - Houston, TX								Yes
4.17	Property	SGFC	1	Dollar General - Soddy Daisy, TN								Yes
4.18	Property	SGFC	1	O’Reilly Auto Parts - Lexington, SC								Yes
4.19	Property	SGFC	1	Dollar General - Mishawaka, IN								Yes
4.20	Property	SGFC	1	Dollar General - Lambertville, MI								Yes
4.21	Property	SGFC	1	Dollar Tree - Beech Island, SC								Yes
4.22	Property	SGFC	1	Dollar General - Youngsville, LA								Yes
4.23	Property	SGFC	1	Dollar General - Battle Creek, MI								Yes
5	Loan	Barclays	32	Inland Life Storage Portfolio	424,056							No
5.01	Property	Barclays	1	Life Storage - 586								No
5.02	Property	Barclays	1	Life Storage - 145								No
5.03	Property	Barclays	1	Life Storage - 364								No
5.04	Property	Barclays	1	Life Storage - 365								No
5.05	Property	Barclays	1	Life Storage - 212								No
5.06	Property	Barclays	1	Life Storage - 386								No
5.07	Property	Barclays	1	Life Storage - 256								No
5.08	Property	Barclays	1	Life Storage - 206								No
5.09	Property	Barclays	1	Life Storage - 324								No
5.10	Property	Barclays	1	Life Storage - 236								No
5.11	Property	Barclays	1	Life Storage - 184								No
5.12	Property	Barclays	1	Life Storage - 500								No
5.13	Property	Barclays	1	Life Storage - 288								No
5.14	Property	Barclays	1	Life Storage - 299								No
5.15	Property	Barclays	1	Life Storage - 209								No
5.16	Property	Barclays	1	Life Storage - 035								No
5.17	Property	Barclays	1	Life Storage - 074								No
5.18	Property	Barclays	1	Life Storage - 252								No
5.19	Property	Barclays	1	Life Storage - 033								No
5.20	Property	Barclays	1	Life Storage - 205								No
5.21	Property	Barclays	1	Life Storage - 300								No
5.22	Property	Barclays	1	Life Storage - 026								No
5.23	Property	Barclays	1	Life Storage - 361								No
5.24	Property	Barclays	1	Life Storage - 165								No
5.25	Property	Barclays	1	Life Storage - 208								No
5.26	Property	Barclays	1	Life Storage - 211								No
5.27	Property	Barclays	1	Life Storage - 021								No
5.28	Property	Barclays	1	Life Storage - 298								No
5.29	Property	Barclays	1	Life Storage - 297								No
5.30	Property	Barclays	1	Life Storage - 153								No
5.31	Property	Barclays	1	Life Storage - 075								No
5.32	Property	Barclays	1	Life Storage - 152								No
6	Both	RREF	1	Emerald Pointe Apartments								No
7	Both	UBS AG	1	Hilton Garden Inn - San Diego Mission Valley Stadium								No
8	Both	Natixis	1	2 North 6th Place						5,000,000		No
9	Both	SMC	1	Tower Plaza	100,000		300,000					No
10	Loan	UBS AG	186	ILPT Hawaii Portfolio								Various
10.001	Property	UBS AG	1	2810 Pukoloa Street								Yes
10.002	Property	UBS AG	1	1360 Pali Highway								Yes
10.003	Property	UBS AG	1	1001 Ahua Street								Yes
10.004	Property	UBS AG	1	848 Ala Lilikoi Street A								Yes
10.005	Property	UBS AG	1	2850 Paa Street								Yes
10.006	Property	UBS AG	1	949 Mapunapuna Street								Yes
10.007	Property	UBS AG	1	2828 Paa Street								Yes
10.008	Property	UBS AG	1	80 Sand Island Access Road								Yes
10.009	Property	UBS AG	1	1030 Mapunapuna Street								Yes
10.010	Property	UBS AG	1	150 Puuhale Road								Yes
10.011	Property	UBS AG	1	2344 Pahounui Drive								Yes
10.012	Property	UBS AG	1	120 Sand Island Access Road								No
10.013	Property	UBS AG	1	1122 Mapunapuna Street								Yes
10.014	Property	UBS AG	1	2915 Kaihikapu Street								Yes
10.015	Property	UBS AG	1	819 Ahua Street								Yes
10.016	Property	UBS AG	1	2144 Auiki Street								No
10.017	Property	UBS AG	1	1027 Kikowaena Place								Yes
10.018	Property	UBS AG	1	1931 Kahai Street								Yes
10.019	Property	UBS AG	1	148 Mokauea Street								Yes
10.020	Property	UBS AG	1	2886 Paa Street								Yes
10.021	Property	UBS AG	1	2838 Kilihau Street								Yes
10.022	Property	UBS AG	1	803 Ahua Street								Yes
10.023	Property	UBS AG	1	220 Puuhale Road								Yes
10.024	Property	UBS AG	1	930 Mapunapuna Street								Yes

A-1-41

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					RESERVE CAPS(21)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	CapEx Reserve Cap ($)	Environmental Reserve Cap ($)	TI/LC Reserve Cap ($)	RE Tax Reserve Cap ($)	Insurance Reserve Cap ($)	Debt Service Reserve Cap ($)	Other Reserve Cap ($)	Single Tenant
10.025	Property	UBS AG	1	2103 Kaliawa Street								Yes
10.026	Property	UBS AG	1	2969 Mapunapuna Place								Yes
10.027	Property	UBS AG	1	158 Sand Island Access Road								Yes
10.028	Property	UBS AG	1	1926 Auiki Street								Yes
10.029	Property	UBS AG	1	113 Puuhale Road								Yes
10.030	Property	UBS AG	1	2250 Pahounui Drive								Yes
10.031	Property	UBS AG	1	733 Mapunapuna Street								Yes
10.032	Property	UBS AG	1	761 Ahua Street								Yes
10.033	Property	UBS AG	1	918 Ahua Street								Yes
10.034	Property	UBS AG	1	180 Sand Island Access Road								Yes
10.035	Property	UBS AG	1	2829 Awaawaloa Street								Yes
10.036	Property	UBS AG	1	120 Mokauea Street								No
10.037	Property	UBS AG	1	2861 Mokumoa Street								Yes
10.038	Property	UBS AG	1	2826 Kaihikapu Street								Yes
10.039	Property	UBS AG	1	179 Sand Island Access Road								Yes
10.040	Property	UBS AG	1	855 Mapunapuna Street								Yes
10.041	Property	UBS AG	1	2308 Pahounui Drive								Yes
10.042	Property	UBS AG	1	619 Mapunapuna Street								Yes
10.043	Property	UBS AG	1	2846-A Awaawaloa Street								Yes
10.044	Property	UBS AG	1	238 Sand Island Access Road								Yes
10.045	Property	UBS AG	1	704 Mapunapuna Street								Yes
10.046	Property	UBS AG	1	120B Mokauea Street								No
10.047	Property	UBS AG	1	1150 Kikowaena Street								Yes
10.048	Property	UBS AG	1	2127 Auiki Street								Yes
10.049	Property	UBS AG	1	2810 Paa Street								Yes
10.050	Property	UBS AG	1	2841 Pukoloa Street								Yes
10.051	Property	UBS AG	1	1000 Mapunapuna Street								Yes
10.052	Property	UBS AG	1	2829 Pukoloa Street								Yes
10.053	Property	UBS AG	1	889 Ahua Street								Yes
10.054	Property	UBS AG	1	2819 Pukoloa Street								Yes
10.055	Property	UBS AG	1	1038 Kikowaena Place								Yes
10.056	Property	UBS AG	1	2965 Mokumoa Street								Yes
10.057	Property	UBS AG	1	850 Ahua Street								Yes
10.058	Property	UBS AG	1	1330 Pali Highway								Yes
10.059	Property	UBS AG	1	2855 Pukoloa Street								Yes
10.060	Property	UBS AG	1	2865 Pukoloa Street								Yes
10.061	Property	UBS AG	1	789 Mapunapuna Street								Yes
10.062	Property	UBS AG	1	2960 Mokumoa Street								Yes
10.063	Property	UBS AG	1	231B Sand Island Access Road								Yes
10.064	Property	UBS AG	1	2020 Auiki Street								Yes
10.065	Property	UBS AG	1	2857 Awaawaloa Street								Yes
10.066	Property	UBS AG	1	1050 Kikowaena Place								Yes
10.067	Property	UBS AG	1	2850 Mokumoa Street								Yes
10.068	Property	UBS AG	1	2840 Mokumoa Street								Yes
10.069	Property	UBS AG	1	2830 Mokumoa Street								Yes
10.070	Property	UBS AG	1	960 Mapunapuna Street								Yes
10.071	Property	UBS AG	1	125B Puuhale Road								Yes
10.072	Property	UBS AG	1	2809 Kaihikapu Street								Yes
10.073	Property	UBS AG	1	212 Mohonua Place								Yes
10.074	Property	UBS AG	1	692 Mapunapuna Street								Yes
10.075	Property	UBS AG	1	1024 Kikowaena Place								Yes
10.076	Property	UBS AG	1	669 Ahua Street								Yes
10.077	Property	UBS AG	1	215 Puuhale Road								Yes
10.078	Property	UBS AG	1	142 Mokauea Street								Yes
10.079	Property	UBS AG	1	2847 Awaawaloa Street								Yes
10.080	Property	UBS AG	1	2816 Awaawaloa Street								Yes
10.081	Property	UBS AG	1	2928 Kaihikapu Street - B								Yes
10.082	Property	UBS AG	1	2864 Mokumoa Street								Yes
10.083	Property	UBS AG	1	770 Mapunapuna Street								Yes
10.084	Property	UBS AG	1	151 Puuhale Road								Yes
10.085	Property	UBS AG	1	207 Puuhale Road								Yes
10.086	Property	UBS AG	1	2970 Mokumoa Street								Yes
10.087	Property	UBS AG	1	2868 Kaihikapu Street								Yes
10.088	Property	UBS AG	1	2908 Kaihikapu Street								Yes
10.089	Property	UBS AG	1	2814 Kilihau Street								Yes
10.090	Property	UBS AG	1	759 Puuloa Road								Yes
10.091	Property	UBS AG	1	659 Puuloa Road								Yes
10.092	Property	UBS AG	1	667 Puuloa Road								Yes
10.093	Property	UBS AG	1	679 Puuloa Road								Yes
10.094	Property	UBS AG	1	689 Puuloa Road								Yes
10.095	Property	UBS AG	1	950 Mapunapuna Street								Yes
10.096	Property	UBS AG	1	822 Mapunapuna Street								Yes
10.097	Property	UBS AG	1	842 Mapunapuna Street								Yes
10.098	Property	UBS AG	1	214 Sand Island Access Road								No
10.099	Property	UBS AG	1	709 Ahua Street								Yes
10.100	Property	UBS AG	1	766 Mapunapuna Street								Yes
10.101	Property	UBS AG	1	830 Mapunapuna Street								Yes
10.102	Property	UBS AG	1	2855 Kaihikapu Street								Yes
10.103	Property	UBS AG	1	865 Ahua Street								Yes
10.104	Property	UBS AG	1	852 Mapunapuna Street								Yes
10.105	Property	UBS AG	1	2906 Kaihikapu Street								Yes
10.106	Property	UBS AG	1	2879 Paa Street								Yes
10.107	Property	UBS AG	1	702 Ahua Street								Yes
10.108	Property	UBS AG	1	2864 Awaawaloa Street								Yes
10.109	Property	UBS AG	1	2819 Mokumoa Street - A								Yes
10.110	Property	UBS AG	1	2869 Mokumoa Street								Yes
10.111	Property	UBS AG	1	2819 Mokumoa Street - B								Yes
10.112	Property	UBS AG	1	228 Mohonua Place								Yes
10.113	Property	UBS AG	1	2264 Pahounui Drive								Yes
10.114	Property	UBS AG	1	808 Ahua Street								Yes
10.115	Property	UBS AG	1	2827 Kaihikapu Street								Yes
10.116	Property	UBS AG	1	697 Ahua Street								Yes
10.117	Property	UBS AG	1	2849 Kaihikapu Street								Yes

A-1-42

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					RESERVE CAPS(21)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	CapEx Reserve Cap ($)	Environmental Reserve Cap ($)	TI/LC Reserve Cap ($)	RE Tax Reserve Cap ($)	Insurance Reserve Cap ($)	Debt Service Reserve Cap ($)	Other Reserve Cap ($)	Single Tenant
10.118	Property	UBS AG	1	2831 Awaawaloa Street								Yes
10.119	Property	UBS AG	1	2858 Kaihikapu Street								Yes
10.120	Property	UBS AG	1	2276 Pahounui Drive								Yes
10.121	Property	UBS AG	1	2806 Kaihikapu Street								Yes
10.122	Property	UBS AG	1	1052 Ahua Street								Yes
10.123	Property	UBS AG	1	2889 Mokumoa Street								Yes
10.124	Property	UBS AG	1	685 Ahua Street								Yes
10.125	Property	UBS AG	1	2839 Mokumoa Street								Yes
10.126	Property	UBS AG	1	94-240 Pupuole Street								Yes
10.127	Property	UBS AG	1	2928 Kaihikapu Street - A								Yes
10.128	Property	UBS AG	1	719 Ahua Street								Yes
10.129	Property	UBS AG	1	2812 Awaawaloa Street								Yes
10.130	Property	UBS AG	1	2927 Mokumoa Street								Yes
10.131	Property	UBS AG	1	197 Sand Island Access Road								Yes
10.132	Property	UBS AG	1	2844 Kaihikapu Street								Yes
10.133	Property	UBS AG	1	2879 Mokumoa Street								Yes
10.134	Property	UBS AG	1	2135 Auiki Street								Yes
10.135	Property	UBS AG	1	855 Ahua Street								Yes
10.136	Property	UBS AG	1	2122 Kaliawa Street								Yes
10.137	Property	UBS AG	1	2831 Kaihikapu Street								Yes
10.138	Property	UBS AG	1	729 Ahua Street								Yes
10.139	Property	UBS AG	1	739 Ahua Street								Yes
10.140	Property	UBS AG	1	2833 Paa Street #2								Yes
10.141	Property	UBS AG	1	2833 Paa Street								Yes
10.142	Property	UBS AG	1	2815 Kaihikapu Street								Yes
10.143	Property	UBS AG	1	1062 Kikowaena Place								Yes
10.144	Property	UBS AG	1	673 Ahua Street								Yes
10.145	Property	UBS AG	1	2106 Kaliawa Street								Yes
10.146	Property	UBS AG	1	812 Mapunapuna Street								Yes
10.147	Property	UBS AG	1	2804 Kilihau Street								Yes
10.148	Property	UBS AG	1	525 North King Street								Yes
10.149	Property	UBS AG	1	204 Sand Island Access Road								Yes
10.150	Property	UBS AG	1	660 Ahua Street								Yes
10.151	Property	UBS AG	1	218 Mohonua Place								Yes
10.152	Property	UBS AG	1	125 Puuhale Road								Yes
10.153	Property	UBS AG	1	645 Ahua Street								Yes
10.154	Property	UBS AG	1	675 Mapunapuna Street								Yes
10.155	Property	UBS AG	1	659 Ahua Street								Yes
10.156	Property	UBS AG	1	1055 Ahua Street								Yes
10.157	Property	UBS AG	1	944 Ahua Street								Yes
10.158	Property	UBS AG	1	2019 Kahai Street								Yes
10.159	Property	UBS AG	1	2001 Kahai Street								Yes
10.160	Property	UBS AG	1	106 Puuhale Road								No
10.161	Property	UBS AG	1	2875 Paa Street								Yes
10.162	Property	UBS AG	1	1024 Mapunapuna Street								Yes
10.163	Property	UBS AG	1	2760 Kamehameha Highway								Yes
10.164	Property	UBS AG	1	2635 Waiwai Loop A								Yes
10.165	Property	UBS AG	1	2635 Waiwai Loop B								Yes
10.166	Property	UBS AG	1	2836 Awaawaloa Street								Yes
10.167	Property	UBS AG	1	609 Ahua Street								No
10.168	Property	UBS AG	1	905 Ahua Street								Yes
10.169	Property	UBS AG	1	2110 Auiki Street								Yes
10.170	Property	UBS AG	1	140 Puuhale Road								Yes
10.171	Property	UBS AG	1	2139 Kaliawa Street								Yes
10.172	Property	UBS AG	1	231 Sand Island Access Road								Yes
10.173	Property	UBS AG	1	2140 Kaliawa Street								Yes
10.174	Property	UBS AG	1	33 South Vineyard Boulevard								Yes
10.175	Property	UBS AG	1	970 Ahua Street								Yes
10.176	Property	UBS AG	1	960 Ahua Street								Yes
10.177	Property	UBS AG	1	1045 Mapunapuna Street								Yes
10.178	Property	UBS AG	1	165 Sand Island Access Road								Yes
10.179	Property	UBS AG	1	2839 Kilihau Street								Yes
10.180	Property	UBS AG	1	2829 Kilihau Street								Yes
10.181	Property	UBS AG	1	2833 Kilihau Street								Yes
10.182	Property	UBS AG	1	2821 Kilihau Street								Yes
10.183	Property	UBS AG	1	2808 Kam Highway								Yes
10.184	Property	UBS AG	1	2815 Kilihau Street								Yes
10.185	Property	UBS AG	1	2850 Awaawaloa Street								Yes
10.186	Property	UBS AG	1	846 Ala Lilikoi Street B								Yes
11	Both	SGFC	1	TriAtria Office Building			450,000					No
12	Both	UBS AG	1	Meidinger Tower	198,632		993,162					No
13	Both	RREF	1	Ocala Industrial								Yes
14	Both	SGFC	1	Glenmont Abbey Village	370,000							No
15	Loan	CIBC	4	New Orleans MOB Portfolio			770,000					No
15.01	Property	CIBC	1	1200 Pinnacle Parkway								No
15.02	Property	CIBC	1	3901 Houma Boulevard								No
15.03	Property	CIBC	1	3712 MacArthur Boulevard								No
15.04	Property	CIBC	1	3000 West Esplanade Avenue								No
16	Both	SMC	1	125 Borinquen Place	75,000							No
17	Loan	SMC	10	Visions Hotel Portfolio II								No
17.01	Property	SMC	1	Courtyard Horseheads								No
17.02	Property	SMC	1	Home2 Suites Oswego								No
17.03	Property	SMC	1	Holiday Inn & Suites Rochester Marketplace								No
17.04	Property	SMC	1	Hampton Inn Corning Painted Post								No
17.05	Property	SMC	1	Home2 Suites Rochester Henrietta								No
17.06	Property	SMC	1	Holiday Inn Express Olean								No
17.07	Property	SMC	1	Fairfield Inn Watertown								No
17.08	Property	SMC	1	Holiday Inn Express Canandaigua								No
17.09	Property	SMC	1	Candlewood Suites Watertown								No
17.10	Property	SMC	1	Candlewood Suites Sayre								No
18	Loan	UBS AG	2	Maui Portfolio								No
18.01	Property	UBS AG	1	Maui Beach Hotel								No
18.02	Property	UBS AG	1	Maui Nui Golf Course								No

A-1-43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					RESERVE CAPS(21)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	CapEx Reserve Cap ($)	Environmental Reserve Cap ($)	TI/LC Reserve Cap ($)	RE Tax Reserve Cap ($)	Insurance Reserve Cap ($)	Debt Service Reserve Cap ($)	Other Reserve Cap ($)	Single Tenant
19	Loan	SGFC	4	SWVP Portfolio								No
19.01	Property	SGFC	1	InterContinental								No
19.02	Property	SGFC	1	DoubleTree Sunrise								No
19.03	Property	SGFC	1	DoubleTree Charlotte								No
19.04	Property	SGFC	1	DoubleTree RTP								No
20	Both	CIBC	1	Black Canyon Tower			750,000				517,500	No
21	Both	RREF	1	Mount Kemble			1,500,000					No
22	Both	SMC	1	48 Saint Nicholas Place	21,000							No
23	Loan	UBS AG	2	Indiana Hotel Portfolio								No
23.01	Property	UBS AG	1	Staybridge Suites - Indianapolis								No
23.02	Property	UBS AG	1	Hampton Inn - Scottsburg								No
24	Loan	SGFC	3	SoCal Medical Office Portfolio								Yes
24.01	Property	SGFC	1	Pasadena								Yes
24.02	Property	SGFC	1	Azusa								Yes
24.03	Property	SGFC	1	Rancho Mirage								Yes
25	Loan	SGFC	3	TZA Multifamily Portfolio #2								No
25.01	Property	SGFC	1	Wellston Ridge								No
25.02	Property	SGFC	1	Oakdale Villas								No
25.03	Property	SGFC	1	Northcrest								No
26	Both	CIBC	1	Holiday Inn Express Nashville Antioch							2,360,000	No
27	Both	RREF	1	Renaissance Center VI								Yes
28	Loan	RREF	3	Wilmington Industrial Portfolio								Yes
28.01	Property	RREF	1	3336 Progress Way								Yes
28.02	Property	RREF	1	3260 Progress Way								Yes
28.03	Property	RREF	1	3188 Progress Way								Yes
29	Both	SMC	1	Marriott SpringHill Suites and Towneplace Suites								No
30	Loan	SMC	3	BoaVida MHC Portfolio								No
30.01	Property	SMC	1	Riverlawn MHC								No
30.02	Property	SMC	1	Beaver Run MHC								No
30.03	Property	SMC	1	Wilson Landing MHC								No
31	Both	CIBC	1	Candle-Lite Warehouse								Yes
32	Both	SMC	1	South Bay Distribution Center			70,100					No
33	Loan	Barclays	18	ExchangeRight Net Leased Portfolio #27								Yes
33.01	Property	Barclays	1	Hy-Vee - Cottage Grove, MN								Yes
33.02	Property	Barclays	1	BioLife Plasma Services - Savannah, GA								Yes
33.03	Property	Barclays	1	Pick ‘n Save - Muskego, WI								Yes
33.04	Property	Barclays	1	Walgreens - Lubbock, TX								Yes
33.05	Property	Barclays	1	Walgreens - Houma, LA								Yes
33.06	Property	Barclays	1	Walgreens - Greendale, WI								Yes
33.07	Property	Barclays	1	Walgreens - Edmond, OK								Yes
33.08	Property	Barclays	1	Tractor Supply - Duncansville, PA								Yes
33.09	Property	Barclays	1	Walgreens - Dayton, OH								Yes
33.10	Property	Barclays	1	Walgreens - Augusta, GA								Yes
33.11	Property	Barclays	1	Advance Auto Parts - Houston, TX								Yes
33.12	Property	Barclays	1	O’Reilly - South Houston, TX								Yes
33.13	Property	Barclays	1	O’Reilly - Knoxville, TN								Yes
33.14	Property	Barclays	1	Dollar General - South Point, OH								Yes
33.15	Property	Barclays	1	Dollar General - Slidell, LA								Yes
33.16	Property	Barclays	1	Dollar General - Houma, LA								Yes
33.17	Property	Barclays	1	Dollar Tree - Kaukauna, WI								Yes
33.18	Property	Barclays	1	Dollar General - Mansfield, OH								Yes
34	Both	Natixis	1	10000 Santa Monica Boulevard	250,000							No
35	Both	RREF	1	Town Square								No
36	Both	UBS AG	1	Ambler Yards			738,615					No
37	Both	Barclays	1	Ridgeview Plaza			263,517					No
38	Both	SGFC	1	Arapahoe Industrial Park			600,000					No
39	Loan	UBS AG	11	CIRE Equity Retail & Industrial Portfolio	The product of: (x) the sum of (1) the product obtained by multiplying $0.19 by the aggregate number of rentable retail square footage in the Properties, plus (2) the product obtained by multiplying $0.05 by the aggregate number of rentable non-retail square footage in the Properties (provided, that, to the extent all of the Tenants at any Industrial Property are responsible, pursuant to the terms of their respective Leases, for all capital expenditures at such Industrial Property (including base building, structural, mechanical), as reasonably determined by Lender, the square footage of such Industrial Property shall be excluded from the calculation set forth in this subclause (2)); and (y) 2.		An amount equal to the product of: (x) the sum of (1) the product obtained by multiplying $1.00 by the aggregate number of rentable retail square footage in the Properties, plus (2) the product obtained by multiplying $0.50 by the aggregate number of rentable non-retail square footage in the Properties; and (y) 2.					Various
39.01	Property	UBS AG	1	Wood Village Town Center								No
39.02	Property	UBS AG	1	Pecan Promenade								No
39.03	Property	UBS AG	1	Valley Plaza								No
39.04	Property	UBS AG	1	Pear Tree								No
39.05	Property	UBS AG	1	Glendale Market Square								No
39.06	Property	UBS AG	1	Central Park Shopping Center								No
39.07	Property	UBS AG	1	Val Vista Towne Center								No
39.08	Property	UBS AG	1	2641 Hall Ave - Riverside, CA								Yes
39.09	Property	UBS AG	1	606 W Troy - Indianapolis, IN								Yes
39.10	Property	UBS AG	1	Homeland - Bartow, FL								Yes
39.11	Property	UBS AG	1	2621 Hall Ave - Riverside, CA								Yes
40	Both	SMC	1	Extra Space Moreno Valley	25,700							No
41	Loan	SGFC	2	Pacific Grove Portfolio								No
41.01	Property	SGFC	1	Sea Breeze Inn & Cottages								No
41.02	Property	SGFC	1	Bide-A-Wee Inn & Cottages								No
42	Both	Barclays	1	Los Robles Medical Office			400,000					No
43	Both	Barclays	1	Hampton Inn - Covington, GA								No
44	Both	UBS AG	1	At Home Store - Palm Beach Gardens								Yes
45	Both	SGFC	1	Hampton Inn El Reno								No
46	Both	SGFC	1	Holiday Inn Express & Suites El Reno								No
47	Both	SGFC	1	Novanta Building								Yes
48	Both	CIBC	1	CVS Staten Island								Yes
49	Both	Barclays	1	Home2 - Hasbrouck								No
50	Loan	UBS AG	2	Fairway Plaza & Markets at Maizeland								No
50.01	Property	UBS AG	1	Markets at Maizeland								No
50.02	Property	UBS AG	1	Fairway Plaza								No
51	Loan	CIBC	6	Schnader Enterprises Portfolio								No
51.01	Property	CIBC	1	Emelia Woods Apartments								No
51.02	Property	CIBC	1	Laredo Apartments								No

A-1-44

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					RESERVE CAPS(21)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	CapEx Reserve Cap ($)	Environmental Reserve Cap ($)	TI/LC Reserve Cap ($)	RE Tax Reserve Cap ($)	Insurance Reserve Cap ($)	Debt Service Reserve Cap ($)	Other Reserve Cap ($)	Single Tenant
51.03	Property	CIBC	1	Harford Road Apartments (6507-6513)								No
51.04	Property	CIBC	1	Norwood/Ferndale Apartments								No
51.05	Property	CIBC	1	Belvedere Studios								No
51.06	Property	CIBC	1	Hamilton Townhouses								No
52	Both	UBS AG	1	Greenwich Inn - San Francisco								No
53	Both	RREF	1	Hampton Inn Peachtree City							1,500,000	No
54	Both	Barclays	1	Gray Oaks Corporate Center								Yes
55	Both	UBS AG	1	Summerville Plaza	33,540		125,775					No
56	Loan	UBS AG	3	Krea Portfolio			526,468					No
56.01	Property	UBS AG	1	Newberry Plaza								No
56.02	Property	UBS AG	1	Shops at Dillon								No
56.03	Property	UBS AG	1	Shops at Hartsville								No
57	Both	SMC	1	9th & Maple Fee							450,000	No
58	Both	CIBC	1	32-34 Broad Street								No
59	Both	CIBC	1	Suburban Extended Stay - Kennesaw, GA								No
60	Both	SMC	1	Lake Howell Plaza								No
61	Both	RREF	1	Walmart Supercenter Fulton								Yes
62	Both	RREF	1	Quality Inn & Suites Bremerton								No
63	Loan	SMC	3	Jackson Retail Portfolio			165,000					No
63.01	Property	SMC	1	Northpark Station								No
63.02	Property	SMC	1	Highway 18 Plaza								No
63.03	Property	SMC	1	Lakeover Shopping Center								No
64	Both	Barclays	1	Sherwood MHC								No
65	Both	CIBC	1	Courtyard Self-Storage								No
66	Both	CIBC	1	588 East San Lorenzo Road	6,000							No
67	Both	UBS AG	1	Baymont Inn & Suites - Mackinaw City								No
68	Both	SMC	1	205-207 East Washington Street			70,000					No
69	Both	UBS AG	1	Brunswick West Shopping Center							500,000	No
70	Both	RREF	1	Walgreens – Conyers GA								Yes
71	Both	CIBC	1	Villas at Atlantic Beach								No
72	Both	RREF	1	Sterling Hill Apartments								No
73	Both	RREF	1	Walgreens – Palatka FL								Yes

A-1-45

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Largest Tenant	Unit Size	Lease Expiration	Second Largest Tenant	Unit Size	Lease Expiration	Third Largest Tenant	Unit Size	Lease Expiration
1	Both	Barclays	1	Moffett Towers II - Buildings 3 & 4	Facebook	701,266	05/31/2034
2	Both	Barclays	1	188 Spear Street	Amazon	129,192	01/01/2027	New Relic	73,392	07/01/2027	JPMorgan Chase	3,439	11/01/2023
3	Loan	Natixis	4	Vanguard Portfolio
3.01	Property	Natixis	1	425 Old Morehall Road	The Vanguard Group	201,658	10/31/2030
3.02	Property	Natixis	1	1001 Cedar Hollow Road	The Vanguard Group	133,000	10/31/2029
3.03	Property	Natixis	1	50 Morehall Road	The Vanguard Group	117,000	10/31/2027
3.04	Property	Natixis	1	60 Morehall Road	The Vanguard Group	117,000	10/31/2028
4	Loan	SGFC	23	ExchangeRight Net Leased Portfolio 28
4.01	Property	SGFC	1	Pick n Save - Oconomowoc, WI	Pick n Save	61,700	12/31/2029
4.02	Property	SGFC	1	Pick n Save - Wales, WI	Pick n Save	61,000	12/31/2029
4.03	Property	SGFC	1	Hobby Lobby - Hendersonville, TN	Hobby Lobby	55,000	09/30/2029
4.04	Property	SGFC	1	Hobby Lobby - Appleton, WI	Hobby Lobby	73,764	06/30/2029
4.05	Property	SGFC	1	Walgreens - Newport News, VA	Walgreens	14,490	08/31/2030
4.06	Property	SGFC	1	Walgreens - Aurora, IL	Walgreens	14,820	09/30/2032
4.07	Property	SGFC	1	Walgreens - Hammond, IN	Walgreens	14,550	08/31/2033
4.08	Property	SGFC	1	Walgreens - North Aurora, IL	Walgreens	14,800	02/28/2030
4.09	Property	SGFC	1	Walgreens - Fort Worth, TX	Walgreens	13,905	11/30/2028
4.10	Property	SGFC	1	Tractor Supply - Lake Charles, LA	Tractor Supply	19,097	05/31/2034
4.11	Property	SGFC	1	Fresenius Medical Care - West Columbia, SC	Fresenius Medical Care	8,263	12/31/2032
4.12	Property	SGFC	1	Walgreens - Flint, MI	Walgreens	13,905	02/28/2029
4.13	Property	SGFC	1	Tractor Supply - Springtown, TX	Tractor Supply	19,097	06/30/2034
4.14	Property	SGFC	1	Walgreens - Orland Park, IL	Walgreens	15,120	01/31/2033
4.15	Property	SGFC	1	Walgreens - Peoria, IL	Walgreens	13,500	08/31/2029
4.16	Property	SGFC	1	Dollar General - Houston, TX	Dollar General	7,489	06/30/2033
4.17	Property	SGFC	1	Dollar General - Soddy Daisy, TN	Dollar General	10,566	05/31/2034
4.18	Property	SGFC	1	O’Reilly Auto Parts - Lexington, SC	O’Reilly Auto Parts	7,225	11/30/2029
4.19	Property	SGFC	1	Dollar General - Mishawaka, IN	Dollar General	9,100	05/31/2034
4.20	Property	SGFC	1	Dollar General - Lambertville, MI	Dollar General	7,489	02/28/2034
4.21	Property	SGFC	1	Dollar Tree - Beech Island, SC	Dollar Tree	9,520	02/28/2029
4.22	Property	SGFC	1	Dollar General - Youngsville, LA	Dollar General	9,002	01/31/2034
4.23	Property	SGFC	1	Dollar General - Battle Creek, MI	Dollar General	9,026	01/31/2034
5	Loan	Barclays	32	Inland Life Storage Portfolio
5.01	Property	Barclays	1	Life Storage - 586
5.02	Property	Barclays	1	Life Storage - 145
5.03	Property	Barclays	1	Life Storage - 364
5.04	Property	Barclays	1	Life Storage - 365
5.05	Property	Barclays	1	Life Storage - 212
5.06	Property	Barclays	1	Life Storage - 386
5.07	Property	Barclays	1	Life Storage - 256
5.08	Property	Barclays	1	Life Storage - 206
5.09	Property	Barclays	1	Life Storage - 324
5.10	Property	Barclays	1	Life Storage - 236
5.11	Property	Barclays	1	Life Storage - 184
5.12	Property	Barclays	1	Life Storage - 500
5.13	Property	Barclays	1	Life Storage - 288
5.14	Property	Barclays	1	Life Storage - 299
5.15	Property	Barclays	1	Life Storage - 209
5.16	Property	Barclays	1	Life Storage - 035
5.17	Property	Barclays	1	Life Storage - 074
5.18	Property	Barclays	1	Life Storage - 252
5.19	Property	Barclays	1	Life Storage - 033
5.20	Property	Barclays	1	Life Storage - 205
5.21	Property	Barclays	1	Life Storage - 300
5.22	Property	Barclays	1	Life Storage - 026
5.23	Property	Barclays	1	Life Storage - 361
5.24	Property	Barclays	1	Life Storage - 165
5.25	Property	Barclays	1	Life Storage - 208
5.26	Property	Barclays	1	Life Storage - 211
5.27	Property	Barclays	1	Life Storage - 021
5.28	Property	Barclays	1	Life Storage - 298
5.29	Property	Barclays	1	Life Storage - 297
5.30	Property	Barclays	1	Life Storage - 153
5.31	Property	Barclays	1	Life Storage - 075
5.32	Property	Barclays	1	Life Storage - 152
6	Both	RREF	1	Emerald Pointe Apartments
7	Both	UBS AG	1	Hilton Garden Inn - San Diego Mission Valley Stadium
8	Both	Natixis	1	2 North 6th Place
9	Both	SMC	1	Tower Plaza	88 Ranch Marketplace	37,503	12/31/2023	AMC Theaters	29,488	04/30/2031	Armstrong Garden Center	15,625	09/30/2026
10	Loan	UBS AG	186	ILPT Hawaii Portfolio
10.001	Property	UBS AG	1	2810 Pukoloa Street	Servco Pacific, Inc.	418,502	01/31/2064
10.002	Property	UBS AG	1	1360 Pali Highway	Safeway Inc.	126,773	10/31/2043
10.003	Property	UBS AG	1	1001 Ahua Street	Manheim Remarketing, Inc.	337,734	04/30/2021
10.004	Property	UBS AG	1	848 Ala Lilikoi Street A	Bradley Shopping Center Company	325,786	04/22/2033
10.005	Property	UBS AG	1	2850 Paa Street	Honolulu Warehouse Co., Ltd.	298,384	01/31/2044
10.006	Property	UBS AG	1	949 Mapunapuna Street	Coca-Cola Bottling of Hawaii, LLC	236,914	07/31/2039
10.007	Property	UBS AG	1	2828 Paa Street	Kaiser Foundation Health Plan, Inc.	187,264	06/30/2046
10.008	Property	UBS AG	1	80 Sand Island Access Road	Pahounui Partners, LLC	190,836	06/30/2027
10.009	Property	UBS AG	1	1030 Mapunapuna Street	WESCO Real Estate III, LLC	122,281	12/31/2035
10.010	Property	UBS AG	1	150 Puuhale Road	Warehouse Rentals, Inc.	123,037	12/31/2049
10.011	Property	UBS AG	1	2344 Pahounui Drive	Ameron Hawaii, LLC	146,430	12/31/2027
10.012	Property	UBS AG	1	120 Sand Island Access Road	Malolo Beverages & Supplies, Ltd.	52,819	08/23/2029	Marc Haine, Inc	8,328	12/31/2023	IC Supply, Inc.	3,612	01/31/2022
10.013	Property	UBS AG	1	1122 Mapunapuna Street	Olelo: The Corporation for Community Television	105,506	10/14/2044
10.014	Property	UBS AG	1	2915 Kaihikapu Street	Chill Space Limited Liability Company	105,000	12/31/2042
10.015	Property	UBS AG	1	819 Ahua Street	Penske Trucking Leasing Co., L.P.	105,013	12/31/2037
10.016	Property	UBS AG	1	2144 Auiki Street	Hawaii Performance Warehouse, LLC	11,600	11/30/2025	Honolulu Hardwoods, Inc.	4,400	03/31/2020	Black & Decker (U.S.) Inc.	4,300	01/31/2020
10.017	Property	UBS AG	1	1027 Kikowaena Place	R. Wo & Associates, Inc.	102,443	05/31/2031
10.018	Property	UBS AG	1	1931 Kahai Street	Hokumele Enterprise, LLC	96,287	08/31/2037
10.019	Property	UBS AG	1	148 Mokauea Street	MHI LLC	85,790	03/31/2032
10.020	Property	UBS AG	1	2886 Paa Street	Sears Roebuck and Company	60,023	11/14/2043
10.021	Property	UBS AG	1	2838 Kilihau Street	Anches Hawaiian Partnership II LLP	83,189	12/31/2022
10.022	Property	UBS AG	1	803 Ahua Street	Alternate Energy, Inc.	73,013	04/30/2028
10.023	Property	UBS AG	1	220 Puuhale Road	Warehouse Rentals, Inc.	65,942	12/31/2049
10.024	Property	UBS AG	1	930 Mapunapuna Street	Sony Electronics Inc.	68,992	01/31/2032

A-1-46

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Largest Tenant	Unit Size	Lease Expiration	Second Largest Tenant	Unit Size	Lease Expiration	Third Largest Tenant	Unit Size	Lease Expiration
10.025	Property	UBS AG	1	2103 Kaliawa Street	Grace Pacific LLC	78,730	12/31/2028
10.026	Property	UBS AG	1	2969 Mapunapuna Place	Bank of Hawaii	79,999	12/31/2030
10.027	Property	UBS AG	1	158 Sand Island Access Road	A.L. Kilgo Company, Inc.	100,500	12/31/2028
10.028	Property	UBS AG	1	1926 Auiki Street	Five Star Transportation, Inc.	42,253	04/14/2020
10.029	Property	UBS AG	1	113 Puuhale Road	Cossette Investment Co., Inc.	77,171	12/31/2028
10.030	Property	UBS AG	1	2250 Pahounui Drive	A.L. Kilgo Company, Inc.	75,627	12/31/2028
10.031	Property	UBS AG	1	733 Mapunapuna Street	American Builders & Contractors Supply Co., Inc.	64,894	11/30/2024
10.032	Property	UBS AG	1	761 Ahua Street	Lorax, LLC	73,013	12/31/2022
10.033	Property	UBS AG	1	918 Ahua Street	Bacon Universal Company, Inc.	72,072	02/29/2032
10.034	Property	UBS AG	1	180 Sand Island Access Road	A.L. Kilgo Company, Inc.	66,828	12/31/2028
10.035	Property	UBS AG	1	2829 Awaawaloa Street	Nicholas Wallner, et al	70,000	10/31/2022
10.036	Property	UBS AG	1	120 Mokauea Street	Coordinated Wire Rope of Hawaii, Inc.	14,496	06/30/2022	Trans Pacific Textiles, Ltd.	9,497	06/30/2019	Pacific Souvenir Group, Inc.	7,086	12/31/2021
10.037	Property	UBS AG	1	2861 Mokumoa Street	HIE Holdings, Inc.	70,035	10/31/2022
10.038	Property	UBS AG	1	2826 Kaihikapu Street	Time Warner Entertainment Company, L.P.	70,000	12/31/2022
10.039	Property	UBS AG	1	179 Sand Island Access Road	MCG 179 Sand Island LP	62,464	06/30/2047
10.040	Property	UBS AG	1	855 Mapunapuna Street	Walker-Moody Construction Co., Ltd.	63,436	12/31/2022
10.041	Property	UBS AG	1	2308 Pahounui Drive	HD Pahounui, LLC	64,896	12/31/2028
10.042	Property	UBS AG	1	619 Mapunapuna Street	Gates Laundry Service, Inc.	55,377	07/31/2041
10.043	Property	UBS AG	1	2846-A Awaawaloa Street	OneSource Distributors, LLC	61,250	11/30/2023
10.044	Property	UBS AG	1	238 Sand Island Access Road	238 Sand Island Property LLC	60,000	10/31/2034
10.045	Property	UBS AG	1	704 Mapunapuna Street	Hardware Hawaii Mapunapuna LLC	59,315	12/31/2040
10.046	Property	UBS AG	1	120B Mokauea Street	Coordinated Wire Rope of Hawaii, Inc.	23,826	06/30/2022	Royal Metals Co., Inc.	11,537	06/30/2022
10.047	Property	UBS AG	1	1150 Kikowaena Street	Ballard Mortuary, Inc.	45,753	02/28/2030
10.048	Property	UBS AG	1	2127 Auiki Street	New Age Service Hawaii, Inc.	56,900	06/30/2035
10.049	Property	UBS AG	1	2810 Paa Street	Maui Varities	52,185	12/31/2048
10.050	Property	UBS AG	1	2841 Pukoloa Street	Servco Pacific, Inc.	39,600	01/31/2064
10.051	Property	UBS AG	1	1000 Mapunapuna Street	First Hawaiian Bank	41,833	06/30/2022
10.052	Property	UBS AG	1	2829 Pukoloa Street	Servco Pacific, Inc.	39,600	01/31/2064
10.053	Property	UBS AG	1	889 Ahua Street	Bacon Universal Company, Inc.	49,452	09/30/2024
10.054	Property	UBS AG	1	2819 Pukoloa Street	Servco Pacific, Inc.	39,600	01/31/2064
10.055	Property	UBS AG	1	1038 Kikowaena Place	Phyllis D. Radford, as Trustee of the Radford Surviving Spouse Trust	47,417	11/30/2031
10.056	Property	UBS AG	1	2965 Mokumoa Street	Island Lighting Co., Inc.	41,586	12/31/2032
10.057	Property	UBS AG	1	850 Ahua Street	Honolulu Painting Company, Limited	47,879	12/31/2022
10.058	Property	UBS AG	1	1330 Pali Highway	Safeway Inc.	19,673	10/31/2043
10.059	Property	UBS AG	1	2855 Pukoloa Street	Coca-Cola Bottling of Hawaii, LLC	39,600	07/31/2039
10.060	Property	UBS AG	1	2865 Pukoloa Street	Coca-Cola Bottling of Hawaii, LLC	39,600	07/31/2039
10.061	Property	UBS AG	1	789 Mapunapuna Street	Unibodytech, LLC	46,559	12/31/2022
10.062	Property	UBS AG	1	2960 Mokumoa Street	Tamion2 LLC	38,377	11/30/2033
10.063	Property	UBS AG	1	231B Sand Island Access Road	Warehouse Rentals, Inc.	38,752	12/31/2049
10.064	Property	UBS AG	1	2020 Auiki Street	Alfred I. Castillo, Trustee of the Alfred I.	46,705	12/31/2028
10.065	Property	UBS AG	1	2857 Awaawaloa Street	Moo’s Machine Works, Inc.	40,011	12/31/2022
10.066	Property	UBS AG	1	1050 Kikowaena Place	Big Rock Manufacturing, Inc.	42,790	09/30/2030
10.067	Property	UBS AG	1	2850 Mokumoa Street	Gregory Roger Gomes and Frances Uyeda Gomes	39,544	02/29/2032
10.068	Property	UBS AG	1	2840 Mokumoa Street	Webco Hawaii, Inc.	39,656	02/29/2032
10.069	Property	UBS AG	1	2830 Mokumoa Street	Webco Hawaii, Inc.	39,600	02/29/2032
10.070	Property	UBS AG	1	960 Mapunapuna Street	Sony Electronics Inc.	36,501	01/31/2032
10.071	Property	UBS AG	1	125B Puuhale Road	Ito-en (HAWAII) Inc.	48,933	12/31/2028
10.072	Property	UBS AG	1	2809 Kaihikapu Street	Pacific Jobbers Warehouse, Inc.	35,698	12/31/2042
10.073	Property	UBS AG	1	212 Mohonua Place	Raymond K. Takiguchi	46,221	12/31/2028
10.074	Property	UBS AG	1	692 Mapunapuna Street	Industrial Hardware Hawaii, Inc.	35,000	12/31/2032
10.075	Property	UBS AG	1	1024 Kikowaena Place	Manufekai LLC	39,831	11/30/2031
10.076	Property	UBS AG	1	669 Ahua Street	Royal Hawaiian Limousine	35,000	06/30/2048
10.077	Property	UBS AG	1	215 Puuhale Road	Dorvin D Leis Co. LLC	41,731	12/31/2047
10.078	Property	UBS AG	1	142 Mokauea Street	Pacific American Lumber, Inc.	26,000	02/28/2026
10.079	Property	UBS AG	1	2847 Awaawaloa Street	Green Builders Hawaii, Inc.	35,000	12/31/2035
10.080	Property	UBS AG	1	2816 Awaawaloa Street	RBC Leasing Corporation	43,560	11/30/2029
10.081	Property	UBS AG	1	2928 Kaihikapu Street - B	Triple “B” Forwarders, Inc.	37,852	12/31/2022
10.082	Property	UBS AG	1	2864 Mokumoa Street	Michael Boulware	39,600	02/28/2022
10.083	Property	UBS AG	1	770 Mapunapuna Street	MPR Energies (was MPR Properties, LLC)	35,000	07/31/2039
10.084	Property	UBS AG	1	151 Puuhale Road	New Age Service Hawaii, Inc.	38,294	04/30/2033
10.085	Property	UBS AG	1	207 Puuhale Road	Dorvin D Leis Co. LLC	39,900	12/31/2047
10.086	Property	UBS AG	1	2970 Mokumoa Street	Pacific Gypsum Supply	35,021	11/30/2033
10.087	Property	UBS AG	1	2868 Kaihikapu Street	Hawaiian Island Tire Co., Inc.	35,000	10/31/2042
10.088	Property	UBS AG	1	2908 Kaihikapu Street	Ultimate Innovations, Inc.	35,000	08/31/2041
10.089	Property	UBS AG	1	2814 Kilihau Street	Jack Endo Electric, Inc.	37,413	12/31/2022
10.090	Property	UBS AG	1	759 Puuloa Road	James Scott Gray	34,313	12/31/2022
10.091	Property	UBS AG	1	659 Puuloa Road	G P Roadway Solutions, Inc.	35,000	12/31/2022
10.092	Property	UBS AG	1	667 Puuloa Road	G P Roadway Solutions, Inc.	35,000	12/31/2022
10.093	Property	UBS AG	1	679 Puuloa Road	G P Roadway Solutions, Inc.	35,000	12/31/2022
10.094	Property	UBS AG	1	689 Puuloa Road	G P Roadway Solutions, Inc.	35,000	12/31/2022
10.095	Property	UBS AG	1	950 Mapunapuna Street	Sony Electronics Inc.	32,551	01/31/2032
10.096	Property	UBS AG	1	822 Mapunapuna Street	Hawaii Stage and Lighting Rentals, Inc.	35,000	10/31/2032
10.097	Property	UBS AG	1	842 Mapunapuna Street	Hawaii Stage and Lighting Rentals, Inc.	35,000	10/31/2032
10.098	Property	UBS AG	1	214 Sand Island Access Road	K&S Hawaiian Creations, Inc. (dba: Honolulu Cookie Company)	15,300	12/31/2021	Road Safety Services and Design LLC	4,500	06/30/2021	Clock and Trophy Shop, Inc.	1,800	06/30/2021
10.099	Property	UBS AG	1	709 Ahua Street	Qiu’s Company, Inc.	35,000	01/31/2036
10.100	Property	UBS AG	1	766 Mapunapuna Street	Wasa Electrical Services, Inc.	35,000	12/31/2022
10.101	Property	UBS AG	1	830 Mapunapuna Street	Prime Construction, Inc.	35,000	12/31/2022
10.102	Property	UBS AG	1	2855 Kaihikapu Street	C K Auto Body, Inc.	35,000	02/28/2035
10.103	Property	UBS AG	1	865 Ahua Street	Safety Systems and Signs Hawaii, Inc.	35,933	05/31/2023
10.104	Property	UBS AG	1	852 Mapunapuna Street	Clark’s Meter Calibration, Inc.	35,000	12/31/2022
10.105	Property	UBS AG	1	2906 Kaihikapu Street	AKC Leasing Corporation	35,000	12/31/2028
10.106	Property	UBS AG	1	2879 Paa Street	Ohana Baptist Church	31,316	11/30/2036
10.107	Property	UBS AG	1	702 Ahua Street	Mark Tyler Luria	34,657	12/31/2022
10.108	Property	UBS AG	1	2864 Awaawaloa Street	Safety Systems and Signs Hawaii, Inc.	35,247	07/31/2023
10.109	Property	UBS AG	1	2819 Mokumoa Street - A	H.Q. Incorporated	35,384	12/31/2022
10.110	Property	UBS AG	1	2869 Mokumoa Street	Mohawk Carpet Distribution, Inc.	34,860	12/31/2022
10.111	Property	UBS AG	1	2819 Mokumoa Street - B	H.Q. Incorporated	35,279	12/31/2022
10.112	Property	UBS AG	1	228 Mohonua Place	Pioneer Electric, Inc.	36,522	12/31/2028
10.113	Property	UBS AG	1	2264 Pahounui Drive	Killebrew & White	33,103	12/31/2038
10.114	Property	UBS AG	1	808 Ahua Street	SLSS Partners	56,690	06/04/2051
10.115	Property	UBS AG	1	2827 Kaihikapu Street	Hawaiian Crane and Rigging, Ltd.	35,000	12/31/2022
10.116	Property	UBS AG	1	697 Ahua Street	Mr. Sandman, Inc.	35,000	12/31/2022
10.117	Property	UBS AG	1	2849 Kaihikapu Street	A-1 A-Lectrician, Inc.	35,000	12/31/2032

A-1-47

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Largest Tenant	Unit Size	Lease Expiration	Second Largest Tenant	Unit Size	Lease Expiration	Third Largest Tenant	Unit Size	Lease Expiration
10.118	Property	UBS AG	1	2831 Awaawaloa Street	Ralph S. Inouye Co., Ltd.	35,000	12/31/2022
10.119	Property	UBS AG	1	2858 Kaihikapu Street	McKillican American, Inc.	35,000	12/31/2022
10.120	Property	UBS AG	1	2276 Pahounui Drive	Killebrew & White	32,841	12/31/2038
10.121	Property	UBS AG	1	2806 Kaihikapu Street	Jerome Anches and Barbara Jean Grashin	35,000	10/31/2022
10.122	Property	UBS AG	1	1052 Ahua Street	Kaiser Foundation Health Plan, Inc.	30,000	04/30/2026
10.123	Property	UBS AG	1	2889 Mokumoa Street	Triton Marine Construction Corp.	34,651	12/31/2022
10.124	Property	UBS AG	1	685 Ahua Street	Trans Quality, Inc.	35,000	12/31/2022
10.125	Property	UBS AG	1	2839 Mokumoa Street	HIE Holdings, Inc.	35,174	10/31/2022
10.126	Property	UBS AG	1	94-240 Pupuole Street	FPA Waipahu Associates, LLC	43,529	02/28/2054
10.127	Property	UBS AG	1	2928 Kaihikapu Street - A	Triple “B” Forwarders, Inc.	35,000	12/31/2022
10.128	Property	UBS AG	1	719 Ahua Street	Island Pool & Spa Supply	35,000	01/03/2020
10.129	Property	UBS AG	1	2812 Awaawaloa Street	Mutual Plumbing Supply Co., Inc.	35,000	10/31/2022
10.130	Property	UBS AG	1	2927 Mokumoa Street	Walker-Moody Construction Co., Ltd.	34,546	12/31/2022
10.131	Property	UBS AG	1	197 Sand Island Access Road	Warehouse Rentals, Inc.	31,178	12/31/2049
10.132	Property	UBS AG	1	2844 Kaihikapu Street	Tri-Palm Industries, Inc.	35,000	10/31/2022
10.133	Property	UBS AG	1	2879 Mokumoa Street	Coca-Cola Bottling of Hawaii, LLC	34,755	12/31/2022
10.134	Property	UBS AG	1	2135 Auiki Street	A.L. Kilgo Company, Inc.	33,328	12/31/2028
10.135	Property	UBS AG	1	855 Ahua Street	Central Pacific Supply Corporation	35,200	12/31/2022
10.136	Property	UBS AG	1	2122 Kaliawa Street	Chonghwa Kim & Philip Kim	33,468	12/31/2038
10.137	Property	UBS AG	1	2831 Kaihikapu Street	Stoneridge Recoveries, LLC and Pineridge Farms, Inc.	35,000	12/31/2022
10.138	Property	UBS AG	1	729 Ahua Street	White Cap Construction Supply, Inc.	35,000	10/31/2022
10.139	Property	UBS AG	1	739 Ahua Street	White Cap Construction Supply, Inc.	35,000	12/31/2022
10.140	Property	UBS AG	1	2833 Paa Street #2	W. W. Grainger, Inc.	30,000	10/31/2025
10.141	Property	UBS AG	1	2833 Paa Street	W. W. Grainger, Inc.	30,000	10/31/2025
10.142	Property	UBS AG	1	2815 Kaihikapu Street	2815 Kaihikapu Partners	35,000	12/31/2022
10.143	Property	UBS AG	1	1062 Kikowaena Place	Plywood Hawaii, Inc.	30,959	07/31/2020
10.144	Property	UBS AG	1	673 Ahua Street	Royal Contracting Co., Ltd.	35,000	12/31/2022
10.145	Property	UBS AG	1	2106 Kaliawa Street	New Age Service Hawaii, Inc.	30,709	05/31/2032
10.146	Property	UBS AG	1	812 Mapunapuna Street	Produce Center Development, Ltd.	35,000	12/31/2044
10.147	Property	UBS AG	1	2804 Kilihau Street	Kaalawai Holdings, LLC	34,494	10/31/2022
10.148	Property	UBS AG	1	525 North King Street	Pflueger Group, LLC	20,934	10/31/2028
10.149	Property	UBS AG	1	204 Sand Island Access Road	Oahu Metal & Supply, Limited	33,078	12/31/2028
10.150	Property	UBS AG	1	660 Ahua Street	Philip Wallington Won	34,657	10/31/2022
10.151	Property	UBS AG	1	218 Mohonua Place	Tai Polythene of Hawaii, Inc.	34,096	12/31/2028
10.152	Property	UBS AG	1	125 Puuhale Road	Ito-en (HAWAII) Inc.	31,006	12/31/2028
10.153	Property	UBS AG	1	645 Ahua Street	Calvin F. L. Mann	35,000	12/31/2022
10.154	Property	UBS AG	1	675 Mapunapuna Street	Contractors’ Equipment & Service Corp.	30,063	12/31/2022
10.155	Property	UBS AG	1	659 Ahua Street	Mega Construction, Inc.	35,000	10/31/2022
10.156	Property	UBS AG	1	1055 Ahua Street	Chevron U.S.A. Inc. (IES Retail, LLC)	26,531	11/15/2022
10.157	Property	UBS AG	1	944 Ahua Street	OEM Properties, LLC	26,596	02/29/2032
10.158	Property	UBS AG	1	2019 Kahai Street	Puuhale 227 LLC	26,954	12/31/2028
10.159	Property	UBS AG	1	2001 Kahai Street	Kahai Street Development Partnership	26,741	12/31/2028
10.160	Property	UBS AG	1	106 Puuhale Road	Shred-it USA Inc.	5,578	06/30/2019	Sealtech, Inc.	5,184	07/14/2023	Pacific Island Air Tech Company, Inc.	1,733	06/30/2021
10.161	Property	UBS AG	1	2875 Paa Street	Electricians, Inc.	23,154	10/31/2025
10.162	Property	UBS AG	1	1024 Mapunapuna Street	Autoland LLC	25,895	12/08/2043
10.163	Property	UBS AG	1	2760 Kamehameha Highway	Island Demo, Inc.	28,615	12/31/2022
10.164	Property	UBS AG	1	2635 Waiwai Loop A	Aloha Petroleum	22,500	06/30/2033
10.165	Property	UBS AG	1	2635 Waiwai Loop B	Aloha Petroleum	22,459	06/30/2033
10.166	Property	UBS AG	1	2836 Awaawaloa Street	RBC Leasing Corporation	26,440	11/30/2029
10.167	Property	UBS AG	1	609 Ahua Street	EAN Holdings, LLC	14,840	11/30/2021	Paradise Rent-A-Car Inc.	9,600	02/29/2020
10.168	Property	UBS AG	1	905 Ahua Street	Hawaii Nut & Bolt, Inc.	21,195	04/30/2022
10.169	Property	UBS AG	1	2110 Auiki Street	Ace Metal Recycling, Inc.	20,436	12/31/2048
10.170	Property	UBS AG	1	140 Puuhale Road	New Age Service Hawaii, Inc.	21,541	05/31/2032
10.171	Property	UBS AG	1	2139 Kaliawa Street	Janlu M. Takane	21,657	11/30/2021
10.172	Property	UBS AG	1	231 Sand Island Access Road	Warehouse Rentals, Inc.	18,921	12/31/2049
10.173	Property	UBS AG	1	2140 Kaliawa Street	Cossette Investment Co., Inc.	19,269	12/31/2028
10.174	Property	UBS AG	1	33 South Vineyard Boulevard	Today Auto, LLC	11,570	10/31/2028
10.175	Property	UBS AG	1	970 Ahua Street	Light of the World Ministries, Inc.	15,037	02/29/2032
10.176	Property	UBS AG	1	960 Ahua Street	Beth Israel Jewish Ministries International	14,476	02/29/2032
10.177	Property	UBS AG	1	1045 Mapunapuna Street	Marcus & Associates, Inc.	14,902	11/12/2033
10.178	Property	UBS AG	1	165 Sand Island Access Road	Cossette Investment Co., Inc.	15,677	12/31/2028
10.179	Property	UBS AG	1	2839 Kilihau Street	King Infiniti of Honolulu, LLC	11,680	10/31/2022
10.180	Property	UBS AG	1	2829 Kilihau Street	Landscape Hawaii	11,680	10/31/2022
10.181	Property	UBS AG	1	2833 Kilihau Street	Ken’s Auto Fender, Ltd.	11,680	10/31/2022
10.182	Property	UBS AG	1	2821 Kilihau Street	Aloha Auto Group, Ltd.	11,680	10/31/2022
10.183	Property	UBS AG	1	2808 Kam Highway	Aloha Auto Group, Ltd.	12,620	10/31/2022
10.184	Property	UBS AG	1	2815 Kilihau Street	Aloha Auto Group, Ltd.	11,680	10/31/2022
10.185	Property	UBS AG	1	2850 Awaawaloa Street	OneSource Distributors, LLC	8,503	11/30/2023
10.186	Property	UBS AG	1	846 Ala Lilikoi Street B	Bradley Shopping Center Company	8,101	04/22/2033
11	Both	SGFC	1	TriAtria Office Building	Millennium Medical	100,789	12/31/2024	Zausmer, August & Caldwell PC	58,500	10/31/2028	Meritus Property Management, LLC	20,045	09/30/2025
12	Both	UBS AG	1	Meidinger Tower	Computershare, Inc.	112,319	10/31/2023	Mountjoy Chilton Medley, LLP	37,345	11/30/2022	Cotiviti Healthcare	27,960	07/31/2021
13	Both	RREF	1	Ocala Industrial	Custom Window Systems, Inc.	375,285	12/31/2033
14	Both	SGFC	1	Glenmont Abbey Village
15	Loan	CIBC	4	New Orleans MOB Portfolio
15.01	Property	CIBC	1	1200 Pinnacle Parkway	Pinnacle Orthopedics	5,655	06/15/2027	Pinnacle Orthopedic Physical Therapy	5,221	06/15/2027	Limitless Performances Training LLC	4,400	12/31/2021
15.02	Property	CIBC	1	3901 Houma Boulevard	Leader, Balkan, & Hendricks, APMC	4,593	09/30/2021	Diabetes and Metabolism Associates, APMC	4,420	01/31/2021	Evolve Chiropractic & Physical Therapy, LLC	4,188	06/30/2034
15.03	Property	CIBC	1	3712 MacArthur Boulevard	Crescent City Physicians	5,232	01/31/2020	NO Physician Services LLC	4,339	09/30/2023	Fairfield Family Clinic	3,639	11/30/2022
15.04	Property	CIBC	1	3000 West Esplanade Avenue	Dwyer, Cambre & Suffern, APLC	8,173	05/31/2029	Louisiana HomeCare of Kenner	5,354	02/29/2024	Louisiana Hospice & Palliative Care of New Orleans	2,650	02/29/2024
16	Both	SMC	1	125 Borinquen Place
17	Loan	SMC	10	Visions Hotel Portfolio II
17.01	Property	SMC	1	Courtyard Horseheads
17.02	Property	SMC	1	Home2 Suites Oswego
17.03	Property	SMC	1	Holiday Inn & Suites Rochester Marketplace
17.04	Property	SMC	1	Hampton Inn Corning Painted Post
17.05	Property	SMC	1	Home2 Suites Rochester Henrietta
17.06	Property	SMC	1	Holiday Inn Express Olean
17.07	Property	SMC	1	Fairfield Inn Watertown
17.08	Property	SMC	1	Holiday Inn Express Canandaigua
17.09	Property	SMC	1	Candlewood Suites Watertown
17.10	Property	SMC	1	Candlewood Suites Sayre
18	Loan	UBS AG	2	Maui Portfolio
18.01	Property	UBS AG	1	Maui Beach Hotel
18.02	Property	UBS AG	1	Maui Nui Golf Course

A-1-48

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Largest Tenant	Unit Size	Lease Expiration	Second Largest Tenant	Unit Size	Lease Expiration	Third Largest Tenant	Unit Size	Lease Expiration
19	Loan	SGFC	4	SWVP Portfolio
19.01	Property	SGFC	1	InterContinental
19.02	Property	SGFC	1	DoubleTree Sunrise
19.03	Property	SGFC	1	DoubleTree Charlotte
19.04	Property	SGFC	1	DoubleTree RTP
20	Both	CIBC	1	Black Canyon Tower	Homesite Group Incorporated	34,500	03/31/2025	Temporary Housing, Inc.	22,740	01/31/2021	MiniCo Insurance Agency, LLC	18,541	05/31/2023
21	Both	RREF	1	Mount Kemble	Avaya	48,098	06/30/2029	Coughlin Duffy	39,227	08/31/2024	TenFour	22,543	02/28/2023
22	Both	SMC	1	48 Saint Nicholas Place
23	Loan	UBS AG	2	Indiana Hotel Portfolio
23.01	Property	UBS AG	1	Staybridge Suites - Indianapolis
23.02	Property	UBS AG	1	Hampton Inn - Scottsburg
24	Loan	SGFC	3	SoCal Medical Office Portfolio
24.01	Property	SGFC	1	Pasadena	Algos, Inc.	23,687	05/31/2034
24.02	Property	SGFC	1	Azusa	Algos, Inc.	11,331	05/31/2034
24.03	Property	SGFC	1	Rancho Mirage	Algos, Inc.	7,500	05/31/2034
25	Loan	SGFC	3	TZA Multifamily Portfolio #2
25.01	Property	SGFC	1	Wellston Ridge
25.02	Property	SGFC	1	Oakdale Villas
25.03	Property	SGFC	1	Northcrest
26	Both	CIBC	1	Holiday Inn Express Nashville Antioch
27	Both	RREF	1	Renaissance Center VI	The Auto Club Group, Inc.	150,000	03/31/2033
28	Loan	RREF	3	Wilmington Industrial Portfolio
28.01	Property	RREF	1	3336 Progress Way	PC Connection	282,819	08/31/2025
28.02	Property	RREF	1	3260 Progress Way	Dealertack	121,600	08/31/2021
28.03	Property	RREF	1	3188 Progress Way	New Sabina	121,600	08/31/2022
29	Both	SMC	1	Marriott SpringHill Suites and Towneplace Suites
30	Loan	SMC	3	BoaVida MHC Portfolio
30.01	Property	SMC	1	Riverlawn MHC
30.02	Property	SMC	1	Beaver Run MHC
30.03	Property	SMC	1	Wilson Landing MHC
31	Both	CIBC	1	Candle-Lite Warehouse	Candle-lite Company, LLC	877,504	03/31/2031
32	Both	SMC	1	South Bay Distribution Center	The Boochery	28,880	09/30/2027	Premier Produce Company	20,601	07/31/2022	American Mushroom	14,505	01/31/2022
33	Loan	Barclays	18	ExchangeRight Net Leased Portfolio #27
33.01	Property	Barclays	1	Hy-Vee - Cottage Grove, MN	Hy-Vee	100,206	01/31/2039
33.02	Property	Barclays	1	BioLife Plasma Services - Savannah, GA	BioLife Plasma Services L.P.	15,730	03/31/2034
33.03	Property	Barclays	1	Pick ‘n Save - Muskego, WI	Pick ‘n Save	62,300	12/31/2029
33.04	Property	Barclays	1	Walgreens - Lubbock, TX	Walgreens	14,820	08/31/2031
33.05	Property	Barclays	1	Walgreens - Houma, LA	Walgreens	14,490	02/29/2032
33.06	Property	Barclays	1	Walgreens - Greendale, WI	Walgreens	13,905	06/30/2031
33.07	Property	Barclays	1	Walgreens - Edmond, OK	Walgreens	14,762	07/31/2032
33.08	Property	Barclays	1	Tractor Supply - Duncansville, PA	Tractor Supply	19,104	01/31/2029
33.09	Property	Barclays	1	Walgreens - Dayton, OH	Walgreens	13,905	03/31/2029
33.10	Property	Barclays	1	Walgreens - Augusta, GA	Walgreens	13,650	04/01/2029
33.11	Property	Barclays	1	Advance Auto Parts - Houston, TX	Advance Auto Parts	6,912	02/28/2033
33.12	Property	Barclays	1	O’Reilly - South Houston, TX	O’Reilly	7,000	04/30/2033
33.13	Property	Barclays	1	O’Reilly - Knoxville, TN	O’Reilly	7,125	11/30/2034
33.14	Property	Barclays	1	Dollar General - South Point, OH	Dollar General	9,002	03/31/2034
33.15	Property	Barclays	1	Dollar General - Slidell, LA	Dollar General	9,002	06/30/2033
33.16	Property	Barclays	1	Dollar General - Houma, LA	Dollar General	9,026	06/15/2033
33.17	Property	Barclays	1	Dollar Tree - Kaukauna, WI	Dollar Tree	9,525	05/31/2029
33.18	Property	Barclays	1	Dollar General - Mansfield, OH	Dollar General	9,026	01/31/2034
34	Both	Natixis	1	10000 Santa Monica Boulevard
35	Both	RREF	1	Town Square	Evergreen Kosher	48,099	11/30/2032	Amazing Savings	19,757	09/02/2022	Auction Mart	6,127	01/31/2029
36	Both	UBS AG	1	Ambler Yards	MPD Chemicals, LLC	37,680	02/28/2034	Monarch Storage & Warehouse	36,767	07/31/2022	Kupper Engineering, Inc	19,022	01/31/2028
37	Both	Barclays	1	Ridgeview Plaza	Burke’s Outlet	30,012	04/30/2024	Dollar Tree	10,000	09/30/2026	The Cato Corp.	5,120	01/31/2022
38	Both	SGFC	1	Arapahoe Industrial Park	Kazmira	72,869	12/31/2033	Johnson Logistics	50,000	05/31/2020	Conoco Phillips	43,977	05/31/2021
39	Loan	UBS AG	11	CIRE Equity Retail & Industrial Portfolio
39.01	Property	UBS AG	1	Wood Village Town Center	Kohl’s Department Stores	87,501	01/31/2027	Theresa’s Pet	9,800	06/30/2024	The Rock Wood Fired Pizza & Spirit	5,196	06/30/2021
39.02	Property	UBS AG	1	Pecan Promenade	Ross Stores	30,187	01/31/2022	LA Fitness	27,564	11/30/2029	Dollar Tree	10,000	10/31/2022
39.03	Property	UBS AG	1	Valley Plaza	US Foods	60,145	03/31/2024	Ross Stores	27,650	01/31/2021	Salon Boutique	7,880	05/31/2028
39.04	Property	UBS AG	1	Pear Tree	JC Penney	51,395	02/28/2024	Lucky’s (SaveMart)	49,377	03/31/2024	Ross Stores	25,976	01/30/2025
39.05	Property	UBS AG	1	Glendale Market Square	Floor & Décor	75,000	04/30/2028	Linda Home Furnishings	45,000	11/30/2024	EJ’s Auction & Consignment	28,909	11/30/2025
39.06	Property	UBS AG	1	Central Park Shopping Center	Big Lots	32,153	01/31/2023	ARC Thrift Store	29,294	05/31/2025	Adventure Dental	8,805	04/30/2024
39.07	Property	UBS AG	1	Val Vista Towne Center	Ross Stores	25,126	01/31/2022	Petco	13,221	01/31/2022	Fred Astaire	3,511	11/30/2024
39.08	Property	UBS AG	1	2641 Hall Ave - Riverside, CA	48 Forty Solutions	34,982	05/31/2023
39.09	Property	UBS AG	1	606 W Troy - Indianapolis, IN	48 Forty Solutions	22,860	04/30/2024
39.10	Property	UBS AG	1	Homeland - Bartow, FL	48 Forty Solutions	67,438	06/30/2025
39.11	Property	UBS AG	1	2621 Hall Ave - Riverside, CA	48 Forty Solutions	16,000	05/31/2023
40	Both	SMC	1	Extra Space Moreno Valley
41	Loan	SGFC	2	Pacific Grove Portfolio
41.01	Property	SGFC	1	Sea Breeze Inn & Cottages
41.02	Property	SGFC	1	Bide-A-Wee Inn & Cottages
42	Both	Barclays	1	Los Robles Medical Office	Conejo Surgery Center (Journey Life)	7,324	06/30/2022	West Coast E.N.T.	4,241	04/30/2022	Miguel Gonzalez, MD	3,503	08/31/2021
43	Both	Barclays	1	Hampton Inn - Covington, GA
44	Both	UBS AG	1	At Home Store - Palm Beach Gardens	At Home	120,000	08/31/2029
45	Both	SGFC	1	Hampton Inn El Reno
46	Both	SGFC	1	Holiday Inn Express & Suites El Reno
47	Both	SGFC	1	Novanta Building	Novanta, Inc.	55,000	06/30/2029
48	Both	CIBC	1	CVS Staten Island	CVS	12,900	01/31/2039
49	Both	Barclays	1	Home2 - Hasbrouck
50	Loan	UBS AG	2	Fairway Plaza & Markets at Maizeland
50.01	Property	UBS AG	1	Markets at Maizeland	Rocco’s Ital Rest.	5,346	06/14/2024	Land Dev Consultants	2,488	12/31/2020	Eastside Pharmacy	2,400	10/31/2021
50.02	Property	UBS AG	1	Fairway Plaza	Second home	5,300	09/30/2023	El Rey Del Taco	2,608	10/31/2022	Living Art	2,600	10/31/2022
51	Loan	CIBC	6	Schnader Enterprises Portfolio
51.01	Property	CIBC	1	Emelia Woods Apartments
51.02	Property	CIBC	1	Laredo Apartments

A-1-49

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Largest Tenant	Unit Size	Lease Expiration	Second Largest Tenant	Unit Size	Lease Expiration	Third Largest Tenant	Unit Size	Lease Expiration
51.03	Property	CIBC	1	Harford Road Apartments (6507-6513)
51.04	Property	CIBC	1	Norwood/Ferndale Apartments
51.05	Property	CIBC	1	Belvedere Studios
51.06	Property	CIBC	1	Hamilton Townhouses
52	Both	UBS AG	1	Greenwich Inn - San Francisco
53	Both	RREF	1	Hampton Inn Peachtree City
54	Both	Barclays	1	Gray Oaks Corporate Center	Nike, Inc.	73,200	04/30/2025
55	Both	UBS AG	1	Summerville Plaza	Stars and Strikes	56,100	02/28/2034	Crunch Fitness	27,750	11/30/2029
56	Loan	UBS AG	3	Krea Portfolio
56.01	Property	UBS AG	1	Newberry Plaza	Badcock Furniture	17,320	09/30/2025	Dollar General	13,500	12/31/2021	Mighty Dollar	12,580	09/30/2026
56.02	Property	UBS AG	1	Shops at Dillon	Badcock Furniture	20,250	07/31/2021	Specialty Retailers	18,000	07/31/2021	Save-A-Lot	14,841	01/31/2020
56.03	Property	UBS AG	1	Shops at Hartsville	Big Lots	30,000	01/31/2024
57	Both	SMC	1	9th & Maple Fee
58	Both	CIBC	1	32-34 Broad Street	Chase	5,800	12/12/2024	BTIG	3,724	09/30/2023	TIBS Realty	3,509	06/30/2031
59	Both	CIBC	1	Suburban Extended Stay - Kennesaw, GA
60	Both	SMC	1	Lake Howell Plaza	Dollar General	19,554	06/30/2022	Monkey Joe’s	12,366	05/31/2023	Goldfish Swim School	10,069	01/31/2032
61	Both	RREF	1	Walmart Supercenter Fulton	Walmart	109,450	03/16/2029
62	Both	RREF	1	Quality Inn & Suites Bremerton
63	Loan	SMC	3	Jackson Retail Portfolio
63.01	Property	SMC	1	Northpark Station	Medgar Evers, Inc.	5,000	12/05/2021	GI Jan Studio	2,500	12/31/2021	Tweeked Hair	2,500	07/31/2023
63.02	Property	SMC	1	Highway 18 Plaza	Quest Fitness	6,000	06/28/2034	Physical Therapy	3,100	11/01/2021	Subway	1,900	10/31/2020
63.03	Property	SMC	1	Lakeover Shopping Center	Quest Fitness	15,000	06/28/2034	Red Zone Grill	3,000	11/01/2029
64	Both	Barclays	1	Sherwood MHC
65	Both	CIBC	1	Courtyard Self-Storage
66	Both	CIBC	1	588 East San Lorenzo Road
67	Both	UBS AG	1	Baymont Inn & Suites - Mackinaw City
68	Both	SMC	1	205-207 East Washington Street	Blue Tractor	6,800	12/31/2031	Amesite	3,400	05/05/2022	Wisely	2,000	07/31/2022
69	Both	UBS AG	1	Brunswick West Shopping Center	Winn Dixie	44,157	10/31/2026	Family Dollar Stores of Atlanta	6,000	12/31/2022	Take Two Video	2,646	06/30/2022
70	Both	RREF	1	Walgreens – Conyers GA	Walgreens	14,560	10/31/2028
71	Both	CIBC	1	Villas at Atlantic Beach
72	Both	RREF	1	Sterling Hill Apartments
73	Both	RREF	1	Walgreens – Palatka FL	Walgreens	13,905	07/31/2029

A-1-50

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Fourth Largest Tenant	Unit Size	Lease Expiration	Fifth Largest Tenant	Unit Size	Lease Expiration	Loan Purpose
1	Both	Barclays	1	Moffett Towers II - Buildings 3 & 4							Refinance
2	Both	Barclays	1	188 Spear Street	Lee’s Deli	3,286	04/01/2023	SF Florist, Inc.	3,083	09/01/2022	Refinance
3	Loan	Natixis	4	Vanguard Portfolio							Acquisition
3.01	Property	Natixis	1	425 Old Morehall Road
3.02	Property	Natixis	1	1001 Cedar Hollow Road
3.03	Property	Natixis	1	50 Morehall Road
3.04	Property	Natixis	1	60 Morehall Road
4	Loan	SGFC	23	ExchangeRight Net Leased Portfolio 28							Acquisition
4.01	Property	SGFC	1	Pick n Save - Oconomowoc, WI
4.02	Property	SGFC	1	Pick n Save - Wales, WI
4.03	Property	SGFC	1	Hobby Lobby - Hendersonville, TN
4.04	Property	SGFC	1	Hobby Lobby - Appleton, WI
4.05	Property	SGFC	1	Walgreens - Newport News, VA
4.06	Property	SGFC	1	Walgreens - Aurora, IL
4.07	Property	SGFC	1	Walgreens - Hammond, IN
4.08	Property	SGFC	1	Walgreens - North Aurora, IL
4.09	Property	SGFC	1	Walgreens - Fort Worth, TX
4.10	Property	SGFC	1	Tractor Supply - Lake Charles, LA
4.11	Property	SGFC	1	Fresenius Medical Care - West Columbia, SC
4.12	Property	SGFC	1	Walgreens - Flint, MI
4.13	Property	SGFC	1	Tractor Supply - Springtown, TX
4.14	Property	SGFC	1	Walgreens - Orland Park, IL
4.15	Property	SGFC	1	Walgreens - Peoria, IL
4.16	Property	SGFC	1	Dollar General - Houston, TX
4.17	Property	SGFC	1	Dollar General - Soddy Daisy, TN
4.18	Property	SGFC	1	O’Reilly Auto Parts - Lexington, SC
4.19	Property	SGFC	1	Dollar General - Mishawaka, IN
4.20	Property	SGFC	1	Dollar General - Lambertville, MI
4.21	Property	SGFC	1	Dollar Tree - Beech Island, SC
4.22	Property	SGFC	1	Dollar General - Youngsville, LA
4.23	Property	SGFC	1	Dollar General - Battle Creek, MI
5	Loan	Barclays	32	Inland Life Storage Portfolio							Acquisition
5.01	Property	Barclays	1	Life Storage - 586
5.02	Property	Barclays	1	Life Storage - 145
5.03	Property	Barclays	1	Life Storage - 364
5.04	Property	Barclays	1	Life Storage - 365
5.05	Property	Barclays	1	Life Storage - 212
5.06	Property	Barclays	1	Life Storage - 386
5.07	Property	Barclays	1	Life Storage - 256
5.08	Property	Barclays	1	Life Storage - 206
5.09	Property	Barclays	1	Life Storage - 324
5.10	Property	Barclays	1	Life Storage - 236
5.11	Property	Barclays	1	Life Storage - 184
5.12	Property	Barclays	1	Life Storage - 500
5.13	Property	Barclays	1	Life Storage - 288
5.14	Property	Barclays	1	Life Storage - 299
5.15	Property	Barclays	1	Life Storage - 209
5.16	Property	Barclays	1	Life Storage - 035
5.17	Property	Barclays	1	Life Storage - 074
5.18	Property	Barclays	1	Life Storage - 252
5.19	Property	Barclays	1	Life Storage - 033
5.20	Property	Barclays	1	Life Storage - 205
5.21	Property	Barclays	1	Life Storage - 300
5.22	Property	Barclays	1	Life Storage - 026
5.23	Property	Barclays	1	Life Storage - 361
5.24	Property	Barclays	1	Life Storage - 165
5.25	Property	Barclays	1	Life Storage - 208
5.26	Property	Barclays	1	Life Storage - 211
5.27	Property	Barclays	1	Life Storage - 021
5.28	Property	Barclays	1	Life Storage - 298
5.29	Property	Barclays	1	Life Storage - 297
5.30	Property	Barclays	1	Life Storage - 153
5.31	Property	Barclays	1	Life Storage - 075
5.32	Property	Barclays	1	Life Storage - 152
6	Both	RREF	1	Emerald Pointe Apartments							Refinance
7	Both	UBS AG	1	Hilton Garden Inn - San Diego Mission Valley Stadium							Acquisition
8	Both	Natixis	1	2 North 6th Place							Refinance
9	Both	SMC	1	Tower Plaza	Talk of the Town Salon	8,881	07/31/2028	Gourmet Italia	6,921	10/31/2025	Refinance
10	Loan	UBS AG	186	ILPT Hawaii Portfolio							Recapitalization
10.001	Property	UBS AG	1	2810 Pukoloa Street
10.002	Property	UBS AG	1	1360 Pali Highway
10.003	Property	UBS AG	1	1001 Ahua Street
10.004	Property	UBS AG	1	848 Ala Lilikoi Street A
10.005	Property	UBS AG	1	2850 Paa Street
10.006	Property	UBS AG	1	949 Mapunapuna Street
10.007	Property	UBS AG	1	2828 Paa Street
10.008	Property	UBS AG	1	80 Sand Island Access Road
10.009	Property	UBS AG	1	1030 Mapunapuna Street
10.010	Property	UBS AG	1	150 Puuhale Road
10.011	Property	UBS AG	1	2344 Pahounui Drive
10.012	Property	UBS AG	1	120 Sand Island Access Road	Diversified Innovations, Inc.	2,489	06/30/2020	First Hawaiian Bank	1,742	02/28/2021
10.013	Property	UBS AG	1	1122 Mapunapuna Street
10.014	Property	UBS AG	1	2915 Kaihikapu Street
10.015	Property	UBS AG	1	819 Ahua Street
10.016	Property	UBS AG	1	2144 Auiki Street	Premier Interiors Development, Inc.	3,300	02/28/2022	Frontier Precision, Inc.	2,990	01/31/2021
10.017	Property	UBS AG	1	1027 Kikowaena Place
10.018	Property	UBS AG	1	1931 Kahai Street
10.019	Property	UBS AG	1	148 Mokauea Street
10.020	Property	UBS AG	1	2886 Paa Street
10.021	Property	UBS AG	1	2838 Kilihau Street
10.022	Property	UBS AG	1	803 Ahua Street
10.023	Property	UBS AG	1	220 Puuhale Road
10.024	Property	UBS AG	1	930 Mapunapuna Street

A-1-51

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Fourth Largest Tenant	Unit Size	Lease Expiration	Fifth Largest Tenant	Unit Size	Lease Expiration	Loan Purpose
10.025	Property	UBS AG	1	2103 Kaliawa Street
10.026	Property	UBS AG	1	2969 Mapunapuna Place
10.027	Property	UBS AG	1	158 Sand Island Access Road
10.028	Property	UBS AG	1	1926 Auiki Street
10.029	Property	UBS AG	1	113 Puuhale Road
10.030	Property	UBS AG	1	2250 Pahounui Drive
10.031	Property	UBS AG	1	733 Mapunapuna Street
10.032	Property	UBS AG	1	761 Ahua Street
10.033	Property	UBS AG	1	918 Ahua Street
10.034	Property	UBS AG	1	180 Sand Island Access Road
10.035	Property	UBS AG	1	2829 Awaawaloa Street
10.036	Property	UBS AG	1	120 Mokauea Street
10.037	Property	UBS AG	1	2861 Mokumoa Street
10.038	Property	UBS AG	1	2826 Kaihikapu Street
10.039	Property	UBS AG	1	179 Sand Island Access Road
10.040	Property	UBS AG	1	855 Mapunapuna Street
10.041	Property	UBS AG	1	2308 Pahounui Drive
10.042	Property	UBS AG	1	619 Mapunapuna Street
10.043	Property	UBS AG	1	2846-A Awaawaloa Street
10.044	Property	UBS AG	1	238 Sand Island Access Road
10.045	Property	UBS AG	1	704 Mapunapuna Street
10.046	Property	UBS AG	1	120B Mokauea Street
10.047	Property	UBS AG	1	1150 Kikowaena Street
10.048	Property	UBS AG	1	2127 Auiki Street
10.049	Property	UBS AG	1	2810 Paa Street
10.050	Property	UBS AG	1	2841 Pukoloa Street
10.051	Property	UBS AG	1	1000 Mapunapuna Street
10.052	Property	UBS AG	1	2829 Pukoloa Street
10.053	Property	UBS AG	1	889 Ahua Street
10.054	Property	UBS AG	1	2819 Pukoloa Street
10.055	Property	UBS AG	1	1038 Kikowaena Place
10.056	Property	UBS AG	1	2965 Mokumoa Street
10.057	Property	UBS AG	1	850 Ahua Street
10.058	Property	UBS AG	1	1330 Pali Highway
10.059	Property	UBS AG	1	2855 Pukoloa Street
10.060	Property	UBS AG	1	2865 Pukoloa Street
10.061	Property	UBS AG	1	789 Mapunapuna Street
10.062	Property	UBS AG	1	2960 Mokumoa Street
10.063	Property	UBS AG	1	231B Sand Island Access Road
10.064	Property	UBS AG	1	2020 Auiki Street
10.065	Property	UBS AG	1	2857 Awaawaloa Street
10.066	Property	UBS AG	1	1050 Kikowaena Place
10.067	Property	UBS AG	1	2850 Mokumoa Street
10.068	Property	UBS AG	1	2840 Mokumoa Street
10.069	Property	UBS AG	1	2830 Mokumoa Street
10.070	Property	UBS AG	1	960 Mapunapuna Street
10.071	Property	UBS AG	1	125B Puuhale Road
10.072	Property	UBS AG	1	2809 Kaihikapu Street
10.073	Property	UBS AG	1	212 Mohonua Place
10.074	Property	UBS AG	1	692 Mapunapuna Street
10.075	Property	UBS AG	1	1024 Kikowaena Place
10.076	Property	UBS AG	1	669 Ahua Street
10.077	Property	UBS AG	1	215 Puuhale Road
10.078	Property	UBS AG	1	142 Mokauea Street
10.079	Property	UBS AG	1	2847 Awaawaloa Street
10.080	Property	UBS AG	1	2816 Awaawaloa Street
10.081	Property	UBS AG	1	2928 Kaihikapu Street - B
10.082	Property	UBS AG	1	2864 Mokumoa Street
10.083	Property	UBS AG	1	770 Mapunapuna Street
10.084	Property	UBS AG	1	151 Puuhale Road
10.085	Property	UBS AG	1	207 Puuhale Road
10.086	Property	UBS AG	1	2970 Mokumoa Street
10.087	Property	UBS AG	1	2868 Kaihikapu Street
10.088	Property	UBS AG	1	2908 Kaihikapu Street
10.089	Property	UBS AG	1	2814 Kilihau Street
10.090	Property	UBS AG	1	759 Puuloa Road
10.091	Property	UBS AG	1	659 Puuloa Road
10.092	Property	UBS AG	1	667 Puuloa Road
10.093	Property	UBS AG	1	679 Puuloa Road
10.094	Property	UBS AG	1	689 Puuloa Road
10.095	Property	UBS AG	1	950 Mapunapuna Street
10.096	Property	UBS AG	1	822 Mapunapuna Street
10.097	Property	UBS AG	1	842 Mapunapuna Street
10.098	Property	UBS AG	1	214 Sand Island Access Road
10.099	Property	UBS AG	1	709 Ahua Street
10.100	Property	UBS AG	1	766 Mapunapuna Street
10.101	Property	UBS AG	1	830 Mapunapuna Street
10.102	Property	UBS AG	1	2855 Kaihikapu Street
10.103	Property	UBS AG	1	865 Ahua Street
10.104	Property	UBS AG	1	852 Mapunapuna Street
10.105	Property	UBS AG	1	2906 Kaihikapu Street
10.106	Property	UBS AG	1	2879 Paa Street
10.107	Property	UBS AG	1	702 Ahua Street
10.108	Property	UBS AG	1	2864 Awaawaloa Street
10.109	Property	UBS AG	1	2819 Mokumoa Street - A
10.110	Property	UBS AG	1	2869 Mokumoa Street
10.111	Property	UBS AG	1	2819 Mokumoa Street - B
10.112	Property	UBS AG	1	228 Mohonua Place
10.113	Property	UBS AG	1	2264 Pahounui Drive
10.114	Property	UBS AG	1	808 Ahua Street
10.115	Property	UBS AG	1	2827 Kaihikapu Street
10.116	Property	UBS AG	1	697 Ahua Street
10.117	Property	UBS AG	1	2849 Kaihikapu Street

A-1-52

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Fourth Largest Tenant	Unit Size	Lease Expiration	Fifth Largest Tenant	Unit Size	Lease Expiration	Loan Purpose
10.118	Property	UBS AG	1	2831 Awaawaloa Street
10.119	Property	UBS AG	1	2858 Kaihikapu Street
10.120	Property	UBS AG	1	2276 Pahounui Drive
10.121	Property	UBS AG	1	2806 Kaihikapu Street
10.122	Property	UBS AG	1	1052 Ahua Street
10.123	Property	UBS AG	1	2889 Mokumoa Street
10.124	Property	UBS AG	1	685 Ahua Street
10.125	Property	UBS AG	1	2839 Mokumoa Street
10.126	Property	UBS AG	1	94-240 Pupuole Street
10.127	Property	UBS AG	1	2928 Kaihikapu Street - A
10.128	Property	UBS AG	1	719 Ahua Street
10.129	Property	UBS AG	1	2812 Awaawaloa Street
10.130	Property	UBS AG	1	2927 Mokumoa Street
10.131	Property	UBS AG	1	197 Sand Island Access Road
10.132	Property	UBS AG	1	2844 Kaihikapu Street
10.133	Property	UBS AG	1	2879 Mokumoa Street
10.134	Property	UBS AG	1	2135 Auiki Street
10.135	Property	UBS AG	1	855 Ahua Street
10.136	Property	UBS AG	1	2122 Kaliawa Street
10.137	Property	UBS AG	1	2831 Kaihikapu Street
10.138	Property	UBS AG	1	729 Ahua Street
10.139	Property	UBS AG	1	739 Ahua Street
10.140	Property	UBS AG	1	2833 Paa Street #2
10.141	Property	UBS AG	1	2833 Paa Street
10.142	Property	UBS AG	1	2815 Kaihikapu Street
10.143	Property	UBS AG	1	1062 Kikowaena Place
10.144	Property	UBS AG	1	673 Ahua Street
10.145	Property	UBS AG	1	2106 Kaliawa Street
10.146	Property	UBS AG	1	812 Mapunapuna Street
10.147	Property	UBS AG	1	2804 Kilihau Street
10.148	Property	UBS AG	1	525 North King Street
10.149	Property	UBS AG	1	204 Sand Island Access Road
10.150	Property	UBS AG	1	660 Ahua Street
10.151	Property	UBS AG	1	218 Mohonua Place
10.152	Property	UBS AG	1	125 Puuhale Road
10.153	Property	UBS AG	1	645 Ahua Street
10.154	Property	UBS AG	1	675 Mapunapuna Street
10.155	Property	UBS AG	1	659 Ahua Street
10.156	Property	UBS AG	1	1055 Ahua Street
10.157	Property	UBS AG	1	944 Ahua Street
10.158	Property	UBS AG	1	2019 Kahai Street
10.159	Property	UBS AG	1	2001 Kahai Street
10.160	Property	UBS AG	1	106 Puuhale Road	Natividad Inc.	1,728	06/30/2021
10.161	Property	UBS AG	1	2875 Paa Street
10.162	Property	UBS AG	1	1024 Mapunapuna Street
10.163	Property	UBS AG	1	2760 Kamehameha Highway
10.164	Property	UBS AG	1	2635 Waiwai Loop A
10.165	Property	UBS AG	1	2635 Waiwai Loop B
10.166	Property	UBS AG	1	2836 Awaawaloa Street
10.167	Property	UBS AG	1	609 Ahua Street
10.168	Property	UBS AG	1	905 Ahua Street
10.169	Property	UBS AG	1	2110 Auiki Street
10.170	Property	UBS AG	1	140 Puuhale Road
10.171	Property	UBS AG	1	2139 Kaliawa Street
10.172	Property	UBS AG	1	231 Sand Island Access Road
10.173	Property	UBS AG	1	2140 Kaliawa Street
10.174	Property	UBS AG	1	33 South Vineyard Boulevard
10.175	Property	UBS AG	1	970 Ahua Street
10.176	Property	UBS AG	1	960 Ahua Street
10.177	Property	UBS AG	1	1045 Mapunapuna Street
10.178	Property	UBS AG	1	165 Sand Island Access Road
10.179	Property	UBS AG	1	2839 Kilihau Street
10.180	Property	UBS AG	1	2829 Kilihau Street
10.181	Property	UBS AG	1	2833 Kilihau Street
10.182	Property	UBS AG	1	2821 Kilihau Street
10.183	Property	UBS AG	1	2808 Kam Highway
10.184	Property	UBS AG	1	2815 Kilihau Street
10.185	Property	UBS AG	1	2850 Awaawaloa Street
10.186	Property	UBS AG	1	846 Ala Lilikoi Street B
11	Both	SGFC	1	TriAtria Office Building	Ameriprise Holdings, Inc.	8,700	01/31/2020	Associated Endocrinologists, PC	7,827	02/28/2028	Acquisition
12	Both	UBS AG	1	Meidinger Tower	River Road Asset Management, LLC	19,980	08/14/2022	Seiller Waterman, LLC	14,341	12/31/2023	Refinance
13	Both	RREF	1	Ocala Industrial							Acquisition
14	Both	SGFC	1	Glenmont Abbey Village							Acquisition
15	Loan	CIBC	4	New Orleans MOB Portfolio							Refinance
15.01	Property	CIBC	1	1200 Pinnacle Parkway	Diagnostic Imaging Services	3,305	12/31/2035	Paul Hubbell	3,100	08/31/2025
15.02	Property	CIBC	1	3901 Houma Boulevard	Louisiana Home Healthcare Partners, LLC	2,960	06/30/2021	Shingledecker, DPM	2,870	04/30/2024
15.03	Property	CIBC	1	3712 MacArthur Boulevard	Algiers Dental Associates	3,481	08/31/2020	Center for Autism and Related Disorders	3,160	06/30/2021
15.04	Property	CIBC	1	3000 West Esplanade Avenue	Law Offices of Richard J. Fernandez	962	12/31/2022	Law Offices of Poulson	865	06/23/2021
16	Both	SMC	1	125 Borinquen Place							Refinance
17	Loan	SMC	10	Visions Hotel Portfolio II							Refinance/Acquisition
17.01	Property	SMC	1	Courtyard Horseheads
17.02	Property	SMC	1	Home2 Suites Oswego
17.03	Property	SMC	1	Holiday Inn & Suites Rochester Marketplace
17.04	Property	SMC	1	Hampton Inn Corning Painted Post
17.05	Property	SMC	1	Home2 Suites Rochester Henrietta
17.06	Property	SMC	1	Holiday Inn Express Olean
17.07	Property	SMC	1	Fairfield Inn Watertown
17.08	Property	SMC	1	Holiday Inn Express Canandaigua
17.09	Property	SMC	1	Candlewood Suites Watertown
17.10	Property	SMC	1	Candlewood Suites Sayre
18	Loan	UBS AG	2	Maui Portfolio							Acquisition
18.01	Property	UBS AG	1	Maui Beach Hotel
18.02	Property	UBS AG	1	Maui Nui Golf Course

A-1-53

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Fourth Largest Tenant	Unit Size	Lease Expiration	Fifth Largest Tenant	Unit Size	Lease Expiration	Loan Purpose
19	Loan	SGFC	4	SWVP Portfolio							Refinance
19.01	Property	SGFC	1	InterContinental
19.02	Property	SGFC	1	DoubleTree Sunrise
19.03	Property	SGFC	1	DoubleTree Charlotte
19.04	Property	SGFC	1	DoubleTree RTP
20	Both	CIBC	1	Black Canyon Tower	Flatirons Solutions, Inc.	14,725	01/31/2023	Electrical Consultants, Inc.	14,333	03/31/2024	Acquisition
21	Both	RREF	1	Mount Kemble	Artech	17,457	06/30/2025	NFP	16,970	06/30/2030	Refinance
22	Both	SMC	1	48 Saint Nicholas Place							Refinance
23	Loan	UBS AG	2	Indiana Hotel Portfolio							Refinance
23.01	Property	UBS AG	1	Staybridge Suites - Indianapolis
23.02	Property	UBS AG	1	Hampton Inn - Scottsburg
24	Loan	SGFC	3	SoCal Medical Office Portfolio							Acquisition
24.01	Property	SGFC	1	Pasadena
24.02	Property	SGFC	1	Azusa
24.03	Property	SGFC	1	Rancho Mirage
25	Loan	SGFC	3	TZA Multifamily Portfolio #2							Refinance
25.01	Property	SGFC	1	Wellston Ridge
25.02	Property	SGFC	1	Oakdale Villas
25.03	Property	SGFC	1	Northcrest
26	Both	CIBC	1	Holiday Inn Express Nashville Antioch							Refinance
27	Both	RREF	1	Renaissance Center VI							Recapitalization
28	Loan	RREF	3	Wilmington Industrial Portfolio							Refinance
28.01	Property	RREF	1	3336 Progress Way
28.02	Property	RREF	1	3260 Progress Way
28.03	Property	RREF	1	3188 Progress Way
29	Both	SMC	1	Marriott SpringHill Suites and Towneplace Suites							Refinance
30	Loan	SMC	3	BoaVida MHC Portfolio							Acquisition
30.01	Property	SMC	1	Riverlawn MHC
30.02	Property	SMC	1	Beaver Run MHC
30.03	Property	SMC	1	Wilson Landing MHC
31	Both	CIBC	1	Candle-Lite Warehouse							Refinance
32	Both	SMC	1	South Bay Distribution Center	Seagate Produce	13,992	05/31/2020	Flowers Baking Co. of California	11,792	04/30/2024	Refinance
33	Loan	Barclays	18	ExchangeRight Net Leased Portfolio #27							Acquisition
33.01	Property	Barclays	1	Hy-Vee - Cottage Grove, MN
33.02	Property	Barclays	1	BioLife Plasma Services - Savannah, GA
33.03	Property	Barclays	1	Pick ‘n Save - Muskego, WI
33.04	Property	Barclays	1	Walgreens - Lubbock, TX
33.05	Property	Barclays	1	Walgreens - Houma, LA
33.06	Property	Barclays	1	Walgreens - Greendale, WI
33.07	Property	Barclays	1	Walgreens - Edmond, OK
33.08	Property	Barclays	1	Tractor Supply - Duncansville, PA
33.09	Property	Barclays	1	Walgreens - Dayton, OH
33.10	Property	Barclays	1	Walgreens - Augusta, GA
33.11	Property	Barclays	1	Advance Auto Parts - Houston, TX
33.12	Property	Barclays	1	O’Reilly - South Houston, TX
33.13	Property	Barclays	1	O’Reilly - Knoxville, TN
33.14	Property	Barclays	1	Dollar General - South Point, OH
33.15	Property	Barclays	1	Dollar General - Slidell, LA
33.16	Property	Barclays	1	Dollar General - Houma, LA
33.17	Property	Barclays	1	Dollar Tree - Kaukauna, WI
33.18	Property	Barclays	1	Dollar General - Mansfield, OH
34	Both	Natixis	1	10000 Santa Monica Boulevard							Refinance
35	Both	RREF	1	Town Square	Bais Hasforim	4,545	06/01/2024	Goldpath Liquors	4,160	05/01/2021	Acquisition
36	Both	UBS AG	1	Ambler Yards	Betty Borden’s House of Whacks	18,305	12/31/2025	Phenom People	17,689	04/01/2026	Refinance
37	Both	Barclays	1	Ridgeview Plaza	MedExpress	5,000	02/28/2022	Shoe Show	3,500	09/30/2021	Refinance
38	Both	SGFC	1	Arapahoe Industrial Park	Precision Steel, Inc	30,400	08/31/2020	Classic Industrial Services	13,262	05/31/2021	Refinance
39	Loan	UBS AG	11	CIRE Equity Retail & Industrial Portfolio							Refinance
39.01	Property	UBS AG	1	Wood Village Town Center	The Sleep Train, Inc.	5,091	09/30/2026	National Vision, Inc.	3,183	01/31/2020
39.02	Property	UBS AG	1	Pecan Promenade	Kirkland’s	10,000	06/30/2020	Shoe Show	7,007	06/30/2026
39.03	Property	UBS AG	1	Valley Plaza	Banner Health	5,000	08/31/2023	Sprint	4,230	08/31/2021
39.04	Property	UBS AG	1	Pear Tree	Big 5 Sporting Goods	16,520	05/31/2022	Maurice’s	5,300	01/31/2021
39.05	Property	UBS AG	1	Glendale Market Square	Hospice of the Valley	8,443	02/29/2020	Cucina Tagliani	4,920	04/30/2024
39.06	Property	UBS AG	1	Central Park Shopping Center	Fast Cash Pawn and Jewelry	5,724	11/30/2019	Comrade Brewery	5,315	05/31/2021
39.07	Property	UBS AG	1	Val Vista Towne Center	Val Vista Dental	2,551	04/30/2020	Regis Salon	1,910	11/30/2019
39.08	Property	UBS AG	1	2641 Hall Ave - Riverside, CA
39.09	Property	UBS AG	1	606 W Troy - Indianapolis, IN
39.10	Property	UBS AG	1	Homeland - Bartow, FL
39.11	Property	UBS AG	1	2621 Hall Ave - Riverside, CA
40	Both	SMC	1	Extra Space Moreno Valley							Refinance
41	Loan	SGFC	2	Pacific Grove Portfolio							Refinance
41.01	Property	SGFC	1	Sea Breeze Inn & Cottages
41.02	Property	SGFC	1	Bide-A-Wee Inn & Cottages
42	Both	Barclays	1	Los Robles Medical Office	Laura Bucci, DDS	1,981	09/30/2027	Chew Dental Group	1,922	06/30/2026	Refinance
43	Both	Barclays	1	Hampton Inn - Covington, GA							Refinance
44	Both	UBS AG	1	At Home Store - Palm Beach Gardens							Refinance
45	Both	SGFC	1	Hampton Inn El Reno							Refinance
46	Both	SGFC	1	Holiday Inn Express & Suites El Reno							Refinance
47	Both	SGFC	1	Novanta Building							Acquisition
48	Both	CIBC	1	CVS Staten Island							Recapitalization
49	Both	Barclays	1	Home2 - Hasbrouck							Recapitalization
50	Loan	UBS AG	2	Fairway Plaza & Markets at Maizeland							Refinance
50.01	Property	UBS AG	1	Markets at Maizeland	El Rey	2,400	06/30/2022	Advanced Tax	2,400	09/30/2021
50.02	Property	UBS AG	1	Fairway Plaza	tt nails	2,600	09/30/2027	Loya	1,354	12/31/2023
51	Loan	CIBC	6	Schnader Enterprises Portfolio							Refinance
51.01	Property	CIBC	1	Emelia Woods Apartments
51.02	Property	CIBC	1	Laredo Apartments

A-1-54

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Fourth Largest Tenant	Unit Size	Lease Expiration	Fifth Largest Tenant	Unit Size	Lease Expiration	Loan Purpose
51.03	Property	CIBC	1	Harford Road Apartments (6507-6513)
51.04	Property	CIBC	1	Norwood/Ferndale Apartments
51.05	Property	CIBC	1	Belvedere Studios
51.06	Property	CIBC	1	Hamilton Townhouses
52	Both	UBS AG	1	Greenwich Inn - San Francisco							Refinance
53	Both	RREF	1	Hampton Inn Peachtree City							Refinance
54	Both	Barclays	1	Gray Oaks Corporate Center							Refinance
55	Both	UBS AG	1	Summerville Plaza							Refinance
56	Loan	UBS AG	3	Krea Portfolio							Refinance
56.01	Property	UBS AG	1	Newberry Plaza	Anytime Fitness	6,188	10/21/2019	Country Clean Dry Clean	4,200	12/31/2020
56.02	Property	UBS AG	1	Shops at Dillon	Citi Trends	10,297	03/31/2020	Hibbett Sporting Goods	7,464	01/31/2021
56.03	Property	UBS AG	1	Shops at Hartsville
57	Both	SMC	1	9th & Maple Fee							Acquisition
58	Both	CIBC	1	32-34 Broad Street	JTS Productions	3,400	07/31/2021	Cornerstone Futures	1,500	11/30/2021	Refinance
59	Both	CIBC	1	Suburban Extended Stay - Kennesaw, GA							Refinance
60	Both	SMC	1	Lake Howell Plaza	Don Elrod, dba Champion Karate and Fitness Kickboxing	4,000	10/31/2022	Dogtopia	4,000	05/31/2024	Refinance
61	Both	RREF	1	Walmart Supercenter Fulton							Refinance
62	Both	RREF	1	Quality Inn & Suites Bremerton							Acquisition
63	Loan	SMC	3	Jackson Retail Portfolio							Refinance
63.01	Property	SMC	1	Northpark Station	Alsalem Market	2,462	04/30/2024	Wireless Planet	1,330	10/14/2021
63.02	Property	SMC	1	Highway 18 Plaza	Wireless Planet	1,000	11/01/2029
63.03	Property	SMC	1	Lakeover Shopping Center
64	Both	Barclays	1	Sherwood MHC							Refinance
65	Both	CIBC	1	Courtyard Self-Storage							Refinance
66	Both	CIBC	1	588 East San Lorenzo Road							Acquisition
67	Both	UBS AG	1	Baymont Inn & Suites - Mackinaw City							Refinance
68	Both	SMC	1	205-207 East Washington Street	Interaction Gaming	1,600	08/31/2021				Refinance
69	Both	UBS AG	1	Brunswick West Shopping Center	Max Tax Holdings GA Inc.	2,150	06/30/2020	Ming Li	2,046	02/28/2027	Recapitalization
70	Both	RREF	1	Walgreens – Conyers GA							Refinance
71	Both	CIBC	1	Villas at Atlantic Beach							Acquisition
72	Both	RREF	1	Sterling Hill Apartments							Acquisition
73	Both	RREF	1	Walgreens – Palatka FL							Refinance

A-1-55

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Principal/Carveout Guarantor(25)	Related Borrower(26)	Lockbox (Y/N)	Lockbox Type(27)
1	Both	Barclays	1	Moffett Towers II - Buildings 3 & 4	Paul Guarantor LLC	No	Yes	Hard
2	Both	Barclays	1	188 Spear Street	Shorenstein Company LLC	No	Yes	Hard
3	Loan	Natixis	4	Vanguard Portfolio	NAP	No	Yes	Hard
3.01	Property	Natixis	1	425 Old Morehall Road
3.02	Property	Natixis	1	1001 Cedar Hollow Road
3.03	Property	Natixis	1	50 Morehall Road
3.04	Property	Natixis	1	60 Morehall Road
4	Loan	SGFC	23	ExchangeRight Net Leased Portfolio 28	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht, Warren Thomas	Yes - Group 1	Yes	Hard
4.01	Property	SGFC	1	Pick n Save - Oconomowoc, WI
4.02	Property	SGFC	1	Pick n Save - Wales, WI
4.03	Property	SGFC	1	Hobby Lobby - Hendersonville, TN
4.04	Property	SGFC	1	Hobby Lobby - Appleton, WI
4.05	Property	SGFC	1	Walgreens - Newport News, VA
4.06	Property	SGFC	1	Walgreens - Aurora, IL
4.07	Property	SGFC	1	Walgreens - Hammond, IN
4.08	Property	SGFC	1	Walgreens - North Aurora, IL
4.09	Property	SGFC	1	Walgreens - Fort Worth, TX
4.10	Property	SGFC	1	Tractor Supply - Lake Charles, LA
4.11	Property	SGFC	1	Fresenius Medical Care - West Columbia, SC
4.12	Property	SGFC	1	Walgreens - Flint, MI
4.13	Property	SGFC	1	Tractor Supply - Springtown, TX
4.14	Property	SGFC	1	Walgreens - Orland Park, IL
4.15	Property	SGFC	1	Walgreens - Peoria, IL
4.16	Property	SGFC	1	Dollar General - Houston, TX
4.17	Property	SGFC	1	Dollar General - Soddy Daisy, TN
4.18	Property	SGFC	1	O’Reilly Auto Parts - Lexington, SC
4.19	Property	SGFC	1	Dollar General - Mishawaka, IN
4.20	Property	SGFC	1	Dollar General - Lambertville, MI
4.21	Property	SGFC	1	Dollar Tree - Beech Island, SC
4.22	Property	SGFC	1	Dollar General - Youngsville, LA
4.23	Property	SGFC	1	Dollar General - Battle Creek, MI
5	Loan	Barclays	32	Inland Life Storage Portfolio	Inland Private Capital Corporation	No	No	None
5.01	Property	Barclays	1	Life Storage - 586
5.02	Property	Barclays	1	Life Storage - 145
5.03	Property	Barclays	1	Life Storage - 364
5.04	Property	Barclays	1	Life Storage - 365
5.05	Property	Barclays	1	Life Storage - 212
5.06	Property	Barclays	1	Life Storage - 386
5.07	Property	Barclays	1	Life Storage - 256
5.08	Property	Barclays	1	Life Storage - 206
5.09	Property	Barclays	1	Life Storage - 324
5.10	Property	Barclays	1	Life Storage - 236
5.11	Property	Barclays	1	Life Storage - 184
5.12	Property	Barclays	1	Life Storage - 500
5.13	Property	Barclays	1	Life Storage - 288
5.14	Property	Barclays	1	Life Storage - 299
5.15	Property	Barclays	1	Life Storage - 209
5.16	Property	Barclays	1	Life Storage - 035
5.17	Property	Barclays	1	Life Storage - 074
5.18	Property	Barclays	1	Life Storage - 252
5.19	Property	Barclays	1	Life Storage - 033
5.20	Property	Barclays	1	Life Storage - 205
5.21	Property	Barclays	1	Life Storage - 300
5.22	Property	Barclays	1	Life Storage - 026
5.23	Property	Barclays	1	Life Storage - 361
5.24	Property	Barclays	1	Life Storage - 165
5.25	Property	Barclays	1	Life Storage - 208
5.26	Property	Barclays	1	Life Storage - 211
5.27	Property	Barclays	1	Life Storage - 021
5.28	Property	Barclays	1	Life Storage - 298
5.29	Property	Barclays	1	Life Storage - 297
5.30	Property	Barclays	1	Life Storage - 153
5.31	Property	Barclays	1	Life Storage - 075
5.32	Property	Barclays	1	Life Storage - 152
6	Both	RREF	1	Emerald Pointe Apartments	Kevin O’Brien	No	Yes	Springing
7	Both	UBS AG	1	Hilton Garden Inn - San Diego Mission Valley Stadium	Li Hui Lo	No	Yes	Springing
8	Both	Natixis	1	2 North 6th Place	Jeffrey Levine	No	Yes	Soft
9	Both	SMC	1	Tower Plaza	Shaoul Levy	No	Yes	Springing
10	Loan	UBS AG	186	ILPT Hawaii Portfolio	Industrial Logistics Properties Trust	No	Yes	Hard
10.001	Property	UBS AG	1	2810 Pukoloa Street
10.002	Property	UBS AG	1	1360 Pali Highway
10.003	Property	UBS AG	1	1001 Ahua Street
10.004	Property	UBS AG	1	848 Ala Lilikoi Street A
10.005	Property	UBS AG	1	2850 Paa Street
10.006	Property	UBS AG	1	949 Mapunapuna Street
10.007	Property	UBS AG	1	2828 Paa Street
10.008	Property	UBS AG	1	80 Sand Island Access Road
10.009	Property	UBS AG	1	1030 Mapunapuna Street
10.010	Property	UBS AG	1	150 Puuhale Road
10.011	Property	UBS AG	1	2344 Pahounui Drive
10.012	Property	UBS AG	1	120 Sand Island Access Road
10.013	Property	UBS AG	1	1122 Mapunapuna Street
10.014	Property	UBS AG	1	2915 Kaihikapu Street
10.015	Property	UBS AG	1	819 Ahua Street
10.016	Property	UBS AG	1	2144 Auiki Street
10.017	Property	UBS AG	1	1027 Kikowaena Place
10.018	Property	UBS AG	1	1931 Kahai Street
10.019	Property	UBS AG	1	148 Mokauea Street
10.020	Property	UBS AG	1	2886 Paa Street
10.021	Property	UBS AG	1	2838 Kilihau Street
10.022	Property	UBS AG	1	803 Ahua Street
10.023	Property	UBS AG	1	220 Puuhale Road
10.024	Property	UBS AG	1	930 Mapunapuna Street

A-1-56

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Principal/Carveout Guarantor(25)	Related Borrower(26)	Lockbox (Y/N)	Lockbox Type(27)
10.025	Property	UBS AG	1	2103 Kaliawa Street
10.026	Property	UBS AG	1	2969 Mapunapuna Place
10.027	Property	UBS AG	1	158 Sand Island Access Road
10.028	Property	UBS AG	1	1926 Auiki Street
10.029	Property	UBS AG	1	113 Puuhale Road
10.030	Property	UBS AG	1	2250 Pahounui Drive
10.031	Property	UBS AG	1	733 Mapunapuna Street
10.032	Property	UBS AG	1	761 Ahua Street
10.033	Property	UBS AG	1	918 Ahua Street
10.034	Property	UBS AG	1	180 Sand Island Access Road
10.035	Property	UBS AG	1	2829 Awaawaloa Street
10.036	Property	UBS AG	1	120 Mokauea Street
10.037	Property	UBS AG	1	2861 Mokumoa Street
10.038	Property	UBS AG	1	2826 Kaihikapu Street
10.039	Property	UBS AG	1	179 Sand Island Access Road
10.040	Property	UBS AG	1	855 Mapunapuna Street
10.041	Property	UBS AG	1	2308 Pahounui Drive
10.042	Property	UBS AG	1	619 Mapunapuna Street
10.043	Property	UBS AG	1	2846-A Awaawaloa Street
10.044	Property	UBS AG	1	238 Sand Island Access Road
10.045	Property	UBS AG	1	704 Mapunapuna Street
10.046	Property	UBS AG	1	120B Mokauea Street
10.047	Property	UBS AG	1	1150 Kikowaena Street
10.048	Property	UBS AG	1	2127 Auiki Street
10.049	Property	UBS AG	1	2810 Paa Street
10.050	Property	UBS AG	1	2841 Pukoloa Street
10.051	Property	UBS AG	1	1000 Mapunapuna Street
10.052	Property	UBS AG	1	2829 Pukoloa Street
10.053	Property	UBS AG	1	889 Ahua Street
10.054	Property	UBS AG	1	2819 Pukoloa Street
10.055	Property	UBS AG	1	1038 Kikowaena Place
10.056	Property	UBS AG	1	2965 Mokumoa Street
10.057	Property	UBS AG	1	850 Ahua Street
10.058	Property	UBS AG	1	1330 Pali Highway
10.059	Property	UBS AG	1	2855 Pukoloa Street
10.060	Property	UBS AG	1	2865 Pukoloa Street
10.061	Property	UBS AG	1	789 Mapunapuna Street
10.062	Property	UBS AG	1	2960 Mokumoa Street
10.063	Property	UBS AG	1	231B Sand Island Access Road
10.064	Property	UBS AG	1	2020 Auiki Street
10.065	Property	UBS AG	1	2857 Awaawaloa Street
10.066	Property	UBS AG	1	1050 Kikowaena Place
10.067	Property	UBS AG	1	2850 Mokumoa Street
10.068	Property	UBS AG	1	2840 Mokumoa Street
10.069	Property	UBS AG	1	2830 Mokumoa Street
10.070	Property	UBS AG	1	960 Mapunapuna Street
10.071	Property	UBS AG	1	125B Puuhale Road
10.072	Property	UBS AG	1	2809 Kaihikapu Street
10.073	Property	UBS AG	1	212 Mohonua Place
10.074	Property	UBS AG	1	692 Mapunapuna Street
10.075	Property	UBS AG	1	1024 Kikowaena Place
10.076	Property	UBS AG	1	669 Ahua Street
10.077	Property	UBS AG	1	215 Puuhale Road
10.078	Property	UBS AG	1	142 Mokauea Street
10.079	Property	UBS AG	1	2847 Awaawaloa Street
10.080	Property	UBS AG	1	2816 Awaawaloa Street
10.081	Property	UBS AG	1	2928 Kaihikapu Street - B
10.082	Property	UBS AG	1	2864 Mokumoa Street
10.083	Property	UBS AG	1	770 Mapunapuna Street
10.084	Property	UBS AG	1	151 Puuhale Road
10.085	Property	UBS AG	1	207 Puuhale Road
10.086	Property	UBS AG	1	2970 Mokumoa Street
10.087	Property	UBS AG	1	2868 Kaihikapu Street
10.088	Property	UBS AG	1	2908 Kaihikapu Street
10.089	Property	UBS AG	1	2814 Kilihau Street
10.090	Property	UBS AG	1	759 Puuloa Road
10.091	Property	UBS AG	1	659 Puuloa Road
10.092	Property	UBS AG	1	667 Puuloa Road
10.093	Property	UBS AG	1	679 Puuloa Road
10.094	Property	UBS AG	1	689 Puuloa Road
10.095	Property	UBS AG	1	950 Mapunapuna Street
10.096	Property	UBS AG	1	822 Mapunapuna Street
10.097	Property	UBS AG	1	842 Mapunapuna Street
10.098	Property	UBS AG	1	214 Sand Island Access Road
10.099	Property	UBS AG	1	709 Ahua Street
10.100	Property	UBS AG	1	766 Mapunapuna Street
10.101	Property	UBS AG	1	830 Mapunapuna Street
10.102	Property	UBS AG	1	2855 Kaihikapu Street
10.103	Property	UBS AG	1	865 Ahua Street
10.104	Property	UBS AG	1	852 Mapunapuna Street
10.105	Property	UBS AG	1	2906 Kaihikapu Street
10.106	Property	UBS AG	1	2879 Paa Street
10.107	Property	UBS AG	1	702 Ahua Street
10.108	Property	UBS AG	1	2864 Awaawaloa Street
10.109	Property	UBS AG	1	2819 Mokumoa Street - A
10.110	Property	UBS AG	1	2869 Mokumoa Street
10.111	Property	UBS AG	1	2819 Mokumoa Street - B
10.112	Property	UBS AG	1	228 Mohonua Place
10.113	Property	UBS AG	1	2264 Pahounui Drive
10.114	Property	UBS AG	1	808 Ahua Street
10.115	Property	UBS AG	1	2827 Kaihikapu Street
10.116	Property	UBS AG	1	697 Ahua Street
10.117	Property	UBS AG	1	2849 Kaihikapu Street

A-1-57

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Principal/Carveout Guarantor(25)	Related Borrower(26)	Lockbox (Y/N)	Lockbox Type(27)
10.118	Property	UBS AG	1	2831 Awaawaloa Street
10.119	Property	UBS AG	1	2858 Kaihikapu Street
10.120	Property	UBS AG	1	2276 Pahounui Drive
10.121	Property	UBS AG	1	2806 Kaihikapu Street
10.122	Property	UBS AG	1	1052 Ahua Street
10.123	Property	UBS AG	1	2889 Mokumoa Street
10.124	Property	UBS AG	1	685 Ahua Street
10.125	Property	UBS AG	1	2839 Mokumoa Street
10.126	Property	UBS AG	1	94-240 Pupuole Street
10.127	Property	UBS AG	1	2928 Kaihikapu Street - A
10.128	Property	UBS AG	1	719 Ahua Street
10.129	Property	UBS AG	1	2812 Awaawaloa Street
10.130	Property	UBS AG	1	2927 Mokumoa Street
10.131	Property	UBS AG	1	197 Sand Island Access Road
10.132	Property	UBS AG	1	2844 Kaihikapu Street
10.133	Property	UBS AG	1	2879 Mokumoa Street
10.134	Property	UBS AG	1	2135 Auiki Street
10.135	Property	UBS AG	1	855 Ahua Street
10.136	Property	UBS AG	1	2122 Kaliawa Street
10.137	Property	UBS AG	1	2831 Kaihikapu Street
10.138	Property	UBS AG	1	729 Ahua Street
10.139	Property	UBS AG	1	739 Ahua Street
10.140	Property	UBS AG	1	2833 Paa Street #2
10.141	Property	UBS AG	1	2833 Paa Street
10.142	Property	UBS AG	1	2815 Kaihikapu Street
10.143	Property	UBS AG	1	1062 Kikowaena Place
10.144	Property	UBS AG	1	673 Ahua Street
10.145	Property	UBS AG	1	2106 Kaliawa Street
10.146	Property	UBS AG	1	812 Mapunapuna Street
10.147	Property	UBS AG	1	2804 Kilihau Street
10.148	Property	UBS AG	1	525 North King Street
10.149	Property	UBS AG	1	204 Sand Island Access Road
10.150	Property	UBS AG	1	660 Ahua Street
10.151	Property	UBS AG	1	218 Mohonua Place
10.152	Property	UBS AG	1	125 Puuhale Road
10.153	Property	UBS AG	1	645 Ahua Street
10.154	Property	UBS AG	1	675 Mapunapuna Street
10.155	Property	UBS AG	1	659 Ahua Street
10.156	Property	UBS AG	1	1055 Ahua Street
10.157	Property	UBS AG	1	944 Ahua Street
10.158	Property	UBS AG	1	2019 Kahai Street
10.159	Property	UBS AG	1	2001 Kahai Street
10.160	Property	UBS AG	1	106 Puuhale Road
10.161	Property	UBS AG	1	2875 Paa Street
10.162	Property	UBS AG	1	1024 Mapunapuna Street
10.163	Property	UBS AG	1	2760 Kamehameha Highway
10.164	Property	UBS AG	1	2635 Waiwai Loop A
10.165	Property	UBS AG	1	2635 Waiwai Loop B
10.166	Property	UBS AG	1	2836 Awaawaloa Street
10.167	Property	UBS AG	1	609 Ahua Street
10.168	Property	UBS AG	1	905 Ahua Street
10.169	Property	UBS AG	1	2110 Auiki Street
10.170	Property	UBS AG	1	140 Puuhale Road
10.171	Property	UBS AG	1	2139 Kaliawa Street
10.172	Property	UBS AG	1	231 Sand Island Access Road
10.173	Property	UBS AG	1	2140 Kaliawa Street
10.174	Property	UBS AG	1	33 South Vineyard Boulevard
10.175	Property	UBS AG	1	970 Ahua Street
10.176	Property	UBS AG	1	960 Ahua Street
10.177	Property	UBS AG	1	1045 Mapunapuna Street
10.178	Property	UBS AG	1	165 Sand Island Access Road
10.179	Property	UBS AG	1	2839 Kilihau Street
10.180	Property	UBS AG	1	2829 Kilihau Street
10.181	Property	UBS AG	1	2833 Kilihau Street
10.182	Property	UBS AG	1	2821 Kilihau Street
10.183	Property	UBS AG	1	2808 Kam Highway
10.184	Property	UBS AG	1	2815 Kilihau Street
10.185	Property	UBS AG	1	2850 Awaawaloa Street
10.186	Property	UBS AG	1	846 Ala Lilikoi Street B
11	Both	SGFC	1	TriAtria Office Building	Richard D. Wolfe	No	Yes	Hard
12	Both	UBS AG	1	Meidinger Tower	Charles Stein, Dennis Udwin	No	Yes	Hard
13	Both	RREF	1	Ocala Industrial	Sky Management Services LLC, Alexander Dembitzer	No	Yes	Hard
14	Both	SGFC	1	Glenmont Abbey Village	Pietro V. Scola, Joseph L. Fox	No	Yes	Springing
15	Loan	CIBC	4	New Orleans MOB Portfolio	John P. Hamide	No	Yes	Springing
15.01	Property	CIBC	1	1200 Pinnacle Parkway
15.02	Property	CIBC	1	3901 Houma Boulevard
15.03	Property	CIBC	1	3712 MacArthur Boulevard
15.04	Property	CIBC	1	3000 West Esplanade Avenue
16	Both	SMC	1	125 Borinquen Place	Joel Schwartz, Shaindy Schwartz	No	No	None
17	Loan	SMC	10	Visions Hotel Portfolio II	Arun Patel, Hemant Patel	No	Yes	Springing
17.01	Property	SMC	1	Courtyard Horseheads
17.02	Property	SMC	1	Home2 Suites Oswego
17.03	Property	SMC	1	Holiday Inn & Suites Rochester Marketplace
17.04	Property	SMC	1	Hampton Inn Corning Painted Post
17.05	Property	SMC	1	Home2 Suites Rochester Henrietta
17.06	Property	SMC	1	Holiday Inn Express Olean
17.07	Property	SMC	1	Fairfield Inn Watertown
17.08	Property	SMC	1	Holiday Inn Express Canandaigua
17.09	Property	SMC	1	Candlewood Suites Watertown
17.10	Property	SMC	1	Candlewood Suites Sayre
18	Loan	UBS AG	2	Maui Portfolio	Benjamin G. Rafter	No	Yes	Hard
18.01	Property	UBS AG	1	Maui Beach Hotel
18.02	Property	UBS AG	1	Maui Nui Golf Course

A-1-58

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Principal/Carveout Guarantor(25)	Related Borrower(26)	Lockbox (Y/N)	Lockbox Type(27)
19	Loan	SGFC	4	SWVP Portfolio	Southwest Value Partners Fund XVI, LP	No	Yes	Hard
19.01	Property	SGFC	1	InterContinental
19.02	Property	SGFC	1	DoubleTree Sunrise
19.03	Property	SGFC	1	DoubleTree Charlotte
19.04	Property	SGFC	1	DoubleTree RTP
20	Both	CIBC	1	Black Canyon Tower	Louis Thomas Mikhail	No	Yes	Springing
21	Both	RREF	1	Mount Kemble	Fred Arena, Anthony Arena, Arena Capital Group, LLC	Yes - Group 2	Yes	Hard
22	Both	SMC	1	48 Saint Nicholas Place	Carmelo Milio	No	No	None
23	Loan	UBS AG	2	Indiana Hotel Portfolio	Michael A. Dora, Shirley Dora	No	Yes	Hard
23.01	Property	UBS AG	1	Staybridge Suites - Indianapolis
23.02	Property	UBS AG	1	Hampton Inn - Scottsburg
24	Loan	SGFC	3	SoCal Medical Office Portfolio	Louis J. Rogers	No	Yes	Hard
24.01	Property	SGFC	1	Pasadena
24.02	Property	SGFC	1	Azusa
24.03	Property	SGFC	1	Rancho Mirage
25	Loan	SGFC	3	TZA Multifamily Portfolio #2	Adam Marcus Hendry	No	Yes	Soft
25.01	Property	SGFC	1	Wellston Ridge
25.02	Property	SGFC	1	Oakdale Villas
25.03	Property	SGFC	1	Northcrest
26	Both	CIBC	1	Holiday Inn Express Nashville Antioch	Rajendrabhai Bhakta, Nayankumar Patel	No	Yes	Springing
27	Both	RREF	1	Renaissance Center VI	DT GRAT JAT, LLC	Yes - Group 2	Yes	Hard
28	Loan	RREF	3	Wilmington Industrial Portfolio	Samuel I. Kirschenbaum, Benjamin B. Rubin	No	Yes	Hard
28.01	Property	RREF	1	3336 Progress Way
28.02	Property	RREF	1	3260 Progress Way
28.03	Property	RREF	1	3188 Progress Way
29	Both	SMC	1	Marriott SpringHill Suites and Towneplace Suites	360 Investments, LLC, Nizar Damji, Mariyam Damji, Shaiza Damji, Feyrouz Damji Kurji	No	Yes	Springing
30	Loan	SMC	3	BoaVida MHC Portfolio	Elias Weiner	No	Yes	Springing
30.01	Property	SMC	1	Riverlawn MHC
30.02	Property	SMC	1	Beaver Run MHC
30.03	Property	SMC	1	Wilson Landing MHC
31	Both	CIBC	1	Candle-Lite Warehouse	Luminex Home Décor & Fragrance Holding Corporation	No	Yes	Springing
32	Both	SMC	1	South Bay Distribution Center	Jeffrey L. Wissler, Michael D. Nagle	No	Yes	Springing
33	Loan	Barclays	18	ExchangeRight Net Leased Portfolio #27	David Fisher, Joshua Ungerecht, Warren Thomas	Yes - Group 1	Yes	Hard
33.01	Property	Barclays	1	Hy-Vee - Cottage Grove, MN
33.02	Property	Barclays	1	BioLife Plasma Services - Savannah, GA
33.03	Property	Barclays	1	Pick ‘n Save - Muskego, WI
33.04	Property	Barclays	1	Walgreens - Lubbock, TX
33.05	Property	Barclays	1	Walgreens - Houma, LA
33.06	Property	Barclays	1	Walgreens - Greendale, WI
33.07	Property	Barclays	1	Walgreens - Edmond, OK
33.08	Property	Barclays	1	Tractor Supply - Duncansville, PA
33.09	Property	Barclays	1	Walgreens - Dayton, OH
33.10	Property	Barclays	1	Walgreens - Augusta, GA
33.11	Property	Barclays	1	Advance Auto Parts - Houston, TX
33.12	Property	Barclays	1	O’Reilly - South Houston, TX
33.13	Property	Barclays	1	O’Reilly - Knoxville, TN
33.14	Property	Barclays	1	Dollar General - South Point, OH
33.15	Property	Barclays	1	Dollar General - Slidell, LA
33.16	Property	Barclays	1	Dollar General - Houma, LA
33.17	Property	Barclays	1	Dollar Tree - Kaukauna, WI
33.18	Property	Barclays	1	Dollar General - Mansfield, OH
34	Both	Natixis	1	10000 Santa Monica Boulevard	Sonny Kahn, not personally or individually (except as set forth in section 6.17(c) and (d) of the guaranty), but solely as trustee of the SK Business Trust pursuant to that certain Declaration of Trust dated December 31, 2003; Russell Galbut, not personally or individually (except as set forth in section 6.17(c) and (d) of the guaranty), but solely as trustee of the RF Business Trust pursuant to that certain Amendment and Restatement of the RF Business Trust dated November 3, 2009; Bruce A. Menin, not personally or individually (except as set forth in section 6.17(c) and (d) of the guaranty), but solely as trustee of the Menin 1998 Business Trust pursuant to that certain Restated and Amended Declaration of Trust dated November 6, 2009	No	Yes	Soft
35	Both	RREF	1	Town Square	Joseph Brachfeld, Bela Kalman, Lazara Kalman	No	Yes	Hard
36	Both	UBS AG	1	Ambler Yards	Matthew P. Sigel, Marcus A. Policarpo	No	Yes	Soft
37	Both	Barclays	1	Ridgeview Plaza	Stanley Werb, Jonathan Gaines	No	Yes	Springing
38	Both	SGFC	1	Arapahoe Industrial Park	Asha Oroskar, Anil Oroskar	No	Yes	Hard
39	Loan	UBS AG	11	CIRE Equity Retail & Industrial Portfolio	Trevor Smith, Joshua Volen, CIRE OpCo I, LLC	No	Yes	Hard
39.01	Property	UBS AG	1	Wood Village Town Center
39.02	Property	UBS AG	1	Pecan Promenade
39.03	Property	UBS AG	1	Valley Plaza
39.04	Property	UBS AG	1	Pear Tree
39.05	Property	UBS AG	1	Glendale Market Square
39.06	Property	UBS AG	1	Central Park Shopping Center
39.07	Property	UBS AG	1	Val Vista Towne Center
39.08	Property	UBS AG	1	2641 Hall Ave - Riverside, CA
39.09	Property	UBS AG	1	606 W Troy - Indianapolis, IN
39.10	Property	UBS AG	1	Homeland - Bartow, FL
39.11	Property	UBS AG	1	2621 Hall Ave - Riverside, CA
40	Both	SMC	1	Extra Space Moreno Valley	Kenneth M. High, Jr., Thomas P. Pecht, Ann Maureen King	No	No	None
41	Loan	SGFC	2	Pacific Grove Portfolio	Danut Postolica, Zenaita Postolica	No	Yes	Hard
41.01	Property	SGFC	1	Sea Breeze Inn & Cottages
41.02	Property	SGFC	1	Bide-A-Wee Inn & Cottages
42	Both	Barclays	1	Los Robles Medical Office	Dale Ryan, Neal Patrick Weichel	No	Yes	Springing
43	Both	Barclays	1	Hampton Inn - Covington, GA	Navin B. Shah, Tarunbala Shah	No	Yes	Springing
44	Both	UBS AG	1	At Home Store - Palm Beach Gardens	Bruce H. Weiner	No	Yes	Hard
45	Both	SGFC	1	Hampton Inn El Reno	Kalpana N. Patel, Shaurin N. Patel	Yes - Group 3	Yes	Springing
46	Both	SGFC	1	Holiday Inn Express & Suites El Reno	Kalpana N. Patel, Shaurin N. Patel	Yes - Group 3	Yes	Springing
47	Both	SGFC	1	Novanta Building	Karen E. Kennedy	No	Yes	Hard
48	Both	CIBC	1	CVS Staten Island	Peter J. Block	No	Yes	Springing
49	Both	Barclays	1	Home2 - Hasbrouck	Nimeet Patel	No	Yes	Springing
50	Loan	UBS AG	2	Fairway Plaza & Markets at Maizeland	Michael R. Thibault	No	Yes	Soft
50.01	Property	UBS AG	1	Markets at Maizeland
50.02	Property	UBS AG	1	Fairway Plaza
51	Loan	CIBC	6	Schnader Enterprises Portfolio	George L. Schnader, III	No	Yes	Springing
51.01	Property	CIBC	1	Emelia Woods Apartments
51.02	Property	CIBC	1	Laredo Apartments

A-1-59

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Principal/Carveout Guarantor(25)	Related Borrower(26)	Lockbox (Y/N)	Lockbox Type(27)
51.03	Property	CIBC	1	Harford Road Apartments (6507-6513)
51.04	Property	CIBC	1	Norwood/Ferndale Apartments
51.05	Property	CIBC	1	Belvedere Studios
51.06	Property	CIBC	1	Hamilton Townhouses
52	Both	UBS AG	1	Greenwich Inn - San Francisco	Kiransinh B. Thakor	No	Yes	Hard
53	Both	RREF	1	Hampton Inn Peachtree City	Samir I. Shah, Tarla Daftari	No	Yes	Springing
54	Both	Barclays	1	Gray Oaks Corporate Center	William D. Felton	No	Yes	Hard
55	Both	UBS AG	1	Summerville Plaza	David Pendleton Hodge, Christopher P. Albano, John C. Canouse, Cynthia Copeland Hodge	No	Yes	Soft
56	Loan	UBS AG	3	Krea Portfolio	Cristina Falla, Jose Falla	No	Yes	Hard
56.01	Property	UBS AG	1	Newberry Plaza
56.02	Property	UBS AG	1	Shops at Dillon
56.03	Property	UBS AG	1	Shops at Hartsville
57	Both	SMC	1	9th & Maple Fee	Steven Gordon	No	Yes	Hard
58	Both	CIBC	1	32-34 Broad Street	Christine E. DiLorenzo, James E. Fusco	No	Yes	Springing
59	Both	CIBC	1	Suburban Extended Stay - Kennesaw, GA	Loren E. Huckaby, James J. Ross, Darren L. Johnson	No	Yes	Springing
60	Both	SMC	1	Lake Howell Plaza	David M. Thomas	No	Yes	Springing
61	Both	RREF	1	Walmart Supercenter Fulton	Vladimir Ilyayev	No	Yes	Springing
62	Both	RREF	1	Quality Inn & Suites Bremerton	Rajeshkumar Patel, Rajesh Patel	No	Yes	Springing
63	Loan	SMC	3	Jackson Retail Portfolio	Willie E. Moore	No	Yes	Springing
63.01	Property	SMC	1	Northpark Station
63.02	Property	SMC	1	Highway 18 Plaza
63.03	Property	SMC	1	Lakeover Shopping Center
64	Both	Barclays	1	Sherwood MHC	Teresa I. Schenk	No	Yes	Springing
65	Both	CIBC	1	Courtyard Self-Storage	Alex G. Perkins	No	Yes	Springing
66	Both	CIBC	1	588 East San Lorenzo Road	Jeffrey Bogino, Patrick Haynes	No	Yes	Soft
67	Both	UBS AG	1	Baymont Inn & Suites - Mackinaw City	Rajpal Kaur	No	Yes	Springing
68	Both	SMC	1	205-207 East Washington Street	Jon A. Carlson, Greg Lobdell, Chet Czaplicka	No	Yes	Springing
69	Both	UBS AG	1	Brunswick West Shopping Center	Joseph Eisenberger	No	Yes	Hard
70	Both	RREF	1	Walgreens – Conyers GA	Ankit Mukesh Patel, Haresh Chaturbhai Patel	No	Yes	Springing
71	Both	CIBC	1	Villas at Atlantic Beach	Puja Talati, Michael Moses	No	Yes	Springing
72	Both	RREF	1	Sterling Hill Apartments	Sachin J. Shah, Manojkumar M. Manwani	No	Yes	Springing
73	Both	RREF	1	Walgreens – Palatka FL	Isaac A. Kalichman	No	Yes	Springing

A-1-60

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HOTEL OPERATING STATISTICS
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	UW Occupancy (%)	UW ADR ($)	UW RevPAR ($)	Most Recent Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	2018 Occupancy (%)	2018 ADR ($)	2018 RevPAR ($)	2017 Occupancy (%)	2017 ADR ($)	2017 RevPAR ($)	2016 Occupancy (%)	2016 ADR ($)	2016 RevPAR ($)
1	Both	Barclays	1	Moffett Towers II - Buildings 3 & 4
2	Both	Barclays	1	188 Spear Street
3	Loan	Natixis	4	Vanguard Portfolio
3.01	Property	Natixis	1	425 Old Morehall Road
3.02	Property	Natixis	1	1001 Cedar Hollow Road
3.03	Property	Natixis	1	50 Morehall Road
3.04	Property	Natixis	1	60 Morehall Road
4	Loan	SGFC	23	ExchangeRight Net Leased Portfolio 28
4.01	Property	SGFC	1	Pick n Save - Oconomowoc, WI
4.02	Property	SGFC	1	Pick n Save - Wales, WI
4.03	Property	SGFC	1	Hobby Lobby - Hendersonville, TN
4.04	Property	SGFC	1	Hobby Lobby - Appleton, WI
4.05	Property	SGFC	1	Walgreens - Newport News, VA
4.06	Property	SGFC	1	Walgreens - Aurora, IL
4.07	Property	SGFC	1	Walgreens - Hammond, IN
4.08	Property	SGFC	1	Walgreens - North Aurora, IL
4.09	Property	SGFC	1	Walgreens - Fort Worth, TX
4.10	Property	SGFC	1	Tractor Supply - Lake Charles, LA
4.11	Property	SGFC	1	Fresenius Medical Care - West Columbia, SC
4.12	Property	SGFC	1	Walgreens - Flint, MI
4.13	Property	SGFC	1	Tractor Supply - Springtown, TX
4.14	Property	SGFC	1	Walgreens - Orland Park, IL
4.15	Property	SGFC	1	Walgreens - Peoria, IL
4.16	Property	SGFC	1	Dollar General - Houston, TX
4.17	Property	SGFC	1	Dollar General - Soddy Daisy, TN
4.18	Property	SGFC	1	O’Reilly Auto Parts - Lexington, SC
4.19	Property	SGFC	1	Dollar General - Mishawaka, IN
4.20	Property	SGFC	1	Dollar General - Lambertville, MI
4.21	Property	SGFC	1	Dollar Tree - Beech Island, SC
4.22	Property	SGFC	1	Dollar General - Youngsville, LA
4.23	Property	SGFC	1	Dollar General - Battle Creek, MI
5	Loan	Barclays	32	Inland Life Storage Portfolio
5.01	Property	Barclays	1	Life Storage - 586
5.02	Property	Barclays	1	Life Storage - 145
5.03	Property	Barclays	1	Life Storage - 364
5.04	Property	Barclays	1	Life Storage - 365
5.05	Property	Barclays	1	Life Storage - 212
5.06	Property	Barclays	1	Life Storage - 386
5.07	Property	Barclays	1	Life Storage - 256
5.08	Property	Barclays	1	Life Storage - 206
5.09	Property	Barclays	1	Life Storage - 324
5.10	Property	Barclays	1	Life Storage - 236
5.11	Property	Barclays	1	Life Storage - 184
5.12	Property	Barclays	1	Life Storage - 500
5.13	Property	Barclays	1	Life Storage - 288
5.14	Property	Barclays	1	Life Storage - 299
5.15	Property	Barclays	1	Life Storage - 209
5.16	Property	Barclays	1	Life Storage - 035
5.17	Property	Barclays	1	Life Storage - 074
5.18	Property	Barclays	1	Life Storage - 252
5.19	Property	Barclays	1	Life Storage - 033
5.20	Property	Barclays	1	Life Storage - 205
5.21	Property	Barclays	1	Life Storage - 300
5.22	Property	Barclays	1	Life Storage - 026
5.23	Property	Barclays	1	Life Storage - 361
5.24	Property	Barclays	1	Life Storage - 165
5.25	Property	Barclays	1	Life Storage - 208
5.26	Property	Barclays	1	Life Storage - 211
5.27	Property	Barclays	1	Life Storage - 021
5.28	Property	Barclays	1	Life Storage - 298
5.29	Property	Barclays	1	Life Storage - 297
5.30	Property	Barclays	1	Life Storage - 153
5.31	Property	Barclays	1	Life Storage - 075
5.32	Property	Barclays	1	Life Storage - 152
6	Both	RREF	1	Emerald Pointe Apartments
7	Both	UBS AG	1	Hilton Garden Inn - San Diego Mission Valley Stadium	88.8%	152.32	135.26	88.8%	152.32	135.26	88.2%	151.11	133.31	83.6%	140.59	117.57	62.3%	114.65	71.41
8	Both	Natixis	1	2 North 6th Place
9	Both	SMC	1	Tower Plaza
10	Loan	UBS AG	186	ILPT Hawaii Portfolio
10.001	Property	UBS AG	1	2810 Pukoloa Street
10.002	Property	UBS AG	1	1360 Pali Highway
10.003	Property	UBS AG	1	1001 Ahua Street
10.004	Property	UBS AG	1	848 Ala Lilikoi Street A
10.005	Property	UBS AG	1	2850 Paa Street
10.006	Property	UBS AG	1	949 Mapunapuna Street
10.007	Property	UBS AG	1	2828 Paa Street
10.008	Property	UBS AG	1	80 Sand Island Access Road
10.009	Property	UBS AG	1	1030 Mapunapuna Street
10.010	Property	UBS AG	1	150 Puuhale Road
10.011	Property	UBS AG	1	2344 Pahounui Drive
10.012	Property	UBS AG	1	120 Sand Island Access Road
10.013	Property	UBS AG	1	1122 Mapunapuna Street
10.014	Property	UBS AG	1	2915 Kaihikapu Street
10.015	Property	UBS AG	1	819 Ahua Street
10.016	Property	UBS AG	1	2144 Auiki Street
10.017	Property	UBS AG	1	1027 Kikowaena Place
10.018	Property	UBS AG	1	1931 Kahai Street
10.019	Property	UBS AG	1	148 Mokauea Street
10.020	Property	UBS AG	1	2886 Paa Street
10.021	Property	UBS AG	1	2838 Kilihau Street
10.022	Property	UBS AG	1	803 Ahua Street
10.023	Property	UBS AG	1	220 Puuhale Road
10.024	Property	UBS AG	1	930 Mapunapuna Street

A-1-61

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HOTEL OPERATING STATISTICS
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	UW Occupancy (%)	UW ADR ($)	UW RevPAR ($)	Most Recent Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	2018 Occupancy (%)	2018 ADR ($)	2018 RevPAR ($)	2017 Occupancy (%)	2017 ADR ($)	2017 RevPAR ($)	2016 Occupancy (%)	2016 ADR ($)	2016 RevPAR ($)
10.025	Property	UBS AG	1	2103 Kaliawa Street
10.026	Property	UBS AG	1	2969 Mapunapuna Place
10.027	Property	UBS AG	1	158 Sand Island Access Road
10.028	Property	UBS AG	1	1926 Auiki Street
10.029	Property	UBS AG	1	113 Puuhale Road
10.030	Property	UBS AG	1	2250 Pahounui Drive
10.031	Property	UBS AG	1	733 Mapunapuna Street
10.032	Property	UBS AG	1	761 Ahua Street
10.033	Property	UBS AG	1	918 Ahua Street
10.034	Property	UBS AG	1	180 Sand Island Access Road
10.035	Property	UBS AG	1	2829 Awaawaloa Street
10.036	Property	UBS AG	1	120 Mokauea Street
10.037	Property	UBS AG	1	2861 Mokumoa Street
10.038	Property	UBS AG	1	2826 Kaihikapu Street
10.039	Property	UBS AG	1	179 Sand Island Access Road
10.040	Property	UBS AG	1	855 Mapunapuna Street
10.041	Property	UBS AG	1	2308 Pahounui Drive
10.042	Property	UBS AG	1	619 Mapunapuna Street
10.043	Property	UBS AG	1	2846-A Awaawaloa Street
10.044	Property	UBS AG	1	238 Sand Island Access Road
10.045	Property	UBS AG	1	704 Mapunapuna Street
10.046	Property	UBS AG	1	120B Mokauea Street
10.047	Property	UBS AG	1	1150 Kikowaena Street
10.048	Property	UBS AG	1	2127 Auiki Street
10.049	Property	UBS AG	1	2810 Paa Street
10.050	Property	UBS AG	1	2841 Pukoloa Street
10.051	Property	UBS AG	1	1000 Mapunapuna Street
10.052	Property	UBS AG	1	2829 Pukoloa Street
10.053	Property	UBS AG	1	889 Ahua Street
10.054	Property	UBS AG	1	2819 Pukoloa Street
10.055	Property	UBS AG	1	1038 Kikowaena Place
10.056	Property	UBS AG	1	2965 Mokumoa Street
10.057	Property	UBS AG	1	850 Ahua Street
10.058	Property	UBS AG	1	1330 Pali Highway
10.059	Property	UBS AG	1	2855 Pukoloa Street
10.060	Property	UBS AG	1	2865 Pukoloa Street
10.061	Property	UBS AG	1	789 Mapunapuna Street
10.062	Property	UBS AG	1	2960 Mokumoa Street
10.063	Property	UBS AG	1	231B Sand Island Access Road
10.064	Property	UBS AG	1	2020 Auiki Street
10.065	Property	UBS AG	1	2857 Awaawaloa Street
10.066	Property	UBS AG	1	1050 Kikowaena Place
10.067	Property	UBS AG	1	2850 Mokumoa Street
10.068	Property	UBS AG	1	2840 Mokumoa Street
10.069	Property	UBS AG	1	2830 Mokumoa Street
10.070	Property	UBS AG	1	960 Mapunapuna Street
10.071	Property	UBS AG	1	125B Puuhale Road
10.072	Property	UBS AG	1	2809 Kaihikapu Street
10.073	Property	UBS AG	1	212 Mohonua Place
10.074	Property	UBS AG	1	692 Mapunapuna Street
10.075	Property	UBS AG	1	1024 Kikowaena Place
10.076	Property	UBS AG	1	669 Ahua Street
10.077	Property	UBS AG	1	215 Puuhale Road
10.078	Property	UBS AG	1	142 Mokauea Street
10.079	Property	UBS AG	1	2847 Awaawaloa Street
10.080	Property	UBS AG	1	2816 Awaawaloa Street
10.081	Property	UBS AG	1	2928 Kaihikapu Street - B
10.082	Property	UBS AG	1	2864 Mokumoa Street
10.083	Property	UBS AG	1	770 Mapunapuna Street
10.084	Property	UBS AG	1	151 Puuhale Road
10.085	Property	UBS AG	1	207 Puuhale Road
10.086	Property	UBS AG	1	2970 Mokumoa Street
10.087	Property	UBS AG	1	2868 Kaihikapu Street
10.088	Property	UBS AG	1	2908 Kaihikapu Street
10.089	Property	UBS AG	1	2814 Kilihau Street
10.090	Property	UBS AG	1	759 Puuloa Road
10.091	Property	UBS AG	1	659 Puuloa Road
10.092	Property	UBS AG	1	667 Puuloa Road
10.093	Property	UBS AG	1	679 Puuloa Road
10.094	Property	UBS AG	1	689 Puuloa Road
10.095	Property	UBS AG	1	950 Mapunapuna Street
10.096	Property	UBS AG	1	822 Mapunapuna Street
10.097	Property	UBS AG	1	842 Mapunapuna Street
10.098	Property	UBS AG	1	214 Sand Island Access Road
10.099	Property	UBS AG	1	709 Ahua Street
10.100	Property	UBS AG	1	766 Mapunapuna Street
10.101	Property	UBS AG	1	830 Mapunapuna Street
10.102	Property	UBS AG	1	2855 Kaihikapu Street
10.103	Property	UBS AG	1	865 Ahua Street
10.104	Property	UBS AG	1	852 Mapunapuna Street
10.105	Property	UBS AG	1	2906 Kaihikapu Street
10.106	Property	UBS AG	1	2879 Paa Street
10.107	Property	UBS AG	1	702 Ahua Street
10.108	Property	UBS AG	1	2864 Awaawaloa Street
10.109	Property	UBS AG	1	2819 Mokumoa Street - A
10.110	Property	UBS AG	1	2869 Mokumoa Street
10.111	Property	UBS AG	1	2819 Mokumoa Street - B
10.112	Property	UBS AG	1	228 Mohonua Place
10.113	Property	UBS AG	1	2264 Pahounui Drive
10.114	Property	UBS AG	1	808 Ahua Street
10.115	Property	UBS AG	1	2827 Kaihikapu Street
10.116	Property	UBS AG	1	697 Ahua Street
10.117	Property	UBS AG	1	2849 Kaihikapu Street

A-1-62

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HOTEL OPERATING STATISTICS
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	UW Occupancy (%)	UW ADR ($)	UW RevPAR ($)	Most Recent Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	2018 Occupancy (%)	2018 ADR ($)	2018 RevPAR ($)	2017 Occupancy (%)	2017 ADR ($)	2017 RevPAR ($)	2016 Occupancy (%)	2016 ADR ($)	2016 RevPAR ($)
10.118	Property	UBS AG	1	2831 Awaawaloa Street
10.119	Property	UBS AG	1	2858 Kaihikapu Street
10.120	Property	UBS AG	1	2276 Pahounui Drive
10.121	Property	UBS AG	1	2806 Kaihikapu Street
10.122	Property	UBS AG	1	1052 Ahua Street
10.123	Property	UBS AG	1	2889 Mokumoa Street
10.124	Property	UBS AG	1	685 Ahua Street
10.125	Property	UBS AG	1	2839 Mokumoa Street
10.126	Property	UBS AG	1	94-240 Pupuole Street
10.127	Property	UBS AG	1	2928 Kaihikapu Street - A
10.128	Property	UBS AG	1	719 Ahua Street
10.129	Property	UBS AG	1	2812 Awaawaloa Street
10.130	Property	UBS AG	1	2927 Mokumoa Street
10.131	Property	UBS AG	1	197 Sand Island Access Road
10.132	Property	UBS AG	1	2844 Kaihikapu Street
10.133	Property	UBS AG	1	2879 Mokumoa Street
10.134	Property	UBS AG	1	2135 Auiki Street
10.135	Property	UBS AG	1	855 Ahua Street
10.136	Property	UBS AG	1	2122 Kaliawa Street
10.137	Property	UBS AG	1	2831 Kaihikapu Street
10.138	Property	UBS AG	1	729 Ahua Street
10.139	Property	UBS AG	1	739 Ahua Street
10.140	Property	UBS AG	1	2833 Paa Street #2
10.141	Property	UBS AG	1	2833 Paa Street
10.142	Property	UBS AG	1	2815 Kaihikapu Street
10.143	Property	UBS AG	1	1062 Kikowaena Place
10.144	Property	UBS AG	1	673 Ahua Street
10.145	Property	UBS AG	1	2106 Kaliawa Street
10.146	Property	UBS AG	1	812 Mapunapuna Street
10.147	Property	UBS AG	1	2804 Kilihau Street
10.148	Property	UBS AG	1	525 North King Street
10.149	Property	UBS AG	1	204 Sand Island Access Road
10.150	Property	UBS AG	1	660 Ahua Street
10.151	Property	UBS AG	1	218 Mohonua Place
10.152	Property	UBS AG	1	125 Puuhale Road
10.153	Property	UBS AG	1	645 Ahua Street
10.154	Property	UBS AG	1	675 Mapunapuna Street
10.155	Property	UBS AG	1	659 Ahua Street
10.156	Property	UBS AG	1	1055 Ahua Street
10.157	Property	UBS AG	1	944 Ahua Street
10.158	Property	UBS AG	1	2019 Kahai Street
10.159	Property	UBS AG	1	2001 Kahai Street
10.160	Property	UBS AG	1	106 Puuhale Road
10.161	Property	UBS AG	1	2875 Paa Street
10.162	Property	UBS AG	1	1024 Mapunapuna Street
10.163	Property	UBS AG	1	2760 Kamehameha Highway
10.164	Property	UBS AG	1	2635 Waiwai Loop A
10.165	Property	UBS AG	1	2635 Waiwai Loop B
10.166	Property	UBS AG	1	2836 Awaawaloa Street
10.167	Property	UBS AG	1	609 Ahua Street
10.168	Property	UBS AG	1	905 Ahua Street
10.169	Property	UBS AG	1	2110 Auiki Street
10.170	Property	UBS AG	1	140 Puuhale Road
10.171	Property	UBS AG	1	2139 Kaliawa Street
10.172	Property	UBS AG	1	231 Sand Island Access Road
10.173	Property	UBS AG	1	2140 Kaliawa Street
10.174	Property	UBS AG	1	33 South Vineyard Boulevard
10.175	Property	UBS AG	1	970 Ahua Street
10.176	Property	UBS AG	1	960 Ahua Street
10.177	Property	UBS AG	1	1045 Mapunapuna Street
10.178	Property	UBS AG	1	165 Sand Island Access Road
10.179	Property	UBS AG	1	2839 Kilihau Street
10.180	Property	UBS AG	1	2829 Kilihau Street
10.181	Property	UBS AG	1	2833 Kilihau Street
10.182	Property	UBS AG	1	2821 Kilihau Street
10.183	Property	UBS AG	1	2808 Kam Highway
10.184	Property	UBS AG	1	2815 Kilihau Street
10.185	Property	UBS AG	1	2850 Awaawaloa Street
10.186	Property	UBS AG	1	846 Ala Lilikoi Street B
11	Both	SGFC	1	TriAtria Office Building
12	Both	UBS AG	1	Meidinger Tower
13	Both	RREF	1	Ocala Industrial
14	Both	SGFC	1	Glenmont Abbey Village
15	Loan	CIBC	4	New Orleans MOB Portfolio
15.01	Property	CIBC	1	1200 Pinnacle Parkway
15.02	Property	CIBC	1	3901 Houma Boulevard
15.03	Property	CIBC	1	3712 MacArthur Boulevard
15.04	Property	CIBC	1	3000 West Esplanade Avenue
16	Both	SMC	1	125 Borinquen Place
17	Loan	SMC	10	Visions Hotel Portfolio II	64.1%	107.54	68.88	64.1%	107.54	68.88	64.1%	106.90	68.48	59.6%	106.45	63.44	56.9%	103.43	58.86
17.01	Property	SMC	1	Courtyard Horseheads	55.7%	120.00	66.85	55.7%	120.00	66.85	53.8%	120.72	65.00	49.2%	118.83	58.49	40.3%	92.43	37.23
17.02	Property	SMC	1	Home2 Suites Oswego	61.5%	126.49	77.78	61.5%	126.49	77.78	60.0%	127.25	76.29	39.9%	115.17	45.97	NAV	NAV	NAV
17.03	Property	SMC	1	Holiday Inn & Suites Rochester Marketplace	62.2%	119.30	74.23	62.2%	119.30	74.23	64.7%	118.20	76.51	70.4%	116.69	82.11	69.5%	113.92	79.18
17.04	Property	SMC	1	Hampton Inn Corning Painted Post	49.7%	130.60	64.85	49.7%	130.60	64.85	50.2%	130.95	65.73	50.9%	127.29	64.85	54.1%	128.71	69.63
17.05	Property	SMC	1	Home2 Suites Rochester Henrietta	78.3%	116.33	91.09	78.3%	116.33	91.09	77.4%	115.81	89.60	77.7%	111.18	86.34	68.5%	111.32	76.21
17.06	Property	SMC	1	Holiday Inn Express Olean	68.5%	119.69	81.99	68.5%	119.69	81.99	67.3%	119.58	80.44	64.2%	117.99	75.69	56.6%	117.18	66.32
17.07	Property	SMC	1	Fairfield Inn Watertown	65.7%	99.62	65.45	65.7%	99.62	65.45	67.4%	98.45	66.36	63.7%	100.04	63.72	60.8%	96.33	58.57
17.08	Property	SMC	1	Holiday Inn Express Canandaigua	61.8%	121.69	75.27	61.8%	121.69	75.27	59.1%	122.11	72.15	53.5%	124.27	66.48	52.6%	124.82	65.62
17.09	Property	SMC	1	Candlewood Suites Watertown	68.9%	78.68	54.21	68.9%	78.68	54.21	70.4%	78.25	55.09	61.7%	79.12	48.82	58.4%	75.45	44.06
17.10	Property	SMC	1	Candlewood Suites Sayre	69.5%	64.33	44.74	69.5%	64.33	44.74	68.9%	65.03	44.83	52.3%	67.16	35.14	47.9%	72.16	34.57
18	Loan	UBS AG	2	Maui Portfolio	94.7%	148.87	141.02	94.7%	148.87	141.02	92.2%	151.04	139.25	92.4%	132.17	122.18	90.1%	125.82	113.42
18.01	Property	UBS AG	1	Maui Beach Hotel	94.7%	148.87	141.02	94.7%	148.87	141.02	92.2%	151.04	139.25	92.4%	132.17	122.18	90.1%	125.82	113.42
18.02	Property	UBS AG	1	Maui Nui Golf Course

A-1-63

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HOTEL OPERATING STATISTICS
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	UW Occupancy (%)	UW ADR ($)	UW RevPAR ($)	Most Recent Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	2018 Occupancy (%)	2018 ADR ($)	2018 RevPAR ($)	2017 Occupancy (%)	2017 ADR ($)	2017 RevPAR ($)	2016 Occupancy (%)	2016 ADR ($)	2016 RevPAR ($)
19	Loan	SGFC	4	SWVP Portfolio	80.3%	150.49	120.88	80.3%	150.49	120.88	79.8%	150.15	119.90	79.0%	149.79	118.36	77.8%	146.17	113.61
19.01	Property	SGFC	1	InterContinental	78.7%	169.77	133.61	78.7%	169.77	133.61	78.1%	169.10	132.12	75.6%	168.10	127.09	73.2%	164.41	120.38
19.02	Property	SGFC	1	DoubleTree Sunrise	87.2%	148.26	129.26	87.2%	148.26	129.26	86.9%	147.71	128.37	89.1%	144.51	128.77	86.1%	139.25	119.95
19.03	Property	SGFC	1	DoubleTree Charlotte	80.5%	144.25	116.05	80.5%	144.25	116.04	79.7%	144.40	115.15	80.8%	150.20	121.42	84.7%	144.82	122.68
19.04	Property	SGFC	1	DoubleTree RTP	76.1%	120.45	91.68	76.1%	120.45	91.68	75.9%	120.55	91.51	74.1%	119.18	88.33	72.8%	118.86	86.50
20	Both	CIBC	1	Black Canyon Tower
21	Both	RREF	1	Mount Kemble
22	Both	SMC	1	48 Saint Nicholas Place
23	Loan	UBS AG	2	Indiana Hotel Portfolio	75.0%	105.01	78.71	75.0%	105.01	78.71	75.2%	105.41	79.27	75.3%	98.09	73.86	74.6%	96.24	71.76
23.01	Property	UBS AG	1	Staybridge Suites - Indianapolis	75.6%	109.37	82.65	75.6%	109.37	82.65	75.2%	109.61	82.42	75.8%	98.65	74.75	76.7%	97.79	75.03
23.02	Property	UBS AG	1	Hampton Inn - Scottsburg	73.9%	97.43	72.03	73.9%	97.43	72.03	75.2%	98.28	73.92	74.5%	97.13	72.34	70.9%	93.41	66.20
24	Loan	SGFC	3	SoCal Medical Office Portfolio
24.01	Property	SGFC	1	Pasadena
24.02	Property	SGFC	1	Azusa
24.03	Property	SGFC	1	Rancho Mirage
25	Loan	SGFC	3	TZA Multifamily Portfolio #2
25.01	Property	SGFC	1	Wellston Ridge
25.02	Property	SGFC	1	Oakdale Villas
25.03	Property	SGFC	1	Northcrest
26	Both	CIBC	1	Holiday Inn Express Nashville Antioch	81.3%	125.87	102.36	81.3%	125.87	102.36	80.1%	126.51	101.35	78.2%	125.48	98.18	73.2%	122.04	89.27
27	Both	RREF	1	Renaissance Center VI
28	Loan	RREF	3	Wilmington Industrial Portfolio
28.01	Property	RREF	1	3336 Progress Way
28.02	Property	RREF	1	3260 Progress Way
28.03	Property	RREF	1	3188 Progress Way
29	Both	SMC	1	Marriott SpringHill Suites and Towneplace Suites	76.1%	118.77	90.36	76.1%	118.77	90.36	76.8%	116.14	89.21	79.9%	111.89	89.40	79.1%	111.90	88.56
30	Loan	SMC	3	BoaVida MHC Portfolio
30.01	Property	SMC	1	Riverlawn MHC
30.02	Property	SMC	1	Beaver Run MHC
30.03	Property	SMC	1	Wilson Landing MHC
31	Both	CIBC	1	Candle-Lite Warehouse
32	Both	SMC	1	South Bay Distribution Center
33	Loan	Barclays	18	ExchangeRight Net Leased Portfolio #27
33.01	Property	Barclays	1	Hy-Vee - Cottage Grove, MN
33.02	Property	Barclays	1	BioLife Plasma Services - Savannah, GA
33.03	Property	Barclays	1	Pick ‘n Save - Muskego, WI
33.04	Property	Barclays	1	Walgreens - Lubbock, TX
33.05	Property	Barclays	1	Walgreens - Houma, LA
33.06	Property	Barclays	1	Walgreens - Greendale, WI
33.07	Property	Barclays	1	Walgreens - Edmond, OK
33.08	Property	Barclays	1	Tractor Supply - Duncansville, PA
33.09	Property	Barclays	1	Walgreens - Dayton, OH
33.10	Property	Barclays	1	Walgreens - Augusta, GA
33.11	Property	Barclays	1	Advance Auto Parts - Houston, TX
33.12	Property	Barclays	1	O’Reilly - South Houston, TX
33.13	Property	Barclays	1	O’Reilly - Knoxville, TN
33.14	Property	Barclays	1	Dollar General - South Point, OH
33.15	Property	Barclays	1	Dollar General - Slidell, LA
33.16	Property	Barclays	1	Dollar General - Houma, LA
33.17	Property	Barclays	1	Dollar Tree - Kaukauna, WI
33.18	Property	Barclays	1	Dollar General - Mansfield, OH
34	Both	Natixis	1	10000 Santa Monica Boulevard
35	Both	RREF	1	Town Square
36	Both	UBS AG	1	Ambler Yards
37	Both	Barclays	1	Ridgeview Plaza
38	Both	SGFC	1	Arapahoe Industrial Park
39	Loan	UBS AG	11	CIRE Equity Retail & Industrial Portfolio
39.01	Property	UBS AG	1	Wood Village Town Center
39.02	Property	UBS AG	1	Pecan Promenade
39.03	Property	UBS AG	1	Valley Plaza
39.04	Property	UBS AG	1	Pear Tree
39.05	Property	UBS AG	1	Glendale Market Square
39.06	Property	UBS AG	1	Central Park Shopping Center
39.07	Property	UBS AG	1	Val Vista Towne Center
39.08	Property	UBS AG	1	2641 Hall Ave - Riverside, CA
39.09	Property	UBS AG	1	606 W Troy - Indianapolis, IN
39.10	Property	UBS AG	1	Homeland - Bartow, FL
39.11	Property	UBS AG	1	2621 Hall Ave - Riverside, CA
40	Both	SMC	1	Extra Space Moreno Valley
41	Loan	SGFC	2	Pacific Grove Portfolio	78.7%	141.25	111.10	78.7%	141.25	111.10	78.0%	140.39	109.49	NAV	NAV	NAV	NAV	NAV	NAV
41.01	Property	SGFC	1	Sea Breeze Inn & Cottages	76.1%	127.33	96.91	76.1%	127.33	96.91	74.5%	129.05	96.11	NAV	NAV	NAV	NAV	NAV	NAV
41.02	Property	SGFC	1	Bide-A-Wee Inn & Cottages	82.9%	172.56	143.04	82.9%	172.56	143.04	84.1%	165.92	139.57	NAV	NAV	NAV	NAV	NAV	NAV
42	Both	Barclays	1	Los Robles Medical Office
43	Both	Barclays	1	Hampton Inn - Covington, GA	81.4%	119.13	96.97	81.4%	119.13	96.97	80.1%	115.46	92.48	78.9%	115.01	95.27	84.4%	112.91	95.27
44	Both	UBS AG	1	At Home Store - Palm Beach Gardens
45	Both	SGFC	1	Hampton Inn El Reno	87.6%	105.33	92.22	87.6%	105.33	92.22	87.3%	104.67	91.38	86.9%	93.97	81.66	NAV	NAV	NAV
46	Both	SGFC	1	Holiday Inn Express & Suites El Reno	86.2%	112.40	96.93	86.2%	112.40	96.93	87.5%	113.49	99.25	91.3%	108.49	99.05	87.6%	104.18	91.26
47	Both	SGFC	1	Novanta Building
48	Both	CIBC	1	CVS Staten Island
49	Both	Barclays	1	Home2 - Hasbrouck	84.8%	152.43	129.26	84.8%	152.43	129.26	86.1%	150.94	129.99	80.9%	138.31	111.83	NAV	NAV	NAV
50	Loan	UBS AG	2	Fairway Plaza & Markets at Maizeland
50.01	Property	UBS AG	1	Markets at Maizeland
50.02	Property	UBS AG	1	Fairway Plaza
51	Loan	CIBC	6	Schnader Enterprises Portfolio
51.01	Property	CIBC	1	Emelia Woods Apartments
51.02	Property	CIBC	1	Laredo Apartments

A-1-64

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HOTEL OPERATING STATISTICS
Mortgage Loan Number	Loan/ Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	UW Occupancy (%)	UW ADR ($)	UW RevPAR ($)	Most Recent Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	2018 Occupancy (%)	2018 ADR ($)	2018 RevPAR ($)	2017 Occupancy (%)	2017 ADR ($)	2017 RevPAR ($)	2016 Occupancy (%)	2016 ADR ($)	2016 RevPAR ($)
51.03	Property	CIBC	1	Harford Road Apartments (6507-6513)
51.04	Property	CIBC	1	Norwood/Ferndale Apartments
51.05	Property	CIBC	1	Belvedere Studios
51.06	Property	CIBC	1	Hamilton Townhouses
52	Both	UBS AG	1	Greenwich Inn - San Francisco	75.9%	159.45	121.07	75.9%	159.45	121.07	76.3%	154.77	118.02	51.5%	142.25	73.27	35.0%	321.85	112.60
53	Both	RREF	1	Hampton Inn Peachtree City	75.1%	111.42	83.73	75.3%	112.82	84.90	75.3%	108.99	82.08	82.9%	112.96	93.63	83.8%	108.20	90.65
54	Both	Barclays	1	Gray Oaks Corporate Center
55	Both	UBS AG	1	Summerville Plaza
56	Loan	UBS AG	3	Krea Portfolio
56.01	Property	UBS AG	1	Newberry Plaza
56.02	Property	UBS AG	1	Shops at Dillon
56.03	Property	UBS AG	1	Shops at Hartsville
57	Both	SMC	1	9th & Maple Fee
58	Both	CIBC	1	32-34 Broad Street
59	Both	CIBC	1	Suburban Extended Stay - Kennesaw, GA	80.8%	43.22	34.92	80.8%	43.22	34.93	78.8%	42.52	33.51	69.9%	42.75	29.88	74.2%	41.44	30.77
60	Both	SMC	1	Lake Howell Plaza
61	Both	RREF	1	Walmart Supercenter Fulton
62	Both	RREF	1	Quality Inn & Suites Bremerton	72.0%	75.96	54.69	72.0%	75.96	54.69	70.3%	74.36	52.27	66.6%	77.92	51.90	NAV	NAV	NAV
63	Loan	SMC	3	Jackson Retail Portfolio
63.01	Property	SMC	1	Northpark Station
63.02	Property	SMC	1	Highway 18 Plaza
63.03	Property	SMC	1	Lakeover Shopping Center
64	Both	Barclays	1	Sherwood MHC
65	Both	CIBC	1	Courtyard Self-Storage
66	Both	CIBC	1	588 East San Lorenzo Road
67	Both	UBS AG	1	Baymont Inn & Suites - Mackinaw City	85.9%	116.20	99.80	85.9%	116.20	99.80	86.0%	116.12	99.82	85.3%	113.59	96.84	80.1%	116.48	93.31
68	Both	SMC	1	205-207 East Washington Street
69	Both	UBS AG	1	Brunswick West Shopping Center
70	Both	RREF	1	Walgreens – Conyers GA
71	Both	CIBC	1	Villas at Atlantic Beach
72	Both	RREF	1	Sterling Hill Apartments
73	Both	RREF	1	Walgreens – Palatka FL

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Footnotes to Annex A-1

(1)	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller; “UBS AG” denotes UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, as Mortgage Loan Seller; “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller; “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller; “Natixis” denotes Natixis Real Estate Capital LLC as Mortgage Loan Seller; “CIBC” denotes CIBC Inc. as Mortgage Loan Seller; “RREF” denotes Rialto Real Estate Fund III – Debt, LP as Mortgage Loan Seller.

(2)	With respect to Loan No. 2, 188 Spear Street, the mortgaged property is comprised of 202,584 square feet of office space, 15,065 square feet of retail space and 1,020 square feet of storage space.

With respect to Loan No. 4, ExchangeRight Net Leased Portfolio 28, the mortgaged properties in the aggregate are comprised of approximately 474,165 square feet of retail space and 8,263 square feet of office space.

With respect to Loan No. 8, 2 North 6th Place, the mortgaged property includes 678 square feet of retail space.

With respect to Loan No. 18, Maui Portfolio, the mortgaged properties are comprised of two properties: a 147-room full service hotel and a 178-acre, 18-hole golf course.

With respect to Loan No. 36, Ambler Yards, the mortgaged property is comprised of 102,889 square feet of office space, 85,206 square feet of industrial space, 3,818 square feet of retail space, 47,250 square feet of flex space and 7,042 square feet of storage space.

With respect to Loan No. 39, CIRE Equity Retail & Industrial Portfolio, the mortgaged properties are comprised of 141,280 square feet of industrial space and 1,049,075 square feet of retail space.

With respect to Loan No. 47, Novanta Building, the mortgaged property is comprised of 40,000 square feet of office space and 15,000 square feet of industrial space.

With respect to Loan No. 58, 32-34 Broad Street, the mortgaged property is comprised of 12,133 square feet of office space and 5,800 square feet of retail space.

With respect to Loan No. 65, Courtyard Self-Storage, the mortgaged property is comprised of 492 storage units (74.7% of gross potential rent), eight commercial tenant suites totaling 23,335 SF (23.4% of gross potential rent) and 19 RV/Boat parking spaces (1.9% of gross potential rent). As of the underwritten rent roll dated May 15, 2019, the storage units, commercial space and RV/boat parking spaces were 85.4%, 88.4% and 84.2% leased, respectively.

With respect to Loan No. 68, 205-207 East Washington Street, the mortgaged property is comprised of 6,800 square feet of retail space and 7,000 square feet of office space.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 1, Moffett Towers II – Buildings 3 & 4, the Moffett Towers II – Buildings 3 & 4 mortgaged property features access to a 59,648 square foot non-collateral fitness/amenities building and the enclosed parking structure (the “Common Area Spaces”). To govern access to the Common Area Spaces, the borrower is subject to a declaration of covenants, conditions, restrictions, easement and charges agreement (the “CCR”) made by MT II LLC, an affiliate of the borrower sponsor. The CCR grants the borrower non-exclusive easement rights over the Common

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Area Spaces. Ownership of the Common Area Spaces governed by the CCR is held by Moffett Towers II Association LLC (the “Association”), whose membership is comprised of the borrower and the owners of buildings 1, 2 and 5. The Association is obligated to maintain insurance coverage for the Common Area Spaces and is also responsible for the maintenance of the Common Area Spaces, subject to the terms of the Facebook leases. The CCR delineates shares of the voting interest in the Association based on the number of buildings at the Moffett Towers II campus, with each completed building entitled to a proportionate share of the voting interest. Each building is entitled to a one-fifth share (20.0%) share of the voting interest in the Association.

With respect to Loan No. 16, 125 Borinquen Place, the mortgaged property contains 7,442 square feet of retail space, which is not included in the Occupancy (%) calculation. The retail space is currently vacant.

With respect to Loan No. 35, Town Square, The Monsey Marketplace, LLC ground leases certain retail improvements which do not secure the mortgage loan.

With respect to Loan No. 57, 9th & Maple Fee, the mortgage loan is secured by the borrower’s fee interest in the 9th & Maple Fee mortgaged property. Neither the tenant’s leasehold interest nor the improvements are part of the collateral for the mortgage loan. The square footage presented represents the non-collateral improvements.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other”.

With respect to Loan No. 15, New Orleans MOB Portfolio, the Third Largest Tenant at the 3901 Houma Boulevard mortgaged property, Evolve Chiropractic & Physical Therapy, LLC, along with two other borrower sponsor-affiliated tenants, have accepted their spaces and are paying rent but are finishing their own build out and have not yet opened for business. The New Orleans MOB Portfolio mortgage loan will become full recourse to the borrower sponsor in the event that such tenants have not opened for business as of October 18, 2019.

With respect to Loan No. 21, Mount Kemble, the Fifth Largest Tenant, NFP, is in occupancy but is paying abated rent until July 2020.

With respect to Loan No. 36, Ambler Yards, the Fifth Largest Tenant, Phenom People, currently occupies 12,639 square feet through April 1, 2026 and executed a lease to expand its space by 5,050 square feet. The borrower sponsor expects the tenant to take occupancy of the expansion space in August 2019. At origination, the borrower deposited $20,475 and $385,961 into a free rent reserve and TI/LC reserve, respectively, for such tenant.

With respect to Loan No. 39, CIRE Equity Retail & Industrial Portfolio, the Third Largest Tenant at the Val Vista Towne Center mortgaged property, Fred Astaire, has executed a lease to occupy 3,511 square feet with four months of rent abatement beginning August 1, 2019.

With respect to Loan No. 44, At Home Store – Palm Beach Gardens, the Largest Tenant, At Home, has a lease commencement date of April 1, 2019 with an initial four months of rent abatement. The first lease payment is August 1, 2019.

With respect to Loan No. 55, Summerville Plaza, the Second Largest Tenant, Crunch Fitness, has taken occupancy of its 27,750 square feet, but has a free rent period until December 13, 2019.

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With respect to Loan No. 69, Brunswick West Shopping Center, the Second Largest Tenant, Family Dollar Stores of Atlanta, provided notice that the store will be closing. The tenant will continue paying rent through its lease expiration date in December 2022. An underwritten vacancy adjustment was taken for the rental and reimbursement revenue associated with Family Dollar Stores of Atlanta to account for the store closing.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed identified in “Description of the Mortgage Pool—Definitions”, the Current LTV (%) and the Maturity/ARD LTV (%) are based on the “as-is” Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(7)	The Original Balance and Current Balance ($) represent only the mortgage loan included in the issuing entity. The U/W NOI DSCR (x), U/W NCF DSCR (x), Current LTV (%), Maturity/ARD LTV (%), Current U/W NOI Debt Yield (%), Current U/W NCF Debt Yield (%) and Current Balance per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1 as 1, 2, 3, 4, 5, 8, 10, 12, 16, 17, 18, 19, 21, 27, 29, 33, 34, 35, 36, and 39, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans”.

With respect to Loan No. 1, Moffett Towers II - Buildings 3 & 4, control rights are currently exercised by the holder of the related subordinate companion loan until the occurrence and during the continuance of a control appraisal period for the related whole loan, as described under “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans”.

With respect to Loan No. 3, Vanguard Portfolio, control rights are currently exercised by the holder of the related subordinate companion loan until the occurrence and during the continuance of a control appraisal period for the related whole loan, as described under “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans”.

(8)	For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator Fee Rate), the Operating Advisor Fee Rate, the Asset Representation Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

(9)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	With respect to Loan No. 25, TZA Multifamily Portfolio #2, the Grace Period (Late Payment) of five days is allowed.

With respect to Loan No. 41, Pacific Grove Portfolio, the Grace Period (Late Payment) of five days is allowed.

With respect to Loan No. 44, At Home Store – Palm Beach Gardens, the Grace Period (Late Payment) of five days is allowed only once every trailing 12-month period.

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With respect to Loan No. 45, Hampton Inn El Reno, the Grace Period (Late Payment) of five days is allowed.

With respect to Loan No. 46, Holiday Inn Express & Suites El Reno, the Grace Period (Late Payment) of five days is allowed.

(11)	With respect to Loan No. 1, Moffett Towers II - Buildings 3 & 4, the Moffett Towers II – Buildings 3 & 4 Whole Loan is structured with an anticipated repayment date of July 6, 2029 (the “ARD”) and a stated maturity date of June 6, 2034. The monthly debt service payments are based on an initial interest rate of 3.76386%, and are interest-only through and including the ARD and the stated maturity date. Commencing on the ARD and each payment date thereafter, the Moffett Towers II – Buildings 3 & 4 Whole Loan will accrue interest at an adjusted interest rate, as defined in the Moffett Towers II - Buildings 3 & 4 Whole Loan documents; however, interest accrued at the excess of the adjusted interest rate over the initial interest rate will be deferred. In addition, from and after the ARD, all excess cash flow from the Moffett Towers II – Buildings 3 & 4 mortgaged property after the payment of the reserves for tax and insurance, and mortgage and mezzanine interest calculated at the initial interest rate will be applied as provided in “Description of the Mortgage Pool – The Whole Loans – The A/B Whole Loans – The Moffett Towers II – Buildings 3 & 4 Whole Loan”.

(12)	The “L” component of the prepayment provision represents lockout payments.

The “Def” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

With respect to Loan Nos. 1, 3, 4, 12, 17, 18, 29, 34, and 36, the lockout period will be at least as long as indicated herein. Defeasance is permitted after the earlier of (i) two years from the closing date of the final REMIC securitization that includes the last note to be securitized and (ii) a specified date that is more than two years after the BBCMS 2019-C4 securitization closing date or, for certain mortgage loans, two years from the closing date of the final REMIC securitization that includes the last note to be securitized. The lockout period indicated herein is based on the expected BBCMS 2019-C4 securitization closing date in August 2019. The actual lockout period may be longer.

(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” and “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 1, Moffett Towers II - Buildings 3 & 4, the Moffett Towers II - Buildings 3 & 4 whole loan includes three pari passu subordinate B-Notes (B-1, B-2 and B-3) which have a combined Cut-off Date Balance of $155.0 million and are not included in the BBCMS 2019-C4 Trust. All loan level metrics are based on the Moffett Towers II - Buildings 3 & 4 whole loan balance excluding the B-Notes.

With respect to Loan No. 1, Moffett Towers II - Buildings 3 & 4, mezzanine debt consists of an $85.0 million mezzanine loan. The mezzanine loan has a 5.7500% coupon. The Moffett Towers II – Buildings 3 & 4 mezzanine loan is interest-only for the full term of the loan and has a stated

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maturity date that is coterminous with the stated maturity date of the Moffett Towers II – Buildings 3 & 4 whole loan.

With respect to Loan No. 2, 188 Spear Street, future mezzanine debt is permitted provided, among other conditions (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio is no greater than 57.6%, (iii) the debt yield, excluding the mezzanine loan, is no less than 8.5%, (iv) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender, and (v) the borrower obtains rating agency confirmation.

With respect to Loan No. 3, Vanguard Portfolio, the Vanguard Portfolio whole loan includes one subordinate B Note which has a Cut-off Date Balance of $12,982,500 and is not included in the BBCMS 2019-C4 Trust. Note A-3, Note A-4, and Note A-5, which have a combined Cut-off Date Balance of $57,017,500, are included in the trust. All loan level metrics are based on the Vanguard Portfolio whole loan balance excluding the B-Note.

With respect to Loan No. 5, Inland Life Storage Portfolio, future unsecured debt (“Guarantor Loan”) is permitted provided, among other conditions, (i) it must be unsecured and subordinate to the loan, (ii) it must have no maturity date, (iii) it can be payable only out of excess cash, and (iv) it must only be used to pay the monthly debt service payment amount, capital expenditures (approved by the lender as required by the whole loan documents), extraordinary expenses (approved by the lender), and actual operating expenses. Up to $13,910,000 of Guarantor Loans may be obtained without lender consent. While any Guarantor Loan is outstanding, all excess cash received by the borrower shall be used to repay such Guarantor Loan.

With respect to Loan No. 7, Hilton Garden Inn – San Diego Mission Valley Stadium, the borrower and its affiliate, Everest Hotel Group LLC (the sole member of Everest SDMV Management, LLC, the borrower’s affiliated property manager), assumed liability for payment of the $585,000 unamortized balance of a $650,000 development incentive loan previously paid by the franchisor to the former franchisee at the mortgaged property as a development incentive under the related franchise agreement (the “Franchise Agreement”) in connection with the opening of the franchise in July 2016. Pursuant to the terms of the new development incentive note dated June 13, 2019 (the “Development Note”), the Development Note will continue to amortize over the term of the franchise agreement and is not due or payable unless the franchise agreement is terminated or there is a change in ownership and the assignee does not assume the unamortized portion at that time. The mortgage loan documents provide (A) (i) a payment guaranty from the borrower and guarantor for any amounts due and payable under the Development Note, including in connection with the lender’s assumption of the Franchise Agreement and (ii) full recourse to the guarantor and borrower if, due to a borrower default under the franchise agreement, the franchise is terminated (which would result in the incentive loan being called) and (B) recourse for any losses to the lender in connection with the Development Note (including any enforcement action related thereto).

With respect to Loan No. 8, 2 North 6th Place, the 2 North 6th Place whole loan includes one subordinate A-B Note and one subordinate B Note, which have a combined Cut-off Date Balance of $219,400,000 and are not included in the BBCMS 2019-C4 Trust. Note A-3, which has a Cut-off Date Balance of $20,000,000, is included in the BBCMS 2019-C4 securitization trust. All loan level metrics are based on the 2 North 6th Place whole loan balance excluding the A-B Note and B-Note.

With respect to Loan No. 11, TriAtria Office Building, mezzanine debt consists of a $2.0 million mezzanine loan. The mezzanine loan has a 9.50000% coupon. The TriAtria Office Building mezzanine loan is interest-only for the full term of the loan and has a stated maturity date that is coterminous with the TriAtria Office Building mortgage loan.

With respect to Loan No. 18, Maui Portfolio, the mortgage loan closed with a preferred debt investor in the joint venture that is the sole member of each borrower. The preferred equity interest is equal to approximately $4.75 million and has a preferred rate of return of 10.5% per annum, with a current pay rate of 8.0% per annum (with deferral of the excess 2.5% permitted if distributable cash flow is insufficient to pay the full preferred return in such month and the remainder accruing and payable at

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maturity of the preferred equity). Additionally, there is a required quarterly redemption of the preferred equity interest which is equal to $296,875. The preferred equity interest has a term of four years, with no extension options.

With respect to Loan No. 21, Mount Kemble, a mezzanine loan with an original principal balance of $3,950,000 in favor of BSPRT CMBS Finance, LLC, the originator of the mortgage loan, is secured by an equity interest in the borrower.

With respect to Loan No. 34, 10000 Santa Monica Boulevard, the 10000 Santa Monica Boulevard whole loan includes a subordinate A-B Note, which has a Cut-off Date Balance of $130,000,000 and is not included in the BBCMS 2019-C4 Trust. Note A-7, which has a Cut-off Date Balance of $10,000,000, is included in the trust. All loan level metrics are based on the 10000 Santa Monica Boulevard whole loan balance excluding the A-B Note.

With respect to Loan No. 36, Ambler Yards, the mortgaged property is subject to a land development agreement with Lower Gwynedd Township, which requires the condition of granting zoning approval for the related borrower sponsor’s redevelopment plan for the mortgaged property. The borrower sponsor posted an approximately $1.4 million standby letter of credit, collateralized by an escrow account with Firstrust Bank, to cover the anticipated costs of site work in connection to the land development agreement. As of origination, approximately $430,000 of the $1.4 million escrow had been drawn down for work completed. The remainder of the site work is expected to be completed in 2019. The lender has oversight of the remaining distributions from the escrow pursuant to a tri-party agreement the lender entered into at origination with the borrower and Firstrust Bank. The Ambler Yards mortgage loan documents provide recourse to the guarantor and borrower for any violation or breach of the agreement or the master plan or the failure to complete the work required thereunder.

With respect to Loan No. 54, Gray Oaks Corporate Center, future mezzanine debt is permitted provided, among other conditions (i) no event of default under the Gray Oaks Corporate Center mortgage loan documents has occurred or is continuing, (ii) the combined loan-to-value ratio is no greater than 51.1%, (iii) the debt service coverage ratio based on the trailing 12-month period is no less than 2.61x, (iv) the debt yield, including the mezzanine loan, is no less than 10.2%, (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender, and (vi) the borrower obtains rating agency confirmation.

With respect to Loan No. 56, Krea Portfolio, future mezzanine debt is permitted provided, among other conditions (i) the combined loan-to-value ratio is no greater than 58.2%, (ii) the combined debt service coverage ratio based on the trailing 12-month period is no less than 1.61x, (iii) the combined debt yield is no less than 12.4%, (iv) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender, and (v) the borrower obtains rating agency confirmation.

With respect to Loan No. 58, 32-34 Broad Street, future mezzanine debt is permitted provided, among other conditions (i) the combined loan-to-value ratio is no greater than 65.0%, (ii) the combined debt service coverage ratio is no less than 1.50x, (iii) the combined debt yield is no less than 9.5%, (iv) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender in its reasonable discretion, and (v) the borrower obtains rating agency confirmation.

(14)	The U/W NOI DSCR (x) and U/W NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Note Date during the term of the mortgage loan.

(15)	With respect to Loan No. 1, Moffett Towers II - Buildings 3 & 4, the rent for the Largest Tenant, Facebook, is straight-lined through lease expiration in 2034.

With respect to Loan No. 2, 188 Spear Street, the rent for the Largest Tenant, Amazon, is straight-lined through lease expiration in 2027.

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With respect to Loan No. 4, ExchangeRight Net Leased Portfolio 28, the rent for the sole tenants at the mortgaged properties identified as (i) Pick n Save - Oconomowoc, WI, (ii) Pick n Save – Wales, WI and (iii) Fresenius Medical Care – West Columbia, SC, are straight-lined over the term of the ExchangeRight Net Lease Portfolio 28 Whole Loan.

With respect to Loan No. 33, ExchangeRight Net Leased Portfolio #27, the rent for the sole tenants at the BioLife Plasma Services - Savannah, GA, Pick ‘n Save – Muskego, WI, O’Reilly - South Houston, TX and O’Reilly – Knoxville, TN mortgaged properties are straight-lined over the ExchangeRight Net Lease Portfolio #27 Whole Loan term. Sole tenants are BioLife Plasma Services, L.P., Pick ‘n Save and O’Reilly (at both O’Reilly properties), respectively.

(16)	In certain cases, U/W Capital Items ($) is inclusive of certain credits for upfront reserves taken at closing.

(17)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 1, Moffett Towers II - Buildings 3 & 4, historical financials are unavailable because the Moffett Towers II - Buildings 3 & 4 mortgaged property was built in 2019.

With respect to Loan No. 3, Vanguard Portfolio, the mortgage loan represents acquisition financing and the seller provided limited operating history for the portfolio.

With respect to Loan No. 4, ExchangeRight Net Leased Portfolio 28, the mortgage loan represents acquisition financing and the seller provided limited operating history for the portfolio.

With respect to Loan No. 8, 2 North 6th Place, historical financials are unavailable because the 2 North 6th Place mortgaged property was built in 2018.

With respect to Loan No. 9, Tower Plaza, the mortgaged property was acquired by the borrower sponsor in March of 2017. The prior owner did not provide partial year 2017 operating statements. Additionally, 2016 Occupancy (%) was not provided.

With respect to Loan No. 11, TriAtria Office Building, the mortgage loan represents acquisition financing and the seller provided limited operating history for the portfolio.

With respect to Loan No. 12, Meidinger Tower, the 2016 historical financials are unavailable due to acquisition in April 2017. As such, the 2017 information is based on the annualized eight-month period ending December 31, 2017.

With respect to Loan No. 13, Ocala Industrial, the mortgage loan represents acquisition financing and the sellers provided limited operating history for the mortgaged property.

With respect to Loan No. 15, New Orleans MOB Portfolio, the mortgaged properties were acquired between May 2018 and July 2019 and the sellers provided limited operating history for the mortgaged properties. As such, the 2018 NOI shown for the New Orleans MOB Portfolio mortgaged properties is based on the appraiser’s adjustments to the operating statements provided. The 2018 NOI shown for the 1200 Pinnacle Parkway, 3901 Houma Boulevard and 3000 West Esplanade Avenue mortgaged properties reflect full year 2018 results while the 2018 NOI shown for the 3712 MacArthur Boulevard mortgaged property reflects an annualization of the period between May 2018 and December 2018.

With respect to Loan No. 16, 125 Borinquen Place, historical financials are unavailable because the mortgaged property was completed in 2018.

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With respect to Loan No. 17, Visions Hotel Portfolio II, 2016 financials for Home2 Suites Oswego are not available because the mortgaged property was completed in 2017.

With respect to Loan No. 22, 48 Saint Nicholas Place, the mortgaged property was acquired by the borrower sponsor in May of 2017. The prior owner did not provide 2016 or partial year 2017 operating statements. As such, 2016 financial information is not available and 2017 financial information represents six months’ operating history ending December 2017 annualized.

With respect to Loan No. 24, SoCal Medical Office Portfolio, the mortgage loan represents acquisition financing and the seller provided limited operating history for the portfolio.

With respect to Loan No. 25, TZA Multifamily Portfolio #2, the mortgage loan represents refinance financing; however, the borrower acquired the portfolio in April 2018 and limited operating history is available for the portfolio.

With respect to Loan No. 33, ExchangeRight Net Leased Portfolio #27, the mortgage loan represents acquisition financing and the seller provided limited operating history for the portfolio.

With respect to Loan No. 35, Town Square, the mortgage loan represents acquisition financing and the sellers provided limited operating history for the mortgaged property.

With respect to Loan No. 41, Pacific Grove Portfolio, the mortgage loan represents refinance financing; however, the borrower acquired the portfolio between 2016 and 2017 and limited operating history is available for the portfolio.

With respect to Loan No. 44, At Home Store - Palm Beach Gardens, the historical financials are unavailable due to recent acquisition in August 2018.

With respect to Loan No. 49, Home2 - Hasbrouck, 2016 financials are not available as the mortgaged property’s redevelopment from an office building to a hotel was completed in 2016.

With respect to Loan No. 55, Summerville Plaza, the historical financials are unavailable due to recent renovation.

With respect to Loan No. 57, 9th & Maple Fee, historical financials are unavailable due to the recent acquisition of the fee interest in the mortgaged property.

With respect to Loan No. 62, Quality Inn & Suites Bremerton, the mortgage loan represents acquisition financing and the sellers provided limited operating history for the mortgaged property.

With respect to Loan No. 66, 588 East San Lorenzo Road, the mortgage loan represents acquisition financing and the seller provided limited operating history for the mortgaged property.

With respect to Loan No. 71, Villas at Atlantic Beach, the mortgage loan represents acquisition financing and the seller provided limited operating history for the mortgaged property.

With respect to Loan No. 72, Sterling Hill Apartments, the mortgage loan represents acquisition financing and the sellers provided limited operating history for the mortgaged property.

(18)	With respect to Loan No. 7, Hilton Garden Inn - San Diego Mission Valley Stadium, the mortgaged property is subject to a ground lease that commenced on August 7, 1997 and expires August 7, 2096. The current ground lease rent is $668,142 and is subject to adjustments for inflation every four years, with the next adjustment date on September 1, 2021. The ground lease rent increase is not permitted to be less than 10.0% or more than 25.0% on any adjustment date.

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With respect to Loan No. 27, Renaissance Center VI, the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property. The mortgaged property is subject to a ground lease between Ren Center Tampa LLC, as ground lessor, and the related borrower, as ground lessee. The base rent under the ground lease is $120,000 per annum. The ground lease is scheduled to terminate on February 10, 2115. The borrower subleases the entire mortgaged property to The Auto Club Group, Inc. The original base rent under the sublease is $3,000,000 per annum, subject to certain increases pursuant to the terms of the ground lease. The sublease has a 180-month term.

With respect to Loan No. 35, Town Square, the mortgaged property is subject to a ground lease between the borrower, as ground lessor, and The Monsey Marketplace LLC, as ground lessee. The related ground lessee is an affiliate of Pambs, LLC, which holds a membership interest in the borrower sponsor. The ground lease contract is scheduled to expire on November 30, 2039, subject to three five-year extension options and one four-year and three-month extension option. Minimum annual ground rent is currently $2,272,639, subject to certain increases pursuant to the terms of the ground lease. The improvements leased by The Monsey Marketplace, LLC do not secure the mortgage loan.

With respect to Loan No. 36, Ambler Yards, the borrower sponsors entered into a 99-year ground lease with BASF Corporation (“BASF”), dated June 12, 2015, pursuant to which the borrower sponsors’ ground rent for the leasehold estate is $1,406,250, to be paid in three equal payments of $468,750. The payments were made in three installments that occurred from June 2016 to June 2018. The borrower sponsors will not make any additional ground rent payments throughout the remaining 96-year term of the ground lease. BASF is responsible for remediation work necessary to secure regulatory approval under Pennsylvania law in connection with certain hazardous substances resulting from preexisting environmental conditions. Because BASF is responsible for all remediation work, BASF has retained ownership of the fee estate for the duration of the remediation and conveyed the leasehold estate to the borrower sponsors’ predecessor in interest. BASF is entirely responsible for environmental liability, providing a full environmental indemnity in the ground lease agreement. All costs and expenses associated with the environmental condition will be paid by BASF as a function of the Ambler Yards mortgaged property’s prior use before the borrower sponsors took possession of the leasehold interest. In order to receive Act 2 release of liability for groundwater, there will be ongoing ground water monitoring. Once all environmental issues are fully resolved, and upon BASF’s receipt of regulatory approval in confirmation of all environmental cleanup, BASF has the right to cause the borrower sponsors to take title to the fee estate for $1.

With respect to Loan No. 48, CVS Staten Island, the related borrower acquired the fee interest in the mortgaged property at origination. A third party ground lessee, NYC Double Drive Thru Inc., leases the ground and subleases it to the related borrower. The related borrower mortgaged its fee and subleasehold interest in the mortgaged property. The ground sublease expires on March 1, 2052 and the ground lease expires June 30, 2052.

With respect to Loan No. 57, 9th & Maple Fee, the mortgage loan is secured by the borrower’s fee interest in the 9th & Maple Fee mortgaged property. Neither the tenant’s leasehold interest nor the improvements are part of the collateral for the mortgage loan.

(19)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to Loan No. 4, ExchangeRight Net Leased Portfolio 28, the borrower reserved (i) $112,500 to achieve regulatory closure for the REC at the Pick n Save – Oconomowoc, WI mortgaged property and (ii) $50,361 to fund an environmental insurance policy. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Environmental Considerations” for further details.

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With respect to Loan No. 14, Glenmont Abbey Village, the borrower reserved (i) $10,000 for the installation of a radon mitigation system at the mortgaged property and (ii) $115,500 for the construction and installation of a sidewalk upon the demand of the Town of Bethlehem.

With respect to Loan No. 19, SWVP Portfolio, the borrower reserved $5,000,000 upfront for a PIP Reserve for the existing PIP.

With respect to Loan No. 38, Arapahoe Industrial Park, the borrower reserved $393,360 for roof repairs that are required to be completed on or before November 1, 2020.

(20)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 3, Vanguard Portfolio, the borrower is required to escrow $7,108.23 on a monthly basis for capital expense reserves until the balance on deposit in the capital reserve subaccount equals or exceeds the $255,896 capital reserve cap amount. Once the capital reserve cap amount is met, monthly payments do not begin again until the account balance is equal to or less than $128,000.

With respect to Loan No. 4, ExchangeRight Net Leased Portfolio 28, if the lender determines the funds in the tax and insurance subaccount will be insufficient to pay real estate taxes or insurance premiums next coming due, the lender may increase (or decrease) the monthly contribution required to be made by the borrower. Solely as it relates to the Hobby Lobby – Hendersonville, TN mortgaged property, until a Reparcelization Event (as defined below) occurs, the monthly deposit into the tax and insurance subaccount on account of real estate taxes for the Hobby Lobby – Hendersonville, TN mortgaged property will be one twelfth (1/12th) of the real estate taxes that the lender estimates will be payable during the next twelve (12) months for the entirety of the shared tax parcel. A “Reparcelization Event” means the separation of the Hobby Lobby – Hendersonville, TN mortgaged property from any non-collateral property such that (i) the Hobby Lobby – Hendersonville, TN mortgaged property constitutes a separate tax lot and (ii) any and all taxes attributable to the previously shared tax parcel have been paid in full. Following the occurrence of a Reparcelization Event, the lender agrees to return to the borrower that portion of funds in the tax and insurance subaccount solely attributable to real estate taxes for the non-collateral portion of the tax parcel that the Hobby Lobby – Hendersonville, TN mortgaged property was previously a part of.

With respect to Loan No. 4, ExchangeRight Net Leased Portfolio 28, the borrower will not be required to account for the aggregate number of rentable square feet at the following mortgaged properties when making deposits in the capital reserve subaccount: (i) Walgreens – Aurora, IL; (ii) Walgreens – North Aurora, IL; (iii) Walgreens – Hammond, IN; (iv) Dollar General – Mishawaka, IN; (v) Dollar General – Youngsville, LA; (vi) Dollar General – Battle Creek, MI; (vii) Dollar General – Lambertville, MI; (viii) Dollar General – Soddy Daisy, TN; (ix) Dollar General – Houston, TX; and (x) Walgreens – Newport News, VA. The sole tenant at each of the aforementioned mortgaged properties is obligated under its applicable lease(s) to pay capital expenses for its respective premises for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio 28 whole loan documents has occurred and is continuing, (ii) the borrower provides proof of payment by such tenants of the payment of all such capital expenses, (iii) the leases with the applicable tenants continue to be in full force and effect and not subject to any default beyond any applicable grace or notice and cure period, and (iv) no material adverse change has occurred with respect to the applicable tenant such that such tenant’s ability to timely pay the capital expenses for its respective premises has been materially jeopardized.

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With respect to Loan No. 5, Inland Life Storage Portfolio, when the CapEx Reserve falls below the $424,056 cap, the borrower is required to escrow $35,338 on a monthly basis for capital expenditures.

With respect to Loan No. 8, 2 North 6th Place, the borrower is required to escrow all rents attributable to the budgeted approved leasing expenses for the upcoming calendar month and such amounts are required during the continuance of a cash management period.

With respect to Loan No. 17, Visions Hotel Portfolio II, the mortgage loan documents provide for ongoing monthly reserves for FF&E in an amount equal to (i) 1/12th of 2.0% of annual gross revenues up to and including the payment date in July 2021, (ii) 1/12th of 3.0% of annual gross revenues beginning on the payment date in August 2021 and up to and including the payment date in July 2024 and (iii) 1/12th of 4.0% of annual gross revenues on each payment date thereafter.

With respect to Loan No. 19, SWVP Portfolio, the Monthly CapEx Reserve ($) amount equals the greater of (i) 1/12th of 5.0% of gross revenues (excluding hotel taxes) and (ii) 1/12th of the monthly amount required to be reserved annually for FF&E expenses with respect to its property under the applicable franchise agreement.

With respect to Loan No. 23, Indiana Hotel Portfolio, the mortgaged properties will be in cash flow sweep until an amount in the seasonality reserve is equal to 125.0% of the preceding 12-month shortfall amount (shortfall amount equal to 1.00x DSCR). During shortfall periods, the borrower will be able to apply to the servicer for funds to make debt service shortfall amounts. The preceding year’s 12-month lookback will be based on a T-12 period ending March 31. The servicer will calculate T-12 debt service shortfalls annually, credit any remaining funds in the seasonality reserve from the current year, and begin cash flow sweep until the seasonality reserve is replenished to the amount equal to the most current T-12 debt service shortfall.

With respect to Loan No. 25, TZA Multifamily Portfolio #2, the borrower is required to escrow $22,318 on each payment date occurring between July 1, 2019 through June 1, 2022 for capital expenses. On or after July 1, 2022, the borrower is required to escrow 1/12th of $250 per unit (initially $6,736 per month) for capital expenses on each payment date through the remaining term of the TZA Multifamily Portfolio #2 mortgage loan.

With respect to Loan No. 27, Renaissance Center VI, the borrower will be required to deposit $10,000 each month for ground rent payments under the related ground lease unless (i) no event of default has occurred and remains outstanding under the Renaissance Center VI whole loan documents, (ii) the borrower pays rent due under the ground lease directly to the related ground lessor in full and in a timely manner, and (iii) upon the lender’s request, the borrower provides reasonably satisfactory evidence of payment in full of the ground rent.

With respect to Loan No. 28, Wilmington Industrial Portfolio, the lender escrowed a total of $615,000 at origination and the borrower is required to deposit a total of $8,766.98 into certain reserves each month for the repair and replacement of certain of the roofs at the mortgaged properties.

With respect to Loan No. 34, 10000 Santa Monica Boulevard, the borrower is required to pay to the lender on each loan payment date 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the policies. However, provided that (i) no loan event of default is continuing under the 10000 Santa Monica Boulevard whole loan documents and (ii) the borrower has provided the lender with evidence reasonably satisfactory to the lender that any insurance required to be maintained by the borrower under the loan agreement and/or any other loan document is effected under a blanket policy reasonably acceptable to the lender, the borrower will not be required to make deposits for insurance premiums.

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With respect to Loan No. 45, Hampton Inn El Reno, the Monthly CapEx Reserve ($) amount equals (i) (A) 1/12th of 1.0% of the annual gross revenues for the previous 12-month period (initially $2,256.00) through and including the 12th payment date, (B) 1/12th of 2.0% of the annual gross revenues for the previous 12-month period as determined on the anniversary of the origination date from and including the 13th payment date until and including the 24th payment date, and (C) 1/12th of 4.0% of the annual gross revenues for the previous 12-month period as determined on the anniversary of the origination date from and including the 25th payment date for the remainder of the Hampton Inn El Reno mortgage loan term, or (ii) the monthly amount required for the replacement of FF&E pursuant to the related franchise agreement but excluding any amounts attributable to a PIP.

With respect to Loan No. 52, Greenwich Inn – San Francisco, a monthly FF&E reserve ($) is required in an amount equal to 1/12th of (i) 1.0% of gross income from operations for year 1, (ii) 2.0% of gross income from operations for year 2, (iii) 2.5% of gross income from operations for year 3, (iv) 3.0% of gross income from operations for year 4, (v) 3.5% of gross income from operations for year 5, and (vi) 4.0% of gross income from operations for years 6-10.

With respect to Loan No. 53, Hampton Inn Peachtree City, the borrower is required to implement a PIP to cover certain exterior improvements and renovations to public area, amenities and guest rooms, among other things. To cover the cost of the PIP, the lender escrowed $890,000 into a PIP reserve at origination, and the borrower is required to deposit $12,500 into such reserve each month for the first 12 months, subject to a cap of $1,500,000.

With respect to Loan No. 60, Lake Howell Plaza, the mortgage loan documents provide for ongoing monthly replacement reserve deposits in the amount of $1,760 and ongoing monthly TI/LC reserve deposits in the amount of $6,866. Notwithstanding the foregoing, deposits into the replacement reserve and TI/LC reserve accounts will be suspended unless the DSCR falls below 2.25x or a Sweep Event Period (as defined in the loan documents) has occurred and is continuing.

With respect to Loan No. 67, Baymont Inn & Suites - Mackinaw City, the borrower deposited $275,000 into a seasonality reserve at origination and commencing in 2020 and through the remainder of the mortgage loan term, on each monthly payment date occurring in a seasonality funds deposit month, the borrower will deposit all applicable seasonality funds excess cash flow. The aggregate amount deposited into the seasonality reserve during any single seasonality shortfall calculation period will not exceed the seasonality funds cap.

(21)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 8, 2 North 6th Place, in the event that amounts on deposit in the shortfall subaccount fall below $2,500,000, the borrower is required to pay to the lender for deposit in the shortfall subaccount the difference between the amount on deposit in the shortfall subaccount and $5,000,000.

With respect to Loan No. 11, TriAtria Office Building, the Monthly TI/LC Reserve ($) amount equals $12,833.22 on a monthly basis for TI/LC expense reserves until the balance on deposit in the TI/LC subaccount equals or exceeds the $450,000 TI/LC reserve capped amount. Once the TI/LC reserve cap amount is met or exceeded, no monthly TI/LC deposits are required until the account balance of the TI/LC Reserve is less than $450,000.

With respect to Loan No. 14, Glenmont Abbey Village, the Monthly CapEx Reserve ($) amount equaled $370,000 at origination. When the CapEx Reserve falls below $100,000, the borrower is required to deposit 1/12th of $250 per unit (initially $3,083.33 per month) into the Monthly CapEx Reserve account on a monthly basis until the account balance equals or exceeds $370,000.

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With respect to Loan No. 14, Glenmont Abbey Village, the Upfront Environmental Reserve ($) amount equaled $10,000 at origination. When the balance of the Environmental Reserve falls below $5,000, the borrower is required to deposit into the Monthly Environmental Reserve ($) account an amount necessary to ensure that the balance of the Monthly Environmental Reserve ($) account is $5,000.

With respect to Loan No. 34, 10000 Santa Monica Boulevard, once the capital expense cap of $250,000 is reached, to the extent a Monthly Capex Reserve ($) would result in the aggregate amount of capital expense funds in the capital expense account exceeding the $250,000 capital expense cap, such Monthly Capex Reserve ($) will be decreased by an amount equal to such excess and be less than $81,711 in the aggregate and, accordingly, to the extent the aggregate amount of capital expense funds in the capital expense account is less than the $81,711 capital expense minimum amount, such Monthly Capex Reserve ($) will be increased by an amount equal to such deficiency.

With respect to Loan No. 38, Arapahoe Industrial Park, the Upfront TI/LC Reserve amount equaled $350,000 at origination. The borrower is required to deposit $8,122 monthly into the TI/LC Reserve until the balance of such account is equal to $600,000. When the balance of the TI/LC Reserve account falls below $600,000, the borrower will be required to resume making monthly deposits into the TI/LC Reserve account until the balance of the TI/LC Reserve is equal to or greater than $600,000.

With respect to Loan No. 53, Hampton Inn Peachtree City, the related PIP reserve is subject to a $1,500,000 cap. See (20) above.

(22)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

With respect to Loan No. 11, TriAtria Office Building, the Largest Tenant, Millennium Medical, has three separate lease expiration dates for its combined 100,789 square feet of space: (i) the lease for 92,074 square feet will expire on December 31, 2024; (ii) the lease for 7,481 square feet will expire on February 28, 2026; and (iii) the lease for 1,234 square feet is month-to-month.

With respect to Loan No. 15, New Orleans MOB Portfolio, the Third Largest Tenant at the 3712 MacArthur Boulevard mortgaged property, Fairfield Family Clinic, occupies 2,539 square feet with a current lease expiration date of November 30, 2022 and 1,100 square feet with a current lease expiration date of February 28, 2023.

With respect to Loan No. 20, Black Canyon Tower, the Second Largest Tenant, Temporary Housing, Inc., leases a total of 21,737 square feet with a current lease expiration of January 31, 2021 and subleases 1,003 square feet from a sub-landlord with a current sublease expiration of May 31, 2020. In addition, the Fourth Largest Tenant, Flatiron Solutions, Inc., subleases its entire space to MBSi Corp.

With respect to Loan No. 38, Arapahoe Industrial Park, the Largest Tenant, Kazmira, has three separate lease expiration dates for its combined 72,869 square feet of space: (i) the lease for 28,500 square feet will expire on December 31, 2033; (ii) the lease for 26,500 square feet will expire on June 30, 3032; and (iii) the lease for 14,000 square feet and 3,869 square feet, respectively, will expire on January 31, 2032.

(23)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

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(24)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 9, Tower Plaza, the Largest Tenant, 88 Ranch Marketplace, subleases approximately 13,850 square feet. The spaces are underwritten based on the prime lease terms.

With respect to Loan No. 11, TriAtria Office Building, the Third Largest Tenant, Meritus Property Management, LLC, has the right to terminate its lease effective September 30, 2024 by providing at least 180 days’ prior written notice to the borrower and paying a fee equal to all unamortized tenant allowance and leasing commissions.

With respect to Loan No. 11, TriAtria Office Building, the Fifth Largest Tenant, Associated Endocrinologists, PC, has the right to terminate its lease as of March 1, 2025 by providing notice by July 1, 2024 to the borrower and paying a fee equal to all unamortized tenant allowance and leasing commissions.

With respect to Loan No. 12, Meidinger Tower, (a) the Third Largest Tenant, Cotiviti Healthcare, has a one-time contraction option which allows Cotiviti Healthcare to reduce the size of its premises by removing the reduction space further detailed in its lease from its premises with 180 days’ notice and payment of any unamortized tenant improvements and leasing commissions with respect to the portion of its premises subject to the reduction right, and (b) the Fourth Largest Tenant, River Road Asset Management, LLC, has the right to terminate its lease at any time with 150 days’ notice and payment of any unamortized tenant improvements and leasing commissions.

With respect to Loan No. 15, New Orleans MOB Portfolio, the Fifth Largest Tenant at the 3901 Houma Boulevard mortgaged property, Shingledecker, DPM, has the right to terminate its lease any time after May 1, 2022 if tenant becomes handicapped or cannot continue medical practice or if tenant is scheduling and planning full retirement.

With respect to Loan No. 15, New Orleans MOB Portfolio, the Largest Tenant at the 3000 West Esplanade Avenue mortgaged property, Dwyer, Cambre & Suffern, APLC, has the right to terminate its lease effective May 31, 2024 by providing six months’ written notice. The Second Largest Tenant at the 3000 West Esplanade Avenue mortgaged property, Louisiana HomeCare of Kenner, has the right to terminate its lease from February 28, 2021 through March 31, 2021 by providing 180 days’ notice and paying a termination penalty equal to unamortized TI/LCs. The Third Largest Tenant at the 3000 West Esplanade Avenue mortgaged property, Louisiana Hospice & Palliative Care of New Orleans, has the right to terminate its lease from March 31, 2021 through April 30, 2021 by providing 180 days’ notice and paying a termination penalty equal to unamortized TI/LCs. The Fourth Largest Tenant at the 3000 Esplanade Avenue mortgaged property, Law Offices of Richard J. Fernandez, has the right to terminate its lease by providing 180 days’ notice.

With respect to Loan No. 15, New Orleans MOB Portfolio, the Second Largest Tenant at the 3712 MacArthur Boulevard mortgaged property, NO Physician Services LLC, has the right to terminate its lease effective October 2021 or October 2022 upon six months’ notice prior to such termination.

With respect to Loan No. 20, Black Canyon Tower, the Largest Tenant, Homesite Group Incorporated, has the right to terminate its lease effective March 31, 2022 by providing notice by September 30, 2021. If an expansion option available until January 31, 2020 is exercised, the tenant will instead have the right to terminate its lease effective March 31, 2026 by providing notice by September 30, 2025.

With respect to Loan No. 21, Mount Kemble, the Largest Tenant, Avaya, has a right to terminate its leases on July 30, 2024, with 12 months prior notice. The tenant will be required to pay $651,404 to vacate its first-floor space, $1,039,573 to vacate its second-floor space and $395,930 to vacate

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its third-floor space, or, if the tenant vacates its entire leased space, will be required to pay a total termination fee of $2,086,907. In addition, the Fourth Largest Tenant, Artech, has a right to terminate its lease in May 2022, with 12 months’ prior notice and payment of a termination fee of $406,019.

With respect to Loan No. 39, CIRE Equity Retail & Industrial Portfolio, the sole tenant, 48 Forty Solutions, at the Homeland – Bartow, FL mortgaged property may terminate its lease at such mortgaged property effective at any time after June 30, 2021, with at least 12 months’ prior notice and payment of a termination fee equal to the sum of $500,000 plus any unamortized tenant improvements.

With respect to Loan No. 63, Jackson Retail Portfolio, the Third Largest Tenant at the Northpark Station mortgaged property, Tweeked Hair, has the one-time right to terminate its lease effective July 2022.

With respect to Loan No. 68, 205-207 East Washington Street, the Second Largest Tenant, Amesite, has the option to terminate its lease at the end of each 12-month term, as follows: (i) effective May 5, 2020, Amesite is required to provide the borrower written notice on or before April 5, 2020, and (ii) Amesite may subsequently elect to terminate its lease effective May 5, 2021 by providing the borrower notice on or before April 5, 2021.

(25)	With respect to Loan No. 3, Vanguard Portfolio, the Vanguard Portfolio whole loan is structured with a master lease structure to create a Shari’ah compliant structure, so there is no guarantor for the Vanguard Portfolio whole loan. The borrowers and the borrower sponsor are the sole parties liable for any breach or violation of the non-recourse carveouts. The master lessees are owned 100.0% by Great Valley Properties Investor Company LLC, which is owned 100.0% by Great Valley Properties Investor Corp. Great Valley Properties Investor Corp. is owned 2.1% by Great Valley Properties Investment Company Ltd. and 97.9% by Great Valley Properties Property Company Ltd. Great Valley Properties Investment Company Ltd. is owned by twelve investors, none of which holds, directly or indirectly, a 10.0% or more ownership interest in Great Valley Properties Investment Company Ltd. Individuals affiliated with Soor Capital Holding W.L.L. comprise the board of directors of Great Valley Properties Investor Corp.

With respect to Loan No. 3, Vanguard Portfolio, the borrower sponsors for the Vanguard Portfolio Whole Loan are Arch Street Capital Advisors, L.L.C. and Great Valley Properties Investor Company LLC. The Vanguard Portfolio Whole Loan is structured with a master lease structure to create a Shari’ah compliant structure, so there is no guarantor for the Vanguard Portfolio Whole Loan. The borrowers and the borrower sponsor are the sole parties liable for any breach or violation of the non-recourse carveouts. All of the master lessees are owned by Great Valley Properties Investor Company LLC, which is owned by Great Valley Properties Investor Corp. Great Valley Properties Investor Corp. is owned 2.1% by Great Valley Properties Investment Company Ltd. and 97.9% by Great Valley Properties Property Company Ltd. Great Valley Properties Investment Company Ltd. is owned by twelve investors, none of which holds, directly or indirectly, a 10.0% or more ownership interest in Great Valley Properties Investment Company Ltd. Individuals affiliated with Soor Capital Holding W.L.L. comprise the board of directors of Great Valley Properties Investor Corp.

With respect to Loan No. 12, Meidinger Tower, the largest tenant at the mortgaged property, Computershare, disputes the amount of real estate tax recoveries it has paid based on a triple net basis from 2015 lease commencement and contends it should only be responsible for its pro-rata share of taxes above the 2015 base year. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

With respect to Loan No. 15, New Orleans MOB Portfolio, five tenants are affiliates of and have their lease obligations guaranteed by the borrower sponsor and non-recourse carveout guarantor, John P. Hamide: Evolve Chiropractic & Physical Therapy, LLC (4,188 SF, 3.4% of NRA, 3.8% of

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underwritten base rent), Diagnostic Imaging Services (2,620 SF, 2.1% of NRA, 2.4% of underwritten base rent), US Inspection & NDT, LLC (2,380 SF, 1.9% of NRA, 2.2% of underwritten base rent) and CREMA, LLC (691 SF, 0.6% of NRA, 0.6% of underwritten base rent) located at the 3901 Houma Boulevard mortgaged property and Diagnostic Imaging Services (3,305 SF, 2.7% of NRA, 3.5% of underwritten base rent) located at the 1200 Pinnacle Parkway mortgaged property.

With respect to Loan No. 31, Candle-Lite Warehouse, the sole tenant, Candle-lite Company, LLC, is an affiliate of the borrower sponsor and non-recourse carve-out guarantor, Luminex Home Décor & Fragrance Holding Corporation, which guarantees the lease.

With respect to Loan No. 34, 10000 Santa Monica Boulevard, Sonny Kahn, solely in his capacity as trustee of the SK Business Trust, Russell Galbut, solely in his capacity as trustee of the RF Business Trust, and Bruce A. Menin, solely in his capacity as trustee of the Menin 1998 Business Trust (and, together with Sonny Kahn and Russell Galbut, the “Individual Trustees”) (each a “Guarantor”, and collectively, the “Guarantor”), are collectively the non-recourse carveout guarantor. Pursuant to the Guaranty Agreement dated April 12, 2019 (the “Guaranty”), by Sonny Kahn, not personally or individually (except to the extent expressly set forth in the Guaranty), but solely in his capacity as trustee of the SK Business Trust pursuant to that certain Declaration of Trust dated December 31, 2003, Russell Galbut, not personally or individually (except to the extent expressly set forth in the Guaranty), but solely in his capacity as trustee of the RF Business Trust pursuant to that certain Amendment and Restatement of the RF Business Trust dated November 3, 2009 and Bruce A. Menin, not personally or individually (except to the extent expressly set forth in the Guaranty), but solely in his capacity as trustee of the Menin 1998 Business Trust pursuant to that certain Restated and Amended Declaration of Trust dated November 6, 2009, the Guarantor agreed to irrevocably and unconditionally guaranty to the loan seller, and its successors and assigns, the payment and performance of (i) the borrower’s recourse liabilities under the loan agreement and (ii) from and after the date that any springing recourse event occurs, payment of all amounts due under the mortgage loan agreement.

In the event that the trust for whom an Individual Trustee is acting as trustee is (a) voluntarily revoked, terminated or otherwise voluntarily ceases to exist, then such Individual Trustee will have personal liability under the guaranty and will become a carve-out guarantor under the Guaranty or (b) involuntarily revoked, terminated or otherwise ceases to exist (involuntarily or by operation of law), then such Individual Trustee will have personal liability under the Guaranty and will become a carve-out guarantor under the Guaranty; provided, however, in such event, the liability of such Individual Trustee may not exceed the sum of the assets of the trust estate received by such Individual Guarantor plus any assets to which such Individual Trustee would have been entitled but for such revocation, termination or cessation of existence. At such time, such Individual Trustee will be required to provide financial statements to the lender that are true and correct in all material respects and fairly present the financial condition of such Individual Trustee as of such date.

With respect to Loan No. 34, 10000 Santa Monica Boulevard, the borrower sponsor is one of a number of companies operating under the trade name “Crescent Heights”, whose senior principals are Sonny Kahn, Russell W. Galbut and Bruce A. Menin. Crescent Heights is a real estate development brand based in Miami, Florida, whose senior principals have over 30 years of industry experience. The borrower is indirectly owned by the guarantors (as described above). As of September 30, 2018, the guarantors reported a collective net worth and liquidity of approximately $803.5 million and $94.7 million, respectively.

With respect to Loan No. 39, CIRE Equity Retail & Industrial Portfolio, Josh Volen and Trevor Smith (the “CIRE Equity Retail & Industrial Portfolio Individual Guarantors”), two of the three related guarantors, will be released from any and all liability for any guaranteed obligations and will no longer be guarantors under the mortgage loan documents upon the date that the CIRE Equity Retail & Industrial Portfolio Individual Guarantors provide written notice and supporting evidence to the lender (as confirmed by the lender in writing within 10 days of such notice), that the third guarantor, CIRE OPCO I, LLC, independently (and not in the aggregate with any other guarantors), maintains a net worth and liquid assets equal to or greater than the collective net worth and liquid assets thresholds of $25,000,000 and $5,000,000, respectively, provided that, to the extent the

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Homeland – Bartow, FL mortgaged property has been released from the lien of the mortgages in accordance with the mortgage loan documents, the liquid assets threshold will be reduced to $3,000,000.

With respect to Loan No. 58, 32-34 Broad Street, the Third Largest Tenant, TIBS Realty, is an affiliate of the borrower sponsors and non-recourse carve-out guarantors, James E. Fusco and Christine E. DiLorenzo, who guaranty the tenant’s lease obligations.

With respect to Loan No. 64, Sherwood MHC, the mortgaged property is a manufactured housing community. The related borrower does not own any of the homes. An affiliate of the borrower owns homes at the mortgaged property, which are subject to a master lease with the borrower. Only nominal rent is due under the master lease for unoccupied homes. Occupants of any homes owned by the affiliate must enter into a direct pad lease with the borrower and pay separate amounts for the home rental and the pad rental.

(26)	Each number identifies a group of related borrowers.

(27)	The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool – Certain Calculations and Definitions – Definitions” for further details.

With respect to Loan No. 5, Inland Life Storage Portfolio, the whole loan is structured with springing cash management. Upon the occurrence of either (i) an event of default, or (ii) the debt service coverage ratio falling below 1.20x, the borrower must send tenant direction letters to the commercial tenants instructing them to pay directly into the cash management account. All rents received by the borrower or the manager are required to be deposited into the required account within 2 business days of receipt.

With respect to Loan No. 8, 2 North 6th Place, the whole loan is structured with a soft lockbox with springing cash management. At origination, the borrower established an account (the “Clearing Account’) into which income from the mortgaged property is required to be deposited. All rents received by the borrower or manager are required to be deposited into the Clearing Account within two business days of receipt and all rents received by credit card are required to be directly deposited into the Clearing Account.

A-1-82

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-2

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV (2)(4)
Office	Suburban	10	$184,307,646	19.7%	2.53x	11.8%	57.8%	56.0%
	CBD	2	79,000,000	8.4%	2.52x	10.4%	60.2%	58.5%
	Medical	9	40,184,677	4.3%	1.61x	10.0%	64.8%	58.6%
	Subtotal:	21	$303,492,323	32.4%	2.41x	11.2%	59.3%	57.0%
Hotel	Limited Service	21	$92,871,203	9.9%	1.97x	15.0%	60.9%	47.9%
	Full Service	7	50,742,646	5.4%	1.99x	13.7%	62.4%	56.5%
	Limited Service, Extended Stay	1	12,267,819	1.3%	1.90x	12.6%	49.4%	39.8%
	Extended Stay	2	11,963,009	1.3%	6.29x	29.2%	41.0%	35.0%
	Subtotal:	31	$167,844,676	17.9%	2.28x	15.5%	59.1%	49.0%
Retail	Freestanding	44	$74,428,342	7.9%	2.00x	9.7%	61.5%	58.3%
	Anchored	14	51,834,735	5.5%	1.72x	10.7%	65.0%	56.7%
	Unanchored	6	14,194,447	1.5%	1.91x	11.8%	62.2%	52.9%
	Subtotal:	64	$140,457,524	15.0%	1.89x	10.3%	62.8%	57.2%
Multifamily	Garden	14	$70,038,000	7.5%	2.02x	10.1%	63.1%	58.8%
	Mid rise	2	30,850,000	3.3%	1.76x	7.3%	58.5%	58.5%
	High rise	2	30,000,000	3.2%	2.78x	12.6%	30.5%	30.5%
	Subtotal:	18	$130,888,000	14.0%	2.13x	10.0%	54.5%	52.2%
Industrial	Warehouse/Distribution	15	$36,423,874	3.9%	1.92x	11.9%	56.2%	50.3%
	Manufacturing/Warehouse	1	18,927,414	2.0%	1.34x	8.9%	69.3%	56.1%
	Flex	4	15,469,332	1.7%	2.02x	12.3%	51.9%	46.7%
	Subtotal:	20	$70,820,620	7.6%	1.79x	11.2%	58.8%	51.1%
Self Storage	Self Storage	33	$40,297,500	4.3%	1.86x	9.7%	59.7%	53.1%
Mixed Use	Industrial/Office	1	$10,000,000	1.1%	1.49x	10.2%	73.4%	63.1%
	Retail/Office	2	7,900,000	0.8%	1.67x	11.0%	62.6%	56.5%
	Office/Industrial	1	7,500,000	0.8%	1.68x	11.1%	62.1%	54.4%
	Self Storage/Office	1	3,700,000	0.4%	1.59x	10.5%	70.5%	59.0%
	Subtotal:	5	$29,100,000	3.1%	1.60x	10.7%	67.2%	58.6%
Manufactured Housing	Manufactured Housing	4	$15,795,818	1.7%	1.77x	9.0%	67.6%	64.6%
Other	Leased Fee	179	$33,186,166	3.5%	2.17x	9.8%	54.1%	54.1%
	Golf Course	1	5,389,474	0.6%	2.16x	16.5%	63.2%	56.8%
	Parking	1	67,043	0.0%	2.40x	10.6%	45.2%	45.2%
	Subtotal:	181	$38,642,682	4.1%	2.17x	10.7%	55.3%	54.4%

	Total / Weighted Average:	377	$937,339,143	100.0%	2.15x	11.5%	59.3%	54.4%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 8, 10, 12, 16, 17, 18, 19, 21, 27, 29, 33, 34, 35, 36 and 39, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 8 and 34, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 1 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 1, 5, 15, 17, 19, 36, 39 and 59, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” for additional details.

A-2-1

Annex A-2

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
California	19	$244,620,054	26.1%	2.54x	11.5%	54.3%	51.9%
New York	16	109,567,470	11.7%	1.94x	10.1%	55.7%	52.0%
Pennsylvania	7	68,263,847	7.3%	1.95x	10.2%	63.5%	61.8%
Louisiana	20	61,425,538	6.6%	2.14x	10.7%	60.7%	56.8%
Florida	9	56,153,330	6.0%	1.59x	9.7%	65.4%	57.8%
Georgia	10	39,234,369	4.2%	1.89x	12.9%	65.0%	55.8%
Hawaii	188	35,000,000	3.7%	2.29x	13.3%	53.4%	50.5%
Michigan	7	30,114,088	3.2%	2.18x	13.5%	64.5%	57.5%
New Jersey	3	26,000,000	2.8%	4.18x	18.5%	55.2%	54.1%
Ohio	7	25,138,658	2.7%	1.81x	13.1%	56.4%	47.9%
Arizona	5	19,102,813	2.0%	1.90x	11.2%	69.4%	63.0%
Kentucky	1	19,000,000	2.0%	1.53x	10.1%	68.3%	61.2%
South Carolina	12	18,401,286	2.0%	1.75x	11.1%	64.5%	54.5%
Mississippi	12	17,490,402	1.9%	1.61x	10.2%	62.8%	51.8%
Indiana	5	17,230,283	1.8%	1.78x	13.3%	59.6%	48.3%
Tennessee	4	16,977,555	1.8%	2.02x	12.7%	65.8%	57.0%
Colorado	4	16,749,950	1.8%	1.58x	11.8%	59.1%	50.3%
Oklahoma	3	16,249,933	1.7%	2.04x	17.2%	62.6%	40.2%
Washington	2	16,212,059	1.7%	2.04x	14.4%	53.4%	44.4%
Wisconsin	6	14,811,789	1.6%	2.24x	9.5%	61.8%	61.8%
Texas	12	13,667,443	1.5%	1.92x	9.5%	61.8%	56.8%
North Carolina	8	13,521,239	1.4%	1.75x	10.8%	65.7%	57.9%
Maryland	8	12,600,000	1.3%	2.03x	9.6%	65.2%	65.2%
Virginia	2	12,300,243	1.3%	1.75x	10.3%	70.0%	58.6%
Illinois	4	7,636,676	0.8%	2.25x	9.5%	61.9%	61.9%
Oregon	2	7,255,742	0.8%	2.53x	11.1%	54.1%	54.1%
Minnesota	1	2,614,378	0.3%	2.18x	9.8%	61.2%	61.2%
Total / Weighted Average:	377	$937,339,143	100.0%	2.15x	11.5%	59.3%	54.4%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 8, 10, 12, 16, 17, 18, 19, 21, 27, 29, 33, 34, 35, 36 and 39, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 8 and 34, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 1 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 1, 5, 15, 17, 19, 36, 39 and 59, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” for additional details.

A-2-2

Annex A-2

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$1,673,199	-	$9,999,999	37	$208,431,548	22.2%	4.78209%	116	2.15x	13.2%	60.1%	51.5%
$10,000,000	-	$19,999,999	27	383,492,595	40.9%	4.56343%	115	1.84x	11.0%	62.6%	56.8%
$20,000,000	-	$29,999,999	4	88,100,000	9.4%	4.26173%	117	2.31x	12.1%	51.7%	48.0%
$30,000,000	-	$39,999,999	1	31,297,500	3.3%	3.80900%	120	1.68x	9.5%	61.8%	53.2%
$40,000,000	-	$49,999,999	1	44,000,000	4.7%	4.03200%	120	2.25x	9.5%	61.9%	61.9%
$50,000,000	-	$65,000,000	3	182,017,500	19.4%	4.04333%	116	2.80x	11.3%	54.2%	54.2%
Total / Weighted Average:			73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
3.57000	-	3.99999	8	$215,097,500	22.9%	3.73817%	119	2.99x	12.0%	52.1%	50.9%
4.00000	-	4.49999	20	273,617,611	29.2%	4.15335%	119	2.06x	10.5%	60.4%	56.8%
4.50000		4.99999	30	331,366,735	35.4%	4.73374%	115	1.83x	11.3%	62.8%	55.7%
5.00000	-	5.49999	7	44,431,721	4.7%	5.23454%	89	1.78x	12.8%	61.2%	55.0%
5.50000	-	5.97000	8	72,825,575	7.8%	5.67285%	119	1.74x	13.8%	59.6%	49.4%
Total / Weighted Average:			73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
60	3	$21,790,296	2.3%	5.30582%	58	1.99x	15.5%	56.0%	50.5%
84	1	12,500,000	1.3%	4.73000%	84	1.42x	8.9%	69.4%	65.0%
120	69	903,048,846	96.3%	4.40737%	118	2.17x	11.5%	59.3%	54.3%
Total / Weighted Average:	73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
57	-	60	3	$21,790,296	2.3%	5.30582%	58	1.99x	15.5%	56.0%	50.5%
84	-	84	1	12,500,000	1.3%	4.73000%	84	1.42x	8.9%	69.4%	65.0%
108	-	120	69	903,048,846	96.3%	4.40737%	118	2.17x	11.5%	59.3%	54.3%
Total / Weighted Average:			73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 8, 10, 12, 16, 17, 18, 19, 21, 27, 29, 33, 34, 35, 36 and 39, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 8 and 34, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 1 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 1, 5, 15, 17, 19, 36, 39 and 59, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” for additional details.

A-2-3

Annex A-2

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	24	$457,407,500	48.8%	4.15355%	117	2.60x	11.0%	54.6%	54.6%
240	2	15,663,498	1.7%	4.90000%	119	2.04x	17.4%	62.7%	39.4%
300	7	47,088,778	5.0%	5.43354%	98	1.86x	15.1%	57.8%	46.5%
330	1	5,900,000	0.6%	5.20000%	60	1.68x	12.8%	64.1%	58.4%
360	39	411,279,367	43.9%	4.59945%	118	1.70x	11.4%	64.6%	55.6%
Total / Weighted Average:	73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only			24	$457,407,500	48.8%	4.15355%	117	2.60x	11.0%	54.6%	54.6%
239	-	330	10	68,652,275	7.3%	5.29174%	100	1.89x	15.5%	59.5%	45.9%
358	-	360	39	411,279,367	43.9%	4.59945%	118	1.70x	11.4%	64.6%	55.6%
Total / Weighted Average:			73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	23	$392,407,500	41.9%	4.21810%	117	2.45x	10.7%	56.3%	56.3%
IO-Balloon	21	268,047,500	28.6%	4.47402%	118	1.72x	11.2%	65.8%	58.1%
Balloon	28	211,884,143	22.6%	4.98243%	113	1.74x	12.9%	61.4%	49.3%
ARD-Interest Only	1	65,000,000	6.9%	3.76386%	119	3.46x	13.2%	44.3%	44.3%
Total / Weighted Average:	73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.33x	-	1.39x	5	$42,427,707	4.5%	4.92321%	119	1.35x	9.4%	66.5%	55.1%
1.40x	-	1.49x	6	65,550,000	7.0%	4.71629%	112	1.45x	8.9%	68.4%	62.4%
1.50x	-	1.59x	11	89,335,146	9.5%	4.59368%	119	1.54x	9.8%	68.2%	60.1%
1.60x	-	1.69x	11	127,791,264	13.6%	4.62557%	117	1.65x	11.3%	61.3%	51.7%
1.70x	-	1.79x	4	28,594,279	3.1%	4.55402%	120	1.76x	11.7%	66.6%	58.1%
1.80x	-	1.99x	7	85,347,871	9.1%	4.78435%	110	1.90x	12.8%	60.1%	52.9%
2.00x	-	2.99x	25	402,192,875	42.9%	4.27485%	117	2.34x	11.4%	58.6%	56.2%
3.00x	-	9.36x	4	96,100,000	10.3%	3.92747%	117	3.78x	15.2%	39.3%	39.3%
Total / Weighted Average:			73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 8, 10, 12, 16, 17, 18, 19, 21, 27, 29, 33, 34, 35, 36 and 39, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 8 and 34, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 1 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 1, 5, 15, 17, 19, 36, 39 and 59, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” for additional details.

A-2-4

Annex A-2

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
25.8%	-	49.9%	9	$151,511,193	16.2%	4.14009%	112	3.20x	14.1%	41.7%	40.4%
50.0%	-	59.9%	19	238,942,717	25.5%	4.37393%	119	2.28x	11.5%	56.7%	52.9%
60.0%	-	64.9%	20	303,331,506	32.4%	4.52497%	116	1.91x	11.0%	62.5%	57.2%
65.0%	-	69.9%	17	159,741,252	17.0%	4.52469%	115	1.74x	10.7%	67.4%	60.0%
70.0%	-	75.0%	8	83,812,474	8.9%	4.61838%	119	1.56x	10.2%	72.1%	62.9%
Total / Weighted Average:			73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
25.8%	-	49.9%	22	$256,230,417	27.3%	4.55346%	115	2.65x	14.2%	48.7%	42.6%
50.0%	-	59.9%	33	375,551,226	40.1%	4.33622%	117	2.02x	10.9%	61.1%	55.6%
60.0%	-	64.9%	13	243,707,500	26.0%	4.40729%	117	1.93x	10.2%	65.2%	61.7%
65.0%	-	70.4%	5	61,850,000	6.6%	4.61624%	112	1.75x	9.3%	69.6%	66.8%
Total / Weighted Average:			73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	62	$767,810,218	81.9%	4.51835%	116	2.06x	11.4%	60.6%	55.3%
Yield Maintenance	2	84,000,000	9.0%	3.88739%	118	3.22x	12.6%	44.5%	44.5%
Defeasance or Yield Maintenance	9	85,528,925	9.1%	4.19786%	120	1.94x	11.3%	62.9%	56.0%
Total / Weighted Average:	73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	48	$560,537,024	59.8%	4.40757%	117	2.22x	11.7%	57.3%	52.2%
Acquisition	19	311,724,655	33.3%	4.47165%	117	1.91x	10.7%	64.0%	59.3%
Recapitalization	5	48,397,146	5.2%	4.42975%	108	2.95x	13.9%	53.0%	49.8%
Refinance/Acquisition	1	16,680,318	1.8%	4.55000%	119	2.08x	14.3%	59.2%	48.0%
Total / Weighted Average:	73	$937,339,143	100.0%	4.43256%	116	2.15x	11.5%	59.3%	54.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 8, 10, 12, 16, 17, 18, 19, 21, 27, 29, 33, 34, 35, 36 and 39, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 8 and 34, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 1 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 1, 5, 15, 17, 19, 36, 39 and 59, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” for additional details.

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

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Annex A-3	BBCMS 2019-C4

No. 1 – Moffett Towers II – Buildings 3 & 4

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Annex A-3	BBCMS 2019-C4

No. 1 – Moffett Towers II – Buildings 3 & 4

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Annex A-3	BBCMS 2019-C4

No. 1 – Moffett Towers II – Buildings 3 & 4

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No. 1 – Moffett Towers II – Buildings 3 & 4

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
		Title:	Fee
		Property Type – Subtype:	Office – Suburban
Original Principal Balance(1):	$65,000,000	Net Rentable Area (SF):	701,266
Cut-off Date Principal Balance(1):	$65,000,000	Location:	Sunnyvale, CA
% of IPB:	6.9%	Year Built / Renovated:	2019 / N/A
Loan Purpose:	Refinance	Occupancy:	100.0%
Borrower:	MT2 B3-4 LLC	Occupancy Date:	6/19/2019
Borrower Sponsor:	Jay Paul Company	4th Most Recent NOI (As of)(5):	NAV
Interest Rate:	3.76386%	3rd Most Recent NOI (As of)(5):	NAV
Note Date:	6/19/2019	2nd Most Recent NOI (As of)(5):	NAV
Anticipated Repayment Date(2):	7/6/2029	Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	UW Economic Occupancy:	97.5%
Original Term:	120 months	UW Revenues:	$57,629,637
Original Amortization Term:	None	UW Expenses:	$11,259,997
Amortization Type:	ARD – Interest Only	UW NOI:	$46,369,641
Call Protection(3):	L(24),Grtr1%orYM(1), DeforGrtr1%orYM(88),O(7)	UW NCF:	$46,224,616
Lockbox / Cash Management:	Hard / In Place	Appraised Value / Per SF(6):	$790,000,000 / $1,127
Additional Debt(1):	Yes	Appraisal Date(6):	Various
Additional Debt Balance(1):	$285,000,000 / $155,000,000 / $85,000,000
Additional Debt Type(1):	Pari Passu / B-Notes / Mezzanine

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Notes	Total Debt
Taxes:	$525,523	$87,587	N/A	Cut-off Date Loan / SF:	$499	$841
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$499	$841
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	44.3%	74.7%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	44.3%	74.7%
Other:	$39,293,262	Springing	Various	UW NCF DSCR:	3.46x	1.91x
				UW NOI Debt Yield:	13.2%	7.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$350,000,000	59.3%	Payoff Existing Debt(7)	$408,943,870	69.3%
B-Notes(1)	155,000,000	26.3	Upfront Reserves	39,818,785	6.7
Mezzanine Loan	85,000,000	14.4	Closing Costs(8)	26,972,612	4.6
			Return of Equity	114,264,733	19.4
Total Sources	$590,000,000	100.0%	Total Uses	$590,000,000	100.0%
(1)	The Moffett Towers II – Buildings 3 & 4 mortgage loan is part of a whole loan evidenced by (i) 11 senior pari passu notes with an aggregate original principal balance of $350.0 million and (ii) three subordinate B-notes with an aggregate original principal balance of $155.0 million. The financial information presented in the chart above reflects the Cut-off Date balance of the Moffett Towers II – Buildings 3 & 4 Senior Loan (as defined below). Based on the Moffett Towers II – Buildings 3 & 4 Whole Loan (as defined below), the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 63.9%, 2.40x and 9.2%, respectively. Additionally, an $85.0 million mezzanine loan was funded concurrently with the origination of the Moffett Towers II – Buildings 3 & 4 Whole Loan. Including the Moffett Towers II – Buildings 3 & 4 Whole Loan and Moffett Towers II – Buildings 3 & 4 Mezzanine Loan (as defined below), the total Cut-off Date LTV, total UW NCF DSCR and total UW NOI Debt Yield are 74.7%, 1.91x and 7.9%, respectively.
(2)	The Moffett Towers II – Buildings 3 & 4 Whole Loan is structured with an anticipated repayment date of July 6, 2029 (the “ARD”). If the Moffett Towers II – Buildings 3 & 4 Whole Loan is not paid off before the ARD, then the Moffett Towers II – Buildings 3 & 4 Whole Loan will accrue interest at the Adjusted Interest Rate (as defined below); however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred. In addition, from and after the ARD, all excess cash flow from the Moffett Towers II – Buildings 3 & 4 Property after the payment of the reserves for tax and insurance, and mortgage and mezzanine interest calculated at the initial interest rate will be applied (i) first, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 Senior Loan, in the amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the entire Moffett Towers II – Buildings 3 & 4 Senior Loan, (ii) second, if the Moffett Towers II – Buildings 3 & 4 Senior Loan has been repaid in full, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 B Notes in the amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 B Notes, (iii) third, if lender elects,

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No. 1 – Moffett Towers II – Buildings 3 & 4

to make reserve payments for capital expenditures, (iv) fourth, to pay operating costs, (v) fifth, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 Senior Loan until the entire outstanding principal balance is paid, (vi) sixth, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 B Notes until the entire outstanding principal balance is paid, (vii) seventh, to the payment of accrued interest under the Moffett Towers II – Buildings 3 & 4 Senior Loan and (viii) eighth, to the payment of accrued interest under the Moffett Towers II – Buildings 3 & 4 B Notes. The final maturity date of the Moffett Towers II – Buildings 3 & 4 Whole Loan is June 6, 2034.
(3)	Defeasance of the Moffett Towers II – Buildings 3 & 4 Whole Loan is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the Moffett Towers II – Buildings 3 & 4 Whole Loan to be securitized or (ii) June 19, 2022. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in August 2019. The actual lockout period may be longer.
(4)	For a full description of Escrows and Reserves, please refer to the “Escrow and Reserves” section below.
(5)	Historical NOI is unavailable for the Moffett Towers II – Buildings 3 & 4 Property since it was built in 2019.
(6)	The appraised value is a prospective market value that assumes that any remaining construction costs have been paid and Facebook, the sole tenant, has taken occupancy, completed construction and commenced rental payments (expected January 1, 2020 for Building 3 and December 1, 2019 for Building 4, pursuant to its leases). The borrower reserved $23,165,933 for remaining construction costs and $16,127,329 representing 100% of the free rent. Facebook has taken possession of its space and is currently constructing its interior improvements. The as-is appraised value is $726.0 million as of May 3, 2019 and is inclusive of deductions for rent concessions and outstanding tenant improvements and leasing commissions, equating to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 48.2%.
(7)	In May 2018, Goldman Sachs Bank USA (“GS Bank”) funded a $795.0 million loan to an affiliate of the borrower to construct the Moffett Towers II – Buildings 3 & 4 Property. GS Bank subsequently syndicated $690.0 million of such loan to third parties, including one syndication partner who placed its $100.0 million allocation on a warehouse line with GS Bank. GS Bank retained $105.0 million of such loan on its balance sheet. The Moffett Towers II – Buildings 3 & 4 Whole Loan was used in part to pay off the existing GS Bank loan.
(8)	Approximately $18.4 million of closing costs are expenses associated with Level 10 Construction LP, an affiliate of the borrower.

The Loan. The Moffett Towers II – Buildings 3 & 4 mortgage loan is part of a whole loan evidenced by (i) 11 senior pari passu promissory notes with an aggregate original principal balance of $350,000,000 (the “Moffett Towers II – Buildings 3 & 4 Senior Loan”) and (ii) three B-notes with an aggregate original principal balance of $155,000,000, which are subordinate to the Moffett Towers II – Buildings 3 & 4 Senior Loan (the “Moffett Towers II – Buildings 3 & 4 B-Notes,” and together with the Moffett Towers II – Buildings 3 & 4 Senior Loan, the “Moffett Towers II – Buildings 3 & 4 Whole Loan”). The Moffett Towers II – Buildings 3 & 4 Whole Loan is secured by a first lien mortgage encumbering the borrower’s fee interest in 701,266 square feet of office buildings located in Sunnyvale, California. Promissory Note A-1-B, with an aggregate original principal balance of $65,000,000 will be included in the BBCMS 2019-C4 Trust. The Moffett Towers II – Buildings 3 & 4 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MFTII 2019-B3B4 Trust. See “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans” and “Pooling and Servicing Agreement”.

The Moffett Towers II – Buildings 3 & 4 Whole Loan requires interest-only payments through the ARD and accrues interest at a rate of 3.76386% per annum (the “Initial Interest Rate”) through the ARD. Following the ARD, to the extent that the loan is outstanding, the Moffett Towers – Buildings 3 & 4 Whole Loan will accrue interest at a rate of the greater of (a) 5.26386% per annum, (b) the 10-year swap rate on the ARD plus 150 basis points or (c) the default rate as defined in the loan documents (the “Adjusted Interest Rate”). In addition, to the extent that there is excess cash flow after the payment of reserves, the excess cash flow will be applied as described in footnote 2 above.

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No. 1 – Moffett Towers II – Buildings 3 & 4

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1-A	$2,750,000	MFTII 2019-B3B4	No
Note A-2-A	$1,125,000	MFTII 2019-B3B4	No
Note A-3-A	$1,125,000	MFTII 2019-B3B4	No
Note A-1-B	$65,000,000	BBCMS 2019-C4	(1)
Note A-1-C	$50,000,000	BANK 2019-BNK19	No
Note A-1-D	$49,750,000	WFCM 2019-C52	No
Note A-1-E	$25,000,000	Barclays Capital Real Estate Inc. affiliate	No
Note A-2-B	$34,450,000	CD 2019-CD8	No
Note A-2-C	$27,625,000	CGCMT 2019-GC41	No
Note A-3-B	$65,550,000	Goldman Sachs Bank USA	No
Note A-3-C	$27,625,000	CGCMT 2019-GC41	No
Note B-1	$85,250,000	MFTII 2019-B3B4	Yes(1)
Note B-2	$34,875,000	MFTII 2019-B3B4	Yes(1)
Note B-3	$34,875,000	MFTII 2019-B3B4	Yes(1)
Total	$505,000,000
(1)	When a control appraisal period is in effect, Note A-1-B will be the controlling note, and the Directing Certificateholder will be entitled to exercise the related control rights. See “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans”.

The Property. The Moffett Towers II – Buildings 3 & 4 property (the “Moffett Towers II – Buildings 3 & 4 Property”) consists of two identical, newly-constructed eight-story buildings totaling 701,266 square feet of Class A office space 100.0% leased to Facebook through May 31, 2034 and located in Sunnyvale, California. The Moffett Towers II – Buildings 3 & 4 Property is the third and final phase of the approximately 1.8 million square foot, five-building Moffett Towers II campus and is situated on 13.4 acres of the 47.4 acre campus. In addition to approximately $80.5 million in allocated land acquisition costs, according to the borrower sponsor, the construction and development of the collateral buildings, exclusive of tenant-funded build outs, will result in approximately $506.2 million of capital improvements to the Moffett Towers II – Buildings 3 & 4 Property, comprised of approximately $483.0 million in construction costs and approximately $23.2 million in tenant improvement allowances which were reserved at origination. The Moffett Towers II – Buildings 3 & 4 Property also features access to a 59,648 square foot non-collateral fitness/amenities building and separate parking structures with an overall parking ratio of 3.3 spaces per 1,000 square feet. With respect to the fitness/amenities space and parking structures, the borrower is subject to a declaration of covenants, conditions, restrictions and easement and charges agreement made by Moffett Towers II Association LLC, an affiliate of the borrower sponsor, and the owner of the non-collateral common area buildings at the Moffett Towers II campus (see the “Amenities and Common Areas” section below). As of June 19, 2019, the Moffett Towers II – Buildings 3 & 4 Property was 100.0% leased to Facebook.

The sole tenant at the Moffett Towers II – Buildings 3 & 4 Property is Facebook, Inc. (701,266 square feet; 100.0% of the NRA; 100.0% of underwritten office rent; May 31, 2034 lease expiration). Facebook, Inc. (“Facebook”) is leasing both buildings on two separate 350,633 square-foot triple-net leases, each with two seven-year extension options and no termination options. Facebook is a global technology and media company focused on building products that enable people to connect and share information with friends and family through mobile devices, personal computers and other digital platforms. Facebook’s products include Facebook, Instagram, Messenger, WhatsApp and Oculus. As of year-end 2018, daily and monthly active users were 1.52 billion and 2.32 billion, respectively, representing a 9.0% increase year-over-year. Facebook’s 2018 revenue was $55.84 billion, up 37.4% from year-end 2017. Facebook executed its leases at the Moffett Towers II – Buildings 3 & 4 Property in March 2018 and took possession of the spaces in May and June 2019. According to the borrower sponsor, Facebook is currently utilizing Level10 (Jay Paul Company’s related contracting company) to complete its build out of Building 5 (non-collateral) and is expected to move employees into that building by August 2019. Facebook is expected to begin its first phase of build out in August 2019 of Building 3 and move employees in by the end of 2019 or early 2020. The last building which Facebook expects to phase in will be Building 4.

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No. 1 – Moffett Towers II – Buildings 3 & 4

Environmental. According to a Phase I environmental assessment dated May 13, 2019, there was no evidence of any recognized environmental conditions at the Moffett Towers II – Buildings 3 & 4 Property.

Historical and Current Occupancy
2015(1)	2016(1)	2017(1)	2018(1)	Current(2)
NAP	NAP	NAP	NAP	100.0%
(1)	Historical Occupancies are not available as the Moffett Towers II – Buildings 3 & 4 Property was constructed in 2019.
(2)	Current Occupancy reflects in-place leases as of June 19, 2019 based on the underwritten rent roll.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	U/W Rent PSF(2)(3)	U/W Rent(2)(3)	% of Total U/W Rent	Lease Expiration Date
Facebook(4)	NR/NR/NR	701,266	100.0%	$65.98	$46,272,943	100.0%	5/31/2034
Major Tenants / Wtd. Avg.		701,266	100.0%	$65.98	$46,272,943	100.0%

Other Tenants / Wtd. Avg.		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total / Wtd. Avg.		701,266	100.0%	$65.98	$46,272,943	100.0%

Vacant Space		0	0.0%

Collateral Total		701,266	100.0%

(1)	Based on the underwritten rent roll.
(2)	U/W Rent PSF and U/W Rent include straight-line rent for Facebook from February 2020 through the end of Facebook’s lease term totaling $8,564,468. Facebook has executed a lease for and has taken possession of each of its spaces at the Moffett Towers II – Buildings 3 & 4 Property but has not yet commenced paying rent. Facebook is required to commence paying rent as of the related rent commencement date of each respective Facebook lease. On the origination date, the borrower reserved approximately $16.1 million for the free rent period preceding the December 2019 and January 2020 rent commencement dates for each of the two Facebook leases.
(3)	U/W Rent PSF and U/W Rent include average rent for each of the two Facebook leases from February 2020 through the expiration of Facebook’s lease term and excludes the related amenities rent.
(4)	Facebook has two, seven-year renewal options at 95% of the fair market rent at the time of the renewal.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	U/W Rent Expiring(2)(3)	% of U/W Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative U/W Rent Expiring	Cumulative % of U/W Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030 & Beyond	2	701,266	100.0	46,272,943	100.0	701,266	100.0%	$46,272,943	100.0%
Total	2	701,266	100.0%	$46,272,943	100.0%
(1)	Based on the underwritten rent roll.
(2)	U/W Rent Expiring includes straight-line rent for Facebook from February 2020 through the end of Facebook’s lease term totaling $8,564,468. Facebook has executed a lease for and has taken possession of each of its spaces in the Moffett Towers II – Buildings 3 & 4 Property but has not yet commenced paying rent. Facebook is required to commence paying rent as of the related rent commencement date of each respective Facebook lease. On the origination date, the borrower reserved approximately $16.1 million for the free rent period preceding the December 2019 and January 2020 rent commencement dates for each of the two Facebook leases.
(3)	U/W Rent Expiring includes average rent for each of the two Facebook leases from February 2020 through the expiration of Facebook’s lease term and excludes the related amenities rent.

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No. 1 – Moffett Towers II – Buildings 3 & 4

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot(1)	%(2)
Rents in Place(3)	$37,708,475	$52.00	63.8%
Amenities Rent	1,282,857	1.77	2.2
Straight-line Office Rent(3)	8,564,468	11.81	14.5
Straight-line Amenities Rent	291,524	0.40	0.5
Vacant Income	0	0.00	0.0
Gross Potential Rent	$47,847,323	$65.98	80.9%
Total Reimbursements	11,259,997	15.53	19.1
Net Rental Income	$59,107,320	$81.51	100.0%
Other Income	0	0.00	0.0
(Vacancy/Credit Loss)(4)	(1,477,683)	(2.04)	(2.5)
Effective Gross Income	$57,629,637	$79.48	97.5%

Total Expenses	$11,259,997	$15.53	19.5%

Net Operating Income	$46,369,641	$63.95	80.5%

Total TI/LC, Capex/RR	145,025	0.20	0.3

Net Cash Flow	$46,224,616	$63.75	80.2%
(1)	Based on 725,126 square feet which is inclusive of 23,860 square feet of the non-collateral fitness/amenities building. The amenities building is a two-story structure located at the center of the Moffett Towers II campus that contains 59,648 square feet of the NRA. Each building is assessed a 20.0% portion of the square footage for common use of this facility.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Straight-line Office Rent includes straight-line rent for Facebook from February 2020 through the end of Facebook’s lease term totaling $8,564,468. Facebook has executed a lease for and has taken possession of each of its spaces at the Moffett Towers II – Buildings 3 & 4 Property but has not yet commenced paying rent. Facebook is required to commence paying rent as of the related rent commencement date of each respective Facebook lease. Rent PSF and underwritten rent reflect annualized amounts due in February 2020, after the dates in which Facebook is required to commence paying rent. On the origination date, the borrower reserved approximately $16.1 million for the free rent period preceding the December 2019 and January 2020 rent commencement dates for each of the two Facebook leases.
(4)	The underwritten economic vacancy is 2.5%. The Moffett Towers II – Buildings 3 & 4 Property was 100.0% physically occupied as of June 19, 2019.

The Market. The Moffett Towers II – Buildings 3 & 4 Property is located in Moffett Park, in Sunnyvale, California within the Silicon Valley. Moffett Park is an approximately 519-acre area comprised of recently redeveloped office spaces and research and development buildings. Notable technology firms currently in Moffett Park include Google, Hewlett Packard, Juniper Networks, Amazon, Lockheed Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers II – Buildings 3 & 4 Property is north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in Los Angeles. The Santa Clara County Transit System station is located across the street from the Moffett Towers II campus and services the surrounding residential communities. Moffett Towers II is comprised of five buildings owned by members of Moffett Towers II Association, LLC, whose current members include the Moffett Towers II – Buildings 3 & 4 borrower and three other members, all of which are currently indirectly owned by the parent of the borrower sponsor. See “Description of the Mortgage Pool – Competition from Certain Nearby Properties”.

According to the appraisal, the Moffett Towers II – Buildings 3 & 4 Property is located in the Moffett Park office submarket of Silicon Valley. As of the first quarter of 2019, the submarket contained approximately 10.3 million square feet of office inventory with a vacancy rate of approximately 0.8%. The overall triple-net asking rental rate for office space in Sunnyvale, which includes the Moffett Park submarket, is $6.55 per square foot per month.

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No. 1 – Moffett Towers II – Buildings 3 & 4

The following table presents office rental data with respect to comparable office properties of the Moffett Towers II – Buildings 3 & 4 Property as identified in the appraisal:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
Moffett Towers II – Buildings 3 & 4 Sunnyvale, CA	2019	701,266(2)	Facebook	701,266(2)	$65.98(2)	Various(2)(3)	Various(2)(3)	NNN
Grove 221 221 North Mathilda Avenue Sunnyvale, CA	2018	154,987	23 and ME	154,987	$69.60	May 2019	12.0	NNN
520 Almanor Avenue 520 Almanor Avenue Sunnyvale, CA	2019	231,000	Nokia, Inc	231,000	$58.08	April 2019	12.5	NNN
599 North Mathilda Avenue 599 North Mathilda Avenue Sunnyvale, CA	2000	76,031	LinkedIn	76,031	$50.16	January 2019	5.3	NNN
1001 North Shoreline Boulevard 1001 North Shoreline Boulevard Mountain View, CA	2017	132,960	Google	132,960	$67.20	April 2018	12.0	NNN
Moffett Towers II 1111 Lockheed Martin Way Sunnyvale, CA	2017	350,633	Amazon	350,633	$51.60	November 2017	10.5	NNN
Pathline Park Phase A Building 10 North Mary Avenue Sunnyvale, CA	2019	360,100	Synopsys	360,100	$60.36	November 2019	12.0	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll. Rent PSF includes average rent for each of the two Facebook leases from February 2020 through the expiration of Facebook’s lease and excludes the related amenities rent.
(3)	Facebook has two separate triple-net leases through May 31, 2034. Each lease is for 350,633 square feet and commenced on May 1, 2019 and June 1, 2019, respectively. Both have original lease terms that expire on May 31, 2034 and which include two seven-year extension options.

The Borrower. The borrowing entity for the Moffett Towers II – Buildings 3 & 4 Whole Loan is MT2 B3-4 LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Towers II – Buildings 3 & 4 Whole Loan. Paul Guarantor LLC is the guarantor of certain nonrecourse carve-outs under the Moffett Towers II – Buildings 3 & 4 Whole Loan.

The Loan Sponsor. The Moffett Towers II – Buildings 3 & 4 Whole Loan borrower sponsor is Jay Paul Company. Founded in 1975, Jay Paul Company is a privately-held real estate firm based in San Francisco, California that concentrates on the acquisition, development, and management of commercial properties throughout California with a special focus on creating projects for technology firms. According to the borrower sponsor, since 2000, Jay Paul Company has closed on more than $12.0 billion in debt and equity financings through a variety of large financial institutions. Jay Paul Company has developed over 13.0 million square feet of institutional quality space including projects for Apple, Google, Amazon, Facebook, Motorola, Microsoft, Boeing, Philips Electronics, Ariba, HP, Rambus, Synopsys, Nokia, DreamWorks and Tencent. Jay Paul Company is committed to green, sustainable development with over 11.0 million square feet of LEED certified office space and over 9.0 million square feet of LEED Platinum certified office space. Jay Paul Company has 25 office/R&D buildings in Moffett Park, totaling nearly 7.2 million square feet, including Moffett Place, Moffett Gateway, Technology Corners, Moffett Towers and Moffett Towers II.

Property Management. The Moffett Towers II – Buildings 3 & 4 Property is managed by an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to escrow $525,523 for real estate taxes, $16,127,329 to fund a free rent reserve covering the period from August 2019 to December 2019 and $23,165,933 for outstanding tenant improvements and leasing commissions for Facebook.

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No. 1 – Moffett Towers II – Buildings 3 & 4

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments equal to $87,587, adjusted to reflect a credit for any prepaid taxes.

Insurance Escrows – The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing and (ii) the Moffett Towers II – Buildings 3 & 4 Property is insured under a blanket insurance policy in accordance with the Moffett Towers II – Buildings 3 & 4 Whole Loan documents.

Replacement Reserves – Upon the occurrence of a Trigger Period (as defined below), the borrower is required to escrow $12,085 for ongoing replacement reserves.

Lease Sweep Reserve – Upon the occurrence of a Lease Sweep Period (as defined below), the borrower is required to escrow $1,031,600 on each monthly payment date during the continuance of such Lease Sweep Period up to the Lease Sweep and Debt Service Reserve Cap (as defined below).

Lockbox / Cash Management. The Moffett Towers II – Buildings 3 & 4 Whole Loan documents require a hard lockbox with in-place cash management. At origination, the borrower was required to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. The Moffett Towers II – Buildings 3 & 4 Whole Loan documents require that all rents and other funds from operations received by the borrower or the property manager be deposited into the lockbox within one business day after receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, common charges under various reciprocal easement agreements, including the CCR (as defined below), approved extraordinary operating expenses, debt service on the Moffett Towers II – Buildings 3 & 4 Mezzanine Loan (as defined below) and, during a Lease Sweep Period, to the payment of an amount equal to $1,031,600 on each monthly payment date to fund a lease sweep reserve account (the “Lease Sweep Reserve Account”) until the aggregate funds swept in the Lease Sweep Reserve Account during such lease sweep equals the Lease Sweep and Debt Service Reserve Cap (as defined below). Provided no Trigger Period is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the Moffett Towers II – Buildings 3 & 4 Whole Loan documents. If a Trigger Period is continuing (other than a Trigger Period due to a Lease Sweep Period), excess cash in the deposit account will be transferred to an account (the “Cash Collateral Account”) held by the lender as additional collateral for the Moffett Towers II – Buildings 3 & 4 Whole Loan.

A “Trigger Period” will commence following the occurrence of (i) July 6, 2029; (ii) an event of default under the Moffett Towers II – Buildings 3 & 4 Whole Loan or Moffett Towers II – Buildings 3 & 4 Mezzanine Loan; (iii) a Low DSCR Period (as defined below); or (iv) a Lease Sweep Period. A Trigger Period will end at such time, if ever, as the foregoing clauses (i) to (iv) giving rise to the Trigger Period have been cured in the manner set forth in the Moffett Towers II – Buildings 3 & 4 Whole Loan documents.

A “Low DSCR Period” will commence if (i) the Moffett Towers II – Buildings 3 & 4 Property is not fully leased to either (a) Facebook or (b) one or more investment grade entities pursuant to a lease(s) that is substantially on the same or better terms as the Facebook lease and (ii) the debt service coverage ratio is less than 1.90x for the Moffett Towers II – Buildings 3 & 4 Whole Loan or the combined debt service coverage ratio for the Moffett Towers II – Buildings 3 & 4 Whole Loan and Moffett Towers II – Buildings 3 & 4 Mezzanine Loan is less than 1.50x.

A “Lease Sweep Period” means, prior to the ARD, any period (i) commencing upon the date that Facebook (or any replacement tenant) cancels, terminates or delivers notice of cancellation or termination of its lease with respect to all or a material portion of its space (at least 40,000 or more square feet of space (or, if a full floor of space is less than 40,000 square feet of space, a full floor of space)) and ending when (a) both (1) a replacement tenant acceptable to the lender has accepted delivery of the premises in question and the occupancy conditions are satisfied and (2) the debt service coverage ratio (as calculated under the Moffett Towers II – Buildings 3 & 4 Whole Loan documents) is at least equal to the debt service coverage ratio immediately prior to such period or (b) $35.00 per rentable square foot for the terminated space has been reserved, (ii) commencing upon the date that Facebook (or any replacement tenant) goes dark at 20% or more of its leased space (unless such tenant or replacement tenant is an investment grade entity) and ending when (a) a replacement tenant acceptable to the lender has accepted delivery of the premises in question and is paying rent under a qualified

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No. 1 – Moffett Towers II – Buildings 3 & 4

replacement lease or an investment grade subtenant has assumed the lease or (b) $50.00 per rentable square foot for the terminated space has been reserved, (iii) during the continuance of a default of the lease of Facebook (or any replacement tenant) beyond any applicable notice and cure period and ending when (a) such default is cured and no other default occurs for three consecutive months following such cure or (b) $35.00 per rentable square foot for the terminated space has been reserved, (iv) commencing upon the occurrence of an insolvency proceeding involving Facebook (or any replacement tenant) (an “Insolvency Trigger”) and ending when such insolvency proceedings have been terminated and the lease has been affirmed, assumed or assigned in a manner satisfactory to the lender, or (v) commencing upon the date on which Facebook becomes rated by at least two of Fitch Ratings, Inc., Moody’s Investors Service, Inc., and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and is subsequently downgraded below investment grade and ending when (a) a replacement tenant or an investment grade subtenant has assumed the lease, (b) Facebook (or its parent entity) is restored as an investment grade entity or (c) $50.00 per rentable square foot for terminated space has been reserved.

A Lease Sweep Period (other than a Lease Sweep Period triggered by an Insolvency Trigger) will not be triggered (or, if already triggered, may be terminated) if the borrower delivers to the lender an acceptable letter of credit in an amount equal to the Lease Sweep and Debt Service Reserve Cap.

The “Lease Sweep and Debt Service Reserve Cap” means (i) with respect to a Lease Sweep Period continuing solely pursuant to clause (iii) above, $24,544,310 ($35.00 per square foot), (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (i) above, $35.00 per square foot of terminated space, (iii) with respect to a Lease Sweep Period continuing pursuant to clause (ii) above, whether or not a Lease Sweep Period pursuant to clause (i) and/or (iii) above is concurrently continuing, $50.00 per square foot of dark space or (iv) with respect to clause (v) above, whether or not a Lease Sweep Period pursuant to clause (i), (ii) and/or (iii) above, $35,063,300 ($50.00 per square foot).

The “Lease Sweep Reserve Threshold” means (i) with respect to a Lease Sweep Period continuing under clauses (iii) and/or (v) of the definition thereof, $21,037,980 or (ii) with respect to a Lease Sweep Period continuing under clauses (i) and/or (ii) of the definition thereof, $30.00 per rentable square foot of dark space and/or terminated space, as applicable.

Subordinate and Mezzanine Debt. The Moffett Towers II – Buildings 3 & 4 B-Notes, which have an aggregate principal balance of $155,000,000, are subordinate to the Moffett Towers II – Buildings 3 & 4 Senior Loan and accrue interest at a rate of 3.76386% per annum. The Moffett Towers II – Buildings 3 & 4 B-Notes are coterminous with the Moffett Towers II – Buildings 3 & 4 Senior Loan. The holders of the Moffett Towers II – Buildings 3 & 4 B-Notes have entered into a co-lender agreement that sets forth the allocation of collections on the Moffett Towers II – Buildings 3 & 4 Whole Loan. Based on the Moffett Towers II – Buildings 3 & 4 Whole Loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 63.9%, 2.40x and 9.2%, respectively.

Additionally, an $85,000,000 mezzanine loan was funded concurrently with the origination of the Moffett Towers II – Buildings 3 & 4 Whole Loan (the “Moffett Towers II – Buildings 3 & 4 Mezzanine Loan”), which is secured by the direct equity ownership in the borrower. Following loan origination, the Moffett Towers II – Buildings 3 & 4 Mezzanine Loan was sold to a third party investor. The Moffett Towers II – Buildings 3 & 4 Mezzanine Loan accrues interest at a rate of (i) prior to the ARD, 5.75000% per annum and (ii) from and after the ARD, the greater of (a) 7.25000% and (b) the 10-year swap rate on the ARD plus 150 basis points. The Moffett Towers II – Buildings 3 & 4 Mezzanine Loan is coterminous with the Moffett Towers II – Buildings 3 & 4 Whole Loan. Including the Moffett Towers II – Buildings 3 & 4 Whole Loan and Moffett Towers II – Buildings 3 & 4 Mezzanine Loan, the total Cut-off Date LTV, total UW NCF DSCR and total UW NOI Debt Yield are 74.7%, 1.91x and 7.9%, respectively. The lenders of the Moffett Towers II – Buildings 3 & 4 Whole Loan have entered into an Intercreditor Agreement with the Moffett Towers II – Buildings 3 & 4 Mezzanine Loan lenders, which agreement governs their relationship.

Amenities and Common Areas. The Moffett Towers II – Buildings 3 & 4 Property features access to the fitness/amenities building and the enclosed parking structure (the “Common Area Spaces”). To govern access to the Common Area Spaces, the borrower is subject to a declaration of covenants, conditions, restrictions, easement and charges agreement (the “CCR”) made by MT II LLC, an affiliate of the borrower sponsor. The CCR grants the borrower non-exclusive easement rights over the Common Area Spaces. Ownership of the Common Area Spaces governed by the CCR is held by Moffett Towers II Association LLC (the “Association”), whose membership is comprised of the borrower and the owners of buildings 1, 2 and

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No. 1 – Moffett Towers II – Buildings 3 & 4

5. The Association is obligated to maintain insurance coverage for the Common Area Spaces and is also responsible for the maintenance of the Common Area Spaces, subject to the terms of the Facebook leases. The CCR delineates shares of the voting interest in the Association based on the number of buildings at the Moffett Towers II campus, with each completed building entitled to a proportionate share of the voting interest. Each building is entitled to a one-fifth share (20.0%) share of the voting interest in the Association.

Right of First Refusal. Pursuant to its leases, Facebook has the right of first refusal to purchase Building 3 and/or Building 4 upon a proposed sale to a direct competitor (which currently includes Alphabet Inc., Amazon, Inc., Apple Inc. and Microsoft Corporation, subject to change each year and capped at four entities).

Partial Release. Not permitted.

Ground Lease. None.

Earthquake Insurance. The Moffett Towers II – Buildings 3 & 4 Property is located within seismic zone 4 and has a probable maximum loss of 3%. The borrower obtained earthquake insurance under a blanket policy with a limit of $170.0 million.

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No. 2 – 188 Spear Street

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No. 2 – 188 Spear Street

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No. 2 – 188 Spear Street

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No. 2 – 188 Spear Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	6.4%	Net Rentable Area (SF):	218,669
Loan Purpose:	Refinance	Location:	San Francisco, CA
Borrower:	188 Spear Street LLC	Year Built / Renovated:	1972 / 2012
Borrower Sponsor:	Shorenstein Company LLC	Occupancy:	100.0%
Interest Rate:	3.57000%	Occupancy Date:	4/1/2019
Note Date:	6/5/2019	4th Most Recent NOI (As of):	$8,964,264 (12/31/2016)
Maturity Date:	6/6/2029	3rd Most Recent NOI (As of):	$9,598,688 (12/31/2017)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$10,574,060 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of)(3):	$10,609,308 (TTM 3/31/2019)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$18,164,582
Call Protection:	L(26),Def(87),O(7)	UW Expenses:	$5,025,346
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$13,139,235
Additional Debt:	Yes	UW NCF:	$12,782,805
Additional Debt Balance:	$65,000,000	Appraised Value / Per SF:	$217,000,000 / $992
Additional Debt Type:	Pari Passu	Appraisal Date:	4/29/2019

Escrows and Reserves(2)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$572
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$572
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.6%
Replacement Reserves:	$0	Springing	$87,468	Maturity Date LTV:	57.6%
TI/LC:	$0	Springing	$656,007	UW NCF DSCR:	2.83x
Other:	$8,935,179	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$125,000,000	100.0%	Payoff Existing Debt(4)	$85,009,418	68.0%
Return of Equity	30,264,710	24.2
Upfront Reserves	8,935,179	7.1
Closing Costs	790,693	0.6
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%

(1)	The 188 Spear Street Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $125.0 million. The financial information presented in the chart above reflects the Cut-off Date balance of the 188 Spear Street Whole Loan (as defined below).

(2)	For a full description of Escrows and Reserves, please refer to the “Escrow and Reserves” section below.

(3)	The increase from Most Recent NOI to UW NOI is driven by Amazon’s October 2018 lease renewal and $944,439 of underwritten straight-lined rent from Amazon. Underwritten in-place rent for Amazon totals $9,947,784 ($77.00 PSF) which is based on Amazon’s lease renewal executed in October 2018. Amazon’s in-place rent prior to the rent increase commencement date totaled $6,769,368 ($52.40 PSF), thus an increase of approximately $3.2 million.

(4)	The loan payoff includes defeasance costs to refinance a loan originated in the WFRBS 2013-C13 trust.

The Loan. The 188 Spear Street mortgage loan is part of a whole loan evidenced by three pari passu promissory notes with an aggregate original principal balance of $125,000,000 (the “188 Spear Street Whole Loan”). The 188 Spear Street Whole Loan is secured by a first lien mortgage encumbering the 188 Spear Street Borrower’s (as defined below) fee interest in a 218,669 square foot office building located in the central business district of San Francisco, California. The controlling Note A-2, with an aggregate original principal balance of $60,000,000, will be included in the BBCMS 2019-C4 Trust (the “188 Spear Street Mortgage Loan”). Non-controlling Note A-1 was contributed to the WFCM 2019-C51 securitization trust. Non-controlling Note A-3 is being contributed to the WFCM 2019-C52 securitization trust. The 188 Spear Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2019-C4 Trust. See “Description of the

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No. 2 – 188 Spear Street

Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”. The 188 Spear Street Whole Loan has a 10-year term and is interest-only for the entire term.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1	$47,000,000	WFCM 2019-C51	No
Note A-2	$60,000,000	BBCMS 2019-C4	Yes
Note A-3	$18,000,000	WFCM 2019-C52	No
Total	$125,000,000

The Property. The 188 Spear Street Property is a 12-story Class A office building totaling 218,669 square feet located in San Francisco, California (the “188 Spear Street Property”). The first eight stories of the 188 Spear Street Property were originally constructed in 1972. The borrower sponsor acquired the 188 Spear Street Property in 2009 and in 2012, expanded the property adding floors 9 through 12, and renovated the 188 Spear Street Property to include a new canopied street front entry and a double story lobby. The renovation resulted in the 188 Spear Street Property receiving LEED Gold Certification. The 188 Spear Street Property offers floorplates of approximately 18,500 square feet. The upper floors of the 188 Spear Street Property offer panoramic views of the Bay Bridge and San Francisco Bay. The 188 Spear Street Property offers a subterranean parking garage with access to 68 parking spots and is located less than a quarter of a mile from the Embarcadero Bay Area Rapid Transit (BART) stop. As of April 1, 2019, the 188 Spear Street Property was 100.0% leased to two office tenants (92.6% of the NRA) and six commercial tenants (7.4% of the NRA).

The largest tenant at the 188 Spear Street Property is Amazon (NASDAQ: AMZN; A3/AA-/A+ by Moody’s/S&P/Fitch; 129,192 square feet; 59.1% of the NRA; 59.0% of U/W base rent; January 1, 2027 lease expiration). Amazon is an American e-commerce company headquartered in Seattle, Washington. Founded in 1994, Amazon is now one of the largest online retailers in the world selling a wide range of products, services and entertainment to consumers. Amazon has reported that net sales have increased by 17.0% to $59.7 billion in the first quarter of 2019 compared to $51.0 billion in the first quarter of 2018. Amazon currently employs approximately 647,500 employees as of year-end 2018, up 14.4% from the year-end 2017. The 188 Spear Street Property serves as the location for Amazon Music, the Goodreads division (a social cataloging website that allows free searches of its database of books, annotations and reviews) and development of Echo and Alexa devices (smart Bluetooth speakers and voice-controlled personal assistants). Amazon has been at the 188 Spear Street Property since 2012 and has expanded from 83,477 square feet to 129,192 square feet over the last seven years. In October 2018, Amazon exercised an 86-month lease extension on its existing space and signed a new 8,510 square foot lease to backfill a tenant vacating in July 2019.

The second largest tenant at the 188 Spear Street Property is New Relic (NYSE: NEWR; 73,392 square feet; 33.6% of the NRA; 36.2% of U/W base rent; July 1, 2027 lease expiration). Founded in 2007, New Relic is an American software analytics company based in San Francisco. New Relic’s technology, delivered as a software as a service (SaaS) model, monitors web and mobile applications in real-time with support for customer-built plug-ins to collect arbitrary data. New Relic serves over 17,000 global customers, with major partnerships including IBM Cloud, Amazon Web Services, Microsoft Azure, Google Cloud Platform and Pivotal Cloud Foundry. New Relic was recently recognized as a 2019 Gartner Customers’ Choice as the highest peer-rated application performance management vendor. The 188 Spear Street Property serves as New Relic’s headquarters. New Relic has been a tenant at the 188 Spear Street Property since 2012 and in November 2017, exercised an early renewal, extending its lease by seven years. New Relic also has exclusive access to the maintenance deck on the roof of the building.

Environmental. According to a Phase I environmental assessment dated May 6, 2019, there was no evidence of any recognized environmental conditions at the 188 Spear Street Property.

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No. 2 – 188 Spear Street

Historical and Current Occupancy
2015(1)	2016(1)	2017(1)	2018(1)	Current(2)
99.8%	99.8%	99.8%	99.8%	100.0%
(1)	Historical Occupancies are as of December 31 for each respective year.

(2)	Current Occupancy reflects in-place leases as of April 1, 2019 based on the underwritten rent roll.

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent(3)	% of Total Base Rent	Lease Expiration Date
Amazon(4)	A3/AA-/A+	129,192	59.1%	$77.00	$9,947,784(5)	59.0%	1/1/2027
New Relic(6)	NR/NR/NR	73,392	33.6	$83.04	6,094,739	36.2	7/1/2027
Major Tenants / Wtd. Avg.		202,584	92.6%	$79.19	$16,042,523	95.2%

Other Tenants / Wtd. Avg.		16,085	7.4%	$50.20	$807,478	4.8%

Occupied Collateral Total / Wtd. Avg.		218,669	100.0%	$77.06	$16,850,001	100.0%

Vacant Space		0	0.0%

Collateral Total		218,669	100.0%

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent includes contractual rent steps through May 2020 totaling $22,619.

(4)	Amazon has one, five-year renewal option at 95% of the fair market value at the time of the renewal.

(5)	Base Rent for Amazon includes straight-line rent averaging over the remaining lease term totaling $944,439.

(6)	New Relic has one, five-year renewal option at the fair market value at the time of the renewal.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019 & MTM(3)	0	1,020	0.5	$0	0.0%	1,020	0.5%	$0	0.0%
2020	1	1	0.0	60,531	0.4	1,021	0.5%	$60,531	0.4%
2021	0	0	0.0	0	0.0	1,021	0.5%	$60,531	0.4%
2022	3	7,043	3.2	321,812	1.9	8,064	3.7%	$382,342	2.3%
2023	3	8,022	3.7	485,667	2.9	16,086	7.4%	$868,009	5.2%
2024	0	0	0.0	0	0.0	16,086	7.4%	$868,009	5.2%
2025	0	0	0.0	0	0.0	16,086	7.4%	$868,009	5.2%
2026	0	0	0.0	0	0.0	16,086	7.4%	$868,009	5.2%
2027	2	202,583	92.6	15,981,992	94.8	218,669	100.0%	$16,850,001	100.0%
2028	0	0	0.0	0	0.0	218,669	100.0%	$16,850,001	100.0%
2029	0	0	0.0	0	0.0	218,669	100.0%	$16,850,001	100.0%
2030 & Beyond	0	0	0.0	0	0.0	218,669	100.0%	$16,850,001	100.0%
Total	9	218,669	100.0%	$16,850,001	100.0%
(1)	Based on the underwritten rent roll.

(2)	Base Rent Expiring includes contractual rent steps through May 2020 totaling $22,619 and straight-line rent averaging over the remaining lease term totaling $944,439.

(3)	2019 & MTM includes 1,020 square feet of storage space with no attributable Base Rent.

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Annex A-3	BBCMS 2019-C4

No. 2 – 188 Spear Street

Operating History and Underwritten Net Cash Flow
	2016	2017(1)	2018(1)	TTM 3/31/2019(2)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$11,942,287	$12,436,932	$13,575,292	$13,693,419	$16,827,382	$76.95	90.5%
Rent Steps	0	0	0	0	967,058	4.42	5.2
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$11,942,287	$12,436,932	$13,575,292	$13,693,419	$17,794,440	$81.38	95.7%
Total Reimbursements	585,392	999,892	874,669	951,255	791,552	3.62	4.3
Net Rental Income	$12,527,680	$13,436,824	$14,449,961	$14,644,674	$18,585,992	$85.00	100.0%
Other Income	422,032	422,657	499,314	507,889	507,889	2.32	2.7
(Vacancy/Credit Loss)	0	0	0	0	(929,300)(4)	(4.25)	(5.0)
Effective Gross Income	$12,949,712	$13,859,480	$14,949,275	$15,152,563	$18,164,582	$83.07	97.7%

Total Expenses	$3,985,448	$4,260,793	$4,375,215	$4,543,255	$5,025,346	$22.98	27.7%

Net Operating Income	$8,964,264	$9,598,688	$10,574,060	$10,609,308	$13,139,235	$60.09	72.3%

Total TI/LC, Capex/RR	0	0	0	0	356,430	1.63	2.0

Net Cash Flow	$8,964,264	$9,598,688	$10,574,060	$10,609,308	$12,782,805	$58.46	70.4%
(1)	The increase in Rents in Place from 2017 to 2018 is due to rent increases for five tenants and the execution of leases for Lee’s Deli in May 2018 and Heyday in April 2018.

(2)	The increase in Gross Potential Rent from TTM 3/31/2019 to Underwritten is driven by Amazon’s October 2018 lease renewal and $944,439 of underwritten straight-lined rent for Amazon. Underwritten in-place rent for Amazon totals $9,947,784 ($77.00 PSF) which is based on Amazon’s lease renewal executed in October 2018. Amazon in-place rent prior to the rent increase commencement date totaled $6,769,368 ($52.40 PSF), thus an increase of approximately $3.2 million.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	The underwritten economic vacancy is 5.0%. The 188 Spear Street Property was 100.0% physically occupied as of April 1, 2019.

The Market. The 188 Spear Street Property is located in the central business district of San Francisco, California within the South Financial District submarket. According to the appraisal, the unemployment rate in the San Francisco metropolitan statistical area hit a historic low in January 2019 and continues to fall despite labor force gains. Specifically, the South Financial District submarket has been one of the best performing major central business district submarkets in the United States during the most recent expansion period according to a third party research report. The South Financial District submarket’s vacancy rate fell to a 15-year low in 2016, and cumulative rent growth from 2010 to 2016 was approximately 110%, outpacing major central business district areas such as New York City’s World Trade Center, Downtown Seattle and Chicago’s Central Loop. San Francisco’s new Transbay Transit Center (approximately 0.3 miles from the 188 Spear Street Property) re-opened in July 2019 and has prompted new building development in the South Financial District submarket, attracting technology companies such as Salesforce.com, Uber, Fitbit, LinkedIn and Facebook. The South Financial District submarket also contains major financial tenants such as Blackstone, Wells Fargo and Morrison Foerster LLP. Access to the 188 Spear Street Property is provided by the Embarcadero Bay Area Rapid Transit stop (0.2 miles from the 188 Spear Street Property), the California Street and Drumm Street cable car stop (0.4 miles from the 188 Spear Street Property) and bus services serving Marin County (within one block of the 188 Spear Street Property).

According to a third party research report, the 188 Spear Street Property is situated within the South Financial District submarket of the San Francisco Office Market. As of the end of 2018, the South Financial District office submarket reported a total inventory of approximately 29.8 million square feet with a 6.9% vacancy rate and average asking rent of $74.64 per square foot.

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Annex A-3	BBCMS 2019-C4

No. 2 – 188 Spear Street

The following table presents office and retail rental data with respect to comparable office and retail properties of the 188 Spear Street Property as identified in the appraisal:

Comparable Office Rental Summary(1)

Property Name/Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
Office
188 Spear Street 188 Spear Street San Francisco, CA	1972	218,669(2)	Amazon	129,192(2)	$77.00(2)	Various(2)(3)	Various(2)(3)	Gross
Spear Street Corridor 150 Spear Street San Francisco, CA	1981	264,551	RMA Northern California	10,152	$78.00	September 2018	10.3	Gross
332 Pine Street 332 Pine Street San Francisco, CA	1912	47,733	Auto List	6,345	$80.00	February 2019	5.2	Gross
115 Sansome Street 115 Sansome Street San Francisco, CA	1913	125,310	Noodle Analytics, Inc.	9,355	$77.00	January 2019	5.2	Gross
160 King Street 160 King Street San Francisco, CA	2002	167,985	Ancestry.com	35,577	$78.00	September 2018	10.5	Gross
500 3rd Street 500 3rd Street San Francisco, CA	1927	146,961	Proxy Technology	6,165	$78.00	April 2019	4.0	Gross
China Basin Wharfside 185 Berry Street San Francisco, CA	1922	502,579	Lyft	57,692	$86.00	April 2018	7.5	Gross
Retail
188 Spear Street 188 Spear Street San Francisco, CA	1972	218,669(2)	Lee’s Deli	3,286(2)	$61.80(2)	May 2018(2)	5.0(2)	NNN
201 Spear Street San Francisco, CA	1985	252,591	Kojin SF	2,562	$62.00	January 2019	5.0	NNN
201 California Street San Francisco, CA	1980	272,124	Oren’s Hummus Express	1,700	$93.00	April 2019	15.0	NNN
168 2nd Street San Francisco, CA	1907	7,200	Blue Bottle Coffee	2,001	$94.92	September 2018	10.0	Net
455 Market Street San Francisco, CA	1987	379,203	The Melt	2,391	$80.00	July 2017	10.0	Net
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll.

(3)	Amazon has been at the 188 Spear Street Property since 2012 and has expanded from 83,477 square feet to 129,192 square feet over the last seven years. Given the expansions, there are different lease commencement dates and Lease Term (Years).

The Borrower. The borrowing entity for the 188 Spear Street Whole Loan is 188 Spear Street LLC, a Delaware limited liability company and special purpose entity (the “188 Spear Street Borrower”) with one independent director in its organizational structure. Legal counsel to the 188 Spear Street Borrower delivered a non-consolidation opinion in connection with the origination of the 188 Spear Street Whole Loan. Shorenstein Company LLC is the guarantor of certain nonrecourse carve-outs under the 188 Spear Street Whole Loan.

The Loan Sponsor. The 188 Spear Street Whole Loan borrower sponsor is Shorenstein Company LLC. According to the borrower sponsor, Shorenstein Company LLC is one of the oldest and most active real estate organizations in the nation, specializing in the ownership of high-quality office and residential properties. According to the borrower sponsor, the company’s current portfolio totals approximately 25 million square feet (including 2.3 million square feet under development) in 20 markets with a gross value of approximately $9.0 billion. Shorenstein Company LLC is headquartered in San Francisco and currently owns seven properties totaling approximately 3.3 million square feet in that market. Shorenstein Company LLC also provides asset management, leasing, property management and construction services to the properties in its portfolio through its wholly-owned property services affiliate, Shorenstein Realty Services. Shorenstein Company LLC has two prior foreclosures on unrelated retail properties. The 188 Spear Street Property was acquired by the 188 Spear Street Borrower from a mezzanine note holder following a foreclosure on the related ownership interest in November 2009. See

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No. 2 – 188 Spear Street

“Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Property Management. The 188 Spear Street Property is managed by an affiliate of the 188 Spear Street Borrower.

Escrows and Reserves. At origination, the 188 Spear Street Borrower was required to escrow $2,486,946 to fund free rent for Amazon from November 2019 to January 2020 and $6,448,233 for outstanding tenant improvements and leasing commissions for Amazon and New Relic.

Tax Escrows – On a monthly basis, the 188 Spear Street Borrower is required to escrow 1/12th of the annual estimated tax payments upon the occurrence of a Trigger Period (as defined below).

Insurance Escrows – The requirement for the 188 Spear Street Borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the 188 Spear Street Property is insured under a blanket insurance policy in accordance with the 188 Spear Street Whole Loan documents.

Replacement Reserves – Upon the occurrence of a Trigger Period, the 188 Spear Street Borrower is required to escrow $3,644 for ongoing replacement reserves subject to a cap of $87,468.

TI/LC Reserve – Upon the occurrence of a Trigger Period, the 188 Spear Street Borrower is required to escrow $27,334 for the TI/LC reserve, subject to a cap of $656,007.

Lockbox / Cash Management. The 188 Spear Street Whole Loan documents require a hard lockbox with springing cash management. At origination, the 188 Spear Street Borrower was required to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. The 188 Spear Street Whole Loan documents require that all rents and other funds from operations received by the 188 Spear Street Borrower or the property manager be deposited into the lockbox within two business days after receipt. In the absence of a Trigger Period, funds in the lockbox account will be transferred daily to a borrower operating account. Upon the first occurrence of a Trigger Period, all amounts in the lockbox account are to be transferred daily for the payment, among other things, of the debt service, monthly escrows, and default interest. In the absence of a Cash Sweep Period (as defined below), any remaining funds after such disbursement will be returned to the 188 Spear Street Borrower. Upon the first occurrence of a Cash Sweep Period, all excess cash flow will be escrowed in an excess cash reserve account. In the event of a Cash Sweep Period due to a Major Tenant Rollover Reserve Event (as defined below), excess cash will be swept into a major tenant rollover reserve fund up to a cap of $50 per square foot for the applicable tenant. Funds in this reserve will be disbursed for the re-leasing of the subject space.

A “Trigger Period” will commence upon the earliest to occur of (i) an event of default, (ii) the debt yield being less than 7.0%, (iii) a Major Tenant Trigger Event (as defined below), or (iv) a Major Tenant Rollover Reserve Event. A Trigger Period will cease when: with respect to clause (i), the cure and acceptance by the lender of such event of default; with respect to clause (ii), the debt yield being equal to or greater than 7.0% for two consecutive calendar quarters; with respect to clause (iii), the cure of such Major Tenant Trigger Event (as described below); and with respect to clause (iv), the cure of such Major Tenant Rollover Reserve Event.

A “Cash Sweep Period” will commence upon the earliest to occur of (i) an event of default, (ii) the debt yield being less than 7.0% for two consecutive calendar quarters, (iii) a Major Tenant Trigger Event or (iv) a Major Tenant Rollover Reserve Event. A Cash Sweep Period will cease when, with respect to clause (i), the cure and acceptance by the lender of such event of default; with respect to clause (ii), the debt yield being equal to or greater than 7.0% for two consecutive calendar quarters; with respect to clause (iii), the cure of such Major Tenant Trigger Event; and with respect to clause (iv), the cure of such Major Tenant Rollover Reserve Event.

A “Major Tenant Trigger Event” will commence upon the earliest of (i) a Major Tenant (as defined below) being in default under its lease, (ii) any bankruptcy or insolvency of a Major Tenant, its parent company or a guarantor of a Major Tenant’s lease obligations, (iii) with regard to Amazon, Amazon’s long-term debt rating being downgraded to Ba1 or lower by Moody’s or BB+ or lower by S&P, or (iv) a Major Tenant going dark in more than 50.0% of its space. A Major Tenant Trigger Event

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No. 2 – 188 Spear Street

will end upon the occurrence of, with respect to clause (i), the cure of such event of default; with respect to clause (ii), the Major Tenant (or its parent or guarantor, as applicable) no longer being insolvent or in bankruptcy and such Major Tenant has affirmed the applicable Major Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction; with respect to clause (iii), Amazon’s long-term debt rating being higher than Ba1 by Moody’s and BB+ by S&P; and with respect to clause (iv), a Major Tenant occupying more than 50.0% of its space and no longer “being dark.”

A “Major Tenant Rollover Reserve Event” will commence upon the earliest of (i) the date that is 12 months prior to the expiration of an applicable Major Tenant lease (unless the Major Tenant space is re-tenanted) or (ii) a Major Tenant giving notice to terminate its lease for all or any portion of its space. A Major Tenant Rollover Reserve Event will end upon the occurrence of, with respect to clause (i), a Major Tenant Re-Tenanting Event (as defined below) or with respect to clause (ii), a Major Tenant rescinding its notice to terminate and affirming in writing that its lease is in full force and effect.

A “Major Tenant Re-Tenanting Event” will occur upon (i) the applicable Major Tenant renewing or extending its lease on terms acceptable to the lender and the Major Tenant paying full, unabated rent under the renewal or extension or (ii) the leasing of the entire Major Tenant space to one or more replacement leases acceptable to the lender, with the new tenant being in physical occupancy of at least 50.0% of the space, all tenant improvements and leasing commissions having been paid and the new tenant(s) paying full, unabated rent under such lease(s) or the 188 Spear Street Borrower depositing the free rent amount into a reserve account with the lender.

A “Major Tenant” is any tenant with a lease or instrument guaranteeing or providing credit support for a lease that: (i) provides for net rental income representing more than 10.0% or more of the total net rental income for the 188 Spear Street Property; (ii) covers more than 35,000 square feet at the 188 Spear Street Property; (iii) has a lease term of more than 10 years including options to renew; or (iv) is an affiliate of the 188 Spear Street Borrower.

Subordinate and Mezzanine Debt. The holders of the ownership interests in the 188 Spear Street Borrower may obtain a permitted mezzanine loan subject to the satisfaction of the requirements set forth in the 188 Spear Street Whole Loan documents including: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio must not be greater than 57.6%; (iii) the aggregate debt yield must not be less than 8.5%; (iv) the term of the mezzanine loan is co-terminus with the senior mortgage or longer; (v) the execution of an intercreditor, subordination and standstill agreement acceptable to the lender in all respects; (vi) the mezzanine lender and mezzanine loan documents are reasonably acceptable to the lender; (vii) rating agency confirmation; and (viii) other conditions as set forth in the 188 Spear Street Whole Loan documents.

Partial Release. Not permitted.

Ground Lease. None.

Earthquake Insurance. The 188 Spear Street Property is located within seismic zone 4 and has a probable maximum loss of 16%. The 188 Spear Street Whole Loan documents do not require earthquake insurance unless the 188 Spear Street Property has a probable maximum loss greater than or equal to 20%. However, the 188 Spear Street Borrower obtained earthquake insurance under a blanket policy with a limit of $300.0 million per occurrence.

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No. 3 – Vanguard Portfolio

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No. 3 – Vanguard Portfolio

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No. 3 – Vanguard Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$57,017,500	Title:	Fee
Cut-off Date Principal Balance(1):	$57,017,500	Property Type – Subtype:	Office – Suburban
% of IPB:	6.1%	Net Rentable Area (SF):	568,658
Loan Purpose:	Acquisition	Location:	Malvern, PA
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsors(3):	Arch Street Capital Advisors, L.L.C.	Occupancy:	100.0%
	and Great Valley Properties	Occupancy Date:	11/7/2018
	Investor Company LLC	4th Most Recent NOI (As of)(5):	NAV
Interest Rate:	4.86000%	3rd Most Recent NOI (As of)(5):	NAV
Note Date:	11/7/2018	2nd Most Recent NOI (As of)(5):	NAV
Maturity Date:	11/7/2028	Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	UW Economic Occupancy:	95.0%
Original Term:	120 months	UW Revenues:	$13,837,018
Original Amortization Term:	None	UW Expenses:	$2,090,411
Amortization Type:	Interest Only	UW NOI:	$11,746,607
Call Protection(4):	L(33),Def(84),O(3)	UW NCF:	$11,661,308
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$189,200,000 / $333
Additional Debt:	Yes	Appraisal Date:	9/12/2018
Additional Debt Balance(1):	$59,825,000; $12,982,500
Additional Debt Type(1):	Pari Passu; B-Note

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap		A Notes	Whole Loan
Taxes:	$419,618	$139,873	N/A	Cut-off Date Loan / SF:	$205	$228
Insurance:	$123,331	$10,822	N/A	Maturity Date Loan / SF:	$205	$228
Replacement Reserves:	$0	$7,108	$255,896	Cut-off Date LTV:	61.8%	68.6%
Engineering Reserves:	$247,551	$0	N/A	Maturity Date LTV:	61.8%	68.6%
				UW NCF DSCR:	2.03x	1.68x
				UW NOI Debt Yield:	10.1%	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan A Notes(1)	$116,842,500	64.2%	Purchase Price	$173,100,000	95.2%
Mortgage Loan B Note(1)	12,982,500	7.1	Closing Costs	8,005,855	4.4
Sponsor Equity	52,071,355	28.6	Upfront Reserves	790,500	0.4
Total Sources	$181,896,355	100.0%	Total Uses	$181,896,355	100.0%
(1)	The Vanguard Portfolio Mortgage Loan, as defined below, is part of a larger split whole loan, which is comprised of six senior pari passu promissory notes with an aggregate original principal balance of $116,842,500 (the “A Notes”) and one subordinate companion B-note with an original principal balance of $12,982,500 (the “B Note”).
(2)	For a more detailed description of the borrowers, please refer to “The Borrowers” below.
(3)	For a more detailed description of the loan sponsors, please refer to “The Loan Sponsors” below.
(4)	Prior to the open prepayment date of September 7, 2028, the Borrowers (as defined below) have the right to defease the Vanguard Portfolio Whole Loan (as defined below) after the earlier to occur of (a) November 7, 2022 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Vanguard Portfolio Whole Loan promissory note to be securitized. The assumed lockout period of 33 payments is based on the closing date of this transaction in August 2019. Partial Release is permitted. See “Partial Release” below for further discussion.
(5)	Historical financial information is not available as the loan sponsors acquired the Vanguard Portfolio Properties (as defined below) in 2018 and the Borrowers were not provided historical financials.
(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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No. 3 – Vanguard Portfolio

The Loan. The Vanguard Portfolio Whole Loan is secured by a first mortgage lien on the borrowers’ fee interest in four single-tenant suburban office buildings located in Malvern, Pennsylvania, collectively comprising 568,658 square feet (the “Vanguard Portfolio Properties”). The Vanguard Portfolio Whole Loan was originated by Natixis Real Estate Capital LLC (“Natixis”) and has an outstanding principal balance as of the Cut-off Date of $129,825,000 (the “Vanguard Portfolio Whole Loan”), and is comprised of six senior pari passu notes, Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 and one subordinate companion B-Note. Note A-3, Note A-4 and Note A-5, with an aggregate outstanding principal balance as of the Cut-off Date of $57,017,500, are being contributed to the BBCMS 2019-C4 Trust (the “Vanguard Portfolio Mortgage Loan”). Note A-1 and Note A-2, with an outstanding principal balance as of the Cut-off Date of $55,000,000, were previously contributed to BBCMS 2019-C3 Trust. Note A-6, with an outstanding principal balance as of the Cut-off Date of $4,825,000, is currently being held by Natixis and is expected to be contributed to one or more future securitizations. The B Note is the controlling note under the related co-lender agreement; however, after the occurrence of a control appraisal period, the holder of the Note A-1 will be the controlling noteholder. When the Note A-1 holder is the controlling noteholder, the holders of Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Vanguard Portfolio Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Note Holder	Lead Servicer for Whole Loan	Controlling Piece
A-1	$30,000,000	BBCMS 2019-C3	Yes	No
A-2	25,000,000	BBCMS 2019-C3	No	No
A-3	20,000,000	BBCMS 2019-C4	No	No
A-4	20,000,000	BBCMS 2019-C4	No	No
A-5	17,017,500	BBCMS 2019-C4	No	No
A-6	4,825,000	Natixis	No	No
B	12,982,500	Third Party Investor	No	Yes
Total	$129,825,000

The Properties. The Vanguard Portfolio is comprised of four Class A suburban office buildings built between 1989 and 2014, totaling 568,658 square feet. The Vanguard Portfolio Properties are occupied by a single tenant, The Vanguard Group (“Vanguard”), pursuant to four separate leases. The 425 Old Morehall Road and the 50 Morehall Road properties were built to suit for Vanguard in 2014 and 1997, respectively. Vanguard’s initial occupancy at the 1001 Cedar Hollow Road property and the 60 Morehall Road property started in 1998 and 1996, respectively. Vanguard’s IT Programming Department occupies 425 Old Morehall Road, 50 Morehall Road and 60 Morehall Road. The IT Programming Department serves a critical function within the company, according to Vanguard’s website. These employees include developers responsible for the programming and monitoring of existing and new investment products across the Vanguard platform. Members of Vanguard’s Investment Management division are located at 1001 Cedar Hollow Road. According to the borrower sponsors, the Vanguard Portfolio Properties meet Vanguard’s top three criteria when choosing buildings to lease. The Vanguard Portfolio Properties: (i) are adjacent to its corporate-owned headquarters campus, (ii) are self-managed by Vanguard, and (iii) have controlled access to all points of entry in each building with a security desk in lobby. Other amenities at the Vanguard Portfolio Properties include uninterrupted power supply on all properties, on-site full-service cafeterias at the 425 Old Morehall Road, 1001 Cedar Hollow Road, and 50 Morehall Road properties and an on-site gym with locker rooms and showers at the 425 Old Morehall Road property. In addition, the Vanguard Portfolio Properties contain approximately 4.6 parking spaces per 1,000 square feet including a three-level parking deck at the 425 Old Morehall Road property. According to the borrower sponsors, Vanguard has invested in each of the Vanguard Portfolio Properties, keeping the standards in line with all its corporate owned properties. The 425 Old Morehall Road property, the largest of the four Vanguard Portfolio Properties (representing 35.5% of the NRA) features LEED Gold certification and has a multitude of modern finishes and operating systems. The following table presents certain information with respect to each property comprising the Vanguard Portfolio Properties.

The Vanguard Portfolio Properties are occupied by a single tenant, Vanguard, pursuant to four separate leases. Vanguard is the world’s second largest investment management company with approximately $5.2 trillion in assets under management as of January 31, 2019. The company offers 410 funds to more than 20 million investors in about 170 countries. Vanguard is owned by Vanguard’s US-dominated funds and ETFs, which are owned by their investors. In addition to mutual funds

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No. 3 – Vanguard Portfolio

and ETFs, Vanguard offers advisory services, brokerage services, educational account services, financial planning, asset management services, variable and fixed annuities, and trust services. The company has 19 locations around the world and 17,600 employees worldwide. Vanguard was founded in 1975 and is headquartered in Malvern, Pennsylvania. The company also has regional headquarters in Charlotte, North Carolina, Scottsdale, Arizona and Washington D.C. They also have 15 international offices. Vanguard is the largest employer in Chester County, Pennsylvania.

Portfolio Summary
Property Name, Location	Property Type – Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NCF
425 Old Morehall Road Malvern, PA	Office – Suburban	201,658	2014 / N/A	$51,875,106	40.0%	$75,600,000	$4,398,295
1001 Cedar Hollow Road Malvern, PA	Office – Suburban	133,000	1998 / 2017	29,917,389	23.0	43,600,000	2,752,520
50 Morehall Road Malvern, PA	Office – Suburban	117,000	1997 / 2014	24,016,253	18.5	35,000,000	2,246,587
60 Morehall Road Malvern, PA	Office – Suburban	117,000	1989 / 2015	24,016,253	18.5	35,000,000	2,263,906
Total		568,658		$129,825,000	100.0%	$189,200,000	$11,661,308

Environmental. According to the Phase I environmental assessments dated November 2, 2018, there is no evidence of any recognized or historical recognized environmental conditions at the 425 Old Morehall Road and 1001 Cedar Hollow Road properties. The Phase I environmental assessment identified a recognized environmental condition at the 50 Morehall Road property related to the presence of trichloroethylene (TCE) and tetrachloroethylene (PCE) in groundwater; however, according to the third-party environmental engineers, vapor intrusion is not expected to represent a significant environmental concern. A spill of unleaded gasoline occurred at the 50 Morehall Road property and 60 Morehall Road property, which have impacted soils at the site; however, according to the third-party environmental engineers, clean-up has been completed to statewide health standards and site-specific standards as of April 23, 2009. The historic gasoline spill and clean-up are considered a historical recognized environmental condition. An environmental insurance policy is in place with a policy aggregate limit of liability of $25 million that covers commercial lender collateral protection, clean-up costs, pollution legal liability, diminution in value, and business interruption due to potential pollution. See “Description of the Mortgage Pool— Mortgage Pool Characteristics—Environmental Considerations”.

Historical and Current Occupancy(1)
2015	2016	2017	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancy is provided by the borrower sponsor, Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of November 7, 2018.

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No. 3 – Vanguard Portfolio

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Clause Type	Base Rent	% of Total Base Rent	Lease Expiration Date
Vanguard (425 Old Morehall Road)	NA / NA / NA	201,658	35.5%	$23.87	NNN	$4,812,568	37.7%	10/31/2030
Vanguard (1001 Cedar Hollow Road)	NA / NA / NA	133,000	23.4	$22.64	NNN	3,011,120	23.6	10/31/2029
Vanguard (50 Morehall Road)	NA / NA / NA	117,000	20.6	$20.98	NNN	2,454,660	19.2	10/31/2027
Vanguard (60 Morehall Road)	NA / NA / NA	117,000	20.6	$21.14	NNN	2,473,263	19.4	10/31/2028
Occupied Collateral Total		568,658	100.0%	$22.42		$12,751,611	100.0%

Vacant Space		0	0.0

Collateral Total		568,658	100.0%

(1)	Based on the underwritten rent roll.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	1	117,000	20.6	2,454,660	19.2	117,000	20.6%	$2,454,660	19.2%
2028	1	117,000	20.6	2,473,263	19.4	234,000	41.1%	$4,927,923	38.6%
2029	1	133,000	23.4	3,011,120	23.6	367,000	64.5%	$7,939,043	62.3%
2030 & Beyond	1	201,658	35.5	4,812,568	37.7	568,658	100.0%	$12,751,611	100.0%
Total	4	568,658	100.0%	$12,751,611	100.0%
(1)	Based on the underwritten rent roll.

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No. 3 – Vanguard Portfolio

Operating History and Underwritten Net Cash Flow(1)
	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$12,751,611	$22.42	87.5%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$12,751,611	$22.42	87.5%
Total Reimbursements	1,813,671	3.19	12.5
Net Rental Income	$14,565,282	$25.61	100.0%
(Vacancy/Credit Loss)	(728,264)	(1.28)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$13,837,018	$24.33	95.0%

Total Expenses	$2,090,411	$3.68	15.1%

Net Operating Income	$11,746,607	$20.66	84.9%

Total TI/LC, Capex/RR	85,299	0.15	0.6

Net Cash Flow	$11,661,308	$20.51	84.3%
(1)	Historical financial information is not available as the borrower sponsor acquired the Vanguard Portfolio Properties in 2018 and the Borrowers were not provided historical financials.
(2)	The Underwritten Gross Potential Rent includes rent averaging through the term of the Vanguard Portfolio Whole Loan.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Markets. The Vanguard Portfolio Properties are located in Malvern, Chester County, Pennsylvania, part of the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD Metropolitan Statistical Area, which is the seventh most populous metropolitan area in the country and generates a higher level of GDP per capita than the nation overall, according to the appraiser.

The Vanguard Portfolio Properties are part of the Great Valley Corporate Center located in Malvern, Pennsylvania, approximately 20 miles west of the Philadelphia central business district. The Vanguard Portfolio Properties are primarily serviced by two major regional transportation highways, U.S. Route 202 and Pennsylvania Turnpike (I-76), the latter of which provides access to western suburban core markets nearby, including King of Prussia, Plymouth Meeting, Fort Washington, Willow Grove, and Conshohocken. The Vanguard Portfolio Properties’ secondary highway access is provided by Route 29, Swedesford Road, and Route 30. Public transportation is immediately adjacent to GVCC via the SEPTA bus system and a nearby commuter rail station in downtown Malvern.

According to a third party research report, the Malvern market is considered part of the Philadelphia main line, an upperclass area with historical roots stretching along Route 30 which leads directly into downtown Philadelphia. The properties benefit from proximity to some of the most affluent neighborhoods and school districts in the Philadelphia suburbs. The estimated 2018 population and average household income within a one-, three-, and five-mile radius of the Vanguard Portfolio Properties are 1,107, 25,000, and 84,499, respectively, and $170,350, $165,601, and $153,975, respectively. The properties are also located approximately eight miles from King of Prussia Mall, the largest super-regional mall in the Eastern United States. The Malvern market offers a mix of office and research facilities, retail centers, and a diverse base of residential housing options. The Malvern market has had significant development in the past five years and is in the middle of ongoing residential and commercial projects like Atwater and Uptown Worthington.

According to the appraisals, the Vanguard Portfolio Properties are located in the Exton/Whitelands office submarket containing approximately 14.8 million square feet of office inventory. The appraisals concluded a current market rental rate of $29.93 per square foot on gross basis, submarket rental rate of $24.68 per square foot on gross basis, submarket vacancy rate of 5.8% and net absorption of -6,732 square feet.

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No. 3 – Vanguard Portfolio

The following table presents office rental data with respect to comparable office properties of the 425 Old Morehall Road property as identified in the appraisal:

Comparable Office Rental Summary for 425 Old Morehall Road(1)
Property Name/Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)(2)	Lease Type
425 Old Morehall Road 425 Old Morehall Road Malvern, PA	2014	201,658(3)	Vanguard(3)	201,658(3)	$23.87(3)	November 2018	12	NNN
One Tower Bridge 100 Front Street Conshohocken, PA	1989	270,127	Morgan Stanley	99,700	$36.00	March 2018	11	Gross
Chesterbrook Corporate Center 1200 Morris Drive Wayne, PA	1984	111,184	JG Wentworth	83,000	$26.00	June 2017	11	Gross
Renaissance Business Park 2301 Renaissance Boulevard King of Prussia, PA	2002	189,502	Vertex	170,000	$20.00	January 2017	11	Net
151 South Warner Road 151 South Warner Road King of Prussia, PA	1980	89,914	The Judge Group	89,914	$30.42	September 2016	15	Gross
Great Valley Corporate Center 2 West Liberty Boulevard Malvern, PA	2005	100,975	Teva Pharmaceuticals	60,000	$30.50	May 2016	4	Gross
(1)	Source: Appraisal.
(2)	425 Old Morehall Road’s lease term reflects remaining lease term based on the underwritten rent roll. The comparable office properties’ lease terms reflect the original lease terms.
(3)	Based on the underwritten rent roll.

The following table presents office rental data with respect to comparable office properties of the 1001 Cedar Hollow Road, 50 Morehall Road, and 60 Morehall Road properties as identified in the appraisals:

Comparable Office Rental Summary for 1001 Cedar Hollow Road, 60 Morehall Road, and 50 Morehall Road(1)
Property Name/Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)(2)	Lease Type
1001 Cedar Hollow Road 1001 Cedar Hollow Road Malvern, PA	1998	133,000(3)	Vanguard(3)	133,000(3)	$22.64(3)	November 2018	11	NNN
50 Morehall Road 50 Morehall Road Malvern, PA	1997	117,000(3)	Vanguard(3)	117,000(3)	$20.98(3)	November 2018	9	NNN
60 Morehall Road 60 Morehall Road Malvern, PA	1989	117,000(3)	Vanguard(3)	117,000(3)	$21.14(3)	November 2018	10	NNN
Chesterbrook Corporate Center 1000 Chesterbrook Boulevard Berwyn, PA	1999	173,036	Envestnet	24,000	$30.75	July 2018	10	Gross
Chesterbrook Corporate Center 1200 Morris Drive Wayne, PA	1984	111,184	JG Wentworth	83,000	$26.00	June 2017	11	Gross
Renaissance Business Park 2301 Renaissance Boulevard King of Prussia, PA	2002	189,502	Vertex	170,000	$20.00	January 2017	11	NNN
First Avenue Corporate Center 935 First Avenue King of Prussia, PA	2001	103,334	Radial, Inc.	103,334	$18.00	January 2017	15	NNN
151 South Warner Road 151 South Warner Road King of Prussia, PA	1980	89,914	The Judge Group	89,914	$30.42	September 2016	15	Gross
Great Valley Corporate Center 2 West Liberty Boulevard Malvern, PA	2005	100,975	Teva Pharmaceuticals	60,000	$30.50	May 2016	4	Gross
(1)	Source: Appraisal.
(2)	1001 Cedar Hollow Road, 50 Morehall Road, and 60 Morehall Road’s lease terms reflect remaining lease terms based on the underwritten rent roll. The comparable office properties’ lease terms reflect the original lease terms.
(3)	Based on the underwritten rent roll.

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No. 3 – Vanguard Portfolio

The Borrowers. The borrowing entities for the Vanguard Portfolio Whole Loan are 425 GVP Property Company LLC, 1001 GVP Property Company LLC and 50 GVP Property Company LLC (collectively, the “Borrowers”). Each borrower is a Delaware limited liability company and special purpose entity. The loan is structured as Shari’ah compliant and therefore, the Borrowers have master leased the properties to three operating companies which are the master lessees under the master lease. The three master lessees of the Vanguard Portfolio Properties are 425 GVP Operating Company LLC, 1001 GVP Operating Company LLC and 50 GVP Operating Company LLC, all Delaware limited liability companies and special purpose entities (collectively, the “Master Lessees”). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Shari’ah Compliant Loan”.

The Loan Sponsors. The borrower sponsors for the Vanguard Portfolio Whole Loan are Arch Street Capital Advisors, L.L.C. and Great Valley Properties Investor Company LLC. The Vanguard Portfolio Whole Loan is structured with a master lease structure to create a Shari’ah compliant structure, so there is no guarantor for the Vanguard Portfolio Whole Loan. The Borrowers and the Loan Sponsors are the parties liable for any breach or violation of the non-recourse carveouts. The Master Lessees are owned 100.0% by Great Valley Properties Investor Company LLC, which is owned 100.0% by Great Valley Properties Investor Corp. Great Valley Properties Investor Corp. is owned 2.1% by Great Valley Properties Investment Company Ltd. and 97.9% by Great Valley Properties Property Company Ltd. Great Valley Properties Investment Company Ltd. is owned by 12 investors, none of which holds, directly or indirectly, a 10.0% or more ownership interest in Great Valley Properties Investment Company Ltd. Individuals affiliated with Soor Capital Holding, W.L.L. comprise the board of directors of Great Valley Properties Investor Corp.

Property Management. The Vanguard Portfolio Properties are self-managed by Vanguard. Jones Lang LaSalle Americas, Inc. has been retained by the Borrowers for “limited scope” third party management services.

Escrows and Reserves. At origination, the Borrowers deposited in escrow (i) $419,618 for real estate taxes, (ii) $123,331 for insurance premiums, and (iii) $247,551 for required repairs.

Tax Escrows – On a monthly basis, the Borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equals $139,873.

Insurance Escrows – On a monthly basis, the Borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equals $10,822.

Replacement Reserves – On a monthly basis, the Borrowers are required to escrow $7,108 for replacement reserves subject to a cap of $255,896. At any time after the cap is met, if the amount on deposit in the replacement reserve falls below $128,000, monthly deposits will commence until the cap is met.

Lockbox / Cash Management. The Vanguard Portfolio Whole Loan is structured with a hard lockbox and springing cash management. Pursuant to the Vanguard Portfolio Whole Loan documents, all excess funds on deposit will be applied as follows: (a) during the continuation of a Primary Tenant Sweep Period (as defined below), to the primary tenant reserve subaccount, (b) during the continuation of a Cash Management Period (as defined below), to a cash collateral reserve subaccount as additional collateral, and (c) if neither a Primary Tenant Sweep Period nor a Cash Management Period is continuing, to the Borrowers. Provided no Cash Management Period exists, all excess cash flow in the lockbox account after payment of all sums due and payable under the Vanguard Portfolio Whole Loan documents will be remitted to the Borrowers.

The “Primary Tenant” is Vanguard, and any acceptable replacement tenant.

A “Cash Management Period” means the occurrence of (i) an event of default under the Vanguard Portfolio Whole Loan, (ii) the failure by the Borrowers, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.20x, or (iii) a Primary Tenant Sweep Period. A Cash Management Period will end, provided that (1) the Vanguard Portfolio Whole Loan and all other obligations under the Vanguard Portfolio Whole Loan documents have been repaid in full; (2) with respect to clause (i) above, the event of default has been cured and such cure is accepted by the lender and no event that would trigger another Cash Management Period exists; (3) with respect to clause (ii) above, for six consecutive months since the commencement of the existing Cash Management Period (A) no default or event of default has occurred, (B) no event that would trigger a Cash Management Period exists, and (C) the debt service coverage ratio is at least equal to

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No. 3 – Vanguard Portfolio

1.25x; or (4) with respect to clause (iii) above, a Primary Tenant Sweep Period Cure (as defined below) has occurred and no event that would trigger another Cash Management Period exists.

A “Primary Tenant Sweep Period” will commence upon (i) the earlier of (a) 18 months prior to the expiration or termination date of any Primary Tenant lease, whether such lease is in its initial term or any renewal term and (b) the date by which any Primary Tenant is required to exercise its renewal option under any Primary Tenant lease; (ii) any termination, cancellation or surrender of a Primary Tenant lease or any Borrower’s receipt of notice by a Primary Tenant of its intent to terminate, cancel or surrender its Primary Tenant lease; (iii) the date upon which any Primary Tenant “goes dark” in all or substantially all of the its premises; (iv) the date that any Primary Tenant commits a monetary or material nonmonetary default under the applicable Primary Tenant lease; or (v) the date upon which any Primary Tenant becomes a debtor in any bankruptcy action and end at such time, if ever, upon the occurrence of a Primary Tenant Sweep Period Cure.

A “Primary Tenant Sweep Period Cure” will commence, provided that (1) with respect to clauses (i) and (ii) above, a Primary Tenant Replacement Event (as defined below) has occurred; (2) with respect to clause (iii) above, either the Primary Tenant or an acceptable replacement tenant under a lease meeting the requirements under the Vanguard Portfolio Whole Loan documents re-opens for business for a continuous period of not less than three months; (3) with respect to clause (iv) above, either the default is cured and no other default or a Primary Tenant Replacement Event has occurred; or (4) with respect to clause (v) above, either the bankruptcy action is dismissed or the Primary Tenant lease is affirmed, or a Primary Tenant Replacement Event has occurred.

A “Primary Tenant Replacement Event” means, (1) (i) Primary Tenant lease that is the subject of a Primary Tenant Sweep Period has been terminated and the Borrower has entered into one or more new leases for all of the Primary Tenant premises under the Primary Tenant lease that has been terminated with acceptable replacement tenant(s) and upon such terms and conditions as are reasonably acceptable to lender in all respects, or (ii) the renewal of the applicable Primary Tenant lease for the entire Primary Tenant premises in accordance with its terms and (2) sufficient funds have been accumulated and remain available on deposit in the Primary Tenant reserve subaccount to pay all Primary Tenant re-leasing costs.

Subordinate Debt. The Vanguard Portfolio Whole Loan includes a subordinate companion loan with an original principal balance of $12,982,500 that was sold to a third party investor. The subordinate companion loan is coterminous with the Vanguard Portfolio Mortgage Loan and accrues interest at a fixed per annum rate of 9.05000%. The UW NCF DSCR and UW NOI Debt Yield on the Vanguard Portfolio Whole Loan (including the B Note) are 1.68x and 9.0%, respectively. A co-lender agreement is in place with respect to the Vanguard Portfolio Whole Loan.

Partial Release. The Borrowers have the option to release any Vanguard Portfolio Property upon a bona fide sale of such Vanguard Portfolio Property to a third party, provided, among other individual conditions, (i) the sale of such Vanguard Portfolio Property is pursuant to an arms’ length agreement with a third party which is not an affiliate of any of the Borrowers or Master Lessees; (ii) the Borrowers (a) pay 125.0% of the allocated loan amount for such Vanguard Portfolio Property to be released, together with all accrued and unpaid interest on the principal being prepaid and any applicable yield maintenance premium or (b) cause a partial defeasance in accordance with the Vanguard Portfolio Whole Loan documents in an amount equal to 125.0% of the allocated loan amount for such Vanguard Portfolio Property to be released; (iii) no event of default has occurred and is continuing; (iv) the debt yield after giving effect to such release is not less than the greater of (a) the debt yield immediately prior to such release and (b) the debt yield at the origination of the Vanguard Portfolio Whole Loan; (v) the loan-to-value ratio after giving effect to such release is not more than the lesser of (a) the loan-to-value ratio immediately prior to such release and (b) the loan-to-value ratio at the origination of the Vanguard Portfolio Whole Loan; (vi) the debt service coverage ratio after giving effect to such release is not less than the greater of (a) the debt service coverage ratio immediately prior to such release and (b) the debt service coverage ratio at the origination of the Vanguard Portfolio Whole Loan; and (vii) the Borrowers have given the lender not less than 30 days’ prior written notice of such sale. No release will be permitted if such release would result in a “prohibited transaction” or the disqualification of the loan as a “qualified mortgage” for REMIC tax purposes. All prepayments in connection with the release of any Vanguard Portfolio Property or Vanguard Portfolio Properties will be applied pro rata among the A Notes and the B Note.

Ground Lease. None.

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No. 4 – ExchangeRight Net Leased Portfolio 28

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No. 4 – ExchangeRight Net Leased Portfolio 28

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No. 4 – ExchangeRight Net Leased Portfolio 28

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$44,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$44,000,000	Property Type – Subtype(3):	Various – Various
% of IPB:	4.7%	Net Rentable Area (SF):	482,428
Loan Purpose:	Acquisition	Location:	Various
Borrower:	ExchangeRight Net Leased	Year Built / Renovated:	Various / Various
	Portfolio 28 DST	Occupancy:	100.0%
Borrower Sponsors:	ExchangeRight Real Estate, LLC,	Occupancy Date(4):	7/10/2019
	David Fisher, Joshua Ungerecht,	4th Most Recent NOI (As of)(5):	NAV
	and Warren Thomas	3rd Most Recent NOI (As of)(5):	NAV
Interest Rate:	4.03200%	2nd Most Recent NOI (As of)(5):	NAV
Note Date:	7/10/2019	Most Recent NOI (As of)(5):	NAV
Maturity Date:	8/1/2029	UW Economic Occupancy:	95.0%
Interest-only Period:	120 months	UW Revenues:	$6,895,860
Original Term:	120 months	UW Expenses:	$849,078
Original Amortization Term:	None	UW NOI:	$6,046,782
Amortization Type:	Interest Only	UW NCF:	$5,879,046
Call Protection(2):	L(24),Def(92),O(4)	Appraised Value / Per SF:	$103,230,500 / $214
Lockbox / Cash Management:	Hard / Springing	Appraisal Date(6):	Various
Additional Debt(1):	Yes
Additional Debt Balance(1):	$19,943,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$133
Taxes:	$240,941	$53,281	N/A	Maturity Date Loan / SF:	$133
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.9%
Replacement Reserves:	$0	$3,428	N/A	Maturity Date LTV:	61.9%
TI/LC:	$500,000	Springing	N/A	UW NCF DSCR:	2.25x
Other:	$615,691	$0	N/A	UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$63,943,000	60.3%	Purchase Price	$102,971,709	97.2%
Sponsor Equity	42,046,206	39.7	Closing Costs	1,660,865	1.6
			Upfront Reserves	1,356,632	1.3
Total Sources	$105,989,206	100.0%	Total Uses	$105,989,206	100.0%

(1)	The ExchangeRight Net Leased Portfolio 28 mortgage loan is part of a whole loan evidenced by three senior pari passu promissory notes with an aggregate original principal balance of $63.943 million. The financial information presented in the chart above reflects the Cut-off Date balance of the ExchangeRight Net Leased Portfolio 28 Whole Loan (as defined below).

(2)	The lockout period will be at least 24 payments beginning with and including September 1, 2019. Defeasance of the full $63.943 million ExchangeRight Net Leased Portfolio 28 Whole Loan is permitted following the date after the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) July 10, 2022.

(3)	The ExchangeRight Net Leased Portfolio 28 Properties (as defined below) consist of 22 single tenant properties and one medical office property.

(4)	Occupancy for the ExchangeRight Net Leased Portfolio 28 Properties is based on the single tenant leases for each ExchangeRight Net Leased Portfolio 28 Property.

(5)	The ExchangeRight Net Leased Portfolio 28 Properties were acquired at origination of the ExchangeRight Net Leased Portfolio 28 Whole Loan. As such, no historical operating history is available.

(6)	Appraisal Dates for the ExchangeRight Net Leased Portfolio 28 Properties range from April 13, 2019 to June 23, 2019.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The ExchangeRight Net Leased Portfolio 28 mortgage loan is part of a whole loan (the “ExchangeRight Net Leased Portfolio 28 Whole Loan”) evidenced by three senior pari passu promissory notes with an aggregate original principal balance of $63,943,000. The ExchangeRight Net Leased Portfolio 28 Whole Loan is secured by the borrower’s fee interest in a 482,428 square foot, 23 property portfolio occupied by 22 single tenant retail properties and one medical office

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No. 4 – ExchangeRight Net Leased Portfolio 28

located across Wisconsin, Illinois, Texas, Tennessee, Indiana, South Carolina, Michigan, Virginia and Louisiana (collectively, the “ExchangeRight Net Leased Portfolio 28 Properties”). The controlling Note A-1 has an original principal balance of $44,000,000 and will be included in the BBCMS 2019-C4 Trust. The ExchangeRight Net Leased Portfolio 28 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2019-C4 Trust. See “Description of the Mortgage Pool—The Whole Loan—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement”. The ExchangeRight Net Leased Portfolio 28 Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$44,000,000	BBCMS 2019-C4	Yes
A-2	10,000,000	SGFC	No
A-3	9,943,000	SGFC	No
Total	$63,943,000

The Properties. The ExchangeRight Net Leased Portfolio 28 Properties are comprised of 22 single-tenant retail properties and one medical office property (Fresenius Medical Care – West Columbia, SC) totaling 482,428 square feet located in nine states. The largest geographical concentrations by Cut-off Date Balance include Wisconsin (three properties, 29.7% of the allocated Cut-off Date Balance), Illinois (four properties, 17.4% of the allocated Cut-off Date Balance), Texas (three properties, 10.5% of the allocated Cut-off Date Balance), Tennessee (two properties, 9.5% of the allocated Cut-off Date Balance), Indiana (two properties, 7.3% of the allocated Cut-off Date Balance), South Carolina (three properties, 7.1% of the allocated Cut-off Date Balance), Michigan (three properties, 6.8% of the allocated Cut-off Date Balance), Virginia (one property, 6.1% of the allocated Cut-off Date Balance) and Louisiana (two properties, 5.6% of the allocated Cut-off Date Balance). Built between 1995 and 2019, the ExchangeRight Net Leased Portfolio 28 Properties range in size from 7,225 square feet to 73,764 square feet. As of July 10, 2019, the ExchangeRight Net Leased Portfolio 28 Properties were 100.0% occupied. Six tenants, or their parent entities, representing 65.4% of the aggregate NRA and 77.5% of UW base rent at the ExchangeRight Net Leased Portfolio 28 Properties, are investment grade.

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No. 4 – ExchangeRight Net Leased Portfolio 28

ExchangeRight Net Leased Portfolio 28 Properties Summary
Property Name - Location	Property Type - Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Whole Loan Amount	% of ALA	Appraised Value	UW NCF
Pick n Save - Oconomowoc, WI	Retail - Freestanding	61,700	2008 / N/A	$8,246,000	12.9%	$13,300,000	$798,319
Pick n Save - Wales, WI	Retail - Freestanding	61,000	1997 / 2018	6,386,000	10.0	10,300,000	605,683
Hobby Lobby - Hendersonville, TN	Retail - Freestanding	55,000	2015 / N/A	4,929,000	7.7	8,050,000	425,873
Hobby Lobby - Appleton, WI	Retail - Freestanding	73,764	1995 / N/A	4,359,000	6.8	7,030,000	340,717
Walgreens - Newport News, VA	Retail - Freestanding	14,490	2003 / N/A	3,906,000	6.1	6,300,000	359,385
Walgreens - Aurora, IL	Retail - Freestanding	14,820	2007 / N/A	3,720,000	5.8	6,000,000	345,563
Walgreens - Hammond, IN	Retail - Freestanding	14,550	2008 / N/A	3,720,000	5.8	6,000,000	345,527
Walgreens - North Aurora, IL	Retail - Freestanding	14,800	2005 / N/A	3,162,000	4.9	5,100,000	299,487
Walgreens - Fort Worth, TX	Retail - Freestanding	13,905	1998 / N/A	2,995,000	4.7	4,830,000	258,876
Tractor Supply - Lake Charles, LA	Retail - Freestanding	19,097	2019 / N/A	2,728,000	4.3	4,400,000	230,753
Fresenius Medical Care - West Columbia, SC	Office - Medical	8,263	2017 / N/A	2,713,000	4.2	4,375,000	259,661
Walgreens - Flint, MI	Retail - Freestanding	13,905	1998 / N/A	2,635,000	4.1	4,250,000	262,478
Tractor Supply - Springtown, TX	Retail - Freestanding	19,097	2019 / N/A	2,542,000	4.0	4,100,000	219,735
Walgreens - Orland Park, IL	Retail - Freestanding	15,120	1997 / 2016	2,480,000	3.9	4,000,000	225,101
Walgreens - Peoria, IL	Retail - Freestanding	13,500	1998 / N/A	1,736,000	2.7	2,800,000	168,531
Dollar General - Houston, TX	Retail - Freestanding	7,489	2018 / N/A	1,178,000	1.8	1,900,000	107,147
Dollar General - Soddy Daisy, TN	Retail - Freestanding	10,566	2019 / N/A	1,163,000	1.8	1,875,000	110,633
O’Reilly Auto Parts - Lexington, SC	Retail - Freestanding	7,225	2009 / N/A	1,008,000	1.6	1,625,000	96,157
Dollar General - Mishawaka, IN	Retail - Freestanding	9,100	2019 / N/A	967,000	1.5	1,560,000	90,550
Dollar General - Lambertville, MI	Retail - Freestanding	7,489	2019 / N/A	899,000	1.4	1,450,500	86,830
Dollar Tree - Beech Island, SC	Retail - Freestanding	9,520	2018 / N/A	843,000	1.3	1,360,000	85,177
Dollar General - Youngsville, LA	Retail - Freestanding	9,002	2019 / N/A	837,000	1.3	1,350,000	81,956
Dollar General - Battle Creek, MI	Retail - Freestanding	9,026	2018 / N/A	791,000	1.2	1,275,000	74,907
Total		482,428		$63,943,000	100.0%	$103,230,500	$5,879,046

Major Tenants.

Walgreens (115,090 square feet; 23.9% of the NRA; 37.4% of underwritten rent; Baa2/BBB/BBB by Moody’s/S&P/Fitch): Walgreens Boots Alliance (dba Walgreens) is one of the world’s largest retailers ranked #17 in sales as of July 2019 according to Fortune. The company formed in 2014 when US-based Walgreens bought its European counterpart Alliance Boots. As of June 3, 2019, Walgreens Boots Alliance and the companies in which it has equity method investments together have a presence in more than 25 countries and collectively employ over 415,000 people. Walgreens Boots Alliance operates over 18,500 stores across 11 countries, as well as one of the largest global pharmaceutical wholesale and distribution networks with more than 390 distribution centers delivering to over 230,000 pharmacies, doctors, health centers and hospitals each year in more than 20 countries. Walgreens Boots Alliance’s portfolio of retail and business brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as global health and beauty product brands, such as No7, Soap & Glory, Liz Earle, Sleek MakeUP and Botanics. Walgreens Boots Alliance reported 2019 third quarter sales results of $34.6 billion as of May 31, 2019.

Pick n Save (122,700 square feet; 25.4% of the NRA; 23.5% of underwritten rent; Baa1/BBB/NA by Moody’s/S&P/Fitch): Pick n Save is owned by Roundy’s, which operates more than 150 grocery stores in Wisconsin and Illinois under four banners: Pick n Save, Copps, Metro Market, and Mariano’s Fresh Market. The two largest banners are Pick n Save, with over 100 locations throughout the State of Wisconsin, and Mariano’s, with over 40 locations throughout the Chicagoland area. The company was acquired by The Kroger Co. (dba Kroger) (“Kroger”) in December 2015. Kroger purchased 100% of Roundy’s outstanding common stock and assumed Roundy’s outstanding debt at a total a purchase price of $800 million. Kroger was founded in 1883 and incorporated in 1902 and is one of the world’s largest retailers ranked #20 in sales as of July 2019 according to Fortune. As of February 2, 2019, the company operated, either directly or through its subsidiaries, 2,764 supermarkets under a variety of local banner names, of which 2,270 had pharmacies and 1,537 had fuel centers, reported 453,000 full- and part-time employees, and reported annual sales of $121.2 billion.

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No. 4 – ExchangeRight Net Leased Portfolio 28

Hobby Lobby (128,764 square feet; 26.7% of the NRA; 14.6% of underwritten rent): Hobby Lobby is a privately-owned arts and crafts retailer with over 37,500 employees in more than 850 stores across 46 states. Hobby Lobby is primarily an arts-and-crafts store but also includes hobbies, picture framing, jewelry making, fabrics, floral and wedding supplies, cards and party ware, baskets, wearable art, home accents and holiday merchandise. Hobby Lobby’s headquarters is located in Oklahoma City. Affiliated companies include Hemispheres, which carries home furnishings and accessories from around the world, and Mardel Christian and Education Supply, which offers books, bibles, gifts, church and education supplies, and homeschooling curriculum. Hobby Lobby also maintains offices in Hong Kong, Shenzhen, and Yiwu, China.

Environmental. According to Phase I environmental assessments dated between March 8, 2019 and July 10, 2019, there was no evidence of any recognized environmental conditions at the ExchangeRight Net Leased Portfolio 28 Properties with the exception of the following: (i) the environmental consultant recommended continuing the current remediation site operation, maintenance monitoring & optimization operation and any other requirements set out by governing bodies until closure is granted from the prior release on-site at the Pick n Save - Oconomowoc, WI property; and (ii) the environmental consultant recommended a limited subsurface investigation to determine the presence or absence of soil and/or groundwater contamination with respect to the former dry-cleaning operations at the Walgreens - Flint, MI property; however, based on the analytical results of the Phase II environmental assessment, no further investigation was recommended at the Walgreens - Flint, MI property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

Historical and Current Occupancy(1)(2)(3)
2016	2017	2018	Current
100.0%	100.0%	100.0%	100.0%
(1)	Historical and current occupancies are based on single tenant leases for the ExchangeRight Net Leased Portfolio 28 Properties. Historical occupancies are as of December 31 of each respective year.

(2)	The Fresenius Medical Care - West Columbia, SC property was constructed in 2017; the Dollar General - Houston, TX property, the Dollar Tree - Beech Island, SC property and the Dollar General - Battle Creek, MI property were constructed in 2018; and the Tractor Supply – Springtown, TX property, Tractor Supply - Lake Charles, LA property, Dollar General - Soddy Daisy, TN property, the Dollar General - Mishawaka, IN property, the Dollar General - Lambertville, MI property, and the Dollar General - Youngsville, LA property were constructed in 2019. These tenants are excluded from occupancy figures for the years prior to the respective build dates.

(3)	Current occupancy is as of July 10, 2019.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Weighted Average Remaining Lease Terms
Hobby Lobby	NA / NA / NA	128,764	26.7%	$7.49	$965,084	14.6%	10.0
Pick n Save	Baa1 / BBB / NA	122,700	25.4	$12.68	1,555,321	23.5	10.4
Walgreens(3)	Baa2 / BBB / BBB	115,090	23.9	$21.53	2,477,734	37.4	11.5
Dollar General	Baa2 / BBB / NA	52,672	10.9	$11.51	606,248	9.2	14.6
Tractor Supply	NA / NA / NA	38,194	7.9	$13.71	523,743	7.9	14.9
Dollar Tree	Baa3 / BBB- / NA	9,520	2.0	$10.00	95,200	1.4	9.6
Fresenius Medical Care	NA / BBB / BBB-	8,263	1.7	$35.04	289,531	4.4	13.4
O’Reilly Auto Parts	Baa1 / BBB / NA	7,225	1.5	$14.55	105,132	1.6	10.4
Major Tenants / Wtd. Avg.		482,428	100.0%	$13.72	$6,617,993	100.0%

Vacant Space		0	0.0%

Collateral Total		482,428	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Walgreens has the right to terminate its lease at (i) Walgreens – Orland Park, IL effective as of January 31, 2033, (ii) Walgreens - Aurora, IL effective as of September 30, 2032, (iii) Walgreens – North Aurora, IL effective as of February 28, 2030, (iv) Walgreens – Hammond, IN effective as of August 31, 2033, (v) Walgreens – Newport News, VA effective as of August 31, 2030, (vi) Walgreens – Fort Worth, TX effective as of November 30, 2028, (vii) Walgreens - Flint, MI effective as of February 28, 2029, and (viii) Walgreens – Peoria, IL effective as of August 31, 2029 and for each such lease every five years thereafter until the respective lease expires. The Weighted Average Remaining Lease Terms reflect the earliest termination option dates to be the lease expiration dates for Walgreens.

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No. 4 – ExchangeRight Net Leased Portfolio 28

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	1	13,905	2.9	293,000	4.4	13,905	2.9%	$293,000	4.4%
2029 & Beyond	22	468,523	97.1	6,324,993	95.6	482,428	100.0%	$6,617,993	100.0%
Total	23	482,428	100.0%	$6,617,993	100.0%

(1)	Based on the underwritten rent roll.

(2)	Walgreens has the right to terminate its lease at (i) Walgreens – Orland Park, IL effective as of January 31, 2033, (ii) Walgreens - Aurora, IL effective as of September 30, 2032, (iii) Walgreens – North Aurora, IL effective as of February 28, 2030, (iv) Walgreens – Hammond, IN effective as of August 31, 2033, (v) Walgreens – Newport News, VA effective as of August 31, 2030, (vi) Walgreens – Fort Worth, TX effective as of November 30, 2028, (vii) Walgreens - Flint, MI effective as of February 28, 2029, and (vii) Walgreens – Peoria, IL effective as of August 31, 2029 and for each such lease every five years thereafter until the respective lease expires. The lease expiration dates reflect the earliest termination option dates for Walgreens.

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$6,617,993	$13.72	91.2%
Straight-Line Rent	0	0.00	0.0
Gross Potential Rent	$6,617,993	$13.72	91.2%
Total Reimbursements	640,807	1.33	8.8
Net Rental Income	$7,258,800	$15.05	100.0%
(Vacancy/Credit Loss)	(362,940)	(0.75)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$6,895,860	$14.29	95.0%

Total Expenses	$849,078	$1.76	12.3%

Net Operating Income	$6,046,782	$12.53	87.7%

Total TI/LC, Capex/RR	167,736	0.35	2.4

Net Cash Flow	$5,879,046	$12.19	85.3%
(1)	The ExchangeRight Net Leased Portfolio 28 Properties were acquired at origination, as such no historical operating data was provided.

(2)	Percentage column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents are based on in-place rents per the leases.

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No. 4 – ExchangeRight Net Leased Portfolio 28

The Market. The ExchangeRight Net Leased Portfolio 28 Properties are geographically diverse with properties located in nine different states and 19 different markets.

ExchangeRight Net Leased Portfolio 28 Properties Market Summary(1)
Property Name - Location	Market	Submarket	Market Vacancy	Actual Rental Rate PSF	Market/Submarket Rent Rate PSF
Pick n Save - Oconomowoc, WI	Milwaukee	Waukesha County	10.5%	$14.00	$14.00
Pick n Save - Wales, WI	Milwaukee	Waukesha County	10.5%	$10.77	$11.50
Hobby Lobby - Hendersonville, TN	Nashville	North/Northeast	10.1%	$9.00	$9.50
Hobby Lobby - Appleton, WI	Appleton	N/A	4.9%	$6.00	$7.00
Walgreens - Newport News, VA	Virginia Beach/Norfolk/ Newport News	Newport News/Hampton	14.6%	$26.92	$26.00
Walgreens - Aurora, IL	Chicago	Kane	7.4%	$25.30	$25.00
Walgreens - Hammond, IN	Chicago	Lake County	6.5%	$25.77	$25.00
Walgreens - North Aurora, IL	Chicago	Kane	7.4%	$21.96	$20.00
Walgreens - Fort Worth, TX	Dallas/Fort Worth	Southwest Fort Worth	4.8%	$21.07	$21.00
Tractor Supply Co. - Lake Charles, LA	Lake Charles	N/A	3.6%	$14.02	$13.00
Fresenius Medical Care - West Columbia, SC	Columbia	Cayce/West Columbia	4.0%	$32.35	$33.00
Walgreens - Flint, MI	Flint	N/A	26.6%	$20.74	$15.00
Tractor Supply Co. - Springtown, TX	Dallas/Fort Worth	Parker County	2.5%	$13.41	$14.00
Walgreens - Orland Park, IL	Chicago	Southwest	8.9%	$16.29	$20.00
Walgreens - Peoria, IL	Peoria	N/A	5.9%	$16.52	$13.00
Dollar General - Houston, TX	Houston	FM 1960/Far Northwest	15.2%	$15.73	$14.25
Dollar General - Soddy Daisy, TN	Chattanooga	North	13.3%	$11.56	$11.50
O’Reilly Auto Parts - Lexington, SC	Columbia	West	9.2%	$13.47	$13.50
Dollar General - Mishawaka, IN	South Bend/Mishawaka	N/A	3.0%	$10.97	$10.50
Dollar General - Lambertville, MI	Monroe	Monroe County	8.5%	$12.59	$12.59
Dollar Tree - Beech Island, SC	Augusta	Aiken County	5.5%	$10.00	$10.00
Dollar General - Youngsville, LA	Lafayette	N/A	3.3%	$9.94	$9.25
Dollar General - Battle Creek, MI	Battle Creek	Calhoun County	7.9%	$9.17	$9.17
(1)	Source: third party market research reports.

The Borrower. The borrowing entity is ExchangeRight Net Leased Portfolio 28 DST, a Delaware statutory trust. At origination, the ExchangeRight Net Leased Portfolio 28 Properties were purchased directly by the borrower. The borrower has master leased the ExchangeRight Net Leased Portfolio 28 Properties to ExchangeRight NLP 28 Master Lessee, LLC (the “Master Lessee”), a Delaware limited liability company that is an affiliate of the borrower sponsors. The Master Lessee is structured as a special purpose entity in which the borrower sponsors collectively have a 100% ownership interest. The Master Lessee’s interest in the master lease and all tenant rents are assigned to the lender as collateral. The master lease is subordinate to the ExchangeRight Net Leased Portfolio 28 Whole Loan. There is one independent trustee for the borrower and independent manager for the Master Lessee. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio 28 Whole Loan.

The Loan Sponsors. The borrower sponsors and nonrecourse carve-out guarantors are David Fisher, Joshua Ungerecht, Warren Thomas and ExchangeRight Real Estate, LLC (“ExchangeRight”). David Fisher, Joshua Ungerecht and Warren Thomas are the managing members of ExchangeRight. ExchangeRight has more than $1.7 billion in assets under management that includes 500 properties located across 38 states totaling over 12 million square feet as of February 1, 2019. ExchangeRight’s focus is in providing long-term stable income and asset preservation through long-term net-leased portfolios backed by investment grade corporations.

Warren Thomas, one of the nonrecourse carve-out guarantors, was involved in a foreclosure that settled in 2013 unrelated to the ExchangeRight Net Leased Portfolio 28 Properties. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Property Management. The ExchangeRight Net Leased Portfolio 28 Properties are managed by NLP Management, LLC, which is wholly owned by ExchangeRight.

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No. 4 – ExchangeRight Net Leased Portfolio 28

Escrows and Reserves. At origination, the borrower deposited into escrow $500,000 for tenant improvement and leasing commissions, $452,830 for deferred maintenance, $112,500 for environmental reserve, $50,361 for environmental insurance and $240,941 for real estate taxes.

Tax & Insurance Escrows – On a monthly basis, the borrower is required to escrow $53,281 in real estate taxes for tenants that do not pay real estate taxes directly. Collection of monthly real estate taxes and insurance reserves (and common charges, if applicable) will be waived as they relate to certain tenants who have the right or obligation pursuant to their related leases to directly pay such expenses so long as, among other conditions, (i) no event of default under the ExchangeRight Net Leased Portfolio 28 Whole Loan documents has occurred and is continuing, (ii) the borrower provides proof of payment by the tenant (or the borrower) directly to the taxing authority or the applicable insurance company 15 days prior to the delinquency date for taxes and due date for insurance premiums, (iii) the lease(s) with the applicable tenant(s) is (are) in full force and effect and is (are) not subject to any default beyond any applicable grace or notice and cure period by either the borrower or the tenant(s), and (iv) no material adverse change has occurred with respect to the applicable tenant such that the tenant is no longer able to timely pay the taxes or insurance premiums.

The Hobby Lobby - Hendersonville, TN Property (as defined below) and the Tractor Supply – Springtown, TX mortgaged property are each currently part of tax lots with certain non-collateral property. Until a Reparcelization Event (as defined below) occurs, the monthly deposit into the tax and insurance reserve for real estate taxes for the Hobby Lobby - Hendersonville, TN mortgaged property (the “Hobby Lobby – Hendersonville, TN Property”) will be equal to one-twelfth (1/12th) of the annual real estate taxes that the lender estimates will be paid based upon the entirety of the shared tax parcel. Following the occurrence of a Reparcelization Event, the lender will return to the borrower the portion of funds in the tax and insurance reserve solely attributable to real estate taxes for the non-collateral portion of the tax parcel that the Hobby Lobby – Hendersonville, TN Property was previously a part of.

A “Reparcelization Event” means the separation of the Hobby Lobby – Hendersonville, TN Property from any non-collateral property, and the Tractor Supply - Springtown mortgaged property from any non-collateral property such that (i) the Hobby Lobby – Hendersonville, TN Property and Tractor Supply - Springtown mortgaged property constitutes a separate tax lot and (ii) any and all taxes attributable to the previously shared tax parcel have been paid in full.

Replacement Reserve – On a monthly basis the borrower is required to escrow 1/12th of $0.110838 multiplied by the aggregate square feet of the ExchangeRight Net Leased Portfolio 28 Properties, initially $3,428 for replacement reserves, provided however, monthly deposits will be waived in respect of the aggregate number of rentable square feet at the ExchangeRight Net Leased Portfolio 28 Properties for which tenants are obligated under their applicable leases to pay capital expenses for their respective premises, in accordance with the terms of the ExchangeRight Net Leased Portfolio 28 Whole Loan documents, for so long as (i) no event of default has occurred and is continuing, (ii) proof of payment of all such capital expenses is provided to lender, (iii) the leases with the applicable tenants are and continue in full force and effect and are not subject to any default beyond any applicable grace or notice and cure period, and (iv) no material adverse change has occurred with respect to the applicable tenant such that the ability to timely pay the capital expenses has, in lender’s reasonable been materially jeopardized.

TI/LC Reserve – During an event of default under the ExchangeRight Net Leased Portfolio 28 Whole Loan documents, the borrower is required to escrow approximately 1/12th of $0.70 multiplied by the aggregate square feet of the ExchangeRight Net Leased Portfolio 28 Properties, initially $28,142 on a monthly basis for leasing expenses.

Lockbox / Cash Management. The ExchangeRight Net Leased Portfolio 28 Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be paid directly into an eligible account maintained by the borrower at a local bank selected by the borrower, which bank is required at all times to be an eligible institution as defined in the ExchangeRight Net Leased Portfolio 28 Whole Loan documents. Without limiting the foregoing, if the borrower, the Master Lessee or the manager receives any rents, then (i) such amounts will be deemed to be collateral for the ExchangeRight Net Leased Portfolio 28 Whole Loan and will be held in trust by the borrower, the Master Lessee or the manager, as applicable, for the benefit, and as the property, of the lender, (ii) such amounts may not be commingled with any other funds or property of the borrower, the Master Lessee, or the property manager and (iii) the borrower, the Master Lessee, or the property manager, as applicable, is required to deposit such amounts into a clearing account within two business days of receipt. Funds deposited into the clearing account will be swept by the clearing bank on each business day into the Master Lessee’s operating account at the clearing bank, unless a Cash Management Period (as defined below) is continuing, in which event

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No. 4 – ExchangeRight Net Leased Portfolio 28

such funds will be swept into an eligible account at a deposit bank controlled by the lender. To the extent any Cash Management Period expires or terminates, any funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the Master Lessee’s operating account by the lender’s delivery of a notice to the clearing bank, with the lender being entitled to send a subsequent notice to the clearing bank upon the occurrence of a subsequent Cash Management Period to redirect all amounts from the clearing account to the deposit account.

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) August 1, 2029; (ii) any default or an event of default under the ExchangeRight Net Leased Portfolio 28 Whole Loan documents; (iii) if, as of any calculation date, the debt service coverage ratio is less than 1.50x; or (iv) the payment date that occurs on August 1, 2026, to the extent a qualified transfer has not occurred as of such date. A Cash Management Period will end, provided that (1) the ExchangeRight Net Leased Portfolio 28 Whole Loan and all other obligations under the ExchangeRight Net Leased Portfolio 28 Whole Loan documents have been repaid in full or (2) prior to August 1, 2029 (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other default has occurred and is continuing, (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio is at least equal to 1.55x for two consecutive calendar quarters, or (C) with respect to the matter described in clause (iv) above, a qualified transfer has occurred.

An approved transferee for a qualified transfer under the ExchangeRight Net Leased Portfolio 28 Whole Loan documents, means (i) an eligible institution which is, or which is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (ii) any person that (a) meets the requirements of a qualified transferee and for whom the lender has received a credit check and bankruptcy, litigation judgment lien and other comparable searches, all of which shall be reasonably acceptable to the lender, (b) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Net Leased Portfolio 28 Properties, (c) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square footage in the aggregate, (d) has, and at all times maintains, either (A) a minimum net worth of at least $200,000,000.00 and total assets of at least $400,000,000.00, as reasonably determined by the lender, or (B) an investment grade rating of not less than BBB- by S&P or Baa3 by Moody’s, as reasonably determined by the lender, (e) at all times owns no less than 100% of the legal and beneficial ownership interests in the borrower, (f) is not a Delaware statutory trust, and (g) causes the borrower to effectuate a conversion pursuant to the ExchangeRight Net Leased Portfolio 28 Whole Loan documents.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 5 – Inland Life Storage Portfolio

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No. 5 – Inland Life Storage Portfolio

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No. 5 – Inland Life Storage Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$31,297,500	Title:	Fee
Cut-off Date Principal Balance(1):	$31,297,500	Property Type – Subtype:	Self Storage – Self Storage
% of IPB:	3.3%	Net Rentable Area (Units):	17,278
Loan Purpose:	Acquisition	Location:	Various
Borrower:	Self-Storage Portfolio VIII DST	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Inland Private Capital Corporation	Occupancy:	91.3%
Interest Rate:	3.80900%	Occupancy Date:	6/5/2019
Note Date:	7/2/2019	4th Most Recent NOI (As of):	$14,704,582 (12/31/2016)
Maturity Date:	8/1/2029	3rd Most Recent NOI (As of):	$14,628,073 (12/31/2017)
Interest-only Period:	36 months	2nd Most Recent NOI (As of):	$14,694,430 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of):	$14,852,222 (TTM 5/31/2019)
Original Amortization Term:	360 months	UW Economic Occupancy:	84.0%
Amortization Type:	IO-Balloon	UW Revenues:	$21,860,451
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$8,604,656
Cash Management:	Springing	UW NOI:	$13,255,794
Additional Debt(1):	Yes	UW NCF:	$13,044,942
Additional Debt Balance(1):	$107,802,500	Appraised Value / Per Unit(3):	$225,000,000 / $13,022
Additional Debt Type(1):	Pari Passu	Appraisal Date(3):	6/28/2019

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$8,051
Taxes:	$0	Springing	N/A	Maturity Date Loan / Unit:	$6,931
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.8%
Replacement Reserves:	$424,056	Springing	$424,056	Maturity Date LTV:	53.2%
Other:	$0	$0	N/A	UW NCF DSCR:	1.68x
				UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$139,100,000		64.6%	Purchase Price	$212,000,000	98.4%
Sponsor Equity(4)	76,355,341		35.4	Upfront Reserves	424,056	0.2
				Closing Costs	3,031,285	1.4
Total Sources	$215,455,341		100.0%	Total Uses	$215,455,341	100.0%

(1)	The Inland Life Storage Portfolio Mortgage Loan, as defined below, is part of a whole loan evidenced by five pari passu notes with an aggregate original principal balance of $139,100,000. The financial information presented in the chart above is based on the $139,100,000 Inland Life Storage Portfolio Whole Loan, as defined below.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below. Additionally, according to the master lease, the borrower funded $6,154,728 into a trust reserve account separate from the Escrows and Reserves, which is not collateral for the Inland Life Storage Portfolio Whole Loan. Collectively, the initial Escrows and Reserves and trust reserve account will be used to pay for (i) repairs and replacements of the structure, foundation, roof, exterior walls, and parking lot improvements at the Inland Life Storage Portfolio Properties (as defined below), (ii) leasing commissions, (iii) any environmental costs, (iv) any repairs identified in the property condition reports, (v) insurance deductibles and (vi) any other necessary property improvements.

(3)	The Appraised Value is based on a portfolio appraised value. The difference in the Inland Life Storage Portfolio “as-is” appraised value from the purchase price was partially driven by the existing Life Storage retaining management rights, thus excluding potential buyers with their own management platform. Given the limited buyer pool due to the management agreement, the appraisal concluded a portfolio value of $225,000,000, which does not consider the management restrictions. The sum of the appraised values of the individual properties is $212,100,000, resulting in a Cut-off Date LTV and Maturity Date LTV of 65.6% and 56.5%, respectively.

(4)	Sponsor Equity was funded in part by a $40.0 million unsecured corporate loan made by Barclays Bank PLC to Inland Private Capital Corporation, which is guaranteed by its parent company, Inland Real Estate Investment Corporation and matures on January 6, 2020. The corporate unsecured loan is not to the borrower and is neither secured by nor dependent upon income from the Inland Life Storage Properties.

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The Loan. The Inland Life Storage Portfolio mortgage loan is secured by a first mortgage lien on the borrower’s fee interest in 32 self-storage properties located in Mississippi, Texas, Louisiana, South Carolina, and North Carolina. The whole loan was co-originated by KeyBank National Association (“KeyBank”) and Barclays and has an outstanding principal balance as of the Cut-off Date of $139.1 million (the “Inland Life Storage Portfolio Whole Loan”). The Inland Life Storage Portfolio Whole Loan is comprised of five pari passu notes, Note A-1-A, Note A-1-B, Note A-1-C, Note A-2-A and Note A-2-B. Note A-2-A with an outstanding principal balance as of the Cut-off Date of $31,297,500 is being contributed to the BBCMS 2019-C4 Trust (the “Inland Life Storage Portfolio Mortgage Loan”). Notes A-1-A, A-1-B and A-1-C, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $76,505,000, are held by KeyBank and are expected to be contributed to future securitization trusts. Note A-2-B, with an outstanding principal balance as of the Cut-off Date of approximately $31,297,500, is expected to be contributed to the WFCM 2019-C52 securitization trust. Note A-1-A is the controlling note under the related co-lender agreement. The Inland Life Storage Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2019-C52 Trust until the controlling pari passu Note A-1-A is securitized, whereupon the Inland Life Storage Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”. The Inland Life Storage Portfolio Whole Loan has a 10-year term and is interest-only for the first three years.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1-A	$39,505,000	KeyBank	Yes
A-1-B	$27,000,000	KeyBank	No
A-1-C	$10,000,000	KeyBank	No
A-2-A	$31,297,500	BBCMS 2019-C4	No
A-2-B	$31,297,500	WFCM 2019-C52	No
Total	$139,100,000

The Properties. The Inland Life Storage Portfolio is a 32-property, 2,108,526 square-foot self-storage portfolio located in Mississippi (eight properties, 28.0% of square footage, 25.7% of the units), Texas (six properties, 23.6% of the square footage, 21.5% of the units), Louisiana (nine properties, 25.1% of the square footage, 27.8% of the units), South Carolina (five properties, 14.6% of the square footage, 16.0% of the units) and North Carolina (four properties, 8.6% of the square footage, 9.1% of the units) (the “Inland Life Storage Portfolio Properties” or the “Inland Life Storage Portfolio”). The Inland Life Storage Portfolio Properties were constructed from 1977 to 2004 and range in size from 31,600 square feet to 145,080 square feet and 285 to 1,006 units, with no Inland Life Storage Portfolio Property comprising of more than 6.9% of the NRA or 5.8% of the total storage units, respectively. The Inland Life Storage Portfolio Properties have a total of 17,278 units, 8,147 of which are climate controlled and 263 of which are humidity-controlled. The Inland Life Storage Portfolio Properties also include 385 RV/parking spaces and approximately 15,901 square feet of commercial units. The Life Storage – 021 and Life Storage – 033 properties have billboard leases with The Lamar Companies. The Life Storage – 033 and Life Storage – 206 properties have cell tower land leases. Based on storage units, the Inland Life Storage Portfolio Properties were 91.3% occupied as of June 5, 2019.

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Portfolio Summary
Property Name, Location	Allocated Cut-off Date Whole Loan Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area	Appraised Value	UW NOI	% of UW NOI	Storage Units
Life Storage – 586 Flowood, MS	$10,090,160	7.3%	93.5%	2000/2016	145,080	$15,400,000	$1,019,467	7.7%	1,006
Life Storage – 145 Richardson, TX	8,190,060	5.9	92.2	1985/NAP	101,328	$12,400,000	731,194	5.5	929
Life Storage – 364 Ridgeland, MS	8,126,940	5.8	92.3	1997/NAP	104,724	$12,400,000	824,866	6.2	698
Life Storage – 365 Jackson, MS	7,862,460	5.7	95.3	2003/NAP	75,775	$12,000,000	787,232	5.9	676
Life Storage – 212 Lafayette, LA	6,814,130	4.9	91.0	1994/2005	73,275	$10,400,000	674,559	5.1	655
Life Storage – 386 Pasadena, TX	6,421,010	4.6	90.9	2000/NAP	99,970	$9,700,000	598,388	4.5	613
Life Storage – 256 League City, TX	6,158,930	4.4	93.3	1992/2003	71,670	$9,400,000	552,896	4.2	553
Life Storage – 206 Katy, TX	5,831,320	4.2	92.2	1994/NAP	87,252	$8,900,000	522,385	3.9	626
Life Storage – 324 Lafayette, LA	5,750,000	4.1	93.7	1995/2016	110,325	$8,400,000	584,634	4.4	819
Life Storage – 236 Columbia, SC	5,500,000	4.0	82.6	1981/2007	89,306	$9,200,000	536,313	4.0	887
Life Storage – 184 Jackson, MS	5,045,080	3.6	91.1	1995/NAP	60,373	$7,700,000	497,340	3.8	416
Life Storage – 500 Columbia, SC	4,684,720	3.4	95.7	1977, 2004 /NAP	48,578	$7,150,000	417,705	3.2	463
Life Storage – 288 Pinehurst, TX	4,651,950	3.3	89.2	2003/NAP	75,950	$7,100,000	436,924	3.3	493
Life Storage – 299 Broussard, LA	4,650,000	3.3	91.8	2002/2007	67,575	$6,500,000	401,338	3.0	662
Life Storage – 209 Lafayette, LA	4,586,430	3.3	93.0	1992/2014	53,475	$7,000,000	442,461	3.3	503
Life Storage – 035 Columbia, SC	4,000,000	2.9	90.8	1989/2013	67,200	$6,400,000	386,177	2.9	595
Life Storage – 074 Jackson, MS	3,940,000	2.8	89.4	1990/NAP	65,225	$6,000,000	399,649	3.0	491
Life Storage – 252 Dallas, TX	3,800,190	2.7	92.1	1985/NAP	61,472	$5,800,000	349,393	2.6	504
Life Storage – 033 Columbia, SC	3,505,350	2.5	91.3	1987/NAP	56,750	$5,350,000	329,332	2.5	423
Life Storage – 205 Jackson, MS	3,500,000	2.5	87.8	1984/NAP	57,497	$4,300,000	318,640	2.4	477
Life Storage – 300 Lafayette, LA	3,472,590	2.5	90.7	1997/2007	54,292	$5,300,000	305,105	2.3	557
Life Storage – 026 Greensboro, NC	3,079,460	2.2	91.6	1985/2008	60,795	$4,700,000	280,965	2.1	535
Life Storage – 361 Hattiesburg, MS	2,880,000	2.1	95.3	1998/NAP	44,154	$4,100,000	285,607	2.2	364
Life Storage – 165 Greensboro, NC	2,522,540	1.8	94.4	1993/2000	56,388	$3,850,000	249,523	1.9	461
Life Storage – 208 Lafayette, LA	2,424,260	1.7	91.3	1980/NAP	56,620	$3,700,000	229,563	1.7	483
Life Storage – 211 Lafayette, LA	2,358,740	1.7	91.8	1977/2005	45,200	$3,600,000	182,795	1.4	392
Life Storage – 021 Columbia, SC	2,200,000	1.6	83.9	1988/NAP	46,668	$4,200,000	224,276	1.7	391

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No. 5 – Inland Life Storage Portfolio

Property Name, Location	Allocated Cut-off Date Whole Loan Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area	Appraised Value	UW NOI	% of UW NOI	Storage Units
Life Storage – 298 Lafayette, LA	2,096,660	1.5	89.9	2001/2004	37,025	$3,200,000	194,575	1.5	397
Life Storage – 297 Scott, LA	1,500,000	1.1	92.7	1997/NAP	31,600	$2,500,000	145,401	1.1	329
Life Storage – 153 Greensboro, NC	1,277,650	0.9	89.0	1996/2001	32,875	$1,950,000	121,998	0.9	291
Life Storage – 075 Jackson, MS	1,179,370	0.8	87.2	1988/NAP	38,361	$1,800,000	122,592	0.9	304
Life Storage – 152 Greensboro, NC	1,000,000	0.7	91.2	1995/2000	31,748	$1,700,000	102,502	0.8	285
Total	$139,100,000	100.0%	91.3%		2,108,526	$225,000,000(2)	$13,255,794	100.0%	17,278
(1)	Occupancy is based on Storage Units.

(2)	The aggregate appraised value for the Inland Life Storage Portfolio is based on a portfolio appraised value. The sum of the appraised values of the individual properties is $212,100,000, resulting in a Cut-off Date LTV and Maturity Date LTV of 65.6% and 56.5%, respectively.

Environmental. According to Phase I environmental site assessments dated from March 22, 2019 to March 28, 2019, there was no evidence of any recognized environmental conditions at the Inland Life Storage Portfolio Properties.

Historical and Current Occupancy(1)
2015(2)	2016	2017	2018	Current(3)
91.6%	90.4%	90.0%	90.3%	91.3%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	2015 Historical Occupancy excludes the Life Storage – 586 property for which 2015 historical occupancy was not available.

(3)	Current Occupancy is as of June 5, 2019.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$21,891,829	$20,717,492	$21,192,134	$21,369,324	$19,461,586	$1,126	82.5%
Commercial Income(3)	0	0	0	0	115,692	7	0.5
Parking Income(3)	0	0	0	0	275,172	16	1.2
Grossed Up Vacant Space(4)	0	0	0	0	3,742,236	217	15.9
Gross Potential Rent	$21,891,829	$20,717,492	$21,192,134	$21,369,324	$23,594,686	$1,366	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$21,891,829	$20,717,492	$21,192,134	$21,369,324	$23,594,686	$1,366	100.0%
(Vacancy/Credit Loss)	(2,463,804)	(1,063,695)	(1,529,407)	(1,516,882)	(3,742,236)	(217)	(15.9)
Other Income	1,992,781	1,972,735	1,911,650	2,008,001	2,008,001	116	8.5
Effective Gross Income	$21,420,806	$21,626,532	$21,574,377	$21,860,443	$21,860,451	$1,265	92.6%

Total Expenses	$6,716,224	$6,998,459	$6,879,947	$7,008,221	$8,604,656	$498	39.4%

Net Operating Income	$14,704,582	$14,628,073	$14,694,430	$14,852,222	$13,255,794	$767	60.6%

Total TI/LC, Capex/RR	9,342	79,193	72,587	151,008	210,853	12	1.0

Net Cash Flow	$14,695,240	$14,548,880	$14,621,843	$14,701,214	$13,044,942	$755	59.7%
(1)	TTM reflects the trailing 12-month period ending May 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Commercial Income and Parking Income for historical periods are included in Rents in Place.

(4)	Grossed Up Vacant Space includes commercial grossed up vacant space totaling $28,596.

The Market. The Inland Life Storage Portfolio is a 32-property, 2,108,526 square-foot self-storage portfolio located in Mississippi (eight properties, 28.0% of the NRA, 25.7% of units), Texas (six properties, 23.6% of the NRA, 21.5% of units), Louisiana (nine properties, 25.1% of the NRA, 27.8% of units), South Carolina (five properties, 14.6% of the NRA, 16.0% of units) and North Carolina (four properties, 8.6% of the NRA, 9.1% of units). According to the third party market reports, the Mississippi properties are located in the Jackson metro

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area with average monthly asking rents of $76 and $118 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the first quarter of 2019, the Jackson metro area had a 14.8% vacancy rate for self-storage properties. According to the third party market reports, the Texas properties are located in the Houston and Dallas metro areas. Houston has average monthly asking rents of $89 and $119 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively, while Dallas has average monthly asking rents of $102 and $130 per unit, respectively. As of the end of the first quarter of 2019, the Houston metro area had a 14.9% vacancy rate for self-storage properties and the Dallas metro area had a vacancy rate of 15.6% for self-storage properties. According to a third party market report, the South Carolina properties are located in the Columbia metro area with average monthly asking rents of $86 and $116 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the first quarter of 2019, the Columbia metro area had a 13.8% vacancy rate for self-storage properties. According to a third party market report, the North Carolina properties are located in the Greensboro/Winston-Salem metro area with average monthly asking rents of $77 and $104 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the first quarter of 2019, the Greensboro/Winston-Salem metro area had a 16.9% vacancy rate for self-storage properties. The Louisiana properties are located within the Lafayette metro area. The average monthly rents and vacancy rate were unavailable for this metro area.

The Borrower. The borrowing entity for the Inland Life Storage Portfolio Whole Loan is Self-Storage Portfolio VIII DST, a Delaware statutory trust and special purpose entity (the “Inland Life Storage Portfolio Borrower”). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Inland Life Storage Portfolio Whole Loan. Upon the occurrence of a Conversion Event (as defined below), the Inland Life Storage Portfolio Borrower must convert from a Delaware statutory trust to a Delaware limited liability company. The Inland Life Storage Portfolio Borrower has master leased the Inland Life Storage Portfolio Properties to a master lessee affiliated with the borrower sponsor. The master lessee is structured to be a single purpose entity. The master lessee’s interest in the master lease and all rents are assigned to the lender. The borrower sponsor has a 100% ownership interest in the master lessee. The master lease is subordinate to the Inland Life Storage Portfolio Mortgage Loan. There is no income underwritten from the master lease as the Inland Life Storage Portfolio was underwritten to the underlying property income. There is one independent director for the signatory trustee. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts”.

A “Conversion Event” will commence upon written notice from the lender that lender has determined that the Inland Life Storage Portfolio Properties are in jeopardy of being foreclosed upon due to a default under the Inland Life Storage Portfolio Whole Loan documents unless the Inland Life Storage Portfolio Borrower, within 10 business days of such notice provides a reasoned opinion of tax counsel that either (a) the Inland Life Storage Portfolio Borrower is able to remedy the default situation without effectuating a conversion or (b) effectuating a conversion would not reasonably be expected to improve the ability of the Inland Life Storage Portfolio Borrower to remedy the default; provided, further, that if the Inland Life Storage Portfolio Borrower has failed to remedy such default to the lender’s satisfaction within 30 days of receipt of the tax counsel opinion, Inland Life Storage Portfolio Borrower will effect a Conversion Event.

The Loan Sponsor. The borrower sponsor and nonrecourse carve-out guarantor is Inland Private Capital Corporation (“IPCC”). IPCC has sponsored over 231 1031 exchange private placement programs since its inception which have provided more than $4.5 billion in equity and have served over 12,500 investors. Through December 31, 2018, IPCC-sponsored private placements included 621 properties comprised of more than 44,000,000 square feet of gross leasable area, including more than 16,500 residential units. According to the borrower sponsor, as of December 31, 2018, IPCC has $7.3 billion in assets under management. IPCC has had previous foreclosures and is involved in ongoing foreclosures unrelated to the Inland Life Storage Portfolio Properties. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Property Management. The Inland Life Storage Portfolio Properties are managed by Life Storage Solutions, LLC (“Life Storage”). Life Storage is the prior owner of the Inland Life Storage Portfolio Properties and will remain the property manager. Founded in 1985, Life Storage is a national owner and operator of self-storage properties, with over 775 locations in 28 states serving more than 400,000 customers. Similar to the Inland Life Storage Properties, Life Storage manages 217 additional properties for third party entities.

Escrows and Reserves.

Tax Escrows – The Inland Life Storage Portfolio Borrower is required to make monthly payments of 1/12th of the taxes payable during the next 12 months upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio on a trailing three-month basis being less than 1.15x based on a 30-year amortization schedule, or (iii) failure to provide the lender with satisfactory evidence that taxes have been paid 10 days prior to when such taxes are due.

Insurance Escrows – The Inland Life Storage Portfolio Borrower is required to make monthly payments of 1/12th of the insurance premiums payable during the next 12 months upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio on a trailing three-month basis being less than 1.15x based on a 30-year amortization schedule, or (iii) failure to provide evidence to the lender that the Inland Life Storage Portfolio Properties are insured under a blanket policy.

Replacement Reserves – At origination, the Inland Life Storage Portfolio Borrower deposited $424,056 upfront for monthly replacement reserves. The Inland Life Storage Portfolio Borrower is required to make monthly payments of $35,338 for replacement reserves which

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may be re-assessed as necessary on an annual basis to the extent that the replacement reserve account does not equal or exceed the replacement reserve cap of $424,056.

Cash Management. The Inland Life Storage Portfolio Whole Loan is structured with springing cash management. The springing cash management will be established within five business days of the first occurrence of a Cash Sweep Event (as defined below). During the continuance of a Cash Sweep Event, the Inland Life Storage Portfolio Borrower is required to deposit, or cause to be deposited, all rents into the cash management account within two business days of receipt. During a Cash Sweep Event, the Inland Life Storage Portfolio Borrower will deliver tenant direction letters to the commercial tenants at the Inland Life Storage Portfolio Properties directing such tenants to deliver rents payable directly into the cash management account. Additionally, all funds deposited in the cash management account will be disbursed in accordance with the Inland Life Storage Portfolio Whole Loan documents. During the occurrence of a Cash Sweep Event, all excess cash flow will be deposited into an excess cash flow reserve to be held as additional security for the Inland Life Self Storage Portfolio Whole Loan.

A “Cash Sweep Event” means the occurrence of the earlier of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio being less than 1.20x based on the trailing three-month period. A Cash Sweep Event will expire, with regard to clause (i), upon the cure of such event of default and with respect to clause (ii), upon the debt service coverage ratio being greater than or equal to 1.25x for two consecutive calendar quarters based upon the trailing three-month period immediately preceding the date of determination.

Subordinate and Mezzanine Debt. None.

Permitted Additional Unsecured Subordinate Indebtedness. Provided no event of default has occurred and is continuing, the Inland Life Storage Portfolio Borrower may obtain unsecured loans from the guarantor provided that the proceeds of such loans are required to be used solely to pay the monthly debt service payment amount, capital expenditures (as approved by the lender), extraordinary expenses, costs of re-tenanting of the Inland Life Storage Portfolio Properties and actual operating expenses as a result of insufficient reserves held by the Inland Life Storage Portfolio Borrower or as a result of insufficient rents being paid. The subordinate debt must at all times be, (i) unsecured, (ii) payable only out of excess cash, (iii) subordinate in all respects to the Inland Life Storage Portfolio Whole Loan pursuant to a subordination and standstill agreement, which is required to be executed and delivered by the guarantor prior to providing the subordinate debt, (iv) without a maturity date, and (v) evidenced by a promissory note with terms and conditions otherwise acceptable to the lender. The aggregate of all guarantor loans that may be entered into without the lender’s consent is $13,910,000; provided, however, that no more than $500,000 of the proceeds of such loan may be used for the payment of operating expenses and debt service without prior written consent from the lender. Under no circumstances may the subordinate debt be used to make distributions to any beneficial owners of the Inland Life Storage Portfolio Borrower.

Partial Release. After the lockout period, the Inland Life Storage Portfolio Borrower may release an individual property provided that, among other conditions stated in the Inland Life Storage Portfolio Whole Loan documents: (i) no event of default has occurred and is continuing; (ii) the amount of the Inland Life Storage Portfolio Whole Loan prepaid will be greater than or equal to 120% of the allocated loan amount for the related Inland Life Storage Portfolio property; (iii) the debt service coverage ratio for the remaining properties after such release is at least equal to the greater of (a) 1.67x and (b) the debt service coverage ratio for the remaining properties and the property to be released for the preceding 12 months capped at 1.70x; (iv) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 61.8% and (b) the loan-to-value ratio for the remaining Inland Life Storage Portfolio Properties and the property to be released immediately preceding the release of the property; however, this condition does not apply to the release of any individual property if, after such release, the aggregate allocated loan amounts of all the properties that have been released are less than 20.0% of the total original principal balance of the Inland Life Storage Portfolio Whole Loan; (v) the debt yield for the remaining Inland Life Storage Portfolio Properties after such release is greater than or equal to the greater of (a) 9.3% and (b) the debt yield of the remaining Inland Life Storage Portfolio Properties and the property to be released for the 12 months prior to such release capped at 9.6%; (vi) rating agency confirmation; and (vii) the payment of the yield maintenance premium (if such partial release occurs prior to June 1, 2029).

Ground Lease. None.

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No. 6 – Emerald Pointe Apartments

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No. 6 – Emerald Pointe Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	RREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.7%	Net Rentable Area (Units):	408
Loan Purpose:	Refinance	Location:	Harvey, LA
Borrower:	2700 Emerald Pointe, LLC	Year Built / Renovated:	1973 / 2018-2019
Borrower Sponsor(2):	Kevin O’Brien	Occupancy:	93.9%
Interest Rate:	3.80000%	Occupancy Date:	6/25/2019
Note Date:	7/10/2019	4th Most Recent NOI (As of):	$2,665,518 (12/31/2016)
Maturity Date:	8/6/2029	3rd Most Recent NOI (As of):	$2,597,945 (12/31/2017)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,573,704 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of):	$2,573,481 (TTM 6/30/2019)
Original Amortization Term:	None	UW Economic Occupancy:	91.2%
Amortization Type:	Interest Only	UW Revenues:	$4,843,619
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$2,116,284
Lockbox / Cash Management:	Springing	UW NOI:	$2,727,335
Additional Debt:	No	UW NCF:	$2,625,335
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$46,530,000 / $114,044
Additional Debt Type:	N/A	Appraisal Date:	6/12/2019

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$61,275
Taxes:	$81,635	$14,843	N/A	Maturity Date Loan / Unit:	$61,275
Insurance:	$50,732	$7,805	N/A	Cut-off Date LTV:	53.7%
Replacement Reserves:	$0	$8,500	N/A	Maturity Date LTV:	53.7%
Immediate Repair Reserve:	$63,273	$0	N/A	UW NCF DSCR:	2.73x
				UW NOI Debt Yield:	10.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$25,000,000		100.0%	Payoff Existing Debt	$23,411,525	93.6%
				Closing Costs	521,463	2.1
				Upfront Reserve	195,640	0.8
				Return of Equity	871,372	3.5
Total Sources	$25,000,000		100.0%	Total Uses	$25,000,000	100.0%

(1)	The Emerald Pointe Apartments Mortgage Loan, as defined in “The Loan” below, was originated by BSPRT CMBS Finance, LLC and contributed by Rialto Real Estate Fund III – Debt, LP.

(2)	For a full description of the borrower sponsor, please refer to “The Loan Sponsor” below.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Emerald Pointe Apartments mortgage loan is secured by a first mortgage lien on the borrower’s fee interest in Emerald Pointe Apartments, a garden-style multifamily property located in Harvey, Louisiana, comprising 33, two-story buildings totaling 408 units (the “Emerald Pointe Apartments Property”). The mortgage loan was originated by BSPRT CMBS Finance, LLC and contributed by Rialto Real Estate Fund III – Debt, LP and has an outstanding principal balance as of the Cut-off Date of $25,000,000 (the “Emerald Pointe Apartments Mortgage Loan”). The Emerald Pointe Apartments Mortgage Loan has a 10-year term and is interest-only for the full term of the loan.

The Property. The Emerald Pointe Apartments Property comprises 33, two-story buildings totaling 408 units located in Harvey, Louisiana.

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No. 6 – Emerald Pointe Apartments

Emerald Pointe Apartments Property amenities include a pool, fitness center, playground and picnic/barbeque area. Unit amenities include stainless steel appliances, solid surface counters, steam showers and walk-in closets. The Emerald Pointe Apartments Property also has a contracted camera monitoring service and police detail patrolling the Emerald Pointe Apartments Property after hours.

The borrower sponsor acquired the Emerald Pointe Apartments Property for $6,700,000 in October 2004 with significant deferred maintenance and vacancy. Upon acquiring the Emerald Pointe Apartments Property, the borrower sponsor initiated a major renovation to the Emerald Pointe Apartments Property. Hurricane Katrina significantly damaged the asset with high winds and subsequent flood damage in 2005. The borrower sponsor utilized insurance proceeds to pay off the existing debt in full and invested excess proceeds in other assets. The Emerald Pointe Apartments Property was vacant and held without debt until reconstruction and repositioning began in 2009. The borrower sponsor funded approximately $4,600,000 of capital improvements from 2009 through 2012 to get 100 units up and running and occupied.

From 2012 to 2014, the borrower sponsor renovated the remainder of the Emerald Pointe Apartments Property’s residential buildings, the leasing office and the clubhouse. Renovation work consisted of gutting the Emerald Pointe Apartments Property to the studs and rebuilding, inclusive of new roofs on all buildings. Overall, the borrower sponsor invested approximately $18,400,000 ($45,201/unit) into the Emerald Pointe Apartments Property across landscaping, building, equipment and FF&E renovations, with the most recent improvements coming in 2018/2019 and consisting of $859,255 ($2,106/unit) focused on newly renovated interiors along with building upgrades. See below for a breakout of historical capital expenditures since the borrower sponsor acquired the Emerald Pointe Apartments Property.

Emerald Pointe Apartments Historical CapEx
Year	Item	Amount	Per Unit
2004-2005	Pre-Katrina Renovation	$1,136,473	$2,785
2009-2012	Building / Improvements / Units	$4,633,000	$11,355
2014	Building / Improvements / Units	$10,541,651	$25,837
2014-2015	Appliance / Furniture / Carpeting / Flooring	$969,170	$2,375
2015-2017	Appliance / Furniture / Carpeting / Flooring	$302,346	$741
2018-2019	Appliance / Furniture / Carpeting / Flooring	$859,256	$2,106
Total Historical CapEx		$18,441,896	$45,201

Environmental. According to a Phase I environmental assessment dated June 17, 2019, there is no evidence of any recognized environmental conditions, historical recognized environmental conditions, controlled recognized environmental conditions, de minimis conditions, or considerations of other environmental conditions at the Emerald Pointe Apartments Property.

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)
94.9%	95.5%	93.7%	93.9%
(1)	Historical Occupancy is based on physical occupancy reported in historical cash flows. Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of June 25, 2019.

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No. 6 – Emerald Pointe Apartments

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Per Unit	Avg. Monthly Rent Per Unit
Studio	24	5.9%	22	91.7%	474	$782
1 Bed/1 Bath	144	35.3	128	88.9%	745	$908
2 Bed/2 Bath	200	49.0	194	97.0%	1,048	$1,082
3 Bed/2 Bath	40	9.8	39	97.5%	1,208	$1,303
Total/Weighted Average	408	100.0%	383	93.9%	923	$1,029

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$4,436,336	$4,457,974	$4,516,069	$4,721,638	$5,047,428	$12,371.15	100.0%
Vacant Income	0	0	0	0	0	0	0.0
Gross Potential Rent	$4,436,336	$4,457,974	$4,516,069	$4,721,638	$5,047,428	$12,371.15	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$4,436,336	$4,457,974	$4,516,069	$4,721,638	$5,047,428	$12,371.15	100.0%
(Vacancy/Credit Loss)	(225,977)	(199,494)	(283,205)	(525,497)	(442,505)	(1,084.57)	(8.8)
Other Income	237,990	243,026	251,766	238,696	238,696	585.04	4.7
Effective Gross Income	$4,448,349	$4,501,506	$4,484,630	$4,434,837	$4,843,619	$11,871.62	96.0%

Total Expenses	$1,782,832	$1,903,560	$1,910,926	$1,861,356	$2,116,284	$5,186.97	43.7%

Net Operating Income	$2,665,518	$2,597,945	$2,573,704	$2,573,481	$2,727,335	$6,684.65	56.3%

Total Replacement Reserve	102,000	102,000	102,000	102,000	102,000	250.00	2.1

Net Cash Flow	$2,563,518	$2,495,945	$2,471,704	$2,471,481	$2,625,335	$6,434.65	54.2%
(1)	TTM represents the trailing 12-month period ending June 30, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Emerald Pointe Apartments Property is located in New Orleans’s Harvey neighborhood, which is approximately 8.5 miles south of Downtown New Orleans. The Emerald Pointe Apartments Property’s surrounding area is serviced by Bella Chasse Highway to the north, Lapalco Boulevard to the south, Whitney Avenue to the east and Manhattan Boulevard to the west, with primary access to the Emerald Pointe Apartments Property provided by Manhattan Boulevard and Lapalco Boulevard. Immediate land uses in the Emerald Pointe Apartments Property’s area include retail, industrial and multifamily properties. The nearest shopping centers serving the Emerald Pointe Apartments Property and its surrounding area are located within one mile and include the Southwood Shopping Center on Lopalco Boulevard and Manhattan Place on Manhattan Boulevard.

According to a third-party market research report, the Emerald Pointe Apartments Property is located within the Gretna/Terrytown/Jefferson Parish submarket, which has a reported vacancy rate as of the first quarter of 2019 of 5.8%, with market rent of $873 and effective rents of $836 per unit per month. The current effective rent of $836 has increased 0.1% since year-end 2018. According to a third-party market research report the population within a one-, three-and five-mile radius was 13,567, 103,136 and 254,082, respectively. Additionally, the median household income within a one-, three-and five-mile radius was $48,491, $48,392 and $46,231, respectively.

Submarket Statistics(1)
Time	Effective Rents	Vacancy	Inventory (Units)	Net Absorption	Asking Rent
2014	$790	9.9%	9,424	141	$823
2015	$796	7.5%	9,424	226	$825
2016	$809	6.3%	9,424	113	$835
2017	$815	6.4%	9,424	(9)	$854
2018	$836	6.2%	9,424	19	$873
2019 Projection	$848	5.7%	9,424	47	$887
(1)	Source: third-party market research report.

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No. 6 – Emerald Pointe Apartments

The Borrower. The borrowing entity for the Emerald Pointe Apartments Mortgage Loan is 2700 Emerald Pointe, LLC (the “Emerald Pointe Apartments Borrower”).

The Loan Sponsor. The borrower sponsor is Kevin O’Brien. The loan guarantor is Kevin O’Brien (the “Emerald Pointe Apartments Guarantor”). The Emerald Pointe Apartments Guarantor is the founder and CEO of O’Brien Realty Group. Founded in 1982, O’Brien Realty Group initially started as a property management company for smaller distressed apartment communities. In 1983, the borrower sponsor began acquiring and renovating multifamily assets. Over the past 35+ years, the O’Brien Realty Group has focused on the acquisition, renovation, repositioning and management of distressed multifamily properties including 40 distressed multifamily projects and covering more than 3,500 apartment units while acting as General Partner or Managing Member of 24 separate investment partnerships.

Inclusive of the Emerald Pointe Apartments Property, the Emerald Pointe Apartments Guarantor currently has ownership interests in six multifamily properties totaling 1,752 units with an aggregate market value of approximately $146,000,000. Of the Emerald Pointe Apartments Guarantor’s portfolio, four multifamily properties totaling 1,176 units (67.1% of the total portfolio) are located in Louisiana. All assets are self-managed by the borrower sponsor.

Kevin O’Brien has previously been involved in four foreclosures, which involved three multifamily properties in Charlotte, NC totaling 816 units that were acquired between 2005 and 2016 and another eight multifamily properties located in Hartford, Connecticut. Kevin O’Brien has also previously filed Chapter 7 bankruptcy due to not being able to repay the debt associated with the Hartford, Connecticut properties, for which he personally took out full recourse mortgages. Kevin O’Brien also sold his personal residence in Fisher Island, Florida via short sale in 2010. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Property Management. The Emerald Pointe Apartments Property is self-managed by the borrower through Kevin O’Brien, the borrower sponsor. Kevin O’Brien is the founder and CEO of O’Brien Realty Group, which currently manages six properties totaling 1,752 units with four of the properties located in Louisiana.

Escrows and Reserves. At origination, the Emerald Pointe Apartments Borrower deposited in escrow (i) $81,635 for real estate taxes, (ii) $50,732 for insurance premiums and (iii) $63,273 for immediate repair reserves.

Tax Escrows – On a monthly basis, the Emerald Pointe Apartments Borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals $14,843.

Insurance Escrows – On a monthly basis, the Emerald Pointe Apartments Borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equals $7,805.

Replacement Reserves – On an annual basis, the Emerald Pointe Apartments Borrower is required to escrow $250 per unit for replacement reserves totaling $102,000 annually, to be collected monthly.

Lockbox / Cash Management. The Emerald Pointe Apartments Mortgage Loan is structured with a springing lockbox and springing cash management.

The Emerald Pointe Apartments Mortgage Loan documents require the Emerald Pointe Apartments Borrower upon the first occurrence of a Clearing Account Trigger Event (as defined below), to establish an eligible account pursuant to the clearing account agreement in the name of the Emerald Pointe Apartments Borrower for the sole and exclusive benefit of the lender into which the Emerald Pointe Apartments Borrower is required to deposit, or cause to be deposited, all revenue generated by the Emerald Pointe Apartments Property. Pursuant to the clearing account agreement, funds on deposit in the clearing account must be transferred to or at the direction of the Emerald Pointe Apartments Borrower unless a Cash Sweep Period (as defined below) exists, in which case such funds are required to be transferred on each business day to the cash management account.

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No. 6 – Emerald Pointe Apartments

A “Clearing Account Trigger Event” means the earliest to occur of (i) the DSCR being less than 1.20x or (ii) a Cash Sweep Period.

A “Cash Sweep Period” will commence upon (i) the occurrence of an event of default under the Emerald Pointe Apartments Mortgage Loan documents and/or (ii) the DSCR for the Emerald Pointe Apartments Property falling below 1.20x. A Cash Sweep Period will end, with respect to clause (i), with the cure of an event of default, and with respect to clause (ii), with the DSCR being equal to or greater than 1.25x for two consecutive calendar quarters. During a Cash Sweep Period, all excess cash flow after the payment of debt service and all applicable reserves will be held by the lender as additional collateral for the Emerald Pointe Apartments Mortgage Loan; any excess cash flow so collected must be released to the Emerald Pointe Apartments Borrower upon the cessation of such Cash Sweep Period.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 7 – Hilton Garden Inn - San Diego Mission Valley Stadium

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No. 7 – Hilton Garden Inn - San Diego Mission Valley Stadium

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No. 7 – Hilton Garden Inn - San Diego Mission Valley Stadium

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,100,000	Title:	Leasehold
Cut-off Date Principal Balance:	$23,100,000	Property Type – Subtype:	Hotel – Full Service
% of IPB:	2.5%	Net Rentable Area (Rooms):	178
Loan Purpose:	Acquisition	Location:	San Diego, CA
Borrower:	SDMV Hotel Partners, LP	Year Built / Renovated:	1991 / 2015-2016
Borrower Sponsor:	Li Hui Lo	Occupancy / ADR / RevPAR:	88.8% / $152.32 / $135.26
Interest Rate:	4.65000%	Occupancy / ADR / RevPAR Date:	5/31/2019
Note Date:	6/26/2019	4th Most Recent NOI (As of)(2):	$494,253 (12/31/2016)
Maturity Date:	7/6/2029	3rd Most Recent NOI (As of):	$2,514,640 (12/31/2017)
Interest-only Period:	24 months	2nd Most Recent NOI (As of):	$3,412,293 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of):	$3,596,812 (TTM 5/31/2019)
Original Amortization Term:	360 months	UW Occupancy / ADR / RevPAR:	88.8% / $152.32 / $135.26
Amortization Type:	IO-Balloon	UW Revenues:	$10,569,723
Call Protection:	L(25),Def(90),O(5)	UW Expenses:	$7,455,685
Lockbox / Cash Management:	Springing	UW NOI:	$3,114,038
Additional Debt:	No	UW NCF:	$2,691,249
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$36,000,000 / $202,247
Additional Debt Type:	N/A	Appraisal Date:	4/19/2019

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$129,775
Taxes:	$102,193	$43,302	N/A	Maturity Date Loan / Room:	$111,286
Insurance:	$16,866	$6,487	N/A	Cut-off Date LTV:	64.2%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV:	55.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.88x
Other:	$321,293	$114,664	N/A	UW NOI Debt Yield:	13.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,100,000	63.6%	Purchase Price	$35,550,000	97.8%
Sponsor Equity	13,246,118	36.4	Closing Costs	355,767	1.0
			Upfront Reserves	440,351	1.2
Total Sources	$36,346,118	100.0%	Total Uses	$36,346,118	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(2)	The occupancy and ADR for 2016 was impacted by the renovation and conversion from a Holiday Inn occurring from August 2015 through July 2016, which resulted in 2,128 offline room nights in 2015 and 12,766 offline room nights in 2016.

The Loan. The Hilton Garden Inn - San Diego Mission Valley Stadium mortgage loan is secured by a first mortgage lien on the borrower’s leasehold interest in a 178-room, full service hotel located in San Diego, California (the “Hilton Garden Inn - San Diego Mission Valley Stadium Property”). The Hilton Garden Inn - San Diego Mission Valley Stadium mortgage loan was originated by UBS AG and has an outstanding principal balance as of the Cut-off Date of $23,100,000 (the “Hilton Garden Inn - San Diego Mission Valley Stadium Mortgage Loan”). The Hilton Garden Inn - San Diego Mission Valley Stadium Mortgage Loan has a 10-year term and is interest-only for the first 24 months of the term followed by a 30-year amortization schedule.

The Property. The Hilton Garden Inn - San Diego Mission Valley Stadium Property is a 178-room full service hotel located in San Diego, California. The Hilton Garden Inn - San Diego Mission Valley Stadium Property was built in 1991 and has most recently undergone renovations from 2015 to 2016 when converting from a Holiday Inn to a Hilton Garden Inn. The Hilton Garden Inn - San Diego Mission Valley Stadium Property contains 75 king guestrooms, 78 queen/queen guestrooms, eight ADA-compliant rooms (four king guestrooms and four queen/queen guestrooms) and 17 king suites.

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No. 7 – Hilton Garden Inn - San Diego Mission Valley Stadium

Amenities at the Hilton Garden Inn - San Diego Mission Valley Stadium Property include an outdoor pool and whirlpool, a fitness room, a market pantry, a guest laundry area, a lobby workstation, and 5,033 square feet of meeting and banquet space. Guestroom amenities include an iron and ironing board, a luggage rack, a safe, a coffeemaker, a mini-refrigerator, a make-up mirror and a hairdryer. The Hilton Garden Inn - San Diego Mission Valley Stadium Property also contains a 45-seat full service restaurant and lounge. The Hilton Garden Inn - San Diego Mission Valley Stadium Property contains 172 parking spaces (129 surface spaces and 43 garage spaces), resulting in a parking ratio of approximately 1.0 spaces per room. The franchise agreement with Hilton Franchise Holding LLC has an expiration date of July 31, 2036. Among other fees, the franchise agreement requires payment of a monthly program fee equal to 4.0% of gross room revenue and a monthly royalty fee of 5.5% of gross room revenue.

Since August 2015, according to the borrower sponsor, the Hilton Garden Inn - San Diego Mission Valley Stadium Property has received approximately $9.0 million in capital improvements. From August 1, 2015 to July 14, 2016, approximately $8.8 million had been invested in the hotel renovation and conversion from a Holiday Inn to a Hilton Garden Inn. The renovations included updates to the guestrooms, guest bathrooms, lobby and front desk space, restaurant, meeting space and signage. Additionally, approximately $199,000 was spent in improvements that occurred from June 1, 2017 to December 1, 2018. In addition to other work, improvements included elevator door enhancements, lighting upgrades, tables and other equipment for the guestrooms and restaurant and AC unit replacements. During a quality assurance evaluation performed by Hilton Worldwide Holdings Inc. in April 2019, the Hilton Garden Inn - San Diego Mission Valley Stadium Property received a score of 97.7%.

Environmental. According to a Phase I environmental assessment dated April 18, 2019, there was no evidence of any recognized environmental conditions at the Hilton Garden Inn - San Diego Mission Valley Stadium Property.

The Market. According to the appraisal, the Hilton Garden Inn - San Diego Mission Valley Stadium Property is located in San Diego, California, the second largest city in the state and the eighth largest city in the country. The Hilton Garden Inn - San Diego Mission Valley Stadium Property is accessible regionally by Interstate 15, located immediately east of the Hilton Garden Inn - San Diego Mission Valley Stadium Property, and is located approximately 9.6 miles northeast of downtown San Diego. The Hilton Garden Inn - San Diego Mission Valley Stadium Property is also approximately 11.0 miles northeast from the San Diego International Airport.

According to the appraisal, attractions in San Diego include Balboa Park (located approximately 6.8 miles southwest of the Hilton Garden Inn - San Diego Mission Valley Stadium Property), the largest urban cultural park in North America. Balboa Park covers 1,200 acres and includes the San Diego Zoo, tranquil gardens, and 17 museums. Other nearby attractions include Old Town San Diego State Historic Park (8.4 miles southwest), SeaWorld (9.6 miles southwest), Gaslamp Quarter (9.9 miles southwest), PETCO Park (9.9 miles southwest), and the San Diego Convention Center (10.4 miles southwest). Additionally, the Hilton Garden Inn - San Diego Mission Valley Stadium Property is located approximately 2.6 miles north of the San Diego County Credit Union Stadium, a 70,561-seat multipurpose stadium hosting various concerts and baseball and football games.

The appraiser identified various hotels and projects that will compete with the Hilton Garden Inn - San Diego Mission Valley Stadium Property. A 106-room TownePlace Suites by Marriott Central located less than a mile away from the Hilton Garden Inn - San Diego Mission Valley Stadium Property recently opened and according to the appraisal, it has only been considered qualitatively given its focus on extended stay demand and lower price point.

The Hilton Garden Inn - San Diego Mission Valley Stadium Property is located within the San Diego lodging market. Market segmentation for the San Diego lodging market is 59% commercial/government, 29% leisure and 12% group, which is in comparison to the Hilton Garden Inn - San Diego Mission Valley Stadium Property of 75% commercial/government, 15% leisure and 10% group.

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No. 7 – Hilton Garden Inn - San Diego Mission Valley Stadium

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Hilton Garden Inn - San Diego Mission Valley Stadium			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2017	81.7%	$145.89	$119.17	83.6%	$140.59	$117.57	102.4%	96.4%	98.7%
2018	83.4%	$149.42	$124.55	88.2%	$151.11	$133.31	105.8%	101.1%	107.0%
TTM(2)	81.5%	$152.29	$124.08	88.1%	$153.17	$134.95	108.1%	100.6%	108.8%
(1)	Data is provided by a third party research report. The competitive set contains the following properties: Hampton Inn San Diego Kearny Mesa, Holiday Inn San Diego Miramar MCAS Area, Courtyard San Diego Central, Holiday Inn Express & Suites San Diego Mission Valley and Springhill Suites San Diego Mission Valley.
(2)	TTM represents the trailing 12-month period ending June 30, 2019. The variances between the underwriting, the appraisal and the third party market research provider with respect to TTM Occupancy, ADR and RevPAR at the Hilton Garden Inn - San Diego Mission Valley Stadium Property are attributable to differing reporting methodologies, and/or timing differences.

Competitive Hotels Profile(1)
		2018 Estimated Market Mix			2018 Estimated Operating Statistics
Property	Rooms	Commercial	Leisure	Group	Occupancy	ADR	RevPAR
Hilton Garden Inn - San Diego Mission Valley Stadium	178	75%	15%	10%	88.2%	$151.11	$133.31
Courtyard by Marriott San Diego Central	245	70%	20%	10%	80-85%	$150-$160	$120-$125
SpringHill Suites by Marriott San Diego Mission Valley	135	45%	45%	10%	90-95%	$150-$160	$140-$150
Hampton Inn San Diego Kearny Mesa	146	70%	25%	5%	85-90%	$140-$150	$125-$130
Total(2)	526
(1)	Based on the appraisal.
(2)	Excludes the Hilton Garden Inn - San Diego Mission Valley Stadium Property.

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No. 7 – Hilton Garden Inn - San Diego Mission Valley Stadium

Operating History and Underwritten Net Cash Flow

	2016(1)	2017	2018	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	62.3%	83.6%	88.2%	88.8%	88.8%
ADR	$114.65	$140.59	$151.11	$152.32	$152.32
RevPAR	$71.41	$117.57	$133.31	$135.26	$135.26

Room Revenue	$4,609,952	$7,638,831	$8,661,143	$8,787,831	$8,787,831	$49,370	83.1%
Food & Beverage Revenue	839,642	1,022,819	1,132,698	1,157,836	1,157,836	6,505	11.0
Other Revenue(5)	145,940	418,784	528,888	624,056	624,056	3,506	5.9
Total Revenue	$5,595,534	$9,080,434	$10,322,729	$10,569,723	$10,569,723	$59,380	100.0%

Room Expense	$1,099,934	$1,524,834	$1,692,628	$1,719,040	$1,719,040	$9,658	19.6%
Food & Beverage Expense	688,753	884,341	947,678	931,414	931,414	5,233	80.4
Other Departmental Expenses	85,553	33,119	38,350	40,752	40,752	229	6.5
Departmental Expenses	$1,874,240	$2,442,294	$2,678,656	$2,691,206	$2,691,206	$15,119	25.5%

Departmental Profit	$3,721,294	$6,638,140	$7,644,073	$7,878,517	$7,878,517	$44,261	74.5%

Operating Expenses(6)	$2,295,717	$3,224,832	$3,303,523	$3,351,274	$3,412,349	$19,171	32.3%
Gross Operating Profit	$1,425,577	$3,413,308	$4,340,550	$4,527,243	$4,466,168	$25,091	42.3%

Property Taxes	$260,148	$206,621	$189,647	$190,752	$520,000	$2,921	4.9%
Property Insurance	63,773	64,397	70,467	71,536	77,841	437	0.7
Ground Rent	607,403	627,650	668,143	668,143	754,289	4,238	7.1
Total Other Expenses	$931,324	$898,668	$928,257	$930,431	$1,352,130	$7,596	12.8%

Net Operating Income	$494,253	$2,514,640	$3,412,293	$3,596,812	$3,114,038	$17,495	29.5%
FF&E	223,821	363,217	412,909	422,779	422,789	2,375	4.0
Net Cash Flow	$270,432	$2,151,423	$2,999,384	$3,174,033	$2,691,249	$15,119	25.5%
(1)	The Occupancy and ADR for 2016 was impacted by the renovation and conversion from a Holiday Inn occurring from August 2015 through July 2016, which resulted in 2,128 offline room nights in 2015 and 12,766 offline room nights in 2016.

(2)	TTM reflects the trailing 12-month period ending May 31, 2019.

(3)	Per Room values are based on 178 guest rooms.

(4)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses are based on their corresponding revenue line item.

(5)	Other Revenue includes gift shop sales, movie rentals, vending, guest communications, guest laundry service, parking income, cancellation fees, vending commissions, and ATM fees.

(6)	Operating Expenses include a management fee of 3.0% of total departmental revenue. The management agreement includes a base management fee of 2.0% of total departmental revenue, monthly accounting fee of $2,000, and annual incentive fee calculated as 20.0% of net income in excess of $6.0 million. The management fees from 2016 through the TTM period represent the seller’s management agreements, which required a fee equal to 3.0% of total departmental revenue in 2016 and 2017 and 2.5% of total departmental revenue in 2018 and the TTM period, according to the borrower sponsor.

The Borrower. The borrowing entity for the Hilton Garden Inn - San Diego Mission Valley Stadium Mortgage Loan is SDMV Hotel Partners, LP, a Delaware limited partnership structured to be bankruptcy remote with one independent director. SDMV Hotel Partners, LP is 99.9% owned by limited partner, Everest Hospitality Fund I, LP, a Delaware limited partnership, and 0.1% owned by general partner, SDMV Hotel Partners GP, LLC, a Delaware limited liability company. Everest Hospitality Fund I, LP is owned 99.9% by 18 limited partners, with no individual limited partner owning more than 9.736% of the limited partnership, and 0.1% by Everest Hospitality GP I, LLC, a Delaware limited liability company. Everest Hospitality GP I, LLC owns 100.0% of SDMV Hotel Partners GP, LLC. The managers of Everest Hospitality GP I, LLC and SDMV Hotel Partners GP, LLC are Li Hui Lo and Marshall Young.

The Loan Sponsor. The borrower sponsor and nonrecourse carve-out guarantor is Li Hui Lo. Ms. Lo began her career in hospitality in 2008 and has owned and managed 10 hotels since then. Li Hui Lo and Marshall Young co-founded Everest Hotel Group LP in December of 2016.

Property Management. The Hilton Garden Inn - San Diego Mission Valley Stadium Property is managed by Everest SDMV Management, LLC, a Delaware limited liability company and an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $102,193 for real estate taxes, (ii) approximately $16,866 for insurance premiums, (iii) $111,357 for ground rent funds, (iv) approximately $167,036 as additional collateral for the Hilton Garden Inn - San Diego Mission Valley Stadium Mortgage Loan in connection with any security deposit required pursuant to the ground lease and (v) $42,900 for costs and expenses in connection with the performance and improvement (“PIP”) plan.

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No. 7 – Hilton Garden Inn - San Diego Mission Valley Stadium

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $43,302.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $6,487.

FF&E Reserve – If the debt service coverage ratio at any time is less than 1.75x, on a monthly basis thereafter through the remainder of the Hilton Garden Inn - San Diego Mission Valley Stadium Mortgage Loan term, the borrower is required to escrow 1/12th of 4% of the gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs.

Ground Rent Reserve – On a monthly basis, the borrower is required to escrow approximately $62,857 for ground rent.

Seasonality Reserve – The borrower is required to make seasonality reserve payments in the amount of approximately $51,807 in the months of September and October.

Lockbox / Cash Management. The Hilton Garden Inn - San Diego Mission Valley Stadium Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to cause all revenues to be deposited by the borrower or property manager into a lockbox account controlled by the lender. During the continuance of a Trigger Period, all sums on deposit in the clearing account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the Hilton Garden Inn - San Diego Mission Valley Stadium Mortgage Loan documents, and all excess cash flow funds remaining after such disbursement are required to be held by the lender in an excess cash flow reserve account. To the extent that no Cash Sweep Period (as defined below) has occurred and is continuing, all excess cash flow funds will be disbursed to the borrower.

A “Trigger Period” will commence upon the occurrence of (i) an event of default under the Hilton Garden Inn - San Diego Mission Valley Stadium Mortgage Loan documents, (ii) the date on which the borrower, the guarantor, key principal or the property manager becomes insolvent or a debtor in a bankruptcy action, (iii) the debt service coverage ratio is less than 1.25x, (iv) an indictment for fraud or misappropriation of funds by the borrower, the guarantor, the key principal, an affiliated property manager or a third party property manager or any director or officer of the borrower, the guarantor, the key principal, an affiliated manager or a third party property manager or (v) a PIP Trigger Event (as defined below).

A “Cash Sweep Period” will commence upon the occurrence of (i) an event of default under the Hilton Garden Inn - San Diego Mission Valley Stadium Mortgage Loan documents, (ii) the date on which the borrower, the guarantor, key principal or the property manager becomes insolvent or a debtor in a bankruptcy action or (iii) the debt service coverage ratio is less than 1.20x.

A “PIP Trigger Event” will commence if (i) the franchisor gives written notice of its intention to terminate or cancel the franchise agreement or of its intention not to extend or renew the franchise agreement, (ii) on or prior to the date that is 12 months prior to the then-applicable expiration date under the franchise agreement, the franchise agreement is not extended or renewed on terms and conditions reasonably acceptable to the lender, (iii) an event of default by the borrower or an affiliate of the borrower occurs under the franchise agreement, (iv) subject to clause (v) below, if an event of default by the franchisor occurs under the franchise agreement, (v) any bankruptcy action of franchisor under the franchise agreement or (vi) the franchisor under the franchise agreement requires the borrower to perform or otherwise satisfy (or cause to be performed or otherwise satisfied) any other PIP work.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. The Hilton Garden Inn - San Diego Mission Valley Stadium Property is subject to a ground lease that commenced on August 7, 1997 and expires on August 7, 2096. The current ground lease rent is $668,142 per annum and is subject to adjustments for inflation every four years, with the next adjustment date on September 1, 2021. The ground lease rent increase will never be less than 10.0% or more than 25.0% on any adjustment date.

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No. 8 – 2 North 6th Place

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No. 8 – 2 North 6th Place

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No. 8 – 2 North 6th Place

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
		Title:	Fee
		Property Type – Subtype:	Multifamily – High Rise
Original Principal Balance(1):	$20,000,000	Net Rentable Area (Units):	554
Cut-off Date Principal Balance(1):	$20,000,000	Location:	Brooklyn, NY
% of IPB:	2.1%	Year Built / Renovated:	2018 / N/A
Loan Purpose:	Refinance	Occupancy:	92.1%
Borrower:	2 North 6th Place Property	Occupancy Date:	3/25/2019
	Owner LLC	4th Most Recent NOI (As of)(2):	NAV
Borrower Sponsor:	Jeffrey Levine	3rd Most Recent NOI (As of)(2):	NAV
Interest Rate:	4.532153846%	2nd Most Recent NOI (As of)(2):	NAV
Note Date:	7/27/2018	Most Recent NOI (As of)(2):	$11,656,528 (12/31/2018)
Maturity Date:	8/5/2028	UW Economic Occupancy:	86.5%
Interest-only Period:	120 months	UW Revenues:	$28,676,088
Original Term:	120 months	UW Expenses:	$6,419,334
Original Amortization Term:	None	UW NOI(2):	$22,256,755
Amortization Type:	Interest Only	UW NCF:	$22,145,955
Call Protection:	L(36),Def(80),O(4)	Appraised Value / Per Unit:	$623,000,000 / $1,124,549
Lockbox / Cash Management:	Soft / Springing	Appraisal Date:	3/20/2019
Additional Debt(1):	Yes
Additional Debt Balance(1):	$140,600,000; $219,400,000
Additional Debt Type(1):	Pari Passu; Subordinate Notes

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		A Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / Unit:	$289,892	$685,921
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$289,892	$685,921
Replacement Reserve:	$0	$9,233	N/A	Cut-off Date LTV:	25.8%	61.0%
Debt Service Reserve:	$10,000,000	Springing	(3)	Maturity Date LTV:	25.8%	61.0%
Lease Expense Reserve:	$0	Springing	N/A	UW NCF DSCR:	3.00x	1.24x
				UW NOI Debt Yield:	13.9%	5.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$380,000,000	100.0%	Payoff Existing Debt	$253,203,532	66.6%
			Return of Equity	109,913,550	28.9
			Upfront Reserves	10,000,000	2.6
			Closing Costs	6,882,918	1.8
Total Sources	$380,000,000	100.0%	Total Uses	$380,000,000	100.0%
(1)	The 2 North 6th Place Mortgage Loan, as defined in “The Loan” below, is part of a larger split whole loan, which is comprised of three senior pari passu promissory notes with an aggregate original principal balance of $160,600,000 (the “A Notes”), one senior subordinate note with an original principal balance of $99,400,000 (the “A-B Note”) and one junior subordinate companion note with an original principal balance of $120,000,000 (the “B Note”, and together with the A Notes and A-B Note, the “Whole Loan”). The B Note is subordinate to the A-B Note and the A Notes.
(2)	Historical financials are not available as the construction of the 2 North 6th Place Property was completed in 2018. UW NOI is higher than the Most Recent NOI as occupancy increased from 58.8% in July 2018 to 92.1% as of March 25, 2019. The temporary certificate of occupancy was received in June 2018.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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No. 8 – 2 North 6th Place

The Loan. The 2 North 6th Place mortgage loan (the “2 North 6th Place Mortgage Loan”) is secured by a first mortgage lien on the 2 North 6th Place Borrower’s fee interest in a 554-unit, newly-constructed Class A high-rise residential tower located in Brooklyn, New York (the “2 North 6th Place Property”). The whole loan was originated by Natixis Real Estate Capital LLC and has an outstanding principal balance as of the Cut-off Date of $380,000,000 (the “2 North 6th Place Whole Loan”). The 2 North 6th Place Whole Loan is comprised of three senior pari passu notes, one senior subordinate companion A-B Note, and one junior subordinate companion B-Note. The A-B Note is subordinate to the A Notes and the B Note is subordinate to the A-B Note and the A Notes. The 2 North 6th Place Whole Loan has a 10-year term and is interest-only for the full term of the loan. Note A-3, with an outstanding principal balance as of the Cut-off Date of $20,000,000, is being contributed to the BBCMS 2019-C4 Trust. Note A-1 and A-B Note, with an aggregate outstanding principal balance as of the Cut-off Date of $206,000,000, have been contributed to the NCMS 2019-LVL securitization trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $34,000,000, has been contributed to the CSAIL 2019-C15 securitization trust. The B Note, with an outstanding principal balance of $120,000,000, has been sold to an unaffiliated third party investor. The B Note is the controlling note under the related co-lender agreement. However, after the occurrence of a B Note control appraisal period, the holder of the A-B Note will be the controlling noteholder. If an A-B Note control appraisal period is continuing, the holder of the Note A-1 will be the controlling noteholder; however, the holders of Note A-2 and Note A-3 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions.

Whole Loan Summary
Note	Original Balance	Note Holder	Lead Servicer for Whole Loan	Controlling Piece
A-1	$106,600,000	NCMS 2019-LVL	Yes	No
A-2	34,000,000	CSAIL 2019-C15	No	No
A-3	20,000,000	BBCMS 2019-C4	No	No
A-B	99,400,000	NCMS 2019-LVL	No	No
B	120,000,000	Third Party Investor	No	Yes
Total	$380,000,000

The Property. The 2 North 6th Place Property is a newly-constructed, 40-story, 554-unit multifamily tower located at 2 North 6th Place in Brooklyn, New York. The 2 North 6th Place Property was designed by the Stephen B. Jacobs Group, with interiors designed by Andi Pepper. It is the fifth and final residential tower of the Williamsburg Edge Master Plan. It is also the tallest and final residential tower of the three-building complex known as “The Edge”, which was developed by Douglaston Development. The 2 North 6th Place Property was awarded the 2017 Building & Design Award from the Queens and Bronx Building Association and placed as a finalist for the 2017 National Association of Home Builders Pillars of the Industry Award for Best High-Rise Apartment Community. The 2 North 6th Place Property is comprised of approximately 590,659 gross square feet, and includes 471,367 rentable residential square feet, 662 square feet of retail space, a parking garage with 160 spaces and 35,000 square feet of open amenity space. The 2 North 6th Place Property also provides immediate access to three public piers, a public esplanade and a water ferry landing, all located adjacent to the 2 North 6th Place Property.

The borrower sponsor began developing the 2 North 6th Place Property in 2014 and completed it in June 2018 for a total cost basis of approximately $425,771,690 ($768,541 per unit). At origination, the 2 North 6th Place Borrower had approximately $39,100,000 of equity in the 2 North 6th Place Property.

The 2 North 6th Place Property’s amenities include a 24-hour concierge, dry cleaning, pet care, housekeeping, a business center, indoor valet parking, bike storage and free Wi-Fi. In addition, there is a 7,600 square foot terrace with an indoor/outdoor pool, hot tub, steam room and sauna. The building’s amenities also include lounge seating located on the 9th floor overlooking the East River, an outdoor area with three grills, a media lounge with a billiards table, a party room with a kitchen, a children’s playroom and a fitness center with state-of-the-art equipment with integrated media and a yoga room/movement studio. The units are finished with approximately 9-foot ceiling heights, floor-to-ceiling windows with Manhattan skyline views, custom solar shades, smoked walnut wood flooring and a Bosch washer/dryer. Many units include a private balcony or terrace. In addition, green building systems have been incorporated in the construction of the property, which include Energy Star appliances, recycled and Forest Stewardship Council certified finishes and low emissivity double-pane windows. The 2 North 6th Place Property has received a New York State Energy Research and Development Authority multifamily environmental certification.

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No. 8 – 2 North 6th Place

The 2 North 6th Place Property received its first temporary certificate of occupancy (“TCO”) in July 2017 for floors 10-19. TCOs for additional floors were received every month thereafter and the TCO for all floors was received in June 2018. The 2 North 6th Place Property has leased-up from 58.8% occupied in July 2018 to 92.1% as of March 25, 2019. According to the appraiser, the 2 North 6th Place Property is expected to stabilize in July 2019 with a 3.0% total vacancy and collection loss for the residential income throughout the holding period on a stabilized basis.

The 2 North 6th Place Property has the benefit of a State of New York 421-a tax abatement, resulting from the construction of 347 affordable housing units on an adjacent, non-collateral development. Under this exemption, taxes will be based on the 2 North 6th Place Property’s pre-construction assessed value. The 2 North 6th Place Property’s increase in assessed value is 100% exempt for 21 years (through year 2039), with taxes phasing in at 20% increments annually during the 22nd through 25th years (through year 2043). See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

The following table presents detailed information with respect to the unit mix of the 2 North 6th Place Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average SF	Avg. Monthly Rent
Studio	129	23.3%	126	97.7%	511	$2,922
1 Bed/1 Bath	182	32.9	172	94.5%	682	$3,960
2 Bed/2 Bath(2)	176	31.8	161	91.5%	1,060	$5,846
3 Bed/2 Bath	67	12.1	51	76.1%	1,416	$7,922
Collateral Total	554	100.0%	510	92.1%	851	$4,695

(1)	Based on the underwritten rent roll dated March 25, 2019.
(2)	There is one two bedroom unit totaling 1,367 square feet designated as the employee unit. It is rent free and is underwritten as vacant.

Environmental. According to the Phase I environmental assessment dated May 22, 2018, there is no evidence of any recognized or historical recognized environmental conditions at the 2 North 6th Place Property. However, the Phase I environmental assessment noted a controlled recognized environmental condition relating to past industrial uses of the 2 North 6th Place Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

The Market. The 2 North 6th Place Property is located at 2 North 6th Place along the East River and is immediately adjacent to East River State Park. Located in the Williamsburg neighborhood of Brooklyn, the 2 North 6th Place Property is connected to Manhattan via several subway lines and the Williamsburg Bridge. The neighborhood is served by the L, G, J, M and Z subway lines. The area also has direct access to a variety of transit bus lines. Much of the Williamsburg neighborhood has incorporated bike lanes and it remains an integral part of the transportation culture. Furthermore, the North Williamsburg landing for the East River Ferry is located at the base of the 2 North 6th Place Property. The commute from the 2 North 6th Place Property to Manhattan east side is approximately 10 minutes by subway and 20 minutes by ferry. The 2 North 6th Place Property is located within the Kings County multifamily submarket and Williamsburg neighborhood of Brooklyn, a destination for culture and nightlife in New York City. According to a third-party market research report, while the amount of inventory in the submarket has increased by 67.2% from 24,336 in 2013 to 40,683 in 2018, the current effective rent of $2,484 has increased by 6.4% from fourth quarter 2017 effective rent of $2,334 and increased by 35.7% from 2013 effective rent of $1,830. The submarket reported 6.5% vacancy as of fourth quarter 2018.

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No. 8 – 2 North 6th Place

Submarket Statistics(1)
Time	Effective Rents	Vacancy	Inventory (Units)	Net Absorption	Completions
2007	$1,348	3.2%	19,746	172	318
2008	$1,398	1.8%	19,866	394	32
2009	$1,343	2.4%	20,351	355	485
2010	$1,455	2.8%	21,642	1,175	1,479
2011	$1,563	2.1%	22,535	1,019	893
2012	$1,668	1.7%	22,830	389	295
2013	$1,830	3.1%	24,336	1,133	1,506
2014	$2,023	4.1%	26,672	1,999	2,336
2015	$2,166	3.0%	27,914	1,510	1,242
2016	$2,273	4.5%	30,855	2,385	3,280
2017	$2,334	7.1%	36,888	4,807	6,033
2018	$2,484	6.5%	40,683	3,775	3,795
2019 Projection	$2,683	6.9%	48,078	6,706	7,395
(1)	Source: Third-party market research report.

Operating History and Underwritten Net Cash Flow(1)
	Annualized T-6 December 2018	Annualized T-3 December 2018	2018	Underwritten	Per Unit	%(2)
Rents in Place	$32,229,914	$32,337,447	$31,981,467	$28,733,627	$51,866	86.6%
Vacant Income	0	0	0	3,501,436	6,320	10.6
Gross Potential Rent	$32,229,914	$32,337,447	$31,981,467	$32,235,063	$58,186	97.2%
Total Reimbursements	362,508	370,661	327,927	327,927	592	1.0
Other Income	554,027	661,619	390,122	607,622	1,097	1.8
Total Gross Potential Income	$33,146,449	$33,369,726	$32,699,515	$33,170,611	$59,875	100.0%
(Vacancy/Credit Loss)	(11,167,101)	(9,754,000)	(15,274,509)	(4,494,523)	(8,113)	(13.5)
Effective Gross Income	$21,979,348	$23,615,726	$17,425,007	$28,676,088	$51,762	86.5%

Total Expenses	$7,226,529	$7,409,129	$5,768,478	$6,419,334	$11,587	22.4%

Net Operating Income(3)	$14,752,819	$16,206,597	$11,656,528	$22,256,755	$40,175	77.6%

Total TI/LC, Capex/RR	0	0	0	110,800	200	0.4

Net Cash Flow	$14,752,819	$16,206,597	$11,656,528	$22,145,955	$39,975	77.2%
(1)	Historical financials are not available as the construction of the 2 North 6th Place Property was completed in 2018.
(2)	% column represents percent of Total Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Net Operating Income is higher than the historical Net Operating Incomes as occupancy increased from 58.8% in July 2018 to 92.1% as of March 25, 2019 since the temporary certificate of occupancy was received in June 2018.

The Borrower. The borrowing entity for the 2 North 6th Place Whole Loan is 2 North 6th Place Property Owner LLC (the “2 North 6th Place Borrower”), a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the 2 North 6th Place Borrower delivered a non-consolidation opinion in connection with the origination of the 2 North 6th Place Whole Loan. Jeffrey Levine is the guarantor of certain nonrecourse carve-outs under the 2 North 6th Place Whole Loan.

The Loan Sponsor. The borrower sponsor and nonrecourse carve-out guarantor of the 2 North 6th Place Whole Loan is Jeffrey Levine, the Chairman of Douglaston Development, the development branch of The Douglaston Companies, a large and active residential developer in New York City. Jeffrey Levine indirectly owns, in part, and controls the 2 North 6th Place Borrower. Other significant indirect owners of the 2 North 6th Place Borrower include AIGGRE Edge Investor, LLC (48% ownership in the 2 North 6th Place Borrower) and MacFarlane Partners Investment Management, LLC (31.808% ownership in the 2 North 6th Place Borrower). Since its founding in 1979, Douglaston Development, along with Levine Builders (the

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No. 8 – 2 North 6th Place

construction management branch of The Douglaston Companies), have completed over $2 billion of development, including, 4,000 market-rate and affordable residential apartments, 1,272 senior housing units and 500 hotel rooms in New York City. In addition, the borrower sponsor has 2,051 market-rate units, affordable apartments, hospitality and senior housing units in the pipeline for the New York City metropolitan area. Jeffrey Levine has a net worth and liquidity of approximately $404,700,000 and $48,200,000, respectively, as of December 31, 2017. AIG Global Real Estate Investment Corp. (“AIG Global Real Estate”) is the non-member manager of AIGGRE Edge Investor, LLC. AIG Global Real Estate, founded in 1987, is comprised of a group of international companies that invest in and manage approximately $20.2 billion of real estate (as of September 30, 2018) for clients and AIG member companies in various countries. Through its global network of offices, AIG Global Real Estate offers fully integrated real estate investment and development services, with capabilities in investment, asset management, legal & finance, development & construction, portfolio management, valuation and tax, property and real estate accounting. AIG Global Real Estate is headquartered in New York and Los Angeles with several regional offices, including Atlanta, London, San Francisco, Shanghai, and Stowe, Vermont.

Property Management. The 2 North 6th Place Property is managed by Clinton Management, LLC (the “2 North 6th Place Manager”), an affiliate of the 2 North 6th Place Borrower. Founded in 2002 by Douglaston Development, Clinton Management, LLC is a full-service property management company providing comprehensive property management services for a broad property portfolio that currently consists of approximately 3,000 residential units, as well as commercial, retail and parking garages. Pursuant to the property management agreement dated August 25, 2014, the 2 North 6th Place Borrower appointed Clinton Management, LLC to manage the 2 North 6th Place Property for a five-year term, expiring on July 9, 2022 with no renewal options. The 2 North 6th Place Manager receives a monthly management fee of 2.0% of the net residential income of the 2 North 6th Place Property.

Escrows and Reserves. At origination, the 2 North 6th Place Borrower deposited in escrow $10,000,000 for a debt service reserve.

Tax and Insurance Escrows – On a monthly basis the 2 North 6th Place Borrower is required to escrow 1/12th of the annual estimated tax payments and 1/12th of the annual estimated insurance payments. The monthly tax and insurance escrow is waived so long as (i) there is no event of default under the 2 North 6th Place Whole Loan documents, (ii) the 2 North 6th Place Borrower pays all taxes when due and provides the lender evidence of such payment promptly, (iii) the insurance policies maintained by the 2 North 6th Place Borrower covering the property comply with the terms in the 2 North 6th Place Whole Loan documents, (iv) the 2 North 6th Place Borrower provides evidence of renewal of such insurance policies, and (v) the 2 North 6th Place Borrower provides paid receipts for the payment of the insurance premiums by no later than 30 days after the expiration dates of such insurance policies.

Replacement Reserves – On a monthly basis, the 2 North 6th Place Borrower is required to escrow $9,233 for replacement reserves.

Debt Service Reserves – In the event that amounts on deposit in the Debt Service Reserve fall below $2,500,000, the 2 North 6th Place Borrower will replenish the Debt Service Reserve to $5,000,000. If at any time, the DSCR of the Whole Loan exceeds 1.10x calculated on the 30-year amortization schedule for three consecutive months, and provided no event of default exists under the 2 North 6th Place Whole Loan documents, the balance in the Debt Service Reserve will be remitted to the 2 North 6th Place Borrower and the 2 North 6th Place Borrower will have no further obligations to replenish the Debt Service Reserve.

Leasing Expense Reserves – On each payment date during a Cash Management Period (as defined below) the 2 North 6th Place Borrower is required to deposit rents attributable to the budgeted approved leasing expenses for the upcoming calendar month.

Lockbox / Cash Management. The 2 North 6th Place Whole Loan is structured with a soft lockbox and springing cash management. Prior to the continuance of a Cash Management Period, all funds in the lockbox account will be disbursed to the 2 North 6th Place Borrower. During the continuance of a Cash Management Period, funds in the lockbox account are transferred to a cash management account and are required to be applied on each monthly payment date to fund the required reserves deposits and to pay debt service on the 2 North 6th Place Whole Loan. All funds in the lockbox account will be swept daily to a cash management account under the control of the lender and all excess cash flow, after payments made in accordance with the 2 North 6th Place Whole Loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the 2 North 6th Place Whole Loan.

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A “Cash Management Period” will commence upon: (i) an event of default under the 2 North 6th Place Whole Loan documents or (ii) the failure by the 2 North 6th Place Borrower, after the end of two consecutive calendar quarters, to maintain a DSCR (based on the trailing six months of net operating income) of at least 1.20x.

Subordinate and Mezzanine Debt. In addition to the A Notes, the 2 North 6th Place Property is also security for the A-B Note, with a Cut-off Date balance of $99,400,000 and for the B Note, with a Cut-off Date balance of $120,000,000. The A-B Note accrues interest at a per annum rate of 4.532153846% and is entitled to payments of interest on a subordinate basis to the A Notes. The B Note accrues interest at a per annum rate of 4.8800% and is entitled to payments of interest on a subordinate basis to the A Notes and the A-B Note. For more information, see “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—The 2 North 6th Place Whole Loan”.

Partial Release. Not permitted.

Ground Lease. None.

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No. 9 - Tower Plaza

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No. 9 - Tower Plaza

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No. 9 - Tower Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	2.1%	Net Rentable Area (SF):	132,151
Loan Purpose:	Refinance	Location:	Temecula, CA
Borrower:	27501 Ynez Road, LP	Year Built / Renovated:	1969, 1998 / N/A
Sponsor:	Shaoul Levy	Occupancy:	92.4%
Interest Rate:	4.12000%	Occupancy Date:	6/27/2019
Note Date:	7/3/2019	4th Most Recent NOI (As of):	$1,058,185 (12/31/2016)
Maturity Date:	7/6/2029	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,479,617 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of):	$1,637,805 (TTM 5/31/2019)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.4%
Amortization Type:	IO-Balloon	UW Revenues:	$2,732,665
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$718,260
Lockbox / Cash Management:	Springing	UW NOI(3):	$2,014,405
Additional Debt:	No	UW NCF:	$1,854,639
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$33,000,000 / $250
Additional Debt Type:	N/A	Appraisal Date:	4/21/2019

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$151
Taxes:	$63,978	$21,326	N/A	Maturity Date Loan / SF:	$138
Insurance:	$31,613	$2,874	N/A	Cut-off Date LTV:	60.6%
Replacement Reserves:	$0	$2,203	$100,000	Maturity Date LTV:	55.1%
TI/LC:	$0	$8,259	$300,000	UW NCF DSCR:	1.60x
Deferred Maintenance:	$30,906	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	100.0%	Payoff Existing Debt	$9,947,343	49.7%
			Return of Equity	9,592,422	48.0
			Closing Costs	333,738	1.7
			Upfront Reserves	126,497	0.6
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The Tower Plaza Property (as defined below) was acquired by borrower the sponsor in April of 2017. The prior owner did not provide partial year 2017 operating statements.
(3)	UW NOI is higher than Most Recent NOI due in part to: (i) AMC Theater’s annual base rent increasing by approximately $60,000; (ii) AMC Theater’s converting from a gross lease to a triple net lease, which increased reimbursements by approximately $137,000; (iii) actual 2018 reimbursements being approximately $262,000 higher than reflected in the operating statements, as tenant reimbursements were not reconciled until 2019; (iv) 88 Ranch Marketplace’s annual base rent increasing by $36,000 in November 2018; (v) Gourmet Italia’s annual base rent increase by approximately $21,755; and (vi) Talk of the Town Salon being a new tenant that had six months of free rent in 2018, which would equal to approximately $67,000.

The Loan. The Tower Plaza mortgage loan has an outstanding principal balance as of the Cut-off Date of $20,000,000 (the “Tower Plaza Mortgage Loan”) and is secured by a first mortgage lien on the borrower’s fee interest in a 132,151 square foot, grocery-anchored retail property located in Temecula, California (the “Tower Plaza Property”). The Tower Plaza Mortgage Loan has a 10-year term and, following a five-year interest-only period, amortizes on a 30-year schedule.

The Property. The Tower Plaza Property is a 132,151 square foot retail property anchored by 88 Ranch Marketplace and AMC Theaters, and is located in Temecula, California. The Tower Plaza Property is 92.4% occupied by 19 tenants. The Tower Plaza Property was built in 1969 and expanded in 1998. The Tower Plaza Property is situated on approximately 13.2 acres and is located at the intersection of Ynez Road and Rancho California Road. The Tower Plaza Mortgage Loan borrower sponsor purchased the Tower Plaza Property in

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April 2017 for $16,000,000 and has a total cost basis of approximately $18,400,000. At the time of acquisition, the Tower Plaza Property was approximately 82.4% occupied and the net operating income was less than $1,012,500. Since the acquisition, the Tower Plaza Mortgage Loan borrower sponsor increased occupancy to 92.4% with five newly signed leases and two renewals/expansions including extending AMC Theater’s lease for a 12 year term. Net operating income has increased more than 54.8% since 2016.

AMC Theaters operates over 900 theatres with approximately 10,000 screens globally, including over 661 theatres with approximately 8,200 screens in the United States and over 244 theatres with approximately 2,200 screens in Europe. At the Tower Plaza Property, according to the Tower Plaza Mortgage Loan borrower sponsor, AMC Theaters has recently undergone a renovation and received tenant improvements to convert to stadium seating. In addition, AMC Theaters renovated its lobby area, concessions and restrooms, and added a bar area. The renovations commenced in early 2018 and were completed in February 2019. The total renovation costs were approximately $4,600,000, of which approximately $1,012,500 was provided by the Tower Plaza Mortgage Loan borrower sponsor. AMC Theaters has ten screens at the Tower Plaza Property. Coinciding with the renovations, a third lease amendment was executed in February 2018, which extended the lease for 12 years with a new rent commencement in May 2019. AMC Theater’s new rent is $22.04 per square foot, and increases to $23.15 per square foot in May 2026. The lease was previously modified gross and converted to triple-net upon the new rent commencement in May 2019. Additionally, the third lease amendment provides for four five-year renewal options. The lease has an AMC Theaters corporate guarantee.

88 Ranch Marketplace was founded in 2003 and is a grocer that includes a large variety of international products, including Japanese, Chinese, Filipino, Vietnamese and Thai products. The tenant’s suite is broken up into approximately 23,650 square feet of grocery space and approximately 13,850 square feet of restaurant, bakery and ancillary vendor space. 88 Ranch Marketplace has been at the Tower Plaza Property since 2012, signing an 11-year lease expiring in December 2023. 88 Ranch Marketplace has two five-year renewal options at $13.68 per square foot and $14.76 per square foot, respectively. It currently subleases approximately 13,850 square feet to a restaurant, bakery and small use tenants. The subleased space has been subleased since 2012.

The Tower Plaza Property contains 614 parking spaces which equates to a parking ratio of approximately 4.6 spaces per 1,000 square feet of net rentable area.

Environmental. According to the Phase I environmental assessment dated May 21, 2019, there was no evidence of any recognized environmental conditions at the Tower Plaza Property.

Historical and Current Occupancy(1)
	2017	2018	Current(2)
Tower Plaza	84.6%	92.9%	92.4%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of June 27, 2019.

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Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Sales PSF / Screen(3)	Occ. Costs(3)	Lease Exp. Date
88 Ranch Marketplace(4)(5)	NR / NR / NR	37,503	28.4%	$10.24	$384,000	18.5%	$420	3.6%	12/31/2023
AMC Theaters(6)	NR / B / NR	29,488	22.3	$22.04	650,000	31.3	$379,349	20.8%	4/30/2031
Armstrong Garden Center	NR / NR / NR	15,625	11.8	$17.17	268,313	12.9	$155	14.5%	9/30/2026
Talk of the Town Salon	NR / NR / NR	8,881	6.7	$15.45	137,211	6.6	NAV	NAV	7/31/2028
Gourmet Italia	NR / NR / NR	6,921	5.2	$22.31	154,391	7.4	NAV	NAV	10/31/2025
Salon La Mariee	NR / NR / NR	3,078	2.3	$18.27	56,237	2.7	NAV	NAV	5/31/2024
Tokutokuya Temecula	NR / NR / NR	3,075	2.3	$12.00	36,900	1.8	NAV	NAV	6/14/2023
Fire-Fish Sushi	NR / NR / NR	2,744	2.1	$17.56	48,179	2.3	NAV	NAV	9/30/2020
Painted Earth	NR / NR / NR	2,343	1.8	$23.31	54,606	2.6	NAV	NAV	9/30/2026
Rancho Cleaners	NR / NR / NR	1,630	1.2	$24.99	40,728	2.0	NAV	NAV	12/31/2025
Top Ten Tenants		111,288	84.2%	$16.45	$1,830,565	88.3%

Non Top Ten Tenants		10,862	8.2%	$22.43	$243,647	11.7%

Occupied Collateral Total		122,150	92.4%	$16.98	$2,074,212	100.0%

Vacant Space		10,001	7.6%

Collateral Total		132,151	100.0%

(1)	Based on the underwritten rent roll dated June 27, 2019.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF / Screen and Occ. Costs represent 2018 sales for 88 Ranch Marketplace and Armstrong Garden Center and trailing-12 month period sales ending February 2019 for AMC Theaters.
(4)	88 Ranch Marketplace subleases approximately 13,850 square feet to a restaurant, bakery and small use tenants.
(5)	The Tower Plaza Mortgage Loan sponsor indicated that 88 Ranch Marketplace sales do not include the approximately 13,850 square feet of restaurant space and as such Sales PSF / Screen and Occ. Costs have been adjusted. Unadjusted sales based on 37,503 square feet would result in Sales PSF / Screen of approximately $265 and an Occ. Costs of 5.7%.
(6)	AMC Theaters underwent a significant $4.6 million renovation in 2018 which resulted in approximately 25% of screens being offline on a floating basis throughout the year. Accounting for down screens, the adjusted trailing 12-month period sales ending February 2019 would be approximately $505,799 per screen.

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	10,001	7.6%	NAP	NAP	10,001	7.6%	NAP	NAP
2019 & MTM	0	0	0.0	$0	0.0%	10,001	7.6%	$0	0.0%
2020	2	4,244	3.2	85,416	4.1	14,245	10.8%	$85,416	4.1%
2021	2	2,458	1.9	53,322	2.6	16,703	12.6%	$138,738	6.7%
2022	3	4,015	3.0	87,780	4.2	20,718	15.7%	$226,518	10.9%
2023	5	43,467	32.9	486,208	23.4	64,185	48.6%	$712,726	34.4%
2024	1	3,078	2.3	56,237	2.7	67,263	50.9%	$768,963	37.1%
2025	2	8,551	6.5	195,119	9.4	75,814	57.4%	$964,082	46.5%
2026	2	17,968	13.6	322,919	15.6	93,782	71.0%	$1,287,001	62.0%
2027	0	0	0.0	0	0.0	93,782	71.0%	$1,287,001	62.0%
2028	1	8,881	6.7	137,211	6.6	102,663	77.7%	$1,424,212	68.7%
2029	0	0	0.0	0	0.0	102,663	77.7%	$1,424,212	68.7%
2030 & Beyond	1	29,488	22.3	650,000	31.3	132,151	100.0%	$2,074,212	100.0%
Total	19	132,151	100.0%	$2,074,212	100.0%
(1)	Based on the underwritten rent roll dated June 27, 2019.

Operating History and Underwritten Net Cash Flow(1)
	2016	2018	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$1,470,994	$1,756,794	$1,977,528	$2,074,212	$15.70	70.9%
Vacant Income	0	0	0	194,563	1.47	6.6
Gross Potential Rent	$1,470,994	$1,756,794	$1,977,528	$2,268,775	$17.17	77.5%
Total Reimbursements	291,221	355,849	389,856	658,453	4.98	22.5
Percentage Rents	20,742	86,746	0	0	0.00	0.0
Net Rental Income	$1,782,957	$2,199,389	$2,367,384	$2,927,228	$22.15	100.0%
(Vacancy/Credit Loss)	0	0	0	(194,563)	(1.47)	(6.6)
Effective Gross Income	$1,782,957	$2,199,389	$2,367,384	$2,732,665	$20.68	93.4%

Total Expenses	$724,772	$719,772	$729,579	$718,260	$5.44	26.3%

Net Operating Income(4)	$1,058,185	$1,479,617	$1,637,805	$2,014,405	$15.24	73.7%

Total TI/LC, Capex/RR	0	0	0	159,766	1.21	5.8

Net Cash Flow	$1,058,185	$1,479,617	$1,637,805	$1,854,639	$14.03	67.9%
(1)	The Tower Plaza Property was acquired by the Tower Plaza Mortgage Loan sponsor in April of 2017. The prior owner did not provide partial year 2017 operating statements.
(2)	TTM represents the trailing 12-month period ending May 31, 2019.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Net Operating Income is higher than TTM Net Operating Income due in part to (i) AMC Theater’s annual base rent increasing by approximately $60,000; (ii) AMC Theater’s converting from a gross lease to a triple net lease, which increased reimbursements by approximately $137,000; (iii) actual 2018 reimbursements being approximately $262,000 higher than reflected in the operating statements, as tenant reimbursements were not reconciled until 2019; (iv) 88 Ranch Marketplace’s annual base rent increasing by $36,000 in November 2018; (v) Gourmet Italia’s annual base rent increase by approximately $21,755; and (vi) Talk of the Town Salon being a new tenant that had six months of free rent in 2018, which would equal to approximately $67,000.

The Market. The Tower Plaza Property is located in Temecula, Riverside County, California. The Tower Plaza Property is situated approximately 60 miles north of the San Diego central business district in the Inland Empire retail market. As of the first quarter of 2019, the Inland Empire retail market contains approximately 195,000,000 square feet, a vacancy rate of 7.0% and asking rent of $21.62 per square foot. The Tower Plaza Property is located within the South Riverside retail submarket. As of the first quarter of 2019, the South Riverside retail submarket contains approximately 31,300,000 square feet, a vacancy rate of 5.9% and asking rent of $22.82 per square foot. The appraisal determined market rent of $15.00 per square foot for grocery space, $22.00 per square foot for theater space, $18.00 per square foot for the sub-anchor space and $18.00 to $24.00 per square foot for inline shop space. The estimated 2018 population within a one-, three- and five-mile radius of the Tower Plaza Property was 13,231, 63,167 and 165,866, respectively. The estimated 2018

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average household income within a one-, three- and five-mile radius of the Tower Plaza Property was $70,207, $97,194 and $105,178, respectively.

The following table presents inline rental data with respect to comparable retail properties with respect to the Tower Plaza Property as identified in the appraisal:

Comparable Inline Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)
Tower Plaza 27401-27531 Ynez Road Temecula, CA	1969, 1998	92.4%	132,151	-	-	$18.68	-	-
Temecula Towne Center 29560 Rancho California Road Temecula, CA	1989	83.0%	540,462	Chelsea B. Dancewear	4,295	$21.00	Nov-17	5.0
Moraga Plaza 29760 Rancho California Road Temecula, CA	1990	100.0%	16,198	Times Square NY Style Hi Tech Wire Check N Go	1,660 740 1,280	$20.28 $24.00 $28.20	Mar-19 Dec-18 Aug-18	5.0 3.0 5.0
Winchester Square 27403-27537 Jefferson Avenue Temecula, CA	1984	94.0%	140,229	Lids Plus T Shirt Shop Listing	1,200 750	$21.00 $24.00	Nov-18 Aug-18	3.0 5.0
Overland Corporate Center 41653 Margarita Drive Temecula, CA	2006	98.0%	12,283	Listing Green Deli	1,748 1,400	$21.00 $18.84	Apr-19 Nov-18	5.0 5.0
Winchester Marketplace 40705 Winchester Temecula, CA	1998	91.0%	60,108	Pacific Dental Services Café Rio Churned Creamery	2,635 3,732 1,256	$36.00 $36.00 $39.00	May-19 Mar-18 Jul-17	10.0 10.0 3.0
Margarita Promenade (Portion Of) 40573 Margarita Road Temecula, CA	2004	91.0%	18,228	Listing Supreme Hair Care	1,738 1,187	$33.00 $27.00	Apr-19 Oct-18	3.0 5.0
Redhawk Towne Center at Vail Ranch 32085-32155 Redhawk Parkway Temecula, CA	2003	100.0%	417,252	Temecula Clay Children’s Boutique Juice It Up!	1,358 632 1,131	$25.80 $25.80 $25.80	Jul-17 Feb-17 Jan-17	5.0 5.0 5.0
Villages at Paseo Del Sol 31950-32180 Highway 79 Temecula, CA	2002	98.0%	320,317	Confidential Renewal Confidential Renewal Confidential Retail Confidential Renewal	1,550 1,600 1,236 2,809	$35.40 $30.36 $27.60 $28.80	Dec-18 Sep-18 Jun-18 Jun-18	5.0 5.0 5.0 5.0
(1)	Source: Appraisal.
(2)	For the Tower Plaza Property, represents average underwritten rent per square foot for inline spaces.

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The following table presents grocery rental data with respect to comparable retail properties with respect to the Tower Plaza Property as identified in the appraisal:

Comparable Grocery Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)
Tower Plaza 27401-27531 Ynez Road Temecula, CA	1969, 1998	92.4%	132,151	88 Ranch Marketplace	37,503	$10.24	Nov-12	11.0
705 North Main Street Corona, CA	-	-	-	ALDI	22,050	$16.08	Sep-17	10.0
1023 North Mt. Vernon Avenue Colton, CA	-	-	-	Smart & Final	27,870	$17.61	Sep-17	15.0
2400 River Road Norco, CA	-	-	-	Stater Bros	45,712	$13.00	Nov-17	20.0
928 East Ontario Avenue Corona, CA	-	-	-	Smart & Final Extra	26,102	$20.00	Jan-18	15.0
3100 West Florida Avenue Hemet, CA	-	-	-	Grocery Outlet	24,800	$12.10	Jun-18	15.0
6500 Sierra Avenue Fontana, CA	-	-	-	Sprouts	30,000	$19.92	Dec-18	15.0
(1)	Source: Appraisal.
(2)	For the Tower Plaza Property, represents the underwritten rent per square foot for grocery space.

The following table presents theater rental data with respect to comparable retail properties with respect to the Tower Plaza Property as identified in the appraisal:

Comparable Theater Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)
Tower Plaza 27401-27531 Ynez Road Temecula, CA	1969, 1998	92.4%	132,151	AMC Theaters	29,488	$22.04	Apr-18	12.0
Kaleidoscope Entertainment Center Mission Viejo, CA	-	-	-	Edward Theatres	42,834	$19.88	Jun-14	5.0
North Hills Plaza Granada Hills, CA	-	-	-	Regency Theaters	40,000	$15.00	Dec-14	10.0
Village Walk Pico Rivera, CA	-	-	-	Cinepolis	69,237	$26.84	Feb-15	15.0
NWC of Rinaldi Street and Porter Ranch Drive Porter Ranch, CA	-	-	-	AMC Theater	38,400	$39.00	Mar-18	15.0
3457 Via Montebello Carlsbad, CA	-	-	-	Cinepolis Luxury Cinemas	33,500	$36.96	Nov-19	15.0
(1)	Source: Appraisal.

(2)	For the Tower Plaza Property, represents the underwritten rent per square foot for theater space.

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The following table presents sub-anchor rental data with respect to comparable retail properties with respect to the Tower Plaza Property as identified in the appraisal:

Comparable Sub-Anchor Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)
Tower Plaza 27401-27531 Ynez Road Temecula, CA	1969, 1998	92.4%	132,151	Armstrong Garden Center	15,625	$17.17	Oct-06	20.0
11465-11495 Carmel Mountain Road San Diego, CA	-	-	-	BevMo!	12,078	$23.08	Dec-16	5.0
SEC SR-125 and Birch Road Chula Vista, CA	-	-	-	HomeGoods	21,048	$18.12	Aug-17	10.0
27612 Antonio Parkway Ladera Rancha, CA	-	-	-	BevMo!	11,990	$22.00	Aug-17	4.0
2698 Canyon Springs Parkway Riverside, CA	-	-	-	JEM Furniture	18,300	$12.00	Dec-17	5.0
1352 West Valley Parkway Escondido, CA	-	-	-	HomeGoods	24,261	$19.20	Mar-18	10.0
8140 Mira Mesa Boulevard San Diego, CA	-	-	-	BevMo!	20,173	$24.72	Apr-18	10.0
(1)	Source: Appraisal.

(2)	For the Tower Plaza Property, represents the underwritten rent per square foot for sub-anchor space.

The Borrower. The borrowing entity for the Tower Plaza Mortgage Loan is 27501 Ynez Road, LP, a California limited partnership and special purpose entity with no independent directors. Shaoul Levy is the guarantor of certain nonrecourse carve-outs under the Tower Plaza Mortgage Loan.

The Loan Sponsor. The Tower Plaza Mortgage Loan borrower sponsor is Shaoul Levy. Shaoul Levy is the president and founder of Levy Affiliated, a real estate investment firm that acquires and manages assets throughout the United States. The firm, founded in 1988, focuses on the acquisition of value-add commercial properties in the southwestern United States. Levy Affiliated invests in real estate on behalf of high net worth individuals, family trusts and institutional investors and has more than 50 employees across acquisitions, accounting, asset management, leasing and construction. The company’s current portfolio consists of 41 properties and contains a mix of multifamily, retail, office and mixed-used properties. The Tower Plaza Property was acquired by the borrower from the special servicer under the JPMCC 2004-C2 transaction following a foreclosure on the related ownership interest in March 2014. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Property Management. The Tower Plaza Property is managed by Silver Platinum Realty Management, Inc. dba Platinum Realty Management, Inc., an affiliate of the Tower Plaza Mortgage Loan borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $63,978 for real estate taxes, approximately $31,613 for insurance premiums and approximately $30,906 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $21,326.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $2,874.

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $2,203 for replacement reserves (approximately $0.20 per square foot annually). The reserve is subject to a cap of $100,000.

TI/LC Reserves - The borrower is required to escrow $8,259 (approximately $0.75 per square foot annually) on a monthly basis for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $300,000.

Lockbox / Cash Management. The Tower Plaza Mortgage Loan is structured with a springing lockbox and springing cash management. The Tower Plaza Mortgage Loan requires that during the continuance of a Sweep Event Period (as defined below), the borrower deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Tower Plaza Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Tower Plaza Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the

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Tower Plaza Mortgage Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the Tower Plaza Mortgage Loan borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Tower Plaza Mortgage Loan documents; (ii) the date on which the debt service coverage ratio is less than 1.10x; or (iii) a Major Tenant Trigger Event (as defined below).

A Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters; and with regard to clause (iii), the Major Tenant Trigger Event is cured in accordance with the Tower Plaza Mortgage Loan documents.

A “Major Tenant Trigger Event” means the occurrence of either (i) an 88 Ranch Marketplace Trigger Event or (ii) an AMC Theaters Trigger Event.

An “88 Ranch Marketplace Trigger Event” means 88 Ranch Marketplace: (i) defaults under its lease; (ii) goes dark or gives notice of its intention to do so; (iii) gives notice to vacate or vacates its more than 7,500 square feet of its leased space at the Tower Plaza Property; (iv) becomes a debtor in any bankruptcy or other insolvency proceeding; (v) terminates its lease; (vi) sublets 15,000 square feet or more of its space or gives notice of its intention to do the foregoing; or (vii) fails to renew or extend the term of its lease for at least 30,000 square feet for a period of five years on terms reasonably satisfactory to the lender at least six months prior to the current lease expiration date.

Such 88 Ranch Marketplace Trigger Event will terminate: with regard to clause (i), upon 88 Ranch Marketplace curing such default; with regard to clauses (ii), (iii) and (v), upon 88 Ranch Marketplace rescinding such notice and/or resuming its customary business operations at its leased space for at least two consecutive calendar quarters; with regard to clause (iv), the lease for 88 Ranch Marketplace is assumed or affirmed in such proceeding and 88 Ranch Marketplace, among other things, is discharged from bankruptcy such that no proceedings are ongoing; with regard to clause (vi), 88 Ranch Marketplace is no longer subletting 15,000 square feet or more of its respective space; with regard to clause (vii), 88 Ranch Marketplace, exercises the applicable extension option or enters into a new lease on terms and conditions satisfactory to the lender. Further, with regard to clauses (i) through (vii) above, the lender has received a certain related estoppel certificate. In addition, an 88 Ranch Marketplace Trigger Event will terminate in the event that a Major Tenant Re-Tenanting Event (as defined below) has occurred.

An “AMC Theaters Trigger Event” means AMC Theaters: (i) defaults under its lease; (ii) goes dark or gives notice of its intention to do so; (iii) gives notice to vacate or vacates any or all of its leased space at the Tower Plaza Property; (iv) becomes a debtor in any bankruptcy or other insolvency proceeding; (v) terminates its lease; or (vi) sublets any or all of its space or gives notice of its intention to do the foregoing.

Such AMC Theaters Trigger Event will terminate: with regard to clause (i), upon AMC Theaters curing such default; with regard to clauses (ii), (iii) and (v), upon AMC Theaters rescinding such notice and/or resuming its customary business operations at its leased space for at least two consecutive calendar quarters; with regard to clause (iv), the lease for AMC Theaters is assumed or affirmed in such proceeding and AMC Theaters, among other things, is discharged from bankruptcy such that no proceedings are ongoing; with regard to clause (vi), AMC Theaters is no longer subletting any or all of its respective space. Further, with regard to clauses (i) through (vi) above, the lender has received a certain related estoppel certificate. In addition, an AMC Theaters Trigger Event will terminate in the event that a Major Tenant Re-Tenanting Event has occurred.

A "Major Tenant Re-Tenanting Event” means that: (i) at least 30,000 square feet of the 88 Ranch Marketplace space or the entire AMC Theaters space, as applicable, is leased pursuant to a replacement lease for the related space, as applicable; (ii) such lease has commenced; (iii) 88 Ranch Marketplace, AMC Theaters or a replacement tenant has taken occupancy of the described leased premises and is paying full unabated rent and all tenant improvements costs and leasing commissions have been paid by the borrower; and (iv) such replacement tenant certifies that the borrower has paid in full any outstanding landlord obligations for tenant improvements and leasing commissions.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	UBS AG	Single Asset / Portfolio:	Portfolio
		Title(4):	Fee
		Property Type – Subtype(4):	Various – Various
Original Principal Balance(2):	$19,000,000	Net Rentable Area (SF):	9,591,512
Cut-off Date Principal Balance(2):	$19,000,000	Location:	Various
% of IPB:	2.0%	Year Built / Renovated:	Various / N/A
Loan Purpose:	Recapitalization	Occupancy:	100.0%
Borrowers(3):	Various	Occupancy Date:	Various
Borrower Sponsor:	Industrial Logistics Properties Trust	4th Most Recent NOI (As of):	$55,671,441 (12/31/2015)
Interest Rate:	4.31000%	3rd Most Recent NOI (As of):	$55,544,563 (12/31/2016)
Note Date:	1/29/2019	2nd Most Recent NOI (As of):	$56,877,354 (12/31/2017)
Maturity Date:	2/7/2029	Most Recent NOI (As of)(5):	$57,840,197 (TTM 10/31/2018)
Interest-only Period:	120 months	UW Economic Occupancy:	100.0%
Original Term:	120 months	UW Revenues:	$86,985,222
Original Amortization Term:	None	UW Expenses:	$18,221,433
Amortization Type:	Interest Only	UW NOI(5):	$68,763,789
Call Protection:	L(30),DeforGrtr1%orYM(83),O(7)	UW NCF:	$68,205,889
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(6):	$1,439,117,000 / $150
Additional Debt(2):	Yes	Appraisal Date:	Various
Additional Debt Balance(2):	$631,000,000
Additional Debt Type(2):	Pari Passu

Escrows and Reserves(7)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:		$68
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:		$68
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):		45.2%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV(6):		45.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:		2.40x
Other:	$0	$0	N/A	UW NOI Debt Yield:		10.6%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$650,000,000		100.0%	Paydown of Corporate Revolver(8)	$380,000,000	58.5%
				Return of Equity	267,194,938	41.1
				Closing Costs	2,805,063	0.4
Total Sources	$650,000,000		100.0%	Total Uses	$650,000,000	100.0%

(1)	The ILPT Hawaii Portfolio Whole Loan (as defined below) was co-originated by UBS AG, Morgan Stanley Bank, N.A. (“MSBNA”), Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association.

(2)	The ILPT Hawaii Portfolio loan is part of a whole loan evidenced by 18 pari passu senior notes with an aggregate original principal balance of $650,000,000. The Financial Information presented in the chart above reflects the Cut-off Date balance of the ILPT Hawaii Portfolio Whole Loan.

(3)	The borrowers are Higgins Properties LLC, Masters Properties LLC, Robin 1 Properties LLC, Tanaka Properties LLC, ILPT TSM Properties LLC, Z&A Properties LLC, LTMAC Properties LLC, ILPT Orville Properties LLC, RFRI Properties LLC, and TedCal Properties LLC (collectively, the “ILPT Hawaii Portfolio Borrowers”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors.

(4)	The ILPT Hawaii Portfolio Whole Loan is secured by the fee simple interests of the ILPT Hawaii Portfolio Borrowers in an approximately 9,591,512 square foot portfolio of 177 leased fee parcels (the “Leased Fee Properties”) and nine fee simple properties (the “Fee Simple Properties”) located primarily in Honolulu, Hawaii.

(5)	The increase in UW NOI from Most Recent NOI is primarily attributed to UW NOI including (i) $3,723,524 ($0.39 per square foot) of rent steps through January 15, 2020, (ii) $259,026 in percentage rent from three tenants based on certain sales/revenue figures: Bank of Hawaii (2969 Mapunapuna Street), SLSS Partners (808 Ahua Street), and Honolulu Warehouse Co., Ltd. (2850 Paa Street) and (iii) $5,260,967 in straight-line average of ground rent steps from January 2020 through January 2030.

(6)	The Appraised Value, Cut-off Date LTV and Maturity Date LTV are based on the aggregate of the individual “as-is” appraised values of leased fee interests in the ILPT Hawaii Portfolio (as defined below) as of December 2018 of $1,439,117,000.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(8)	Prior to the origination of the ILPT Hawaii Portfolio Whole Loan, the assets securing the ILPT Hawaii Portfolio were unencumbered. According to the borrower sponsor, the proceeds of the ILPT Hawaii Portfolio Whole Loan were used to, among other things, repay all outstanding borrowings under its unsecured revolving credit facility. As of September 30, 2018, the balance of the unsecured revolving credit facility was $380,000,000.

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The Loan. The ILPT Hawaii Portfolio loan is part of a whole loan (the “ILPT Hawaii Portfolio Whole Loan”) evidenced by 18 pari passu promissory notes with an aggregate original principal balance of $650,000,000. The ILPT Hawaii Portfolio Whole Loan is secured by a first lien mortgage encumbering the ILPT Hawaii Portfolio Borrowers’ fee interest in an approximately 9,591,512 square foot portfolio of 177 Leased Fee Properties and nine Fee Simple Properties located in submarkets adjacent to Honolulu International Airport and Honolulu Harbor, Hawaii (each, an “ILPT Hawaii Portfolio Property” and together, the “ILPT Hawaii Portfolio” or “ILPT Hawaii Portfolio Properties”). Non-controlling Note A-11, with an original principal balance of $19,000,000, will be included in the BBCMS 2019-C4 Trust. The ILPT Hawaii Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for ILPT Trust 2019-SURF. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$162,500,000	ILPT Trust 2019-SURF	Yes
A-2	65,000,000	ILPT Trust 2019-SURF	No
A-3	35,000,000	ILPT Trust 2019-SURF	No
A-4	32,500,000	ILPT Trust 2019-SURF	No
A-5-1	32,500,000	ILPT Trust 2019-SURF	No
A-5-2	50,000,000	BANK 2019-BNK17	No
A-5-3	40,000,000	MSC 2019-H6	No
A-5-4	40,000,000	BANK 2019-BNK18	No
A-6-1	13,000,000	ILPT Trust 2019-SURF	No
A-6-2	22,000,000	BMARK 2019-B11	No
A-6-3	30,000,000	BMARK 2019-B11	No
A-7-1	13,000,000	ILPT Trust 2019-SURF	No
A-7-2	23,000,000	UBS 2019-C16	No
A-8-1	6,500,000	ILPT Trust 2019-SURF	No
A-8-2	26,000,000	BMARK 2019-B11	No
A-9	30,000,000	ILPT Trust 2019-SURF	No
A-10	10,000,000	BBCMS 2019-C3	No
A-11	19,000,000	BBCMS 2019-C4	No
Total	$650,000,000

The Properties. The ILPT Hawaii Portfolio consists of a total of 186 ILPT Hawaii Portfolio Properties that are wholly owned in fee by the borrower sponsor, consisting of 177 Leased Fee Properties that are ground leased (where the ILPT Hawaii Portfolio Borrowers own the land but not any of the related improvements, which improvements are owned by the applicable ground lessees) comprised of 9,266,124 square feet of land and nine Fee Simple Properties (where the ILPT Hawaii Portfolio Borrowers own both the land and the related improvements) comprised of 325,388 SF of building square footage. References herein to “square feet” mean square feet of land with respect of the Leased Fee Properties and building square feet with respect of the Fee Simple Properties. Of the ILPT Hawaii Portfolio Properties, 176 ILPT Hawaii Portfolio Properties, comprising approximately 91.7% of the ILPT Hawaii Portfolio square footage, are primarily improved with industrial/warehouse distribution facilities that contribute 91.1% of underwritten base rent. The remaining ILPT Hawaii Portfolio Properties are improved with (i) retail buildings, with six ILPT Hawaii Portfolio Properties comprising approximately 5.6% of the ILPT Hawaii Portfolio square footage and contributing 6.3% of underwritten base rent, and (ii) offices and an affiliated parking lot, with four ILPT Hawaii Portfolio Properties comprising approximately 2.7% of the ILPT Hawaii Portfolio square footage and 2.6% of underwritten base rent. The ILPT Hawaii Portfolio has an average historical occupancy of 99.5% from 2003 (when the ILPT Hawaii Portfolio was acquired by the borrower sponsor) through 2018. References herein to “occupancy” mean the percentage of the ILPT Hawaii Portfolio square footage (including both land square footage and building square footage) that is occupied. During the same time period, ILPT (as defined below) has renewed ground leases with existing tenants at an annual rent increase of 20% above prior levels and has entered into ground leases with new tenants at an average rent premium of 28% above the prior comparable lease. Tenants of the ILPT Hawaii Portfolio have typically signed longer term leases and/or renewed their leases, with a weighted average tenancy of approximately 20.8 years as of the Cut-off Date.

Based on the rent rolls ranging from December 13, 2018 to January 29, 2019, the ILPT Hawaii Portfolio was 100.0% leased by a diverse mix of both national and local tenants. The largest tenant, Servco Pacific, Inc., occupies 5.6% of the ILPT Hawaii Portfolio square footage and contributes approximately 5.5% of underwritten base rent. The top 10 largest tenants by square feet occupy 30.9% of the ILPT Hawaii Portfolio square footage and contribute approximately 28.4% of underwritten base rent, and the top 20 largest tenants by square feet occupy 43.9% of the ILPT Hawaii Portfolio square footage and contribute approximately 42.7% of underwritten base rent. Overall, the ILPT Hawaii Portfolio has more than 170 tenants, with only one vacant suite totaling 900 square feet. The ILPT Hawaii Portfolio benefits

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from well distributed rollover during the loan term, with the largest amount of rollover occurring in 2022, when leases comprising 22.7% of the ILPT Hawaii Portfolio square footage and 22.3% of underwritten base rent expire. The weighted average remaining lease term at the ILPT Hawaii Portfolio is approximately 14.0 years as of August 2019, and approximately 52.9% of the ILPT Hawaii Portfolio square footage and 50.2% of underwritten base rent rolls after the maturity of the ILPT Hawaii Portfolio Whole Loan.

ILPT Hawaii Portfolio Summary
Property Type	Net Rentable Area (SF)	% of Total NRA	Occupancy	Base Rent(1)	Base Rent PSF(1)	% of Total Base Rent	Appraised Value(2)	Allocated Whole Loan Cut-off Date Balance
Leased Fee Industrial	8,498,906	88.6%	100.0%	$56,700,212	$6.67	85.2%	$1,227,695,000	$554,507,903
Fee Simple Industrial(3)	295,388	3.1	99.7	3,946,788	$13.40	5.9	75,500,000	34,100,772
Subtotal Industrial	8,794,294	91.7%	100.0%	$60,647,000	$6.90	91.1%	$1,303,195,000	$588,608,675
Leased Fee Retail	533,736	5.6	100.0	4,204,900	$7.88	6.3	96,265,000	43,479,613
Leased Fee Office(4)	263,482	2.7	100.0	1,699,820	$6.45	2.6	39,657,000	17,911,713
Total/Wtd. Avg.	9,591,512	100.0%	100.0%	$66,551,720	$6.94	100.0%	$1,439,117,000	$650,000,000
(1)	Base Rent and Base Rent PSF include $3,723,524 ($0.39 per square foot) of rent steps through January 15, 2020.

(2)	Appraised Value is based on the aggregate of the individual “as-is” appraised values of leased fee interests in the ILPT Hawaii Portfolio as of December 2018.

(3)	Fee Simple Industrial Base Rent PSF excludes 900 square feet of vacant space.

(4)	Leased Fee Office also includes a 30,000 square feet fee simple-owned parking lot at 1052 Ahua Street, which serves as additional parking for the Leased Fee Office asset at 2828 Paa Street.

Environmental. According to a Phase I environmental assessments dated November 5, 2018 through November 19, 2018, there was evidence of recognized environmental conditions at 15 of the ILPT Hawaii Portfolio Properties. The related Phase I ESAs identified recognized environmental conditions at 15 of the ILPT Hawaii Portfolio Properties related to current or past uses and operations that utilized hazardous substances and/or wastes. These conditions were evaluated by the related environmental consultant for reasonable worst-case cost to cure if needed and were estimated to cumulatively amount to less than 1% of the equity associated with the ILPT Hawaii Portfolio Whole Loan. At origination, the ILPT Hawaii Portfolio Borrowers obtained an environmental insurance policy from Lloyd’s of London (Beazley) with a combined single limit of $10,000,000, a deductible of $50,000 and a term expiring on February 28, 2029. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

Historical and Current Occupancy
2015(1)	2016(1)	2017(1)	Current(2)
100.0%	99.5%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy for the ILPT Hawaii Portfolio is as of December 13, 2018 through January 29, 2019.

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Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Base Rent(3)	% of Total Base Rent	Lease Expiration Date
Servco Pacific, Inc.	NA / NA / NA	537,302	5.6%	$6.83	$3,672,284	5.5%	1/31/2064
Coca-Cola Bottling of Hawaii, LLC	NA / NA / NA	350,869	3.7	$5.74	2,014,399	3.0	Various(4)
Manheim Remarketing, Inc.	Baa2 / BBB / BBB+	337,734	3.5	$7.26	2,450,346	3.7	4/30/2021(5)
Bradley Shopping Center Company	NA / NA / NA	333,887	3.5	$4.54	1,515,847	2.3	4/22/2033
Honolulu Warehouse Co., Ltd.	NA / NA / NA	298,384	3.1	$5.95	1,775,385	2.7	1/31/2044
Warehouse Rentals, Inc.	NA / NA / NA	277,830	2.9	$6.76	1,877,409	2.8	12/31/2049
A.L. Kilgo Company, Inc.	NA / NA / NA	276,283	2.9	$6.93	1,913,320	2.9	12/31/2028
Kaiser Foundation Health Plan, Inc.	NA / AA- / NA	217,264	2.3	$6.41	1,393,324	2.1	Various(6)
Pahounui Partners, LLC	NA / NA / NA	190,836	2.0	$6.65	1,269,059	1.9	6/30/2027
New Age Service Hawaii, Inc.	NA / NA / NA	147,444	1.5	$7.05	1,039,548	1.6	Various(7)
Top Ten Tenants		2,967,833	30.9%	$6.38	$18,920,921	28.4%

Non Top Ten Tenants		6,621,709	69.0%	$7.19	$47,630,799	71.6%

Occupied Collateral Total		9,589,542	100.0%	$6.94	$66,551,720	100.0%

Vacant Space(8)		1,970	0.0%

Collateral Total		9,591,512	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company or government entity of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF and Base Rent include contractual rent escalations of $3,723,524 ($0.39 PSF) through January 15, 2020.

(4)	Coca-Cola Bottling of Hawaii, LLC leases 34,755 square feet through December 31, 2022 and 316,114 square feet through July 31, 2039.

(5)	Manheim Remarketing, Inc. has one lease extension option through March 31, 2026, with an annual rent during the lease extension of the greater of (i) fair market rent and (ii) $7.40 per square foot annually.

(6)	Kaiser Foundation Health Plan, Inc. leases 30,000 square feet through April 30, 2026 and 187,264 square feet through June 30, 2046. Kaiser Foundation Health Plan, Inc. has two, 10-year renewal options for its 30,000 square feet lease through April 30, 2046 at fixed rent and two, 10-year lease renewal options for its 187,264 square feet lease through June 30, 2066 at fixed rent.

(7)	New Age Service Hawaii, Inc. leases 52,250 square feet through May 31, 2032, 38,294 square feet through April 30, 2033 and 56,900 square feet through June 30, 2035.

(8)	Vacant Space includes 1,070 square feet of structurally non-rentable square feet and 900 square feet of rentable space.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring
Vacant(3)	NAP	1,970	0.0%	NAP	NAP	1,970	0.0%	NAP	NAP
2019 & MTM	3	15,075	0.2	$178,748	0.3%	17,045	0.2%	$178,748	0.3%
2020	13	134,341	1.4	1,344,996	2.0	151,386	1.6%	$1,523,744	2.3%
2021	18	423,540	4.4	3,468,102	5.2	574,926	6.0%	$4,991,847	7.5%
2022	66	2,179,785	22.7	14,813,268	22.3	2,754,711	28.7%	$19,805,115	29.8%
2023	9	158,095	1.6	1,286,858	1.9	2,912,806	30.4%	$21,091,973	31.7%
2024	3	116,146	1.2	951,543	1.4	3,028,952	31.6%	$22,043,516	33.1%
2025	5	96,154	1.0	814,396	1.2	3,125,106	32.6%	$22,857,912	34.3%
2026	2	56,000	0.6	533,599	0.8	3,181,106	33.2%	$23,391,510	35.1%
2027	3	338,166	3.5	2,534,423	3.8	3,519,272	36.7%	$25,925,933	39.0%
2028	22	1,002,799	10.5	7,222,059	10.9	4,522,071	47.1%	$33,147,993	49.8%
2029	3	122,819	1.3	918,544	1.4	4,644,890	48.4%	$34,066,537	51.2%
2030 & Beyond	79	4,946,622	51.6	32,485,183	48.8	9,591,512	100.0%	$66,551,720	100.0%
Total	226	9,591,512	100.0%	$66,551,720	100.0%
(1)	Based on the underwritten rent roll.

(2)	Base Rent Expiring and Cumulative Base Rent Expiring include contractual rent escalations of $3,723,524 ($0.39 PSF) through January 15, 2020.

(3)	Vacant includes 1,070 square feet of structurally non-rentable square feet and 900 square feet of rentable space.

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Operating History and Underwritten Net Cash Flow
	2015	2016	2017	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$57,794,802	$59,050,133	$60,614,287	$62,463,516	$72,071,712	$7.51	82.9%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent(3)	$57,794,802	$59,050,133	$60,614,287	$62,463,516	$72,071,712	$7.51	82.9%
Total Reimbursements	11,804,235	12,418,670	13,144,715	13,907,140	14,798,912	1.54	17.0
Other Income	194,061	125,710	152,497	58,150	114,598	0.01	0.1
Net Rental Income	$69,793,098	$71,594,513	$73,911,499	$76,428,806	$86,985,222	$9.07	100.0%
(Vacancy/Credit Loss)	0	0	0	0	0	0.00	0.0
Effective Gross Income	$69,793,098	$71,594,513	$73,911,499	$76,428,806	$86,985,222	$9.07	100.0%

Total Expenses	$14,121,657	$16,049,950	$17,034,145	$18,588,609	$18,221,433	$1.90	20.9%

Net Operating Income	$55,671,441	$55,544,563	$56,877,354	$57,840,197	$68,763,789	$7.17	79.1%

Total TI/LC, Capex/RR	0	0	0	0	557,900	0.06	0.6

Net Cash Flow	$55,671,441	$55,544,563	$56,877,354	$57,840,197	$68,205,889	$7.11	78.4%

Occupancy	100.0%	99.5%	100.0%	99.9%(4)	100.0%
(1)	TTM reflects the trailing 12-month period ending October 2018.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Gross Potential Rent is based on the underwritten rent roll and includes (i) $3,723,524 ($0.39 per square foot) of rent steps through January 15, 2020, (ii) $259,026 in percentage rent from three tenants based on certain sales/revenue figures: Bank of Hawaii (2969 Mapunapuna Street), SLSS Partners (808 Ahua Street), and Honolulu Warehouse Co., Ltd. (2850 Paa Street) and (iii) $5,260,967 in straight-line average of ground rent steps from January 2020 through January 2030.

(4)	As of December 13, 2018 through January 29, 2019, the ILPT Hawaii Portfolio was 100.0% leased.

The Market. The ILPT Hawaii Portfolio Properties that comprise the ILPT Hawaii Portfolio are primarily located in the heart of Honolulu’s industrial/commercial district. Situated on approximately 220 contiguous acres adjacent to Honolulu International Airport, the ILPT Hawaii Portfolio Properties have direct access to the H-1 Freeway, Moanalua Freeway and Nimitz Highway and are a two-mile drive from Honolulu Harbor. The ILPT Hawaii Portfolio Properties are concentrated in two substantial infill locations and benefit from their proximity to Honolulu International Airport and Honolulu Harbor. Hawaii imports approximately 80.0% of what it consumes and approximately 95.0% of its imports enter through its commercial harbors.

According to the borrower sponsor, the ILPT Hawaii Portfolio’s location is a vital last-mile location for many institutional entities located in Oahu and is critical for many local businesses. The Oahu industrial market exhibited a 1.85% vacancy rate as of the third quarter of 2018 and has remained under 2.0% for the last three years. At the same time, rents have grown with the market achieving a 5.9% average annual rent increase from 2011 to 2017.

Oahu Industrial Market Statistics(1)
Period	Number of Buildings	Building Area (SF)	Available Space (SF)	YTD Net Absorption (SF)	Vacancy Rate	Wtd. Avg. Asking Rent (Monthly)	Wtd. Avg. Asking Rent (Annually)	Avg. Net Op. Exp. (Monthly)	Avg. Net Op. Exp. (Annually)
2009	1,760	38,197,898	1,834,993	(210,641)	4.80%	$0.99	$11.88	$0.32	$3.84
2010	1,777	38,530,034	1,828,951	6,042	4.75%	$0.99	$11.88	$0.32	$3.84
2011	1,798	38,896,094	1,860,883	(32,267)	4.78%	$0.92	$11.04	$0.31	$3.72
3Q2012(2)	1,809	39,211,146	1,674,614	186,269	4.27%	$0.98	$11.76	$0.34	$4.08
2013	1,854	40,372,428	1,093,009	375,959	2.71%	$0.99	$11.88	$0.37	$4.44
2014	1,843	39,230,336	830,303	262,706	2.12%	$1.10	$13.20	$0.43	$5.16
2015	1,799	39,768,281	657,117	173,186	1.65%	$1.13	$13.56	$0.35	$4.20
2016	1,804	39,950,156	638,535	64,582	1.60%	$1.21	$14.52	$0.35	$4.20
2017	1,781	40,193,894	795,757	(157,222)	1.98%	$1.30	$15.60	$0.37	$4.44
3Q2018	1,788	40,415,322	746,038	49,719	1.85%	$1.23	$14.76	$0.40	$4.80
(1)	Based on the appraisals.

(2)	Year end 2012 figures were unavailable.

170 of the 177 Leased Fee Properties, as well as all nine Fee Simple Properties, are in the Honolulu Industrial node, which consists of the Kalihi, Sand Island, Mapunapuna and Airport submarkets, which are comprised of a range of commercial and industrial uses. Market statistics as of the third quarter of 2018 for this submarket are highlighted in the tables below:

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Oahu Industrial Submarket Statistics(1)
Submarket	Number of Buildings	Building Area (SF)	Tenure	Available Space (SF)	3Q 2018 Net Absorption (SF)	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. PSF (Monthly)
Kalihi	707	9,612,549	Fee Simple	215,094	(9,129)	2.24%	$1.19	$0.42
Sand Island	74	663,005	Leasehold	1,125	1,240	0.17%	$1.40	$0.33
Mapunapuna	107	4,214,301	Leasehold	20,900	0	0.50%	$1.41	$0.31
Airport	125	4,641,933	Fee Simple	22,000	12,579	0.47%	$1.00	$0.28
(1)	Based on the appraisals.

Kalihi Submarket Area(1)					Sand Island Submarket Area(1)
Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)	Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)
1Q2016	15,890	1.81%	$1.22	$0.36	1Q2016	(4,500)	2.56%	$0.82	$0.30
2Q2016	19,548	1.60%	$1.12	$0.33	2Q2016	0	2.56%	$0.82	$0.30
3Q2016	(22,471)	1.83%	$1.09	$0.38	3Q2016	(14,443)	0.00%	$0.00	$0.30
4Q2016	(32,539)	2.17%	$1.17	$0.41	4Q2016	(5,500)	0.97%	$1.36	$0.30
1Q2017	8,603	2.08%	$1.11	$0.40	1Q2017	0	0.97%	$1.36	$0.30
2Q2017	(73,547)	2.85%	$1.29	$0.48	2Q2017	(4,080)	1.68%	$1.36	$0.30
3Q2017	28,007	2.55%	$1.27	$0.50	3Q2017	9,580	0.00%	$1.36	$0.30
4Q2017	30,749	2.23%	$1.28	$0.38	4Q2017	(5,097)	0.77%	$1.36	$0.32
1Q2018	(23,764)	2.46%	$1.17	$0.40	1Q2018	3,857	0.19%	$1.40	$0.32
2Q2018	28,970	2.16%	$1.17	$0.40	2Q2018	(1,125)	0.36%	$1.40	$0.32
3Q2018	(9,129)	2.24%	$1.19	$0.42	3Q2018	1,240	0.17%	$1.40	$0.33

(1)	Based on the appraisals.

Mapunapuna Submarket Area(1)					Airport Submarket Area(1)
Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)	Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)
1Q2016	15,124	0.66%	$1.22	$0.43	1Q2016	29,527	0.11%	$1.20	$0.30
2Q2016	(6,852)	0.83%	$1.21	$0.40	2Q2016	0	0.11%	$1.20	$0.30
3Q2016	8,248	0.63%	$1.35	$0.40	3Q2016	(35,800)	0.88%	$1.20	$0.30
4Q2016	18,250	0.19%	$1.20	$0.35	4Q2016	5,300	0.77%	$1.02	$0.28
1Q2017	(3,020)	0.27%	$1.22	$0.35	1Q2017	13,300	0.48%	$0.85	$0.28
2Q2017	0	0.27%	$1.22	$0.35	2Q2017	0	0.48%	$0.85	$0.28
3Q2017	41,404	1.25%	$1.27	$0.40	3Q2017	22,500	0.00%	$0.85	$0.28
4Q2017	34,072	0.44%	$1.08	$0.33	4Q2017	0	0.00%	$0.85	$0.28
1Q2018	3,086	0.37%	$1.41	$0.26	1Q2018	(29,520)	0.64%	$1.08	$0.28
2Q2018	(5,480)	0.50%	$1.41	$0.31	2Q2018	(5,059)	0.74%	$1.08	$0.28
3Q2018	0	0.50%	$1.41	$0.31	3Q2018	12,579	0.47%	$1.00	$0.28

(1)	Based on the appraisals.

Summaries of the appraisal’s market ground rent conclusions for Mapunapuna and Sand Island are presented in the chart immediately below. The appraisal concluded market ground rent of $8.59 PSF for Mapunapuna and $7.75 PSF for Sand Island. The weighted average underwritten base rent for the 177 Leased Fee Properties is approximately $6.73 PSF.

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Summary of Comparable Ground Rents - Mapunapuna(1)
Property Location	Transaction Type	Reset Date	Size (Acres)	Size (SF)	Actual Annual Rent PSF	MC Adjusted Annual Rent PSF(2)
1000 Mapunapuna Street	Ground Rent Reset	July 2017	0.960	41,833	$8.23	$8.58
803 Ahua Street	Ground Rent Reset	May 2018	1.676	73,013	$8.88	$8.88
669 Ahua Street	Ground Rent Reset	June 2018	0.803	35,000	$8.25	$8.25
842 Mapunapuna Street	Ground Rent Reset	November 2022	0.803	35,000	$9.64	$8.59
822 Mapunapuna Street	Ground Rent Reset	November 2022	0.803	35,000	$9.64	$8.59
692 Mapunapuna Street	Ground Rent Reset	January 2023	0.803	35,000	$9.74	$8.63
819 Ahua Street	Ground Rent Reset	January 2023	2.411	105,013	$9.64	$8.54
(1)	Based on the appraisals.

(2)	MC Adjusted Annual Rent PSF is equal to Actual Annual Rent PSF adjusted 3% annually for market conditions.

Summary of Comparable Ground Rents – Sand Island(1)
Property Location	Transaction Type	Reset Date	Size (Acres)	Size (SF)	Actual Annual Rent PSF	MC Adjusted Annual Rent PSF(2)
158 Sand Island Access Road	Ground Rent Reset	January 2019	2.307	100,500	$7.58	$7.58
2250 Pahounui Drive	Ground Rent Reset	January 2019	1.736	75,627	$7.70	$7.70
2019 Kahai Street	Ground Rent Reset	January 2019	0.619	26,954	$7.73	$7.73
165 Sand Island Access Road	Ground Rent Reset	January 2019	0.359	15,677	$7.73	$7.73
218 Mohonua Place	Ground Rent Reset	January 2019	0.783	34,096	$7.75	$7.75
125 Puuhale Road	Ground Rent Reset	January 2019	0.712	31,006	$7.75	$7.75
2135 Auiki Street	Ground Rent Reset	January 2019	0.765	33,328	$7.75	$7.75
2264 Pahounui Drive	Ground Rent Reset	January 2019	0.760	33,103	$7.75	$7.75
2276 Pahounui Drive	Ground Rent Reset	January 2019	0.754	32,841	$7.75	$7.75
180 Sand Island Access Road	Ground Rent Reset	January 2019	1.534	66,828	$7.89	$7.89
2020 Auiki Street	Ground Rent Reset	January 2019	1.072	46,705	$7.62	$7.62
204 Sand Island Access Road	Ground Rent Reset	January 2019	0.759	33,078	$7.75	$7.75
(1)	Based on the appraisals.

(2)	MC Adjusted Annual Rent PSF is equal to Actual Annual Rent PSF adjusted 3% annually for market conditions.

The Borrowers. The borrowing entities for the ILPT Hawaii Portfolio Whole Loan are Higgins Properties LLC, Masters Properties LLC, Robin 1 Properties LLC, Tanaka Properties LLC, ILPT TSM Properties LLC, Z&A Properties LLC, LTMAC Properties LLC, ILPT Orville Properties LLC, RFRI Properties LLC, and TedCal Properties LLC, each a Delaware limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to the ILPT Hawaii Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the ILPT Hawaii Portfolio Whole Loan. The ILPT Hawaii Portfolio Borrowers are indirectly owned by the borrower sponsor, Industrial Logistics Properties Trust (“ILPT”).

The Loan Sponsor. The borrower sponsor is ILPT, a real estate investment trust (“REIT”) formed to own and lease industrial and logistics properties throughout the United States. As of September 30, 2018, ILPT owned 269 industrial and logistics properties with approximately 29.2 million rentable square feet, which were approximately 99.3% leased to 245 tenants with a weighted average remaining lease term of approximately 10.9 years. Approximately 58.8% of ILPT’S annualized rental revenues as of September 30, 2018 come from 226 properties (buildings, leasable land parcels and easements) with approximately 16.8 million square feet located on the island of Oahu, Hawaii, most of which are long-term ground leases to tenants that have constructed buildings and operate businesses on land owned by ILPT.

Property Management. The ILPT Hawaii Portfolio Properties are managed by The RMR Group LLC, a Maryland limited liability company and an affiliate of the ILPT Hawaii Portfolio Borrowers.

Escrows and Reserves.

Tax Escrows – Solely during the continuance of a Cash Management Sweep Period (as defined below), the ILPT Hawaii Portfolio Borrowers are required to escrow monthly 1/12th of the annual estimated real estate taxes.

Insurance Escrows – Solely during the continuance of a Cash Management Sweep Period, the ILPT Hawaii Portfolio Borrowers are required to escrow monthly 1/12th of the annual estimated insurance premiums (unless the ILPT Hawaii Portfolio Borrowers maintain

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acceptable blanket insurance policies and the insurance premiums payable in connection therewith have been prepaid for not less than one year in advance, or, for the period of coverage under the insurance policies as to which certificates are delivered at loan origination, such period, if less than one year).

Lockbox / Cash Management. The ILPT Hawaii Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The ILPT Hawaii Portfolio Borrowers are required to direct each tenant of the ILPT Hawaii Portfolio to deposit funds directly into the lockbox account, and to deposit any funds received by the ILPT Hawaii Portfolio Borrowers and property manager, notwithstanding such direction, into the lockbox account within two business days of receipt. If no Cash Management Sweep Period exists, amounts on deposit in the lockbox account are required to be disbursed to the ILPT Hawaii Portfolio Borrowers’ operating account on each business day. Upon the first occurrence of a Cash Management Sweep Period, the lender is required to establish, and the ILPT Hawaii Portfolio Borrowers are required to cooperate to establish, a lender-controlled cash management account. If a Cash Management Sweep Period exists, the lender has the right to require that funds on deposit in the lockbox account are required to be transferred to the lender-controlled cash management account, and applied to make monthly deposits to the tax reserve and insurance reserve as described above under “Escrows and Reserves,” to pay debt service on the ILPT Hawaii Portfolio Whole Loan, to pay approved operating expenses in accordance with the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Management Sweep Period) and extraordinary expenses approved by the lender, and to pay any remainder (i) during any Cash Management Sweep Period not caused by a Partial Debt Yield Event (as defined below) into a cash trap account or (ii) during a Cash Management Sweep Period caused by a Partial Debt Yield Event, 50.0% into the cash trap account, and 50.0% to the ILPT Hawaii Portfolio Borrowers. In each case the amounts deposited in the cash trap account are required to be held as additional collateral for the ILPT Hawaii Portfolio Whole Loan during the continuance of the Cash Management Sweep Period; provided that, so long as no event of default is continuing under the ILPT Hawaii Portfolio Whole Loan, funds in the cash trap account are required to be applied to pay any shortfalls in debt service, to make deposits into the tax and insurance reserves to the extent amounts on deposit in the cash management account are insufficient, and, if requested by the ILPT Hawaii Portfolio Borrowers, to pay tenant improvements costs and allowances and leasing commissions for leases approved or deemed approved by the lender, capital expenditures set forth in the approved annual budget, management fees not to exceed 3.0% of operating income for the ILPT Hawaii Portfolio, and (subject to an annual cap of $100,000) required REIT distributions to owners of the ILPT Hawaii Portfolio Borrowers.

A “Cash Management Sweep Period” will commence (a) upon the occurrence of an event of default under the ILPT Hawaii Portfolio Whole Loan documents, (b) upon the occurrence of a Debt Yield Event (as defined below) or (c) upon the occurrence of a Partial Debt Yield Event (as defined below) and will terminate upon (x) with respect to clause (a), the cure of such event of default, (y) with respect to clause (b), the termination of such Debt Yield Event, or (z) with respect to clause (c), the termination of such Partial Debt Yield Event.

A “Debt Yield Event” will commence if the debt yield for the ILPT Hawaii Portfolio Whole Loan is less than 6.75% at the end of two consecutive calendar quarters and will end if (i) the debt yield for the ILPT Hawaii Portfolio Whole Loan is equal to or greater than 6.75% for two consecutive calendar quarters, or (ii) the ILPT Hawaii Portfolio Borrowers have delivered to the lender a letter of credit in accordance with the ILPT Hawaii Portfolio Whole Loan documents in a face amount such that, if applied to reduce the principal balance of the ILPT Hawaii Portfolio Whole Loan, would result in a debt yield of at least 6.75%.

A “Partial Debt Yield Event” will occur if the debt yield for the ILPT Hawaii Portfolio Whole Loan is less than 7.25% at the end of two consecutive calendar quarters (and a Debt Yield Event does not exist) and will end if (i) the debt yield for the ILPT Hawaii Portfolio Whole Loan is equal to or greater than 7.25% for two consecutive calendar quarters, or (ii) the ILPT Hawaii Portfolio Borrowers have delivered to the lender a letter of credit in accordance with the ILPT Hawaii Portfolio Whole Loan documents in a face amount such that, if applied to reduce the principal balance of the ILPT Hawaii Portfolio Whole Loan, would result in a debt yield of at least 7.25%.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Right of First Refusal. A tenant at each of the 1052 Ahua Street, 2828 Paa Street, 2831 Kaihikapu Street, 2826 Kaihikapu Street, 1045 Mapunapuna Street and 918 Ahua Street ILPT Hawaii Portfolio Properties has a right of first refusal and/or right of first offer to purchase the related ILPT Hawaii Portfolio Property in the event of a proposed transfer of such ILPT Hawaii Portfolio Property. None of such rights of first refusal or first offer are applicable to a transfer of (i) any of the related ILPT Hawaii Portfolio Properties in connection with a foreclosure or deed-in-lieu of foreclosure or (ii) the related ILPT Hawaii Portfolio Property or ILPT Hawaii Portfolio Properties with one or more other properties.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,000,000	Title:	Fee
Cut-off Date Principal Balance:	$19,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.0%	Net Rentable Area (SF):	236,921
Loan Purpose:	Acquisition	Location:	Farmington Hills, MI
Borrower:	ID TriAtria Owner LLC	Year Built / Renovated:	1986 / 2011
Borrower Sponsor:	Richard D. Wolfe	Occupancy:	91.8%
Interest Rate:	4.01000%	Occupancy Date:	5/1/2019
Note Date:	7/11/2019	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	8/1/2029	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	Most Recent NOI (As of)(3):	$2,118,429 (TTM 4/30/2019)
Original Amortization Term:	360 months	UW Economic Occupancy:	91.0%
Amortization Type:	IO-Balloon	UW Revenues:	$4,188,183
Call Protection:	L(24),Grtr1%orYM(93),O(3)	UW Expenses:	$1,430,398
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$2,757,785
Additional Debt(1):	Yes	UW NCF:	$2,556,402
Additional Debt Balance(1):	$2,000,000	Appraised Value / Per SF:	$28,600,000 / $121
Additional Debt Type(1):	Mezzanine	Appraisal Date:	4/18/2019

Escrows and Reserves	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$80
Taxes:	$33,318	$33,818	N/A	Maturity Date Loan / SF:	$73
Insurance:	$16,037	$5,346	N/A	Cut-off Date LTV:	66.4%
Replacement Reserves:	$0	$3,949	N/A	Maturity Date LTV:	60.3%
TI/LC:	$0	$12,833	$450,000	UW NCF DSCR:	2.35x
Other:	$7,531	Springing	N/A	UW NOI Debt Yield:	14.5%

Sources and Uses(4)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,000,000	68.3%	Purchase Price(4)	$27,084,452	97.3%
Mezzanine Loan	2,000,000	7.2	Closing Costs	686,829	2.5
Sponsor Equity	6,828,668	24.5	Upfront Reserves	57,387	0.2
Total Sources	$27,828,668	100.0%	Total Uses	$27,828,668	100.0%

(1)	The financial information presented in the chart above reflects the Cut-off Date balance of the TriAtria Office Building Mortgage Loan (as defined below). The Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield calculated based on the sum of the TriAtria Office Building Mortgage Loan and the TriAtria Office Building interest only mezzanine loan, are 73.4%, 1.99x and 13.1%, respectively.

(2)	Historical financials for 2016, 2017 and 2018 are unavailable as the TriAtria Office Building Property (as defined below) was acquired by the borrower sponsor in July 2019.

(3)	The increase in NOI from TTM 4/30/2019 to UW is primarily attributable to (i) rent abatements related to Zausmer, August & Caldwell PC that recently ended, (ii) free rent associated with Meritus Property Management LLC that ended on September 30, 2018 and (iii) rent steps totaling $2,250.

(4)	The borrower received an acquisition credit of $415,548 at origination of the TriAtria Office Building Mortgage Loan.

The Loan. The TriAtria Office Building mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 236,921 square foot office property located in Farmington Hills, Michigan (the “TriAtria Office Building Property”). The TriAtria Office Building mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $19.0 million (the “TriAtria Office Building Mortgage Loan”). The TriAtria Office Building Mortgage Loan has a 10-year term and is interest-only for the first 60 months of the term followed by a 30-year amortization schedule.

The Property. The TriAtria Office Building Property is comprised of two, two-story, class A/B suburban office buildings located on a 12.89-acre parcel in Farmington Hills, Michigan totaling 236,921 square feet. The TriAtria Office Building Property contains 900 parking spaces, including 835 surface spaces and 65 covered parking spaces, resulting in a ratio of 3.8 parking spaces per 1,000 square feet. The TriAtria Office Building Property was built in 1986 and renovated in 2011. Prior to acquisition, according to the borrower sponsor, the seller completed $4.75 million in capital improvements, which included renovations to the atriums and common area hallways, painting, carpet and vinyl replacement, woodwork and installation of a fountain. Other improvements included HVAC replacement, elevator

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improvements and pavement repairs. The two buildings consist of the main office building and an annex building. The main office building consists of two square pods with central atriums that are connected via a large atrium accommodating the main entrance into the TriAtria Office Building Property. The annex building accommodates covered parking on the lower level and storage space on the second story. The second stories of the two buildings are connected via an elevated covered walkway. The annex building additionally contains some unutilized space that formerly housed a small cafeteria. This space is not included in the calculation of net rentable area. As of May 1, 2019, the TriAtria Office Building Property was 91.8% leased to 14 local and regional tenants.

Major Tenants.

Millennium Medical (100,789 square feet; 42.5% of NRA; 46.2% of Base Rent): Millennium Medical (“Millennium”) consists of several physician offices located in Southeastern Michigan and operates diagnostic facilities. Millennium is part of Michigan Healthcare Professionals, P.C. (“MHP”). MHP is a physician led and administered organization. Millennium currently occupies three suites within the TriAtria Office Building Property and has been a tenant since 2014. The lease related to a suite totaling 92,074 square feet (38.9% of NRA, 41.8% of underwritten base rent) was signed in 2013, has a current expiration date of December 31, 2024 and has four, five-year renewal options. Another lease related to a suite totaling 7,481 square feet (3.2% of NRA, 3.7% of underwritten base rent) was signed in 2015, has an expiration date of February 28, 2026 and provides for four, five-year renewal options. The lease related to the 7,481 square foot suite is guaranteed by MHP through February 28, 2020. A third lease related to a suite totaling 1,234 square feet (0.5% of NRA, 0.7% of underwritten base rent) is currently on a month-to-month basis. Millennium does not have any termination options.

Zausmer, August & Caldwell PC (58,500 square feet; 24.7% of NRA; 27.0% of Base Rent): Founded in 1978, Zausmer, Kaufman, August & Caldwell PC (“Zausmer”) is a full-service law firm that offers legal assistance and representation services to large corporations, insurers, closely held companies, family businesses and startups. Zausmer also works across industries in the private and public sectors. The firm’s practice areas include alternative dispute resolution, business and criminal litigation, class action lawsuits, construction law, environmental law, insurance insolvency and liquidation law and products liability, among other areas. Zausmer has been a tenant at the TriAtria Office Building Property since May 1, 2018 under a lease that expires on October 31, 2028, with two, five-year renewal options remaining. Zausmer does not have any termination options.

Meritus Property Management, LLC (20,045 square feet; 8.5% of NRA; 7.8% of Base Rent): Meritus Property Management, LLC (“Meritus”) was founded in 2013 by a group of manufactured housing industry veterans. Meritus builds affordable residential communities for rent and sale located in Michigan, Alabama, Indiana, Kansas, Missouri and Ohio. Meritus has been a tenant at the TriAtria Office Building Property since 2018 with a lease that commenced on April 1, 2018 and expires on September 30, 2025, with one, five-year renewal option remaining. Meritus has the right to terminate its lease effective September 30, 2024 with at least 180 days’ prior written notice to the borrower and payment of all unamortized tenant allowances and leasing commissions.

The Market. The TriAtria Office Building Property is located in Farmington Hills, Michigan, within Southeast Michigan in the Detroit-Warren-Ann Arbor Combined Statistical Area (the “Detroit CSA”). The Detroit CSA’s major industries include manufacturing, health care/social assistance, retail trade and educational services. Southeast Michigan generally tracks the United States in employment by industry. The main difference can be seen in manufacturing jobs, which can be attributed to the presence of the big three automotive manufacturers that are headquartered in Michigan. Primary regional access to the TriAtria Office Building Property is provided by Interstate 696 and Northwestern Highway.

The city of Farmington Hills is situated in south central Oakland County, approximately 23 miles northwest of the Detroit central business district. The TriAtria Office Building Property’s neighborhood consists of a mixture of commercial and residential development and features two golf courses, a community college and several big box retailers. Primary regional access to the TriAtria Office Building Property is provided by Interstate 696 and Northwestern Highway. According to the appraisal, as of year-end 2018, the population within a one-, three- and five-mile radius was 7,026, 63,339 and 167,481, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius was $105,305, $130,619 and $126,076, respectively.

According to the appraisal, the TriAtria Office Building Property is located within the Detroit metropolitan statistical area (“Detroit MSA”) office market and the Farmington Hills/West Bloomfield office submarket. As of first quarter 2019, the Detroit MSA office market contained 79.7 million square feet of office space with a vacancy rate of 14.6% and an average quoted rental rate of $18.84 per square foot. As of first quarter 2019, the Detroit MSA office market reported positive net absorption of 116,381 square feet. The Farmington Hills/West Bloomfield office submarket contained approximately 6.2 million square feet of office space with a vacancy rate of 12.8% and an average rental rate of $18.28 per square foot as of first quarter 2019. The Farmington Hills/West Bloomfield office submarket reported negative net absorption of 35,823.

The appraisal identified six competitive properties built between 1979 and 2003 ranging in size from approximately 57,318 square feet to 259,340 square feet. The appraisal’s competitive set reported rent from $16.00 per square foot to $24.95 per square foot, with an average rent of $19.51 per square foot. The appraisal concluded a market rent of $22.00 per square foot modified gross for small office space and $19.00 per square foot modified gross for large office space.

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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Millennium Medical	NA / NA / NA	100,789	42.5%	$18.39	$1,853,704	46.2%	Various(2)
Zausmer, August & Caldwell PC(3)	NA / NA / NA	58,500	24.7	$18.50	1,082,250	27.0	10/31/2028
Meritus Property Management, LLC(4)	NA / NA / NA	20,045	8.5	$15.56	311,950	7.8	9/30/2025
Ameriprise Holdings, Inc.	NA / NA / NA	8,700	3.7	$19.00	165,300	4.1	1/31/2020
Associated Endocrinologists, PC(5)	NA / NA / NA	7,827	3.3	$21.50	168,281	4.2	2/28/2028
Major Tenants / Wtd. Avg.		195,861	82.7%	$18.29	$3,581,485	89.3%
Non Major Tenants / Wtd. Avg.		21,720	9.2%	$19.68	$427,374	10.7%
Occupied Collateral Total / Wtd. Avg.		217,581	91.8%	$18.42	$4,008,859	100.0%

Vacant Space		19,340	8.2%

Collateral Total		236,921	100.0%

(1)	Based on the underwritten rent roll.

(2)	One suite totaling 92,074 square feet has a current lease expiration date of December 31, 2024, one suite totaling 7,481 square feet has a current lease expiration date of February 28, 2026 and one suite totaling 1,234 square feet is a month-to-month tenant. The two larger suites each have four, five-year renewal options remaining.

(3)	Zausmer, August & Caldwell PC has two, five-year renewal options remaining.

(4)	Meritus Property Management, LLC has one, five-year renewal option remaining. Meritus Property Management, LLC has the right to terminate its lease effective September 30, 2024 upon 180 days’ prior written notice to the landlord and a termination fee equal to the sum of the unamortized tenant allowances and leasing commissions.

(5)	Associated Endocrinologists, PC has one, five-year renewal option and has the right to terminate its lease effective March 1, 2025 upon eight months’ prior notice and a termination fee equal to the sum of the unamortized tenant allowances and leasing commissions.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	19,340	8.2%	NAP	NAP	19,340	8.2%	NAP	NAP
2019 & MTM	5	11,334	4.8	$229,720	5.7%	30,674	12.9%	$229,720	5.7%
2020	1	8,700	3.7	165,300	4.1	39,374	16.6%	$395,020	9.9%
2021	1	2,490	1.1	44,820	1.1	41,864	17.7%	$439,840	11.0%
2022	2	4,714	2.0	96,669	2.4	46,578	19.7%	$536,509	13.4%
2023	2	4,416	1.9	83,313	2.1	50,994	21.5%	$619,822	15.5%
2024	1	92,074	38.9	1,676,936	41.8	143,068	60.4%	$2,296,758	57.3%
2025	1	20,045	8.5	311,950	7.8	163,113	68.8%	$2,608,708	65.1%
2026	1	7,481	3.2	149,620	3.7	170,594	72.0%	$2,758,328	68.8%
2027	0	0	0.0	0	0.0	170,594	72.0%	$2,758,328	68.8%
2028	2	66,327	28.0	1,250,531	31.2	236,921	100.0%	$4,008,859	100.0%
2029	0	0	0.0	0	0.0	236,921	100.0%	$4,008,859	100.0%
2030 & Beyond	0	0	0.0	0	0.0	236,921	100.0%	$4,008,859	100.0%
Total	16	236,921	100.0%	$4,008,859	100.0%
(1)	Based on the underwritten rent roll.

(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

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No. 11 - TriAtria Office Building

Operating History and Underwriting Net Cash Flow(1)
	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$3,222,177	$4,427,086	$18.69	98.2%
Vacant Income	0	0	$0.00	0.0
Gross Potential Rent	$3,222,177	$4,427,086	$18.69	98.2%
Total Reimbursements	75,357	81,833	$0.35	1.8
Net Rental Income	$3,297,534	$4,508,919	$19.03	100.0%
Other Income(5)	95,251	95,251	$0.40	2.1
(Vacancy/Credit Loss)(6)	0	(415,987)	($1.76)	(9.0)
Effective Gross Income	$3,392,785	$4,188,183	$17.68	92.9%
Total Expenses	1,274,355	1,430,398	$6.04	34.2
Net Operating Income(7)	$2,118,429	$2,757,785	$11.64	65.8%
Capital Expenditures	0	47,384	$0.20	1.1
TI/LC	0	153,999	$0.65	3.7
Net Cash Flow	$2,118,429	$2,556,402	$10.79	61.0%
(1)	Historical financials are unavailable because the TriAtria Office Building Property was acquired by the borrower sponsor in July 2019.

(2)	TTM reflects the trailing 12-month period ending April 30, 2019.

(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place consist of in-place rents as of the May 1, 2019 rent roll, including (i) contractual rent steps through September 2019 totaling $2,250, (ii) month-to-month tenants The Arkin Agency, LLC and Millennium Medical, which are expected to sign long term leases totaling $113,528 and (iii) vacancy gross up totaling $415,976.

(5)	Other Income consists of storage and parking income.

(6)	Underwritten Vacancy represent the economic vacancy of 9.0%

(7)	The increase in Net Operating Income from TTM to Underwritten is primarily attributed to (i) rent abatements related to Zausmer, August & Caldwell PC that recently ended, (ii) free rent associated with Meritus Property Management LLC that ended on September 30, 2018 and (iii) rent steps totaling $2,250.

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No. 12 – Meidinger Tower

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$19,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$19,000,000	Property Type - Subtype:	Office – CBD
% of IPB:	2.0%	Net Rentable Area (SF):	331,054
Loan Purpose:	Refinance	Location:	Louisville, KY
Borrower:	Meidinger Building Owner, LLC	Year Built / Renovated:	1982 / 2006
Borrower Sponsors:	Charles Stein and Dennis Udwin	Occupancy:	88.1%
Interest Rate:	4.52000%	Occupancy Date:	4/30/2019
Note Date:	7/9/2019	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	7/6/2029	3rd Most Recent NOI (As of):	$2,414,599 (Annualized T-8 12/31/2017)
Interest-only Period:	48 months	2nd Most Recent NOI (As of):	$3,007,397 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of):	$3,129,662 (TTM 5/31/2019)
Original Amortization Term:	360 months	UW Economic Occupancy:	87.7%
Amortization Type:	IO-Balloon	UW Revenues:	$5,873,378
Call Protection(2):	L(25),Def(91),O(4)	UW Expenses:	$3,036,161
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,837,217
Additional Debt(1):	Yes	UW NCF:	$2,611,833
Additional Debt Balance(1):	$9,000,000	Appraised Value / Per SF:	$41,000,000 / $124
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/26/2019

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$85
Taxes:	$350,931	$36,555	N/A	Maturity Date Loan / SF:	$76
Insurance:	$0	Springing(4)	N/A	Cut-off Date LTV:	68.3%
Replacement Reserves:	$0	$5,518	$198,632	Maturity Date LTV:	61.2%
TI/LC:	$0	$20,691	$993,162	UW NCF DSCR:	1.53x
Unfunded Obligations:	$134,676	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$28,000,000	100.0%	Payoff Existing Debt	$23,742,029	84.8%
			Return of Equity	3,237,784	11.6
			Closing Costs	534,580	1.9
			Reserves	485,607	1.7
Total Sources	$28,000,000	100.0%	Total Uses	$28,000,000	100.0%
(1)	The Meidinger Tower mortgage loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $28.0 million. The financial information presented in the chart above reflects the Cut-off Date balance of the Meidinger Tower Whole Loan (as defined below).
(2)	Defeasance is permitted after the date that is two years from the closing date of the securitization that includes the last Meidinger Tower Whole Loan promissory note to be securitized (the “Defeasance Lockout Expiration Date”). Open prepayment is permitted on or after April 6, 2029. In addition, if the Permitted Release Date (as defined below) has occurred, but the Defeasance Lockout Expiration Date has not occurred, the Meidinger Tower Whole Loan can be prepaid in whole, but not in part, with a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium. The “Permitted Release Date” means the earlier of (i) August 6, 2022 or (ii) the Defeasance Lockout Expiration Date.
(3)	The borrower sponsors purchased the Meidinger Tower Property (as defined below) in April 2017. As such, 4th Most Recent NOI is unavailable.
(4)	The requirement for the borrower to make deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing, (ii) the Meidinger Tower Property is insured under a blanket insurance policy in accordance with the Meidinger Tower Whole Loan documents and (iii) the borrower provides the lender evidence that the terms and conditions set forth in clause (ii) above are satisfied.

The Loan. The Meidinger Tower mortgage loan is part of a whole loan (the “Meidinger Tower Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $28,000,000. The Meidinger Tower Whole Loan is secured by a first lien mortgage on the borrower’s fee interest in a 331,054 square foot office property located in Louisville, Kentucky (the “Meidinger Tower Property”). Promissory Note A-1, with an original principal balance of $19,000,000, will be included in the BBCMS 2019-C4 Trust. The Meidinger Tower Whole Loan will be serviced under the

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BBCMS 2019-C4 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”. The Meidinger Tower Whole Loan has a 10-year term and is interest-only for the first 48 months of the term followed by a 30-year amortization schedule.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$19,000,000	BBCMS 2019-C4	Yes
A-2	$9,000,000	UBS AG	No
Total	$28,000,000

The Property. The Meidinger Tower Property is a 26-story class A office building totaling 331,054 square feet located at 462 South 4th Street adjacent to Louisville’s premier retail and entertainment district, 4th Street Live!, in the central business district (“CBD”) of Louisville, Kentucky. Situated on an approximately 0.4 acre site, the Meidinger Tower Property was constructed in 1982 and renovated in 2006. Amenities at the Meidinger Tower Property include a lobby with polished and flamed granite and light birch wood finishes, a fitness center, a conference center, a collaboration room, an on-site café, storage facilities, on-site property management, and 24/7 security. Parking is available in the 4th Street Live! garage with covered access from the Meidinger Tower Property to the parking structure. Since the borrower sponsors’ acquisition of the Meidinger Tower Property in 2017, the borrower sponsors have spent approximately $1.2 million in capital improvements, primarily consisting of HVAC upgrades, fire alarm system upgrades and elevator modernization.

The Meidinger Tower Property was 88.1% leased as of April 30, 2019 to 20 office and telecommunications tenants, with approximately 43.6% of NRA and 44.4% of underwritten base rent leased to investment grade tenants. The top three tenants at the Meidinger Tower Property are Computershare, Inc. (33.9% of NRA), Mountjoy Chilton Medley, LLP (11.3% of NRA) and Cotiviti Healthcare (8.4% of NRA). No other tenant at the Meidinger Tower Property represents more than 6.0% of NRA or 7.6% of underwritten base rent.

Major Tenants.

Computershare, Inc. (112,319 square feet; 33.9% of NRA; 32.1% of Base Rent): Computershare, Inc. (“Computershare”), rated BBB by S&P, provides transfer agency, employee equity plans, mortgage servicing, proxy solicitation, stakeholder communications, and other diversified financial and governance services. Founded in Melbourne, Australia in 1978, Computershare became a publicly traded company (ASX: CPU) in 1994 with an initial market value of $25 million, growing over the years to today’s market value of nearly $6 billion. Computershare currently operates in 21 countries with approximately 12,000 employees and 16,000 clients. Computershare currently occupies 112,319 square feet across eight suites at the Meidinger Tower Property. The leases have a current expiration date of October 31, 2023 and provide for two, five-year renewal options. Underwritten base rents for Computershare’s eight suites range from $8.00 to $10.51 per square foot with a weighted average underwritten base rent of $9.10 per square foot. Computershare does not have any termination options. Computershare disputes the amount of real estate tax recoveries it has paid based on a triple net basis from 2015 lease commencement and contends it should only be responsible for its pro-rata share of taxes above the 2015 base year. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

Mountjoy Chilton Medley, LLP (37,345 square feet; 11.3% of NRA; 12.9% of Base Rent): Mountjoy Chilton Medley, LLP (“MCM”) offers expertise in audit and assurance services, domestic and international tax planning, business valuation, litigation support, fraud examination, risk management, business start-up and advisory services for non-profit, public and privately-held organizations. Industries served include manufacturing, distribution, healthcare, real estate, construction, finance, insurance, government, hospitality, and wealth management. A tenant at the Meidinger Tower Property since July 2001, MCM currently occupies three office suites totaling 37,345 square feet. MCM pays a current underwritten base rent of $11.00 per square foot, has a current expiration date of November 30, 2022 and provides for two, five-year renewal options and no termination options.

Cotiviti Healthcare (27,960 square feet; 8.4% of NRA; 15.5% of Base Rent): Cotiviti Healthcare is a solutions and analytics company that leverages clinical and financial datasets to deliver insight into the performance of the healthcare system. In

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No. 12 – Meidinger Tower

addition, Cotiviti Healthcare supports the retail industry with audit and recovery services in order to increase efficiency and maximize profitability. Cotiviti Healthcare currently occupies three office suites totaling 27,960 square feet at the Meidinger Tower Property with leases that expire on July 31, 2021. Underwritten base rents for the Cotiviti Healthcare’s three suites range from $16.77 to $17.80 per square foot with a weighted average underwritten base rent of $17.61 per square foot. Cotiviti Healthcare’s leases provide for two, five-year renewal options and no termination options. Provided Cotiviti Healthcare has not subleased or assigned all or any portion of its premises, Cotiviti Healthcare has a one-time right to reduce the size of its premises by removing the reduction space further detailed in its lease from its premises with 180 days’ notice along with a termination fee in the amount of the unamortized portion of the allowance and leasing commissions paid by the landlord in connection with its lease with respect to the portion of its premises subject to the reduction right, and assuming the allowance and leasing commissions are amortized equally over the entire premises and term (amortized with an assumed 8.0% interest rate).

The Market. The Meidinger Tower Property is located in the Louisville-Jefferson County, KY-IN metropolitan statistical area (the “Louisville MSA”). The Louisville MSA has a population of approximately 1.3 million. Major industries in the Louisville MSA economy include services, manufacturing, trade, and transportation and utilities. Louisville serves as the main global air hub for United Postal Service and is also home to Fort Knox, a major U.S. Army post and the largest employer in the region. Major employers in the Louisville MSA include Fort Knox, United Postal Service, Ford Motor Co., Humana Inc., Norton Healthcare, Baptist Healthcare Systems Inc., Amazon.com, GE appliances, KentuckyOne Health Inc., University of Louisville, and Kroger Co. The region includes five Fortune 1000 companies: Brown-Forman Corporation, Humana Inc., Kindred Healthcare Inc., PharMerica, and Yum! Brands, Inc.

The Meidinger Tower Property is located in downtown Louisville and the surrounding neighborhood consists primarily of retail and office development. Regional access to the Meidinger Tower Property is provided by Interstate 64 (0.8 miles north), Interstate 65 (0.8 miles east) and Interstate 71 (2.5 miles northeast). Public transportation in the area is provided by Transit Authority of River City. The Meidinger Tower Property is located approximately 5.8 miles northwest of the Louisville International Airport, where over 3.2 million passengers and over 4.7 billion pounds of cargo pass through this airport each year. The Louisville International Airport is the third-busiest in the United States in terms of cargo traffic, and seventh-busiest for such in the world.

Tourism is the third largest industry in Kentucky. Approximately 16.4 million people visit Louisville each year, accounting for an estimated $3.4 billion in economic impact. Hospitality properties near the Meidinger Tower Property include Marriott, Hilton, Hyatt Regency, and Hampton by Hilton. TripAdvisor rated Louisville as one of the “Top 20 Places to Visit in the U.S. in 2019.” The downtown area is home to more than 1,500 businesses. It hosts more than 100 events and festivals throughout a year and has experienced a 200% attendance growth in the last decade. Additionally, it was also voted as the 2nd Best Local Food Scene by readers of USA Today.

According to a third party market research report, the Meidinger Tower Property is located in the Louisville CBD office submarket. The Louisville CBD office submarket contains approximately 16.3 million square feet of office space with a vacancy rate of 6.9% and an average market rental rate of $17.80 per square foot as of June 2019. The Louisville CBD office submarket experienced positive year to date net absorption of 172,056 square feet. According to a third party market research report, the estimated 2019 population within a one-, three- and five-mile radius of the Meidinger Tower Property was 15,934, 113,742 and 254,449, respectively, and the 2019 estimated average household income within the same one-, three- and five-mile radius was $32,473, $48,821 and $59,206, respectively.

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No. 12 – Meidinger Tower

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Computershare	NA / BBB / NA	112,319	33.9%	$9.10	$1,022,029	32.1%	10/31/2023
Mountjoy Chilton Medley, LLP	NA / NA / NA	37,345	11.3	$11.00	410,795	12.9	11/30/2022
Cotiviti Healthcare(3)	NA / NA / NA	27,960	8.4	$17.61	492,326	15.5	7/31/2021
River Road Asset Management, LLC(4)	A3 / A- / NA	19,980	6.0	$12.12	242,222	7.6	8/14/2022
Seiller Waterman, LLC	NA / NA / NA	14,341	4.3	$9.75	139,825	4.4	12/31/2023
Total Quality Logistics, LLC	NA / NA / NA	13,980	4.2	$9.24	129,175	4.1	1/31/2020
MCI Communications Services Inc.	Baa1 / BBB+ / A-	8,684	2.6	$12.42	107,855	3.4	12/31/2021
Hosting.com	NA / NA / NA	8,421	2.5	$9.74	82,021	2.6	12/31/2020
American City Business Journals, Inc.	NA / NA / NA	6,925	2.1	$8.06	55,816	1.8	10/31/2022
Major Tenants		249,955	75.5%	$10.73	$2,682,063	84.3%

Non Major Tenants(5)		41,552	12.6%	$12.06	$501,185	15.7%

Occupied Collateral Total		291,507	88.1%	$10.92	$3,183,248	100.0%

Vacant Space		39,547	11.9%

Collateral Total		331,054	100.0%

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Provided Cotiviti Healthcare has not subleased or assigned all or any portion of its premises, Cotiviti Healthcare has a one-time right to reduce the size of its premises by removing the reduction space further detailed in its lease from its premises with 180 days’ notice along with a termination fee in the amount of the unamortized portion of the allowance and leasing commissions paid by the landlord in connection with its lease with respect to the portion of its premises subject to the reduction right, and assuming the allowance and leasing commissions are amortized equally over the entire premises and term (amortized with an assumed 8.0% interest rate).
(4)	River Road Asset Management, LLC may terminate its lease at any time on or after the expiration of five years after the earlier of (i) February 1, 2015 or (ii) three days following the date the landlord substantially completes tenant improvements and tenders possession of the new premises for River Road Asset Management, LLC’s occupancy, with at least 150 days’ written notice of such cancellation and payment of a termination fee equal to the sum of (a) any unamortized tenant improvement allowances plus interest on such amount at 7.0% annually over the remainder of the lease term and (b) any real estate commissions owed to brokers under commission agreements.
(5)	Includes Conference Room (1,729 square feet), Collaboration Area (1,591 square feet) and Fitness Center (1,584 square feet), each of which have no associated Base Rent.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	39,547	11.9%	NAP	NAP	39,547	11.9%	NAP	NAP
2019 & MTM(2)	4	6,724	2.0	$14,596	0.5%	46,271	14.0%	$14,596	0.5%
2020	3	28,100	8.5	266,818	8.4	74,371	22.5%	$281,414	8.8%
2021	5	44,569	13.5	717,074	22.5	118,940	35.9%	$998,489	31.4%
2022	5	69,606	21.0	768,335	24.1	188,546	57.0%	$1,766,824	55.5%
2023	10	130,460	39.4	1,224,725	38.5	319,006	96.4%	$2,991,549	94.0%
2024	1	4,383	1.3	80,472	2.5	323,389	97.7%	$3,072,021	96.5%
2025	1	3,930	1.2	42,130	1.3	327,319	98.9%	$3,114,151	97.8%
2026	0	0	0.0	0	0.0	327,319	98.9%	$3,114,151	97.8%
2027	0	0	0.0	0	0.0	327,319	98.9%	$3,114,151	97.8%
2028	0	0	0.0	0	0.0	327,319	98.9%	$3,114,151	97.8%
2029	1	3,735	1.1	69,098	2.2	331,054	100.0%	$3,183,248	100.0%
2030 & Beyond	0	0	0.0	0	0.0	331,054	100.0%	$3,183,248	100.0%
Total	30	331,054	100.0%	$3,183,248	100.0%
(1)	Based on the underwritten rent roll.
(2)	Includes Conference Room (1,729 square feet), Collaboration Area (1,591 square feet) and Fitness Center (1,584 square feet), each of which have no associated Base Rent Expiring.

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No. 12 – Meidinger Tower

Operating History and Underwritten Net Cash Flow
	2017(1)	2018	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$2,951,524	$3,154,566	$3,243,785	$3,185,054	$9.62	51.1%
Vacant Income	0	0	0	404,135	1.22	6.5
Gross Potential Rent	$2,951,524	$3,154,566	$3,243,785	$3,589,190	$10.84	57.6%
Total Reimbursements	1,989,466	2,437,784	2,417,834	2,643,313	7.98	42.4
Net Rental Income	$4,940,989	$5,592,350	$5,661,619	$6,232,503	$18.83	100.0%
(Vacancy/Credit Loss)	0	0	0	(766,829)	(2.32)	(12.3)
Other Income(5)	176,414	415,609	406,604	407,704	1.23	6.5
Effective Gross Income	$5,117,403	$6,007,958	$6,068,223	$5,873,378	$17.74	94.2%

Total Expenses	$2,702,804	$3,000,561	$2,938,561	$3,036,161	$9.17	51.7%

Net Operating Income	$2,414,599	$3,007,397	$3,129,662	$2,837,217	$8.57	48.3%

Total TI/LC, Capex/RR	0	0	0	225,383	0.68	3.8

Net Cash Flow	$2,414,599	$3,007,397	$3,129,662	$2,611,833	$7.89	44.5%
(1)	The borrower sponsors purchased the Meidinger Tower Property in April 2017. As such, 2017 information is based on the annualized eight-month period ending December 31, 2017.
(2)	TTM reflects the trailing 12-month period ending May 31, 2019.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Rents in Place includes (i) contractual rent steps through August 2020 totaling $88,892 and (ii) straight line rent for investment grade tenants MCI Communication Services Inc. and AT&T Services, Inc., totaling $1,806.
(5)	Other Income includes garage and parking income, storage income, telecom income, miscellaneous income, and $1,100 of annual rent for the FedEx and UPS kiosks.

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No. 13 - Ocala Industrial

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	RREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,950,000	Title:	Fee
Cut-off Date Principal Balance:	$18,927,414	Property Type – Subtype:	Industrial -
% of IPB:	2.0%		Manufacturing/Warehouse
Loan Purpose:	Acquisition	Net Rentable Area (SF):	375,285
Borrower:	Sky Ocala, LLC	Location:	Ocala, FL
Borrower Sponsors:	Sky Management Services LLC	Year Built / Renovated:	2006 / 2017
	and Alexander Dembitzer	Occupancy:	100.0%
Interest Rate:	4.50000%	Occupancy Date:	6/14/2019
Note Date:	6/14/2019	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	7/6/2029	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	None	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	Most Recent NOI (As of)(2):	NAV
Original Amortization Term:	360 months	UW Economic Occupancy:	94.0%
Amortization Type:	Balloon	UW Revenues:	$2,293,983
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$617,019
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$1,676,963
Additional Debt:	No	UW NCF:	$1,545,613
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$27,300,000 / $73
Additional Debt Type:	N/A	Appraisal Date:	4/16/2019

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$50
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$41
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.3%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	56.1%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.34x
				UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$18,950,000	70.7%	Purchase Price	$26,450,000	98.6%
Sponsor Equity	7,863,075	29.3	Closing Costs	363,075	1.4
Total Sources	$26,813,075	100.0%	Total Uses	$26,813,075	100.0%

(1)	The Ocala Industrial Mortgage Loan, as defined in “The Loan” below, was originated by BSPRT CMBS Finance, LLC and contributed by Rialto Real Estate Fund III – Debt, LP.
(2)	There is no historical financial information as this is an acquisition and the borrower sponsors were not provided with historical financial information.

The Loan. The Ocala Industrial mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 375,285 square foot build-to-suit, industrial manufacturing and warehouse property located in Ocala, Florida (the “Ocala Industrial Property”). The mortgage loan was originated by BSPRT CMBS Finance, LLC and contributed by Rialto Real Estate Fund III – Debt, LP and has an outstanding principal balance as of the Cut-off Date of approximately $18,927,414 (the “Ocala Industrial Mortgage Loan”). The Ocala Industrial Mortgage Loan has a 10-year term and amortizes by a 30-year amortization schedule.

The Property. The Ocala Industrial Property is a 375,285 square foot build-to-suit, industrial manufacturing and warehouse facility located in Ocala, Florida. Originally constructed in 2006 and expanded by 150,000 square feet in 2017, the Ocala Industrial Property includes 23 dock-high doors and 13 grade doors with 30’ clear heights. Further, the Ocala Industrial Property also includes 23,116 square feet of office space.

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Annex A-3	BBCMS 2019-C4

No. 13 - Ocala Industrial

The Ocala Industrial Property is 100.0% occupied by Custom Window Systems, Inc. (“Custom Window Systems”) under an absolute triple-net lease through December 2033 with 2.0% annual rent escalations, and three, 5-year renewal options remaining. Custom Window Systems has no termination options. The lease commenced in December 2013 after the tenant completed a sale-leaseback with American Realty Capital for $13,000,000. According to the borrower sponsor, the seller completed a 150,000 square foot expansion at a cost of $7,250,000 due to Custom Window Systems’ need for expansion. The Ocala Industrial Property is the only production facility for Custom Window Systems to design and manufacture impact-resistant and non-impact resistant windows, doors and porch enclosures in the southeast in both commercial and residential use. Founded in 1986 and headquartered at the Ocala Industrial Property in Ocala, Florida, Custom Window Systems serves customers in Florida and across the southeastern United States.

Custom Window Systems is wholly owned by Nautic Partners, which is a middle-market private equity firm with over $2.5 billion of equity capital under management.

The Market. The Ocala Industrial Property is located in Ocala, Florida. According to the appraisal, Ocala Metropolitan Statistical Area (MSA) is located in northcentral Florida approximately 90 miles northeast of Tampa Bay and 100 miles southwest of Jacksonville. Orlando is about 75 miles southeast of Ocala. The MSA is comprised of only one county, Marion County, with Ocala being the county seat. Situated along Interstate 75, the location offers accessibility to Florida’s major metro areas.

According to a third-party report, due to its central location in the Florida peninsula along I-75 and about 80 miles northwest of Orlando, Ocala is a prime location for distribution for the entire state of Florida and into a significant portion of adjacent states.

The Ocala industrial market contains 23,191,282 square feet of industrial space. The current vacancy rate in the market is 1.2% and average market rents are $5.20 per square foot. There is currently 617,046 square feet of industrial properties under construction. Over the past 12 months, there was 11,400 square feet of industrial product delivered to the market.

According to a third-party market research report, the population within a one-, three- and five-mile radius was 3,262, 27,975 and 57,067, respectively. Additionally, the median household income within a one-, three- and five-mile radius was $36,044, $38,069 and $34,764, respectively as of 2019.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent(2)	% of Total Base Rent	Lease Expiration Date
Custom Window Systems, Inc.	NA / NA / NA	375,285	100.0%	$5.04	$1,892,207	100.0%	12/31/2033(3)
Top Tenant		375,285	100.0%	$5.04	$1,892,207	100.0%

Vacant Space		0	0.0%

Collateral Total		375,285	100.0%

(1)	Based on the underwritten rent roll.

(2)	Custom Window Systems has base rent escalations of 2.0% annually.

(3)	Custom Window Systems has 3, 5-year renewal options remaining.

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Annex A-3	BBCMS 2019-C4

No. 13 - Ocala Industrial

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029 & Beyond	1	375,285	100.0	1,892,207	100.0	375,285	100.0%	$1,892,207	100.0%
Total	1	375,285	100.0%	$1,892,207	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$1,892,207	$5.04	77.5%
Vacant Income	0	0.0	0.0
Gross Potential Rent	$1,892,207	$5.04	77.5%
Total Reimbursements	548,200	1.46	22.5
Net Rental Income	$2,440,407	$6.50	100.0%
(Vacancy/Credit Loss)	(146,424)	(0.39)	(6.0)
Other Income	0	0.0	0.0
Effective Gross Income	$2,293,983	$6.11	94.0%

Total Expenses	$617,019	$1.64	26.9%

Net Operating Income	$1,676,963	$4.47	73.1%

Total TI/LC, Capex/RR	131,350	0.35	5.7

Net Cash Flow	$1,545,613	$4.12	67.4%

(1)	There is no historical financial information as this is an acquisition and the borrower sponsors were not provided with historical financial information.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

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Annex A-3	BBCMS 2019-C4

No. 14 – Glenmont Abbey Village

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,200,000	Title:	Fee
Cut-off Date Principal Balance:	$18,200,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	1.9%	Net Rentable Area (Units):	148
Loan Purpose:	Acquisition	Location:	Glenmont, NY
Borrower:	LSC-Glenmont Abbey 55+	Year Built / Renovated:	2016 / N/A
	Multifamily, DST	Occupancy:	96.6%
Borrower Sponsors:	Pietro V. Scola, Joseph L. Fox	Occupancy Date:	6/1/2019
Interest Rate:	4.04000%	4th Most Recent NOI (As of):	NAV
Note Date:	6/14/2019	3rd Most Recent NOI (As of)(1):	$1,056,948 (12/31/2017)
Maturity Date:	7/1/2029	2nd Most Recent NOI (As of)(1):	$1,657,517 (12/31/2018)
Interest-only Period:	60 months	Most Recent NOI (As of)(1):	$1,659,488 (TTM 4/30/2019)
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization:	360 months	UW Revenues:	$2,744,293
Amortization Type:	IO-Balloon	UW Expenses:	$1,125,293
Call Protection:	L(25),Def(91),O(4)	UW NOI:	$1,619,000
Lockbox / Cash Management:	Springing	UW NCF:	$1,619,000
Additional Debt:	No	Appraised Value / Per Unit:	$27,500,000 / $185,811
Additional Debt Balance:	N/A	Appraisal Date:	5/2/2019
Additional Debt Type:	N/A

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$122,973
Taxes:	$483,512	Springing	N/A	Maturity Date Loan / Unit:	$111,680
Insurance:	$64,272	Springing	N/A	Cut-off Date LTV:	66.2%
Replacement Reserves:	$370,000	Springing	$370,000	Maturity Date LTV:	60.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.55x
Other(2):	$125,500	$0	N/A	UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,200,000	59.9%	Purchase Price	$27,500,000	90.5%
Borrower Equity	12,176,079	40.1	Upfront Reserves	1,043,284	3.4
Closing Costs	1,832,795	6.0
Total Sources	$30,376,079	100.0%	Total Uses	$30,376,079	100.0%

(1)	The Glenmont Abbey Village Property (as defined below) was constructed in 2016. NOI has increased from 3rd Most Recent NOI to Most Recent NOI due to an increase in the number of units leased at the Glenmont Abbey Village Property.

(2)	At origination, the borrower deposited (i) $115,500 into a Sidewalk Construction Reserve representing approximately 110.0% of the amount estimated by the lender to be necessary to complete the construction of a sidewalk when and as required pursuant to the site plan approval and (ii) $10,000 into an environmental reserve representing the amount estimated by the lender to be necessary to complete the installation of a radon mitigation system.

The Loan. The Glenmont Abbey Village mortgage loan (the “Glenmont Abbey Village Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $18,200,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 148-unit age restricted multifamily property located in Glenmont, New York (the “Glenmont Abbey Village Property”). The Glenmont Abbey Village Mortgage Loan has a 10-year term and is interest-only for the first 60 months of the term followed by a 30-year amortization schedule. The borrowing entity for the Glenmont Abbey Village Mortgage Loan is LSC-Glenmont Abbey 55+ Multifamily, DST, a Delaware statutory trust and special purpose entity. LSC-Glenmont Abbey 55+ Multifamily, DST is wholly owned by Livingston Street Capital, LLC, a Delaware limited liability company, which is wholly owned by Pietro V. Scola and Joseph L. Fox, the borrower sponsors and nonrecourse carve-out guarantors. Livingston Street Capital, LLC is a fully integrated boutique real estate-focused investment firm that has completed over $20 billion in real estate transactions including acquisitions, development, leasing, capital raising, leveraged buy-outs and portfolio recapitalizations.

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No. 14 – Glenmont Abbey Village

The Property. The Glenmont Abbey Village Property is an age-restricted (55+) 148-unit garden style multifamily property located in Glenmont, New York, approximately 4.0 miles southwest of the Albany central business district. Developed in 2016, the Glenmont Abbey Village Property consists of two, four-story residential buildings, a one-story clubhouse and seven detached parking garage buildings situated on approximately 13.11 acres. The unit mix consists of 80 one-bedroom/one-bathroom units (54.1% of units), 30 two-bedroom/one-bathroom units (20.3% of units) and 38 two-bedroom/two-bathroom units (25.7% of units).

The Glenmont Abbey Village Property’s amenities include 24-hour maintenance/management, a community center, an indoor swimming pool, a fitness center, a clubhouse and a movie theatre. Unit amenities include central air conditioning, a dishwasher, an in-unit washer and dryer, mini blinds, free basic cable/internet and private patio/balconies. As of June 1, 2019, the Glenmont Abbey Village Property was 96.6% occupied. The Glenmont Abbey Village Property has 124 surface spaces and 64 detached garage spaces resulting in a parking ratio of approximately 1.27 spaces per unit.

The Market. The Glenmont Abbey Village Property is located in Glenmont, New York. Glenmont is located within the Albany-Schenectady-Troy Metropolitan Statistical Area (“MSA”). Albany’s position on the Hudson River has historically provided the city with a major port for trade. The MSA’s employment distribution is heavily influenced by its nearby universities and position as the capital city of New York. As a result, an outsized share of the region’s residents is employed by the government or in the education/health sector. Furthermore, the region’s employment is concentrated in the science, technology, engineering and math fields. The technical skills of graduates of local universities are expected to help continue to grow the MSA as a global semiconductor production hub due to the presence of colleges, universities and major employer GlobalFoundries. According to the appraisal, the increasing economic growth attributed to the nanotechnology sector and science and engineering are expected to be significant demand generators for the local and general region.

The University at Albany, approximately 11.0 miles northwest of the Glenmont Abbey Village Property, is regarded as a national leader in nanotechnology. Construction of the university’s $184 million technology complex, located at Harriman Campus in western Albany, broke ground in April 2018 and will be completed by 2021. The 225,000-square foot complex, called the Emerging Technology and Entrepreneurship Complex (“E-TEC”), will be positioned next to the University at Albany’s planned College of Emergency Preparedness, Homeland Security and Cybersecurity. Approximately 735 new jobs are expected to be created by the E-TEC complex.

The Glenmont Abbey Village Property’s neighborhood consists primarily of residential uses with dense pockets of commercial establishments. Interstate 87 is situated approximately 1.3 miles northeast of the Glenmont Abbey Village Property. Interstate 87 provides access to Utica, Syracuse, Rochester, Buffalo, and most major metropolitan areas in the northeastern United States. According to a third party market research report, the estimated 2018 population within a 3, 5 and 10-mile radius of the Glenmont Abbey Village Property is 30,998, 131,917 and 291,777, respectively. The 2018 estimated average household income within a 3, 5 and 10-mile radius of the Glenmont Abbey Village Property is $101,596, $80,613 and $85,433, respectively.

According to the appraisal, the Glenmont Abbey Village Property is located within the Albany-Schenectady-Troy apartment market. As of fourth quarter 2018, the Albany-Schenectady-Troy apartment market reported an overall vacancy rate of 6.4%, however, according to the appraisal, rates have since decreased to 6.2%. According to the appraisal, the Glenmont Abbey Village Property is located within the Albany County submarket which has a vacancy rate of approximately 4.0% to 5.0%. Monthly asking rents steadily increased from a low of $1,089 per month as of the first quarter of 2014 to a high of $1,194 per month as of the end of the fourth quarter of 2018. The Albany County submarket reported an average asking rent of $1,215 per unit. The appraisal identified five competitive multifamily properties totaling 509 units. The comparables range in size from 57 units to 144 units. The comparable occupancy levels range from 95.5% to 100%, with an unweighted average of approximately 97.5%. The competitive set exhibits monthly rents ranging from $1,270 to $2,140 per unit. The concluded effective market rents per appraisal represent $1,370 to $1,499 for one-bedroom units and $1,779 to $2,312 for two-bedroom units.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)(2)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
1 Bedroom, 1 Bath	80	54.1%	78	97.5%	697	$1,232	$1.77
2 Bedroom, 1 Bath	30	20.3	30	100.0%	1,074	$1,801	$1.68
2 Bedroom, 2 Bath	38	25.7	35	92.1%	1,076	$1,910	$1.78
Total/Wtd. Avg.	148	100.0%	143	96.6%	871	$1,521	$1.75
(1)	Based on the underwritten rent roll.

(2)	Wtd. Avg. based on number of units of each unit type.

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No. 14 – Glenmont Abbey Village

Operating History and Underwritten Net Cash Flow
	2017	2018	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$2,667,788	$2,642,012	$2,653,312	$2,701,958	$18,256	93.5%
Other Income 1(3)	85,965	111,030	118,882	118,882	803	4.1
Other Income 2(3)	58,504	66,447	67,890	67,890	459	2.4
Gross Potential Rent	$2,812,257	$2,819,489	$2,840,084	$2,888,730	$19,518	100.0%
Total Reimbursements	0	0	0	0	0	0.0
Net Rental Income	$2,812,257	$2,819,489	$2,840,084	$2,888,730	$19,518	100.0%
(Vacancy/Credit Loss)	(821,681)	(180,329)	(128,712)	(144,436)	(976)	(5.0)
Effective Gross Income	$1,990,576	$2,639,160	$2,711,372	$2,744,293	$18,543	95.0%

Total Expenses	$933,629	$981,643	$1,051,884	$1,125,293	$7,603	41.0%

Net Operating Income(4)	$1,056,948	$1,657,517	$1,659,488	$1,619,000	$10,939	59.0%

Total TI/LC, Capex/RR	0	0	0	0	0	0.0

Net Cash Flow	$1,056,948	$1,657,517	$1,659,488	$1,619,000	$10,939	59.0%
(1)	TTM column represents the trailing 12 months ending April 2019.

(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(3)	Other Income 1 is comprised of month-to-month fees, NSF & late charges, damages and cleaning fees, forfeited security deposits, miscellaneous revenue, transfer fees on site, termination fees, key replacement fees, phone/cable income, application fees, and pet fees. Other Income 2 is comprised of parking garage income.

(4)	Net Operating Income has increased from 2017 to TTM due to the Glenmont Abbey Village Property being in lease up. The Glenmont Abbey Village Property was constructed in 2016.

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Annex A-3	BBCMS 2019-C4

No. 15 – New Orleans MOB Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CIBC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$17,400,000	Title:	Fee
Cut-off Date Principal Balance:	$17,400,000	Property Type - Subtype:	Office / Various
% of IPB:	1.9%	Net Rentable Area (SF):	122,825
Loan Purpose:	Refinance	Location:	Various, LA
Borrower:	MOB Holdings 1, LLC	Year Built / Renovated:	Various / Various
Sponsor:	John P. Hamide	Occupancy:	92.0%
Interest Rate:	4.75000%	Occupancy Date:	7/1/2019
Note Date:	7/19/2019	4th Most Recent NOI (As of):	NAV
Maturity Date:	8/1/2029	3rd Most Recent NOI (As of):	NAV
Interest-only Period:	24 months	2nd Most Recent NOI (As of)(1)(2):	$1,415,365 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of):	NAV
Original Amortization Term:	360 months	UW Economic Occupancy:	93.4%
Amortization Type:	IO-Balloon	UW Revenues:	$2,697,853
Call Protection:	L(24),Def(93),O(3)	UW Expenses:	$866,255
Lockbox / Cash Management:	Springing	UW NOI(2):	$1,831,598
Additional Debt:	No	UW NCF:	$1,651,045
Additional Debt Balance:	N/A	Appraised Value(3) / Per SF:	$24,660,000 / $201
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$142
Taxes:	$125,091	$13,899	N/A	Maturity Date Loan / SF:	$122
Insurance:	$65,811	$6,575	N/A	Cut-off Date LTV(3):	70.6%
Replacement Reserves:	$0	$2,252	N/A	Maturity Date LTV(3):	60.7%
TI/LC:	$400,000	$12,794	$770,000	UW NCF DSCR:	1.52x
Immediate Repairs:	$19,733	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,400,000		100.0%	Payoff Existing Debt	$13,854,720	79.6%
				Equity for Esplanade Purchase(4)	2,489,180	14.3
				Upfront Reserves	610,634	3.5
				Closing Costs	445,465	2.6
Total Sources	$17,400,000		100.0%	Total Uses	$17,400,000	100.0%

(1)	The New Orleans MOB Portfolio properties were acquired between May 2018 and July 2019 and the sellers provided limited operating history. As such, the 2018 NOI shown for the New Orleans MOB Portfolio properties is based on the appraiser’s adjustments to the operating statements and represents a roll-up of full year 2018 results for the 1200 Pinnacle Parkway, 3901 Houma Boulevard and 3000 West Esplanade Avenue properties and an annualized figure for the period between May 2018 and December 2018 for the 3712 MacArthur Boulevard property.

(2)	The increase in NOI from 2018 to UW is primarily attributable to (i) a $320,830 increase in base rent due to seven new leases; (ii) a $199,338 increase in recoveries due to (a) new triple-net leases signed and (b) new ownership’s collection of recoveries over a base year for modified gross tenants at the 3901 Houma Boulevard and 3000 West Esplanade Avenue properties; and (iii) $64,280 in scheduled rent steps across 13 tenants.

(3)	The July 16, 2019 “Prospective As Complete/As Stabilized” Appraised Value for the 3901 Houma Boulevard property of $8,060,000 assumes that three borrower sponsor-affiliated tenants, Evolve Chiropractic & Physical Therapy, LLC, Diagnostic Imaging Services and US Inspection & NDT, LLC, which have commenced paying rent and are currently completing their build-out, are open for business. The New Orleans MOB Portfolio Mortgage Loan (as defined below) will become full recourse to the borrower sponsor in the event that the above tenants have not opened for business as of October 18, 2019.

(4)	At origination, the borrower acquired the 3000 West Esplanade Avenue property for $3,600,000.

The Loan. The New Orleans MOB Portfolio loan (the “New Orleans MOB Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $17,400,000 and is secured by a first lien mortgage encumbering the borrower’s fee interest in four medical/suburban office properties totaling 122,825 square feet located in Metairie, Covington and New Orleans, Louisiana. The New Orleans MOB Portfolio Mortgage Loan has a 10-year term of which the first two years are interest-only followed by amortization based on a 30-year amortization schedule thereafter. Proceeds from the New Orleans MOB Portfolio Mortgage Loan were used to refinance

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No. 15 – New Orleans MOB Portfolio

existing debt, fund upfront reserves, pay closing costs and return equity for the purchase of the 3000 West Esplanade Avenue property. The New Orleans MOB Portfolio loan documents do not permit the partial release of any individual properties.

The nonrecourse carve-out guarantor and borrower sponsor of the New Orleans MOB Portfolio Mortgage Loan is John P. Hamide (“Dr. Hamide”). Dr. Hamide graduated from Louisiana State University School of Medicine in New Orleans and specializes in cardiology and radiology. In addition to owning and managing his own practices, Dr. Hamide is a real estate investor and currently owns a portfolio of 33 commercial real estate assets primarily in Louisiana and comprised of over 367,000 square feet of office/medical office, retail, raw land and industrial, as well as 16 apartment units.

The Properties. The New Orleans MOB Portfolio properties consist of three medical office properties and one suburban office property totaling 122,825 square feet located in the New Orleans-Metairie, LA metropolitan statistical area (“New Orleans MSA”). Two of the properties are located in Metairie, one property is located in Covington, and one property is located in New Orleans. The borrower sponsor acquired the New Orleans MOB Portfolio properties between May 2018 and July 2019 and has a total cost basis of approximately $23.1 million. As of July 1, 2019, the New Orleans MOB Portfolio was 92.0% leased to 43 tenants. No tenant accounts for more than 6.7% of the NRA or 8.7% of the underwritten base rent.

The 1200 Pinnacle Parkway property is a 24,426 square feet, two-story, multi-tenant medical office building constructed in 2015 and situated on a 2.55-acre site located in Covington, Louisiana, approximately 50 miles northwest of downtown New Orleans. The 1200 Pinnacle Parkway property is located within a large medical community with multiple medical facilities located within a three-mile radius. Less than one mile away is Ochsner Health Center - Covington, a multi-specialty facility that spans approximately 98,500 square feet and contains both a laboratory and outpatient surgery center. Ochsner is the largest private health care system in the State of Louisiana. Less than three miles away is St. Tammany Parish Hospital, a full-service primary, urgent and emergency care hospital with 232 beds that is partnered with Ochsner. As of July 1, 2019, the 1200 Pinnacle Parkway property was 100.0% occupied.

The 3901 Houma Boulevard property is comprised of two three-story medical office buildings totaling 51,928 square feet, constructed in 1971 and 1985 and situated on a 1.53-acre site located in Metairie, Louisiana, approximately 10 miles northwest of downtown New Orleans. The 3901 Houma Boulevard property is located less than 0.5 miles from East Jefferson General Hospital, a hospital with over 420 beds and a staff of over 3,000 including 650 physicians. As of July 1, 2019, the 3901 Houma Boulevard property was 83.5% occupied. The borrower sponsor purchased the 3901 Houma Boulevard property as a value-add investment, with the plan to fill some then vacant units with some of his new and existing businesses as well as renovate the common spaces, improve the parking area and perform other capital improvements. According to the borrower sponsor, he has completed or is in the process of completing several capital projects including a roof replacement and common area upgrades since purchasing the 3901 Houma Boulevard property in December 2018. The borrower sponsor is currently building out the suites for three of his businesses (Evolve Chiropractic & Physical Therapy, LLC, Diagnostic Imaging Services and US Inspection & NDT, LLC). If those tenants do not open by October 18, 2019, the New Orleans MOB Portfolio Mortgaged Loan will become full recourse to the guarantor.

The 3712 MacArthur Boulevard property is a 27,684 square feet, two-story, multi-tenant medical office building constructed in 1982 and situated on a 2.38-acre site located in the Algiers neighborhood of New Orleans, Louisiana. There are several hospitals a short drive away from the 3712 MacArthur Boulevard property, including the 767-bed Ochsner Medical Center (7.5 miles away) which is currently expanding with the addition of the West Tower to allow Ochsner to serve and treat more patients receiving treatment in cardiology, neurosciences, transplant and surgery. In addition, Louisiana Childrens Medical Center-affiliated West Jefferson Medical Center, a 419 bed hospital that specializes in acute, preventative and rehabilitative healthcare services, is 6.4 miles away. As of July 1, 2019, the 3712 MacArthur Boulevard property was 95.5% occupied.

The 3000 West Esplanade Avenue property is a 18,787 square feet, three-story, multi-tenant suburban office building constructed in 1984 and situated on a 0.76-acre site located in Metairie, Louisiana. The 3000 West Esplanade Avenue property is located on Esplanade Avenue, one of the primary east-west thoroughfares of the neighborhood area and located east of the I-10/Clearview Parkway interchange. The 3000 West Esplanade Avenue property is located less than three miles from the East Jefferson Hospital. At loan origination, the borrower sponsor acquired the 3000 West Esplanade Avenue property for $3,600,000 from the largest tenant, Dwyer, Cambre & Suffern, APLC. Uses throughout the 3000 West Esplanade Avenue property are traditional office, with two administrative offices of the home/palliative care divisions of Ochsner Health System on the third floor, law offices on the second floor, and an Edward Jones financial advisory office on the first floor. As of July 1, 2019, the 3000 West Esplanade Avenue property was 100.0% occupied.

Major Tenants. The top three tenants at the New Orleans MOB Portfolio property are Dwyer, Cambre & Suffern, APLC, Pinnacle Orthopedics and Louisiana HomeCare of Kenner.

Dwyer, Cambre & Suffern, APLC (“Dwyer”) (8,173 square feet, 6.7% of NRA and 8.7% of underwritten base rent) is a Louisiana real estate and commercial law firm which provides legal services to the business community and real estate industry. Their focus is in real estate, structured financings, construction, public bid, construction litigation and governmental representation. Dwyer has been a tenant at the 3000 West Esplanade Avenue property since 2017. In June 2019, Dwyer extended its lease expiration from May 31, 2022 to May

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Annex A-3	BBCMS 2019-C4

No. 15 – New Orleans MOB Portfolio

31, 2029. Pursuant to the terms of its lease, Dwyer may terminate its lease effective May 31, 2024, so long as they provide six months prior notice.

Pinnacle Orthopedics (5,655 square feet, 4.6% of NRA, 6.3% of underwritten base rent) is part of the Pinnacle Medical Network which focuses is on all aspects of athletic and musculoskeletal care. Pinnacle Orthopedics has been a tenant at the 1200 Pinnacle Parkway property since 2015. In January 2019, Pinnacle Orthopedics extended its lease expiration from June 15, 2022 to June 15, 2027. There are two, five-year renewal options remaining and no termination options. In addition to Pinnacle Orthopedics, the Pinnacle Medical Network also leases two other spaces at the 1200 Pinnacle Parkway property: Pinnacle Orthopedic Physical Therapy (5,221 square feet, 4.3% of NRA, 5.8% of underwritten base rent) and Pinnacle Orthopedic Urgent Care (2,265 square feet, 1.8% of NRA, 2.5% of underwritten base rent).

Louisiana HomeCare of Kenner (“Louisiana HomeCare”) (5,354 square feet, 4.4% of NRA, 4.8% of underwritten base rent) operates under its trade name of Oshsner Home Health of Kenner and offers its patients at home care under the direct supervision of referring physicians. Louisiana HomeCare has been a tenant at the 3000 West Esplanade Avenue property since 2018. They have a current lease expiration of February 29, 2024 with two, three-year renewal options. Louisiana HomeCare has the right to terminate its lease from February 28, 2021 through March 31, 2021 by providing 180 days’ notice and paying a termination fee equal to unamortized TI/LCs. In addition, Louisiana HomeCare may terminate its lease by providing 180 days’ notice and paying a termination fee equal to unamortized TI/LC’s in the event that federal or state statutes or regulations are changed so as to effect a materially adverse change in reimbursement to the tenant for services provided to governmental health care program beneficiaries which changes result in a greater than 40% decrease in revenue applicable to the branch located at the leased premises. Louisiana HomeCare is affiliated with another tenant at the 3000 West Esplanade Avenue property, Louisiana Hospice & Palliative Care of New Orleans (2,650 square feet, 2.2% of NRA, 2.4% of underwritten base rent).

In addition, five borrower sponsor-affiliated tenants lease space at the New Orleans MOB Portfolio properties: Evolve Chiropractic & Physical Therapy, LLC (4,188 square feet, 3.4% of NRA, 3.8% of underwritten base rent), Diagnostic Imaging Services (2,620 square feet, 2.1% of NRA, 2.4% of underwritten base rent), US Inspection & NDT, LLC (2,380 square feet, 1.9% of NRA, 2.2% of underwritten base rent) and CREMA, LLC (691 square feet, 0.6% of NRA, 0.6% of underwritten base rent) located at the 3901 Houma Boulevard property and Diagnostic Imaging Services (3,305 square feet, 2.7% of NRA, 3.5% of underwritten base rent) located at the 1200 Pinnacle Parkway property.

The Market. The New Orleans MOB Portfolio properties are located in the New Orleans MSA. According to the appraisal, the New Orleans MSA had a 2018 population of approximately 1,290,000, included a total of 613,770 employees and had a 4.9% unemployment rate. The top three industries in the New Orleans MSA are health care/social assistance, retail trade and accommodation/food services.

According to the appraisal, the 2018 population and median household income within three and five miles of the (i) 1200 Pinnacle Parkway property were 24,672 individuals and $82,154 and 68,500 individuals and $73,138, respectively, (ii) 3901 Houma Boulevard property were 119,237 individuals and $54,901 and 247,514 individuals and $53,008, respectively, (iii) 3712 MacArthur Boulevard property were 108,312 individuals and $39,577 and 268,784 individuals and $38,287, respectively, and (iv) 3000 West Esplanade Avenue property were 108,440 individuals and $58,071 and 241,759 individuals and $54,140, respectively.

According to the appraisals, the New Orleans MOB Portfolio properties are located in the New Orleans office market which, as of the first quarter of 2019, had an inventory of approximately 51.6 million square feet with a vacancy rate of 6.7% and asking rents of $18.97 PSF gross. The 1200 Pinnacle Parkway property is located in the Mandeville/Covington office submarket which, as of the first quarter of 2019, had an inventory of approximately 4.6 million square feet with a vacancy rate of 7.6% and average asking rents of $20.71 PSF gross. The 3901 Houma Boulevard property and the 3000 West Esplanade Avenue property are located in the Metairie office submarket which, as of the first quarter of 2019, had an inventory of approximately 9.9 million square feet with a vacancy rate of 8.0% and average asking rents of $19.96 PSF gross. The 3712 MacArthur Boulevard property is located in the Westbank office submarket which, as of the first quarter of 2019, had an inventory of approximately 3.9 million square feet with a vacancy rate of 3.4% and average asking rents of $17.76 PSF gross.

A-3-118

Annex A-3	BBCMS 2019-C4

No. 15 – New Orleans MOB Portfolio

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Dwyer, Cambre & Suffern, APLC(2)	NA / NA / NA	8,173	6.7%	$24.96	$204,000	8.7%	5/31/2029
Pinnacle Orthopedics	NA / NA / NA	5,655	4.6	$25.94	146,688	6.3	6/15/2027
Louisiana HomeCare of Kenner(3)	NA / NA / NA	5,354	4.4	$21.00	112,434	4.8	2/29/2024
Crescent City Physicians	NA / NA / NA	5,232	4.3	$16.00	83,712	3.6	1/31/2020
Pinnacle Orthopedic Physical Therapy	NA / NA / NA	5,221	4.3	$25.94	135,438	5.8	6/15/2027
Leader, Balkan, & Hendricks, APMC	NA / NA / NA	4,593	3.7	$18.50	84,971	3.6	9/30/2021
Diabetes and Metabolism Associates, APMC	NA / NA / NA	4,420	3.6	$19.43	85,859	3.7	1/31/2021
Limitless Performances Training LLC	NA / NA / NA	4,400	3.6	$27.27	120,000	5.1	12/31/2021
NO Physician Services LLC(4)	NA / NA / NA	4,339	3.5	$18.00	78,102	3.3	9/30/2023
Evolve Chiropractic & Physical Therapy, LLC	NA / NA / NA	4,188	3.4	$21.42	89,707	3.8	6/30/2034
Top Ten Tenants		51,575	42.0%	$22.12	$1,140,911	48.9%

Non Top Ten Tenants		61,452	50.0%	$19.41	$1,192,793	51.1%

Occupied Collateral Total		113,027	92.0%	$20.65	$2,333,704	100.0%

Vacant Space		9,798	8.0%

Collateral Total		122,825	100.0%

(1)	Based on the underwritten rent roll.

(2)	Dwyer, Cambre & Suffern, APLC has a right to terminate its lease effective May 31, 2024, so long as it provides six months prior notice.

(3)	Louisiana HomeCare of Kenner, has the right to terminate its lease from February 28, 2021 through March 31, 2021 by providing 180 days’ notice and paying a termination penalty equal to unamortized TI/LCs. In addition, Louisiana HomeCare may terminate its lease by providing 180 days’ notice and paying a termination fee equal to unamortized TI/LC’s in the event that federal or state statutes or regulations are changed so as to effect a materially adverse change in reimbursement to the tenant for services provided to governmental health care program beneficiaries which changes result in a greater than 40% decrease in revenue applicable to the branch located at the 3000 West Esplanade Avenue property.

(4)	NO Physician Services LLC, has the right to terminate its lease effective October 2021 or October 2022 upon six months’ notice prior to such termination.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	9,798	8.0%	NAP	NAP	9,798	8.0%	NAP	NAP
2019 & MTM(2)	2	2,548	2.1	$35,980	1.5%	12,346	10.1%	$35,980	1.5%
2020	8	19,554	15.9	325,605	14.0	31,900	26.0%	$361,585	15.5%
2021	10	24,158	19.7	485,002	20.8	56,058	45.6%	$846,587	36.3%
2022	5	7,737	6.3	152,188	6.5	63,795	51.9%	$998,775	42.8%
2023	2	5,439	4.4	97,302	4.2	69,234	56.4%	$1,096,077	47.0%
2024	6	15,993	13.0	321,004	13.8	85,227	69.4%	$1,417,081	60.7%
2025	1	3,100	2.5	80,410	3.4	88,327	71.9%	$1,497,491	64.2%
2026	0	0	0.0	0	0.0	88,327	71.9%	$1,497,491	64.2%
2027	3	13,141	10.7	339,446	14.5	101,468	82.6%	$1,836,937	78.7%
2028	0	0	0.0	0	0.0	101,468	82.6%	$1,836,937	78.7%
2029	1	8,173	6.7	204,000	8.7	109,641	89.3%	$2,040,937	87.5%
2030 & Beyond	5	13,184	10.7	292,767	12.5	122,825	100.0%	$2,333,704	100.0%
Total	43	122,825	100.0%	$2,333,704	100.0%
(1)	Based on the underwritten rent roll.

(2)	Alfredo Botero’s has been in occupancy since 1993 and has been month to month since 2013. Lawrence T. Norton has been in occupancy since 1993 and his lease expires November 30, 2019.

A-3-119

Annex A-3	BBCMS 2019-C4

No. 15 – New Orleans MOB Portfolio

Operating History and Underwritten Net Cash Flow
	2018(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,073,500	$2,333,704	$19.00	81.0%
Vacant Income	0	189,558	1.54	6.6
Gross Potential Rent	$2,073,500	$2,523,262	$20.54	87.6%
Total Reimbursements	157,003	356,341	2.90	12.4
Gross Potential Income	$2,230,503	$2,879,603	$23.44	100.0%
(Vacancy/Credit Loss)(4)	0	(189,731)	(1.54)	(6.6)
Other Income	3,129	7,981	0.06	0.3
Effective Gross Income	$2,233,632	$2,697,853	$21.97	93.7%

Total Expenses	$818,267	$866,255	$7.05	32.1%

Net Operating Income(5)	$1,415,365	$1,831,598	$14.91	67.9%

Total TI/LC, Capex/RR	0	180,553	1.47	6.7

Net Cash Flow	$1,415,365	$1,651,045	$13.44	61.2%

Occupancy	92.3%	93.4%
(1)	The New Orleans MOB Portfolio properties were acquired between May 2018 and July 2019 and the sellers provided limited operating history. As such, the 2018 NOI shown for the New Orleans MOB Portfolio properties is based on the appraiser’s adjustments to the operating statements and represents a roll-up of full year 2018 results for the 1200 Pinnacle Parkway, 3901 Houma Boulevard and 3000 West Esplanade Avenue properties and an annualized figure for the period between May 2018 and December 2018 for the 3712 MacArthur Boulevard property.

(2)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place is based on the underwritten rent roll and includes rent steps through July 2020.

(4)	Underwritten (Vacancy/Credit Loss) is based on the actual economic vacancy of 6.6% as of the July 1, 2019 underwritten rent roll. The appraiser concluded a blended vacancy rate of 7.0% for the New Orleans MOB Portfolio properties.

(5)	The increase in NOI from 2018 to UW is primarily attributable to (i) a $320,830 increase in base rent due to seven new leases; (ii) a $199,338 increase in recoveries due to (a) new triple-net leases signed and (b) new ownership’s collection of recoveries over a base year for modified gross tenants at the 3901 Houma Boulevard and 3000 West Esplanade Avenue properties; and (iii) $64,280 in scheduled rent steps across 13 tenants.

A-3-120

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Operating Advisor/ Asset Representations Reviewer
Barclays Commercial Mortgage	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Park Bridge Lender Services LLC
Securities LLC		730 NW 107th Avenue, Suite 400	600 Third Avenue
745 Seventh Avenue	Three Wells Fargo, MAC D1050-084	Miami, FL 33172	40th Floor
New York, NY 10019	401 S. Tryon Street, 8th Floor		New York, NY 10016
Charlotte, NC 28202

Contact: Daniel Vinson	Contact:	Contact: Thekla Salzman	Contact: David Rodgers
Phone Number: (212) 412-4000	REAM_InvestorRelations@wellsfargo.com	Phone Number: (305) 229-6465	Phone Number: (212) 310-9821

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Premiums.

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee - Park Bridge Lender Services, LLC	0.00
Net Prepayment Interest Excess	0.00		Asset Representations Reviewer Fee - Park Bridge Lender Services, LLC	0.00
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	BBCMS Mortgage Trust 2019-C4 Commercial Mortgage Pass-Through Certificates Series 2019-C4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	9/17/19
8480 Stagecoach Circle		Record Date:	8/30/19
Frederick, MD 21701-4747		Determination Date:	9/11/19

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”).
Transaction: BBCMS Mortgage Trust 2019-C4, Commercial Mortgage Pass-Through Certificates Series 2019-C4
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: Rialto Capital Advisors, LLC
Directing Certificateholder: RREF III-D BBCMS 2019-C4 MOA-HRR, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.       Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review of the items listed in this report, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement.

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.

Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.       Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

3.	Appraisal Reduction Amount calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.       Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.

As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating

Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Except as may have been reflected in any Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or

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materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.       Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.       Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over,

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escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

9.       Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases,

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subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.       Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.       Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.       Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13.       Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.       Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in

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paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.       Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.       No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising

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for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.       Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.       No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.       No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

21.       REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable

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default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

22.       Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

24.       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.       Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.       Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

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27.       Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.       Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a

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proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

29.       Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.       Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate

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lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.       Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.       Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.       Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

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35.       Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

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(g)       The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)       Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.       Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.       Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.       No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this

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Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39.       Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.       Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41.       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

42.       Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a

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supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.       Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.       Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.       Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.       Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	UBS AG	Starwood Mortgage Capital LLC	Natixis Real Estate Capital LLC	CIBC Inc.	Rialto Real Estate Fund III – Debt, LP
Moffett Towers II – Buildings 3 & 4 (Loan No. 1)	TriAtria Office Building (Loan No. 11)	None	None	None	None	Mount Kemble (Loan No. 21)

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	UBS AG	Starwood Mortgage Capital LLC	Natixis Real Estate Capital LLC	CIBC Inc.	Rialto Real Estate Fund III – Debt, LP
188 Spear Street (Loan No. 2)	None	Krea Portfolio (Loan No. 56)	None	None	32-34 Broad Street (Loan No. 58)	None
Gray Oaks Corporate Center (Loan No. 54)

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

 D-1-18

Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	UBS AG	Starwood Mortgage Capital LLC	Natixis Real Estate Capital LLC	CIBC Inc.	Rialto Real Estate Fund III – Debt, LP
ExchangeRight Net Leased Portfolio #27 (Loan No. 33)	ExchangeRight Net Leased Portfolio 28 (Loan No. 4) Hampton Inn El Reno (Loan No. 45) Holiday Inn Express & Suites El Reno (Loan No. 46)	None	None	None	None	Mount Kemble (Loan No. 21) and Renaissance Center VI (Loan No. 27)

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(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	Moffett Towers II – Buildings 3 & 4 (Loan No. 1)	The sole tenant at the Mortgaged Property has a right of first refusal to purchase the Mortgaged Property if the landlord receives an offer to purchase the Mortgaged Property from a Facebook Competitor. Pursuant to the tenant’s lease, a Facebook Competitor is currently defined as (i) Alphabet Inc., (ii) Amazon, Inc., (iii) Apple Inc. and (iv) Microsoft Corporation. This list of Facebook Competitors may be updated once each calendar year; provided that (a) the list of Facebook Competitors may only provide up to four (4) entities at any time and (b) those entities must be in a similar industry which offers a similar product or service as the sole tenant. The sole tenant will not have any right of first refusal with respect to (a) a sale of the Mortgaged Property through a foreclosure by a trustee’s power of sale, judicially or by accepting a deed-in-lieu of foreclosure, or as a purchaser at a foreclosure sale or (b) a sale to any party other than a Facebook Competitor.
(7) Permitted Liens; Title Insurance	ExchangeRight Net Leased Portfolio #27 – O’Reilly – South Houston, TX (Loan No. 33.12) ExchangeRight Net Leased Portfolio #27 – O’Reilly – Knoxville, TN (Loan No. 33.13)	The sole tenant at the Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has ten (10) days to exercise its right of first refusal. If the tenant elects not to exercise the right of first refusal, then such right will lapse and terminate. The tenant has agreed that the lease is subject and subordinate to the lien of any mortgage against the Mortgaged Property.
(7) Permitted Liens; Title Insurance

ExchangeRight Net Leased Portfolio #27 – Walgreens – Lubbock, TX (Loan No. 33.04)

ExchangeRight Net Leased Portfolio #27 – Walgreens – Houma, LA (Loan No. 33.05)

ExchangeRight Net Leased Portfolio #27 – Walgreens – Greendale, WI (Loan No. 33.06)

ExchangeRight Net Leased Portfolio #27 – Walgreens – Edmond, OK (Loan No. 33.07)

ExchangeRight Net Leased Portfolio #27 – Walgreens – Dayton, OH (Loan No. 33.09)

ExchangeRight Net Leased Portfolio #27 – Walgreens – Augusta, GA (Loan No. 33.10)

The sole tenant at the related Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal will not apply to a foreclosure or deed-in-lieu of foreclosure or any other enforcement action under the Mortgage Loan; provided, however, such right of first refusal shall apply to subsequent purchasers of the Mortgaged Property.
(7) Permitted Liens; Title Insurance	ExchangeRight Net Leased Portfolio #27 – Hy-Vee – Cottage Grove, MN (Loan No. 33.01)	The sole tenant at the Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal will not apply to a foreclosure or similar sale of the Mortgaged Property by any holder of a mortgage on the Mortgaged Property or to the granting of a deed-in-lieu of foreclosure by the landlord to such holder or apply to any transfer of the Mortgaged Property to an affiliate of the landlord; provided, however, that the tenant’s right of first refusal will continue to apply to any transfer by such affiliate successor of the landlord to any sale to a non-affiliated third party.

 D-2-1

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	Los Robles Medical Office (Loan No. 42)

The fourth largest tenant at the Mortgaged Property has a right of first refusal to purchase (i) its space at the Mortgaged Property and (ii) the building in which the tenant occupies its space, provided such building becomes part of a separate legal parcel and the building is the only building, or one of two buildings, located on that parcel. The tenant has agreed that such right of first refusal is subject and subordinate to the Mortgage Loan and will not apply to any foreclosure or deed-in-lieu of foreclosure by the lender; provided, however, that the tenant’s right of first refusal will apply to any subsequent sale or transfer of the Mortgaged Property from the lender to an unaffiliated third party.

Two non-top five tenants at the Mortgaged Property have a right of first refusal to purchase their space at the Mortgaged Property. The tenants have agreed that such right of first refusal is subject and subordinate to the Mortgage Loan and will not apply to any foreclosure or deed-in-lieu of foreclosure by the lender; provided, however that the tenants’ right of first refusal will apply to any subsequent sale or transfer of the Mortgaged Property from the lender to an unaffiliated third party.

(17) Insurance	Moffett Towers II – Buildings 3 & 4 (Loan No. 1)	The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is 1.25% of the original principal amount of the Mortgage Loan, rather than 5% of the then outstanding principal balance of the Mortgage Loan. In addition, the Mortgage Loan documents require that, provided no event of default is continuing, if the lender has the right or option pursuant to the Mortgage Loan documents to apply the net proceeds to the payment of the related debt, but any controlling provision in the sole tenant’s lease requires application thereof to the restoration of the related Mortgaged Property or any portion thereof or use of such net proceeds in another manner, then the lender is required to disburse such net proceeds to the extent (and only to the extent) required to enable the Mortgagor to satisfy its obligations under such lease (or to enable the lender to satisfy its obligations under any subordination and non-disturbance (or similar) agreement relating to the lease).
(17) Insurance	188 Spear Street (Loan No. 2)	The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount up to $100,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurable value of the Mortgaged Property.
(17) Insurance	Inland Life Storage Portfolio (Loan No. 5)	The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is 5% of the allocated loan amount, rather than 5% of the then outstanding allocated loan amount.
(17) Insurance	ExchangeRight Net Leased Portfolio #27 (Loan No. 33)

The Mortgage Loan documents provide that the Mortgagor’s obligation to maintain insurance coverage as required in the Mortgage Loan documents on an individual Mortgaged Property will be suspended to the extent that (A) the related lease affecting such individual Mortgaged Property is in full force and effect, and will remain in full force and effect following a casualty or, upon termination of the lease, the related tenant must turn over all insurance proceeds, (B) no default will exist under the lease beyond any applicable notice and cure periods, (C) the tenant under such lease maintains coverage for the applicable individual Mortgaged Property that satisfies the insurance requirements of the Mortgage Loan documents (including, but not limited to, naming the lender as mortgagee/loss payee on the tenant’s property insurance) or, if not in compliance, is otherwise acceptable to the lender in its sole discretion, and (D) the tenant or the borrower delivers evidence acceptable to the lender of such coverage no less frequently than annually prior to renewal of such coverage maintained by the tenant (the foregoing clauses (A) through (D) are referred to collectively herein as the “Tenant Insurance Conditions”). To the extent any of the Tenant Insurance Conditions are not satisfied, the Mortgagor will be required to obtain and maintain, at its sole cost and expense, either (x) primary insurance coverage in the event that any tenant does not provide

 D-2-2

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
insurance coverage required in the Mortgage Loan documents or (y) excess and contingent insurance coverage over and above any other valid and collectible coverage then in existence, in each case as will be necessary to bring the insurance for the individual Mortgaged Property into full compliance with all of the terms and conditions of the Mortgage Loan documents. Notwithstanding the foregoing, in the event all or any portion of an individual Mortgaged Property is currently or at any time in the future located in a federally designated special flood hazard area, the Mortgagor will be responsible for maintaining flood insurance as required pursuant to the Mortgage Loan documents.
(17) Insurance	Ridgeview Plaza (Loan No. 37)	The Mortgage Loan documents permit the Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents; provided that, prior to obtaining such non-conforming policy, the Mortgagor has received (A) the lender’s prior written consent thereto and, (B) a rating agency confirmation with respect to any such non-conforming policy.
(17) Insurance	Gray Oaks Corporate Center (Loan No. 54)	The Mortgage Loan documents permit the Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents; provided that prior to obtaining such non-conforming policy, the Mortgagor has received (A) the lender’s prior written consent thereto and, (B) a rating agency confirmation with respect to any such non-conforming policy. The lender may deny its consent to any non-confirming policy regardless of whether or not the lender has consented to the same on any prior occasion.
(18) Access; Utilities; Separate Tax Parcels	Moffett Towers II – Buildings 3 & 4 (Loan No. 1)	As of the closing date of the Mortgage Loan, the Mortgaged Property is a portion of tax parcel 110-01-039. All other documentation necessary to effectuate the creation of two separate tax parcels constituting solely the Mortgaged Property has been submitted to and/or filed with the applicable governmental authority and the issuance of a separate tax ID number for such separate tax parcel is anticipated to occur in October 2019. The Mortgage Loan documents provide all taxes and governmental assessments due and owing in respect of the Mortgaged Property (including the Common Area, if any) have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established or are insured against by the Title Insurance Policy, however the Mortgage Loan documents do not require the Mortgagor to escrow an amount sufficient to pay taxes not due and owing for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.
(26) Licenses and Permits	Inland Life Storage Portfolio – Life Storage – 386 (Loan No. 5.06) Inland Life Storage Portfolio – Life Storage – 288 (Loan No. 5.13) Inland Life Storage Portfolio – Life Storage – 26 (Loan No. 5.22)	The Mortgage Loan documents require the Mortgagor to deliver written evidence reasonably acceptable to the lender from the applicable governmental authority within 90 days of closing that the building and/or fire code violations set forth in the final zoning report have been cleared and the Mortgaged Property has been re-inspected to confirm the same. The Mortgage Loan documents are recourse to any losses incurred in connection with a failure to satisfy such requirement.
(26) Licenses and Permits	Inland Life Storage Portfolio – Life Storage – 206 (Loan No. 5.08) Inland Life Storage Portfolio – Life Storage – 288 (Loan No. 5.13)

The Mortgage Loan documents require the Mortgagor to deliver evidence reasonably acceptable to the lender within 90 days of closing that (a) the on-site wastewater treatment system license applicable to the Mortgaged Property (the “Site License”) has been transferred to (or on behalf of) the Mortgagor in accordance with applicable legal requirements and (b) either (x) if required by the applicable legal

 D-2-3

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

requirements in conjunction with such Site License, the Mortgagor must have entered into (or cause to be entered into) a maintenance contract that has been approved by the applicable municipal authority (the “Department”) or (y) such maintenance contract has been waived, or is not otherwise being required by, the Department. The Mortgage Loan documents are recourse to any losses incurred in connection with a failure to satisfy such requirement.

(27) Recourse Obligations	Moffett Towers II – Buildings 3 & 4 (Loan No. 1)	The failure of Mortgagor to repair or maintain, or to pay any expense in connection with the repair or maintenance of, all or any portion of the Mortgaged Property does not constitute waste for purposes of the recourse carveout for intentional material waste if (a) funds to prevent such waste were, at the time in question, held in a cash management account and available to be used for Mortgaged Property repairs or maintenance and the lender fails to pay (or make such funds available to pay) for such repairs or maintenance as a result of an event of default under the Mortgage Loan documents or otherwise or (b) there are insufficient rents, after payment of taxes, insurance premiums, the monthly interest payment amount or the monthly debt service payment amount, as applicable, to pay for such repairs or maintenance.
(40) Organization of Mortgagor	ExchangeRight Net Leased Portfolio #27 (Loan No. 33)	The Mortgagor is affiliated with the Mortgagor under the Mortgage Loan known as ExchangeRight Net Leased Portfolio 28, which Mortgage Loan is being sold to the Trust by Societe Generale Financial Corporation.

 D-2-4

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) (Permitted Liens; Title Insurance)	SWVP Portfolio (Loan No. 19)	The franchisor at the Mortgaged Property identified on Annex A-1 as Intercontinental, Holiday Hospitality Franchising, LLC, has a right of first offer to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property. The right of first offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or a deed-in-lieu of foreclosure.
(7) (Permitted Liens; Title Insurance)	ExchangeRight Net Leased Portfolio 28 (Loan No. 4)	The sole tenant at each of the Mortgaged Properties identified on Annex A-1 as Walgreens - Newport News, VA, Walgreens - Aurora, IL, Walgreens - Hammond, IN, Walgreens - North Aurora, IL, Walgreens - Fort Worth, TX, Tractor Supply - Lake Charles, LA, Walgreens - Flint, MI, Tractor Supply - Springtown, TX, Walgreens - Orland Park, IL, Walgreens - Peoria, IL, O’Reilly Auto Parts - Lexington, SC and Dollar Tree - Beech Island, SC each have a right of first refusal to purchase the related Mortgaged Property in the event of a proposed sale of such Mortgaged Property. Each right of first refusal has been subordinated to the Mortgage Loan documents and does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.
(14) (Actions Concerning Mortgage Loan)	SoCal Medical Office Portfolio (Loan No. 24)	Certain plaintiffs filed a complaint on July 3, 2012 against Daymark Realty Advisors, Inc., a wholly owned subsidiary of Grubb and Ellis Company (f/k/a Triple Net Properties, LLC) and, among others, Louis Rogers, the borrower sponsor of the Mortgage Loan (in his capacity as one of the controlling persons of Triple Net Properties, LLC) in connection with the 2006 sale of securities in four tenant-in-common real estate transactions totaling approximately $4 million. The complaint alleges misrepresentation by the defendants with respect to the real estate transaction as well as the securities that were offered and sold, breach of fiduciary duty, and failure to disclose the actual sales loads. The plaintiffs seek rescissory damages as well as monetary damages totaling approximately $4 million.
(17) (Insurance)	Glenmont Abbey Village (Loan No. 14)	The Mortgage Loan documents require that excess net insurance proceeds, after restoration, be made available to the Mortgagor rather than be applied to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.
(17) (Insurance)	ExchangeRight Net Leased Portfolio 28 (Loan No. 4)	The Mortgage Loan documents permit the Mortgagor to rely upon the insurance maintained by the sole tenant at each of the Mortgaged Properties identified on Annex A-1 as Dollar General - Houston, TX, Dollar General - Soddy Daisy, TN, Dollar General - Mishawaka, IN, Dollar General - Lambertville, MI, Dollar General - Youngsville, LA and Dollar General - Battle Creek, MI, provided such insurance meets the requirements in the Mortgage Loan documents. To the extent such insurance does not meet the requirements under the Mortgage Loan documents, the Mortgagor is required to maintain insurance sufficient to satisfy any gap in coverage.
(25) (Local Law Compliance)	SWVP Portfolio (Loan No. 19)	The Mortgaged Property identified on Annex A-1 as DoubleTree Charlotte is legal non-conforming as to use as hotel uses are no longer permitted under the current zoning code. If a structure containing a non-conforming use is damaged or destroyed, such structure may be restored to its prior non-conforming use provided that a building permit for such restoration is issued within 12 months of the date of damage or destruction.

 D-2-5

(25) (Local Law Compliance)	TZA Multifamily Portfolio #2 (Loan No. 25)	The Mortgaged Property identified on Annex A-1 as Northcrest has a minimum area per dwelling unit that is deficient by 5,995 square feet under the current zoning code. If a non-conforming structure is damaged or destroyed to the extent of more than 50% of its current replacement value, such structure may only be reconstructed in conformity with the current zoning code. A reconstruction of the Northcrest Mortgaged Property in conformance with the current zoning code would only allow 112 of the existing 114 units to be rebuilt. Law and ordinance coverage is in-place for the Northcrest Mortgaged Property and the removal of two units from the Northcrest Mortgaged Property represents only 1.7% of the units at the Northcrest Mortgaged Property and only 0.6% of the aggregate units in the portfolio.
(27) (Recourse Obligations)	SWVP Portfolio (Loan No. 19)	The loss carveout for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards is limited to (i) misappropriation or conversion by or on behalf of any Mortgagor (including failure to turn over to the lender on demand following an event of default) of any gross revenues and (ii) insurance proceeds or condemnation awards not applied in accordance with the provisions of the Mortgage Loan documents (except to the extent that a Mortgagor did not have the legal right, because of bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments). In addition, the loss carveout for waste is limited to intentional physical waste. The following transfers made in violation of the Mortgage Loan documents will trigger nonrecourse liability for losses, rather than full recourse liability under the Mortgage Loan: a transfer made without the consent of the lender as and to the extent required by the Mortgage Loan agreement consisting solely of (a) a lease not entered into in accordance with the terms and conditions of the Mortgage Loan agreement (other than a lease of all or substantially all of the Mortgaged Property), (b) any non-consensual lien, (c) any transfer that would otherwise be a permitted transfer under the Mortgage Loan documents solely but for the Mortgagor’s failure to give the lender any notice required, or (d) the granting or modification of any utility easement or right of way to any utility company or governmental authority that could not reasonably be expected to be adverse to the use, operation or value of the Mortgaged Property.
(28) (Mortgage Releases)	All Societe Generale Financial Corporation Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(32) (Single-Purpose Entity)	TZA Multifamily Portfolio #2 (Loan No. 25)	The Mortgagor is a recycled Single-Purpose Entity that previously owned three multifamily properties that were transferred to an affiliate of the Mortgagor prior to origination. At origination, the Mortgagor provided all standard backward looking representations and the Mortgage Loan documents provide recourse to the Mortgagor and guarantor for any losses to the lender related to the prior owned properties.
(40) (Organization of Mortgagor)	ExchangeRight Net Leased Portfolio 28 (Loan No. 4) and ExchangeRight Net Leased Portfolio #27 (Loan No. 33)	The Mortgagors under each of the related Mortgaged Loans are affiliated with each other.
(40) (Organization of Mortgagor)	Hampton Inn El Reno (Loan No. 45) and Holiday Inn Express & Suites El Reno (Loan No. 46)	The Mortgagors under each of the related Mortgaged Loans are affiliated with each other.

 D-2-6

UBS AG
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	ILPT Hawaii Portfolio (Loan No. 10)	A tenant at each of the 1052 Ahua Street and 2828 Paa Street Mortgaged Properties has a right of first offer and a tenant at each of 2831 Kaihikapu Street, 2826 Kaihikapu Street, 1045 Mapunapuna Street and 918 Ahua Street Mortgaged Properties has a right of first refusal to purchase the related Mortgaged Property in the event of a proposed transfer of such Mortgaged Property. None of such rights of first refusal are applicable to a transfer of (i) any of the related Mortgaged Properties in connection with a foreclosure or deed-in-lieu of foreclosure or (ii) the entire portfolio of Mortgaged Properties.
(7) Permitted Liens; Title Insurance	Hilton Garden Inn – San Diego Mission Valley Stadium (Loan No. 7)	The ground lessor has a right of first refusal to purchase the improvements at and leasehold interest in the related Mortgaged Property in the event of a proposed sale of such improvements and assignment of such leasehold interest. The right of first refusal is not applicable to a sale of the improvements and assignment of any leasehold interest in the related Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure.
(13) Condemnation	CIRE Equity Retail & Industrial Portfolio (Loan No. 39)	The Mortgagor has received a Letter of Intent to Acquire from Arapahoe County (the “County”) notifying it of the County’s desire to expand the public roadway adjacent to a small portion of the Central Park Shopping Center Mortgaged Property for the purpose of improving traffic flow.
(17) Insurance	At Home Store – Palm Beach Gardens (Loan No. 44)	The Mortgagor is permitted to rely upon insurance provided by the sole tenant at the related Mortgaged Property, provided that such insurance meets the requirements set forth in the Mortgage Loan documents.
(18) Access; Utilities; Separate Tax Parcels	CIRE Equity Retail & Industrial Portfolio (Loan No. 39)	The Homeland – Bartow, FL Mortgaged Property only has indirect access to a public road over railway tracks pursuant to a non-recorded license agreement dated as of June 16, 1982 with the owner of such railway tracks (the “Bartow License Agreement”). If at any time there is a lack of legal access to the Homeland – Bartow, FL Mortgaged Property (due to a termination of the Bartow License Agreement, to the extent no other legal access to the Mortgaged Property then exists, or otherwise) (any such event, a “Bartow Access Restriction Event”), the Mortgagors are required to prepay the Mortgage Loan in an amount equal to (a) the allocated loan amount with respect to the Homeland – Bartow, FL Mortgaged Property, plus (b) payment of any prepayment fee as defined in the Mortgage Loan documents on the principal being prepaid, plus (c) all interest which would have accrued on such allocated loan amount to be prepaid (the “Bartow Access Restriction Payment”). If the Mortgagors make the Bartow Access Restriction Payment, the Homeland – Bartow, FL Mortgaged Property will be released from the liens of the mortgages upon the Mortgagors’ satisfaction of conditions set forth in the Mortgage Loan documents. The Mortgagors’ failure to transfer the Homeland – Bartow, FL Mortgaged Property within 30 days after the earlier to occur of (a) the discovery of any Bartow Access Restriction Event and (b) the Mortgagee’s written request for such transfer and release, will be an immediate event of default under the Mortgage Loan documents.
(25) Local Law Compliance	Ambler Yards (Loan No. 36)	The use of the Mortgaged Property is legal non-conforming as a mixed use campus with a parking lot as use of a portion of the parking lot is not permitted under the applicable current zoning code. If any non-conforming structure is damaged or destroyed, such structure may be restored to its prior non-conforming use, provided that such restoration is commenced within one year of the date of damage or destruction and carried on without interruption.

 D-2-7

(25) Local Law Compliance	CIRE Equity Retail & Industrial Portfolio (Loan No. 39)	The Homeland – Bartow, FL Mortgaged Property is legal non-conforming as to industrial manufacturing with outdoor storage use as industrial manufacturing with outdoor storage use (as opposed to just industrial manufacturing) is no longer permitted under the applicable current zoning code. If any structure containing a non-conforming use is significantly damaged or demolished, such structure may be restored to its prior nonconforming use, provided that a building permit is issued prior to 24 months from the date of such demolition or calamity. Once a building permit for reconstruction is issued, the terms of the standard building permit life apply. If the building permit is to lapse or otherwise be revoked after the 24-month period has expired, rights to replace the structure will be null and void.
(25) Local Law Compliance	ILPT Hawaii Portfolio (Loan No. 10)	One or more of the related Mortgaged Properties in the portfolio constitute a legal non-conforming use or structure which, following destruction by any means to an extent of more than 50% of its replacement cost at the time of destruction, may not be reconstructed except in conformity with the provisions of the current zoning code. Certain fire code violations are open at certain of the related Mortgaged Properties. The Mortgage Loan documents provide recourse to the guarantor and Mortgagor for any losses to the Mortgagee in connection with such open fire code violations.
(25) Local Law Compliance	Maui Portfolio (Loan No. 18)	The use of the Maui Beach Hotel Mortgaged Property is legal non-conforming as a hotel with eating and drinking establishments and commercial meeting rooms as hotel use (as opposed to just eating and drinking establishments and commercial activities) is no longer permitted under the applicable current zoning code. If a non-conforming structure is damaged or destroyed in excess of 50%, such structure may only be restored in accordance with the current zoning code.
(25) Local Law Compliance	Greenwich Inn – San Francisco (Loan No. 52)	The use of the Mortgaged Property as a hotel is legal non-conforming as to use as such use is not permitted under the applicable current zoning code. If a structure occupied by a non-conforming use is damaged or destroyed, such structure may be restored to its prior nonconforming use, provided that such restoration is permitted by the applicable building code and is started within 18 months from the date of such damage or destruction and diligently prosecuted to completion. In the event of a casualty resulting in the loss of the ability to restore the Mortgaged Property to its current use in accordance with all applicable legal requirements, the Mortgage Loan documents provide recourse to the guarantor and the Mortgagor for an amount equal to (a) (i) the full amount of the outstanding principal balance of the Mortgage Loan, plus (ii) all interest which would have accrued on such amount to be prepaid and (iii) all reasonable out-of-pocket, third party costs and expenses actually incurred by the Mortgagee in connection with such prepayment (including, without limitation, costs and expenses incurred in connection with the casualty and any related partial release of the security instrument), plus (b) all other sums due and payable with respect to such amount under the Mortgage Loan documents, less (c) the amount of any net proceeds retained and applied by the Mortgagee toward payment of the debt.

 D-2-8

(25) Local Law Compliance	Brunswick West Shopping Center (Loan No. 69)	A tenant at the Mortgaged Property operates a car wash at the Mortgaged Property, which is not a permitted use under the applicable current zoning ordinance without a conditional use permit. While the municipality has refused to classify such car wash use as a legal conforming or a legal nonconforming use, and has stated that per current interpretation of the applicable zoning regulations, a conditional use permit would be required to currently commence or to continue such use in the event the structure is damaged or destroyed in excess of 50% or discontinued for 12 months, the zoning administrator has acknowledged that the car wash use was approved by staff at the time of construction and legal nonconforming standards would be applied (i.e., a conditional use permit would not be required unless the building was damaged or destroyed in excess of 50% or discontinued for 12 months). The Mortgagee did not underwrite income derived from the portion of the Mortgaged Property ground leased to the car wash tenant.
(26) Licenses and Permits	Maui Portfolio (Loan No. 18)	The Mortgagor has not yet delivered to the Mortgagee certificates of occupancy (“COs”) for certain buildings at the Maui Nui Golf Course Mortgaged Property. The Mortgagor has covenanted to deliver the COs to the Mortgagee within 60 days of origination, provided, however, that such time period may be extended for an additional time period to be reasonably determined by the Mortgagee provided that the Mortgagor is diligently pursuing completion of all conditions required for the issuance of the COs. A breach of the Mortgagor’s covenant is an event of default. The Mortgage Loan is recourse to the guarantor and the Mortgagor for breach of the covenant and for failure to deliver the COs.
(27) Recourse Obligations	ILPT Hawaii Portfolio (Loan No. 10)

The Mortgage Loan documents do not provide full recourse for voluntary transfers made in violation of the Mortgage Loan documents; however, the Mortgage Loan documents do provide recourse for losses to the Mortgagee in connection with such transfers.

In addition, the guarantor’s liability for any guaranteed obligations for which the Mortgage Loan documents provide full recourse is limited to an amount equal to 15% of the outstanding principal balance of the related Whole Loan as of the date of occurrence of any full recourse trigger event.

(32) Single-Purpose Entity	ILPT Hawaii Portfolio (Loan No. 10)	Each of the related Mortgagors is a recycled Single-Purpose Entity that was previously a guarantor under a parental credit facility (the “Prior Credit Facility”), which facility was secured by a portfolio of real properties that included properties other than the Mortgaged Property. The Prior Credit Facility was satisfied in full prior to origination and the related Mortgagors have been released from any liability thereunder.
(32) Single-Purpose Entity	Fairway Plaza & Markets at Maizeland (Loan No. 50)	Due to a clerical error, when the Mortgagor took title to the Fairway Plaza Mortgaged Property on December 16, 2010, it was accidentally deeded a fee interest in other property which is not collateral for the Mortgage Loan. On January 27, 2011, the Mortgagor deeded the other property back to the grantor, and has represented to the Mortgagee that it never operated or otherwise engaged in any business or activity on such “other” property. The Mortgage Loan is recourse to the guarantor and the Mortgagor with respect to any breach of any of the representations made with respect to the previously owned property.

 D-2-9

(35) Ground Leases	Ambler Yards (Loan No.36)	The Mortgaged Property is subject to a Ground Lease that (i) with respect to subsection (B), only requires the consent of the Mortgagee for a material amendment, (ii) with respect to subsection (E) is only assignable by the Mortgagee provided that the Mortgagee has cured all outstanding defaults under the Ground Lease, (iii) with respect to subsection (H), does not specifically provide the Mortgagee with sufficient time to obtain possession of the interest of the ground lessee under the Ground Lease in order to effectuate a cure of a default under the Ground Lease, (iv) with respect to subclause (J), is silent as to property coverage, casualty, insurance proceeds and the application of the same and (v) with respect to subclause (K), does provide for payment to the Mortgagee of any related insurance proceeds, or portion of any condemnation award allocable to the ground lessee’s interest in the Mortgaged Property in connection with a material taking; however, it is silent as to application of any such proceeds in connection with a non-material taking.
(35) Ground Leases	Hilton Garden Inn – San Diego Mission Valley Stadium (Loan No. 7)

The Mortgaged Property is subject to a Ground Lease that (i) with respect to subsection (E) is only assignable by the Mortgagee provided that the Mortgagee has cured all outstanding defaults under the Ground Lease, and (ii) with respect to each of subsections (J) and (K), provides for payment first to the ground lessor a portion of any condemnation award in an amount equal to ten times the allocated base rent for the portion of the Mortgaged Property subject to a taking. If the condemnation award is not in an amount at least equal to ten times the allocated base rent, the ground lessee is required to pay the deficiency to the ground lessor. The Mortgage Loan is fully recourse to the Mortgagor and the guarantor, at the Mortgagee’s option, upon a condemnation of all or any portion of the Mortgaged Property.

 D-2-10

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) (Permitted Liens; Title Insurance)	Visions Hotel Portfolio II (Loan No. 17)	The Courtyard Horseheads Mortgaged Property and the Fairfield Inn Watertown Mortgaged Property are each subject to a franchise agreement between Marriott International, Inc., as franchisor, and the Mortgagor, as franchisee. Pursuant to the terms of the franchise agreements, in the event that there is a proposed transfer of (i) the related Mortgaged Property, (ii) the Mortgagor’s ownership interest under the related franchise agreement or (iii) an ownership interest or other interest in the Mortgagor or an affiliate of the Mortgagor, in each case, to a competitor of the franchisor, the franchisor will have, among other things, a right of first refusal to purchase or lease the related Mortgaged Property at the same purchase price or lease price, as applicable, and upon the same terms as those contained in the offer from such competitor.
(7) (Permitted Liens; Title Insurance)	Marriott SpringHill Suites and Towneplace Suites (Loan No. 29)	The Mortgaged Property is subject to two franchise agreements between Marriott International, Inc., as franchisor, and the Mortgagor, as franchisee. Pursuant to the terms of the franchise agreements, in the event that there is a proposed transfer of (i) the related Mortgaged Property, (ii) the Mortgagor’s ownership interest under the related franchise agreement or (iii) an ownership interest or other interest in the Mortgagor or an affiliate of the Mortgagor, in each case, to a competitor of the franchisor, the franchisor will have, among other things, a right of first refusal to purchase or lease the related Mortgaged Property at the same purchase price or lease price, as applicable, and upon the same terms as those contained in the offer from such competitor.
(7) (Permitted Liens; Title Insurance)	Jackson Retail Portfolio (Loan No. 63)	The Northpark Station Mortgaged Property is subject to a deed restriction, which provides that the borrower or any subsequent owner may not (a) abandon or permanently close the improvements and facilities constructed on the Mortgaged Property or (b) violate the use restrictions which require, among other things: (i) that the property be maintained as a retail development; (ii) no tenant uses at the property constitute, among other prohibited uses, sporting goods stores, book stores, jewelry stores in excess of 3,500 square feet, clothing/shoe stores in excess of 5,000 square feet or linens/houseware stores; and (iii) that the property does not violate applicable zoning codes. In the event that such restrictions are violated, the grantor of the deed has the right to purchase the mortgaged property.
(7) (Permitted Liens; Title Insurance)	Jackson Retail Portfolio (Loan No. 63)	The Northpark Station Mortgaged Property is subject to a deed restriction granting the grantor of the deed a right of first refusal to purchase the Mortgaged Property in the event that such Mortgaged Property is offered for sale, transfer, lease or conveyance. Such right of first refusal will not apply in the event of a foreclosure or deed-in-lieu thereof.
(14) (Actions Concerning Mortgage Loan)	Tower Plaza (Loan No. 9)	The guarantor is currently subject to certain pending litigation matters. In the first matter, the plaintiffs allege that the guarantor borrowed funds from certain entities co-owned with the plaintiffs without authorization. It is expected that a trial will be held in or after November 2019. In the second matter, which is the subject of four cases regarding certain companies with respect to which the guarantor is the largest shareholder, the defendant brought a counter-claim and certain separate related cases against the guarantor, alleging that the guarantor engaged in a conspiracy to wrongfully terminate such defendant and divest such defendant of his ownership of the companies. In the third matter, the plaintiff, a former employee of the guarantor, alleges that the guarantor sexually harassed the plaintiff.

 D-2-11

(17) Insurance	Visions Hotel Portfolio II (Loan No. 17)	With respect to the Holiday Inn Express Canandaigua Mortgaged Property, (i) the combined building limit for the NFIP policy and the excess flood insurance policy being maintained by the Mortgagor is less than the insurable value of the Mortgaged Property and (ii) the Mortgagor’s excess flood insurance policy contains a 90% insurance-to-value provision.
(18) (Access; Utilities; Separate Tax Parcels)	BoaVida MHC Portfolio (Loan No. 30)	The Beaver Run MHC Mortgaged Property uses an on-site private waste water treatment plant which has had past violations and is currently not in compliance with the applicable regulatory requirements due to certain open code violations.
(25) (Local Law Compliance)	Tower Plaza (Loan No. 9)	The Mortgaged Property is the subject of certain municipal fire code violations.
(25) (Local Law Compliance)	Visions Hotel Portfolio II (Loan No. 17)	The Holiday Inn & Suites Rochester Marketplace Mortgaged Property is legal non-conforming as to use.
(25) (Local Law Compliance)	48 Saint Nicholas Place (Loan No. 22)	The Mortgaged Property is the subject of certain open building code violations.
(25) (Local Law Compliance)	BoaVida MHC Portfolio (Loan No. 30)	The Beaver Run MHC Mortgaged Property uses an on-site private waste water treatment plant which has had past violations and is currently not in compliance with the applicable regulatory requirements due to certain open code violations.
(25) (Local Law Compliance)	Lake Howell Plaza (Loan No. 60)	The Mortgaged Property is the subject of certain expired building permits.
(26) (Licenses and Permits)	Visions Hotel Portfolio II (Loan No. 17)	The Holiday Inn & Suites Rochester Marketplace Mortgaged Property is legal non-conforming as to use.
(26) (Licenses and Permits)	125 Borinquen Place (Loan No. 16)	Certain units at the Mortgaged Property do not have a certificate of occupancy.
(26) (Licenses and Permits)	Lake Howell Plaza (Loan No. 60)	The Mortgaged Property is the subject of certain expired building permits.
(26) (Licenses and Permits)	BoaVida MHC Portfolio (Loan No. 30)	The Wilson Landing MHC Mortgaged Property is legal non-conforming as to use.
(26) (Licenses and Permits)	Jackson Retail Portfolio (Loan No. 63)	One tenant, Rose Nail Salon, at the Northpark Station Mortgaged Property is legal non-conforming as to use.
(32) (Single-Purpose Entity)	Visions Hotel Portfolio II (Loan No. 17)	The Mortgagor previously operated certain hotel properties other than the Mortgaged Properties pursuant to various unrecorded operating leases.

 D-2-12

Rialto Real Estate Fund III – Debt, LP
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Town Square (Loan No. 35)	Ground lessee The Monsey Marketplace, LLC has a continuous right of first refusal (“ROFR”) to purchase (a) the original premises or the additional premises if either is offered for sale individually without the other being offered for sale at such time (each, a “Town Square Partial Premises”) or (b) the Mortgaged Property if offered for sale in its entirety, if the Town Square Partial Premises or the Mortgaged Property is offered for sale to a bona-fide third party. Pursuant to the ground lease, the Mortgagor is required to deliver to the ground lessee notice that it intends to sell the Town Square Partial Premises or the Mortgaged Property (the “Town Square Purchase ROFR Notice”) and the Town Square Purchase ROFR Notice is required to set forth the terms and conditions at which the Mortgagor intends to sell the Town Square Partial Premises or the Mortgaged Property. The ground lessee will have 20 days after receipt of the Town Square Purchase ROFR Notice to provide notice to the Mortgagor that the ground lessee (or a designee thereof) will purchase the Town Square Partial Premises or the Mortgaged Property on the terms and conditions set forth in the Town Square Purchase ROFR Notice. In the event that the ground lessee fails to provide such notice to the Mortgagor within 20 days, then (a) for a period of 210 days after the expiration of such 20-day period, the Mortgagor may sell the Town Square Partial Premises or the Mortgaged Property to the purchaser identified in the Town Square Purchase ROFR Notice (or an affiliate thereof) (the “Town Square Proposed Purchaser”) upon the terms and conditions set forth in the Town Square Purchase ROFR Notice, (b) if the Mortgagor does not sell the Town Square Partial Premises or the Mortgaged Property to the Proposed Purchaser on such terms and conditions (or on terms and conditions that are more favorable to the Mortgagor) within such 210-day period, then the Mortgagor will be obligated to re-offer the Town Square Partial Premises or the Mortgaged Property to the ground lessee prior to entering into a purchase and sale agreement with a third party, and (c) if the Mortgagor offers to sell the Town Square Partial Premises or the Mortgaged Property to the Proposed Purchaser on terms and conditions that are more favorable to the Proposed Purchaser than those set forth in the Town Square Purchase ROFR Notice, then the Mortgagor will be obligated to re-offer the Town Square Partial Premises or the Mortgaged Property to the ground lessee prior to entering into a purchase and sale agreement with the Proposed Purchaser. The ground lessee’s ROFR does not apply in the event of a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the related Mortgage Loan documents. A subordination non-disturbance and attornment agreement (“SNDA”) was executed that specifically subordinates the ROFR to the Mortgage Loan.

 D-2-13

(6) Lien; Valid Assignment	Town Square (Loan No. 35)	Pambs, LLC (“Town Square Member”) has a continuous ROFR to purchase the Mortgaged Property pursuant to a certain Participation Agreement In Membership Interest In Town Square Land Owner LLC And Grant Of Right Of First Refusal, dated April 4, 2019. If the Mortgaged Property is offered for sale and the Mortgagor receives an offer from a bona fide third-party offeror to purchase such Mortgaged Property, the Mortgagor is required to deliver to Town Square Member notice of such third-party offer (the “Member ROFR Notice”) and the Member ROFR Notice is required to set forth the terms and conditions at which the Mortgagor intends to sell the Mortgaged Property. Town Square Member will have 20 days after receipt of the Member ROFR Notice to provide notice to the Mortgagor that Town Square Member (or a designee thereof) will purchase the Mortgaged Property substantially on the terms and conditions set forth in the Member ROFR Notice. In the event that Town Square Member fails to provide such notice to the Mortgagor within 20 days, then (a) for a period of 180 days after the expiration of such 20-day period, Town Square Member may cause the Mortgagor to sell the Mortgaged Property to the purchaser identified in the Member ROFR Notice (the “Town Square Purchaser”) upon the terms and conditions set forth in the Member ROFR Notice, (b) if the Mortgagor does not sell the Mortgaged Property to the Town Square Purchaser on such terms and conditions (or on terms and conditions that are more favorable to the Mortgagor) within such 180-day period, then the Mortgagor will be obligated to re-offer the Mortgaged Property to Town Square Member prior to entering into a purchase and sale agreement with a third party, and (c) if the Mortgagor offers to sell the Mortgaged Property to the Town Square Purchaser on terms and conditions that are more favorable to the Town Square Purchaser than those set forth in the Member ROFR Notice (the “Alternate Terms”), then the Mortgagor will be obligated to re-offer the Mortgaged Property to Town Square Member on the Alternate Terms prior to entering into a purchase and sale agreement with the Town Square Purchaser. Town Square Member’s ROFR does not apply in the event of a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the related Mortgage Loan documents.

 D-2-14

(6) Lien; Valid Assignment	Walgreens – Conyers GA (Loan No. 70)	The sole tenant at the Mortgaged Property has a ROFR to purchase the leased premises at the Mortgaged Property (the “Walgreens Conyers Leased Premises”) in the event of a proposed sale of the Walgreens Conyers Leased Premises to an unaffiliated third party (the “Walgreens Conyers Proposed Purchaser”). Pursuant to the lease agreement, the Mortgagor is required to deliver to the tenant notice that it intends to sell the Walgreens Conyers Leased Premises, which notice is required to set forth the terms and conditions at which the Mortgagor intends to sell the Walgreens Conyers Leased Premises. The tenant will have 10 days after receipt of such notice to provide notice to the Mortgagor that the tenant (or a designee thereof) will purchase the Walgreens Conyers Leased Premises on the terms and conditions set forth in such notice. In the event that the tenant fails to provide notice of its election to exercise such ROFR to the Mortgagor within 10 days, if the Mortgagor does not sell the Walgreens Conyers Leased Premises to the Walgreens Conyers Proposed Purchaser on such terms and conditions (or on terms and conditions that are more favorable to the Mortgagor), then the Mortgagor will be obligated to re-offer the Walgreens Conyers Leased Premises to the tenant prior to entering into a purchase and sale agreement with the Walgreens Conyers Proposed Purchaser or any other unaffiliated third party. If the tenant elects to exercise its ROFR to purchase the Walgreens Conyers Leased Premises within 10 days of receiving such notice, the price that the tenant will pay for the Walgreens Conyers Leased Premises will be reduced by (a) an amount equal to broker’s fees or commissions that would have been payable (but only if such fees or commissions were not in fact paid) by either the Walgreens Conyers Proposed Purchaser or the Mortgagor if the Walgreens Conyers Leased Premises were sold pursuant to a bona fide offer; and (ii) the amount of any payment(s) to be made by the Walgreens Conyers Proposed Purchaser to any entity owned or controlled by, or affiliated with, the Walgreens Conyers Proposed Purchaser. The Mortgagor will be required to provide tenant evidence of the amount of broker’s fees or commissions payable in connection with any such bona fide offer. The ROFR has been subordinated to the Mortgage Loan documents and does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.

 D-2-15

(6) Lien; Valid Assignment	Walgreens – Palatka FL (Loan No. 73)	The sole tenant at the Mortgaged Property has a ROFR to purchase the leased premises at the Mortgaged Property (the “Walgreens Palatka Leased Premises”) in the event of a proposed sale of the Walgreens Palatka Leased Premises to an unaffiliated third party (the “Walgreens Palatka Proposed Purchaser”). Pursuant to the lease agreement, the Mortgagor is required to deliver to the tenant notice that it intends to sell the Walgreens Palatka Leased Premises, which notice is required to set forth the terms and conditions at which the Mortgagor intends to sell the Walgreens Palatka Leased Premises. The tenant will have 10 days after receipt of such notice to provide notice to the Mortgagor that the tenant (or a designee thereof) will purchase the Walgreens Palatka Leased Premises on the terms and conditions set forth in such notice. In the event that the tenant fails to provide notice of its election to exercise such ROFR to the Mortgagor within 10 days, if the Mortgagor does not sell the Walgreens Palatka Leased Premises to the Walgreens Palatka Proposed Purchaser on such terms and conditions (or on terms and conditions that are more favorable to the Mortgagor), then the Mortgagor will be obligated to re-offer the Walgreens Palatka Leased Premises to the tenant prior to entering into a purchase and sale agreement with the Walgreens Palatka Proposed Purchaser or any other unaffiliated third party. If the tenant elects to exercise its ROFR to purchase the Walgreens Palatka Leased Premises within 10 days of receiving such notice, the price that the tenant will pay for the Walgreens Palatka Leased Premises will be reduced by (a) an amount equal to broker’s fees or commissions that would have been payable (but only if such fees or commissions were not in fact paid) by either the Walgreens Palatka Proposed Purchaser or the Mortgagor if the Walgreens Palatka Leased Premises were sold pursuant to a bona fide offer; and (ii) the amount of any payment(s) to be made by the Walgreens Palatka Proposed Purchaser to any entity owned or controlled by, or affiliated with, the Walgreens Palatka Proposed Purchaser. The Mortgagor will be required to provide tenant evidence of the amount of broker’s fees or commissions payable in connection with any such bona fide offer. The ROFR has been subordinated to the Mortgage Loan documents and does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.
(7) Permitted Liens; Title Insurance	Ocala Industrial (Loan No. 13)	The Mortgaged Property is subject to a Declaration of Covenants and Restrictions for Meadowbrook Commerce Park recorded on December 24, 2002 which generally prohibits, among other things, the use of the Mortgaged Property for residential purposes. The declaration is perpetual.
(7) Permitted Liens; Title Insurance	Mount Kemble (Loan No. 21)	The Mortgaged Property is subject to a Declaration of Restriction for Modified Transition Area recorded on December 28, 1998, which generally provides that certain activities, including removal, excavation or disturbance of soil, dumping or filling with any materials, erection of structures, and other similar activities, may not be undertaken at the Mortgaged Property unless the New Jersey Department of Environmental Protection has found that (i) there is compelling public need for the activity greater than the need to protect the area protected by the declaration and (ii) the activity has no practicable alternative which would (a) not involve a “transition area” under the applicable state regulations, (b) involve a transition area but would have less adverse impact on the transition area and the adjacent wetlands and (c) not have other significant adverse environmental consequences.
(7) Permitted Liens; Title Insurance	Wilmington Industrial Portfolio (Loan No. 28)	The Mortgaged Property is subject to a Declaration of Protective Covenants executed on November 27, 1996 which generally prohibits, among other things, the use of the Mortgaged Property for purposes other than engineering, research facilities, laboratories, light industrial uses, offices, warehousing and distribution, and such other uses as the declarants permit in their sole discretion, pursuant to the zoning code of the appropriate local governmental jurisdiction.

 D-2-16

(7) Permitted Liens; Title Insurance	Town Square (Loan No. 35)	Ground lessee The Monsey Marketplace, LLC has a ROFR to purchase (a) the Town Square Partial Premises or (b) the Mortgaged Property if offered for sale in its entirety, if the Town Square Partial Premises or the Mortgaged Property is offered for sale to a bona-fide third party. Pursuant to the ground lease, the Mortgagor is required to deliver to the ground lessee the Town Square Purchase ROFR Notice, which is required to set forth the terms and conditions at which the Mortgagor intends to sell the Town Square Partial Premises or the Mortgaged Property. The ground lessee will have 20 days after receipt of the Town Square Purchase ROFR Notice to provide notice to the Mortgagor that the ground lessee (or a designee thereof) will purchase the Town Square Partial Premises or the Mortgaged Property on the terms and conditions set forth in the Town Square Purchase ROFR Notice. In the event that the ground lessee fails to provide such notice to the Mortgagor within 20 days, then (a) for a period of 210 days after the expiration of such 20-day period, the Mortgagor may sell the Town Square Partial Premises or the Mortgaged Property to the Proposed Purchaser upon the terms and conditions set forth in the Town Square Purchase ROFR Notice, (b) if the Mortgagor does not sell the Town Square Partial Premises or the Mortgaged Property to the Proposed Purchaser on such terms and conditions (or on terms and conditions that are more favorable to the Mortgagor) within such 210-day period, then the Mortgagor will be obligated to re-offer the Town Square Partial Premises or the Mortgaged Property to the ground lessee prior to entering into a purchase and sale agreement with a third party, and (c) if the Mortgagor offers to sell the Town Square Partial Premises or the Mortgaged Property to the Proposed Purchaser on terms and conditions that are more favorable to the Proposed Purchaser than those set forth in the Town Square Purchase ROFR Notice, then the Mortgagor will be obligated to re-offer the Town Square Partial Premises or the Mortgaged Property to the ground lessee prior to entering into a purchase and sale agreement with the Proposed Purchaser. The ground lessee’s ROFR does not apply in the event of a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the related Mortgage Loan documents. An SNDA was executed that specifically subordinates the ROFR to the Mortgage Loan.
(7) Permitted Liens; Title Insurance	Town Square (Loan No. 35)	Town Square Member has a continuous ROFR to purchase the Mortgaged Property pursuant to a certain Participation Agreement In Membership Interest In Town Square Land Owner LLC And Grant Of Right Of First Refusal, dated April 4, 2019. If the Mortgaged Property is offered for sale and the Mortgagor receives an offer from a bona fide third-party offeror to purchase such Mortgaged Property, the Mortgagor is required to deliver to Town Square Member the Member ROFR Notice, which is required to set forth the terms and conditions at which the Mortgagor intends to sell the Mortgaged Property. Town Square Member will have 20 days after receipt of the Member ROFR Notice to provide notice to the Mortgagor that Town Square Member (or a designee thereof) will purchase the Mortgaged Property substantially on the terms and conditions set forth in the Member ROFR Notice. In the event that Town Square Member fails to provide such notice to the Mortgagor within 20 days, then (a) for a period of 180 days after the expiration of such 20-day period, Town Square Member may cause the Mortgagor to sell the Mortgaged Property to the Town Square Purchaser upon the terms and conditions set forth in the Member ROFR Notice, (b) if the Mortgagor does not sell the Mortgaged Property to the Town Square Purchaser on such terms and conditions (or on terms and conditions that are more favorable to the Mortgagor) within such 180-day period, then the Mortgagor will be obligated to re-offer the Mortgaged Property to Town Square Member prior to entering into a purchase and sale agreement with a third party, and (c) if the Mortgagor offers to sell the Mortgaged Property to the Town Square Purchaser on the Alternate Terms, then the Mortgagor will be obligated to re-offer the Mortgaged Property to Town Square Member on the Alternate Terms prior to entering into a purchase and sale agreement with the Town Square Purchaser. Town Square Member’s ROFR does not apply in the event of a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the related Mortgage Loan documents.

 D-2-17

(7) Permitted Liens; Title Insurance	Walgreens – Conyers GA (Loan No. 70)	The sole tenant at the Mortgaged Property has a ROFR to purchase the Walgreens Conyers Leased Premises portion of the Mortgaged Property, in the event of a proposed sale of the Walgreens Conyers Leased Premises to the Walgreens Conyers Proposed Purchaser, which purchaser must be an unaffiliated third party. Pursuant to the lease agreement, the Mortgagor is required to deliver to the tenant notice that it intends to sell the Walgreens Conyers Leased Premises, which notice is required to set forth the terms and conditions at which the Mortgagor intends to sell the Walgreens Conyers Leased Premises. The tenant will have 10 days after receipt of such notice to provide notice to the Mortgagor that the tenant (or a designee thereof) will purchase the Walgreens Conyers Leased Premises on the terms and conditions set forth in such notice. In the event that the tenant fails to provide notice of its intent to purchase the Walgreens Conyers Leased Premises to the Mortgagor within 10 days, if the Mortgagor does not sell the Walgreens Conyers Leased Premises to the Walgreens Conyers Proposed Purchaser on such terms and conditions (or on terms and conditions that are more favorable to the Mortgagor), then the Mortgagor will be obligated to re-offer the Walgreens Conyers Leased Premises to the tenant prior to entering into a purchase and sale agreement with the Walgreens Conyers Proposed Purchaser or any other unaffiliated third party. If the tenant provides notice of its intent to purchase the Walgreens Conyers Leased Premises to the Mortgagor within 10 days, the price that the tenant will pay for the Walgreens Conyers Leased Premises will be reduced by (a) an amount equal to broker’s fees or commissions that would have been payable (but only if such fees or commissions were not in fact paid) by either the Walgreens Conyers Proposed Purchaser or the Mortgagor if the Walgreens Conyers Leased Premises were sold pursuant to a bona fide offer; and (ii) the amount of any payment(s) to be made by the Walgreens Conyers Proposed Purchaser to any entity owned or controlled by, or affiliated with, the Walgreens Conyers Proposed Purchaser. The Mortgagor will be required to provide tenant evidence of the amount of broker’s fees or commissions payable in connection with any such bona fide offer. The ROFR has been subordinated to the Mortgage Loan documents and does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.

 D-2-18

(7) Permitted Liens; Title Insurance	Walgreens – Palatka FL (Loan No. 73)	The sole tenant at the Mortgaged Property has a ROFR to purchase the Walgreens Palatka Leased Premises portion of the Mortgaged Property, in the event of a proposed sale of the Walgreens Palatka Leased Premises to the Walgreens Palatka Proposed Purchaser, which purchaser must be an unaffiliated third party. Pursuant to the lease agreement, the Mortgagor is required to deliver to the tenant notice that it intends to sell the Walgreens Palatka Leased Premises, which notice is required to set forth the terms and conditions at which the Mortgagor intends to sell the Walgreens Palatka Leased Premises. The tenant will have 10 days after receipt of such notice to provide notice to the Mortgagor that the tenant (or a designee thereof) will purchase the Walgreens Palatka Leased Premises on the terms and conditions set forth in such notice. In the event that the tenant fails to provide notice of its intent to purchase the Walgreens Palatka Leased Premises to the Mortgagor within 10 days, if the Mortgagor does not sell the Walgreens Palatka Leased Premises to the Walgreens Palatka Proposed Purchaser on such terms and conditions (or on terms and conditions that are more favorable to the Mortgagor), then the Mortgagor will be obligated to re-offer the Walgreens Palatka Leased Premises to the tenant prior to entering into a purchase and sale agreement with the Walgreens Palatka Proposed Purchaser or any other unaffiliated third party. If the tenant provides notice of its intent to purchase the Walgreens Palatka Leased Premises to the Mortgagor within 10 days, the price that the tenant will pay for the Walgreens Palatka Leased Premises will be reduced by (a) an amount equal to broker’s fees or commissions that would have been payable (but only if such fees or commissions were not in fact paid) by either the Walgreens Palatka Proposed Purchaser or the Mortgagor if the Walgreens Palatka Leased Premises were sold pursuant to a bona fide offer; and (ii) the amount of any payment(s) to be made by the Walgreens Palatka Proposed Purchaser to any entity owned or controlled by, or affiliated with, the Walgreens Palatka Proposed Purchaser. The Mortgagor will be required to provide tenant evidence of the amount of broker’s fees or commissions payable in connection with any such bona fide offer. The ROFR has been subordinated to the Mortgage Loan documents and does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.
(7) Permitted Liens; Title Insurance	Hampton Inn Peachtree City (Loan No. 53)	The Mortgaged Property is subject to certain use restrictions, including as provided in a Limited Warranty Deed by The Equitable Life Assurance Society of the United States as grantor, recorded on October 6, 1992, which provides, among other things, that unless approved in writing by the grantor, (i) no alterations may be made to the Mortgaged Property until site plans and grading plans are approved in writing by the grantor, (ii) no structure may be erected on the Mortgaged Property and (iii) the Mortgaged Property may not be used except for a hotel/motel of the type and quality of hotels or motels known and operated under the name “Hampton Inn” as of the date thereof.
(8) Junior Liens	Town Square (Loan No. 35)	Ground lessee The Monsey Marketplace, LLC is subject to a loan with an original principal balance of $6,000,000 in favor of TD Bank, N.A. that is secured by a leasehold mortgage on the ground lessee’s leasehold interest in the Mortgaged Property.
(13) Condemnation	Town Square (Loan No. 35)	While the Mortgaged Property is not currently subject to a condemnation proceeding, such a proceeding is planned, as detailed in a certain condemnation letter dated February 26, 2018 from the New York Department of Transportation, with respect to a proposed highway improvement project, which includes the widening of a sidewalk along the street that the Mortgaged Property abuts.

 D-2-19

(17) Insurance	Ocala Industrial (Loan No. 13)	Certain insurance requirements in the related Mortgage Loan documents are satisfied by the self-insurance of the sole tenant of the Mortgaged Property, Custom Window Systems, Inc., pursuant to the related lease agreement. Such tenant’s right to self-insure the leased premises is continuous throughout the term of the lease. The lease agreement requires, among other things, that (i) the tenant carry special form coverage insurance covering the full replacement value of the related leased premises, (ii) the tenant carry liability insurance coverage equal to an amount not less than $1,000,000 per occurrence and (iii) the Mortgagor be named as an additional insured in any insurance policies. Pursuant to the related Mortgage Loan documents, the tenant’s insurance coverage is required to name the related lender as additional insured.
(17) Insurance	Wilmington Industrial Portfolio (Loan No. 28)	As it pertains to business interruption or rental loss insurance, the related insurance policy does not provide coverage for a period of not less than 12 months. The insurance policy provides for coverage for the period of time until income either returns to the same level it was at prior to the loss, or for a 6-month period from the date that the Mortgaged Property is repaired or replaced and operations are resumed, whichever first occurs.
(17) Insurance	Town Square (Loan No. 35)	Certain insurance requirements in the related Mortgage Loan documents are satisfied by the self-insurance of the ground lessee of the Mortgaged Property, The Monsey Marketplace, LLC, pursuant to the related ground lease. Such ground lessee’s right to self-insure the ground leased premises is continuous throughout the term of the ground lease. The ground lease requires, among other things, that (i) the ground lessee carry special form coverage insurance covering the full replacement value of the related ground leased premises, (ii) the ground lessee carry liability insurance coverage equal to an amount not less than $1,000,000 per occurrence and (iii) the Mortgagor be named as an additional insured in any insurance policies. Pursuant to the related Mortgage Loan documents, the ground lessee’s insurance coverage is required to name the related lender as additional insured.
(17) Insurance	Town Square (Loan No. 35)	As it pertains to business interruption or rental loss insurance, the related insurance policy does not provide coverage for a period of not less than 12 months. The insurance policy provides for coverage for the period of restoration.
(17) Insurance	Hampton Inn Peachtree City (Loan No. 53)	As it pertains to business interruption or rental loss insurance, the related insurance policy does not provide coverage for a period of not less than 12 months. The insurance policy provides for coverage for the period of time until income either returns to the same level it was at prior to the loss, or for a 6-month period from the date that the Mortgaged Property is repaired or replaced and operations are resumed, whichever first occurs.
(17) Insurance	Walmart Supercenter Fulton (Loan No. 61)	As it pertains to insurance proceeds, the Mortgage Loan documents provide that the related lender (or a trustee appointed by it) has the right to hold and disburse such proceeds as the related repair or restoration progresses with respect to (i) all property losses related to a condemnation in excess of 10.0% of the then-outstanding principal amount of the Mortgage Loan and (ii) all property losses related to a casualty in excess of 50.0% of the then-outstanding principal amount of the Mortgage Loan.

 D-2-20

(17) Insurance	Walmart Supercenter Fulton (Loan No. 61)	Certain insurance requirements in the related Mortgage Loan documents are satisfied by the self-insurance of the sole tenant of the Mortgaged Property, Wal-Mart Real Estate Business Trust, pursuant to the related lease agreement. Such tenant’s right to self-insure its leased premises is continuous throughout the term of the lease, provided that the tenant’s net worth exceeds $100,000,000. The lease requires, among other things, that (i) the tenant carry special form coverage insurance covering the full replacement value of the related Walmart Supercenter Fulton leased premises, (ii) the tenant carry liability insurance coverage equal to an amount not less than $2,000,000 per occurrence and (iii) the Mortgagor be named as an additional insured in any insurance policies. Pursuant to the related Mortgage Loan documents, the tenant’s insurance coverage is required to name the related lender as additional insured.
(17) Insurance	Quality Inn & Suites Bremerton (Loan No. 62)	As it pertains to insurance proceeds, the Mortgage Loan documents provide that the related lender (or a trustee appointed by it) has the right to hold and disburse such proceeds as the related repair or restoration progresses with respect to (i) all property losses related to a condemnation in excess of 10.0% of the then-outstanding principal amount of the Mortgage Loan and (ii) all property losses related to a casualty in excess of 50.0% of the then-outstanding principal amount of the Mortgage Loan.
(17) Insurance	Walgreens – Conyers GA (Loan No. 70)	Certain insurance requirements in the related Mortgage Loan documents are satisfied by the self-insurance of the sole tenant of the Mortgaged Property, Walgreen Co., pursuant to the related lease agreement. Such tenant’s right to self-insure the Walgreens Conyers Leased Premises is continuous throughout the term of the lease. The lease requires, among other things, that (i) the tenant carry special form coverage insurance covering the full replacement value of the related Walgreens Conyers Leased Premises, (ii) the tenant carry liability insurance coverage equal to an amount not less than $3,000,000 per occurrence and (iii) the Mortgagor be named as an additional insured in any insurance policies. Pursuant to the related Mortgage Loan documents, the tenant’s insurance coverage is required to name the related lender as additional insured.
(17) Insurance	Walgreens – Conyers GA (Loan No. 70)	As it pertains to insurance proceeds, the Mortgage Loan documents provide that the related lender (or a trustee appointed by it) has the right to hold and disburse such proceeds as the related repair or restoration progresses with respect to (i) all property losses related to a condemnation in excess of 10.0% of the then-outstanding principal amount of the Mortgage Loan and (ii) all property losses related to a casualty in excess of 50.0% of the then-outstanding principal amount of the Mortgage Loan.
(17) Insurance	Sterling Hill Apartments (Loan No. 72)	As it pertains to insurance proceeds, the Mortgage Loan documents provide that the related lender (or a trustee appointed by it) has the right to hold and disburse such proceeds as the related repair or restoration progresses with respect to (i) all property losses related to a condemnation in excess of 10.0% of the then-outstanding principal amount of the Mortgage Loan and (ii) all property losses related to a casualty in excess of 50.0% of the then-outstanding principal amount of the Mortgage Loan.
(17) Insurance	Walgreens – Palatka FL (Loan No. 73)	Certain insurance requirements in the related Mortgage Loan documents are satisfied by the self-insurance of the sole tenant of the Mortgaged Property, Walgreen Co., pursuant to the related lease agreement. Such tenant’s right to self-insure its leased premises is continuous throughout the term of the lease. The lease requires, among other things, that (i) the tenant carry special form coverage insurance covering the full replacement value of the leased premises, (ii) the tenant carry liability insurance coverage equal to an amount not less than $1,000,000 per occurrence and (iii) the Mortgagor be named as an additional insured in any insurance policies. Pursuant to the related Mortgage Loan documents, the tenant’s insurance coverage is required to name the related lender as additional insured.

 D-2-21

(17) Insurance	Walgreens – Palatka FL (Loan No. 73)	As it pertains to insurance proceeds, the Mortgage Loan documents provide that the related lender (or a trustee appointed by it) has the right to hold and disburse such proceeds as the related repair or restoration progresses with respect to (i) all property losses related to a condemnation in excess of 10.0% of the then-outstanding principal amount of the Mortgage Loan and (ii) all property losses related to a casualty in excess of 50.0% of the then-outstanding principal amount of the Mortgage Loan.
(19) No Encroachments	Quality Inn & Suites Bremerton (Loan No. 62)	The improvements on the Mortgaged Property encroach onto an adjacent parcel by approximately 0.6 feet.
(25) Local Law Compliance	Walmart Supercenter Fulton (Loan No. 61)	The operation of a gas station at the Mortgaged Property is considered a legal nonconforming use. The Mortgagor has obtained law and ordinance insurance.
(25) Local Law Compliance	Quality Inn & Suites Bremerton (Loan No. 62)	A recent municipal inspection identified several deficiencies at the Mortgaged Property, including disorganized storage, illegal wiring and splicing notes in the shop, and a fire alarm overdue for service.
(26) Licenses and Permits	Renaissance Center VI (Loan No. 27)	The signage permit for the Mortgaged Property is expired.
(29) Financial Reporting and Rent Rolls	Walmart Supercenter Fulton (Loan No. 61) Quality Inn & Suites Bremerton (Loan No. 62) Walgreens – Conyers GA (Loan No. 70) Sterling Hill Apartments (Loan No. 72) Walgreens – Palatka FL (Loan No. 73)	With respect to clause (a), the Mortgage Loan documents provide that the Mortgagor is required to furnish to the lender, within 10 business days after a request, any further information with respect to the Mortgagor and the operation of the Mortgaged Property as may be reasonably requested by the lender.

 D-2-22

CIBC Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Liens; Valid Assignment; (7) Permitted Liens; Title Insurance	CVS Staten Island (Loan No. 48)

The related Mortgaged Property is subject to a ground lease (the “Prime Lease”) and a ground sublease (the “Sub-Lease”); the related Mortgage encumbers the related Mortgagor’s fee estate, as landlord under the Prime Lease, and the related Mortgagor’s sub-leasehold estate, as tenant under the Sub-lease.  Pursuant to the Prime Lease, the tenant thereunder (the “Tenant/Sub-Lessor”) has a right of first refusal (the “Fee ROFR”) to purchase the related Mortgagor’s fee estate in the related Mortgaged Property upon terms and conditions agreed to by the related Mortgagor with any third party if the related Mortgagor elects to sell such fee estate.  In addition, pursuant to the Sub-Lease, the related Mortgagor, as tenant thereunder, has a right of first refusal (the “Sub-Leasehold ROFR”) to purchase the Tenant/Sub-Lessor’s leasehold estate in the related Mortgaged Property upon terms and conditions agreed to by the Tenant/Sub-Lessor with any third party if the related Tenant/Sub-Lessor elects to sell such leasehold estate.  Pursuant to the terms of the Ground Lessor’s and Ground Sublessor’s Consent, Estoppel Certificate, Recognition Agreement and Amendment of Leases, the Fee ROFR and the Sub-Leasehold ROFR shall not apply to any foreclosure of the related Mortgage (or a deed or assignment in lieu thereof), and shall not apply to any transfer of the related Mortgaged Property by any successor owner following such foreclosure (or deed or assignment in lieu thereof).

(11) Condition of the Property	Candle-Lite Warehouse (Loan No. 31)

The property condition assessment for the related Mortgaged Property identified deferred maintenance items having an estimated cost for completion of approximately $16,000.00.  The related Mortgage Loan documents do not require a reserve or holdback for those costs.

(17) Insurance	Candle-Lite Warehouse (Loan No. 31)

With respect to property insurance, the related Loan Documents permit a deductible for such coverage in an amount equal to $100,000.00. The amount of such deductible may be considered higher than customary.

(17) Insurance	New Orleans MOB Portfolio (Loan No. 15)

With respect to insurance for wind, hail and named storm coverage, the related Loan Documents permit a deductible for such coverage in an amount equal to five percent (5%) of the insured value of the related Mortgaged Property. The amount of such deductible may be considered higher than customary.

(17) Insurance	New Orleans MOB Portfolio – 3712 MacArthur Boulevard (Loan No. 15.03) New Orleans MOB Portfolio – 3000 West Esplanade Avenue (Loan No. 15.04)

Each of the Mortgage Properties are in areas identified as having special flood hazards.  Mortgagor has obtained insurance in an amount equal to the maximum amount available under the National Flood Insurance Program.  At the time of the closing of the Mortgage Loan, no excess flood coverage was available.  The Mortgage Loan documents provide that until such time as Mortgagor obtains such excess coverage in an amount reasonably satisfactory to Lender, the related guarantor is liable for any losses incurred by Lender due to not having such excess coverage.

(17) Insurance	Villas at Atlantic Beach (Loan No. 71)

With respect to insurance for wind storm and hail coverage, the related Loan Documents permit a deductible for such coverage in an amount equal to five percent (5%) of the insured value of the related Mortgaged Property. The amount of such deductible may be considered higher than customary.

(27) Recourse Obligations	32-34 Broad Street (Loan No. 58)

With respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, the recourse obligations for environmental indemnification shall terminate three (3) years after payment in full of such Mortgage Loan if certain conditions more fully

 D-2-23

CIBC Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

set forth in the related Mortgage Loan documents are satisfied, including, without limitation, that the holder of the Mortgage Loan shall have received an environmental inspection report for the Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, and there exists no condition or matter with respect to the Mortgaged Property for which Lender is entitled to be indemnified under such indemnity.

(27) Recourse Obligations	Candle-Lite Warehouse (Loan No. 31)

With respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, the recourse obligations for environmental indemnification shall terminate two (2) years after payment in full of such Mortgage Loan if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, including, without limitation, that the holder of the Mortgage Loan shall have received an environmental inspection report for the Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, and there exists no condition or matter with respect to the Mortgaged Property for which Lender is entitled to be indemnified under such indemnity.

 D-2-24

Natixis Real Estate Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	10000 Santa Monica Boulevard (Loan No. 34)	For insurance policies issued by more than one insurance company, (A) if four (4) or fewer insurance companies issue the policies in the first layer of coverage, then at least 75% of the insured amount shall be provided by insurance companies with a claims paying ability rating of “A” or better (or the equivalent thereof) by each Rating Agency, with no carrier below “BBB+” (or the equivalent thereof) or (B) if five (5) or more insurance companies issue the Policies in the first layer of coverage, then at 60% of the insured amount shall be provided by insurance companies with a claims paying ability rating of “A” or better (or the equivalent thereof) by each Rating Agency, with no carrier below “BBB+”.
(27) Recourse Obligations	All Natixis Mortgage Loans (except for Vanguard Portfolio)	The carveout for section (b)(i) is for misapplication or conversion and does not specifically state misappropriation.
(27) Recourse Obligations	Vanguard Portfolio (Loan No. 3)	There is no guarantor with respect to the Mortgage Loan. The Mortgagor and master lessee are the sole recourse parties.
(27) Recourse Obligations	10000 Santa Monica Boulevard (Loan No. 34)	The indemnification obligations of the Mortgagor and the guarantor under the environmental indemnity agreement will terminate two (2) years after the full and indefeasible payment by the Mortgagor or the guarantor of the Mortgage Loan (the “Release Date”), provided that at the time of such payment the Mortgagor or the guarantor furnishes to the indemnitee an updated environmental report in form and substance, and from an environmental consultant reasonably acceptable to the indemnitee and acceptable to the Rating Agencies, which updated environmental report discloses, as of the date of such repayment, no actual, potential or threatened (A) non-compliance with or violation of applicable environmental laws (or permits issued pursuant to any environmental law) in connection with the Mortgaged Property or operations thereon, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the environmental indemnity agreement or (D) presence or release of hazardous substances in, on, above, or under the Mortgaged Property for which a no further action letter has not been obtained.
(29) Mortgage Releases	All Mortgage Loans transferred by Natixis	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

 D-2-25

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ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
September 2019	35,614,000.00
October 2019	35,614,000.00
November 2019	35,614,000.00
December 2019	35,614,000.00
January 2020	35,614,000.00
February 2020	35,614,000.00
March 2020	35,614,000.00
April 2020	35,614,000.00
May 2020	35,614,000.00
June 2020	35,614,000.00
July 2020	35,614,000.00
August 2020	35,614,000.00
September 2020	35,614,000.00
October 2020	35,614,000.00
November 2020	35,614,000.00
December 2020	35,614,000.00
January 2021	35,614,000.00
February 2021	35,614,000.00
March 2021	35,614,000.00
April 2021	35,614,000.00
May 2021	35,614,000.00
June 2021	35,614,000.00
July 2021	35,614,000.00
August 2021	35,614,000.00
September 2021	35,614,000.00
October 2021	35,614,000.00
November 2021	35,614,000.00
December 2021	35,614,000.00
January 2022	35,614,000.00
February 2022	35,614,000.00
March 2022	35,614,000.00
April 2022	35,614,000.00
May 2022	35,614,000.00
June 2022	35,614,000.00
July 2022	35,614,000.00
August 2022	35,614,000.00
September 2022	35,614,000.00
October 2022	35,614,000.00
November 2022	35,614,000.00
December 2022	35,614,000.00
January 2023	35,614,000.00
February 2023	35,614,000.00
March 2023	35,614,000.00
April 2023	35,614,000.00
May 2023	35,614,000.00
June 2023	35,614,000.00
July 2023	35,614,000.00
August 2023	35,614,000.00
September 2023	35,614,000.00
October 2023	35,614,000.00
November 2023	35,614,000.00
December 2023	35,614,000.00
January 2024	35,614,000.00
February 2024	35,614,000.00
March 2024	35,614,000.00
Distribution Date	Class A-SB Planned Principal Balance ($)
April 2024	35,614,000.00
May 2024	35,614,000.00
June 2024	35,614,000.00
July 2024	35,614,000.00
August 2024	35,613,185.16
September 2024	34,945,961.97
October 2024	34,220,072.31
November 2024	33,547,243.07
December 2024	32,815,906.08
January 2025	32,137,425.72
February 2025	31,456,215.86
March 2025	30,605,675.71
April 2025	29,918,295.07
May 2025	29,172,818.57
June 2025	28,479,669.66
July 2025	27,728,588.18
August 2025	27,029,624.59
September 2025	26,327,847.87
October 2025	25,568,382.81
November 2025	24,860,721.96
December 2025	24,095,539.34
January 2026	23,381,946.99
February 2026	22,665,481.79
March 2026	21,782,968.09
April 2026	21,060,057.61
May 2026	20,280,057.00
June 2026	19,551,092.19
July 2026	18,765,208.62
August 2026	18,025,527.61
September 2026	17,304,880.90
October 2026	16,529,178.34
November 2026	15,802,503.68
December 2026	15,020,943.78
January 2027	14,288,192.61
February 2027	13,552,490.09
March 2027	12,658,825.22
April 2027	11,916,552.75
May 2027	11,119,836.50
June 2027	10,371,361.79
July 2027	9,568,618.82
August 2027	8,813,891.88
September 2027	8,056,123.74
October 2027	7,244,350.38
November 2027	6,480,255.11
December 2027	5,662,333.67
January 2028	4,891,860.23
February 2028	4,118,281.23
March 2028	3,240,704.96
April 2028	2,460,466.00
May 2028	1,626,857.74
June 2028	840,110.43
July 2028	178.00
August 2028 and thereafter	0.00

 E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	25
Risk Factors	61
Description of the Mortgage Pool	146
Transaction Parties	257
Credit Risk Retention	335
Description of the Certificates	346
Description of the Mortgage Loan Purchase Agreements	383
Pooling and Servicing Agreement	392
Certain Legal Aspects of Mortgage Loans	498
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	514
Pending Legal Proceedings Involving Transaction Parties	517
Use of Proceeds	517
Yield and Maturity Considerations	517
Material Federal Income Tax Considerations	529
Certain State and Local Tax Considerations	541
Method of Distribution (Underwriter)	541
Incorporation of Certain Information by Reference	544
Where You Can Find More Information	544
Financial Information	545
Certain ERISA Considerations	545
Legal Investment	549
Legal Matters	550
Ratings	550
Index of Defined Terms	552

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$835,403,000
(Approximate)

Barclays Commercial Mortgage

Securities LLC
Depositor

BBCMS Mortgage Trust 2019-C4
Issuing Entity

Commercial Mortgage Pass-Through Certificates,
Series 2019-C4

Class A-1	$24,699,000
Class A-2	$22,190,000
Class A-3	$11,700,000
Class A-4	$100,000,000	-
	$280,000,000
Class A-5	$281,934,000	-
	$461,934,000
Class A-SB	$35,614,000
Class X-A	$656,137,000
Class X-B	$179,266,000
Class A-S	$100,764,000
Class B	$41,008,000
Class C	$37,494,000

PROSPECTUS

Barclays

Société Générale

UBS Securities LLC

Natixis
Co-Lead Managers and Joint Bookrunners

CIBC World Markets

Drexel Hamilton

Academy Securities
Co-Managers

August     , 2019